As filed with the Securities and Exchange Commission on April 30, 2001

                           Registration No. 333-41410

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                     TO THE
                                   FORM S-11
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                         REDWOOD MORTGAGE INVESTORS VIII
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                       6611                     94-3158788
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

   650 El Camino Real, Suite G, Redwood City, California 94063 (650) 365-5341
          (Address and telephone number of principal executive offices)

   650 El Camino Real, Suite G, Redwood City, California 94063 (650) 365-5341
                     (Address of principal place of business
                    or intended principal place of business)

                               D. Russell Burwell
   650 El Camino Real, Suite G, Redwood City, California 94063 (650) 365-5341
            (Name, address, including zip code and telephone number,
                    including area code of agent for service)

                                   Copies to:

                              Stephen C. Ryan, Esq.
                              Anne R. Knowles, Esq.
                     McCutchen, Doyle, Brown & Enersen, LLP
                  Three Embarcadero Center, Twenty Fifth Floor
                             San Francisco, CA 94119

                        Approximate date of commencement
                         of proposed sale to the public:

   As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

                      Supplement No. 1 dated April 30, 2001
                     to the Prospectus Dated August 31, 2000

                        Redwood Mortgage Investors VIII,
                        A California Limited Partnership

     The following information updates the Prospectus of Redwood Mortgage Investors VIII, a California limited partnership (the "Partnership") dated August 31, 2000 ("the Prospectus").


     Because this is a supplement it only updates the operations and activities of the Partnership to date. Important additional information regarding the business of the Partnership and the risks involved in investing in the Partnership are contained in the Prospectus. You should carefully read the Prospectus along with this Supplement.


     1. Summary of Partnership Activities. The Partnership is engaged in business as a mortgage lender. The Partnership makes loans to individuals and business entities secured by residential, investment or commercial property. In order to ensure repayment of the loans, the loans are secured by first and second, and in some limited cases, third deeds of trust on the property. For a more detailed discussion of deeds of trust and other factors affecting the loans made by the Partnership, you should carefully review the Section of the Prospectus entitled "CERTAIN LEGAL ASPECTS OF PARTNERSHIP LOANS."


     [X] Initial Offerings. In February, 1993, the Partnership initially offered $15,000,000 of limited partnership units. For ease of reference, we shall refer to limited partnership units as "Units." All Units in the initial Offering were sold and the Offering was terminated in October, 1996. The Partnership received total proceeds from the sale of Units in an amount equal to $14,932,017. In order to sell the Units, the Partnership incurred approximately $12,500 in organizational costs that included certain costs and expenses of organizing and forming the Partnership. We also incurred $569,865 in syndication costs which include certain legal, accounting and broker-dealer fees. Overall, total organization and syndication costs were less than anticipated.


     In September, 1996, we elected to continue offering Units in the Partnership in order to continue to increase the Partnership's loan investment portfolio. By increasing the Partnership's loan portfolio, we increased diversity and added additional safety to the portfolio. In December, the Partnership began selling Units in its second offering of $30,000,000. This offering closed in August, 2000. All proceeds from the sale of Units were paid directly to the Partnership. As a result, no escrow was established. The Partnership received total proceeds from the sale of Units in an amount equal to $29,992,574. No expenses were incurred for organizational costs to sell the Units. We also incurred $597,784 in syndication costs which included certain legal, accounting and broker-dealer fees. Overall, total organization and syndication costs were less than anticipated.


     [X] Current Offering. In August, 2000, we elected again to continue offering Units in the Partnership in order to increase the Partnership's loan portfolio. By increasing the Partnership's loan portfolio, we can continue to increase diversity and add additional safety to the Portfolio. In September, 2000, the Partnership began offering Units in its third Offering of $30,000,000. This Offering is ongoing. All proceeds from the sale of Units are paid directly to the Partnership. As a result, no escrow has been established.


     [X] Status of Current Offering. As of March 31, 2001, the Partnership had sold $9,678,249 of Units from the current Offering. This brings the total proceeds received from the initial Offerings and the current Offering to $54,602,840 as of March 31, 2001. As set forth below in the section of this Supplement entitled "Description of Open Loans for the Partnership as of December 31, 2000," the Partnership had outstanding loans with a total principal balance of $68,570,992. As of December 31, 2000, the Partnership had, in connection with its current offering of $30,000,000 of Units, incurred no organizational costs and $229,195 in syndication costs.


     [X] No Adverse Business Development. As of the date of this Supplement, there have been no adverse business developments or conditions in the Partnership, or any prior limited partnerships in which the General Partners are involved, that would be material to a prospective investor.





                  2.       Financial Statements.


     [X] Financial Statements of Partnership. The Financial Statements of the Partnership and Gymno Corporation each as of December 31, 2000 and Redwood Mortgage Corp., as of September 30, 2000 included in this Supplement have been audited by Armanino McKenna, LLP, independent auditors.

                              ARMANINO McKENNA LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                        1855 Olympic Boulevard, Suite 225
                             Walnut Creek, CA 94596
                                 (925) 939-8500



                          INDEPENDENT AUDITORS' REPORT

THE PARTNERS
REDWOOD MORTGAGE INVESTORS VIII
REDWOOD CITY, CALIFORNIA

     We have audited the accompanying balance sheet of REDWOOD MORTGAGE INVESTORS VIII (A California Limited Partnership) and the related statements of income, changes in partners' capital and cash flows for the year ended December 31, 2000. Our audit also included the financial statement schedule listed in the Index at Item 8. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements as of December 31, 1999 and the two years then ended, were audited by other auditors whose report dated March 15, 2000 expressed an unqualified opinion on those financial statements.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REDWOOD MORTGAGE INVESTORS VIII as of December 31, 2000, and the results of its operations and cash flows for the year ended December 31, 2000 in conformity with accounting principals generally accepted in the United States of America. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein..





                            /s/ ARMANINO McKENNA LLP






Walnut Creek, California
February 23, 2001

                        Caporicci, Cropper & Larson, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                           1575 Treat Blvd, Suite 208
                             Walnut Creek, CA 94598
                                 (925) 932-3860



                          INDEPENDENT AUDITOR'S REPORT


THE PARTNERS
REDWOOD MORTGAGE INVESTORS VIII

     We have audited the financial statements and related schedules of REDWOOD MORTGAGE INVESTORS VIII (A California Limited Partnership) listed in Item 8 on form 10-K including balance sheets as of December 31, 1999 and 1998 and the statements of income, changes in partners' capital and cash flows for the three years ended December 31, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REDWOOD MORTGAGE INVESTORS VIII as of December 31, 1999 and 1998, and the results of its operations and cash flows for the three years ended December 31, 1999, in conformity with generally accepted accounting principles. Further, it is our opinion that the schedules referred to above present fairly the information set forth therein in compliance with the applicable accounting regulations of the Securities and Exchange Commission.





                              /s/ A. Bruce Cropper
                        Caporicci, Cropper & Larson, LLP





Walnut Creek, California
March 15, 2000

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                                 BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999


                                     ASSETS

                                                      2000              1999
                                               ---------------    --------------

Cash                                              $1,459,725        $1,602,568
                                               ---------------    --------------

Accounts receivable:
  Loans, secured by deeds of trust                68,570,992        35,693,148
  Accrued Interest on Loans                        1,039,469           711,521
  Advances on Loans                                  172,004            33,251
  Accounts receivable, unsecured                      53,838            49,090
                                               ---------------    --------------
                                                  69,836,303        36,487,010

  Less allowance for doubtful accounts             1,344,938           834,359
                                               ---------------    --------------
                                                  68,491,365        35,652,651
                                               ---------------    --------------



Investment in limited liability corporation, at cost
    which approximates market                              0           373,358
Prepaid expense-deferred loan                         13,416             6,332
                                               ---------------    --------------
                        Total assets             $69,964,506       $37,634,909
                                               ===============    ==============





















The accompanying notes are an integral part of the financial statements

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                                 BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999


                        LIABILITIES AND PARTNERS' CAPITAL


                                                2000                   1999
                                           --------------         --------------
Liabilities:
  Accounts payable and accrued expenses         $30,000                $29,413
  Note payable - bank line of credit         16,400,000                      0
  Deferred interest income                       82,253                213,529
                                           --------------         --------------
                   Total liabilities         16,512,253                242,942
                                           --------------         --------------
Investors in applicant status                   224,900                330,000
                                           --------------         --------------

Partners' capital:
     Limited partners' capital, subject to
     redemption Net of unallocated
     syndication costs of $310,438 and
     $342,334 for 2000 and 1999,
     respectively: and formation loan
     receivable of $3,010,871 and
     $2,158,674 for 2000 and 1999,
     respectively                            53,180,209             37,030,017

     General partners' capital, net of
     unallocated syndication costs of
     $3,136 and $3,458 for 2000 and 1999,
     respectively                                47,144                 31,950
                                           --------------         --------------
          Total partners' capital            53,227,353             37,061,967
                                           --------------         --------------
          Total liabilities and partners'
          capital                           $69,964,506            $37,634,909
                                           ==============         ==============

















The accompanying notes are an integral part of the financial statements.


                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                              STATEMENTS OF INCOME
                   FOR THE THREE YEARS ENDED DECEMBER 31, 2000


                                                                            YEARS ENDED DECEMBER 31,
                                                               ----------------------------------------------------
                                                                   1999               1998                2000
                                                               --------------     --------------    ---------------
Revenues:
  Interest on Loans                                               $6,261,470         $4,337,427         $3,376,293
  Interest on bank deposits                                           11,154              8,197              8,946
  Late charges                                                        65,520             27,859             19,384
  Miscellaneous                                                       10,675             52,762              1,398
                                                               --------------     --------------    ---------------
                                                                   6,348,819          4,426,245          3,406,021
                                                               --------------     --------------    ---------------
Expenses:
  Mortgage servicing fees                                            505,823            359,464            295,052
  Interest on note payable - bank                                    887,546            526,697            513,566
  Amortization of loan origination fees                               11,667             10,503             11,415
  Provision for doubtful accounts and losses on
    real estate acquired through foreclosure                         375,579            408,890            162,969
  Asset management fee - General Partner                              60,595             42,215             31,651
  Amortization of organization costs                                       0                  0              1,875
  Clerical costs through Redwood Mortgage Corp.                      113,580             85,171             67,453
  Professional services                                               64,356             31,814             27,462
  Printing, supplies and postage                                      18,249              7,102              7,089
  Other                                                               19,206             10,195              8,907
                                                               --------------     --------------    ---------------
                                                                   2,056,601          1,482,051          1,127,439
                                                               --------------     --------------    ---------------
Income before interest credited to partners
   in applicant status                                             4,292,218          2,944,194          2,278,582

Interest credited to partners in applicant status                      4,757              1,914              4,454
                                                               --------------     --------------    ---------------
Net income                                                        $4,287,461         $2,942,280         $2,274,128
                                                               ==============     ==============    ===============
Net income: To General Partners (1%)                                 $42,875            $29,423            $22,741
                     To Limited Partners (99%)                     4,244,586          2,912,857          2,251,387
                                                               --------------     --------------    ---------------
Total - net income                                                $4,287,461         $2,942,280         $2,274,128
                                                               ==============     ==============    ===============
Net income per $1,000 invested by Limited Partners for entire period:
-where income is reinvested and compounded                               $86                $84                $84
                                                               ==============     ==============    ===============

-where partner receives income in monthly distributions                  $83                $81                $81
                                                               ==============     ==============    ===============






The accompanying notes are an integral part of the financial statements.



                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                   FOR THE THREE YEARS ENDED DECEMBER 31, 2000

                                                                                      PARTNERS' CAPITAL
                                                             --------------------------------------------------------------------
                                                                                  LIMITED PARTNERS' CAPITAL
                                                             --------------------------------------------------------------------
                                       Partners In        Capital Acct       Unallocated          Formation
                                        Applicant           Limited          Syndication             Loan
                                          Status           Partners             Costs             Receivable              Total
                                       -------------    ----------------    ---------------     ---------------     --------------
Balances at January 1, 1998                      $0         $22,733,408         $(431,994)        $(1,386,693)        $20,914,721
Contributions on application              5,105,559                   0                  0                   0                  0
Formation loan increases                          0                   0                  0           (403,518)          (403,518)
Formation loan payments                           0                   0                  0             133,580            133,580
Interest credited to partners
        in applicant status                   4,454                   0                  0                   0                  0
Upon admission to partnership:
    Interest withdrawn                      (1,553)                   0                  0                   0                  0
    Transfers to partners' capital      (5,108,460)           5,103,359                  0                   0          5,103,359
Net income                                        0           2,251,387                  0                   0          2,251,387
Syndication costs incurred                        0                   0          (126,453)                   0          (126,453)
Allocation of syndication costs                   0           (196,317)            196,317                   0                  0
Partners' withdrawals                             0           (847,661)                  0                   0          (847,661)
Early withdrawal penalties                        0            (24,066)              8,255              15,727               (84)
                                       -------------    ----------------    ---------------     ---------------     --------------
Balances at December 31, 1998                     0          29,020,110          (353,875)         (1,640,904)         27,025,331
Contributions on application              9,530,318                   0                  0                   0                  0
Formation loan increases                          0                   0                  0           (708,461)          (708,461)
Formation loan payments                           0                   0                  0             164,731            164,731
Interest credited to partners
        in applicant status                   1,914                   0                  0                   0                  0
Upon admission to partnership:
    Interest withdrawn                      (1,002)                   0                  0                   0                  0
    Transfers to partners' capital      (9,201,230)           9,191,719                  0                   0          9,191,719
Net Income                                        0           2,912,857                  0                   0          2,912,857
Syndication costs incurred                        0                   0          (177,099)                   0          (177,099)
Allocation of syndication costs                   0           (175,012)            175,012                   0                  0
Partners' withdrawals                             0         (1,378,924)                  0                   0        (1,378,924)
Early withdrawal penalties                        0            (39,725)             13,628              25,960              (137)
                                       -------------    ----------------    ---------------     ---------------     --------------
Balances at December 31, 1999               330,000          39,531,025          (342,334)         (2,158,674)         37,030,017
Contributions on application             14,887,081                   0                  0                   0                  0
Formation loan increases                          0                   0                  0         (1,102,196)        (1,102,196)
Formation loan payments                           0                   0                  0             230,116            230,116
Interest credited to partners
        in applicant status                   4,757                   0                  0                   0                  0
Upon admission to partnership:
    Interest withdrawn                        (779)                   0                  0                   0                  0
    Transfers to partners' capital     (14,996,159)          14,981,287                  0                   0         14,981,287
Net income                                        0           4,244,586                  0                   0          4,244,586
Syndication costs incurred                        0                   0          (266,903)                   0          (226,903)
Allocation of syndication costs                   0           (248,361)            248,361                   0                  0
Partners' withdrawals                             0         (1,976,594)                  0                   0        (1,976,594)
Early withdrawal penalties                        0            (30,425)             10,438              19,883              (104)
                                       -------------    ----------------    ---------------     ---------------     --------------
Balances at December 31, 2000              $224,900         $56,501,518         $(310,438)        $(3,010,871)        $53,180,209
                                       =============    ================    ===============     ===============     ==============

The accompanying notes are an integral part of the financial statements



                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                                        FOR THE THREE YEARS ENDED DECEMBER 31, 2000
                                                                               PARTNERS' CAPITAL
                                                    -------------------------------------------------------------------------
                                                                           GENERAL PARTNERS' CAPITAL
                                                    -------------------------------------------------------------------------
                                                     Capital Acct        Unallocated                             Total
                                                        General          Syndication          Total            Partners'
                                                       Partners             Costs                               Capital
                                                    ----------------    --------------     -------------    ----------------
Balances at January 11, 1998                                $20,796          $(4,364)           $16,432         $20,931,153

Contributions on application                                      0                 0                 0                   0
Formation loan increases                                          0                 0                 0           (403,518)
Formation loan payments                                           0                 0                 0             133,580
Interest  credited  to  partners  in  applicant                   0                 0                 0                   0
status
Upon admission to partnership:
    Interest withdrawn                                            0                 0                 0                   0
    Transfers to partners' capital                            5,101                 0             5,101           5,108,460
Net income                                                   22,741                 0            22,741           2,274,128
Syndication costs incurred                                        0           (1,277)           (1,277)           (127,730)
Allocation of syndication costs                             (1,983)             1,983                 0                   0
Partners' withdrawals                                      (20,758)                 0          (20,758)           (868,419)
Early withdrawal penalties                                        0                84                84                   0
                                                    ----------------    --------------     -------------    ----------------
Balances at December 31, 1998                                25,897           (3,574)            22,323          27,047,654
Contributions on application                                      0                 0                 0                   0
Formation loan increases                                          0                 0                 0           (708,461)
Formation loan payments                                           0                 0                 0             164,731
Interest  credited  to  partners  in  applicant                   0                 0                 0                   0
status
Upon admission to partnership:
    Interest withdrawn                                            0                 0                 0                   0
    Transfers to partners' capital                            9,511                 0             9,511           9,201,230
Net income                                                   29,423                 0            29,423           2,942,280
Syndication costs incurred                                        0           (1,789)           (1,789)           (178,888)
Allocation of syndication costs                             (1,768)             1,768                 0                   0
Partners' withdrawals                                      (27,655)                 0          (27,655)         (1,406,579)
Early withdrawal penalties                                        0               137               137                   0
                                                    ----------------    --------------     -------------    ----------------
Balances at December 31, 1999                                35,408           (3,458)            31,950          37,061,967
Contributions on application                                      0                 0                 0                   0
Formation loan increases                                          0                 0                 0         (1,102,196)
Formation loan payments                                           0                 0                 0             230,116
Interest  credited  to  partners  in  applicant                   0                 0                 0                   0
status
Upon admission to partnership:
    Interest withdrawn                                            0                 0                 0                   0
    Transfers to partners' capital                           14,872                 0            14,872          14,996,159
Net income                                                   42,875                 0            42,875           4,287,461
Syndication costs incurred                                        0           (2,291)           (2,291)           (229,194)
Allocation of syndication costs                             (2,509)             2,509                 0                   0
Partners' withdrawals                                      (40,366)                 0          (40,366)         (2,016,960)
Early withdrawal penalties                                        0               104               104                   0
                                                    ----------------    --------------     -------------    ----------------
Balances at December 31, 2000                               $50,280          $(3,136)           $47,144         $53,227,353
                                                    ================    ==============     =============    ================

The accompanying notes are an integral part of the financial statements


                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                            STATEMENTS OF CASH FLOWS
                   FOR THE THREE YEARS ENDED DECEMBER 31, 2000

                                                                        2000                1999              1998
                                                                   ---------------     ---------------    --------------
Cash flows from operating activities:
  Net income                                                           $4,287,461          $2,942,280        $2,274,128
  Adjustments to reconcile net income to net cash
        provided by operating activities:
    Amortization of organization costs                                          0                   0             1,875
    Provision for doubtful accounts.                                      510,579             420,286           156,573
    Provision for losses (gains) on real estate held for sale                   0            (11,396)             6,396
Change in operating asset and liabilities:
    Accounts payable                                                          587              26,913             (855)
    Accrued interest & advances                                         (466,701)            (74,209)         (122,783)
    Amount due from related companies                                     (4,748)               (241)             2,999
    Deferred loan fee                                                       6,332               5,503           (1,684)
    Deferred interest income                                            (131,276)              88,724            41,739
                                                                   ---------------     ---------------    --------------
      Net cash provided by operating activities                         4,202,234           3,397,860         2,358,388
                                                                   ---------------     ---------------    --------------

Cash flows from investing activities:

    Principal collected on Loans                                       16,411,445          20,243,729        14,262,838
    Loans made                                                       (49,289,289)        (24,030,919)      (20,863,807)
    Proceeds from real estate held for sale                                     0              79,282                 0
    Payments for real estate held for sale                                      0             (1,886)           (2,258)
    Dispositions of (Additions to) Limited Liability Corporation          359,942            (69,219)          (53,000)
    Accounts receivables, unsecured - (disbursements) receipts                  0                   0            13,995
                                                                   ---------------     ---------------    --------------

      Net cash used in investing activities                          (32,517,902)         (3,779,013)       (6,642,232)
                                                                   ---------------     ---------------    --------------
Cash flows from financing activities:

   Increase (decrease) in note payable-bank, net                       16,400,000         (5,947,000)           307,000
   Contributions by partner applicants                                 14,887,081           9,530,318         5,105,559
   Interest credited to partners in applicant status                        4,757               1,914             4,454
   Interest withdrawn by partners in applicant status                       (779)             (1,002)           (1,553)
   Partners withdrawals                                               (2,016,960)         (1,406,579)         (868,419)
   Syndication costs incurred                                           (229,194)           (178,888)         (127,730)
   Formation loan increases                                           (1,102,196)           (708,461)         (403,518)
   Formation loan collections                                             230,116             164,731           133,580
                                                                   ---------------     ---------------    --------------
      Net cash used in financing activities                            28,172,825           1,455,033         4,149,373
                                                                   ---------------     ---------------    --------------
Net increase (decrease) in cash and cash equivalents                    (142,843)           1,073,880         (134,471)

Cash - beginning of period                                              1,602,568             528,688           663,159
                                                                   ---------------     ---------------    --------------
Cash - end of period                                                    1,459,725          $1,602,568          $528,688
                                                                   ===============     ===============    ==============
Cash paid for interest                                                   $887,546            $526,697          $513,566


The accompanying notes are an integral part of these financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 1 - ORGANIZATION AND GENERAL

     Redwood Mortgage Investors VIII, a California Limited Partnership (the "Partnership"), was organized in 1993 of which D. Russell Burwell, Michael R. Burwell, Gymno Corporation and Redwood Mortgage Corp., both California Corporations, are the General Partners. The Partnership was organized to engage in business as a mortgage lender for the primary purpose of making loans secured by Deeds of Trust on California real estate. Loans are being arranged and serviced by Redwood Mortgage Corp., an affiliate of the General Partners. At December 31, 2000, the Partnership was in the offering stage, wherein contributed capital totaled $49,758,250 in limited partner contributions of an approved aggregate offering of $75,000,000, in Units. As of December 31, 2000, $224,900 remained in applicant status, and total Units sold were in the aggregate of $49,983,150.

     A minimum of $250,000 and a maximum of $15,000,000 in Units were initially offered through qualified broker-dealers. This initial offering was closed in October 1997. In December 1996, the Partnership commenced a second offering of an additional $30,000,000 in Units. This offering was closed on August 30, 2000 and on August 31, 2000, the partnership commenced a third offering for an additional 30,000,000 Units ($30,000,000). As loans are identified, partners are transferred from applicant status to admitted partners participating in loan operations. Each month's income is distributed to partners based upon their proportionate share of partners' capital. Some partners have elected to withdraw income on a monthly, quarterly or annual basis.

     A. Sales Commissions - Formation Loan Sales commissions are not paid directly by the Partnership out of the offering proceeds. Instead, the Partnership loans to Redwood Mortgage Corp., an affiliate of the General Partners, amounts to pay all sales commissions and amounts payable in connection with unsolicited orders. This loan is referred to as the "Formation Loan". It is unsecured and non-interest bearing.

     The Formation Loan relating to the initial $15,000,000 offering totaled $1,074,840, which was 7.2% of limited partners contributions of $14,932,017 (under the limit of 9.1% relative to the initial offering). It is to be repaid, without interest, in ten annual installments of principal, which commenced on January 1, 1997, following the year the initial offering closed, which was in 1996.

     The Formation Loan relating to the second offering ($30,000,000) totaled $2,271,916 at December 31, 2000, which was 6.7% of the limited partners contributions of $29,992,574. Sales commissions range from 0% (units sold by General Partners) to 9% of gross proceeds. The Partnership anticipates that the sales commissions will approximate 7.6% based on the assumption that 65% of investors will elect to reinvest earnings, thus generating 9% commissions. The principal balance of the Formation Loan will increase as additional sales of Units are made each year. The amount of the annual installment payment to be made by Redwood Mortgage Corp., during the offering stage, will be determined at annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year with the first such payment beginning December 31, 1997. Upon completion of the offering, the balance will be repaid in ten equal annual installments.


                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

The following summarizes Formation Loan transactions to December 31, 2000:

                                               Initial          Subsequent           Current
                                             Offering of        Offering of        Offering of
                                             $15,000,000        $30,000,000        $30,000,000           Total
                                            ---------------    --------------     --------------    ----------------

Limited Partner contributions                  $14,932,017       $29,992,574         $4,833,659         $49,758,250
                                            ===============    ==============     ==============    ================

Formation Loan made                             $1,074,840        $2,271,916           $378,154          $3,724,910
Payments to date                                 (369,342)         (267,043)                  0           (636,385)
Early withdrawal penalties applied                (77,654)                 0                  0            (77,654)
                                            ---------------    --------------     --------------    ----------------

Balance December 31, 2000                         $627,844        $2,004,873           $378,154          $3,010,871
                                            ===============    ==============     ==============    ================
Percent loaned of Partners'
   Contributions                                      7.2%              7.6%               7.8%                7.5%
                                            ===============    ==============     ==============    ================

     The Formation Loan, which is receivable from Redwood Mortgage Corp., an affiliate of the General Partners, has been deducted from Limited Partners'
Capital in the balance  sheet.  As amounts are collected  from Redwood  Mortgage
Corp., the deduction from capital will be reduced.

B. Other Organizational and Offering Expenses
Organizational and offering expenses, other than sales commissions, (including printing costs, attorney and accountant fees, registration and filing fees and other costs), will be paid by the Partnership.

Through December 31,  2000, organization  costs of $12,500 and syndication costs of $1,396,843 had been incurred by the Partnership with the following distribution:
                                               Syndication
                                           Organization
                                                    Costs           Costs             Total
                                           -----------------     -------------    ---------------
Costs incurred                                   $1,396,843           $12,500       $1,409,343
Early withdrawal penalties applied                 (42,097)                 0           (42,097)
Allocated and amortized to date                 (1,041,172)          (12,500)        (1,053,672)
                                           -----------------     -------------    ---------------
December 31, 2000 balance                          $313,574                $0           $313,574
                                           =================     =============    ===============

     Organization  and syndication  costs  attributable to the initial  offering
($15,000,000)  were  limited  to the  lesser  of 10% of the  gross  proceeds  or
$600,000 with any excess being paid by the General  Partners.  Applicable  gross proceeds were  $14,932,017.  Related  expenditures  totaled  $582,365  ($569,865 syndication costs plus $12,500 organization expense) or 3.90%.

     As of December 31, 1999 syndication costs attributable to the subsequent offering #2 ($30,000,000) totaled $597,784, (2.0% of contributions), with the costs of the offering being greater at the initial stages due to professional and filing fees related to formulating the offering documents.

     In August 2000 the current offering #3 began incurring  syndication  costs.
As  of  December  31,  2000  the  offering  had  incurred   $229,195   (4.5%  of
contributions),  with the costs of the  offering  being  greater at the  initial stages due to  professional  and filing fees related to formulating the offering documents.  The syndication costs payable by the Partnership are estimated to be
$1,200,000 if the maximum is sold (4% of $30,000,000). The General Partners will pay any syndication  expenses  (excluding selling  commissions) in excess of ten percent of the gross proceeds or $1,200,000.


                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A Accrual Basis

     Revenues and expenses are accounted for on the accrual basis of accounting wherein income is recognized as earned and expenses are recognized as incurred. Once a loan is categorized as impaired, interest is no longer accrued thereon.

B. Management Estimates

     In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the related periods. Such estimates relate principally to the determination of the allowance for doubtful accounts, including the valuation of impaired loans, and the valuation of real estate acquired through foreclosure. Actual results could differ significantly from these estimates.

C. Loans, Secured by Deeds of Trust

     The Partnership has both the intent and ability to hold the loans to maturity, i.e., held for long-term investment. Therefore they are valued at cost for financial statement purposes with interest thereon being accrued by the simple interest method.

     Financial Accounting Standards Board Statements (SFAS) 114 and 118 (effective January 1, 1995) provide that if the probable ultimate recovery of the carrying amount of a loan, with due consideration for the fair value of collateral, is less than the recorded investment and related amounts due and the impairment is considered to be other than temporary, the carrying amount of the investment (cost) shall be reduced to the present value of future cash flows. The adoption of these statements did not have a material effect on the financial statements of the Partnership because that was the valuation method previously used on impaired loans.

     At December 31, 2000, 1999, and 1998, there were no loans categorized as impaired by the Partnership. Had there been a computed amount for the reduction in carrying values of impaired loans, the reduction would have been included in the allowance for doubtful accounts.

     As presented in Note 10 to the financial statements, the average loan to appraised value of security at the time the losses were consummated was 54.88%. When a loan is valued for impairment purposes, an updating is made in the valuation of collateral security. However, such a low loan to value ratio has the tendency to minimize reductions for impairment.

D. Cash and Cash Equivalents

     For purposes of the statements of cash flows, cash and cash equivalents include interest bearing and non-interest bearing bank deposits.

E. Real Estate Owned, Held for Sale

     Real Estate owned, held for sale, includes real estate acquired through foreclosure and is stated at the lower of the recorded investment in the property, net of any senior indebtedness, or at the property's estimated fair value, less estimated costs to sell. At December 31, 2000, there were no properties acquired by the Partnership as real estate owned (REO).

F. Income Taxes

     No provision for Federal and State income taxes is made in the financial statements since income taxes are the obligation of the partners if and when income taxes apply.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
G. Organization and Syndication Costs

     The Partnership bears its own organization and syndication costs (other than certain sales commissions and fees described above) including legal and accounting expenses, printing costs, selling expenses, and filing fees. Organizational costs have been capitalized and were amortized over a five-year period. Syndication costs are charged against partners' capital and are being allocated to individual partners consistent with the partnership agreement.

H. Allowance for Doubtful Accounts

     Loans and the related accrued interest, fees, and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the loan system. A provision is made for bad debt to adjust the allowance for doubtful accounts to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable accounts receivable, including impaired loans, other loans, accrued interest and advances on loans, and other accounts receivable (unsecured). The composition of the allowance for doubtful accounts as of December 31, 2000, and 1999 was as follows:

                                                 December 31,
                                        --------------------------------
                                              2000               1999
                                        -------------       ------------
Impaired loans                                    $0                 $0
Unspecified loans                          1,291,151            795,268
Amounts receivable, unsecured                 53,787             39,091
                                        -------------       ------------
                                          $1,344,938           $834,359
                                        =============       ============

I. Net Income Per $1,000 Invested

     Amounts reflected in the statements of income as net income per $1,000 invested by Limited Partners for the entire period are actual amounts allocated to Limited Partners who held their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive monthly distributions of their net income. Individual income is allocated each month based on the Limited Partners' pro rata share of Partners' Capital. Because the net income percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or select other options.

NOTE 3 - GENERAL PARTNERS AND RELATED PARTIES

The following are commissions and/or fees which are paid to the General Partners and/or related parties.

A. Mortgage Brokerage Commissions

     For fees in connection with the review, selection, evaluation, negotiation and extension of Partnership loans in an amount to 12% of the loans until 6 months after the termination date of the offering. Thereafter, loan brokerage commissions will be limited to an amount not to exceed 4% of the total Partnership assets per year. The loan brokerage commissions are paid by the borrowers, and thus, are not an expense of the Partnership. In 2000 and 1999, loan brokerage commissions paid by the borrowers were $1,877,921 and $682,118, respectively.

B. Mortgage Servicing Fees

     Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal is paid to Redwood Mortgage Corp., or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located. Mortgage servicing fees of $505,823, $359,464 and $295,052 were incurred for the year ended December 31, 2000, 1999 and 1998, respectively.

C. Asset Management Fee

     The General Partners receive monthly fees for managing the Partnership's loan portfolio and operations up to 1/32 of 1% of the "net asset value" (3/8 of 1% annual). Management fees of $60,595, $42,215 and $31,651 were incurred for years 2000, 1999 and 1998, respectively.

D. Other Fees

     The Partnership Agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to parties related to the General Partners.

E. Income and Losses

     All income and losses are credited or charged to partners in relation to their respective partnership interests. The partnership interest of the General Partners (combined) shall be a total of 1%.

F. Operating Expenses

     The General Partners or their affiliate (Redwood Mortgage Corp.) are reimbursed by the Partnership for all operating expenses actually incurred by them on behalf of the Partnership, including without limitation, out-of-pocket general and administration expenses of the Partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to Limited Partners. Such reimbursements are reflected as expenses in the Statement of Income.

     The General Partners collectively or severally were to contribute 1/10 of 1% in cash contributions as proceeds from the offering are admitted to Limited Partner capital. As of December 31, 2000 a General Partner, Gymno Corporation, had contributed $49,971, as capital in accordance with Section 4.02(a) of the Partnership Agreement.

NOTE 4 - OTHER PARTNERSHIP PROVISIONS

A. Applicant Status

     Subscription funds received from purchasers of Units are not admitted to the Partnership until appropriate lending opportunities are available. During the period prior to the time of admission, which is anticipated to be between 1-120 days in most cases, purchasers' subscriptions will remain irrevocable and will earn interest at money market rates, which are lower than the anticipated return on the Partnership's loan portfolio.

     During the periods ending December 31, 2000, 1999 and 1998, interest totaling $4,757, $1,914 and $4,454, respectively, was credited to partners in applicant status. As loans were made and partners were transferred to regular status to begin sharing in income from loans secured by deeds of trust, the interest credited was either paid to the investors or transferred to partners' capital along with the original investment.

B. Term of the Partnership

     The term of the Partnership is approximately 40 years, unless sooner terminated as provided. The provisions provide for no capital withdrawal for the first five years, subject to the penalty provision set forth in (E) below. Thereafter, investors have the right to withdraw over a five-year period, or longer.

C. Election to Receive Monthly, Quarterly or Annual Distributions

     At subscription, investors elect either to receive monthly, quarterly or annual distributions of earnings allocations, or to allow earnings to compound. Subject to certain limitations, a compounding investor may subsequently change his election, but an investor's election to have cash distributions is irrevocable.

D. Profits and Losses

     Profits and losses are allocated among the Limited Partners according to their respective capital accounts after 1% is allocated to the General Partners.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

E. Liquidity, Capital Withdrawals and Early Withdrawals

     There are substantial restrictions on transferability of Units and accordingly an investment in the Partnership is non-liquid. Limited Partners have no right to withdraw from the Partnership or to obtain the return of their capital account for at least one year from the date of purchase of Units. In order to provide a certain degree of liquidity to the Limited Partners after the one-year period, Limited Partners may withdraw all or part of their Capital Accounts from the Partnership in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty. The 10% penalty is applicable to the amount withdrawn as stated in the Notice of Withdrawal and will be deducted from the Capital Account.

     After five years from the date of purchase of the Units, Limited Partners have the right to withdraw from the Partnership on an installment basis. Generally this is done over a five-year period in twenty (20) quarterly installments. Once a Limited Partner has been in the Partnership for the minimum five-year period, no penalty will be imposed if withdrawal is made in twenty
(20) quarterly installments or longer. Notwithstanding the five-year (or longer) withdrawal period, the General Partners may liquidate all or part of a Limited Partner's capital account in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given. This withdrawal is subject to a 10% early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn without penalty.

     The Partnership will not establish a reserve from which to fund withdrawals and, accordingly, the Partnership's capacity to return a Limited Partner's capital is restricted to the availability of Partnership cash flow.

F. Guaranteed Interest Rate For Offering Period

     During the period commencing with the day a Limited Partner is admitted to the Partnership and ending 3 months after the offering termination date, the General Partners shall guarantee an earnings rate equal to the greater of actual earnings from mortgage operations or 2% above The Weighted Average cost of Funds Index for the Eleventh District Savings Institutions (Savings & Loan & Thrift Institutions) as computed by the Federal Home Loan Bank of San Francisco on a monthly basis, up to a maximum interest rate of 12%. To date, actual realization exceeded the guaranteed amount for each month.

NOTE 5- LEGAL PROCEEDINGS

The Partnership is not a defendant in any legal actions.

NOTE 6 - NOTE PAYABLE - BANK LINE OF CREDIT

     The Partnership has a bank line of credit expiring June 30, 2002, of up to $20,000,000 at .25% over prime secured by its Loan portfolio. The note payable balances were $16,400,000 and $0 at December 31, 2000, and 1999, respectively. The interest rate was 9.75% at December 31, 2000, (9.50% prime plus .25%).

NOTE 7 - INVESTMENT IN LIMITED LIABILITY CORPORATION

     As a result of acquiring real property through foreclosure, the Partnership contributed its interest (principally land) to a Limited Liability Corporation
(LLC), which was owned 100% by the Partnership. During the year ended December 31, 2000, the LLC completed construction and sold the property for a gain of $140,895.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 8 - INCOME TAXES

The following reflects reconciliation from net assets (Partners' Capital) reflected in the financial statements to the tax basis of those net assets:
                                                            December 31,
                                                   -----------------------------
                                                       2000             1999
                                                   ------------      -----------
Net Assets - partners' capital per
      financial statements                          $53,227,353      $37,061,967
Non-amortized syndication costs                         313,574          345,792
Allowance for doubtful accounts                       1,344,938          834,359
Formation loans receivable                            3,010,871        2,158,674
                                                   ------------      -----------
Net assets tax basis                                $57,896,736      $40,400,792
                                                   ============      ===========

     In 2000 and 1999, approximately 54% and 58% of taxable income was allocated to tax exempt organizations, i.e., retirement plans, respectively. Such plans do not have to file income tax returns unless their "unrelated business income" exceeds $1,000. Applicable amounts become taxable when distribution is made to participants.

NOTE 9 - FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of financial instruments:

     (a) Cash and Cash Equivalents. The carrying amount equals fair value. All amounts, including interest bearing, are subject to immediate withdrawal.

     (b) Loans (see note 2(c)) carrying value was $68,570,992 at December 31, 2000. The fair value of these investments of $69,150,298 was estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The applicable amount of the allowance for doubtful accounts along with accrued interest and advances related thereto should also be considered in evaluating the fair value versus the carrying value.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 10- ASSET CONCENTRATIONS AND CHARACTERISTICS

The loans are secured by recorded deeds of trust. At December 31, 2000, there were 68 loans outstanding with the following characteristics:

Number of loans outstanding                                                   68
Total loans outstanding                                              $68,570,992

Average loan outstanding                                              $1,008,397
Average loan as percent of total                                           1.47%
Average loan as percent of Partners' Capital                               1.89%

Largest loan outstanding                                               4,000,000
Largest loan as percent of total                                           5.83%
Largest loan as percent of Partners' Capital                               7.51%

Number of counties where security is located (all California)                 12
Largest percentage of loans in one county                                 41.72%
Average loan to appraised value of security
    at time loan was consummated                                          54.88%

Number of loans in foreclosure status                                          0
Amount of loans in foreclosure                                                 0

The following loan categories were held at December 31, 2000 and 1999:

                                                    2000                1999
                                              --------------       -------------

First Trust Deeds                               $37,806,032          $19,388,394
Second Trust Deeds                               29,799,535           16,082,803
Third Trust Deeds                                   965,425              221,951
                                              --------------       -------------
  Total loans                                    68,570,992           35,693,148
Prior liens due other lenders                    37,584,916           23,719,420
                                              --------------       -------------
  Total debt                                   $106,155,908          $59,412,568
                                              ==============       =============

Appraised property value at time of loan       $193,420,663          $97,556,330
                                              ==============       =============

Total investments as a percent of appraisals          54.88%              60.90%
                                              ==============       =============

Investments by Type of Property

Owner occupied homes                             $9,753,617           $7,336,276
Non-Owner occupied homes                         16,471,074           10,957,622
Apartments                                        8,458,610              302,797
Commercial                                       33,887,691           17,096,453
                                              ---------------      -------------
                                                $68,570,992          $35,693,148
                                              ===============      =============

The interest rates on the loans range from 8.00% to 18.00% at December 31, 2000.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

Scheduled maturity dates of loans as of December 31, 2000 are as follows:

                        Year Ending
                       December 31,            Amount
                      ----------------    -----------------
                           2001                $42,414,963
                           2002                 14,457,279
                           2003                  5,300,000
                           2004                  1,556,762
                           2005                  1,694,680
                        Thereafter               3,147,308
                                          -----------------
                                               $68,570,992
                                          =================


     The scheduled maturities for 2001 include approximately $4,706,644 (6.7%) in loans, which are past maturity at December 31, 2000. Interest payment on only three of these loans was delinquent.

     The cash balance at December 31, 2000 of $1,459,725 (2.1%) was in one bank with interest bearing balances totaling $1,204,161. The balances exceeded FDIC insurance limits (up to $100,000 per bank) by $1,359,725. This bank is the same financial institution that has provided the Partnership with the $20,000,000 limit line of credit (LOC). At December 31, 2000, the LOC had a balance of $16,400,000. As and when deposits in the Partnership's bank accounts increase significantly beyond the insured limit, the funds are either placed on new loans or used to pay-down the line of credit balance.

                              ARMANINO McKENNA LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                        1855 Olympic Boulevard, Suite 225
                             Walnut Creek, CA 94596
                                 (925) 939-8500



                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Gymno Corporation
Redwood City, California

     We have audited the accompanying balance sheets of Gymno Corporation as of December 31, 2000 and 1999, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gymno Corporation as of December 31, 2000 and 1999, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



                                   ARMANINO McKENNA LLP


February 28, 2001

                                GYMNO CORPORATION
                                 Balance Sheets
                           December 31, 2000 and 1999

                                     ASSETS
                                                                                             2000             1999
                                                                                       ---------------------------
Cash in bank                                                                            $      991       $   2,508
Deferred income tax benefits                                                                    158            174
Recoverable income taxes                                                                        323             -
                                                                                       -------------   -----------
   Total current assets                                                                      1,472           2,682
                                                                                       ------------    -----------
Investment in partnerships, at  net equity
   Redwood Mortgage Investors IV                                                             7,500           7,500
   Redwood Mortgage Investors V                                                              5,000           5,000
   Redwood Mortgage Investors VI                                                             9,773           9,773
   Redwood Mortgage Investors VII                                                           11,998          12,048
   Redwood Mortgage Investors VIII                                                          49,971          35,099
                                                                                       -----------      ----------
                                                                                            84,242          69,420
                                                                                       -----------      ----------
                                                                                          $ 85,714        $ 72,102
                                                                                       ===========      ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
   Accounts payable - related partners                                                  $   1,360        $     436
   Accrued income taxes                                                                         -              535
   Loan from Redwood Mortgage Corp.                                                        17,562           11,985
                                                                                       -----------      ----------
     Total current liabilities                                                             18,922           12,956
                                                                                       -----------      ----------
Stockholders' equity
   Common stock, no par; authorized 1,000,000
     shares; issued and outstanding 500 shares                                              5,000            5,000
   Paid-in surplus                                                                          7,500            7,500
   Retained earnings                                                                       54,292           46,646
                                                                                       -----------      ----------
     Total stockholders' equity                                                            66,792           59,146
                                                                                       -----------      ----------

                                                                                         $ 85,714         $ 72,102
                                                                                       ===========      ==========


                                GYMNO CORPORATION
                          Notes to Financial Statements
                           December 31, 2000 and 1999
                           -------------------------


1.     Organization

     Gymno Corporation (the "Company") was formed in July 1986 by D. Russell Burwell and Michael R. Burwell, each owning 250 shares, for the purpose of serving as corporate General Partner of California limited partnerships, (presently Redwood Mortgage Investors I, II, III, IV, V, VI, VII and VIII) which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

     As corporate General Partner, the Company receives management fees and/or a small percentage (1/3 of 1%) income for its services, which are performed by the stockholders. In addition, the Company receives reconveyance fees.

2.     Summary of Significant Accounting Policies

       Basis of accounting

       The accompanying financial statements were prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred.

       Earnings per share

     Earnings per share, included in the statements of income, were calculated by dividing net income by the weighted average of common stock shares outstanding during the period. There is only one class of shares and there are no provisions or agreements which could dilute earnings per share.

       Income taxes

     The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities using currently enacted tax rates and laws. The significant transactions giving rise to deferred taxes are state income taxes.

                                GYMNO CORPORATION
                          Notes to Financial Statements
                           December 31, 2000 and 1999
                           -------------------------


2.       Summary of Significant Accounting Policies (cont.)


                                   December 31, 2000
                                 -------------------
                                                                     Gymno               Gymno             Gymno
                                 Equity or                         Partnership          Percent of        Percent of
                                Net Assets         Net Income       Investment          Net Assets         Income
                          ----------------- ------------------ ----------------- ------------------ -----------------

      RMI 4                      6,478,583            471,919            7,500               0.12%             1.59%
      RMI 5                      2,655,123            140,211            5,000               0.19%             3.57%
      RMI 6                      7,423,800            477,929            9,773               0.13%             2.04%
      RMI 7                     10,181,920            900,146           11,998               0.12%             1.33%
      RMI 8                     56,551,798          4,036,591           49,971               0.09%             1.24%
                          ----------------- ------------------ -----------------
                                83,291,224          6,026,796           84,242
                          ================= ================== =================



     Investment in partnerships

     The Company accounts for its investment in partnerships using the equity method. Earnings and withdrawals from the partnership investments are reflected as increases or decreases in the investment account. The investment account approximates fair market value. Pursuant to the equity method the Company records its share of partnership earnings, less earnings withdrawn to arrive at its original investment since all earnings are withdrawn. The result it that its investment exactly equals its share of the net assets of the partnerships. The following is a summary of Gymno's investments in Redwood Mortgage.


     Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


3.     Related Party Financing

     Redwood Mortgage Corp., a related party, receives fees from the various limited partnerships for managing the portfolios and servicing the loans. Gymno
Corporation had a loan balance from Redwood Mortgage Corp. of $17,562 and $11,985 at December 31, 2000 and 1999, respectively. The loan is due on demand and accrues interest at 8%.



                                GYMNO CORPORATION
                          Notes to Financial Statements
                           December 31, 2000 and 1999
                           -------------------------


4.     Income Taxes

       The following reflects the income taxes for the years ending December 31,
2000 and 1999:
                                                            2000                              1999
                                                            ----                              ----
                                                    California           Federal      California          Federal
                                             --------------------------------------------------------------------
Income before provision
     for income taxes                                  $10,323           $10,323         $10,680          $10,680
State tax deduction
     Prior fiscal year tax                                   -           (1,158)               -            (953)
Taxable income differential
- partnerships                                           1,571             1,571           2,415            2,415

Taxable income                                          11,894            10,736          13,095           12,142
Tax rate (California $800 minimum)                       8.84%               15%           8.84%              15%
Income tax thereon                                       1,051             1,610           1,158            1,821
Change in deferred income tax benefit                        -                16               -             (31)
Income tax expense                                      $1,051            $1,626          $1,158           $1,790

     California income taxes were determined at 8.84% of taxable income subject to the minimum tax ($800) and Federal income taxes were determined at the applicable Federal rate (15%).

     Deferred income taxes are recognized on timing differences in deductions for California income taxes which are deductible in the year after the year to which they apply (i.e., fiscal year 2000 taxes are deductible in 2001). At December 31, 2000, there was a deferred income tax benefit of $158 relating to the $1,051 California franchise tax deductible in 2001. At December 31, 1999, the deferred income tax benefit was $174 relating to the $1,158 California franchise tax deductible in 2000.

                          INDEPENDENT AUDITORS' REPORT








BOARD OF DIRECTORS
REDWOOD MORTGAGE CORP.


     We have audited the accompanying balance sheets of Redwood Mortgage Corp. as of September 30, 2000 and 1999 and the related statements of income and changes in retained earnings and cash flows for the two years ended September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Redwood Mortgage Corp. as of September 30, 2000 and 1999, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.




                              /s/ A. Bruce Cropper
                        CAPORICCI, CROPPER & LARSON, LLP












                            Walnut Creek, California
November 30, 2000

                             REDWOOD MORTGAGE CORP.
                                 BALANCE SHEETS
                           SEPTEMBER 30, 2000 AND 1999


                                     ASSETS

                                                            2000            1999
                                                            ----            ----

Cash and cash equivalents                              $ 394,889       $ 444,980

Accounts receivable
     Due from affiliates                                  78,132          83,354
     Advances and deposits                                22,793          16,845
     Income taxes refundable                                   -          32,905

Prepaid expenses                                           4,165           8,901

Furniture, equipment and leasehold improvements
     net of accumulated depreciation and amortization
     of $229,565 and $209,270, respectively               41,394          54,457

Investment in mortgage loans                           1,789,037              -
Investment in partnerships                               250,000       1,034,841
Deferred costs of mortgage related rights              2,771,799       1,853,025
Advance receivable - Redwood Mortgage Investors VIII     500,000              -
                                                      ------------   -----------
          Total assets                               $ 5,852,209     $ 3,529,308
                                                      ============   ===========



                      LIABILITIES AND STOCKHOLDER'S EQUITY

                                                           2000           1999
                                                           ----           ----

Accounts payable and accrued liabilities               $  7,241         $  8,885
Due to parent company, Redwood Group, Ltd                    -            28,039
Pension/profit sharing liability                             -            36,608
Advances from partnerships                            2,968,141        2,166,328
Deferred income taxes                                   839,424          542,445
Income taxes payable                                     13,233               -
Notes payable - partnerships                            339,478               -
Advance payable                                         500,000               -
                                                     -------------   -----------
          Total liabilities                           4,667,517        2,782,305
                                                     =============   ===========

Stockholder's Equity
     Common stock, wholly-owned by Redwood Group, Ltd.,
     at stated value (1000 shares outstanding)            4,000            4,000
Retained Earnings                                     1,180,692          743,003
                                                     -------------   -----------
Total stockholder's equity                            1,184,692          747,003
                                                     -------------   -----------

Total liabilities and stockholder's equity          $ 5,852,209      $ 3,529,308
                                                     =============   ===========

                              NOTE 1 - ORGANIZATION

     Redwood Mortgage Corp., formally Redwood Home Loan Co., (the Company), is a wholly-owned subsidiary of Redwood Group, LTD., which is owned by D. Russell Burwell, and related parties. D Russell Burwell, Michael R. Burwell, and Gymno Corporation (owned by the Burwells) are General Partners in eight limited partnerships which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate. In addition, another related Company is General Partner in a ninth limited partnership. Redwood Mortgage Corp. is a General Partner in one of the partnerships, Redwood Mortgage Investors VIII.

     The Company maintains "trust accounts" to service mortgage investments made principally by the aforementioned nine limited partnerships. As a real estate broker licensed with the State of California, the Company arranges loans with various maturities, all of which are secured by trust deeds. At September 30, 2000, the Company was servicing a portfolio totaling $100,778,369.

     The Company derived revenue from servicing these mortgage investments totaling $ 2,522,723 and $1,904,917 for the years ended September 30, 2000 and 1999, respectively, as presented in the statements of income.


               NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

o        Accrual Basis
                  The accompanying financial statements were prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred. The company files its income tax returns on the cash basis of accounting. A provision for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for accrual versus cash basis. The principal difference is the tax on deferred costs of mortgage related rights.

o        Use of Estimates
                  In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet date and revenue and expenses for the related periods. Such estimates relate principally to lives assigned to furniture and equipment and to the period of recoverability of deferred costs of mortgage related rights. Actual results could differ from these estimates.

o        Mortgage Servicing Rights
                  Consistent with statement of Financial Accounting Standards No. 122 (FASB 122), the Company has recognized as an asset rights to service the mortgage loans of the limited partnerships mentioned above. Such rights result in significant revenue including mortgage servicing fees and loan commissions. (See note 3) The costs of these rights include fees paid to broker-dealers to raise capital for the partnerships. Such costs are being allocated over ten years on a straight line basis.

o        Cash and Cash Equivalents
                  Cash and Cash equivalents represent cash and short-term, highly liquid investments with original maturities of three months or less.

o        Furniture, Equipment and Leasehold Improvements, Net
                  Furniture, equipment and leasehold improvements are stated at cost less depreciation and amortization computed primarily on a straight line basis over estimated useful lines of 5 to 7 years.

o        Income Taxes
                  Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred taxes for expected future tax consequences of differences in timing of stating expenses and/or revenues. Expected future events are considered other than changes in the tax law or rates.
o

Investments in Partnerships
                  Investments in Partnership are accounted for using the equity method. Accordingly, the investment is carried at cost, adjusted for the Company's share of the Partnerships income or losses.


NOTE 3-INCOME FROM MORTGAGE RIGHTS OF LIMITED PARTNERSHIPS

     The following are commissions and/or fees derived by the Company from related mortgage services as presented in the Statements of Income:

A.       Mortgage Brokerage Commissions
                  For fees in connection with the review, selection, evaluation, negotiation and extension of Partnership Mortgage Investments in an amount up to 12% of the Mortgage Investments until 6 months after the termination date of an offering. Only 1 of the 9 limited partnerships is in the offering stage. Thereafter, Mortgage Investments brokerage commissions are limited to an amount not to exceed 4% of the total Partnership assets per year. The Mortgage Investment brokerage commissions are paid by the borrowers, and thus, not an expense of the Partnerships.

B.       Mortgage Services Fees
                  Monthly mortgage servicing fees of up to 1/8 of 1% (1.5 annual) of the unpaid principal, are paid to Redwood Mortgage Corp., or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.

C.       Other Fees
                  The Partnership Agreements provide for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to Redwood Mortgage Corp.

D.       Clerical Fees
                  The Company is reimbursed for expenses and clerical costs associated with accounting and related services incurred on behalf of the limited partnerships.


NOTE 4 -ADVANCES FROM PARTNERSHIPS

     The Company has financed the payment of costs of mortgage related rights, which were paid primarily to broker-dealers to raise investment capital for the limited partnerships, which invest in mortgages secured by deeds of trust. The advances are from the limited partnerships and are non-interest bearing and are being paid over a number of years from revenue generated from the partnerships.

NOTE 5 -INCOME TAXES

Significant components of the provision for income taxes are as follows:
                                        Fiscal year ended September 30,
                                                2000            1999
                                              -------          ------
        Current:
                Federal                      $     -           $     -
                State (minimum $800)          14,033               800
                                             --------          -------
                                              14,033               800
                                             --------          -------
        Deferred:
                Federal                      244,180            55,605
                State                         52,799           139,239
                                             269,979           194,844
                                            --------          --------
        Total                               $311,012          $195,644
                                            --------          --------

        Income before tax provision          748,701           490,100
                                            --------          --------
        Effective overall tax rate             41.5%             39.9%
                                            --------          --------

     Deferred income taxes are provided at 8.84% for California, and 34% for Federal purposes. There are net operating loss carryforwards to fiscal year September 30, 2001 of $366,505 Federal and $0 California.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

Significant components of the Company's deferred tax liabilities are as follows:

                                                         As of September 30,
                                                        2000                1999
                                                   -------------     -----------
   Timing Differences
   Deferred costs of mortgage related rights         $2,771,779       $1,853,025
   Income (loss) on investments in partnerships             -             97,403
   Other assets and liabilities, net                   (339,713)           6,569
                                                   -------------     -----------
                           Subtotal:                  2,432,086        1,956,997
                                                   =============     ===========
   Less California net operation loss carryforward          -          (122,192)
                                                   -------------     -----------
           Base for California deferred tax          $2,432,086       $1,834,805
                                                   =============     ===========

           California deferred tax @ 8.84%             $214,996         $162,197
                                                   =============     ===========

       Above timing differences                      $2,432,086       $1,956,997
       Less California deferred taxes                  (214,996)       (162,197)
       Less California tax timing difference            (14,033)          31,984
       Less Federal net operating loss carryforward    (366,505)       (708,408)
                                                   -------------     -----------
                Base for Federal deferred tax        $1,836,552       $1,118,376
                                                   =============     ===========

          Federal deferred tax @ 34%                   $624,428         $380,248
          California deferred tax (above)               214,996          162,197
                                                   -------------     -----------
                Deferred income tax liability          $839,424         $542,445
                                                   =============     ===========
                Increase for the year                  $296,979         $194,844
                                                   =============     ===========

NOTE 6 -INVESTMENT IN PARTNERSHIPS

The Company had investments in partnerships carried at equity in net assets as follows:

                                                     As of September 30,
                                                 -------------------------------
Partnerships
(all December 31 year ends)                  2000          1999         1998
---------------------------              -----------    ----------   -----------

Redwood Mortgage Investors IV             $   -         $    414         $ 1,243
Norfolk Associates                            -        1,034,427         747,991
Woodside 2 Story, LLC                      250,000           -              -
                                         -----------    ----------   ----------

       Total                              $250,00     $1,034,841        $749,234
                                         ===========   ===========   ===========


     A gain was realized in 1999 of $97,403 on Norfolk Associates, which sold the property in fiscal 1999. The investment in Norfolk Associates was converted to cash equivalents in late 1999 upon dissolution of the Partnership.

     Redwood Mortgage Investors IV is one of the limited partnerships with investments in mortgages. The company is liquidating its position therein.


NOTE 7 -MORTGAGE LOANS

     At September 30, 2000, the Company had investments in three mortgage loans with an average current portfolio interest yield of 11.73%.

     3. Retirement of D. Russell Burwell as General Partner. After 25 years of active participation in the mortgage business, D. Russell Burwell, age 69 our founder and one of the General Partners of the Partnership has announced his decision to retire effective September 30, 2001. The remaining General Partners are Mr. Michael Burwell, an individual, Gymno Corporation and Redwood Mortgage Corp., both California Corporations. The remaining General Partners have elected to continue the business of the Partnership as described in Article 9 Section 9.1(d) of the Partnership's Limited Partnership Agreement. Mr. Michael Burwell who has been employed by Redwood Mortgage Corp. since 1979 will continue to serve as a General Partner of Redwood Mortgage Investors VIII, a position he has held since its inception. The remaining General Partners and various senior-level employees of Redwood Mortgage Corp. will assume Mr. Burwell's responsibilities. Mr. Burwell is working actively and in close association with management to ensure a smooth transition. Mr. Burwell will also make himself available to the General Partners as needed for special projects.

                  Mr. Burwell has notified the limited partners of the Partnership of his retirement pursuant to Article 8 Section 8.2 of the Limited Partnership Agreement. The retirement of D. Russell Burwell does not constitute a change in ownership control of the Partnership.

                  4. Compensation of General Partners. For the period January 1, 2000 to December 31, 2000, the General Partners and their Affiliates have received the following compensation. For a detailed explanation of all aggregate compensation that the General Partners have received from inception of the partnership through December 31, 2000, please see Table II, Compensation to General Partners set forth on page 48 of this Supplement. For a detailed explanation of all compensation that may be payable to us or our affiliates, please carefully review the section of the Prospectus entitled "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES."

    a. Fees Paid by the Partnership to the General Partners and Affiliates

--------------------------------------------------------------------------------
Entity Receiving         Description of Compensation                  Total paid
Compensation
--------------------------------------------------------------------------------
General Partners        Mortgage Servicing Fee
(Redwood Mortgage       for Servicing Mortgage Investments              $505,823
 Corp.)
--------------------------------------------------------------------------------
General Partners        Asset Management Fee for managing assets         $60,595
--------------------------------------------------------------------------------
General Partners        1% interest in profits, losses and distributions
                        of cash available for distribution               $40,366
--------------------------------------------------------------------------------

    b. Fees Paid by Borrowers on Mortgage Investments to the General Partners.
--------------------------------------------------------------------------------
Entity Receiving        Description of Compensation                   Total paid
--------------------------------------------------------------------------------
General Partners
(Redwood Mortgage       Mortgage Brokerage Commission for services
 Corp.)                 in connection with review, selection,
                        evaluation                                    $1,877,921
--------------------------------------------------------------------------------

General Partners        Processing and Escrow Fees for services in
(Redwood Mortgage       connection with notary, document preparation,
 Corp.)                 credit investigation and escrow fees             $28,452
--------------------------------------------------------------------------------
General Partners        Reconveyance Fee                                  $1,011
(Gymno Corporation)
--------------------------------------------------------------------------------

     5. Experts. The Financial Statements of the Partnership, the Corporate General Partner, Gymno Corporation, as of December 31, 2000, and of the Corporate General Partner, Redwood Mortgage Corp., as of September 30, 2000, have been examined by Armanino McKenna LLP, independent certified public accountants as set forth in their report and have been included herein in reliance on such reports and authority of such firm as experts in accounting and auditing. Financial Statements of the Partnership, Gymno Corporation, as of December 31, 2000, and Redwood Mortgage Corp., as of September 30, 2000, are audited. (See section of the Prospectus entitled "Management Discussion and Analysis of Financial Condition and Results of Operation".)

     6. Prior Program Mortgage Investments and Prior Program Mortgage Investments Summaries. Tables I and II of the Prior Performance Tables set forth in Appendix I of the Prospectus have been updated to provide information as of December 31, 2000, and are included on the following pages of this Supplement as Attachment I. The Prior Program loan summaries set forth on pages 147 to 160 have been updated to provide information as of December 31, 2000, and are attached to this Supplement No. 1 as Attachment II.

7.       Area of Lending Activity

o California Economic Issues The Partnership makes loans primarily in Northern California. As of December 31, 2000, approximately 81%, ($55,556,000) of the loans held by the Partnership were in the six San Francisco Bay Area Counties. The remainder of the loans held were secured primarily by Northern California real estate outside the San Francisco Bay Area. Since January 2000, the Federal Reserve has been dramatically cutting its core interest rates with four successive1/2% cuts, the latest cut being April 18, 2001, which reduced the Federal Funds Rate to 4.5%. The effect of the cuts has greatly reduced short-term interest rates and to a lesser extent reduced long-term interest rates. The lowering of interest rates has encouraged those borrowers that hold higher interest rate loans than those currently available to seek refinancing of their existing obligations to advantage themselves of these lower rates. The partnership may face prepayments in the existing portfolio from existing borrowers advantaging themselves of these lower rates. However, demand for loans from qualified borrowers continues to be strong and as prepayments and funds which are being generated from Partnership unit sales occur, we expect to replace these loans with loans at similar interest rates. Therefore, at this time we do not believe that the average loan portfolio interest rate will decline substantially in the coming months.

     The reduction in the Federal Funds rates by the Federal Reserve has been primarily prompted by concerns of the United States economy slowing down and perhaps slipping into recession. Additionally, both the New York and tech-heavy NASDAQ stock markets have suffered significant set backs over the last 10 months. The technology stocks have been particularly hard hit. Many of these technology stocks have their headquarters in the Silicon Valley, one of the primary lending areas of the partnership. This has resulted in significant numbers of lay-offs in that industry. While there certainly has been a decline in economic activity, there has not manifested a clear trend in housing prices, the security behind many of our loans. The housing market has been incredibly strong throughout the San Francisco Bay Area with multiple offers above the asking price a common if not expected occurrence in the sale of residential properties for more than a year. A return to a more normal residential real estate market seems to be developing in the low to high average priced homes with little, if any, value reductions. High end priced homes in the more than one million dollar category may sustain greater price swings.

     The commercial leasing market is experiencing an increase in available vacancies and considerable available sublease space availability. According to CB Richard Ellis commercial office vacancies have increased in San Francisco from 3.4% in the fourth quarter of 2000 to 6.9% in the first quarter of 2001. Lease rates are falling as landlords compete for tenants. This will have the effect of lowering rents for buildings, which lose tenants through turnover or financial difficulties. There may be some declines in values as commercial property values are primarily reflective of the net income the property can generate.

     The Partnership had an average loan to value ratio computed as of the date the loan was made of 54.88%, as of December 31, 2000. This did not account for any increases in property values for loans, which were acquired by the Partnership during 1997, 1998, 1999, and 2000 when Northern California Real Estate substantially increased in value. This low loan to value will assist the partnership in weathering downturns in real estate values if they materialize in the coming months.

     If the economic downturn persists and those employees who have been laid off are unable to locate new jobs, the Partnership may experience delinquencies and possibly foreclosures higher than the low numbers of delinquencies and foreclosures it has enjoyed over the past three years.

o California Energy Crisis On April 6th 2001, Pacific Gas and Electric (PG&E) California's biggest public utility company filed for Chapter 11 bankruptcy. The full effect of PG&E's bankruptcy is yet to be played out. Stockholders, other utility companies and banks who have loaned PG&E millions of dollars were particularly hit hard. When a company like PG&E goes bankrupt, it has a ripple effect. This has not only affected the hi-tech and manufacturing industries, professional and commercial businesses, transportation and utilities sectors, but every household and individual as a whole. The crisis, which means higher costs to consumers, could adversely affect the economy, employment and the Partnership's lending in its commercial sector. The state government, PG&E and others are working diligently to solve the power crisis in California. The likely result is that electric and natural gas will cost consumers more than ever before. This may have some effect upon real estate values as demand for real estate could be reduced as companies make long term plans to locate in areas without power delivery problems and lower cost power availability.

8. Table of Open Loans for the Partnership as of December 31, 2000. As of December 31, 2000, the Partnership has sixty eight (68) open loans with a principal outstanding balance totaling $68,570,992. Open loans are those loans in which the principal amount of the loan is outstanding. That is, the loan has not been paid back to the Partnership.

The following table sets forth with respect to each open mortgage loan the following information:

o   date the loan was funded;

o   the amount of the existing first or second mortgage on the property, if any;

o   the amount of the Partnership investment, the term of the loan;

o   the appraised value of the property at the time the loan was made;

o   the loan to value ratio at the time the loan was made; and

o   the current status of the loan.

Please be aware that the key to the footnotes indicated in the following tables appears at the bottom of the page.


            a. Loans Secured By Single Family Residences (1-4 Units)

                                                                                                                            S
                                       Existing        Existing                                                     %       t
                                         1st              2nd          Amount of       Loan       Appraised      Loan to    a
                                       Mortgage        Mortgage       Partnership      Term       Value of        Value     t
                         Date             at              at            Loans at        in       Property at    Ratio at    u
      County            Funded         Funding          Funding         Funding        Mos.        Funding       Funding    s
-------------------- ------------- ----------------- -------------- ----------------- -------- ---------------- ---------- ----

Single Family Residences (county)
San Francisco 1        03/29/1996             $0.00          $0.00       $105,000.00      120      $140,000.00     75.00%  A
Alameda 2              05/07/1997       $262,342.00          $0.00        $50,000.00       24      $405,000.00     77.12%  A
San Francisco 1        06/24/1997             $0.00          $0.00       $579,300.00       36      $800,000.00     72.41%  A
San Francisco 2        09/16/1997       $579,300.00          $0.00     $1,320,000.00       18    $2,450,000.00     77.52%  A
San Mateo 1            10/07/1997             $0.00          $0.00       $250,000.00      360      $435,000.00     57.47%  A
San Francisco 2        08/07/1998       $579,300.00          $0.00       $950,700.00       18    $2,000,000.00     76.50%  A
San Francisco 1        11/03/1998             $0.00          $0.00       $910,000.00       18    $1,300,000.00     70.00%  A
San Francisco 2        11/03/1998       $910,000.00          $0.00       $953,000.00       18    $2,800,000.00     66.54%  A
Marin 1                02/04/1999             $0.00          $0.00     $1,210,000.00       24    $1,860,000.00     65.05%  B
San Mateo 2            07/30/1999       $264,025.00          $0.00       $950,000.00       18    $1,550,000.00     78.32%  A
Lake 2                 08/06/1999       $454,885.00          $0.00       $737,500.00       24    $1,775,000.00     67.18%  A
Santa Clara 2          08/17/1999       $668,433.00          $0.00       $850,000.00      120    $2,800,000.00     54.23%  A
Placer 1               10/28/1999             $0.00          $0.00     $3,297,500.00       18    $5,194,572.00     63.48%  A
San Francisco 2        01/25/2000       $492,978.13          $0.00       $400,000.00       60    $1,430,000.00     62.45%  A
San Mateo 2            02/03/2000       $539,843.20          $0.00     $1,292,800.00       18    $3,060,000.00     59.89%  A
Placer 2               03/30/2000     $3,297,500.00          $0.00       $409,949.98       13    $5,194,572.00     71.37%  A
San Francisco 1        04/06/2000             $0.00          $0.00       $800,000.00       18    $1,200,000.00     66.67%  A
Marin 2                04/27/2000       $823,674.00          $0.00       $912,000.00       18    $2,600,000.00     66.76%  A
Santa Clara 2          06/06/2000       $771,550.00          $0.00     $1,300,000.00       60    $3,750,000.00     55.24%  A
San Mateo 2            07/26/2000       $730,284.00          $0.00     $1,661,035.00       18    $3,450,000.00     69.31%  A
San Mateo 1            08/29/2000             $0.00          $0.00     $2,175,000.00       48    $3,000,000.00     72.50%  A
San Mateo 2            08/22/2000       $260,792.00          $0.00     $1,449,000.00       24    $3,375,000.00     50.66%  A
Marin 1                08/29/2000             $0.00          $0.00     $1,325,000.00        6    $1,916,000.00     69.15%  A
San Francisco 2        10/12/2000     $1,320,000.00          $0.00     $3,680,000.00       12    $6,300,000.00     79.37%  A
San Mateo 2            09/21/2000       $785,819.00          $0.00     $1,300,000.00       36    $3,500,000.00     59.59%  A
Marin 3                12/28/2000       $839,599.00    $912,000.00       $523,000.00       10    $3,480,000.00     65.36%  A


1        Indicates a first deed of trust on property
2        Indicates a second deed of trust on property
3        Indicates a third deed of trust on the property
4        The term loan to value ratio means the total amount of debt secured by the property expressed as a percentage of the total value of the property. Generally, the loan to value ratio will not exceed 80% of the appraised value for residential
         properties, 70% of the appraised value for commercial
         properties and 50% of appraised value for unimproved land.
A.       Loan current or less than 90 days delinquent
B.       Loan 90 days or more delinquent
C.       Loan in foreclosure
D.       Loan in bankruptcy


              b. Loans Secured By Multifamily Residences (5+ Units)

                                                                                                                                S
                                       Existing          Existing                                                      %        t
                                         1st               2nd            Amount of      Loan       Appraised       Loan to     a
                                       Mortgage          Mortgage        Partnership     Term       Value of         Value      t
                         Date             at                at            Loans at        in       Property at     Ratio at     u
      County            Funded         Funding           Funding           Funding       Mos.        Funding        Funding     s
-------------------- ------------- ----------------- ----------------- ---------------- -------- ---------------- ------------ ----
Multiple Units (county)
Contra Costa 2         03/14/1990         $5,733.00             $0.00       $38,727.14       60       $58,042.00       76.60%  A
San Francisco 1        04/13/2000             $0.00             $0.00    $3,939,310.37       12    $7,852,138.00       50.17%  A
San Francisco 3        05/05/2000       $534,576.00     $1,683,709.00      $350,000.00       24    $3,985,000.00       64.45%  A
San Francisco 1        07/07/2000             $0.00             $0.00    $4,000,000.00       36    $5,956,522.00       67.15%  A
San Francisco 2        10/20/2000     $4,000,000.00             $0.00      $289,855.07       18    $5,956,522.00       72.02%  A



              1.  Indicates a first deed of trust on property
              2.  Indicates a second deed of trust on property
              3.  Indicates a third deed of trust on the property
              4. The term loan to value ratio means the total amount of debt secured by the property expressed as a percentage of the total value of the property. Generally, the loan to value ratio will not exceed 80% of the appraised value for residential properties, 70% of the appraised value for commercial properties and 50% of appraised value for unimproved land.
              A.  Loan current or less than 90 days delinquent
              B.  Loan 90 days or more delinquent
              C.  Loan in foreclosure
              D.  Loan in bankruptcy


        b.       Loans Secured By Commercial Property


                                                                                                                              S
                                      Existing       Existing                                                          %      t
                                         1st            2nd          Amount of        Loan         Appraised        Loan to   a
                                      Mortgage       Mortgage       Partnership       Term          Value of         Value    t
                         Date            at             at           Loans at          in         Property at      Ratio at   u
      County            Funded         Funding        Funding         Funding        Months         Funding         Funding   s
-------------------- ------------- ---------------- ------------ ------------------ ---------- ------------------- ---------- ---
Commercial Properties (county)
Alameda 1              11/16/1993            $0.00        $0.00        $192,500.00         60         $256,667.00     75.00%  B
Santa Clara 1          01/20/1994            $0.00        $0.00        $503,457.45         60         $585,000.00     86.06%  B
Fresno 1               06/15/1995            $0.00        $0.00        $130,000.00         60         $225,000.00     57.78%  A
San Mateo 1            02/16/1996            $0.00        $0.00         $75,000.00         60         $265,000.00     28.30%  A
San Mateo 2            08/20/1996       $74,754.00        $0.00         $65,000.00         54         $265,000.00     24.53%  A
Santa Clara 2          11/15/1996      $468,000.00        $0.00         $18,000.00         15         $585,000.00     83.08%  B
San Francisco 1        03/28/1997            $0.00        $0.00        $700,000.00        108       $2,100,000.00     33.33%  A
Riverside 2            03/05/1997      $121,264.00        $0.00         $50,000.00         36         $300,000.00     57.09%  A
San Mateo 1            04/23/1997            $0.00        $0.00        $370,000.00         60         $495,000.00     74.75%  A
San Francisco 1        09/10/1997            $0.00        $0.00        $150,000.00         60       $1,440,000.00     10.42%  A
San Francisco 1        09/19/1997            $0.00        $0.00        $650,000.00        120       $1,190,000.00     54.62%  A
Stanislaus 1           07/24/1998            $0.00        $0.00      $1,072,000.00         18       $1,949,344.00     54.99%  A
Santa Clara 1          11/04/1998            $0.00        $0.00      $1,800,000.00         24       $2,610,000.00     68.97%  A
San Mateo 2            03/05/1999    $3,753,523.00        $0.00      $2,050,000.00         24      $10,652,313.00     54.48%  A
San Francisco 1        05/27/1999            $0.00        $0.00        $850,000.00         24       $1,335,714.00     63.64%  A
San Francisco 2        08/11/1999      $850,000.00        $0.00      $1,028,095.22         21       $2,282,857.00     82.27%  A
Alameda 2              10/11/1989      $156,750.00        $0.00        $175,500.00        120         $568,125.00     58.48%  A
Contra Costa 1         11/16/1999            $0.00        $0.00      $1,185,000.00         24       $2,054,000.00     57.69%  A
San Francisco 2        12/09/1999      $495,031.00        $0.00        $550,000.00         24       $1,500,000.00     69.67%  A
San Francisco 1        02/22/2000            $0.00        $0.00      $1,303,977.27         24       $1,738,636.00     75.00%  A
San Francisco 2        02/22/2000    $1,303,977.27        $0.00      $1,696,022.72         24       $3,739,773.00     80.22%  A
San Mateo 1            03/17/2000            $0.00        $0.00      $2,900,000.00         24       $5,350,000.00     54.21%  A
San Francisco 1        03/30/2000            $0.00        $0.00      $2,200,000.00         24       $2,750,000.00     80.00%  A
Los Angeles 1          05/10/2000            $0.00        $0.00      $4,970,000.00         18       $8,800,000.00     56.48%  A
Contra Costa 1         05/31/2000            $0.00        $0.00      $2,550,000.00         18       $4,800,000.00     53.12%  A
San Mateo 1            05/23/2000            $0.00        $0.00        $775,000.00         72       $1,200,000.00     64.58%  A
San Francisco 1        06/23/2000            $0.00        $0.00        $600,000.00         12         $975,000.00     61.54%  A
San Francisco 2        07/21/2000    $2,200,000.00        $0.00      $3,300,000.00         20       $8,900,000.00     61.80%  A
Alameda 2              11/07/2000      $310,381.00        $0.00        $205,000.00         24         $915,000.00     56.33%  A
San Francisco 2        12/20/2000      $845,350.00        $0.00        $692,000.00         36       $2,100,000.00     73.21%  A
Alameda 1              12/28/2000            $0.00        $0.00      $5,000,000.00         12      $12,000,000.00     41.67%  A

              1.  Indicates a first deed of trust on property
              2.  Indicates a second deed of trust on property
              3.  Indicates a third deed of trust on the property
              4. The term loan to value ratio means the total amount of debt secured by the property expressed as a percentage of the total value of the property. Generally, the loan to value ratio will not exceed 80% of the appraised value for residential properties, 70% of the appraised value for commercial properties and 50% of appraised value for unimproved land.
              A.  Loan current or less than 90 days delinquent
              B.  Loan 90 days or more delinquent
              C.  Loan in foreclosure
              D.  Loan in bankruptcy


                            d. Loans Secured By Land

                                                                                                                           S
                                    Existing         Existing                                                     %        t
                                       1st              2nd           Amount of      Loan      Appraised       Loan to     a
                                    Mortgage         Mortgage        Partnership     Term       Value of        Value      t
                       Date            at               at            Loans at        in      Property at      Ratio at    u
     County           Funded         Funding          Funding          Funding       Mos.       Funding        Funding     s
------------------ ------------- ---------------- ---------------- ---------------- ------- ----------------- ----------- -----
------------------------------------------------------------------ ---------------- ------- ----------------- ----------- -----
Land (county)
Stanislaus 1         02/06/1998            $0.00            $0.00      $350,000.00      18       $700,000.00      50.00%  A
Stanislaus 2         06/23/1999      $363,035.00            $0.00    $1,800,000.00      24     $3,008,571.00      71.90%  A
Stanislaus 2         06/23/1999      $358,116.00            $0.00    $2,600,000.00      24     $5,997,000.00      49.32%  A
Stanislaus 3         10/14/1999      $368,393.00    $2,600,000.00      $221,951.22      24     $3,582,927.00      89.04%  A
Stanislaus 2         02/15/2000    $2,600,000.00            $0.00      $475,609.76      24     $6,037,073.00      50.95%  A
Santa Clara 1        08/31/2000            $0.00            $0.00      $750,000.00      12     $1,500,000.00      50.00%  A

              1.  Indicates a first deed of trust on property
              2.  Indicates a second deed of trust on property
              3.  Indicates a third deed of trust on the property
              4. The term loan to value ratio means the total amount of debt secured by the property expressed as a percentage of the total value of the property. Generally, the loan to value ratio will not exceed 80% of the appraised value for residential properties, 70% of the appraised value for commercial properties and 50% of appraised value for unimproved land.
              A.  Loan current or less than 90 days delinquent
              B.  Loan 90 days or more delinquent
              C.  Loan in foreclosure
              D.  Loan in bankruptcy

                  9. MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     On December 31, 2000, the Partnership was in the offering stage of its third offering for $30,000,000. Contributed capital totaled $14,932,017 for the first offering, $29,992,574 for the second offering and $5,058,559 for the third offering, an aggregate of $49,983,150 (Limited Partners) as of December 31, 2000. Of this amount, $224,900 remained in applicant status. Accordingly, together with prior two approved offerings of $45,000,000 the Partnership has approval for an aggregate offering of $75,000,000 in Units.

     At December 31, 2000, the Partnership's loans outstanding totaled $68,570,992. The primary reason for an increase in loans outstanding from
$25,304,989  in  1997,  to  $31,905,958  in 1998 to  $35,693,147  in 1999 and to
$68,570,992 to December 31, 2000, was the additional capital admitted to the Partnership through sale of Limited Partnership Units and reinvestment of Limited Partners earnings. Additional Limited Partners' Capital contributions have totaled $5,565,372, $5,100,458, $9,520,806 and $14,872,209 and the
reinvestment of earnings by Limited Partners who have elected to reinvest earnings, have totaled $1,119,465, $1,440,687, $1,911,554 and $2,751,266, for
the years ended December 31, 1997, December 31, 1998, December 31, 1999 and December 31, 2000, respectively. Loans outstanding have also increased through the utilization of the Partnership's line of credit. The effect of more outstanding loans raised the interest earned on loans for the years ended December 31, 1997, 1998, 1999 and 2000, to $2,613,008, $3,376,293, $4,337,427
and $6,261,470 respectively. Interest rates on loans ranged from 8.00% to 18.00%. The Partnership began funding loans on April 14, 1993 and as of December 31, 2000, distributed earnings at an average annualized yield of 8.36%.

     Since the fall of 1999, mortgage interest rates have been rising due primarily to economic forces and by the Federal Reserve raising its core interest rates. However, in 2001 the Federal Reserve has reversed its policy towards higher rates and is lowering its core interest rates. This will have the effect of lowering interest rates in the marketplace. New loans will be originated at then existing interest rates. In the future, interest rates likely will change from their current levels. The General Partners cannot at this time predict at what levels interest rates will be in the future. Although the rates charged by the Partnership are influenced by the level of interest rates in the market, the General Partners do not anticipate that rates charged by the Partnership to its borrowers will change significantly from the beginning of 2001 over the next 12 months. Based upon the rates payable in connection with the existing loans, the current and anticipated interest rates to be charged by the Partnership and the General Partners' experience, the General Partners anticipate that the annualized yield will range between eight and one half and nine and one half percent (8.50% - 9.50%).


     In 1995, the Partnership established a line of credit with a commercial bank secured by its loans and since its inception has increased the limit from $3,000,000 to $20,000,000. For the years ended December 31, 1997, 1998, 1999 and
2000,  interest  on Note  Payable-Bank  was  $340,633,  $513,566,  $526,697  and
$887,546, respectively. For 1997, 1998, 1999 and 2000, the increase in interest on notes payable-Bank has been attributed to a higher overall credit facility utilization. This facility could again increase as the Partnership's capital increases. This added source of funds will help in maximizing the Partnership yield by allowing the Partnership to minimize the amount of funds in lower yield investment accounts when appropriate loans are not currently available. Additionally, the loans made by the Partnership bear interest at a rate in excess of the rate payable to the bank which extended the line of credit, the amount to be retained by the Partnership, after payment of the line of credit cost, will be greater than without the use of the line of credit. As of December 31, 2000, the balance was $16,400,000 and in accordance with the line of credit, the Partnership paid all accrued interest as of that date. The zero balance, as of December 31, 1999, was primarily due to a combination of significant loan repayments and strong Partnership unit sales in the fourth quarter. The Partnership used these strong cash flows to pay down its line of credit from $4,452,000, as of September 30, 1999, to $0 on December 31, 1999.

     The Partnership's income and expenses, accruals and delinquencies are within the normal range of the General Partners' expectations, based upon their experience in managing similar partnerships over the last twenty-three years. Mortgage servicing fees increased from $189,692, to $295,052 to $359,464 and to $505,823 for the years ended December 31, 1997, 1998, 1999 and 2000. The mortgage servicing fees increased primarily due to increase in the outstanding loan portfolio. Asset Management fees increased from $24,966, to $31,651, to $42,215 and to $60,595 for the years ended December 31, 1997, 1998, 1999 and 2000, respectively. The Asset Management fee increase was due primarily to the increased Partner's capital, which the General Partners are managing. All other Partnership expenses fluctuated within a narrow range commonly expected to occur, except for interest on note payable - bank, which is discussed earlier in the Management Discussion and Analysis of Financial Condition and Results of Operations. Borrower's foreclosures, as set forth under Results of Operations, are a normal aspect of Partnership operations and the General Partners anticipate that they will not have a material effect on liquidity. Cash is constantly being generated from interest earnings, late charges, pre-payment penalties, amortization of principal and pay-off on loans. Currently, cash flow exceeds Partnership expenses and earnings payout requirements. Excess cash flow will be invested in new loan opportunities when available, used to reduce the Partnership credit line or in other Partnership business.

     The General Partners regularly review the loan portfolio, examining the status of delinquencies, the underlying collateral securing these loans, borrowers payment records, etc. Data from the local real estate market and of the national and local economy are reviewed. Based upon this information and other data, loss reserves are increased or decreased. In 1997, 1998, 1999 and 2000, the Partnership made provisions for doubtful accounts of $139,804, $162,969, $408,890 and $375,579, respectively. These provisions for doubtful accounts were made primarily as a prudent action to guard against unidentified collection losses. The provision for doubtful accounts as of December 31, 2000, of $1,344,938 is considered by the General Partners to be adequate. Because of the number of variables involved, the magnitude of the swings possible and the General Partners inability to control many of these factors actual results may and do sometimes differ significantly from estimates made by the General Partners.

     At the time of subscription to the Partnership, Limited Partners make an irrevocable decision to either take distributions of earnings monthly, quarterly or annually or to compound earnings in their capital account. For the years ended December 31, 1997, December 31, 1998, December 31, 1999 and December 31, 2000, the Partnership made distributions of earnings to Limited Partners after allocation of syndication costs of $495,480, $614,383, $826,291 and $1,244,959, respectively. Distribution of Earnings to Limited Partners after allocation of syndication costs for the years ended December 31, 1997, December 31, 1998, December 31, 1999 and December 31, 2000, to Limited Partners' capital accounts and not withdrawn was $1,119,465, $1,440,687, $1,911,554 and $2,751,266,
respectively. As of December 31, 1997, December 31, 1998, December 31, 1999 and December 31, 2000, Limited Partners electing to withdraw earnings represented 30%, 30%, 31% and 32% respectively of the Limited Partners outstanding capital accounts. These percentages are remaining relatively stable as new Partnership unit sales continue to mirror previous sales of compounding and non-compounding unit sales. Liquidations are not occurring disproportionately to compounding or non-compounding accounts.

     The Partnership also allows the Limited Partners to withdraw their capital account subject to certain limitations (see liquidation provisions of Partnership Agreement). Once a Limited Partner's initial five-year hold period has passed the General Partners expect to see an increase in liquidations due to the ability of Limited Partners to withdraw without penalty. This ability to withdraw five years after a Limited Partner's investment has the effect of providing Limited Partner liquidity which the General Partners then expect a portion of the Limited Partners to avail themselves of. This has the anticipated effect of the Partnership growing, primarily through reinvestment of earnings during the offering period. The General Partners expect to see increasing numbers of Limited Partner withdrawals during a limited Partner's 5th through 10th anniversary, at which time the bulk of those Limited Partners who have sought withdrawal have been liquidated. Since the five-year hold period for most of the investors has yet to expire, as of December 31, 2000, many Limited Partners may not as yet avail themselves of this provision for liquidation. Earnings and capital liquidations including early withdrawals since inception, 1993 through December 31, 2000 were:

                       1993        1994        1995       1996        1997        1998          1999           2000
                  ---------- ----------- ----------- ---------- ----------- ----------- ------------- --------------
Earnings
Liquidation         $46,855    $165,814    $303,477   $418,380    $495,480    $614,383      $826,291     $1,244,959

Capital
Liquidation               0           0      $5,640   $146,755    $132,619    $257,344      $592,357       $762,060
                  ---------- ----------- ----------- ---------- ----------- ----------- ------------- --------------

Total               $46,855    $165,814    $309,117   $565,135    $628,099    $871,727    $1,418,648     $2,007,019
                  ========== =========== =========== ========== =========== =========== ============= ==============

     Additionally, Limited Partners may withdraw over a period of one year subject to certain limitations and penalties. For the years ended December 31, 1997, December 31, 1998, December 31, 1999 and December 31, 2000, $132,619,
$244,213, $411,838 and $309,643, respectively were liquidated subject to the 10% penalty for early withdrawal. This represents 0.63%, 0.90%, 1.11% and .58% of the Limited Partners ending capital for the years ended December 31, 1997, 1998, 1999 and 2000, respectively. These withdrawals are within the normally anticipated range that the General Partners would expect in their experience in this and other Partnerships. The General Partners expect that a small percentage of Limited Partners will elect to liquidate their capital accounts over one year with a 10% early withdrawal penalty. In originally conceiving the Partnership, the General Partners wanted to provide Limited Partners needing their capital returned a degree of liquidity. Generally, Limited Partners electing to withdraw over one year need to liquidate investment to raise cash. The trend the Partnership is experiencing in withdrawals by Limited Partners electing a one year liquidation program represents a small percentage of Limited Partner capital as of December 31, 1997, December 31, 1998, December 31, 1999 and December 31, 2000, respectively, and is expected by the General Partners to commonly occur at these levels.

                         ATTACHMENT I
                             to
              SUPPLEMENT NO. I DATED APRIL 30, 2001
                 UPDATED PRIOR PERFORMANCE TABLES

     The prior performance tables as referenced in the Prior Performance Summary of the Prospectus present information on programs previously sponsored by the General Partners.

     The purpose of the tables is to provide information on the performance of these partnerships to assist prospective investors in evaluating the experience of the General Partners as sponsors of such partnerships. While none of the information represents activities of an entity whose investment objectives and criteria are identical to the Partnership, in the opinion of the General
Partners all of the partnerships included in the tables had investment objectives which were similar to those of the Partnership. Factors considered in making such determination included the type of investments, expected benefits from investment and structure of the programs. Each of such prior programs had the following objectives: (i) annual distributions of cash or credits to a Partner's capital account for additional loans; and (ii) preservation of the Partnership's capital. Redwood Mortgage Investors VI, Redwood Mortgage Investors VII, and the Partnership differ from the prior programs in that they will amortize organizational costs over a five (5) year period instead of a ten (10) year period and will invest in a greater percentage of first deeds of trust. In addition, the Partnership's loan servicing fees may be slightly higher and interest earned on the loans made by the partnership will differ due to economic considerations and other factors at the present time. Accordingly, such prior programs differed in certain respects from the Partnership, and inclusion of these tables does not imply that investors of the Partnership will experience results comparable to those experienced in the partnerships referred to in the tables.

     The updated tables consist of:

        Table    I        Experience in Raising and Investing Funds.

        Table   II        Compensation to General Partners and Affiliates.

        Table  III        Operating Results of Prior Limited Partnerships.

        Table   V         Payment of Loans.

     Persons who purchase units in the Partnership will not thereby acquire any ownership interest in any of the partnerships to which these tables relate. The inclusion of the following tables in the Prospectus or this Supplement does not imply that the Partnership will make investments comparable to those reflected in the tables with respect to cash flow, income tax consequences available to investors, or other factors, nor does it imply that they will experience returns, if any, comparable to those experienced by investors in the partnerships referred to below.

     The General Partners have sponsored two (2) other public programs registered with the Securities and Exchange Commission. Therefore, the following tables also include information about prior non-public programs whose investment objectives are similar to those of the Partnership. These partnerships were offered without registration under the Securities Act of 1933 in reliance upon the intrastate offering exemption from the registration requirements thereunder and/or the exemption for transactions not involving a public offering.

     Additional information regarding the Description of Open Loans of Prior Limited Partnerships is provided in Table VI. The Partnership will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of Table VI.

                  .

Definitions and Glossary of Terms

The following terms used in the Tables have the following meanings:

"Cash Generated From Operations" shall mean excess or deficiency of operating cash receipts over operating cash expenditures.

"GAAP" shall mean generally accepted accounting principles.

"Months to Invest 90% of Amount Available For Investment" shall mean the time period from commencement of the offering to date of close of escrow of initial partnership loans.

The following is a brief description of the Tables:

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I summarizes, as a percentage basis, all funds through December 31, 2000, for partnerships which completed funding after January 1, 1989.

TABLE II - COMPENSATION TO GENERAL PARTNERS AND AFFILIATES

Table II summarizes the compensation paid the General Partners and affiliates by those partnerships which completed funding after January 1, 1989.

TABLE III - OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

Table III summarizes the annual operating results from January 1, 1998, through December 31, 2000 for prior limited partnerships that the general partners have organized.

TABLE V - PAYMENT OF LOANS

Table V presents information on the payment of the partnerships' loans within the three (3) years ending December 31, 2000.

     About one-third of the loans held by the partnerships are fractionalized loans and held as undivided interests with other partnerships and third parties. The information presented in Table V as to fractionalized loans represents only that partnership's interest in a certain loan.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (AS OF DECEMBER 31, 2000)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                    RMI VIII
                                                               --------------
Dollar Amount Offered                                             $75,000.00
Dollar Amount Raised                                             $49,983,150
Percentage of Amount Raised
Less Offering Expenses:
     Organization Expense                                              2.82%
Percentage Available for Investment
       Net of Offering Expenses                                       97.18%
     Loans Funded from Offering Proceeds
       Secured by Deeds of Trust                                      89.28%
     Formation Loan                                                    7.45%
     Selling Commissions Paid to Non-Affiliates
     Selling Commissions Paid to Affiliates
     Loan Commitments
     Loan Application or Loan Processing Fees
     Funds Available for Future Commitments
     Reserve                                                           0.45%
                                                               --------------
Total                                                                 97.18%
                                                               ==============




Date Offering Commenced                                             03/03/93
Length of Offering                                                 94 months
     Months to Commit 90% of Amount
     Available for Investment
     (Measured from Beginning of.
     Offering)                                                     94 months

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (AS OF DECEMBER 31, 2000)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                     RMI VII
                                                               --------------
Dollar Amount Offered                                            $12,000,000
Dollar Amount Raised                                             $11,998,359
Percentage of Amount Raised                                          100.00%
Less Offering Expenses:
     Organization Expense                                              3.55%
Percentage Available for Investment
       Net of Offering Expenses                                       96.45%
     Loans Funded from Offering Proceeds
       Secured by Deeds of Trust                                      86.85%
     Formation Loan                                                    7.62%
     Selling Commissions Paid to Non-Affiliates                        1.00%
     Selling Commissions Paid to Affiliates                                0
     Loan Commitments                                                      0
     Loan Application or Loan Processing Fees                              0
     Funds Available for Future Commitments                                0
     Reserve                                                           0.98%
                                                               --------------
Total                                                                 96.45%
                                                               ==============




Date Offering Commenced                                             10/20/89
Length of Offering                                                 36 months
     Months to Commit 90% of Amount
     Available for Investment
     (Measured from Beginning of.
     Offering)                                                     38 months

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (AS OF DECEMBER 31, 2000)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)~


                                                                        RMI VI
                                                                 ---------------
Dollar Amount Offered                                                $12,000,000
Dollar Amount Raised                                                  $9,772,594
Percentage of Amount Raised                                              100.00%
Less Offering Expenses:
     Organization Expense                                                  2.63%
     Selling Commissions Paid to Non-Affiliates                            1.00%
     Selling Commissions Paid to Affiliates                                    0
Percentage Available for Investment
       Net of Offering Expenses                                           96.37%
     Loans Funded from Offering
       Proceeds Secured by Deeds of Trust                                 86.04%
     Formation Loan                                                        6.27%
     Loan Commitments                                                          0
     Loan Application or Loan
       Processing Fees                                                         0
     Funds Available for Future
       Commitments                                                         1.06%
     Reserve                                                               3.00%
                                                                   -------------
Total                                                                     96.37%
                                                                   =============





Date Offering Commenced                                                 09/03/87
Length of Offering                                                     24 months
Months to Commit 90% of Amount Available for
     Investment (Measured from Beginning of Offering)                  25 months

                                    TABLE II
                 COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                            (AS OF DECEMBER 31, 2000)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                     RMI VIII
                                                              ------------------
Date Offering Commenced                                              03/03/93
Dollar Amount Raised                                                 $49,983,150
Amount Paid to General Partners and Affiliates from:
       Offering Proceeds                                                       0
       Selling Commissions                                                     0
       Loan Application or Loan Processing Fees                                0
       Reimbursement of Expenses, at Cost                               $181,818
       Acquisition Fees                                                        0
       Advisory Fees                                                           0
       Other                                                                   0
Loan Points, Processing and Other Fees Paid by the Borrowers to
Affiliates:
     Points (1)                                                       $4,948,204
     Processing Fees (1)                                                  90,607
     Other (1)                                                            10,066
Dollar Amount of Cash Generated from Operations Before Deducting
  Payments to General Partners and Affiliates:                       $20,204,063
Amount Paid to General Partners and Affiliates from Operations:
     Partnership Management Fees                                        $194,165
     Earnings Fee                                                        128,135
     Loan Servicing Fee                                                1,626,027
     Reimbursement of Expenses, at Cost                                  395,677



(1) These sums were paid by borrowers of partnership funds, and were not expenses of the partnerships.

                                    TABLE II
                 COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                            (AS OF DECEMBER 31, 2000)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS)

                                                                    RMI VII
                                                              ------------------
Date Offering Commenced                                            10/20/89
Dollar Amount Raised                                                 $11,998,359
Amount Paid to General Partners and Affiliates from:
       Offering Proceeds                                                       0
       Selling Commissions                                                     0
       Loan Application or Loan
         Processing Fees                                                       0
       Reimbursement of Expenses, at Cost                                $86,082
       Acquisition Fees                                                        0
       Advisory Fees                                                           0
       Other                                                                   0
Loan Points, Processing and Other Fees Paid by the Borrowers to Affiliates:
          Points (1)                                                  $2,175,258
          Processing Fees (1)                                             60,786
          Other (1)                                                        8,673
Dollar Amount of Cash Generated from Operations Before Deducting from
       Payments to General Partners and Affiliates:                  $15,117,208
Amount Paid to General Partners and Affiliates from Operations:
       Partnership Management Fees                                      $152,311
       Earnings Distribution                                              88,392
       Loan Servicing Fee                                                749,646
     Late Charges                                                              0
       Reimbursement of Expenses, at Cost                                277,002
     Prepayment Fee                                                            0



 (1) These sums were paid by borrowers of partnership funds, and were not expenses of the partnership.

                                    TABLE II
                 COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                            (AS OF DECEMBER 31, 2000)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                   RMI VI
                                                             -----------------
Date Offering Commenced                                              9/03/87
Dollar Amount Raised                                                 $ 9,772,594
Amount Paid to General Partners and Affiliates from:
       Offering Proceeds                                                       0
       Selling Commissions                                                     0
       Loan Application or Loan Processing Fees                                0
       Reimbursement of Expenses, at Cost                               $103,708
       Acquisition Fees                                                        0
       Advisory Fees                                                           0
       Other                                                                   0
Loan Points, Processing and Other Fees Paid by the Borrowers to
Affiliates:
     Points (1)                                                       $1,598,470
     Processing Fees (1)                                                  65,112
     Other (1)                                                             8,758
Dollar Amount of Cash Generated from Operations Before Deducting
  Payments to General Partners and Affiliates:                       $16,026,779
Amount Paid to General Partners and Affiliates from Operations:
     Partnership Management Fees                                        $101,342
     Earnings Fee                                                         93,362
     Loan Servicing Fee                                                  768,789
     Reimbursement of Expenses, at Cost                                  311,401



(1) These sums were paid by borrowers of partnership funds, and were not expenses of the partnerships.

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI VII
                            (AS OF DECEMBER 31, 2000)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                      1998              1999           2000
                                                              -------------     -------------    -----------------

Gross Revenues                                                  $1,657,728        $1,663,245           $1,437,964
Less: General Partners' Mgmt Fee                                    16,141            44,524               38,400
  Loan Servicing Fee                                               128,493           127,440              110,713
  Administrative Expenses                                           72,602            70,293               65,401
  Provision for Uncollected Accts                                  423,054           329,057               65,664
  Amortization of Organization and Syndication Costs                     0                 0                    0
  Offering Period Interest Expense to Limited Partners                   0                 0                    0
  Interest Expense                                                 170,867           182,350              257,640
                                                                                -------------    -----------------
Net Income (GAAP Basis) dist. to Limited Partners                 $846,571          $909,581             $900,146
                                                                                -------------    -----------------
Sources of Funds - Net Income                                     $846,571          $909,581             $900,146
Reduction in Assets                                              1,227,571         1,975,646                    0
Increase in Liabilities                                                  0                 0            2,556,159
Early Withdrawal Penalties Applied to Synd. Costs                        0                 0                    0
Increase in Applicant's Deposit                                          0                 0                    0
Increase in Partners' Capital -collection on Formation
  Loan                                                              87,888            87,888               89,887
                                                                                -------------    -----------------
Cash generated `from Operations                                 $2,162,030        $2,973,115           $3,546,192
Use of Funds-Increase in Assets                                          0                 0            1,772,941
Reduction in Liabilities                                           356,024         1,109,010                    0
Decrease in Applicant's Deposit                                          0                 0                    0
Offering Period Interest Expense to Limited Partners                     0                 0                    0
  Investment Income Pd to LP's                                     464,824           499,937              463,386
  Return of Capital to LP's                                      1,400,475         1,436,942            1,429,635
                                                              -------------     -------------    -----------------
Net Increase (Decrease) in Cash                                  $(59,293)         $(72,774)           $(119,770)
Cash at the beginning of the year                                  520,837           461,544              388,770
Cash at the end of the year                                        461,544           388,770              269,000
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                       $66.95            $78.61                  $85
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                         $64.98            $75.91                  $82
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                        $36.09            $41.84                  $42
  Capital (1)                                                      $108.74           $120.26                 $130
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                            $95.60            $82.19                  $87
Federal Income Tax Results for $1,000 Invested for a
Limited Partner Receiving Monthly Earnings
  Distributions                                                     $93.29            $79.37                  $84


NOTES:
(1)  Based upon year's initial capital balances

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI VI
                            (AS OF DECEMBER 31, 2000)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                      1998               1999                2000
                                                              -------------     --------------    ----------------

Gross Revenues                                                    $871,861         $1,086,317            $785,209
Less: General Partners' Mgmt Fee                                     6,640             10,626               9,780
  Loan Servicing Fee                                                70,630             50,150              48,557
  Administrative Expenses                                           58,862             52,361              55,516
  Provision for Uncollected Accts                                  180,054            437,558             193,427
  Amortization of Organization and Syndication Costs                     0                  0                   0
  Offering Period Interest Expense to Limited Partners                   0                  0                   0
  Interest Expense                                                  43,170             14,713                   0
                                                              -------------     --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                 $512,505           $520,909            $477,929
                                                              -------------     --------------    ----------------
Sources of Funds - Net Income                                     $512,505           $520,909            $477,929
Reduction in Assets                                              1,159,329          1,915,163                   0
Increase in Liabilities                                                  0                  0                   0
Early Withdrawal Penalties Applied to Synd. Costs                        0                  0                   0
Increase in Applicant's Deposit                                          0                  0                   0
Increase in Partners' Capital - Collection of Formation                  0                  0                   0
Loan                                                                59,521                  0                   0
                                                              -------------     --------------    ----------------
Cash generated from Operations                                  $1,731,355         $2,436,072            $477,929
Use of Funds-Increase in Assets                                          0                  0             156,281
Reduction in Liabilities                                           466,778            417,455               2,608
Decrease in Applicant's Deposit                                          0                  0                   0
Offering Period Interest Expense to Limited Partners                     0                  0                   0
  Investment Income Pd to LP's                                     235,837            222,735             197,135
  Return of Capital to LP's                                      1,060,108            975,362             887,340
                                                              -------------     --------------    ----------------
Net Increase (Decrease) in Cash                                  $(31,368)           $820,520          $(765,435)
Cash at the beginning of the year                                  331,143            299,775           1,120,295
Cash at the end of the year                                        299,775          1,120,295             354,860
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                       $56.32             $62.40                 $62
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                         $54.91             $60.68                 $60
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                        $25.01             $27.74                 $25
  Capital (1)                                                      $112.40            $121.46                $110
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                            $75.41             $74.48                 $57
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                     $73.53             $72.81                 $55

NOTES:
(1) Based upon year's initial capital balances (2) The offering terminated in September, 1989.

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                      RMI V
                            (AS OF DECEMBER 31, 2000)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                       1998               1999                2000
                                                              --------------    ---------------    ----------------

Gross Revenues                                                     $494,109           $388,020            $314,028
Less: General Partners' Mgmt Fee                                          0                  0                   0
  Loan Servicing Fee                                                      0                  0                   0
  Administrative Expenses                                            25,844             23,476              22,110
  Provision for Uncollected Accts                                   303,397            196,256             151,707
  Amortization of Organization and Syndication Costs                      0                  0                   0
  Offering Period Interest Expense to Limited Partners                    0                  0                   0
  Interest Expense                                                    7,454             15,258                   0
                                                              --------------    ---------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                  $157,414           $153,030            $140,211
                                                              --------------    ---------------    ----------------
Sources of Funds - Net Income                                      $157,414           $153,030            $140,211
Reduction in Assets                                                 337,030            552,540             379,643
Increase in Liabilities                                                   0                  0               1,398
Early Withdrawal Penalties Applied to Synd. Costs                         0                  0                   0
Increase in Applicant's Deposit                                           0                  0                   0
Increase in Partners' Capital                                             0                  0                   0
                                                              --------------    ---------------    ----------------
Cash generated from Operations                                     $494,444           $705,570            $521,252
Use of Funds-Increase in Assets                                           0                  0                   0
Reduction in Liabilities                                             11,807             52,954                   0
Decrease in Applicant's Deposit                                           0                  0                   0
Offering Period Interest Expense to Limited Partners                      0                  0                   0
  Investment Income Pd to LP's                                       77,341             73,059              67,993
  Return of Capital to LP's                                         376,931            338,585             343,848
                                                              --------------    ---------------    ----------------
Net Increase (Decrease) in Cash                                     $28,365           $240,972            $109,411
Cash at the beginning of the year                                   108,094            136,459             377,431
Cash at the end of the year                                         136,459            377,431             486,842
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                           $47                $50                 $50
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                             $46                $49                 $49
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                            $22                $23                 $23
  Capital (1)                                                          $108               $106                $117
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                                $92                $59                 $74
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                         $90                $58                 $72


NOTES:
(1)  Based upon year's initial capital balances


                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI IV
                            (AS OF DECEMBER 31, 2000)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                                      1998                1999                2000
                                                              -------------     ---------------    ----------------

Gross Revenues                                                    $913,462            $850,835            $651,873
Less: General Partners' Mgmt Fee                                     9,303               8,846               8,422
  Loan Servicing Fee                                                69,550              63,727              51,651
  Administrative Expenses                                           42,769              39,839              36,510
  Provision for Uncollected Accts                                  200,712             133,085               6,855
  Amortization of Organization and Syndication Costs                     0                   0                   0
  Offering Period Interest Expense to Limited Partners                   0                   0                   0
  Interest Expense                                                 114,274             105,358              76,516
                                                                                ---------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                 $476,854            $499,980            $471,919
                                                              -------------     ---------------    ----------------
Sources of Funds - Net Income                                     $476,854            $499,980            $471,919
Reduction in Assets                                                378,202           1,577,489                   0
Increase in Liabilities                                             15,717                   0           1,762,741
Early Withdrawal Penalties Applied to Synd. Costs                        0                   0                   0
Increase in Applicant's Deposit                                          0                   0                   0
Increase in Partners' Capital                                            0                   0                   0
                                                              -------------     ---------------    ----------------
Cash generated from Operations                                    $870,773          $2,077,469          $2,234,660
Use of Funds-Increase in Assets                                          0                   0           1,125,032
Reduction in Liabilities                                                 0           1,478,458                   0
Decrease in Applicant's Deposit                                          0                   0                   0
Offering Period Interest Expense to Limited Partners                     0                   0                   0
  Investment Income Pd to LP's                                     221,641             237,637             214,855
  Return of Capital to LP's                                        667,647             575,517             617,974
                                                              -------------     ---------------    ----------------
Net Increase (Decrease) in Cash                                  $(18,515)          $(214,143)            $276,799
Cash at the beginning of the year                                  255,179             236,664              22,521
Cash at the end of the year                                        236,664              22,521             299,320
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $65                 $72                 $72
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                            $63                 $70                 $69
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $29                 $33                 $31
  Capital (1)                                                          $88                 $80                 $90
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               $79                 $58                 $63
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
Distributions                                                          $76                 $56                 $62


NOTES:
(1)  Based upon year's initial capital balances


                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI III
                            (AS OF DECEMBER 31, 2000)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                          1998               1999              2000
                                                                 --------------    ---------------    --------------

Gross Revenues                                                        $183,854           $187,656          $172,195
Less: General Partners' Mgmt Fee                                         2,222              2,206             2,115
  Loan Servicing Fee                                                    13,433             13,450            15,385
  Administrative Expenses                                               14,983             14,302            13,614
  Provision for Uncollected Accts                                       29,519             31,355            18,222
  Amortization of Organization and Syndication Costs                         0                  0                 0
  Offering Period Interest Expense to Limited Partners                       0                  0                 0
                                                                 --------------    ---------------    --------------
Net Income (GAAP Basis) dist. to Limited Partners                     $123,697           $126,343          $122,859
                                                                 --------------    ---------------    --------------
Sources of Funds - Net Income                                         $123,697           $126,343          $122,859
Decrease in Assets                                                           0            112,638           166,789
Increase in Liabilities                                                  5,310                  0                29
Increase in Applicant's Deposit                                              0                  0                 0
Increase in Partners' Capital -collection on Formation
Loan                                                                     4,812              4,812             4,812
                                                                 --------------    ---------------    --------------
Cash generated from Operations                                        $133,819           $243,793          $294,489
Use of Funds-Increase in Assets                                        165,523                  0                 0
Decrease in Liabilities                                                      0              5,310                 0
Decrease in Applicant's Deposit                                              0                  0                 0
Offering Period Interest Expense to Limited Partners                         0                  0                 0
  Investment Income Pd to LP's                                          78,559             82,717            87,557
  Return of Capital to LP's                                             48,389             93,146           143,491
                                                                 --------------    ---------------    --------------
Net Increase (Decrease) in Cash                                     $(158,652)            $62,620           $63,441
Cash at the beginning of the year                                      285,628            126,976           189,596
Cash at the end of the year                                            126,976            189,596           253,037
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                              $71                $73               $74
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                                $69                $71               $72
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                               $45                $47               $51
  Capital (1)                                                              $28                $53               $84
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                                   $65                $91               $85
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                            $65                $88               $85


NOTES:
(1)  Based upon year's initial capital balances

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI II
                            (AS OF DECEMBER 31, 2000)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                        1998             1999              2000
                                                               --------------    -------------    --------------

Gross Revenues                                                       $76,313          $66,886           $52,807
Less: General Partners' Mgmt Fee                                       2,606            2,277             2,022
  Loan Servicing Fee                                                   4,441            3,897             3,556
  Administrative Expenses                                              9,401            9,487             8,795
  Provision for Uncollected Accts                                      6,171            4,078             4,202
  Amortization of Organization and Syndication Costs                       0                0                 0
  Offering Period Interest Expense to Limited Partners                     0                0                 0
                                                               --------------    -------------    --------------
Net Income (GAAP Basis) dist. to Limited Partners                    $53,694          $47,147           $34,232
                                                               --------------    -------------    --------------
Sources of Funds - Net Income                                        $53,694          $47,147           $34,232
Decrease in Assets                                                    58,220          229,205                 0
Increase in Liabilities                                                    0                0                 0
Increase in Applicant's Deposit                                            0                0                 0
Increase in Partners' Capital                                              0                0                21
                                                               --------------    -------------    --------------
Cash generated from Operations                                      $111,914         $276,352           $34,253
Use of Funds-Increase in Assets                                            0                0            92,774
Decrease in Liabilities                                                2,958                0                 0
Decrease in Applicant's Deposit                                            0                0                 0
Offering Period Interest Expense to Limited Partners                       0                0                 0
  Investment Income Pd to LP's                                        32,004           44,590            32,605
  Return of Capital to LP's                                          107,897           95,694            62,844
                                                               --------------    -------------    --------------
Net Increase (Decrease) in Cash                                    $(30,945)         $136,068        $(153,970)
Cash at the beginning of the year                                     58,223           27,278           163,346
Cash at the end of the year                                           27,278          163,346             9,376
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                            $70              $71               $57
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving
  Monthly Earning Distribution (GAAP Basis)                              $68              $68               $56
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                             $40              $62               $52
  Capital (1)                                                           $134             $133              $100
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                                 $31              $68               $32
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings
  Distributions                                                          $30              $66               $31


NOTES:
(1)  Based upon year's initial capital balances

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                       RMI
                            (AS OF DECEMBER 31, 2000)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                                      1998              1999             2000
                                                              -------------     -------------    -------------
Gross Revenues                                                    $120,561          $143,560          $90,402
Less: General Partners' Mgmt Fee                                     3,266             3,123            2,838
  Loan Servicing Fee                                                 7,744             8,057            7,761
  Administrative Expenses                                           11,378            11,379           10,447
  Provision for Uncollected Accts                                    7,456            34,289          (3,290)
  Amortization of Organization and Syndication Costs                     0                 0                0
  Offering Period Interest Expense to Limited Partners                   0                 0                0
                                                              -------------     -------------    -------------
Net Income (GAAP Basis) dist. to Limited Partners                  $90,717           $86,712          $72,646
                                                              -------------     -------------    -------------
Sources of Funds - Net Income                                      $90,717           $86,712          $72,646
Decrease in Assets                                                  35,187           332,433                0
Increase in Liabilities                                                  0                 0            3,527
Increase in Applicant's Deposit                                          0                 0                0
Increase in Partners' Capital                                            0                 0              206
                                                              -------------     -------------    -------------
Cash generated from Operations                                    $125,904          $419,145          $76,379
Use of Funds-Increase in Assets                                          0                 0           97,222
Decrease in Liabilities                                                  0                 0                0
Decrease in Applicant's Deposit                                          0                 0                0
Offering Period Interest Expense to Limited Partners                     0                 0                0
  Investment Income Pd to LP's                                      25,859            42,113           33,274
  Return of Capital to LP's                                        101,698           152,140          160,620
                                                              -------------     -------------    -------------
Net Increase (Decrease) in Cash                                   $(1,653)          $224,892       $(214,737)
Cash at the beginning of the year                                   16,418            14,765          239,657
Cash at the end of the year                                         14,765           239,657           24,920
Income & Distribution Data for $1,000 Invested for
  a Compounding Limited Partner  (GAAP Basis)                          $71               $71              $65
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $20               $33              $28
  Capital (1)                                                          $77              $118             $136
Federal Income Tax Results for $1,000 Invested
  Capital for a Compounding Ltd. Partner                               $67               $93              $44



NOTES:
(1)  Based upon year's initial capital balances


                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                               CMI (CONSOLIDATED)
                            (AS OF DECEMBER 31, 2000)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                       1998              1999               2000
                                                               -------------     -------------    ---------------

Gross Revenues                                                     $171,863          $180,636           $157,447
Less: General Partners' Mgmt Fee                                     11,244            10,668             10,927
  Loan Servicing Fee                                                 15,048            15,717             12,553
  Administrative Expenses                                            13,269            12,606             12,350
  Provision for Uncollected Accts                                    20,736          (65,748)            (2,459)
  Amortization of Organization and Syndication Costs                      0                 0                  0
  Offering Period Interest Expense to Limited Partners                    0                 0                  0
                                                               -------------     -------------    ---------------
Net Income (GAAP Basis) dist. to Limited Partners                  $111,566          $207,393           $124,076
                                                               -------------     -------------    ---------------
Sources of Funds - Net Income                                      $111,566          $207,393           $124,076
Decrease in Assets                                                   15,743            49,805            132,190
Increase in Liabilities                                              11,503                 0                  0
Increase in Applicant's Deposit                                           0                 0                  0
Increase in Partners' Capital                                             0                 0                  0
                                                               -------------     -------------    ---------------
Cash generated from Operations                                     $138,812          $257,198           $256,266
Use of Funds-Increase in Assets                                           0                 0                  0
Decrease in Liabilities                                                   0             4,752              5,652
Decrease in Applicant's Deposit                                           0                 0                  0
Offering Period Interest Expense to Limited Partners                      0                 0                  0
  Investment Income Pd to LP's                                       31,596            23,695             38,038
  Return of Capital to LP's                                         176,327           126,710            255,442
                                                               -------------     -------------    ---------------
Net Increase (Decrease) in Cash                                   $(69,111)          $102,041          $(42,866)
Cash at the beginning of the year                                   150,781            81,670            183,711
Cash at the end of the year                                          81,670           183,711            140,845
Income & Distribution Data for $1,000 Invested Net Income
  CMI (Original Portfolio)  (GAAP Basis)                                $76              $149                $87
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                  $76              $149                $87
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                          $19               $16                $24
    Capital (1)                                                        $120               $75               $107
  CMI  II (New Portfolio of CMI)
    Income (1)                                                          $21               $15                $25
    Capital (1)                                                        $111               $95               $208
Federal Income Tax Results for $1,000 Invested Capital
  Ordinary Income from Operations CMI (Original Portfolio)              $93              $102                $85
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI)                                                                $93              $102                $85

NOTES:
(1)  Based upon year's initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984

                                     TABLE V
                                PAYMENT OF LOANS
                       CORPORATE MORTGAGE INVESTORS I & II
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2000

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------

                                            CLOSED             LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED           ON               AMOUNT          LATE/MISC            TO DATE
--------------------------------------------------------------------------------------------------------------
San Francisco             07/28/95        05/31/98         145,000.00           24,789.91          169,789.91
Ventura                   12/05/96        06/25/98          65,000.00           43,030.90          108,030.90
Alameda                   09/29/88        10/26/98          74,600.00           64,089.87          138,689.87
Ventura                   12/05/96        05/17/99          52,000.00           15,030.78           67,030.78
Ventura                   12/05/96        07/19/99          65,000.00           22,157.23           87,157.23
San Mateo                 06/27/95        11/29/99          85,000.00           46,719.21          131,719.21
San Mateo                 03/12/99        12/01/99          75,000.00            9,101.99           84,101.99
San Francisco             11/04/98        07/05/00         270,000.00           50,796.60          320,796.60
San Mateo                 03/30/99        07/06/00          21,250.00            3,321.52           24,571.52
San Mateo                 01/06/92        07/06/00          25,000.00           23,054.69           48,054.69

--------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
San Mateo                 11/22/96        12/15/00         100,000.00           47,557.54          147,554.54

--------------------------------------------------------------------------------------------------------------

COMMERCIAL (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
San Mateo                 12/02/97        08/19/98         150,000.00            9,358.83          159,358.83
San Mateo                 02/02/96        10/02/98         175,000.00           51,682.83          226,682.83
San Mateo                 09/08/99        02/29/00          92,000.00            5,202.20           97,202.20
Sacramento                08/27/93        04/19/00          67,500.00           41,078.79          108,578.79
Alameda                   08/11/00        12/29/00          80,015.00            3,758.69           83,773.69
--------------------------------------------------------------------------------------------------------------


                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS I
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2000

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------

                                            CLOSED              LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED            ON               AMOUNT          LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
Ventura                   12/05/96        02/13/98          65,000.00            1,913.40           66,913.40
Ventura                   12/05/96        02/13/98          65,000.00           13,110.67           78,110.67
Ventura                   12/05/96        02/13/98          65,000.00            4,922.69           69,922.69
San Mateo                 02/16/94        02/25/98          75,000.00           31,129.95          106,129.95
Contra Costa              08/30/93        03/02/99          29,502.78           23,776.64           53,279.42
Santa Clara               12/31/91        02/18/99          54,000.00          -30,585.00           23,415.00
Stanislaus                12/31/96        06/23/99         100,000.00           30,493.33          130,493.33
Contra Costa              10/23/85        07/19/99           5,958.05           23,479.72           29,437.77
San Mateo                 09/28/99        11/18/99         100,000.00            1,414.81          101,414.81
Ventura                   12/05/96        12/13/99          52,000.00           18,665.00           70,665.00
Sacramento                03/13/92        12/31/99           3,500.00              609.25           -3,200.11
Sacramento                03/13/92        12/31/99           2,000.00              362.55           -1,836.20
Sacramento                11/28/94        07/07/00          13,125.00            5,264.90           18,389.90
San Mateo                 11/25/98        08/16/00          99,988.00           20,922.62          120,910.62
--------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED             ON               AMOUNT          LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------

COMMERCIAL (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
San Mateo                 03/31/96        10/02/98          15,000.00            6,118.14           21,118.14
San Mateo                 05/30/97        10/15/98         100,000.00           14,693.80          114,693.80
Santa Clara               12/31/92        06/01/99          54,500.00            47002.52          101,502.52
Stanislaus                11/16/93        12/18/00          35,002.69            6,560.08           41,562.77
--------------------------------------------------------------------------------------------------------------


                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS II
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2000

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------

                                            CLOSED              LOAN            INTEREST/            PROCEEDS
PROPERTY                    FUNDED            ON               AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
Ventura                   12/05/96        02/13/98          65,000.00           12,082.39           77,082.39
Ventura                   12/05/96        02/13/98          65,000.00           13,599.29           78,599.29
San Mateo                 02/16/94        02/25/98          50,000.00           10,376.65           60,376.65
Sacramento                03/13/92        12/31/99           3,500.00              609.25           -3,200.11
Sacramento                03/13/92        12/31/99           2,000.00              362.55           -1,836.20
Ventura                   12/05/96        05/15/00          52,000.00           24,755.95           76,755.95
Ventura                   12/05/96        05/15/00          52,000.00           24,748.95           76,758.95
Santa Clara               11/28/94        07/07/00          13,125.00            5,264.90           18,389.90

--------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Alameda                   06/01/92        05/13/98         100,000.00           87,651.58          187,651.58

--------------------------------------------------------------------------------------------------------------

COMMERCIAL (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
Stanislaus                12/31/96        06/23/99         100,000.00           30,493.33          130,493.33

--------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS III
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2000

SINGLE FAMILY 1-4 UNITS (county)
 -------------------------------------------------------------------------------

                                            CLOSED              LOAN           INTEREST/            PROCEEDS
 PROPERTY                   FUNDED           ON                AMOUNT          LATE/MISC             TO DATE
 ------------------------------------------------------------------------------------------------------------
 Ventura                  12/05/96        03/03/98          65,000.00          10,539.20           75,539.20
 San Mateo                02/01/98        12/31/98          30,000.00           3,111.01           33,111.01
 Santa Clara              12/31/91        02/18/99          83,619.72         -47,253.20           36,366.52
 Ventura                  12/05/96        07/26/99          65,000.00          22,471.54           87,471.54
 San Mateo                09/28/99        11/18/99         100,000.00           1,414.81          101,414.81
 San Mateo                03/12/99        12/01/99          50,000.00           6,068.26           56,068.26
 San Mateo                09/19/91        03/31/00         136,000.80         167,215.49          303,216.29
 San Mateo                12/31/96        04/21/00          36,570.00          13,175.19           49,745.19
 San Mateo                11/25/98        08/16/00          99,988.00          20,922.62          120,910.62
 Santa Clara              04/14/00        09/27/00         174,999.00           8,561.02          183,560.02

 -----------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
 -----------------------------------------------------------------------------------------------------------
                                            CLOSED              LOAN           INTEREST/            PROCEEDS
 PROPERTY                  FUNDED               ON            AMOUNT           LATE/MISC             TO DATE
 -----------------------------------------------------------------------------------------------------------
 Alameda                 06/01/92         05/13/98         60,000.00           52,592.89          112,592.89
 Alameda                 11/09/83         09/03/99         17,524.36           28,623.51           46,147.87
 ------------------------------------------------------------------------------------------------------------

COMMERCIAL (county)
 ------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN          INTEREST/            PROCEEDS
 PROPERTY                   FUNDED              ON             AMOUNT          LATE/MISC             TO DATE
 ------------------------------------------------------------------------------------------------------------
 San Mateo                03/31/98        08/19/98          60,000.00           3,289.28           63,289.28
 San Mateo                10/18/96        11/18/98         100,000.00          25,160.00          125,160.00
 Stanislaus               12/20/94        06/23/99         141,964.18         155,813.06          297,777.24
 San Mateo                02/26/98        08/21/00         205,200.00          61,071.30          266,271.30
 San Mateo                01/25/00        10/30/00         100,000.00           8,115.67          108,115.67
 Stanislaus               11/16/93        12/18/00          35,002.69           6,560.08           41,562.77
 Alameda                  08/11/00        12/29/00         159,997.50           7,515.86          167,513.36
 ------------------------------------------------------------------------------------------------------------


                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS IV
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2000

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------

                                            CLOSED             LOAN            INTEREST/            PROCEEDS
PROPERTY                   FUNDED            ON               AMOUNT           LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
San Mateo                11/16/87         01/19/98         40,000.00           54,832.78           94,832.78
San Mateo                10/16/92         04/01/98         76,760.00           70,117.71          146,877.71
Alameda                  07/07/86         05/19/98         27,850.00           46,154.10           74,004.10
San Mateo                05/21/91         07/02/98        120,000.00          123,436.63          243,436.63
Contra Costa             04/10/97         02/04/99         12,500.00            2,616.39           15,116.39
San Mateo                08/29/97         05/26/99         15,282.02            2,264.56           17,546.58
Contra Costa             10/23/85         07/19/99         34,041.95           64,122.55           98,164.50
Ventura                  12/05/96         09/03/99         65,000.00           23,677.32           88,677.32
Ventura                  12/05/96         01/31/00         65,000.00           32,318.29           97,318.29

-------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
-------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN          INTEREST/            PROCEEDS
PROPERTY                   FUNDED               ON             AMOUNT          LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
Alameda                  03/13/97         05/01/98         500,000.00          61,215.28          561,215.28
Alameda                  06/01/92         05/13/98         275,000.00         373,615.12          648,615.12
Sacramento               06/29/90         07/17/98         187,778.06         136,018.43          323,796.49
Sacramento               07/03/95         12/24/98         200,000.00          29,398.68          229,398.68
Contra Costa             12/31/94         02/04/99         175,000.00         105,355.18          280,355.18
Alameda                  12/24/97         06/28/99         690,000.00          98,272.41          788,272.41
Alameda                  04/27/89         06/10/99          65,000.00          78,181.27          143,181.27
Santa Clara              09/19/91         03/16/00          12,500.00          14,802.54           27,302.54
San Francisco            03/20/95         04/14/00          50,004.00           9,648.93           59,652.93
San Francisco            11/30/95         12/29/00          78,000.00          48,516.57          126,516.57


-------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS IV
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2000


COMMERCIAL (county)
--------------------------------------------------------------------------------

                                            CLOSED              LOAN           INTEREST/            PROCEEDS
PROPERTY                   FUNDED             ON               AMOUNT          LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
Contra Costa             09/29/92         05/04/98         100,000.00          65,297.83          165,297.83
Sonoma                   05/26/93         07/09/98         292,500.00         361,093.01          653,593.01
San Mateo                12/02/97         08/19/98          90,000.00           7,588.88           97,588.88
San Mateo                02/02/96         10/02/98         275,000.00          69,864.78          344,864.78
San Mateo                05/30/97         10/15/98         250,000.00          36,734.50          286,734.50
San Mateo                08/26/93         03/12/99         133,000.00          52,840.61          185,840.61
Santa Clara              12/31/92         06/01/99          54,500.00          47,002.52          101,502.52
Stanislaus               12/20/94         06/23/99         946,427.86       1,076,196.15        2,022,624.01
Alameda                  12/19/97         09/24/99         387,358.50         189,515.89          576,874.39
El Dorado                05/05/89         12/31/99         200,000.00         228,027.44          428,027.44
Stanislaus               12/03/98         01/29/99         600,000.00          63,683.85          663,683.85
San Francisco            12/29/94         01/27/00         325,000.00         178,188.72          503,188.72
Santa Clara              06/16/99         04/05/00         162,501.50          15,001.73          177,503.23
Alameda                  08/06/92         04/26/00          82,873.25          57,482.82          140,356.07
San Mateo                04/13/89         08/03/00          59,999.50          79,707.34          139,706.84
Stanislaus               11/16/93         12/18/00         199,998.56          37,483.01          237,481.57
Alameda                  08/11/00         12/29/00          49,985.00           2,348.04           52,333.04
-------------------------------------------------------------------------------------------------------------


                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS V
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2000

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------

                                               CLOSED               LOAN            INTEREST/      PROCEEDS
PROPERTY                      FUNDED             ON                AMOUNT           LATE/MISC       TO DATE
------------------------------------------------------------------------------------------------------------
Santa Clara                 12/31/91         02/18/99          228,620.18         -127,741.15    100,879.03
San Francisco               06/26/97         10/22/99          195,000.00           35,196.61    230,196.61
San Mateo                   03/12/99         12/01/99          205,000.00           24,878.99    229,878.99
Sacramento                  03/13/92         12/31/99            7,000.00              818.52     -6,788.84
Sacramento                  03/13/92         12/31/99            4,000.00              725.12     -3,682.97
San Mateo                   04/01/99         03/15/00          176,000.00           19,856.47    195,856.47
San Mateo                   04/25/00         05/26/00          260,001.20            2,389.29    262,390.49
Santa Clara                 11/28/94         07/07/00           26,250.00           10,529.80     36,779.80
Santa Clara                 10/13/89         09/11/00          142,000.00          307,230.27    449,230.27
------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
------------------------------------------------------------------------------------------------------------

                                               CLOSED                LOAN          INTEREST/       PROCEEDS
PROPERTY                      FUNDED               ON              AMOUNT          LATE/MISC        TO DATE
------------------------------------------------------------------------------------------------------------
Sacramento                  06/29/90         07/17/98          126,555.01          65,224.49     191,779.50
Santa Clara                 09/19/91         03/06/00           55,000.00          65,131.17     120,131.17
San Francisco               03/20/95         04/14/00           50,004.00           9,648.93      59,652.93
------------------------------------------------------------------------------------------------------------

COMMERCIAL (county)
------------------------------------------------------------------------------------------------------------

                                                CLOSED               LOAN            INTEREST/     PROCEEDS
PROPERTY                       FUNDED               ON             AMOUNT            LATE/MISC      TO DATE
------------------------------------------------------------------------------------------------------------
Contra Costa                 09/29/92         05/04/98         100,000.00           128,786.98   228,786.98
San Mateo                    07/15/92         12/08/98         112,500.00            96,554.54   209,054.54
San Francisco                06/17/98         01/08/99         400,000.00            23,314.28   423,314.28
Sonoma                       11/07/94         05/14/99          66,190.41            25,660.80    91,851.21
Stanislaus                   12/20/94         06/23/99         236,606.97           261,799.03   498,406.00
Santa Clara                  06/16/99         04/05/00          80,000.13             7,385.41    87,385.54
San Mateo                    04/13/89         08/03/00         179,998.50           239,122.01   419,120.51
San Mateo                    07/07/00         10/30/00          78,125.00             3,086.04    81,211.04
San Mateo                    01/25/00         10/30/00         150,000.00            12,173.50   162,173.50
Stanislaus                   11/16/93         12/18/00          74,998.69            14,055.98    89,054.67
Alameda                      08/11/00         12/29/00         159,997.50             7,515.86   167,513.36
------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS VI
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2000

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------

                                               CLOSED              LOAN             INTEREST/       PROCEEDS
PROPERTY                      FUNDED             ON               AMOUNT            LATE/MISC        TO DATE
-------------------------------------------------------------------------------------------------------------
San Mateo                   10/16/92         04/01/98         115,140.00            50,554.99     165,694.99
El Dorado                   06/24/93         06/19/98         235,000.00           154,808.06     389,808.06
Alameda                     02/23/95         06/23/98         153,320.99            52,892.71     211,213.70
San Mateo                   07/25/88         02/17/99          49,000.00            66,190.49     115,190.49
Contra Costa                08/30/93         03/02/99          21,635.32            17,572.19      39,207.51
Ventura                     12/05/96         05/17/99          13,000.00             6,491.67      19,491.67
San Mateo                   05/15/96         05/28/99         145,000.00            31,017.05     176,017.05
Ventura                     12/05/96         07/02/99          65,000.00            15,006.13      80,006.13
Solano                      02/11/88         06/14/99          36,000.00            67,213.77     103,213.77
Santa Clara                 12/31/91         02/18/99         285,793.30          -141,804.88     143,988.42
San Francisco               06/29/90         07/21/99         200,000.00           241,041.21     441,041.21
Contra Costa                02/10/99         09/14/99         335,000.00            20,891.09     355,891.09
Monterey                    09/27/95         10/18/99          72,380.95            19,700.87      92,081.82
San Mateo                   06/10/99         12/01/99          48,000.00             2,328.01      50,328.01
Stanislaus                  09/15/98         12/10/99         500,000.00            68,137.84     568,137.84
Ventura                     12/05/96         12/13/97          13,000.00             7,403.83      20,403.83
Sacramento                  03/13/92         12/31/99          14,000.00             2,437.03     -12,604.74
Sacramento                  03/13/92         12/31/99           8,000.00             1,450.21      -7,283.65
San Mateo                   09/19/91         03/31/00          24,000.00            29,508.44      53,508.44
San Mateo                   03/30/99         07/06/00          38,250.00             5,978.74      44,228.74
San Mateo                   01/06/92         07/06/00          45,000.00            41,498.43      86,498.43
Santa Clara                 11/28/94         07/07/00          52,500.00            21,059.60      73,559.60
San Mateo                   10/13/99         10/31/00          35,000.00             4,212.07      39,212.07
-------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
-------------------------------------------------------------------------------------------------------------

                                               CLOSED               LOAN            INTEREST/       PROCEEDS
PROPERTY                      FUNDED               ON             AMOUNT            LATE/MISC        TO DATE
-------------------------------------------------------------------------------------------------------------
Sacramento                  07/24/97         02/02/98          10,000.00               368.58      10,368.58
Alameda                     03/13/98         05/01/98         350,000.00            15,781.59     365,781.59
Alameda                     06/01/92         05/13/98         275,000.00           241,049.46     516,049.46
Sacramento                  06/29/90         07/17/98          96,559.83            97,106.39     193,666.22
Santa Clara                 09/19/91         03/06/00          56,250.00            66,611.42     122,861.42
San Francisco               03/20/95         04/14/00         150,000.00            28,944.48     178,944.48
Santa Clara                 05/17/89         04/20/00          40,000.00            60,185.95     100,185.95
Santa Clara                 02/24/89         04/20/00         100,000.00           153,208.52     253,208.52
-------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS VI
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2000

COMMERCIAL (county)
--------------------------------------------------------------------------------

                                                CLOSED             LOAN             INTEREST/       PROCEEDS
PROPERTY                      FUNDED              ON              AMOUNT            LATE/MISC        TO DATE
-------------------------------------------------------------------------------------------------------------
Sonoma                      05/26/93          07/09/98        292,500.00           624,396.12     916,896.12
Alameda                     08/11/88          08/03/98         73,000.00            93,566.06     166,566.06
San Mateo                   02/02/96          10/02/98        150,000.00            31,079.87     181,079.87
San Francisco               06/17/98          01/08/99        700,000.00            40,799.99     740,799.99
Solano                      11/07/94          05/14/99         72,809.59            27,404.49     100,214.08
Santa Clara                 12/31/92          06/01/99        109,000.00            89,992.26     198,992.26
Stanislaus                  12/20/94          06/23/99        567,856.74           625,917.71   1,193,774.45
Santa Clara                 03/22/96          11/02/99        340,000.00           164,090.24     504,090.24
San Francisco               10/14/93          12/29/99        200,000.00           216,120.59     416,120.59
El Dorado                   05/05/89          12/31/99        200,000.00           248,374.04     448,374.04
Alameda                     08/06/92          04/26/00         82,873.25            57,482.82     140,356.07
Sonoma                      06/21/94          05/26/00        135,250.00            76,675.01     211,925.01
San Mateo                   04/13/89          08/03/00        310,002.00           411,827.33     721,829.33
San Mateo                   07/07/00          10/30/00         78,125.00             3,086.04      81,211.04
San Mateo                   01/25/00          10/30/00        250,000.00            20.289.17     270,289.17
Santa Clara                 07/24/96          12/04/00        382,250.00           205,572.32     587,822.32
Stanislaus                  11/16/93          12/18/00        199,998.56            37,483.01     237,481.57
Alameda                     08/11/00          12/29/00        149,987.50             7,045.64     157,033.14

-------------------------------------------------------------------------------------------------------------



                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2000

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------

                                              CLOSED            LOAN            INTEREST/            PROCEEDS
PROPERTY                       FUNDED           ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
San Mateo                    11/19/90       06/16/98        91,000.00           94,499.63          185,499.63
El Dorado                    06/24/93       06/19/98       300,000.00          197,627.33          497,627.33
Alameda                      02/23/95       06/23/98       153,320.99           57,892.71          211,213.70
San Mateo                    12/29/87       07/31/98        79,000.00           85,460.44          164,460.44
San Mateo                    09/04/94       08/14/98        60,000.00           26,344.06           86,344.06
Santa Cruz                   09/15/97       10/02/98       107,263.44           11,293.28          118,556.72
San Francisco                09/22/97       11/02/98       210,000.00           37,426.99          247,426.99
San Francisco                09/26/97       11/06/98       323,003.04           32,691.04          355,694.08
San Mateo                    07/07/98       11/25/98       200,000.00            8,900.70          208,900.70
Santa Clara                  12/31/91       02/18/99       152,400.85          -76,931.92           75,468.93
Contra Costa                 08/30/93       03/02/99       126,861.90          103,048.66          229,910.56
Sonoma                       04/17/92       03/31/99        15,850.00           11,109.80           26,959.80
San Mateo                    08/29/97       05/26/99        12,217.98            2,050.36           14,268.34
Monterey                     02/18/99       06/18/99        75,000.00            2,900.00           77,900.00
Monterey                     06/18/97       06/18/99       687,500.00          125,402.84          812,902.84
Monterey                     09/27/95       10/18/99        79,619.05           38,283.28          117,902.33
Ventura                      12/05/96       10/22/99        65,000.00           22,919.09           87,919.09
Monterey                     09/27/95       10/18/99        79,619.05           26,669.41          106,288.46
Ventura                      12/05/96       10/22/99        65,000.00           24,809.71           89,809.71
San Mateo                    09/28/99       11/18/99       100,000.00            2,831.63          102,831.63
Stanislaus                   09/15/98       12/10/99       284,000.00           38,702.92          322,702.92
Solano                       03/30/90       12/28/99        45,800.00           64,934.28          110,734.28
San Mateo                    09/19/91       03/31/00        79,999.20           98,360.49          178,359.69
San Mateo                    07/30/99       04/11/00        15,246.42            1,456.34           16,702.76
San Francisco                04/26/99       04/14/00       219,654.50           25,454.01          245,108.51
Ventura                      12/05/96       05/15/00        13,000.00            6,188.99           19,188.99
Ventura                      12/05/96       05/15/00        13,000.00            6,189.74           19,189.74
San Mateo                    04/25/00       05/26/00       199,998.80            1,837.90          201,836.70
Contra Costa                 02/01/00       06/29/00       152,940.44            7,476.17          160,416.61
San Mateo                    01/06/92       07/06/00        30,000.00           27,665.62           57,665.62

--------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2000

MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------

                                           CLOSED                  LOAN           INTEREST/          PROCEEDS
PROPERTY                     FUNDED          ON                   AMOUNT          LATE/MISC           TO DATE
--------------------------------------------------------------------------------------------------------------
San Francisco              07/17/96      02/26/98              84,241.05         147,731.84        231,972.89
Alameda                    03/13/97      05/01/98           1,400,000.00         263,875.12      1,663,875.12
San Mateo                  07/25/89      02/17/99              45,000.00          46,422.67         91,422.67
Santa Clara                09/19/91      03/06/00              86,250.00         102,137.52        188,387.52
San Francisco              03/20/95      04/14/00             549,996.00         106,128.99        656,124.99
--------------------------------------------------------------------------------------------------------------

COMMERCIAL (county)
--------------------------------------------------------------------------------------------------------------

                                           CLOSED                   LOAN          INTEREST/          PROCEEDS
PROPERTY                     FUNDED            ON                 AMOUNT          LATE/MISC           TO DATE
--------------------------------------------------------------------------------------------------------------
Solano                     11/30/95      01/30/98              60,000.00          10,638.75         70,638.75
Contra Costa               09/29/92      05/04/98             350,000.00         258,375.49        608,375.49
Solano                     09/30/97      06/05/98             480,000.00          42,640.01        522,640.01
Alameda                    04/25/97      07/24/98             560,000.00          81,144.01        641,144.01
San Mateo                  02/02/96      10/02/98             700,000.00         136,866.58        836,866.58
San Mateo                  07/15/92      12/08/98             112,500.00          96,240.02        208,740.02
San Francisco              06/17/98      01/08/99           1,000,000.00          48,102.51      1,048,102.51
Stanislaus                 12/03/98      01/29/99             600,000.00          10,868.92        610,868.92
San Mateo                  08/26/93      03/12/99             133,000.00          53,554.50        186,554.50
Alameda                    08/18/93      06/09/99              82,500.00          57,105.93        139,605.93
Stanislaus                 12/31/96      06/23/99             950,000.00         289,866.67      1,239,866.67
Stanislaus                 12/20/94      06/23/99             757,144.25         834,559.07      1,591,703.32
San Francisco              01/05/99      08/25/99           1,350,000.00         119,945.50      1,469,945.50
Alameda                    12/19/97      09/24/99             832,820.75         407,458.11      1,240,278.86
Solano                     09/24/98      09/30/99             950,000.00         106,896.15      1,056,896.15
Santa Clara                03/22/96      11/02/99             955,000.00         460,901.73      1,415,901.73
San Francisco              10/14/93      12/29/99             200,000.00         216,120.39        416,120.39
San Francisco              10/22/97      04/14/00           1,111,928.85         210,747.08      1,322,675.93
Alameda                    08/06/92      04/26/00              46,803.51          32,464.01         79,267.52
Sonoma                     06/21/94      05/26/00             135,250.00          76,675.01        211,925.01
San Mateo                  03/05/99      08/21/00             440,797.86          63,921.94        504,719.80
San Mateo                  02/26/98      08/21/00             478,800.00         142,499.70        621,299.70
San Mateo                  10/28/97      08/21/00              46,000.00          15,836.53         61,836.53
San Mateo                  04/02/97      08/21/00             235,400.00          95,814.80        331,214.80
Santa Clara                07/24/96      12/04/00             382,250.00         205,572.32        587,822.32
Stanislaus                 11/16/93      12/18/00              73,748.81          13,821.74         87,570.55

--------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VIII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2000

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------

                                           CLOSED                  LOAN           INTEREST/          PROCEEDS
PROPERTY                     FUNDED          ON                   AMOUNT          LATE/MISC           TO DATE
--------------------------------------------------------------------------------------------------------------
San Mateo                  12/29/95      04/23/98             225,000.00          63,849.70        288,849.70
Marin                      05/09/97      05/20/98             120,000.00          13,410.94        133,410.94
Marin                      05/31/96      05/20/98             906,413.85         153,528.25      1,059,941.10
El Dorado                  06/24/93      06/19/98             130,000.00          84,489.35        214,489.35
San Francisco              04/15/97      11/02/98             420,000.00          37,426.99        457,426.99
Marin                      10/31/97      11/03/98           1,274,321.61         136,974.54      1,411,296.15
San Francisco              09/26/97      11/06/98             232,003.04          32,691.04        264,694.08
Mendocino                  06/25/96      11/30/98             125,000.00          36,479.46        161,479.46
Alameda                    06/20/95      02/05/99              66,000.00          30,505.41         96,505.41
Contra Costa               04/10/97      02/04/99              37,500.00           7,849.20         45,349.20
San Francisco              04/28/98      03/24/99             352,000.00          35,465.82        387,465.82
San Francisco              12/15/94      04/22/99             275,000.00          -1,767.18        273,232.82
Monterey                   02/18/99      06/18/99              75,000.00           2,900.00         77,900.00
Monterey                   06/18/97      06/18/99             687,500.00         125,402.84        812,902.84
San Mateo                  10/16/98      09/24/99             201,573.15          12,715.93        214,289.08
San Francisco              06/26/97      10/22/99             195,000.00          35,196.61        230,196.61
Stanislaus                 09/15/98      12/10/99           2,500,000.00         340,695.43      2,840,695.43
San Mateo                  01/26/99      11/18/99             110,000.00          10,813.67        120,813.67
Santa Clara                02/23/99       3/31/00             896,000.00          77,978.42        973,978.42
San Francisco              04/26/99      04/14/00             430,345.50          49,869.32        480,214.82
Santa Clara                07/20/99      06/22/00             950,000.00          92,268.49      1,042,268.49
San Mateo                  03/30/99      07/06/00              25,500.00           3,985.82         29,485.82
San Mateo                  11/25/98      08/16/00           2,600,029.86         544,052.49      3,144,082.35
Marin                      03/24/98      08/30/00             894,000.00         315,119.91      1,209,119.91
Santa Clara                04/14/00      09/27/00             125,001.00           6,115.09        131,116.09
San Francisco              11/13/98      09/30/00           1,145,158.07         297,961.06      1,443,119.13
Marin                      09/22/00      12/29/00             368,000.00          11,499.99        379,499.99
--------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VIII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2000

MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------

                                           CLOSED             LOAN           INTEREST/           PROCEEDS
PROPERTY                   FUNDED            ON              AMOUNT          LATE/MISC            TO DATE
----------------------------------------------------------------------------------------------------------
San Francisco            07/17/96        02/26/98      1,014,320.42         147,731.84       1,162,052.26
San Mateo                12/29/95        03/12/98        425,000.00         114,078.49         539,078.49
Alameda                  03/13/97        05/01/98      1,800,000.00         220,374.98       2,020,374.98
San Mateo                09/10/97        08/21/98        945,000.00         103,241.26       1,048,241.26
Contra Costa             12/30/94        02/04/99        525,000.00         209,970.62         734,970.62
San Francisco            08/11/98        06/18/99      1,362,500.00         130,636.73       1,493,136.73
Alameda                  12/04/97        06/28/99        690,000.00         125,676.80         815,676.80
Alameda                  02/04/99        09/23/99        606,598.37          25,526.45         632,124.82
Alameda                  02/04/99        09/23/99        727,500.00          52,753.89         780,253.89
San Joaquin              07/11/95        09/23/99        660,000.00         326,215.96         986,215.96
San Mateo                09/18/97        01/14/00      1,818,500.00         493,220.35       2,311,720.35
Santa Clara              09/19/91        03/06/00         40,000.00          47,368.12          87,368.12
San Francisco            03/20/95        04/14/00        399,996.00          77,184.51         477,180.51
Contra Costa             02/28/00        05/08/00        650,000.00          12,921.95         662,921.95
San Joaquin              10/05/94        08/31/00        200,000.00         138,246.19         338,246.19
----------------------------------------------------------------------------------------------------------

COMMERCIAL (county)
----------------------------------------------------------------------------------------------------------
                                          CLOSED              LOAN           INTEREST/           PROCEEDS
PROPERTY                  FUNDED              ON            AMOUNT           LATE/MISC            TO DATE
----------------------------------------------------------------------------------------------------------
Alameda                 09/13/95        01/23/98         60,000.00           18,775.03          78,775.03
Solano                  09/30/97        06/05/98        480,000.00           42,640.01         522,640.01
Alameda                 04/25/97        07/24/98      2,100,000.00          304,290.03       2,404,290.03
San Mateo               02/02/96        10/02/98        700,000.00          139,460.58         839,460.58
San Mateo               05/30/97        10/15/98        650,000.00           95,509.70         745,509.70
Santa Cruz              03/31/98        12/21/98        684,000.00           54,758.00         738,758.00
Santa Clara             06/11/98        12/28/98      2,000,000.00          132,000.00       2,132,000.00
San Francisco           06/17/98        01/08/99      1,515,000.00           64,792.61       1,579,792.61
Alameda                 08/18/93        06/09/99         82,500.00           56,379.69         138,879.69
Stanislaus              12/31/96        06/23/99      1,450,000.00          442,153.34       1,892,153.34
----------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VIII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2000

COMMERCIAL (county)(continued)
--------------------------------------------------------------------------------

                                           CLOSED            LOAN           INTEREST/          PROCEEDS
PROPERTY                  FUNDED             ON             AMOUNT          LATE/MISC           TO DATE
--------------------------------------------------------------------------------------------------------
San Joaquin             01/01/96         08/06/99       320,000.00          69,177.57        389,177.57
San Francisco           01/05/99         08/25/99     1,350,000.00         119,945.50      1,469,945.50
Alameda                 12/19/97         09/24/99       832,820.75         407,458.11      1,240,278.86
Solano                  09/24/98         09/30/99        95,000.00           5,626.11        100,626.11
Stanislaus              12/03/98         01/29/99       600,000.00         111,190.26        711,190.26
Contra Costa            05/13/98         11/22/99       300,000.00          55,180.00        355,180.00
San Francisco           10/14/93         12/29/99       200,000.00         215,111.05        415,111.05
Santa Clara             03/22/96         11/02/99       955,000.00         460,901.73      1,415,901.73
San Francisco           12/29/94         01/27/00       325,000.00         178,188.72        503,188.72
Contra Costa            01/05/96         03/31/00       104,000.00          54,575.70        158,575.70
Santa Clara             06/16/99         04/05/00       119,998.38          11,077.95        131,076.33
San Francisco           10/22/97         04/14/00     2,178,482.93         412,894.15      2,591,377.08
Sacramento              08/27/93         04/19/00        67,500.00          41,078.79        108,578.79
Santa Clara             11/03/00         05/11/00     1,074,000.00          73,167.00         1,147.167
Alameda                 08/11/00         12/29/00     1,800,012.50          84,555.30      1,884,567.80
--------------------------------------------------------------------------------------------------------


                                  ATTACHMENT II
                                       to
                      SUPPLEMENT NO. 1 DATED APRIL 30, 2001

   SUMMARY OF MORTGAGE LOANS ORIGINATED BY PRIOR LIMITED PARTNERSHIP

     The following table provides a summary of the mortgage loans originated by prior programs of Affiliates for the three year period ending December 31, 2000. The last column of the following chart reflects total loan balances on all loans for each prior program, including those which originated prior to the three year period ending December 31, 2000. This information updates the information provided on page 30 of the Prospectus.

--------------------------------------------------------------------------------------------------------------------------------

   Name of partnership        Number of       Estimated Total Amount      Outstanding Loan Balances       Total Outstanding
                                Loans         of Loans Made 1/1/98 to        Originated 1/1/98 to       Loans as of 12/31/2000
                                                    12/31/2000                    12/31/2000
-------------------------------------------------------------------------------------------------------------------------------

           CMI                    11                      $1,338,250.00                   $679,506.96             $1,197,020.30

           RMI                    9                         $665,611.12                   $359,709.44               $955,164.54

          RMI II                  4                         $309,900.00                   $209,156.30               $495,471.51

         RMI III                  15                      $1,482,811.12                   $578,209.29             $1,326,390.09

          RMI IV                  25                      $5,406,334.59                 $4,146,852.14             $7,084,398.50

          RMI V                   17                      $2,255,629.51                   $626,320.42             $1,905,740.02

          RMI VI                  24                      $4,897,230.04                 $2,163,595.64             $5,570,576.38

         RMI VII                  39                     $19,053,580.67                $11,373,664.15            $12,794,296.71

       RMI VIII (1)               74                     $98,888,418.89                $63,524,653.52            $68,570,992.11

          TOTAL                  218                    $134,297,765.94                $83,661,667.86            $99,900,050.16
---------------------------------------------------------------------------------------------------------------------------------

                                 ATTACHMENT III
                                       to
                      SUPPLEMENT NO. 1 DATED APRIL 30, 2001


     The following is a breakdown of prior program mortgage loan according to type of deed of trust, the location of the property securing the mortgage loan, and the type of property securing the mortgage loan as of December 31, 2001. This information updates the information contained on page 31 of the Prospectus.



     A further breakdown of these loans according to the type of deed of trust, the location of the property securing the loans, and the type of property securing the loan is provided below:

         Loans
                              First Trust Deeds                   $80,471,150.00
                              Second Trust Deeds                   42,427,598.87
                              Third Trust Deeds                    11,399,017.07
                                                              ------------------
                                                                 $134,297,765.94
                                                              ==================
        Location of Loans
                              San Francisco County                $43,069,867.45
                              San Mateo County                     22,944,031.42
                              Stanislaus County                    16,563,317.09
                              Santa Clara County                   13,206,800.00
                              Placer County                         5,281,499.98
                              Contra Costa County                   7,596,000.00
                              Marin County                          7,132,000.00
                              Alameda County                        9,752,500.00
                              Solano County                           950,000.00
                              Sacramento County                       580,000.00
                              Monterey County                         150,000.00
                              Santa Cruz County                     1,245,250.00
                              Lake County                             737,500.00
                              Los Angeles County                    4,970,000.00
                              Tuolumne County                         119,000.00
                                                              ------------------
                                                                 $134,297,765.94
                                                              ==================

       Type of Property
                              Owner Occupied Homes                $22,829,581.42
                              Non-Owner Occupied                   37,978,201.40
                              Commercial                           46,332,750.00
                              Land                                 23,539,317.07
                              Apartments                            3,617,916.05
                                                              ------------------
                                                                 $134,297,765.94
                                                              ==================

1. This amount includes loans made by the partnership in its prior and current offerings

                         REDWOOD MORTGAGE INVESTORS VIII

                $30,000,000 Units of Limited Partnership Interest

                                   $1 per Unit

         We are engaged in business as a mortgage lender. We make loans to individuals and business entities secured primarily by first and second deeds of trust on California real estate. Loans are arranged and serviced by Redwood Mortgage Corp.

         Our investment objectives are to make investments that:
o        Yield a high rate of return from mortgage lending
o        Preserve and protect our capital

                  A maximum of 30,000,000 units ($30,000,000) are being offered on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of units will be sold, through broker dealer member firms of the National Association of Securities Dealers. As this is not our first offering of units, all proceeds from the sale of units will be immediately available to us for investment.

There are risks associated with an investment in the partnership (See "RISK FACTORS") including the following:

o We will be subject to various conflicts of interest arising out of our relationship to the general partners and their affiliates.

o Due to the speculative nature of the investment, there is a risk that you could lose your entire investment.

     o The formation loan to be made to Redwood Mortgage Corp. will be unsecured and non-interest bearing, and repayment is not guaranteed.

o An investment in units involves material tax risks.

o Transfer of units is restricted; no public market for the units exists and none is likely to develop.

o You will have a limited ability to liquidate your investment; you will be subject to early withdrawal penalties and other restrictions and may be required to accept less than you paid for your units.

o Our use of leverage may reduce the partnership's profitability or cause losses through liquidation.

o We will rely on appraisals which may not be accurate to determine the fair market value of the real property used to secure loans made by the partnership.

o Loan defaults and foreclosures may adversely affect the partnership.

o You have no right to participate in the management of the partnership and may only vote on those matters which are set forth in the limited partnership agreement; all decisions with respect to the management of the partnership will be made exclusively by the general partners.

                  ---------------------------------------------

================================================================================
                       Price to Public       Underwriting            Proceeds to
                                             commission (1)          partnership
--------------------------------------------------------------------------------
Per Unit (Minimum
Investment 2,000 units)          $1                $0                $1
Total Maximum           $30,000,000                $0                $30,000,000
================================================================================

     (1) Underwriting commissions will be paid by Redwood Mortgage Corp. from proceeds borrowed from the partnership. This loan is called the formation loan and will be repaid by Redwood Mortgage Corp. over time.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The use of projections in this offering is prohibited. Any representation to the contrary and predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in the partnership is not permitted.

                  The date of this prospectus is July 13, 2000

                                TABLE OF CONTENTS


SUMMARY OF THE OFFERING........................................................1
The Partnership................................................................1
General Partners...............................................................1
Risk Factors...................................................................1
Terms Of The Offering..........................................................1
Estimated Use Of Proceeds......................................................2
Compensation Of The General Partners And Affiliates............................2
Conflicts Of Interest..........................................................2
Prior Performance Summary......................................................2
Investment Objectives And Criteria.............................................2
Federal Income Tax Consequences................................................3
Liquidity, Capital Withdrawal And Early Withdrawals............................3
Summary Of Limited Partnership Agreement.......................................3
Additional Information.........................................................3
Subscription Procedures........................................................3
RISK FACTORS...................................................................4
REAL ESTATE AND OPERATING RISKS................................................4
We Have Not Identified Any New Loans From Additional Proceeds Of
  This Offering................................................................4
Loan Defaults And Foreclosures By Borrowers May Adversely Affect
  Partnership..................................................................4
We Must Rely On Appraisals Which May Not Be Accurate Or May Be
  Affected By Subsequent Events................................................4
Risks Associated With Junior Encumbrances......................................5
Risks Associated With Construction Loans.......................................5
Risk Of Real Estate Ownership After Foreclosure................................5
Risks Of Real Estate Development On Property Acquired By Us....................5
Bankruptcy And Legal Limitations On Personal Judgements May Adversely
  Affect Our Profitability.....................................................6
Risks Associated With Unintended Violations Of Usury Statutes..................6
Risks Associated With High Cost Mortgages......................................6
Loan- To-Value Ratios Are Determined By Appraisals Which May Be In
  Excess Of The Ultimate Purchase Price Of The Underlying Property.............7
Use Of Borrowed Money May Reduce Our Profitability Or Cause Losses
  Through Liquidation..........................................................7
Changes In Interest Rates May Affect Your Return On Your Investment............7
Marshaling Of Assets Could Delay Or Reduce Recovery Of Loans...................8
Potential Liability For Toxic Or Hazardous Substances If We Are
  Considered Owner Of Real Property............................................8
Potential Loss Of Revenue In The Event Of The Presence Of Hazardous
   Substances..................................................................8
Potential Conflicts And Risks If We Invest In Loans With General
  Partners Or Affiliates.......................................................9
INVESTMENT RISKS...............................................................9
There Is No Assurance You Will Receive Cash Distributions......................9
Your Ability To Recover Your Investment On Dissolution And Termination
  Will Be Limited..............................................................9
Certain Kinds Of Losses Can Not Be Insured Against.............................9
Risks Related To Concentration Of Mortgages In The San Francisco Bay Area.....10
You Must Rely On General Partners For Management Decisions....................10
You Will Be Bound By Decision Of Majority Vote................................10
Net Worth Of The General Partners May Affect Ability Of General Partners
  To Fulfill Their Obligations To The Partnership.............................10
Operating History Of The Partnership..........................................11
Risks Regarding Formation Loan And Repayment Thereof..........................11
Early Withdrawal Penalties....................................................11
Delays In Investment Could Adversely Affect Your Return.......................11
No Assurance Of Limitation Of Liability Of Limited Partners...................11
No Assurance That California Law Will Apply With Respect To Limitation
  Of Liability Of Limited Partners............................................12
We Cannot Precisely Determine Compensation To Be Paid To General
  Partners And Affiliates.....................................................12
Working Capital Reserves May Not Be Adequate..................................12
Purchase Of Units Is A Long Term Investment...................................12

We May Be Required To Forego More Favorable Investment To Avoid Regulation
  Under Investment Company Act of 1940........................................12
Use Of Forward Looking Statements.............................................13
TAX RISKS.....................................................................13
Material Tax Risks Associated With Investment In Units........................13
Risks Associated With Partnership Status For Federal Income Tax Purposes......13
Risks Associated With Characterization Of Partnership Income As Portfolio
 Income.......................................................................13
Risks Of Partnership Characterization As A Publicly Traded Partnership........14
Risks Relating To Taxation Of Undistributed Revenues And Gain.................14
Risks Relating To Creation Of Unrelated Business Taxable Income...............14
Risks Of Applicability Of Alternative Minimum Tax.............................14
Risks Of Audit And Adjustment.................................................14
Risks Of Effects Of State And Local Taxation..................................15
ERISA RISKS...................................................................15
Risks Of Investment By Tax-Exempt Investors...................................15
INVESTOR SUITABILITY STANDARDS................................................16
Minimum Suitability Standards.................................................16
Minimum Purchase Amount.......................................................16
IRA Investors.................................................................16
ERISA Investors...............................................................16
Blue Sky Requirements.........................................................17
Subscription Agreement Warranties.............................................17
Subscription Procedure........................................................17
NOTICE TO CALIFORNIA RESIDENTS................................................17
TERMS OF THE OFFERING.........................................................17
No Escrow Established.........................................................17
Investment Of Subscriptions...................................................17
Purchase By General Partners And Affiliates...................................18
Guaranteed Payment For Offering Period........................................18
Election To Receive Periodic Cash Distributions...............................18
ESTIMATED USE OF PROCEEDS.....................................................19
CAPITALIZATION OF THE PARTNERSHIP.............................................20
COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES...........................20
OFFERING STAGE................................................................21
OPERATING STAGE...............................................................21
LIQUIDATION STAGE.............................................................22
CONFLICTS OF INTEREST.........................................................24
Conflicts Arising As A Result Of The General Partners' Legal and Financial
  Obligations to Other Partnerships...........................................24
Conflicts Arising From The General Partners' Allocation Of Time Between
  The Partnership And Other Activities........................................24
Amount Of Loan Brokerage Commissions Affects Rate Of Return To Limited
  Partners....................................................................25
Terms Of Formation Loan Are Not A Result Of Arms Length Negotiations..........25
Potential Conflicts If We Invest In Loans With General Partners
  Or Affiliates...............................................................25
General Partners Will Represent Both Parties In Sales Of Real Estate
  Owned to Affiliates.........................................................26
Professionals Hired By General Partners Do Not Represent You Or Any
  Other Limited Partner.......................................................26
FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS..............................26
Present State Of The Law......................................................27
Terms Of The Partnership Agreement............................................27
PRIOR PERFORMANCE SUMMARY.....................................................28
Experience and Background Of General Partners and Affiliates..................28
PUBLICLY OFFERED MORTGAGE PROGRAMS............................................29
PRIVATELY OFFERED MORTGAGE PROGRAMS...........................................29
Redwood Mortgage Investors V..................................................29
Redwood Mortgage Investors IV.................................................29
Redwood Mortgage Investors....................................................29
Corporate Mortgage Investors..................................................29
Additional Information........................................................29

No Major Adverse Developments.................................................30
Prior Public Partnerships.....................................................30
Three Year Summary Of Loans Originated By Prior Limited Partnerships..........30
MANAGEMENT....................................................................31
General.......................................................................31
The General Partners..........................................................32
D. Russell Burwell............................................................32
Michael R. Burwell............................................................32
Gymno Corporation.............................................................32
Redwood Mortgage Corp.........................................................32
Affiliates of the General Partners............................................32
The Redwood Group, Ltd........................................................32
Theodore J. Fischer...........................................................32
SELECTED OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................33
SELECTED FINANCIAL DATA.......................................................34
ORGANIZATIONAL CHART..........................................................35
INVESTMENT OBJECTIVES AND CRITERIA............................................36
Principal Objectives..........................................................36
General Standards For Loans...................................................36
Priority Of Mortgages.........................................................36
Geographic Area Of Lending Activity...........................................37
Construction Loans............................................................37
Loan-To-Value Ratios..........................................................37
Terms Of Loans................................................................37
Equity Interests In Real Property.............................................38
Escrow Conditions.............................................................38
Loans To General Partners And Affiliates......................................38
Purchase Of Loans From Affiliates And Other Third Parties.....................38
Note Hypothecation............................................................38
Joint Ventures................................................................39
Diversification...............................................................39
Reserve Fund..................................................................39
Credit Evaluations............................................................39
Loan Brokerage Commissions....................................................39
Loan Servicing................................................................39
Sale Of Loans.................................................................39
Borrowing.....................................................................39
Other Policies................................................................39
CERTAIN LEGAL ASPECTS OF LOANS................................................40
Foreclosure...................................................................40
Tax Liens.....................................................................40
Anti-Deficiency Legislation...................................................40
Special Considerations In Connection With Junior Encumbrances.................41
"Due-On-Sale" Clauses.........................................................41
Due-On-Sale...................................................................41
Due-On-Encumbrance............................................................42
Prepayment Charges............................................................42
Real Property Loans...........................................................42
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE
  PARTNERSHIP.................................................................42
BUSINESS......................................................................47
FEDERAL INCOME TAX CONSEQUENCES...............................................52
Summary Of Material Tax Aspects...............................................52
Opinion Of Counsel............................................................53
     Partnership Status.......................................................54
     Publicly Traded Partnerships.............................................54
     Results If Partnership Is Taxable As An Association......................55
     Anti-Abuse Rules.........................................................56

Taxation Of Partners - General................................................56
Allocation Of Profits And Losses..............................................56
Sale Of Partnership Units.....................................................56
Character Of Income Or Loss...................................................57
Treatment Of Loans Containing Participation Features..........................58
Repayment Or Sale Of Loans....................................................58
Property Held Primarily For Sale; Potential Dealer Status.....................58
Tax Consequences Of Reinvestment In Loans.....................................59
Partnership Organization, Syndication Fees And Acquisition Fees...............59
Original Issue Discount.......................................................59
Deduction Of Investment Interest..............................................59
Section 754 Election..........................................................60
Termination Of The Partnership................................................60
Tax Returns...................................................................60
Audit Of Tax Returns..........................................................60
Investment By Tax-Exempt Investors............................................61
Investment By Charitable Remainder Trusts.....................................62
Foreign Investors As Limited Partners.........................................62
State And Local Taxes.........................................................62
ERISA CONSIDERATIONS..........................................................63
General.......................................................................63
Fiduciaries Under ERISA.......................................................63
Prohibited Transactions Under ERISA And The Code..............................63
Plan Assets...................................................................64
Annual Valuation..............................................................64
Potential Consequences Of Treatment As Plan Assets............................65
DESCRIPTION OF UNITS..........................................................65
SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT..................................66
Rights And Liabilities Of Limited Partners....................................66
Capital Contributions.........................................................66
Rights, Powers And Duties Of General Partners.................................66
Profits And Losses............................................................66
Cash Distributions............................................................67
Meeting.......................................................................67
Accounting And Reports........................................................67
Restrictions On Transfer......................................................67
General Partners' Interest....................................................67
Term Of Partnership...........................................................67
Winding Up....................................................................68
Dissenting Limited Partners' Rights...........................................68
TRANSFER OF UNITS.............................................................68
Restrictions On The Transfer Of Units.........................................68
No Assignment Permitted  on Secondary Market..................................69
Withdrawal From Partnership...................................................69
DISTRIBUTION POLICIES.........................................................70
Distributions To The Limited Partners.........................................70
Cash Distributions............................................................70
Allocation Of Net Income And Net Losses.......................................71
REPORTS TO LIMITED PARTNERS...................................................71
PLAN OF DISTRIBUTION..........................................................71
Sales Commissions.............................................................71
Sales By Registered Investment Advisors.......................................71
Payment Of Sales Commission...................................................72
Payment Of Other Fees To Participating Broker Dealers.........................72
Suitability Requirements......................................................72

Formation Loan................................................................73
Escrow Arrangements...........................................................73
Termination Date Of Offering..................................................74
Subscription Account..........................................................74
SUPPLEMENTAL SALES MATERIAL...................................................74
LEGAL PROCEEDINGS.............................................................75
LEGAL OPINION.................................................................75
EXPERTS.......................................................................75
ADDITIONAL INFORMATION........................................................75
TABULAR INFORMATION CONCERNING PRIOR PROGRAMS.................................75
GLOSSARY......................................................................76
INDEX TO THE FINANCIAL STATEMENTS.............................................78
APPENDIX I - PRIOR PERFORMANCE TABLES
EXHIBIT A - AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
EXHIBIT B - AMENDED AND RESTATED SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                             SUMMARY OF THE OFFERING

         This summary highlights selected information contained elsewhere in this prospectus. It does not contain all the information that is important to your decision to invest in the partnership. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements.

     The Partnership - We are Redwood Mortgage Investors VIII and we commenced operations on or about April 12, 1993. We are located at 650 El Camino Real, Suite G, Redwood City, California 94063 and our telephone number is (650) 365-5341.

     We are  engaged  in  business  as a  mortgage  lender.  We  make  loans  to individuals and business entities secured by residential, investment or commercial property. In order to secure repayment of the loans, the loans are secured by first and second, and in some limited cases, third deeds of trust on the property.

     General Partners - The general partners of the partnership are D. Russell Burwell, Michael R. Burwell and Gymno Corporation, a California corporation and Redwood Mortgage Corp., a California corporation. The general partners manage and control the partnership affairs and will make all investment decisions for us. The loans are arranged and serviced by Redwood Mortgage Corp.

     Risk Factors - An investment in the partnership involves certain risks. The following are the most significant risks relating to an investment in the partnership:

     o Although you will have an opportunity to review the partnership's existing portfolio, you will not have an opportunity to review loans to be made by the partnership from the proceeds of this offering until after the loans have been made. Such decisions will be made exclusively by the general partners.

     o No escrow will be established. All proceeds from the sale of units will be immediately available for investment in loans.

     o The general partners and their affiliates will receive fees from the partnership. Most fees will be paid regardless of the economic return to you and other limited partners or how successful the partnership is. The compensation to be received by the general partners and their affiliates is based, in large part upon the net asset value of the partnership and upon the principal balances of the loans. The principal balances of the loans and the net asset value of the partnership will be continually changing as new investments are made and as income is allocated to your capital account or as cash distributions are made to you.

     o There are limits on your ability to transfer units. No public market exists for units and none is likely to develop. Thus you may not be able to sell your units quickly or profitably if the need arises.

     Before you invest in the partnership, you should see the complete discussion of the "Risk Factors" beginning on page 4 of this prospectus.

     Terms of the Offering - Up to 30,000,000 units ($30,000,000) of limited partnership interest in the partnership are offered in units of $1 each. The units are being offered by selected registered broker dealers who are members of the National Association of Securities Dealers, Inc. (the "participating broker dealers"). They are being offered on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of units will be sold. We may also accept orders from you if you utilize the services of a registered investment advisor.

     Estimated Use of Proceeds. - The partnership will use the proceeds from the sale of its units to make loans and pay expenses relating to the organization and operation of the partnership. After the repayment of the formation loan, we estimate that approximately 96% of the proceeds of this offering will be used to make loans. The remaining proceeds will be used to pay expenses relating to the organization and operation of the partnership. Until the formation loan is repaid, a minimum of 84% of the proceeds will be used to make loans. However, because of the time value of money, the amount of proceeds available to make loans (96%) upon the repayment of the formation loan may be less than if 96% of the proceeds of this offering were available to make loans today. If all of the units we are offering are not sold, the amount of proceeds available to make loans will be less.

     Compensation of the General Partners and Affiliates - The general partners and their affiliates have received and will continue to receive substantial compensation in connection with the offering and the investment and management of the partnership's assets. An affiliate of a general partner includes generally any entity in which a general partner owns 10% or more or otherwise controls any person owning directly or indirectly, 10% or more, of a general partner and any officer, director or partner or a general partner. The receipt of this compensation is not the result of arms length negotiations (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" at page 20). The amount of compensation to be paid to the general partners and their affiliates are estimates and actual amounts paid may vary. Except as noted, there is no limit on the dollar amount of compensation and fees to be paid to the general partners and their affiliates.

     Conflicts of Interest - The general partners and their affiliates will experience conflicts of interest in connection with the management of the partnership, including the following:

     o The general partners and their affiliates have legal and financial obligations with respect to other partnerships which are similar to their obligations with respect to the partnership.

     o The general partners and their affiliates have to allocate their time between the partnership and other activities, including other real estate partnerships in which they are involved.

     o The amount of the loan brokerage commission payable to affiliates of the general partners will affect the overall rate of return to the limited partners.

     o In the event of default of the formation loan, a conflict of interest would arise on the general partners' part in connection with the enforcement of the formation loan and continued payment of other fees and compensation to Redwood Mortgage Corp., including, but not limited to, the loan servicing fee and the loan brokerage fee.

     Prior Performance Summary - We have previously sponsored 8 prior partnerships with investment objectives similar to the partnership and have made 2 prior offerings in the partnership with contributed capital as of May 31, 2000 totalling $41,593,569. We have been engaged in mortgage lending in the San Francisco Bay Area since 1977. For a description of operations of the partnership and prior programs of the general partners and their affiliates, see "PRIOR PERFORMANCE SUMMARY" at page 27. Certain statistical data relating to prior partnerships with investment objectives similar to ours is also provided in the "Prior Performance Tables" included at the end of this prospectus.

     Investment Objectives and Criteria - Our investment objectives are:


     o To yield a high rate of return from mortgage lending, after the payment of certain fees and expenses to the general partners and their affiliates, and

     o Preserve and protect the partnership's capital.

     Federal Income Tax Consequences - The section of this prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" at page 50 contains a discussion of the most significant federal income tax issues pertinent to the partnership. Other tax issues of relevance to other taxpayers should be reviewed carefully by such investors to determine special tax consequences of an investment prior to their subscription.

     Liquidity, Capital Withdrawals and Early Withdrawals - You have no right to withdraw from the partnership or to obtain the return of all or any portion of sums paid for the purchase of units (or reinvested earnings with respect thereto) for one (1) year after the date such units are purchased. In order to provide a certain degree of liquidity, after the one year period, you may withdraw all or part of your capital accounts from the partnership in four equal quarterly installments beginning the calendar quarter following the quarter in which the notice of withdrawal is given. Such notice must be given thirty (30) days prior to the end of the preceding quarter subject to a ten percent (10%) early withdrawal penalty. The ten percent (10%) penalty is applicable to the amount withdrawn as stated in the notice of withdrawal. The ten percent (10%) penalty will be deducted, pro rata, from the four quarterly installments paid to the limited partner. Withdrawal after the one year holding period and before the five year holding period will be permitted only upon the terms set forth above.

     You will also have the right after five years from the date of purchase of the units to withdraw from the partnership. This will be done on an installment basis, generally, over a five-year period (in 20 equal quarterly installments), or over such longer period of time as the limited partner may desire or as may be required in light of partnership cash flow. During this five-year (or longer) period, we will pay any distributions with respect to units being liquidated directly to the withdrawing limited partner. No penalty will be imposed on withdrawals made in twenty quarterly installments or longer. There is also a limited right of liquidation for your heirs upon your death.

     Summary of Limited Partnership Agreement - Your rights and obligations in the partnership and your relationship with the general partners will be governed by the partnership agreement. Please refer to the "SUMMARY OF LIMITED PARTNERSHIP AGREEMENT" section at page 64 of this prospectus for more detailed information concerning the terms of the partnership agreement. A complete copy of the partnership agreement is attached as Exhibit A to this prospectus.

     Additional Information - We have filed a registration statement under the Securities Act of 1933, as amended. The partnership has filed with the Securities and Exchange Commission, Washington, D.C. 20549, as amended, with respect to the units offered pursuant to this prospectus. For further information regarding the partnership, the general partners and their activities, you should review the registration statement and to the exhibits thereto which are available for inspection at no fee in the Office of the Commission in Washington, D.C. 20549. Additionally, the Commission maintains a website that contains reports, proxy information statements and other information regarding registrants such as the partnership who file electronically. The address of the Commission website is http://www.sec.gov. Subscription Procedures In order to subscribe for units, you will be required to deliver the following:

     1. One executed copy of the subscription agreement, which incorporates a power of attorney to the general partners.

     2. A check in the amount of $1 for each unit subscribed for. The minimum purchase is 2,000 units ($2,000). All checks should be made payable to "Redwood Mortgage Investors VIII," and should be delivered to the partnership's offices.

     The subscription documents referred to above are contained in the "Investor Subscription Documents" provided to prospective investors under separate cover herewith.

                                  RISK FACTORS

Investing in units involves a high degree of risk. You should specifically consider the following risks:

Real Estate And Operating Risks

     We Have Not Identified Any New Loans From Additional Proceeds of This Offering - We have not yet identified any specific investments with respect to the additional proceeds we will receive from this offering. Thus, this offering presents increased uncertainties to you. You must rely entirely on the judgment of the general partners in investing the proceeds of this offering. This means you will be unable to evaluate, in advance, any of the terms of the loans including the selection of borrowers, and the terms of the loans that will be made.

     Additionally, you will have no ability to evaluate the identification or location of, or any other important economic and financial data pertaining to, the underlying properties that secure the loans. No assurance can be given that we will be successful in obtaining investments that meet our goals or that, if investments are made, our objectives will be realized. Our current loan portfolio is summarized in the sections of the prospectus entitled "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE PARTNERSHIP" at page 41 and "BUSINESS" at page 46 of this prospectus.

     Loan Defaults and Foreclosures By Borrowers May Adversely Affect Partnership - We are in the business of lending money and, as such, take the risk that borrowers may be unable to repay the loan we have made to them. Most loans will be interest only or interest with small repayments of principal. This means the loans are structured to provide for relatively small monthly payments with a large "balloon" payment of principal due at the end of the term. Many borrowers are unable to repay such loans at maturity out of their own funds and are compelled to refinance or sell their property. Fluctuations in interest rates and the unavailability of money could make it difficult for borrowers to refinance their loans at maturity or sell their property. If a borrower is unable to repay the loan and defaults, we may be forced to purchase the property at a foreclosure sale. If we cannot quickly sell or refinance such property, and the property does not produce any significant income, the partnership's profitability will be adversely affected. The partnership may be required to spend substantial funds if it is required to foreclose on a borrower. As of March 31, 2000, the partnership's loan portfolio included seven (7) loans delinquent over 90 days representing 14.86% of the total portfolio, inclusive of one loan with a filed notice of default.

     We Must Rely On Appraisals Which May Not Be Accurate or May Be Affected By Subsequent Events - We are an "asset" rather than a "credit" lender. We are relying primarily on the real property securing the loans to protect our investment and not the credit worthiness of the borrower. We rely on appraisals, prepared by unrelated third parties, to determine the fair market value of real property used to secure our loans. We cannot guarantee that such appraisals will, in any or all cases, be accurate. Additionally, since an appraisal fixes the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan. These subsequent events may include general or local economic conditions, neighborhood values, interest rates and new construction. Subsequent changes in applicable governmental laws and regulations may also have the effect of severely limiting the permitted uses of the property. This could also drastically reduce the property's value. Accordingly, if an appraisal is not accurate or subsequent events adversely effect the value of the property, our loan would not be as secure as we anticipated. In the event of foreclosure, we may not be able to recover our entire investment.

     Risks Associated With Junior Encumbrances - In the event of foreclosure under a second or third deed of trust the debt secured by a senior deed(s) of trust must be satisfied before any proceeds from the sale of the property can be applied toward the debt owed to us. Furthermore, to protect our junior security interest, we may be required to make substantial cash outlays for such items as loan payments to senior lienholders to prevent their foreclosure, property taxes, insurance, repairs, maintenance and any other expenses associated with the property. These expenditures could have an adverse effect on our profitability.

     Risks Associated With Construction Loans - We may make construction loans up to a maximum of ten percent (10%) of the partnership's loan portfolio. Investing in construction loans subjects us to greater risk than loans related to properties with operating histories. If the partnership forecloses on property under construction, construction will generally have to be completed before the property can begin to generate an income stream or could be sold. We may not have adequate cash reserves on hand with respect to junior-encumbrances and/or construction loans at all times to protect our security. If we did not have adequate cash reserves, we could suffer a loss of our investment. (See "CERTAIN LEGAL ASPECTS OF LOANS" at page 40).

     Risks of Real Estate Ownership After Foreclosure - If a borrower is unable to pay our loan or refinance it when it is due, we will be required to institute foreclosure proceedings against the borrower. Although we may immediately be able to sell the property, sometimes we will be required to own the property for a period of time. Regardless of how long we own the property, we will be subject to certain economic and liability risks attendant to all property ownership. Depending on the type of property (whether it is a single family, multifamily or commercial property, land, or a property under construction), the risks of ownership will include the following:

     o It is possible that the property could generate less income for us than we could have earned from interest on the loan

     o If the property is a rental property (either residential or commercial) we will be required to find and keep tenants

     o We will be required to oversee and control operating expenses

     o We will be subject to general and local real estate and economic market conditions which could adversely affect the value of the property

     o We will be subject to any change in laws or regulations regarding taxes, use, zoning and environmental protection and hazards

     o We will be potentially liable for any injury that occurs on or to the property

     We will obtain the type of insurance customarily held by owners of real property to the extent it is available. The type and nature of the insurance will vary depending on the type of property, the use of the property and the anticipated length of ownership.

     Risks of Real Estate Development On Property Acquired By Us - If we have acquired property through foreclosure or otherwise, there may be circumstances in which it would be in the best interest of the partnership not to immediately sell the property, but to develop it ourselves. To date, we have not held a property for development. Depending upon the location of the property and market conditions, the development done by us could be either residential (single or multifamily) or commercial. It is likely that any development done by us would be done in combination with other affiliated or nonaffiliated parties including a general contractor. Development of any type of real estate involves certain additional risks including the following:

     o We will be required to rely on the skill and financial stability of third party developers and contractors

     o Any development or construction will involve obtaining local government permits. We will be subject to the risk that our project does not meet the requirements necessary to obtain those permits

     o Any type of development and construction is subject to delays and cost overruns

     o There can be no guarantee that upon completion of the development that we will be able to sell the property or realize a profit from the sale

     o Economic factors and real estate market conditions could adversely affect the value of the property

     Bankruptcy and Legal Limitations On Personal Judgments May Adversely Affect Our Profitability - Any borrower has the ability to delay a foreclosure sale by us for a period ranging from several months to several years or more by filing a petition in bankruptcy. The filing of a petition in bankruptcy automatically stops or "stays" any actions to enforce the terms of the loan. The length of this delay and the costs associated with it will generally have an adverse impact on our profitability. Certain provisions of California law applicable to all real estate loans may prevent us from obtaining a personal judgment against a borrower if the proceeds from a foreclosure sale are insufficient to pay the loans in full. This would result in a loss to the partnership. (See "CERTAIN LEGAL ASPECTS OF LOANS" at page 40). As of May 31, 2000, no borrowers were in bankruptcy.

     Risks Associated With Unintended Usury Violations of Usury Statutes - laws impose restrictions on the maximum interest that may be charged on our loans. Potential penalties for violation of the usury law generally include restitution of actual usurious interest paid by the borrower, damages in an amount equal to three times the interest collected by the lender and unenforceability of the loan. Under California law, a loan arranged by a licensed California real estate broker will be exempt from applicable California usury provisions. Since Redwood Mortgage Corp., a licensed California real estate broker, will arrange our loans, our loans should be exempt from applicable state usury provisions. Nevertheless, unintended violations of the usury statutes may occur. In such an event, the partnership may have insufficient cash to pay any damages, thereby adversely affecting the operations of the partnership. We could also lose our entire investment.

     Risks Associated With High Cost Mortgages - In March 1995, the Federal Reserve Board issued final regulations governing high cost mortgages. A high cost mortgage is any loan made to a consumer secured by the consumer's principal residence if either (i) the annual percentage rate exceeds by more than ten points the yield on Treasury securities having comparable periods of maturity or
(ii) the total fees payable by a consumer at or before closing exceeds the greater of eight percent (8%) of the total loan amount or $400. These regulations primarily focus on:

     o additional disclosure with respect to the terms of the loan to the borrower,

     o the timing of such disclosures, and

     o the prohibition of certain terms in the loan including balloon payments and negative amortization.

     The failure to comply with the regulations, even the unintended failure will render the loan rescindable for up to three (3) years. The lender could also be held liable for attorneys' fees, finance charges and fees paid by the borrower and certain other money damages. Although the partnership anticipates making relatively few loans that would qualify as high cost mortgages, the failure to comply with these regulations could adversely affect the partnership.

     Loan-To-Value Ratios Are Determined By Appraisals Which May Be In Excess of the Ultimate Purchase Price of Underlying Property - The general partners will determine the principal amount of each loan. Generally, the amount of the loan combined with the outstanding debt secured by a senior deed of the trust on the security property compared to the value of the property, the so-called "loan to value ratio" will not exceed the following:

     o eighty percent (80%) of the appraised value for residential properties,

     o seventy percent (70%) of the appraised value for commercial property and

     o fifty percent (50%) of the appraised value for unimproved land.

     Any of the foregoing loan-to-value ratios may be increased if, in the sole discretion of the general partners, a given loan is supported by credit or other factors adequate to justify a higher loan-to-value ratio. These factors include high net worth, previous borrowing experience with us, and additional collateral. To date, there have been no adjustments to the foregoing loan-to-value ratios.

     The foregoing loan-to-value ratios will not apply in the event we agree to help finance the purchase of property we have acquired through foreclosure. They will also not apply in the event we refinance a loan in default upon maturity. However, in no event will the loan-to-value ratio for construction loans exceed eighty percent (80%) of the independently appraised completed value of the property. The loan-to-value ratios set forth above relate to the appraised value of a property which may be in excess of the ultimate purchase price of the underlying property. We cannot assure you that such appraisals will reflect the actual amount buyers will pay for the property. Further, if the value of the property declines to a value below the amount of the loan, the loan could become under-collateralized. This would result in a risk of loss for the partnership if the borrower defaults on the loan.

     Use Of Borrowed Money May Reduce Our Profitability or Cause Losses Through Liquidation - We are permitted and have borrowed funds for the purpose of making loans, for increased liquidity, reducing cash reserve needs or for any other proper partnership purpose on any terms commercially available. We may assign all or a portion of our loan portfolio as security for such loans. The maximum amount we may borrow is fifty percent (50%) of the outstanding principal balance of our total loan portfolio. We anticipate engaging in such borrowing when the interest rate at which we can borrow funds is somewhat less than the rate that can be earned on our loans (See "INVESTMENT OBJECTIVES AND CRITERIA - Borrowing" at page 39).

     Changes in the interest rate have a particularly adverse effect on us if we have borrowed money to fund loans. Borrowed money will bear interest at a variable rate, whereas we are likely to be making fixed rate loans. Thus, if prevailing interest rates rise, we may have to pay more in interest on the borrowed money than we make on loans to our borrowers. This will reduce our profitability or cause losses through liquidation of loans in order to repay the debt on the borrowed money. It is possible that we could default on our obligation if we cannot cover the debt on the borrowed money.

     Changes In Interest Rates May Affect Your Return On Your Investment - Mortgage interest rates are subject to abrupt and substantial fluctuations. We have made, and anticipate to continue to make a large number of medium to long range term (three to fifteen year) loans. Your purchase of units is an illiquid investment. If prevailing interest rates rise above the average interest rate being earned by our loan portfolio, you may be unable to quickly sell your units in order to take advantage of higher returns available from other investments. In addition, an increase in interest rates accompanied by a tight supply of mortgage funds may make refinancing by borrowers with balloon payments difficult or impossible. This is true regardless of the market value of the underlying property at the time such balloon payments are due. In such event, the property may be foreclosed upon (See "CERTAIN LEGAL ASPECTS OF LOANS" at page 40).

     Marshaling of Assets Could Delay Or Reduce Recovery of Loans - As security for a single loan, we may require a borrower to execute deeds of trust on other properties owned by the borrower in addition to the property the borrower is purchasing or refinancing. This provides us with additional security for the borrower's loan. In the event of a default by the borrower, we may be required to "marshal" the assets of the borrower, if there are lienholders junior to us. Marshaling is an equitable doctrine used to protect a junior lienholder with a security interest in a single property from being "squeezed out" by a senior lienholder, such as us, with security interest not only in the property, but in one or more additional properties. Accordingly, if another creditor of the borrower forced us to marshal the borrower's assets, foreclosure and eventual recovery of the loan could be delayed or reduced, and our costs associated therewith could be increased.

     Potential Liability For Toxic Or Hazardous Substances If We Are Considered Owner of Real Property - If we take an equity interest in, management control of, or foreclose on any of the loans, we may be considered the owner of the real property securing such loans. If foreclosure on any loan becomes necessary and we acquire record ownership of the property through a foreclosure sale to protect our investment, we will conduct our management of the property primarily to protect our security interest in the property.

     We will oversee the management of any facility on the property in order to minimize the potential for liability for cleanup of any environmental contamination under applicable federal, state, or local laws. In the event of any environmental contamination, there can be no assurance that we would not incur full recourse liability for the entire cost of any such removal and cleanup, even if we did not know about or participate in the contamination. Full recourse liability means that any of our property, including the contaminated property, could be sold in order to pay the costs of cleanup in excess of the value of the property at which such contamination occurred. Additionally, we would have to bear the cost of such removal and cleanup which may exceed the value of the property. In addition, we could incur liability to tenants and other users of the affected property, or users of neighboring property, including liability for consequential damages. Consequential damages are damages which are a consequence of the contamination but are not costs required to clean up the contamination, such as lost profits of a business.

     Potential Loss Of Revenue In The Event Of The Presence of Hazardous Substances - If we became the "owner" of any real property, we would also be exposed to risk of lost revenues during any cleanup, the risk of lower lease rates or decreased occupancy if the existence of such substances or sources on the property were a health risk. If we fail to remove the substances or sources and clean up the property, it is possible that federal, state, or local environmental agencies could perform such removal and cleanup. Such agencies would impose and subsequently foreclose liens on the property for the cost thereof. A "lien" is a charge against the property of which the holder may cause the property to be sold and use the proceeds in satisfaction of the lien. We may find it difficult or impossible to sell the property prior to or following any such cleanup. If such substances are discovered after we sell the property, we could be liable to the purchaser thereof if the general partners knew or had reason to know that such substances or sources existed. In such case, we could also be subject to the costs described above.

     If toxic or hazardous substances are present on real property, we as the owner may be responsible for the costs of removal or treatment of the substance. We may also incur liability to users of the property or users of neighboring property for bodily injury arising from exposure to such substances. If we are required to incur such costs or satisfy such liabilities, this could have a material adverse effect on our profitability. Additionally, if a borrower is required to incur such costs or satisfy such liabilities, this could result in the borrower's inability to repay its loan from us. If we anticipate that we may become the owner of property that may be subject to toxic or hazardous clean-up, the general partners may, in their discretion, seek to transfer or sell the loan to an affiliated or unaffiliated entity.

     Potential Conflicts and Risks If We Invest In Loans With General Partners or Affiliates - We may invest in loans acquired by the general partners or affiliates. Our portion of the total loan may be smaller or greater than the portion of the loan made by the general partners or affiliates, but will generally be on terms substantially similar to the terms of the our investment. Such an investment would be made after a determination by the general partners that the entire loan is in an amount greater than would be suitable for the partnership to make on its own, or that we will benefit through broader diversification of our loan portfolio. However, you should be aware that investing with the general partners or affiliates could result in a conflict of interest between the partnership and the general partners or affiliates in the event that the borrower defaults on the loan and both the partnership and the general partners or affiliates protect their own interest in the loan and in the underlying security.

     In order to minimize the conflicts of interest which may arise if we invest in loans with the general partners or affiliates, we will acquire our interest in the loan on the same terms and conditions as does the general partners or affiliates and the terms of the loan will conform to the investment criteria established by the partnership for the origination of loans. By investing in a loan on the same terms and conditions as do the general partners or an affiliate, we will be entitled to enforce the same rights as the general partners or affiliate in such a loan and the general partners and affiliate will not have greater rights in the loan than do we. As a result, in the event of a default by the borrower, any efforts by the general partners, an affiliate, or us to enforce the terms of the loan will benefit those persons with interests in the loan based upon their respective ownership interests. (See "CONFLICTS OF INTEREST" at page 24).

Investment Risks

     There Is No Assurance You Will Receive Cash Distributions - The general partners and their affiliates are paid and reimbursed by the partnership for certain services performed for the partnership and expenses paid on behalf of the partnership (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" at page 2). The general partners may retain other firms to perform other services. The partnership bears all other expenses incurred in its operations. All of these fees and expenses are deducted from cash funds generated by the operations of the partnership prior to computing the amount that is available for distribution to the general and limited partners. Therefore, the general partners and affiliates may benefit as a result of our activities, irrespective of any cash distributions to you. The general partners, in their discretion, may also retain any portion of cash funds generated from operations for working capital purposes of the partnership. Accordingly, there is no assurance as to when or whether cash will be available for distributions to you.

     Your Ability To Recover Your Investment On Dissolution and Termination Will Be Limited - In the event of dissolution or termination of the partnership, the proceeds realized from the liquidation of assets, if any, will be distributed to the partners only after the satisfaction of claims of creditors. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

     Certain Kinds of Losses Cannot Be Insured Against - We will require comprehensive insurance, including fire and extended coverage, which is customarily obtained for or by a lender, on properties in which it acquires a security interest. Generally, such insurance will be obtained by and at the cost of the borrower. However, there are certain types of losses (generally of a catastrophic nature, such as civil disturbances and acts of God such as earthquakes, floods and slides) which are either uninsurable or not economically insurable. Should such a disaster occur to, or cause the destruction of, any property serving as collateral for a loan, we could lose both our invested capital and anticipated profits from such investment. In addition, on certain real estate owned by us as a result of foreclosure, we may require homeowner's liability insurance. However, insurance may not be available for theft, vandalism, land or mud slides, hazardous substances or earthquakes on all real estate owned and losses may result from destruction or vandalism of the property thereby adversely effecting our profitability.

     Risks Related To Concentration of Mortgages in the San Francisco Bay Area - As of March 31, 2000, 78.99% ($35,746,812) of our loans are secured by properties located in 6 counties that comprise the San Francisco Bay Area. While the San Francisco Bay Area economy has recently enjoyed strong growth and low unemployment, there is no guarantee that economic and real estate market conditions will not change in the future. Recently, there are signs that the Bay Area's growth and economic conditions may be slowing, or at least not growing at as steady a rate as in the past several years. Our concentration of loans in the San Francisco Bay Area exposes us to greater risk of loss if the economy in the San Francisco Bay Area should change than if our loans were spread throughout California or the nation. The San Francisco Bay Area economy and/or real estate market conditions could be weakened by:

     o An economic recession in or slowdown the area

     o Overbuilding of commercial and residential properties

     o Relocation of businesses outside of the area due to economic factors such as high cost of living and of doing business within the region

     o Increased interest rates thereby weakening the general real estate market

     If the economy were to weaken it is likely that there would be more property available for sale, values would fall, and lending opportunities would decrease. In addition, a weak economy and increased unemployment could adversely affect borrowers resulting in an increase in the number of loans in default.

     You Must Rely on the General Partners For Management Decisions - All decisions with respect to the management of the partnership will be made exclusively by the general partners. Our success will, to a large extent, depend on the quality of the management of the partnership, particularly as it relates to lending decisions. You have no right or power to take part in the management of the partnership. Accordingly, you should not purchase any of the units offered hereby unless you are willing to entrust all aspects of the management of the partnership to the general partners. You should carefully evaluate the general partners' capabilities to perform such functions (See "MANAGEMENT" at page 31).

You Will Be Bound By Decision of Subject to certain limitations, limited partners holding a majority of units may vote Majority Vote to, among other things:

     o amend or terminate contracts for services and goods between the general partners and the partnership,

     o remove the general partners,

     o dissolve the partnership,

     o approve or disapprove the sale of all or substantially all of the partnership's assets and

     o amend the partnership agreement.

     If you do not vote with the majority in interest of the other limited partners, you nonetheless will be bound by the majority vote. The general partners shall have the right to increase this offering or conduct an additional offering of securities without obtaining your consent or the consent of any other limited partner. (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT at page 66" and "TRANSFER OF UNITS" at page 68).

     Net Worth of the General Partners May Affect Ability of the General Partners To Fulfill Their Obligations To The Partnership - The general partners have represented that they have an aggregate net worth on a GAAP basis in excess of $1,000,000, a significant portion of which consists of assets which are illiquid. This may be relevant in evaluating the ability of the general partners to fulfill their obligations and responsibilities to the partnership (See "MANAGEMENT" at page 31).


     Operating History of the Partnership - In addition to the partnership, the general partners have been the general partners of 8 prior partnerships with similar investment objectives. The general partners have also conducted prior public offerings, raising $41,593,569 as of May 31, 2000. Our continued success depends on the extent to which we will continue to operate in accordance with the expectations and assumptions set forth in this prospectus (See "PRIOR PERFORMANCE SUMMARY" at page 28).

     Risks Regarding Formation Loan and Repayment Thereof - The partnership will loan to Redwood Mortgage Corp., a general partner, funds in an amount equal to the sales commissions (See "PLAN OF DISTRIBUTION - Formation Loan" at page 73). The formation loan will be unsecured, will not bear interest and will be repaid in annual installments. Redwood Mortgage Corp. shall make annual installments of one-tenth of the principal balance of the formation loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year. Prior to the termination of this offering, the principal balance of the formation loan will increase as additional sales of units are made each year. Upon completion of this offering, the balance of the formation loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year this offering terminates. Redwood Mortgage Corp., at its option may prepay all or any part of the formation loan. Redwood Mortgage Corp. intends to repay the formation loan principally from loan brokerage commissions earned on loans and other fees paid by the partnership.

     Early Withdrawal Penalties Will Reduce Amount of Formation Loan - A portion of the amount we receive from withdrawing limited partners as early withdrawal penalties may first be applied to reduce the principal balance of the formation loan. This will have the effect of reducing the amount owed by Redwood Mortgage Corp. to the partnership. If all or any one of the initial general partners are removed as a general partner by the vote of a majority of limited partners and a successor or additional general partner(s) begins using any other loan brokerage firm for the placement of loans or loan servicing, Redwood Mortgage Corp. will be immediately released from any further payment obligation under the formation loan (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the days elapsed). If all of the general partners are removed, no other general partners are elected, the partnership is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the formation loan shall be forgiven by the partnership. Redwood Mortgage Corp. will be immediately released from any further obligations under the formation loan. As noted above, the formation loan will not bear interest. The non-interest bearing feature of the formation loan will have the effect of slightly diluting your rate of return, but to a much lesser extent than if the partnership were required to bear all of its own syndication expenses out of the offering proceeds.

     Delays In Investment Could Adversely Affect Your Return - A delay will occur between the time you purchase your units and the time the net proceeds of the offering are invested. This delay could adversely affect the return paid to you. In order to mitigate this risk, pending the investment of the proceeds of this offering, funds will be placed in such highly liquid, short-term investments as the general partners shall designate. The interest earned on such interim investments is expected to be less than the interest earned by the partnership on loans. The general partners estimate, based upon their historical experience, that it will be no longer than ninety (90) days from the time your funds are received by us until they are invested in loans.

     No Assurance of Limitation of Liability of Limited Partners - As a limited partner, you have no right to, and you take no part in, control and management of the partnership's business. However, the partnership agreement authorizes all limited partners to exercise the right to vote on certain matters, including the right to remove the general partners and elect a successor general partner(s) (See "SUMMARY OF PARTNERSHIP AGREEMENT - Rights and Liabilities of Limited Partners" at page 66). The California Revised Limited Partnership Act expressly provides that the right to vote on those matters will not cause you or any other limited partner to have personal liability for partnership obligations in excess of the amount of your capital contributions which have not been previously returned to you. However, you may be required to return amounts distributed to you as a return of your capital contribution if we are unable to pay creditors who extended credit to us prior to the date of such return of capital.

     No Assurance That California Law Will Apply With Respect To Limitation Of Liability Of Limited Partners - McCutchen, Doyle, Brown & Enersen, LLP, counsel for the partnership, has advised that strong arguments may be made in support of the conclusion that California law governs in all states as to the liability of the limited partners and that neither the possession nor the exercise of such rights should affect the liability of the limited partners. However, McCutchen, Doyle, Brown & Enersen, LLP, counsel for the partnership, has also advised that since there is no authoritative precedent on this issue, a question exists as to whether the exercise, or perhaps even the existence, of such voting rights might provide a basis on which a court in a state other than California could hold that you are not entitled to the limitation on liability for which the partnership agreement provides. This is only a concern if you are not a California resident.

     We Cannot Precisely Determine Compensation To Be Paid General Partners and Affiliates - The general partners and their affiliates are unable to predict the amounts of compensation to be paid to them as set forth under "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" at page 20. Any such prediction would necessarily involve assumptions of future events and operating results which cannot be made at this time.

     Working Capital Reserves May Not Be Adequate - We intend to maintain working capital reserves to meet our obligations, including carrying costs and operating expenses of the partnership (See "ESTIMATED USE OF PROCEEDS" at page
20). The general partners believe such reserves are reasonably sufficient for our contingencies. If for any reason those reserves are insufficient, the general partners will have to borrow the required funds or require the partnership to liquidate some or all of our loans. In the event the general partners deem it necessary to borrow funds, there can be no assurance that such borrowing will be on acceptable terms or even available to us. Such a result might require us to liquidate our investments and abandon our activities.

     Purchase of Units is a Long Term Investment - No public trading market for the units exists. It is highly unlikely that a public trading market will ever develop. Article VII of the partnership agreement imposes substantial restrictions upon your ability to transfer units (See "SUMMARY OF LIMITED PARTNERSHIP AGREEMENT" at page 66 and "TRANSFER OF UNITS" at page 68). In addition, the partnership agreement does not provide for the buy-back or repurchase of units by the partnership or the general partners. It does however, provide you with a limited right to withdraw capital from the partnership after one year from the date of purchase subject to an early withdrawal penalty of 10% of the amount withdrawn. You may also withdraw after five years from the date of purchase without penalty subject to certain limitations. (See "TRANSFER OF UNITS
- Withdrawal from Partnership" at page 69). You may not, therefore, be able to liquidate your investment in the event of an emergency before the five year period without the ten percent (10%) penalty and any such liquidation is subject to certain restrictions, including the availability of cash. There is no assurance that the value of units for purposes of this withdrawal in any way reflects the fair market value of the units. In addition, your units may not be readily accepted as collateral for a loan. Consequently, you should consider the purchase of units only as a long-term investment.

     We May Be Required to Forego More Favorable Investments to Avoid Regulation Under Investment Act of 1940 - The general partners intend to conduct the operations of the partnership so that we will not be subject to regulation under the Investment Company Act of 1940. Among Company other things, they will monitor the proportions of our funds which are placed in various investments and the form of such investments so that we do not come within the definition of an investment company under such Act. As a result, we may have to forego certain investments which would produce a more favorable return

     Use of Forward Looking Statements - Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they: (1) discuss our future expectations; (2) contain projections of our future results of operations or of our financial condition; or (3) state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or over which we have no control. These events may include future operating results, our efforts to address year 2000 issues and potential competition among other things. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in the partnership, you should be aware that the occurrence of events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

Tax Risks

     Material Tax Risks Associated With Investment In Units - An investment in units involves material tax risks for you. You are urged to consult your own tax adviser with respect to the federal (as well as state and local) income tax consequences of such an investment. For a more detailed description of the tax consequences of an investment in units, you should review the section of this prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES at page 50."

     Risks Associated With Partnership Status For Federal Income Tax Purposes - We will not seek a ruling from the Internal Revenue Service that the partnership will be treated as a partnership for federal income tax purposes. We have received an opinion from McCutchen, Doyle, Brown & Enersen, LLP, that the partnership should be treated as a partnership for federal income tax purposes. Counsel's opinion represents only its best legal judgment, and has no binding effect on the IRS or any court, and no assurance can be given that the conclusions reached in said opinion would be sustained by a court if contested. Any such contest to a determination by the IRS may impose an additional litigation expense on the limited partners. If we are taxed as a corporation we would, among other things, pay income tax on our earnings in the same manner and at the same rate as a corporation, and losses, if any, would not be deductible by the limited partners. Also, you would be taxed upon distributions substantially in the manner that corporate shareholders are taxed on dividends. Thus, if we were treated as an association taxable as a corporation, many of the tax benefits that would otherwise be realized by you as a limited partner would be lost (See "FEDERAL INCOME TAX CONSEQUENCE - Partnership Status" at page 54).

     Risks Associated With Characterization of Partnership Income as Portfolio - We are engaged in the trade or business of mortgage lending (See "FEDERAL INCOME TAX CONSEQUENCES - Character of Income or Loss" at page 57). We anticipate that we will Income likely be considered an "equity financed lending activity" such that most of our income will be considered portfolio income not passive income. Since such treatment is dependent upon a number of factors not yet determined such as whether we are engaged in a trade or business, whether we incur liabilities in connection with our activities, and the proper matching of the allocable expenses incurred in the production of partnership income, there can be no assurance that we will be treated as an equity financed lending activity. If we are not, it is possible that we would be unable to allocate expenses to the income produced, in which case investors might find their ability to offset income with allocable expenses limited by the two percent (2%) floor on miscellaneous investment expenses.

     Furthermore, the partnership's guaranteed payment period will likely be treated as a guaranteed payment to investors. As such, it should be treated as a payment to partners for the use of capital and, to that extent, will be treated as a payout of interest which again should be treated as portfolio income. If such guaranteed payment period were treated as a partnership distributive share, it is possible although unlikely, that such payment would constitute passive income.

     The determination of whether your share of income will constitute passive, non-passive, or portfolio income is a technical one subject to the interpretation of recent and complex regulations whose full impact has not yet been determined. It is possible that the treatment of partnership income will be different than what we currently anticipate.

     Risks of Partnership Characterization As a Publicly Traded Partnership - McCutchen, Doyle, Brown & Enersen, LLP, counsel for the partnership has given its opinion that it is more likely than not that the partnership will not be treated as a "publicly traded partnership" for federal income tax purposes. If the partnership were classified as a "publicly traded partnership" it could result in:

     o taxation of the partnership as a corporation;

     o application of the passive activity loss rules in a manner that could adversely affect you and all investors; and

     o taxation of a tax-exempt organization's share of the gross income of the partnership as taxable unrelated trade or business income (See "FEDERAL INCOME TAX CONSEQUENCES -- Publicly Traded Partnerships" at page 54).

     Risks Relating to Taxation of Undistributed Revenues and Gain - We do not anticipate that we will generate so-called "phantom income." The problem of phantom income is commonly associated with leveraged real estate investment programs. Whereas a leveraged real estate program would typically provide for tax sheltered cash flow in its early years, such a program generally reaches a cross-over point when the taxable income from the program exceeds the cash distributions (due to decreasing depreciation and increasing non-deductible principal payments under the typical amortization schedule for real estate loans). As the partnership will not generally be claiming depreciation or interest deductions on real estate, except in the case of a foreclosure of one of the partnership's loans, the general partners anticipate, based upon historical experience, that the partnership's taxable income will not differ substantially from the cash flow generated by our lending activities.

     Risks Relating to Creation of Unrelated Business Taxable Income - If you are a tax-exempt investor (such as an employee pension benefit plan or an IRA) may be subject to tax to the extent that income from the partnership is treated as unrelated business taxable income ("UBTI"). McCutchen, Doyle, Brown & Enersen, LLP, counsel to the partnership, has opined that it is more likely than not that the income of the partnership will not constitute UBTI. We may borrow funds on a limited basis. We do not currently intend to own and lease personal property. If we borrow funds or lease personal property, we will use reasonable efforts to do so in a manner that does not cause any significant amount of partnership income to be treated as UBTI. As a result of the possibility that some portion, although likely an insignificant portion, of partnership income may be treated as UBTI, if you are a tax-exempt investor you should consult your own tax advisors. An investment in units may not be suitable for charitable remainder trusts.

     Risks of Applicability of Alternative Minimum Tax - The application of the alternative minimum tax to you could reduce certain tax benefits associated with the purchase of units. The effect of the alternative minimum tax upon an investor depends on his particular overall tax situation, and you should consult with your own tax adviser regarding the possible application of this tax.

     Risks of Audit and Adjustment - The IRS could challenge certain federal income tax positions taken by the partnership if we are audited. Any adjustment to the partnership's return resulting from an audit by the IRS would result in adjustments to your tax returns and might result in an examination of items in such returns unrelated to the partnership or an examination of tax returns for prior or later years. Moreover, the partnership and investors could incur substantial legal and accounting costs in contesting any IRS challenge, regardless of the outcome. The general partners generally will have the authority and power to act for and bind the partnership in connection with any such audit or adjustment for administrative or judicial proceedings in connection therewith.

     Risks of Effects of State and Local Taxation - The state in which you reside may impose an income tax upon your share of the taxable income of the partnership. Furthermore, states in which the partnership will own property generally impose income tax upon each partner's share of a partnership's taxable income considered allocable to such states. Differences may exist between federal income tax laws and state and local income tax laws. You are urged to consult with your own tax advisers with respect to state and local taxation. The partnership may be required to withhold state taxes from distributions to investor in certain instances.

Erisa Risks

     Risks of Investment By Tax-Exempt Investors - In considering an investment in the partnership, if you are a pension or profit-sharing plan qualified under
Section 401(a) of the Code and exempt from tax under Section 501(a), you should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974
("ERISA"); (ii) whether the investment is prudent, since units are not freely transferable and there may not be a market created in which you can sell or otherwise dispose of the units; and (iii) whether interests in the partnership or the underlying assets owned by the partnership constitute "Plan Assets" for purposes of Section 4975 of the Code. ERISA requires that the assets of a plan be valued at their fair market value as of the close of the plan year, and it may not be possible to adequately value the units from year to year, since there will not be a market for those units and the appreciation of any property may not be shown in the value of the units until the partnership sells or otherwise disposes of its investments (See "ERISA CONSIDERATIONS" at page 63).

                         INVESTOR SUITABILITY STANDARDS

         You should only purchase units if you have adequate financial means, desire a relatively long term investment, and do not anticipate any need for immediate liquidity.

     Minimum Suitability Standards. We have established a minimum suitability standard which requires that you have either:

     o a net worth (exclusive of home, furnishings and automobiles) of at least $30,000 plus an annual gross income of at least $30,000, or

     o irrespective of annual gross income, a net worth of $75,000 (determined with the same exclusions). In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary, by the fiduciary account or by the donor who directly and indirectly supplied the funds for the purchase of units.

     We have established these standards for two reasons: (1) the purchase of units based upon the lack of liquidity of the units and (2) the fact that the relative financial benefit of an investment with us may depend upon your tax bracket. You will be required to represent in writing to us that:

     o you comply with the applicable standards; or

     o you are purchasing in a fiduciary capacity for a person meeting such standards; or

     o the standards are met by a donor who directly or indirectly supplies the funds for the purchase of units.

     The participating broker dealers will make reasonable inquiry to assure that every prospective investor complies with the investor suitability standards. The general partners will not accept subscriptions from you if you are unable to represent in your subscription agreement that you meet such standards. Under the laws of certain states, transferees may be required to comply with the suitability standards set forth herein as a condition to substitution as a limited partner. We will require certain assurances that such standards are met before agreeing to any transfer of the units.

         Minimum Purchase Amount. The general partners have established the minimum purchase at 2,000 units ($2,000). The general partners may accept subscriptions in excess of $2,000 in increments of one unit ($1). No person may become an assignee of record or a substituted limited partner unless he is the owner of a minimum of 2,000 units ($2,000). In addition to the transfer restrictions imposed by us. If you are seeking to transfer your units, you will be subject to the securities or "blue sky" laws of the state in which the transfer is to take place (See "DESCRIPTION OF UNITS" at page 65 and "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT -Restrictions on Transfer" at page 67).

         IRA Investors. A minimum of 2,000 units ($2,000) may be purchased, transferred, assigned or retained by an Individual Retirement Account ("IRA") and incremental amounts in excess thereof for spousal IRA's established under
Section 408 of the Internal Revenue Code of 1986, as amended ("Code"). You should be aware, however, that an investment in the partnership will not, in and of itself, create an IRA for you and that, in order to create an IRA, you must comply with the provisions of Section 408 of the Code.

         ERISA  Investors.   The  investment  objectives  and  policies  of  the
partnership have been designed to make the units suitable investments for employee benefit plans under current law. In this regard, the Employee Retirement Income Security Act of 1974 ("ERISA") provides a comprehensive regulatory scheme for "plan assets." In accordance with final regulations published by the Department of Labor in the Federal Register on November 13, 1986, the general partners will manage the partnership so as to assure that an investment in the partnership by a qualified plan will not, solely by reason of such investment, be considered to be an investment in the underlying assets of the partnership so as to make the assets of the partnership "plan assets." The final regulations are also applicable to an IRA. (See "ERISA RISKS -Investment by Tax-Exempt Entities." at page 15)

         The general partners are not permitted to allow the purchase of units with assets of any qualified plans if the general partners (i) have investment discretion with respect to the assets of the qualified plan invested in the partnership, or (ii) regularly give individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violation of certain provisions of ERISA.

         Blue Sky Requirements. If we qualify units for sale in states which have established suitability standards and minimum purchase requirements different from those set by the partnership, such suitability standards and minimum purchase requirements shall be set forth in a supplement to this prospectus. No such additional requirements exist at this time.

     Subscription Agreement Warranties. The subscription agreement requires that you warrant that:

     o you have received, read and understood the prospectus and that you are relying on it for your investment;

     o  you  meet  the  applicable   suitability  standards  set  forth  in  the
prospectus;

     o you are aware that the subscription may be rejected by the general partners;

     o your investment is subject to certain risks described in the prospectus and there will be no public market for the units;

     o you have been informed by your participating broker dealer of all facts relating to lack of liquidity or marketability;

     o you understand the restrictions on transferability;

     o you have sufficient liquid assets to provide for current needs and personal contingencies or, if a trustee, that limited liquidity will not affect its ability to make timely distributions;

     o you have the power, capacity and authority to make the investment;

     o you are capable of evaluating the risks and merits of the investment; and

     o you are making the investment for your own account or your family's or in your fiduciary capacity and not as an agent for another.

         The purpose of the warranties is to ensure that you fully understand the terms of our offering, the risks of an investment with us and that you have the capacity to enter into a subscription agreement. The general partners, on behalf of the partnership, intend to rely on the warranties in accepting a subscription. In any claim or action against the general partners or partnership, the general partners or partnership may use the warranties against you as a defense or basis for seeking indemnity from you.

         Subscription Procedure. In order to subscribe to units in the partnership, you must read carefully and execute the "SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY." For each unit subscribed, you must tender the sum of $1 per unit. The minimum investment is 2,000 units ($2,000).

                         NOTICE TO CALIFORNIA RESIDENTS

         All certificates of limited partnership interests resulting from any offer and/or sale in California will bear the following legend restricting transfer:

         "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                              TERMS OF THE OFFERING

         We are offering a maximum of 30,000,000 units ($30,000,000) on a "best efforts" basis. A best efforts basis means no one is guaranteeing that any minimum number of units will be sold. The units are being sold through selected broker dealers (the "Participating Broker Dealers") who are members of the National Association of Securities Dealers, Inc. ("NASD"), at a price of $1 per unit. The minimum subscription is 2,000 units ($2,000). We may also accept orders directly from you if you utilize the services of a registered investment advisor. The general partners have the option to accept subscriptions for fractional units in excess of the minimum subscription. For purposes of meeting this minimum investment requirement, you may cumulate units you purchased individually with those units purchased by your spouse or units purchased by your pension or profit sharing plan, IRA or Keogh plan. You must pay $1 cash for each unit upon subscription. The offering will terminate one year from the effective date of this prospectus, unless the general partners, in their discretion, terminate the offering earlier, or unless the general partners, in their sole discretion, extend the offering for additional one-year periods.

         No Escrow Established. There is no escrow. As this is not our first offering of units in this partnership, all proceeds from the sale of units will be immediately available to us for investment and will not be held in an escrow account.

         Investment of Subscriptions. Your subscription proceeds will be deposited into a subscription account at a federally insured commercial bank or other depository selected by the general partners. They will be invested in short-term certificates of deposit, money market or other liquid asset accounts. You will be admitted into the partnership only when your subscription funds are required by us to fund a loan, or the formation loan, to create appropriate reserves or to pay organizational expenses or other proper partnership purposes. During the period prior to your admittance as a limited partner, proceeds of the sale are irrevocable and will be held by the general partners for your account in the subscription account. Your funds will be transferred from the subscription account into the partnership's operating account on a first-in, first-out basis. Upon your admission as a limited partner to the partnership, your subscription funds will be released to the partnership and units will be issued to you at the rate of $1 per unit or fraction thereof. Interest earned on subscription funds while in the subscription account will be returned to you, or if you elect to compound earnings, the amount equal to such interest will be added to your investment in the partnership. If you elect to have such amount added to your investment, the number of units actually issued shall be increased accordingly.

         Purchase by General Partners and Affiliates. The general partners and their affiliates may, in their discretion, purchase units for their own account. Any units so purchased will be counted for the purpose of obtaining the required maximum subscriptions. The maximum amount of units that may be purchased by the general partners or their affiliates is 50,000 units ($50,000). However, it is not anticipated that such purchases will be made by the general partners and their affiliates. To date, no purchases have been made. Purchases of units by the general partners or their affiliates will be made for investment purposes only on the same terms, conditions and prices as to unaffiliated parties.

         Guaranteed Payment for Offering Period. The limited partners shall receive a guaranteed payment from the earnings of the partnership for the offering period, calculated on a monthly basis, equal to the greater of (i) the partnership's earnings or (ii) the interest rate established by the Monthly Weighted Average Cost of Funds for the 11th District Savings Institutions, as announced by the Federal Home Loan Bank of San Francisco during the last week of the preceding month, plus two points, up to a maximum interest rate of twelve percent (12%). The Weighted Average Cost of Funds is derived from interest paid on savings accounts, Federal Home Loan Bank advances, and other borrowed money adjusted for valuation in the number of days in each month. The adjustment factors are 1.086 for February, 1.024 for 30 day months and 0.981 for 31 day months. As of the date of this prospectus, the Monthly Weighted Average Cost of Funds for the 11th District as announced April 30, 2000, for the period ended March, 2000, and in effect until May 31, 2000, is 5.0%. The guaranteed payment period is the period commencing on the day you are admitted to the partnership and ending three (3) months after the offering termination date. The guaranteed payment period shall not be made over the life of the partnership. To the extent the payment to be paid is in excess of the partnership's earnings, the general partners will contribute sufficient capital to the partnership so that the guaranteed payment may be made. (See "TERMS OF OFFERING - Guaranteed Payment for Offering Period" at page 18). Since the offering period may be for a period of one year, with additional one year periods, or such shorter period as when all the units are sold, there is uncertainty regarding the exact length of the guaranteed payment period.

         Election to Receive Periodic Cash Distributions. To date, we have provided you with an election to receive periodic cash distributions from the partnership or to have earnings retained in your capital account that will increase it in lieu of receiving periodic cash distributions. This election, once made, is irrevocable for investors who choose to receive periodic cash distributions from the partnership. However, you may change whether such distributions are received on a monthly, quarterly or annual basis. If you initially elect to retain earnings to increase your capital account in lieu of periodic cash distributions you may, after three (3) years, elect to receive periodic cash distributions. If you elect to retain your earnings in your capital account, we will use those earnings for making further loans or other proper partnership purposes. The earnings from these further loans will be allocated among all investors; however; if you elected to retain your earnings, you will be credited with an increasingly larger proportionate share of such earnings than investors who receive periodic cash distributions, since your capital account will be increasing over time. Annual cash distributions will be made shortly after the calendar year end.

         In order to provide you greater flexibility if you initially elect to receive cash distributions and subsequently change your mind, we are going to register with the SEC, a dividend reinvestment plan. The dividend reinvestment plan will be on substantially the same terms as our current election to receive distributions. However, it will provide plan participants with greater flexibility. We anticipate that the dividend reinvestment plan will be filed in 2000 and take effect immediately. Until that time, you will still have the election to receive cash distributions or to receive additional units as described herein.

                            ESTIMATED USE OF PROCEEDS

         The following table sets forth our use of the proceeds as of March 31, 2000, received from our most recent offering of $30,000,000 of Units and estimated application of the gross proceeds of the sale of the maximum number of units being offered hereby. Upon the repayment of the formation loan, we estimate that approximately 96% of the proceeds of this offering will be used to make loans. Until the formation loan is repaid, we estimate that after deduction of the public offering expenses, that approximately eighty-four percent (84%) of the proceeds of this offering will be used for making loans assuming all units are sold. As of March 31, 2000, 88.27% of the gross offering proceeds received from the most recent offering, were used to make loans. Many of the figures set forth are estimated, cannot be precisely calculated at this time and consequently should not be relied upon as being definitive.

                                                                                    Estimated                     Estimated
                                     Use of Proceeds of the Most Recent        Maximum Offering(1)           Maximum Offering(2)
                                                  Offering
                                            As of March 31, 2000                30,000,000 Units               30,000,000 Units
                                                                               ($30,000,000) sold          ($30,000,000) sold with
                                                                                                               leveraged funds

======================================================================= ============================ ===============================
                                                Dollar Amount     Percent      Dollar Amount     Percent   Dollar Amount     Percent
-------------------------------------------- ---------------- ----------- ------------------ ----------- --------------- -----------
Gross Proceeds                                    $24,378,460      85.30%        $30,000,000     100.00%     $30,000,000      66.67%

Leveraged Funds                                    $4,200,000      14.70%                  0           0     $15,000,000      33.33%

Total Partnership Funds                           $28,578,460     100.00%        $30,000,000     100.00%     $45,000,000     100.00%

Less Public Offering Expenses: (3)

Organizational and Offering Expenses                 $641,762       2.25%         $1,200,000       4.00%      $1,200,000       2.67%

Total Offering Expenses                              $641,762       2.25%         $1,200,000       4.00%      $1,200,000       2.67%

Amount Available for Investment                   $27,936,698      97.75%        $28,800,000      96.00%     $43,800,000      97.35%

Less:

Formation Loan (4)                                 $1,908,840       6.68%         $2,700,000       9.00%      $2,700,000       6.00%

Working Capital Reserves (5)                         $800,200       2.80%           $900,000       3.00%        $900,000       2.00%

Cash Available for Extension of Loans (6)         $21,027,658      88.27%        $25,200,000      84.00%     $40,200,000      89.33%


     -------------------------

     (1) Does not include a capital contribution of the general partners in the amount of 1/10th of 1% of the gross proceeds (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Capital Contributions" at page 66).

     (2) This assumes that the general partners can leverage approximately fifty percent (50%) of the gross offering proceeds.

     (3) Consists of expenses incurred in connection with the organization and formation of the partnership. These expenses include legal and accounting fees and expenses, printing costs, filing fees and other disbursements in connection with the sale and distribution of units. These expenses also include reimbursements to participating broker dealers for bona fide expenses incurred for due diligence purposes in a maximum amount of one-half of one percent (.5%) of gross proceeds). (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" at page 20).

     (4) The amount of the formation loan set forth in this table is based upon the maximum sales commissions allowable. The formation loan will not exceed nine percent (9%) of the total gross proceeds of the offering based upon the maximum sales commissions payable, (See "PLAN OF DISTRIBUTION - Formation Loan" at page
73). However, the general partners anticipate, based upon historical experience and knowledge of professionals in the industry, that the formation loan will be in the amount of (7.6%) of gross proceeds if the maximum is raised assuming that sixty-five percent (65%) of the investors elect to reinvest their earnings and acquire additional units and thirty-five percent (35%) and elect to receive distributions. To the extent the actual amount of the formation loan is less than the amount stated in the table, the cash available for extension of loans will be increased proportionately. As of March 31, 2000, the formation loan for the prior offering totalled 7.8% of the total gross proceeds of the offering. Except for the formation loan made to Redwood Mortgage Corp., and reimbursement of organizational and offering expenses, no other offering proceeds will be paid to the general partners or their affiliates.

     (5) The partnership anticipates maintaining an average balance of working capital reserve equal to three percent (3%) of the gross proceeds of the offering.

     (6) These proceeds will be used to make loans (See "INVESTMENT OBJECTIVES AND CRITERIA" at page 36). The exact amount of the cash available for extension of loans will depend upon the amount of the formation loan, organization and operating expenses, use of leveraged funds and cash reserves. (See Footnote (1) above.)

                        CAPITALIZATION OF THE PARTNERSHIP

         The capitalization of the partnership as of March 31, 2000, and as adjusted to give effect to the sale of the maximum number of units offered hereby, excluding any contributions of the general partners is as follows:

                                Actual                          As Adjusted (1)
                                ------                          ---------------
Units ($1.00 per unit)      $ 41,666,176                         $ 67,766,176
-----------------------

     (1)  Amount   determined  after  deduction  of  certain  offering  expenses aggregating $1,200,000 and maximum formation loan of $2,700,000. (See "Estimated Use of Proceeds" at page 19).

               COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES

         Set forth below in tabular form is a description of compensation that we may pay the general partners and their affiliates. No other compensation will be paid to the general partners or any affiliates from the partnership. These compensation arrangements have been established by the general partners and are not the result of arms-length negotiations. The general partners have compared their compensation arrangements to those of unrelated parties providing the same services. They have determined the following compensation levels are fair and reasonable. In their review, the general partners have:

     o analyzed the compensation arrangements in other offerings,

     o spoken to other professionals in the industry including issuers, promoters and broker dealers,

     o examined "rate sheets" from banks and savings & loans which set forth the rates being charged by those institutions for the same or similar services

     o collected data regarding compensation from trade association meetings and/or other relevant periodicals. Thus, the amounts are approximately equivalent to those which would customarily be paid to unrelated parties for the same services.

     The exact amount of future compensation payable to the general partners cannot be precisely determined. The compensation to be received by the general partners is based primarily upon the net asset value of the partnership and the loan balances. The net asset value of the partnership is the partnership's total assets less its total liabilities. The net asset value will fluctuate due to the reinvestment of income, earnings distributions and the level of liquidations. Loan balances outstanding will fluctuate during the term of the partnership because loans will be continually maturing and "turning over". Accordingly, the exact amount of fees to be paid to the general partners and their affiliates cannot be determined. However, based upon the general partners' prior experience with this partnership and in similar programs and upon certain assumptions made as a result of that experience as set forth below, the general partners can estimate on an annual average basis, assuming a minimum partnership life of twelve (12) years, the amount of fees they and their affiliates will receive. Except as noted below, there is no limit on the dollar amount of compensation and fees paid to the general partners and their affiliates.

         The amount of fees to be paid will vary from those estimated below due to varying economic factors, over which the general partners have no control, including, but not limited to, the state of the economy, lending competition in the area where partnership loans are made, interest rates and partnership earnings. We are subject to public reporting requirements and the partnership will file quarterly and annual reports with the Securities and Exchange Commission. These reports will be available to you and will set forth, among other things, the exact amount of compensation and/or fees being paid to the general partners and their affiliates.

         The general partners' or their affiliates' ability to effect the nature of the compensation by undertaking different actions is extremely limited. Because we are only one of many lenders in the industry, the general partners' ability to affect fees charged is virtually non-existent. Additionally, to a large extent, the amount of fees paid to the general partners and their affiliates is based upon decisions made by the borrower regarding, among other things, type and amount of loan, prepayment on the loan and possible default on the loan. The relationships with the general partners of the various entities referred to herein are described under the caption "MANAGEMENT" at page 31.

                                 OFFERING STAGE

Entity Receiving
Compensation          Form and Method of                     Estimated Amount
------------------    ----------------------------------------------------------
                      Compensation
                      ------------

General Partners      Reimbursement of organization and    Maximum of $1,200,000
and/or Affiliates     offering expensesincluding, but
                      not limited to, attorneys' fees,
                      accounting fees, printing costs
                      and other selling expenses (other
                      than underwriting commissions)
                      equal to the lesser of ten percent
                      (10%) of the gross proceeds of the
                      offering or $1,200,000.  The general
                      partners will pay any offering and
                      organization expenses in excess of
                      this amount.(1)

                                 OPERATING STAGE

Entity Receiving
Compensation          Form and Method of                      Estimated Amount
-----------------     ----------------------------------------------------------
                      Compensation
                      ------------

Redwood Mortgage     Loan brokerage commissions average     $285,000 per year(5)
Corp.                approximately three to six percent
General Partner      (3-6%) of the principal amount of
                     each loan, but may be higher or lower
                     depending upon market conditions.
                     Loan brokerage commissions are limited
                     to an amount not to exceed four percent
                     (4%) of the total partnership assets per year. Such commissions are payable solely by the borrower and not by us. (See
                     "TERMS OF THE OFFERING" at page 17).

Redwood Mortgage     Processing and escrow fees for          $19,200 per year(5)
Corp.                services in connection with notary,
General Partner      document preparation,  credit
                     investigation, and escrow fees in an
                     amount equal to the fees customarily
                     charged by Redwood Mortgage Corp. for
                     comparable services in the geographical
                     area where the property securing the
                     loan is located, payable solely by the
                     borrower and not by the partnership.

Redwood Mortgage     Loan servicing fee payable monthly     $310,000 per year(5)
Corp.                in an amount up to 1/8 of 1% of the
General Partner      outstanding principal amount of each
                     loan. (2) (3)

General Partners     Asset management fee payable monthly   $119,000 per year(5)
                     in an amount up to 1/32 of 1% of the
                     "net asset value."(2)

Redwood Mortgage     Reimbursement of expenses relating to   $92,000 per year(5)
Corp.                administration of the partnership,
General Partner      subject to certain limitations, see
                     Article 10 of the partnership agreement.
                     (1)(4)

Gymno Corporation    Reconveyance fee for reconveyance of     Approximately  $65
General Partner      property upon full payment of loan,      per deed of trust
                     payable by borrower.                     or market rate.

Redwood Mortgage     Assumption fee for assumption of loans   $5,000 per year(5)
Corp.                payable by borrower as either a set
General Partner      fee or a percentage of the loan.

Redwood Mortgage     Extension fee for extending the loan     $2,500 per year(5)
Corp.                period payable by borrower as a
General Partner      percentage of the loan.

Redwood Mortgage     Interest earned, if any, between the         $0 per year(5)
Corp.                date of deposit of borrower's funds
General Partner      into Redwood Mortgage Corp.'s trust
                     account and date of payment of such
                     funds by Redwood Mortgage Corp.

General Partners     One percent (1%) interest in profits,   $28,000 per year(5)
                     losses and distributions of earnings
                     and cash available for distribution.

                                LIQUIDATING STAGE

Entity Receiving
Compensation         Form and Method of                       Estimated Amount
------------------   -----------------------------------------------------------
                     Compensation
                     ------------

Redwood Mortgage     Early withdrawal penalty equal to a     $36,516 per year(5)
Corp.                percentage of the sums withdrawn by
General Partner      an early withdrawing limited partner,
                     a portion of which will be paid, based
                     upon the ratio between the formation
                     loan and the total amount of
                     organizational and syndication costs,
                     to the partnership as an early
                     withdrawal penalty, to reduce the
                     principal amount owed by Redwood
                     Mortgage Corp. for the formation loan
                     and the balance of which will be
                     retained by the partnership for its own
                     account. After the formation loan has
                     been paid, amounts received from the early withdrawal penalty will be retained by the partnership for its own account (See "TRANSFER
                     OF UNITS - Withdrawal from Partnership" at page 69).

     ---------------------------------

     (1) The general partners will endeavor to minimize such expenses to the extent possible and to the extent consistent with the terms of the offering. (See "TERMS OF THE OFFERING" at page 17).

     (2) The general partners have assumed that the estimated amount of the loan servicing fee payable will be approximately one percent (1%) per year. The general partners are entitled to receive a loan servicing fee of up to one and one-half percent (1 1/2%) per year. The general partners and their affiliates, in their sole discretion, may elect to lower the loan servicing fee or asset management fee for any period of time and thereafter raise the fees up to the stated limits.

     (3) On any property foreclosed upon, the loan servicing fee is payable by the borrower up until the time of foreclosure. If, at the time of foreclosure, the loan servicing fee has not been paid out of the cash proceeds from a trustee's sale of the foreclosed property, the loan servicing fee will be payable by the partnership.

     (4) We shall reimburse the general partners or their affiliates for the actual cost of goods and materials used for or by the partnership and obtained from unaffiliated parties. In addition, we shall reimburse the general partners or their affiliates for the cost of administrative services necessary to the prudent operation of the partnership provided that such reimbursement will be the lesser of (a) the actual cost of such services or (b) ninety percent (90%) of the amount which the partnership would be required to pay independent parties for comparable services. The partnership's annual report to limited partners will provide a breakdown of the services performed and the amount reimbursed to the general partners or affiliates.

     (5) The amount of fees to be paid to the general partners and their affiliates are based on certain assumptions made in light of the general partners' past experience with similar programs. In determining the average annual fees to be paid to the general partners and their affiliates the general partners have assumed, based upon their historical experience the following: (i) a minimum partnership life of twelve (12) years assuming $15,000,000 is raised in year one (1) and $15,000,000 is raised in year two (2); (ii) sixty percent (60%) of the investors elect to retain or reinvest earnings and forty percent (40%) elect to receive periodic cash distributions; (iii) a nine percent (9%) yield in the first three (3) years of operation, an eight percent (8%) yield in years four (4), five (5) and six (6) and a nine percent (9%) yield thereafter;
(iv) withdrawal rates similar to those experienced by past partnerships; (v) a turnover rate on loans of ten percent (10%) in year three (3), fifteen percent (15%) in year four (4) and twenty percent (20%) thereafter; and (vi) no leveraging of the portfolio has been considered. However, because the estimated amount of fees to be paid to the general partners and their affiliates are based on certain assumptions and conditions, including, historical experience, which may not provide an exact measurement of the fees to be paid, the general state of the economy, interest rates, the turnover rate of loans, partnership earnings, the duration and type of loans the partnership will make, and the election of investors to receive periodic cash distributions or additional units, the actual amount of fees paid will vary from those set forth above.

     The following table summarizes the forms and amounts of compensation and reimbursed expenses paid to the general partners or their affiliates for the year ended December 31, 1999, and the period January 1, 2000, through March 31, 2000, showing actual amounts and the maximum allowable amounts for management and servicing fees. No other compensation was paid to the general partners during such periods. Amounts of compensation payable to the general partners in connection with this offering may vary from those set forth below. Such fees were established by the general partners and were not determined by arms-length negotiation.

                                                   Year Ended December 31, 1999           Period Ended January 1, 2000 to
                                                                                                  March 31, 2000

                                                                                                                       Maximum

                                                                            Maximum                                     Amount
                                                                             Amount                                  Allowable
Form                                                   Actual             Allowable                Actual           For Period
----                                                   ------             ---------                ------           ----------

                                                                            PAID BY PARTNERSHIP

Servicing Fee                                        $359,464              $539,196               $71,294             $106,941

Management Fee                                        $42,215              $126,645               $12,930              $38,790

Reimbursement of Operating Expenses                   $85,171               $85,171               $25,827              $25,827

1% of Profits, Losses and Disbursements               $27,655               $27,655                $9,297               $9,297


                                                                             PAID BY BORROWERS

Loan Brokerage Fees (1)                              $682,118              $682,118              $367,205             $367,205

Processing and Servicing Fees                         $13,164               $13,164                $7,961               $7,961


------------------------
(footnotes to table)

     (1) Although Redwood Mortgage Corp. can receive loan brokerage fees of up to six percent (6%) or higher if such fees could have been negotiated with borrowers, the figures reflect actual loan brokerage fees charged on the loans.

                              CONFLICTS OF INTEREST

         The partnership is subject to various conflicts of interest arising out of its relationship with the general partners and their affiliates. These conflicts include conflicts related to the arrangements pursuant to which the general partners will be compensated by the partnership. Because the partnership was organized and is operated by the general partners, these conflicts will not be resolved through arms length negotiations but through the exercise of the general partners' judgment consistent with their fiduciary responsibility to you and the other limited partners and the partnership's investment objectives and policies.

         The general partners are, and will be subject to, public reporting requirements for prior public programs and for this program. They will continue to have an obligation to keep you appraised of material developments with respect to all partnerships in which they are the general partners, including material developments or events which give rise to a conflict of interest. (See "PRIOR PERFORMANCE SUMMARY" at page 28).

         Additionally, the partnership agreement imposes upon the general partners, an obligation to disclose and keep you appraised of any developments that would otherwise be disclosed in accordance with public reporting requirements, including those developments which would give rise to a conflict of interest. Your power as a limited partner with respect to any such developments including the power, subject to a majority vote to amend the partnership agreement, to remove the general partners and/or amend or terminate contracts for services or goods between the general partners and the partnership, act as a check to the actions of general partners. (See "FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS" at page 26 and "INVESTMENT OBJECTIVES AND CRITERIA" at page 36). These conflicts include, but are not limited to, the following:

         1. Conflicts Arising As A Result Of The General Partners' Legal And Financial Obligations To Other Partnerships. The general partners and their affiliates serve as the general partners of other limited partnerships. These partnerships include real estate mortgage limited partnerships with investment objectives similar to those of the partnership. They may also organize other real estate mortgage limited partnerships in the future, including partnerships which may have investment objectives similar to those of the partnership. The general partners and such affiliates have legal and financial obligations with respect to these partnerships which are similar to their obligations with respect to the partnership. As general partners, they may have contingent liability for the obligations of such partnerships as well as those of the partnership.

         The level of compensation payable to the general partners or their affiliates in connection with the organization and operation of other partnerships may exceed that payable in connection with the organization and operation of this partnership. However, the general partners and their affiliates do not intend to offer for sale, interests in any other public programs (but not necessarily private programs) with investment objectives similar to the partnership, before substantially all initial proceeds of this offering are invested or committed.

         The general partners believe that they have sufficient financial and legal resources to meet and discharge their obligations to the partnership and to the other partnerships. In the event that a conflict were to arise, however, the general partners will undertake the following steps: (i) they will seek the advice of counsel with respect to the conflict; (ii) in the event of a short fall of resources, they will seek to allot the partnerships' financial and legal resources on a pro rata basis among the partnerships; (iii) in the event a pro rata allotment would materially adversely affect the operations of any partnership, the general partners will use their best efforts to apply available resources to that partnership so as to attempt to prevent a material adverse effect, and the remainder of the resources, if any, would be applied on a pro rata basis.

         2. Conflicts Arising From The General Partners' Allocation Of Time Between The Partnership And Other Activities. The general partners and their affiliates have conflicts of interest in allocating their time between the partnership and other activities in which they are involved. However, the general partners believe that they, and their affiliates, have sufficient personnel to discharge fully their responsibilities to the partnership and to other affiliated partnerships and ventures in which they are involved. Redwood Mortgage Corp. also provides loan brokerage services to investors other than the partnership. As a result, there will exist conflicts of interest on the part of the general partners between the partnership and the other partnerships or investors with which they are affiliated at such time. The general partners will decide which loans are appropriate for funding by the partnership or by such other partnerships and investors after consideration of all relevant factors, including:

o        the size of the loan,

o        portfolio diversification,

o        quality and credit worthiness of borrower,

o        amount of uninvested funds,

o        the length of time that excess funds have remained uninvested.

         To date, the individual general partners have each allocated approximately 12-17 hours per week, exclusively on partnership activities and estimate that they will continue to allocate approximately the same amount of time in the future. This amount may be higher during the offering and marketing stages and may be lower thereafter. The general partners believe that they will have sufficient time, based upon the organization and personnel that they have built and retained over the last twenty-three (23) years, to fully discharge their obligations to the partnership. In the event that a conflict were to arise, however, the general partners will take the following action: (i) they will seek the advice of counsel with respect to the conflict; (ii) in the event of a short fall of resources, they would seek to allot the partnership's financial and legal resources on a pro rata basis among the partnerships; (iii) in the event a pro rata allotment would materially adversely affect the operations of any partnership, the general partners will use their best efforts to apply resources to that partnership to attempt to prevent a material adverse effect, and the remainder of the resources, if any, would be applied on a pro rata basis.

         3. Amount Of Loan Brokerage Commissions Affects Rate Of Return To You. None of the compensation payable to the general partners was determined by arms length negotiations. We anticipate that the loan brokerage commissions charged to borrowers by Redwood Mortgage Corp. will average approximately three to six percent (3-6%) of the principal amount of each loan, but may be higher or lower depending upon market conditions. The loan brokerage commission shall be capped at four percent (4%) per annum of the partnership's assets. Any increase in the loan brokerage commission charged on loans may have a direct, adverse effect upon the interest rates charged by the partnership on loans and thus the overall rate of return to you. Conversely, if the general partners reduced the loan brokerage commissions charged by Redwood Mortgage Corp. a higher rate of return might be obtained for the partnership and the limited partners. This conflict of interest will exist in connection with every loan transaction, and you must rely upon the fiduciary duties of the general partners to protect their interests. In an effort to partially resolve this conflict, Redwood Mortgage Corp. has agreed that loan brokerage commissions shall be limited to four percent (4%) per annum of the partnership's assets. In the event of a conflict with respect to the payment of the loan brokerage commissions or the quality or type of loan, the general partners will resolve the conflict in favor of the partnership.

         The general partners have reserved the right to retain the services of other firms, in addition to or in lieu of Redwood Mortgage Corp., to perform the brokerage services, loan servicing and other activities in connection with the partnership's loan portfolio that are described in this prospectus. Any such other firms may also be affiliated with the general partners.

         4. Terms Of Formation Loan Are Not A Result Of Arms Length Negotiations. Redwood Mortgage Corp. will borrow from the partnership an amount equal to not more than nine percent (9%) of the gross proceeds of this offering. This loan (the "formation loan") will not bear interest. Accordingly, the partnership's rate of return on the formation loan will be below the rate obtainable by the partnership on its loans. The terms of the formation loan were not the result of arms length negotiations. This loan will be an unsecured obligation of Redwood Mortgage Corp. (See "PLAN OF DISTRIBUTION - Formation Loan" at page 73). The amount of any early withdrawal penalties received by the partnership from investors will reduce the principal balance of the formation loan, thus reducing the amount owed from Redwood Mortgage Corp. to the partnership. In the event of default in the payment of such loan a conflict of interest would arise on our part in connection with the enforcement of the loan and the continued payment of other fees and compensation, including the loan brokerage fee and loan servicing fee, to Redwood Mortgage Corp. If the general partners are removed, no other general partners are elected, the partnership is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the formation loan shall be forgiven by the partnership and Redwood Mortgage Corp. shall be immediately released from any further obligation under the formation loan. In the event of a conflict with respect to the repayment of the formation loan, or a default thereof or the continued payment of other fees and compensation to Redwood Mortgage Corp., the partnership, at the partnership's expense, will retain independent counsel, who has not previously represented the general partners to represent the partnership in connection with such conflict.

         5. Potential Conflicts If We Invest in Loans With General Partners Or Affiliates. We may invest in loans acquired by the general partners or affiliates. The partnership's portion of the total loan may be smaller or greater than the portion of the loan made by the general partners or affiliates. Such an investment would be made after a determination by the general partners that the entire loan is in an amount greater than would be suitable for the partnership to make on its own or that the partnership will benefit through broader diversification of its loan portfolio. However, you should be aware that investing with the general partners or affiliates could result in a conflict of interest between the partnership and the general partners or affiliates in the event that the borrower defaults on the loan. Both the partnership and the general partners or affiliates will protect their own interest in the loan and in the underlying security. In order to minimize the conflicts of interest which may arise if the partnership invests in loans with the general partners or affiliates, the partnership will acquire its interest in the loan on the same terms and conditions as does the general partners or affiliates and the terms of the loan will conform to the investment criteria established by the partnership for the origination of loans. By investing in a loan on the same terms and conditions as does the general partners or an affiliate, the partnership will be entitled to enforce the same rights as the general partners or affiliate in such loan and the general partners and affiliate will not have greater rights in the loan than does the partnership.

         6. General Partners Will Represent Both Parties In Sales Of Real Estate Owned To Affiliates. In the event the partnership becomes the owner of any real property by reason of foreclosure on a loan, the general partners' first priority will be to arrange the sale of the property. The general partners will attempt to obtain a price that will permit the partnership to recover the full amount of its invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions. In order to facilitate such a sale, the general partners may, but are not required to, arrange a sale to persons or entities controlled by them, e.g., to another partnership or entity formed by one of the general partners for the express purpose of acquiring foreclosure properties from lenders such as the partnership. The general partners will be subject to conflicts of interest in arranging such sales since they will represent both parties to the transaction. For example, the partnership and the potential buyer will have conflicting interests in determining the purchase price and other terms and conditions of sale. The general partners decision will not be subject to review by any outside parties.

         The general partners have undertaken to resolve these conflicts as follows:

                  (a) No foreclosed property will be sold to the general partners or an affiliate unless the general partners have first used their best efforts to sell the property at a fair price on the open market for at least 60 days.

                  (b) In the event the property will be sold to an affiliate, the net purchase price must be more favorable to the partnership than any third party offer received. The purchase price will also be (1) no lower than the independently appraised value of such property at the time of sale, and (2) no lower than the total amount of the partnership's "investment" in the property. The partnership's investment includes without limitation the following:

     o the unpaid principal amount of the partnership's loan,

     o unpaid interest accrued to the date of foreclosure,

     o expenditures made to protect the partnership's interest in the property such as payments to senior lienholders and for insurance and taxes,

     o costs of foreclosure (including attorneys' fees actually incurred to prosecute the foreclosure or to obtain relief from a stay in bankruptcy), and

     o any advances made by the general partners on behalf of the partnership for any of the foregoing less any income or rents received, condemnation proceeds or other awards received or similar monies received.

     A portion of the purchase price may be paid by the affiliate executing a promissory note in favor of the partnership. Any such note will be secured by a deed of trust on the subject property. The principal amount of such a note, plus any obligations secured by senior liens, will not exceed ninety percent (90%) of the purchase price of the property. The terms and conditions of such a note will be comparable to those the partnership requires when selling foreclosed properties to third parties.

                  (c) Neither the general partners nor any of their affiliates would receive a real estate commission in connection with such a sale.

         It is the general partners' belief that these undertakings will yield a price which is fair and reasonable for all parties,. However, no assurance can be given that the partnership could not obtain a better price from an unaffiliated third party purchaser.

         7. Professionals Hired By General Partners Do Not Represent You Or Any Other Limited Partners. The attorneys, accountants and other experts who perform services for the partnership also perform services for the general partners and their affiliates. It is anticipated that such representation will continue in the future. Such professionals, including, McCutchen, Doyle Brown & Enersen, LLP, counsel for the partnership and the general partners, do not represent you or any other limited partner. Under the partnership agreement, you must acknowledge and agree that such professionals, including, Landels Ripley & Diamond, LLP, counsel for the partnership and the general partners, representing the partnership and the general partners and their affiliates do not represent, and shall not be deemed under applicable codes of professional conduct and responsibility to have represented or be representing, any or all of the limited partners in any respect. Such professionals, however, are obligated under those codes not to engage in unethical or improper professional conduct. In the event of a conflict regarding services performed by attorneys, accountants and other experts, with respect to the general partners and/or the partnership and limited partners, then the partnership, at partnership expense, will retain independent counsel, who has not previously represented the partnership or the general partners to represent the interests of the limited partners solely with respect to the issue of a conflict regarding the services performed by professionals.

                FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS

         The general partners are accountable to the partnership as fiduciaries. As such, they are under a fiduciary duty to exercise good faith and integrity in conducting the partnership's affairs. They must conduct such affairs in the best interest of the partnership. The California Revised Limited Partnership Act provides that you as a limited partner may institute legal action on behalf of yourself and all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of its fiduciary duty. You may also institute an action, or on behalf of the partnership (a partnership derivative action) to recover damages from a general partner or third parties where the general partner has failed or refused to enforce the obligation.

     Present State of the Law. Based upon the present state of the law and federal statutes, regulations, rules and relevant judicial and administrative decisions, it appears that

     (1) as a limited partner of the partnership you have the right, subject to the provisions of applicable procedural rules and statutes to:

     o bring partnership class actions,

     o enforce rights of all limited partners similarly situated, and

     o bring partnership derivative actions to enforce rights of the partnership including, in each case, rights under certain rules and regulations of the Securities and Exchange Commission; and

         (2) if you are a limited partner who has suffered losses in connection with the purchase or sale of your units due to a breach of fiduciary duty by the general partners in connection with such purchase or sale, including misapplication by the general partners of the proceeds from the sale of units, you may have a right to recover such losses from the general partners in an action based on Rule 10b-5 under the Securities and Exchange Act of 1934. In addition, if you are an employee benefit plan who has acquired units, case law applying the fiduciary duty concepts of ERISA could be viewed to apply to the general partners. The general partners will provide quarterly and annual reports of operations and must, on demand, give you or any limited partner or his/her legal representative a copy of the Form 10-K and true and full information concerning the partnership's affairs. Further, the partnership's books and records may be inspected or copied by you or your legal representatives at any time during normal business hours.

         This is a rapidly developing and changing area of the law and this summary, describing in general terms the remedies available to limited partners for breaches of fiduciary duty by the general partners, is based on statutes and judicial and administrative decisions as of the date of this prospectus. If you have questions concerning the duties of the general partners or believe that a breach of fiduciary duty by a general partner has occurred, you should consult your own counsel.

         Terms of the Partnership Agreement. Provision has been made in the partnership agreement that the general partners shall have no liability to the partnership for a loss arising out of any act or omission by the general partners, provided that the general partners determine in good faith that their conduct was in the best interest of the partnership and, provided further, that their conduct did not constitute gross negligence or gross misconduct. As a result, you may have a more limited right of action in certain circumstances than you would in the absence of such a provision in the partnership agreement.

         The partnership agreement also provides that, to the extent permitted by law, the partnership will indemnify the general partners against liability and related expenses (including attorneys' fees) incurred in dealings with third parties. Such indemnification will apply, provided that the conduct of the general partners is consistent with the standards described in the preceding paragraph. Notwithstanding the foregoing, neither the general partners nor their affiliates shall be indemnified for any liability imposed by judgment (including costs and attorneys' fees) arising from or out of a violation of state or federal securities laws associated with the offer and sale of units offered hereby. However, indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending such lawsuits provided that (a) a court either approves indemnification of litigation costs if the general partners are successful in defending the action; or (b) the settlement and indemnification is specifically approved by the court of law which shall have been advised as to the current position of the Securities and Exchange Commission (as to any claim involving allegations that the Securities Act of 1933 was violated) and California Commissioner of Corporations or the applicable state authority (as to any claim involving allegations that the applicable state's securities laws were violated). Any such indemnification shall be recoverable out of the assets of the partnership and not from limited partners. A successful claim for such indemnification would deplete partnership assets by the amount paid.

                            PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate mortgage programs sponsored and managed by the general partners and their affiliates. You should not assume that you will experience returns, if any, comparable to those experienced by other investors' programs.

         Experience and Background of General Partners and Affiliates. Since 1978, the general partners and their affiliates have sponsored and managed nine
(9) real estate mortgage limited partnerships including this partnership. All partnerships have investment objectives similar to this partnership. Six of these partnerships were offered without registration under the Securities Act of 1933 in reliance upon the intrastate offering exemption from the registration requirements thereunder and/or the exemption for transactions not involving a public offering. Three of these partnerships including this partnership were registered under Securities Act of 1933. The effect of not registering six of the prior partnerships is that the partners in the respective partnerships have differing rights with respect to the transfer of their interests in the partnerships. When securities are issued without registration under the Securities Act of 1933, either in reliance upon the intrastate exemption or the exemption for transactions not involving a public offering, those securities may not be transferred without registration under, or an exemption from, the Securities Act of 1933. On the other hand, securities issued pursuant to a registration statement under the Securities Act of 1933 generally may be sold without such registration. In general, securities issued pursuant to registration under the Securities Act of 1933 are more freely transferable than those which are issued without registration under the Securities Act of 1933. However, even securities issued pursuant to a registration statement are subject to restrictions on transfer under the securities laws of the states in which they are issued and under the terms of their respective partnership agreements.

         Not including the offerings by this partnership, as of March 31, 2000, the 8 previous partnerships had raised aggregate capital contributions of approximately $47,637,000 from approximately 3,098 investors and had total current net assets under management of $33,252,695. As of March 31, 2000, the number of loans made by these partnerships was approximately 1,984 and the number of outstanding loans made by these earlier partnerships was approximately 226 ($30,434,585) which are secured by properties principally located in Northern California. Of these loans,

     o approximately 91, which represents twenty two percent (22%) of the other partnerships' portfolios ($6,757,598) are secured by single family residences,

     o 29, which represents eight percent (8%) of the other partnerships' portfolios ($2,539,395) are secured by multifamily units,

     o 81 which represents forty eight percent (48%) of the other partnerships' portfolios ($14,652,635) are secured by commercial properties and

     o 25 which represents twenty two percent (22%) of the other partnerships' portfolios ($6,484,957) are secured by unimproved property.


     As of May 31, 2000, this partnership has raised in two prior offerings, aggregate capital contributions of approximately $41,593,569 from approximately 1,497 investors and has total current net assets under management of $43,732,890. The first offering closed on October 31, 1996. The second offering will close when this, the third offering becomes effective. As of May 31, 2000, the number of outstanding loans made by the partnership was 58, ($51,325,058) which are secured by properties located principally in Northern California. Of these loans:

     o 23, which represents thirty six percent (36.0%) of the partnership's portfolio ($18,645,537) are secured by single family residences.

     o 4, which represents seven percent (7.0%) of the partnership's portfolio ($3,583,502) are secured by multifamily units.

     o 26, which represents forty six percent (46.0%) of the partnership's portfolio ($23,680,166) are secured by commercial properties.

     o 5, which represents eleven percent (11.0%) of the partnership's portfolio ($5,415,853) are secured by unimproved properties.

                       PUBLICLY OFFERED MORTGAGE PROGRAMS

         Redwood Mortgage Investors VII ("RMI VII"). RMI VII is a California limited partnership of which D. Russell Burwell, Michael R. Burwell and Gymno Corporation are the general partners. RMI VII was registered under the Securities Act of 1933. As of March 31, 2000, RMI VII had a total capitalization of $10,798,037 and 800 investors.

         Redwood Mortgage Investors VI ("RMI VI"). RMI VI is a California limited partnership of which D. Russell Burwell, Michael R. Burwell and Gymno Corporation are the general partners. RMI VI was registered under the Securities Act of 1933. As of March 31, 2000, RMI VI had a total capitalization of $7,868,165 and 634 investors.

                       PRIVATELY OFFERED MORTGAGE PROGRAMS

         Redwood Mortgage Investors V ("RMI V"). RMI V is a California limited partnership of which D. Russell Burwell, Michael R. Burwell and Gymno
Corporation are the general partners. RMI V was qualified under California securities laws and a permit allowing RMI V to offer and sell units was issued by the Commissioner of Corporations on September 15, 1986. As of March 31, 2000, RMI V had a total capitalization of $2,865,700 and 300 investors.

         Redwood Mortgage Investors IV ("RMI IV"). RMI IV is a California limited partnership of which D. Russell Burwell, Michael R. Burwell and Gymno Corporation are general partners. RMI IV was qualified under California securities laws and a permit allowing RMI IV to offer and sell units was issued by the Commissioner of Corporations on October 2, 1984. The Commissioner of Corporations subsequently extended the effectiveness of the RMI IV offering permit until September 18, 1986. As of March 31, 2000, RMI IV had a total capitalization of $6,773,219 and 498 investors.

         Redwood Mortgage Investors ("RMI"). RMI, Redwood Mortgage Investors II ("RMI II") and Redwood Mortgage Investors III ("RMI III") are California limited partnerships of which D. Russell Burwell, Michael R. Burwell and Gymno Corporation are general partners. All 3 of these partnerships were sold only to a limited number of selected California residents in compliance with applicable federal and state securities laws. As of March 31, 2000, RMI had 17 investors, RMI II had 18 investors and RMI III had 56 investors. The RMI offering terminated on July 31, 1982, at which time it had a total capitalization of approximately $1,090,916. The RMI II offering terminated on June 30, 1983, at which time it had a total capitalization of approximately $1,282,802. The RMI
III offering terminated on June 30, 1984, at which time it had a total capitalization of approximately $1,429,624. This partnership was re-offered in July, 1992, and as of December 31, 1996, additional contributions of $858,800, were received and the offering was subsequently closed.

         Corporate Mortgage Investors ("CMI"). CMI is a California limited partnership of which D. Russell Burwell and A & B Financial Services, Inc. are the general partners. The offering period for CMI commenced August 1, 1978, and interests in CMI have been closed. The interest in CMI was offered and sold exclusively to qualified pension and profit sharing plans and other institutional investors. Commencing January 1, 1984, a segregated portfolio was created within CMI, into which all new subscriptions received by CMI were placed. The two (2) portfolios within CMI were designated Portfolio I and Portfolio II, respectively. As of March 31, 2000, the two portfolios had been merged and had total assets of $1,491,152 and 37 investors.

         The funds raised by these partnerships have been used to make loans secured by deeds of trust. All loans are arranged and serviced by Redwood Mortgage Corp., for which it receives substantial compensation. All of these partnerships will have funds to invest in loans at the same time as this partnership (See "CONFLICTS OF INTEREST" at page 24).

         Copies of audited financial statements for all prior partnerships are available from the general partners upon request and may be obtained upon payment of a fee sufficient to cover copying costs. If you would like to receive such information, you should contact the general partners at 650 El Camino Real, Suite G, Redwood City, California 94063; (650) 365-5341. All of the foregoing partnerships have achieved their stated goals to date.

         Additional Information. Certain additional information regarding some of the partnerships' discussed objectives are similar to the partnership's and are set forth in Appendix I in the Prior Performance Tables:

         TABLE I Experience in Raising and Investing Funds.

         TABLE II Compensation to General Partners and Affiliates.

         TABLE III         Operating Results of Prior Limited Partnerships.

         TABLE V Payment of Loans.

         Table IV is not included herein because none of the partnerships has completed its operations or disposed of all of its loans.

         Table VI (Descriptions of Open Loans of Prior Limited Partnerships) is contained in Part II of the Registration Statement.

         Upon request, the general partners shall provide to you without charge, a copy of the most recent Form 10-K Annual Report filed with the Securities and Exchange Commission by any prior public program that has reported to the Securities and Exchange Commission within the last twenty-four months. Exhibits to any annual report on Form 10-K may be obtained upon payment of a fee sufficient to cover the copying costs. You may review, read and copy all of our filings at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can call the SEC at 1 800 SEC-0330 for further information on the public reference room. Our SEC filings are also available on the SEC's website at "http://www.sec.gov."

         No Major Adverse Developments. There have been no major adverse business developments or conditions experienced by any of the prior limited partnerships that would be material to prospective investors in the partnership. While the Tax Reform Act of 1986 made a number of changes to the tax laws, some dealing with limitations on interest deductions, it is not expected to have a material adverse effect upon the performance of the prior limited partnerships. In fact, since the deductibility of residential mortgage interest is one of the few deductible items of interest remaining, the Tax Reform Act of 1986 may in fact enhance the utility of residential mortgage loans of the type offered by these limited partnerships.

         Prior Public Partnerships. In addition to the two prior public offerings in this partnership, the general partners have previously sponsored two public partnerships registered under the Securities Act of 1933. These partnerships are RMI VI and RMI VII.

         Three Year Summary of Loans Originated by Prior Limited Partnerships. During the three-year period endingMarch 31, 2000, loans were made by prior programs with investment objectives similar to those of the partnership. The following table provides a summary of the loans originated for the three-year period as of March 31, 2000. The last column of the following chart reflects total outstanding loan balances on all loans for each prior program including those which originated prior to the three (3) year period ending March 31, 2000.

--------------------------- --------------- ---------------------------- ----------------------------- -------------------------
   Name of partnership        Number of      Estimated Total Amount of    Outstanding Loan Balances    Total Outstanding Loans
                                Loans         Loans Made 04/01/97 to        Originated 04/01/97 to         as of 03/31/2000
                                                    03/31/2000                    03/31/2000
--------------------------- --------------- ---------------------------- ----------------------------- -------------------------

           CMI                    9                       $1,108,250.00                   $721,025.20             $1,408,826.15
--------------------------- --------------- ---------------------------- ----------------------------- -------------------------

           RMI                    7                         $675,000.00                   $369,935.30             $1,030,934.53
--------------------------- --------------- ---------------------------- ----------------------------- -------------------------

          RMI II                  2                         $209,900.00                   $109,765.89               $529,582.98
--------------------------- --------------- ---------------------------- ----------------------------- -------------------------

         RMI III                  10                        $865,700.00                   $682,723.21             $1,424,371.83
--------------------------- --------------- ---------------------------- ----------------------------- -------------------------

          RMI IV                  26                      $5,360,034.48                 $2,761,107.21             $6,063,993.56
--------------------------- --------------- ---------------------------- ----------------------------- -------------------------

          RMI V                   11                      $1,527,214.67                   $356,380.54             $1,930,774.26
--------------------------- --------------- ---------------------------- ----------------------------- -------------------------

          RMI VI                  19                      $4,065,577.26                 $1,494,613.88             $5,764,248.90
--------------------------- --------------- ---------------------------- ----------------------------- -------------------------

         RMI VII                  43                     $20,979,236.08                 10,413,989.99            $12,281,853.27
--------------------------- --------------- ---------------------------- ----------------------------- -------------------------

       RMI VIII (1)               54                      55,055,800.40                 43,310,535.27             45,252,162.77
--------------------------- --------------- ---------------------------- ----------------------------- -------------------------
--------------------------- --------------- ---------------------------- ----------------------------- -------------------------

          TOTAL                  181                     $89,846,712.89                $60,220,076.49            $75,686,748.25
--------------------------- --------------- ---------------------------- ----------------------------- -------------------------


         A further breakdown of these loans according to the type of deed of trust, the location of the property securing the loans, and the type of property securing the loan is provided below:

Loans

                      First Trust Deeds                           $53,073,350.00
                      Second Trust Deeds                           33,466,545.82
                      Third Trust Deeds                             3,306,817.07
                                                --------------------------------
                                                                  $89,846,712.89
                                                ================================

Location of Loans

                      San Francisco County                         26,399,417.40
                      San Mateo County                             18,236,646.42
                      Stanislaus County                            16,013,317.07
                      Santa Clara County                            7,625,300.00
                      Placer County                                 5,281,500.00
                      Contra Costa County                           4,024,727.00
                      Marin County                                  4,004,000.00
                      Alameda County                                3,661,055.00
                      Solano County                                 1,430,000.00
                      Sacramento County                               855,000.00
                      Monterey County                                 775,000.00
                      Santa Cruz County                               753,250.00
                      Lake County                                     737,500.00
                      Riverside County                                 50,000.00


Total                                                             $89,846,712.89
                                                ================================
Type of Property

                      Owner Occupied Homes                        $15,258,346.42
                      Non-Owner Occupied                           19,067,867.45
                      Commercial                                   32,938,999.78
                      Land                                         16,405,717.07
                      Apartments                                    6,175,782.17
                                                --------------------------------

Total                                                             $89,846,712.89
                                                ================================

     1. This amount includes loans made by the partnership in its prior offerings aggregating $45,000,000.


                                   MANAGEMENT

     General. The general partners will be responsible for the management of the proceeds of the offering and the investments of the partnership. Services performed by the general partners include, but are not limited to:

     o implementation of partnership investment policies

     o identification, selection and extension of loans

     o preparation and review of budgets

     o cash flow and taxable income or loss projections and working capital requirements o periodic physical inspections and market surveys o supervision of any necessary litigation o preparation and review of partnership reports, communications with limited partners o supervision and review of partnership bookkeeping, accounting and audits o supervision and review of partnership state and federal tax returns

     o supervision of professionals employed by the partnership in connection with any of the foregoing, including attorneys and accountants.

The general partners may be removed by a majority of the limited partners (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Rights and Liabilities of the Limited Partners" at page 66).

The General Partners.

     D. Russell Burwell. D. Russell Burwell, age 67, General Partner, Director (1978-present) and President (1979-present) of Redwood Mortgage Corp.; Director (1978-present) and President (1979-present) of A & B Financial Services, Inc., a finance company; Director (since 1986) and president (since 1986) of Gymno Corporation. Mr. Burwell is licensed as a real estate sales person and is the majority owner of The Redwood Group, Ltd. (described below). Mr. Burwell is the father of Michael R. Burwell (described below).

     Michael R. Burwell. Michael R. Burwell, age 43, General Partner, past member of Board of Trustees and Treasurer, Mortgage Brokers Institute (1984-1986); Director, Chief Financial Officer, Secretary, and Treasurer Redwood Mortgage Corp. (1979-present); Director, Secretary and Treasurer A & B Financial Services, Inc. (1980-present); Director, Chief Financial Officer and Secretary (since 1986) of Gymno Corporation; Director, Secretary and Treasurer of The Redwood Group, Ltd. (1979-present). Mr. Burwell is licensed as a real estate sales person. He is the son of D. Russell Burwell described above.

     Gymno Corporation. Gymno Corporation, General Partner, is a California corporation formed in 1986 for the purpose of acting as a general partner of this partnership and of other limited partnerships formed by the individual general partners. D. Russell Burwell and Michael R. Burwell are equal (i.e., 50-50) shareholders of Gymno Corporation. D. Russell Burwell and Michael R. Burwell are Gymno's Directors; D. Russell Burwell is its President and Michael
R. Burwell is its Chief Financial Officer and Secretary.

     Redwood Mortgage Corp. Redwood Mortgage Corp. is a licensed real estate broker incorporated in 1978 under the laws of the State of California, and is engaged primarily in the business of arranging and servicing mortgage loans. Redwood Mortgage Corp. will act as the loan broker and servicing agent in connection with loans, as it has done on behalf of several other limited partnerships formed by the general partners (See "PRIOR PERFORMANCE SUMMARY" at page 28). Redwood Mortgage Corp. is a subsidiary of The Redwood Group, Ltd.

         The general partners have represented that they have a combined net worth of in excess of $1,000,000 determined on a GAAP basis. Audited and unaudited balance sheets for Gymno Corporation and Redwood Mortgage Corp. are set forth hereafter.

Affiliates of the General Partners.

     The Redwood Group, Ltd. The Redwood Group, Ltd., a California corporation, is a diversified financial services company specializing in various aspects of the mortgage lending and investment business. Its various subsidiaries have arranged over 1 billion in loans secured in whole or in part by first, second and third deeds of trust. Its subsidiaries include Redwood Mortgage Corp. and A & B Financial Services, Inc. D. Russell Burwell, one of the general partners, is the majority shareholder of The Redwood Group, Ltd.

     Theodore J. Fischer. Theodore J. Fischer, age 51, Director and Vice President of Redwood Mortgage Corp. (1980-present); licensed real estate broker (1979-present); Assistant Vice President, Western Title Insurance Co. (1977-1980); Business Development representative, Transamerica Title Insurance Co. (1976-1977).

         SELECTED OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         No person or entity owns beneficially more than five percent (5%) of the ownership interest in the partnership. The following tables sets forth the beneficial ownership interests in the partnership as of March 31, 2000, by (i) each general partner of the partnership and (ii) all general partners as a group.

                                                     Amount of
                                                     Beneficial         Percent
Title of      Name and Address                       Ownership          of Class
Class

Units         Gymno Corporation, 650 El Camino        $35,100         1/10 of 1%
              Real, Suite G, Redwood City,
              California 94063(1)

              D. Russell Burwell, 650 El Camino            $0                 0%
              Real, Suite G, Redwood City,
              California 94063

              Michael R. Burwell, 650 El Camino            $0                 0%
              Real, Suite G, Redwood City,
              California 94063

              Redwood Mortgage Corp, 650 El Camino         $0                 0%
              Real; Suite P, Redwood  ity,
              California 94063 (2)

              All general partners as a group         $35,100         1/10 of 1%

     -------------------------------------------------------

     (1) Gymno Corporation is owned fifty percent (50%) by D. Russell Burwell and fifty percent (50%) by Michael R. Burwell

     (2) Redwood Mortgage Corp. is owned 100% by The Redwood Group Ltd, an affiliate of the general partners.


                             SELECTED FINANCIAL DATA

                         REDWOOD MORTGAGE INVESTORS VIII

                       (A California Limited Partnership)

                                                               As of March 31, 2000 and for the Years ended December 31
                                                       -------------------------------------------------------------------------

                                                                                         1999               1998            1997
                                                       As  of  March   31,
                                                       2000

Loans secured by trust deeds                                   $45,252,163        $35,693,148        $31,905,958     $25,304,989
Less: Allowance for loan losses                                 $(836,206)         ($834,359)         $(414,073)      $(257,500)
Real estate held for Sale                                               $0                 $0            $66,000         $70,138
Cash, cash equivalents and other assets                         $1,756,476         $2,776,120         $1,564,074      $1,539,947
Total assets                                                   $46,172,433        $37,634,909        $33,121,959     $26,657,574
Liabilities                                                     $4,473,992           $572,942         $6,074,305      $5,726,421
Partners' capital
  General partners                                                 $32,265            $31,950            $22,323         $16,432
  Limited partners                                             $41,666,176        $37,030,017        $27,025,331     $20,914,721
   Total partners' capital                                     $41,698,441        $37,061,967        $27,047,654     $20,931,153
   Total liabilities/partners' capital                         $46,172,433        $37,634,909       $33,121,,959     $26,657,574
Revenues                                                        $1,093,746         $4,426,245         $3,406,021      $2,629,457
Operating expenses
   Promotional interest                                                 $0                 $0                 $0              $0
   Management fee                                                  $12,930            $42,215            $31,651         $24,966
   Provisions for losses on loans                                   $1,847           $408,890           $162,969        $139,804
   Provisions for losses on real estate held for sale                   $0                 $0                 $0              $0
   Other                                                          $149,256         $1,032,860           $937,273        $665,729
  Net income                                                      $929,713         $2,942,280         $2,274,128      $1,798,958
   Net income allocated to general partners                         $9,297            $29,423            $22,741         $17,990
   Net income allocated to Limited Partners                       $920,416         $2,912,857         $2,251,387      $1,780,968
   Net income per $1,000 invested by Limited
    Partners for entire period:
  - where income is reinvested and compounded                          $21                $84                $84             $84
  - where partner receives income in monthly
       Distributions                                                   $20                $81                $81             $81


                                                              ORGANIZATIONAL CHART

                                        ---------------------------------------------------------------
                                                              THE REDWOOD GROUP, LTD.
                                        ---------------------------------------------------------------


                                                   ------------------------------------
                                                         D. RUSSELL BURWELL (1)
                                                   ------------------------------------


  ---------------------------------------                                                             -------------------------
    REDWOOD MORTGAGE CORP. (Corporate                                                                     A & B FINANCIAL
           General Partner) (2)                                                                          SERVICES, INC. (2)
  ---------------------------------------                                                             -------------------------


                        ------------------------------------
                                 GYMNO CORPORATION
                            (Corporate General Partner)
                        ------------------------------------


  -----------------------------------              --------------------------------
        D. RUSSELL BURWELL (3)                         MICHAEL R. BURWELL (3)
     (Individual General Partner)                   (Individual General Partner)
  -----------------------------------              --------------------------------


                                                            ------------------------------------
                                                                  PARTNERSHIPS WE MANAGE
                                                            ------------------------------------


                                                                 ---------------------------------------------------------------
                                                                 CORPORATE MORTGAGE INVESTORS
                                                                 REDWOOD MORTGAGE INVESTORS
                                                                 REDWOOD MORTGAGE INVESTORS    II
                                                                 REDWOOD MORTGAGE INVESTORS   III
                                                                 REDWOOD MORTGAGE INVESTORS    IV
                                                                 REDWOOD MORTGAGE INVESTORS     V
                                                                 REDWOOD MORTGAGE INVESTORS    VI
                                                                 REDWOOD MORTGAGE INVESTORS   VII
                                                                 REDWOOD MORTGAGE INVESTORS VIII

                                                                 ---------------------------------------------------------------


     (1) D. Russell  Burwell is the majority  shareholder  of The Redwood Group,
Ltd.

     (2)  Redwood   Mortgage  Corp.  and  A&B  Financial   Services,   Inc.  are
subsidiaries of The Redwood Group, Ltd.

     (3) D. Russell Burwell and Michael R. Burwell are the sole shareholders of Gymno Corporation.

                       INVESTMENT OBJECTIVES AND CRITERIA

         Principal Objectives. We are engaged in business as a mortgage lender. We make loans to individuals and business entities secured primarily by first and second deeds of trust on California real estate. We have been operating for 8 years and have made loans in the aggregate in excess of $101,900,000. As of May 31, 2000, we have raised $41,593,569 in aggregate capital contributions in two (2) prior offerings. We have not yet identified nor committed to make any loans from any additional proceeds of this offering and, as of the date of the prospectus, have not entered into any negotiations with respect to extending any loans.

Our partnership's primary objectives are to:

o Yield a high rate of return from mortgage lending; and o Preserve and protect the partnership's capital.

         You should not expect the partnership to provide tax benefits of the type commonly associated with limited partnership tax shelter investments. The partnership is intended to serve as an investment alternative for investors seeking current income. However, unlike other investments which are intended to provide current income, your investment in the partnership will be:

o        less liquid,
o        not readily transferable, and
o        not provide a guaranteed return over its investment life.

The foregoing objectives of the partnership will not change, however, the limited partnership agreement does provide that the general partners shall have sole and complete charge of the affairs of the partnership and shall operate the business for the benefit of all partners.

         General Standards for Loans. The partnership is engaged in the business of making loans to members of the general public. These loans will generally be secured by deeds of trust on the following types of real property, including:

o single-family residences (including homes, condominiums and townhouses, including 1-4 unit residential buildings), o multifamily residential property (such as apartment buildings), o commercial property (such as stores, shops, offices, warehouses and retail strip centers), and o unimproved land.

Based on prior experience, we anticipate that of the number of loans made, approximately 30% to 60% of the total dollar amount of loans will be secured by single family residences, 20% to 50% by commercial properties, 1% to 20% by apartments, and 1% to10% by unimproved land.

         As of March 31, 2000, of the partnership's outstanding loan portfolio 44% is secured by single family residences, 43% by commercial properties, 1% by multifamily properties and 12% by unimproved land. At March 31, 2000, the percentage of land loans was slightly above our original predictions. Several land loan opportunities became available which the general partners believed to be good investments for the partnership. The partnership continues to raise capital which, as raised and invested in loans, will reduce the outstanding land loan balance in proportion to the total. The general partners estimate that when all capital is raised that the percentage of land loans will lie within the anticipated range. We will also make loans secured by promissory notes which will be secured by deeds of trust and shall be assigned to the partnership. The partnership's loans will not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured. With the exception of the formation loan to be made to Redwood Mortgage Corp., loans will be made pursuant to a set of guidelines designed to set standards for the quality of the security given for the loans, as follows:

     o Priority of Mortgages. The lien securing each loan will not be junior to more than two other encumbrances (a first and, in some cases a second deed of trust) on the real property which is to be used as security for the loan.
Although we may also make wrap-around or "all-inclusive" loans, those wrap-around loans will include no more than two (2) underlying obligations (See "CERTAIN LEGAL ASPECTS OF LOANS - Special Considerations in Connection with Junior Encumbrances" at page 41). We anticipate that the partnership's loans will eventually be diversified as to priority approximately as follows:

     o first mortgages - 40-60%;

     o second mortgages - 40-60%;

     o third mortgages - 0-10%.

              As of March 31, 2000, of the partnership's outstanding loan portfolio:

     o fifty six percent (56%) were secured by first mortgages, o forty three percent (43%) by second mortgages and o one percent (1%) by third mortgages.

     o Geographic Area of Lending Activity. We will continue to generally limit lending to properties located in California. Currently, we have made no loans outside of California. Approximately 80% of our loans are secured by deeds of trust on properties in the six San Francisco Bay Area counties. We anticipate that this will continue in the future. These counties, which have an aggregate population of over 3.5 million, are Santa Clara, San Mateo, San Francisco, Alameda, Contra Costa and Marin. The economy of the area where the security is located is important in protecting market values. Therefore, the general partners will limit the largest percentage of our lending activity principally to the San Francisco Bay Area since it has a broad diversified economic base, an expanding working population and a minimum of buildable sites. The general partners believe these factors contribute to a stable market for residential property. Although we anticipate that the partnership's primary area of lending will continue to be Northern California, we may elect to make loans secured by real property located throughout California.

     o Construction Loans. We may make construction loans (other than home improvement loans on residential property) up to a maximum of 10% of our loan portfolio. With respect to residential property, a construction loan is a loan in which the proceeds are used to construct a new dwelling (up to four units) on a parcel of property on which no dwelling previously existed or on which the existing dwelling was entirely demolished. With respect to commercial property, a construction loan is a loan in which the proceeds are used to construct an entirely new building or add on or improve an existing building or facility. As of March 31, 2000, 10% of our loans consisted of construction loans. In no event will the loan-to-value ratio on construction loans exceed 80% of the independently appraised completed value of the property. We will not make loans secured by properties determined by the general partners to be special-use properties. Special use properties are bowling alleys, churches and gas stations.

     o Loan-to-Value Ratios. The amount of the partnership's loan combined with the outstanding debt secured by a senior deed of trust on the security property generally will not exceed a specified percentage of the appraised value of the security property as determined by an independent written appraisal at the time the loan is made. These loan-to-value ratios are as follows:

Type of Security Property                                    Loan to-Value Ratio
--------------------------------------------------------------------------------
Residential (including apartments)                                   80%

Commercial Property (including retail stores, office                 70%
  buildings, warehouses facilities, mixed use properties)

Unimproved Land                                                      50%

     Any of the above loan-to-value ratios may be increased if, in the sole discretion of the general partners, a given loan is supported by credit adequate to justify a higher loan-to-value ratio. In addition, such loan-to-value ratios may be increased by 10% (e.g., to 90% for residential property), to the extent mortgage insurance is obtained; however, the general partners do not anticipate obtaining mortgage insurance. Finally, the foregoing loan-to-value ratios will not apply to purchase-money financing offered by us to sell any real estate owned (acquired through foreclosure) or to refinance an existing loan that is in default at the time of maturity. In such cases, the general partners shall be free to accept any reasonable financing terms that they deem to be in the best interests of the partnership, in their sole discretion. Notwithstanding the foregoing, in no event will the loan-to-value ratio on construction loans exceed eighty percent (80%) of the independently appraised completed value of the property. The target loan-to-value ratio for partnership loans as a whole is approximately 70%. As of March 31, 2000, the loan to value ratio for the partnership as a whole was 61.08%.

     We receive an independent appraisal for the property that will secure our mortgage loan. Appraisers retained by us shall be licensed or qualified as independent appraisers by state certification or national organization or other qualifications acceptable to the general partners. The general partners will review each appraisal report and will conduct a "drive-by" for each property on which an appraisal is made. A "drive by" means the general partners or their affiliates will drive to the property and assess the front exterior of the subject property, the adjacent properties and the neighborhood. A "drive by" does not include entering any structures on the property. In many cases the general partners do enter the structures on the property.

     o Terms of Loans. Most of our loans will be for a period of 1 to 10 years, but in no event more than 15 years. Most loans will provide for monthly payments of principal and/or interest. Many loans will provide for payments of interest only or are only partially amortizing with a "balloon" payment of principal payable in full at the end of the term. Some loans will provide for the deferral and compounding of all or a portion of accrued interest for various periods of time.

     o Equity Interests in Real Property. Most of our loans will provide for interest rates comparable to second mortgage rates prevailing in the geographical area where the security property is located. However, we reserve the right to make loans (up to a maximum of 25% of the partnership's loan portfolio) bearing a reduced stated interest rate in return for an interest in the appreciation in value of the security property during the term of the loan (See "CONFLICTS OF INTEREST - Loan Brokerage Commissions" at page 24).

     o Escrow Conditions. Loans will be funded through an escrow account handled by a title insurance company or by Redwood Mortgage Corp., subject to the following conditions:

     |X| Satisfactory title insurance coverage will be obtained for all loans. The title insurance policy will name the partnership as the insured and provide title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of the partnership's deed of trust, and does not insure the partnership against loss by reason of other causes, such as diminution in the value of the security property, over appraisals, etc.

     |X| Satisfactory fire and casualty insurance will be obtained for all loans, naming the partnership as loss payee in an amount equal to cover the replacement cost of improvements.

     |X| The general partners do not intend to arrange for mortgage insurance, which would afford some protection against loss if the partnership foreclosed on a loan and there was insufficient equity in the security property to repay all sums owed. If the general partners determine in their sole discretion to obtain such insurance, the minimum loan-to-value ratio for residential property loans will be increased.

     |X| All loan documents (notes, deeds of trust, escrow agreements, and any other documents needed to document a particular transaction or to secure the loan) and insurance policies will name the partnership as payee and beneficiary. Loans will not be written in the name of the general partners or any other nominee.

     o Loans to General Partners and Affiliates. Although we may loan funds to the general partners or their affiliates, no such loans have been made to date. However, the partnership will make the formation loan to Redwood Mortgage Corp. and may, in certain limited circumstances, loan funds to affiliates, to among other things, purchase real estate owned by us as a result of foreclosure.

     o Purchase of Loans from Affiliates and Other Third Parties. Existing loans may be purchased, from the general partners, their affiliates or other third parties, only so long as any such loan is not in default and otherwise satisfies all of the foregoing requirements; provided, the general partners and their affiliates will sell no more than a 90% interest and retain a 10% interest in any loan sold to the partnership which they have held for more than 180 days. In such case, the general partners and affiliates will hold their 10% interest and the partnership will hold its 90% interest in the loan as tenants in common. The purchase price to the partnership for any such loan will not exceed the par value of the note or its fair market value, whichever is lower.

     o Note Hypothecation. We also may make loans which will be secured by assignments of secured promissory notes. The amount of a loan secured by an assigned note will satisfy the loan-to-value ratios set forth above (which are determined as a specified percentage of the appraised value of the underlying property) and also will not exceed 80% of the principal amount of the assigned note. For example, if the property securing a note is commercial property, the total amount of outstanding debt secured by such property, including the debt represented by the assigned note and any senior mortgages, must not exceed 70% of the appraised value of such property, and the loan will not exceed 80% of the principal amount of the assigned note. For purposes of making loans secured by promissory notes, we shall rely on the appraised value of the underlying property, as determined by an independent written appraisal which was conducted within the last twelve (12) months. If such appraisal was not conducted within the last twelve months, then we will arrange for a new appraisal to be prepared for the property. All such appraisals will satisfy our loan-to-value ratios set forth above. Any loan evidenced by a note assigned to the partnership will also satisfy all other lending standards and policies described herein. Concurrently with our making of the loan, the borrower of partnership funds, i.e., the holder of the promissory note, shall execute a written assignment which shall assign to the partnership his/its interest in the promissory note. No more than 20% of our portfolio at any time will be secured by promissory notes. As of the date hereof, none of our portfolio is secured by promissory notes. o

     JointVentures. We may also participate in loans with other lenders (including certain affiliates or other limited partnerships organized by the general partners), other individuals and pension funds, by providing funds for or purchasing a fractional undivided interest in a loan meeting the requirements set forth above. Because we will not participate in a loan in which would not otherwise meet its requirements, the risk of such participation is minimized.

     o Diversification. The maximum investment by the partnership in a loan will not exceed the greater of (1) $50,000, or (2) 10% of the then total partnership assets (See Joint Ventures, above).

     o Reserve Fund. A contingency reserve fund equal to three percent (3%) of the gross proceeds of the offering will be established for the purpose of covering unexpected cash needs of the partnership.

         Credit Evaluations. We may consider the income level and general creditworthiness of a borrower to determine his or her ability to repay the loan according to its terms, but such considerations are subordinate to a determination that a borrower has sufficient equity in the security property to satisfy the loan-to-value ratios described above. Therefore, loans may be made to borrowers who are in default under other of their obligations (e.g., to consolidate their debts) or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations.

     Loan Brokerage Commissions. Redwood Mortgage Corp. will receive loan brokerage commissions for services rendered in connection with the review, selection, evaluation, negotiation and extension of the loans from borrowers. Redwood Mortgage Corp. anticipates that loan brokerage commissions will average approximately three to six percent (3-6%) of the principal amount of each loan, but may be higher or lower depending upon market conditions. The loan brokerage commission will be limited to four percent (4%) per annum of the partnership's total assets.

     Loan Servicing. It is anticipated that all loans will be "serviced" (i.e., loan payments will be collected) by Redwood Mortgage Corp. Redwood Mortgage Corp. will be compensated for such loan servicing activities (See "COMPENSATION TO GENERAL PARTNERS AND AFFILIATES" at page 20). Both Redwood Mortgage Corp. and the partnership have the right to cancel this servicing agreement and any other continuing business relationships that may exist between them upon 30 days notice.

         Borrowers will make interest payments in arrears, i.e., with respect to the preceding 30-day period, and will make their checks payable to Redwood Mortgage Corp. Checks will be deposited in Redwood Mortgage Corp.'s trust account, and, after checks have cleared, funds will be transferred to the partnership's bank or money market account.

         Sale of Loans. Although we have not done so in the past, the general partners or their affiliates may sell loans to third parties including affiliated parties (or fractional interests therein) if and when the general partners determine that it appears to be advantageous to do so.

         Borrowing.  We will borrow funds for partnership  activities including:
(1) making loans; (2) increasing the liquidity of the partnership; and (3) reducing cash reserve needs. We may assign all or a portion of our loan portfolio as security for such loan(s). As of March 31, 2000, we have borrowed up to $4,200,000 pursuant to $9,000,000 line of credit. We anticipate engaging in this type of transaction when the interest rate at which the partnership can borrow funds is somewhat less than the rate that can be earned by us on our loans, giving us the opportunity to earn a profit on this "spread." Such a transaction involves certain elements of risk and also entails possible adverse tax consequences (See "RISK FACTORS - Use of Borrowed Money May Reduce Our Profitablilty Or Cause Losses Through Liquidation" at page 7 and "FEDERAL INCOME TAX CONSEQUENCES - Investment by Tax-Exempt Investors" at page 61). It is our intention to finance no more than fifty percent (50%) of the partnership's investments with borrowed funds. (See "TAX RISKS - Risks Relating to Creation of Unrelated Business Taxable Income" at page 14).

         Other Policies.  We shall not:

     o issue senior securities

     o invest in the securities of other issuers for the purpose of exercising control

     o underwrite securities of other issuers, or

     o offer securities in exchange for property.

     If we anticipate that we will become, through foreclosure or otherwise, the owner of property that is subject to a high degree of risk, including without limitation, property subject to hazardous or toxic cleanup, prolonged construction or other risk, the general partners may, in their discretion, seek to transfer or sell the loan to an affiliated or unaffiliated entity with the expertise to manage the attendant risk.

                         CERTAIN LEGAL ASPECTS OF LOANS

         Each of our loans (except the formation loan to Redwood Mortgage Corp.) will be secured by a deed of trust, the most commonly used real property security device in California. The following discusses certain legal aspects of the loans with respect to Federal and California law only. The deed of trust (also commonly referred to as a mortgage) creates a lien on the real property. The parties to a deed of trust are: the debtor called the "trustor", a third-party grantee called the "trustee", and the lender-creditor called the "beneficiary." The trustor grants the property, irrevocably until the debt is paid, "in trust, with power of sale" to the trustee to secure payment of the obligation. The trustee has the authority to exercise the powers provided in the deed of trust including non-judicial foreclosure of the property, and acts upon the directions of the beneficiary. We will be a beneficiary under all deeds of trust securing loans.

         Foreclosure. Foreclosure of a deed of trust is accomplished in most cases by a trustee's sale through a non-judicial foreclosure under the power-of-sale provision in the deed of trust. Prior to such sale, the trustee must record a notice of default and send a copy to the trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale, to any successor in interest to the trustor and to the beneficiary of any junior deed of trust. The trustor or any person having a junior lien or encumbrance of record may, until five business days before the date a foreclosure sale is held, cure the default by paying the entire amount of the debt then due. Such amount does not include principal due only because of acceleration upon default, plus costs and expenses actually incurred in enforcing the obligation and statutory limited attorney's and trustee's fees. After the notice of default is recorded and following a three (3) month notice period and at least 20 days before the trustee's sale, a notice of sale must be posted in a public place and published once a week over the 20 day period. A copy of the notice of sale must be posted on the property, and sent to the trustor and to each person who has requested a copy, to any successor in interest to the trustor and to the beneficiary of any junior deed of trust, at least 20 days before the sale. Following the sale, neither the trustor nor a junior lienholder has any further interest in the property. A judgment may not be sought against the trustor for the difference between the amount owed on the debt and the amount the beneficiary received upon sale of the property.

         A judicial foreclosure (in which the beneficiary's purpose is usually to obtain a deficiency judgment), is subject to many of the delays and expenses of other types of lawsuits, sometimes requiring up to several years to complete. Following a judicial foreclosure sale, the trustor or his successors in interest will have certain rights to redeem the property. However, such redemption rights will not be available if the creditor waives the right to any deficiency. Foreclosed junior lienholders do not have a right to redeem the property after a judicial foreclosure sale. We generally will not pursue a judicial foreclosure to obtain a deficiency judgment, except where, in the sole discretion of the general partners, such a remedy is warranted in light of the time and expense involved.

         Tax Liens. Any liens for federal or state taxes filed after a loan is made which is secured by a recorded deed of trust will be junior in priority to the loan. Accordingly, the filing of federal or state tax liens after our loan is made will not affect the priority of the partnership's deed of trust, regardless of whether it is a senior or junior deed of trust. Real property tax liens will be in all instances a lien senior to any deed of trust given by borrowers. Accordingly, even if the partnership is the senior lienholder, if a real property tax lien is filed, the partnership's deed of trust will be junior to the real property tax lien. For a discussion of the effect of a junior lien see "SPECIAL Considerations In Connection With Junior Encumbrances" at page 39.

         Anti-Deficiency Legislation. California has four principal statutory prohibitions which limit the remedies of a beneficiary under a deed of trust. Two statutes limit the beneficiary's right to obtain a deficiency judgment against the trustor following foreclosure of a deed of trust, one based on the method of foreclosure and the other on the type of debt secured. Under one statute, a deficiency judgment is barred where the foreclosure was accomplished by means of a trustee's sale. Most of our loans will be enforced by means of a trustee's sale, if foreclosure becomes necessary, and, therefore, a deficiency judgment may not be obtained. However, it is possible that some of our loans will be enforced by means of judicial foreclosure sales. Under the other statute, a deficiency judgment is barred in any event where the foreclosed deed of trust secured a "purchase money" obligation. With respect to loans, a promissory note evidencing a loan used to pay all or a part of the purchase price of a residential property occupied, at least in part, by the purchaser, will be a purchase money obligation. Thus, under either statute, we will not be able to seek a deficiency judgment.

         Another statute, commonly know as the "one form of action" rule, provides that the beneficiary commence an action to exhaust the security under the deed of trust by foreclosure before a personal action may be brought against the borrower. The fourth statutory provision limits any deficiency judgment obtained by the beneficiary following a judicial foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of sale, thereby preventing a beneficiary from obtaining a large deficiency judgment against the debtor as a result of low bids at the judicial foreclosure sale.

         Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may have the effect of delaying enforcement of the lien of a defaulted loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property.

         Special Considerations in Connection with Junior Encumbrances. In addition to the general considerations concerning trust deeds discussed above, there are certain additional considerations applicable to second and third deeds of trust ("junior encumbrances"). By its very nature, a junior encumbrance is less secure than more senior ones. Only the holder of a first trust deed is permitted to bid in the amount of his credit at his foreclosure sale; junior lienholders must bid cash. If a senior lienholder forecloses on its loan, unless the amount of the bid exceeds the senior encumbrances, the junior lienholders will receive nothing. However, in that event the junior lienholder may have a personal action against the borrower to enforce the promissory note.

         Accordingly, a junior lienholder (such as the partnership) will in most instances be required to protect its security interest in the property by taking over all obligations of the trustor with respect to senior encumbrances while the junior lien holder commences his foreclosure, making adequate arrangements either to (i) find a purchaser of the property at a price which will recoup the junior lienholder's interest or (ii) to pay off the senior encumbrances so that his encumbrance achieves first priority. Either alternative will require us to make substantial cash expenditures to protect our interest (See "RISK FACTORS - Loan Defaults and Foreclosures" at page 4).

         We may also make wrap-around mortgage loans (sometimes called "all-inclusive loans"), which are junior encumbrances to which all the considerations discussed above will apply. A wrap-around loan is made when the borrower desires to refinance his property but does not wish to retire the existing indebtedness for any reason, e.g., a favorable interest rate or a large prepayment penalty. A wrap-around loan will have a principal amount equal to the outstanding principal balance of the existing debts plus the amount actually to be advanced by us. The borrower will then make all payments directly to the partnership, and the partnership in turn will pay the holder of the senior encumbrance(s). The actual yield to the partnership under a wrap-around mortgage loan will exceed the stated interest rate to the extent that such rate exceeds the interest rate on the underlying senior loan, since the full principal amount of the wrap-around loan will not actually be advanced by the partnership.

         We will record a request for notice of default at the time the trust deed is recorded. This procedure entitles the partnership to notice when any senior lienholder files a Notice of Default and will provide more time to make alternate arrangements for the partnership to protect its security interest.

         In the event the borrower defaults solely upon his debt to the partnership while continuing to perform with regard to the senior lienholder, the partnership (as junior lienholder) will foreclose upon its security interest in the manner discussed above in connection with deeds of trust generally. Upon foreclosure by a junior lienholder, the property remains subject to all liens senior to the foreclosed lien. Thus, were the partnership to purchase the security property at its own foreclosure sale, it would acquire the property subject to all senior encumbrances.

         The standard form of deed of trust used by most institutional lenders, like the one that will be used by the partnership, confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings. The standard form also confers upon us the power to apply such proceeds and awards to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation, and to apply the same to the indebtedness secured by the first deed of trust before any such proceeds are applied to repay the loan. Applicable case law, however, has imposed upon the lender the good faith obligation to apply those proceeds towards the repair of the property in those situations.

         "Due-on-Sale" Clauses. Our forms of promissory notes and deeds of trust, like those of many lenders generally, contain "due-on-sale" clauses permitting the partnership to accelerate the maturity of a loan if the borrower sells the property. Some forms of the partnership's promissory notes and deeds of trust will permit assumption by a subsequent buyer, but do not usually contain "due-on-encumbrance" clauses which would permit the same action if the borrower further encumbers the property (i.e., executes further deeds of trust). The enforceability of these types of clauses has been the subject of several major court decisions and Congressional legislation in recent years.

     o Due-on-Sale. Federal law now provides that, notwithstanding any contrary preexisting state law, due-on-sale clauses contained in mortgage loan documents are enforceable in accordance with their terms by any lender after October 15, 1985. McCutchen, Doyle, Brown and Enersen, LLP, counsel for the partnership, has advised that under the Garn-St. Germain Act we will probably be entitled to enforce the "due-on-sale" clause anticipated to be used in the deeds of trust given to secure the loans. On the other hand, acquisition of a property by us by foreclosure on one of our loans, may also constitute a "sale" of the property, and would entitle a senior lienholder to accelerate its loan against us. This would be likely to occur if then prevailing interest rates were substantially higher than the rate provided for under the accelerated loan. In that event, we may be compelled to sell or refinance the property within a short period of time, notwithstanding that it may not be an opportune time to do so.

     o Due-on-Encumbrance. With respect to mortgage loans on residential property containing four or less units, federal and California law prohibits acceleration of the loan merely by reason of the further encumbering of the property (e.g., execution of a junior deed of trust). This prohibition does not apply to mortgage loans on other types of property. Although most of our second mortgages will be on properties that qualify for the protection afforded by federal law, some loans will be secured by apartment buildings or other commercial properties which may contain due on encumbrance provisions. Second mortgage loans made by us may trigger acceleration of senior loans on such properties if the senior loans contain due-on-encumbrance clauses, although both the number of such instances and the actual likelihood of acceleration is anticipated to be minor. Failure of a borrower to pay off the accelerated senior loan would be an event of default and subject us (as junior lienholder) to the attendant risks (See "CERTAIN LEGAL ASPECTS OF LOANS - Special Considerations in Connection with Junior Encumbrances" at page 41).

     o Prepayment Charges. Some loans originated by the partnership provide for certain prepayment charges to be imposed on the borrowers in the event of certain early payments on the loans. Any prepayment charges collected on loans will be retained by the partnership. Loans secured by deeds of trust encumbering single-family owner-occupied dwellings may be prepaid at any time, regardless of whether the note and deed of trust so provides, but prepayments made in any 12-month period during the first five years of the term of the loan which exceed 20% of the original balance of the loan may be subject to a prepayment charge provided the note and deed of trust so provided. The law limits the prepayment charge in such loans to an amount equal to six months advance interest on the amount prepaid in excess of the permitted 20%, or interest to maturity, whichever is less. If a loan that is secured by residential property is being repaid because the lender has accelerated the loan upon the sale of the property, California law does not allow a prepayment penalty to be charged.

     o Real Property Loans. California statutory law imposes certain disclosure requirements with respect to loans arranged by a California real estate broker and secured by residential property. However, those requirements are applicable to loans that are in a lesser amount than the anticipated loans. Notwithstanding the preceding, the partnership intends to make disclosures to borrowers that would satisfy these statutes to the extent reasonably practicable, regardless of whether the statutes are applicable to the relevant loans.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE
                                  PARTNERSHIP

         On March 31, 2000, the partnership was in the offering stage of its second offering, ($30,000,000). Contributed capital totalled $14,932,017 for the first offering and $24,378,460 for the second offering, an aggregate of $39,310,477 as of March 31, 2000. Of this amount, $31,000 remained in applicant status. Accordingly, together with the initial approved offering of $15,000,000 the partnership has approval for an aggregate offering of $45,000,000.

     Results of Operations. For the years ended December 31, 1997, 1998, and 1999, and the three months ended March 31, 2000.

         The net income increase of $1,798,958 (46%) for the year ended December 31, 1997, $2,274,128 (26%) for the year ended December 31, 1998, $2,942,280
(29%) for the year ended December 31, 1999, and $929,713 (45%) for the three month period ended March 31, 2000, as compared to the three month period ended March 31, 1999, was primarily attributable to the increase in loans held by the partnership:

                                                                      3 months
                                                                       through
                    December 31,      December 31,    December 31,     March 31,
                       1997             1998            1999            2000
                   -------------------------------------------------------------

Loans outstanding    $25,304,989     $31,905,958     $35,693,148    $45,252,163

         The partnership's ability to increase its loans was due to an increase in the capital raised, the compounding of earnings by those limited partners who have chosen to reinvest and by leveraging the loans through the use of a credit line from a commercial bank. During the years ended December 31, 1997, 1998, 1999 and the three month period ended March 31, 2000, the partnership received new capital contributions and reinvested compounding limited partner earnings of:

                                                                    3 months
                                                                      ended
                       December 31,   December 31,   December 31,    March 31,
                           1997           1998           1999          2000
--------------------------------------------------------------------------------

Capital contribution     $5,565,372    $5,100,458     $9,530,318     $4,199,536
Reinvestment of
  earnings               $1,119,465    $1,440,687     $1,911,554       $588,985

         To a lesser extent, loans outstanding have also increased through the utilization of the partnership's line of credit. The effect of more outstanding loans raised the interest earned on loans for the years ended:

                                                                     3 months
                                                                      through
                       December 31,   December 31,   December 31,    March 31,
                           1997           1998           1999          2000
--------------------------------------------------------------------------------

Interest earned
  on loans              $2,613,008     $3,376,293     $4,337,427    $1,082,236


         The partnership began funding loans on April 14, 1993 and as of March 31, 2000, distributed earnings at an average annualized yield of 8.36%.

         Since the fall of 1999, mortgage interest rates have been rising due primarily to economic forces and by the Federal Reserve raising its core interest rates. New Mortgage Investments will be originated at higher interest rates which could increase the average return across the entire Mortgage Investment portfolio held by the Partnership. In the future, interest rates likely will change from their current levels. The General Partners cannot at this time predict at what levels interest rates will be in the future. Although the rates charged by the Partnership are influenced by the level of interest rates in the market, the General Partners do not anticipate that rates charged by the Partnership to its borrowers will change significantly from the beginning of 2000 over the next 12 months. Based upon the rates payable in connection with the existing Mortgage Investments, the current and anticipated interest rates to be charged by the Partnership and the General Partners' experience, the General Partners anticipate that the annualized yield will range between eight & nine percent (8% - 9%).

         In 1995, the partnership established a line of credit with a commercial bank secured by its loans and since its inception has increased the limit from $3,000,000 to $9,000,000. For the years ended December 31, 1997, 1998, 1999 and three months through March 31, 2000, interest on note payable-bank was $340,633, $513,566, $526,697 and $13,530 respectively. From 1997 through March 31, 2000, the increase in interest on notes payable-bank has been attributed to a higher overall credit facility utilization. As of March 31, 2000 the partnership borrowed $4,200,000 at an interest rate of prime +.25% (9.0%). This facility could again increase as the partnership's capital increases. This added source of funds will help in maximizing the partnership's yield by allowing the partnership to minimize the amount of funds in lower yield investment accounts when appropriate loans are not available. Additionally, the loans made by the partnership bear interest at a rate in excess of the rate payable to the bank which extended the line of credit. The amount to be retained by the partnership, after payment of the line of credit cost, will be greater than those without the use of the line of credit. As of March 31, 2000, the balance remained at $4,200,000 and in accordance with the line of credit, the partnership paid all accrued interest as of that date. As of December 31, 1997, 1998, 1999 and the three months ended March 31, 2000, the outstanding balance on the line of credit was $5,640,000, $5,947,000, $0 and $4,200,000 respectively. The credit line has a fluctuating interest rate of .25% over the commercial bank's reference rate. At March 31, 2000, the interest rate on the credit line was 9.0%, respectively.

         The partnership's income and expenses, accruals and delinquencies are within the normal range of the general partners' expectations, based upon their experience in managing similar partnerships over the last twenty-three years. Mortgage servicing fees increased from $189,692 to $295,052 to $359,464 and to $71,294 for the years ended December 31, 1997, 1998, 1999 and three months through March 31, 2000. The mortgage servicing fees increased primarily due to increase in the outstanding loan portfolio. Asset management fees increased from $24,966 to $31,651 to $42,215 and to $12,930 for the years ended December 31, 1997, 1998, 1999 and three months through March 31, 2000 respectively. The asset management fee increase was due primarily to the increase in partners' capital which the general partners are managing. All other partnership expenses fluctuated within a narrow range commonly expected to occur, except for interest on note payable - bank which was discussed earlier in the Management Discussion and Analysis of Financial Condition and Results of Operations. Borrower's foreclosures are a normal aspect of partnership operations and the general partners anticipate that they will not have a material effect on liquidity. Currently no foreclosures exist. Cash is constantly being generated from interest earnings, late charges, pre-payment penalties, amortization of principal and pay-off on loans. Currently, cash flow exceeds partnership expenses and earnings requirements. Excess cash flow will be invested in new loan opportunities, when available, and will be used to reduce the partnership credit line or for other partnership business.

Allowance for Losses. The general partners regularly review the loan portfolio, examining the status of delinquencies, the underlying collateral securing these loans, borrowers' payment records, etc. Data from the local real estate market and of the national and local economy are reviewed. Based upon this information and other data, loss reserves are increased or decreased. In 1997, 1998, 1999 and three months through March 31, 2000, the partnership made provisions for doubtful accounts of $139,804, $162,969, $408,890 and $1,847 respectively. These provisions for doubtful accounts were made to guard against collection losses. Total cumulative provision for doubtful accounts as of March 31, 2000, of $836,206 is considered by the general partners to be adequate. Because of the number of variables involved, the magnitude of the swings possible and the general partners' inability to control many of these factors, actual results may and do sometimes differ significantly from estimates made by the general partners.

         At the time of subscription to the partnership, limited partners must elect whether to receive monthly, quarterly or annual cash distributions from the partnership, or to compound earnings in their capital account. If you initially elect to receive monthly, quarterly or annual distributions, such election, once made, is irrevocable. However you may change your election regarding whether you want to receive such distributions on a monthly, quarterly or annual basis. If you initially elect to compound earnings in your capital account, in lieu of cash distributions, you may, after three (3) years, change the election and receive monthly, quarterly or annual cash distributions. Earnings allocable to limited partners who elect to compound earnings in their capital account, will be retained by the partnership for making further loans or for other proper partnership purposes, and such amounts will be added to such limited partners' capital accounts.

         During the periods stated below, the partnership, after allocation of syndication costs, made the following allocation of earnings both to the limited partners who elected to compound their earnings, and those that chose to distribute:

                                                                    Three months
                                                                       through
                    1997           1998           1999            March 31, 2000
               -----------------------------------------------------------------
Compounding       $1,119,465     $1,440,687      $1,911,554           $588,985
Distributing        $495,480       $614,383        $826,291           $259,991

         As of December 31, 1997, December 31, 1998, December 31, 1999, and three months ending March 31, 2000, limited partners electing to withdraw earnings represented 30%, 30%, 31% and 30% respectively of the limited partners' outstanding capital accounts. These percentages have remained relatively stable. The general partners anticipate that after all capital has been raised, the percentage of limited partners electing to withdraw earnings will decrease due to the dilution effect which occurs when compounding limited partners' capital accounts grow through earnings reinvestment.

         The partnership also allows the limited partners to withdraw their capital account subject to certain limitations (see Withdrawal From Partnership in the Limited Partnership Agreement). Once a limited partner's initial five year hold period has passed, the general partners expect to see an increase in liquidations due to the ability of limited partners to withdraw without penalty. This affects the partnership by growing primarily through reinvestment of earnings in years one through five. The general partners expect to see increasing numbers of limited partner withdrawals in years five through eleven, at which time the bulk of those limited partners who have sought withdrawal have been liquidated. After year eleven, liquidation generally subsides and the partnership capital again tends to increase through earnings reinvestment. Since the five year hold period for most of the investors has yet to expire, as of March 31, 2000, many limited partners may not as yet avail themselves of this provision for liquidation. Earnings and capital liquidations including early withdrawals since 1997 through March 31, 2000 were:

                                                                    3 months
                                                                     through
                                                                    March 31,
                                1997        1998         1999          2000
                           ----------- ----------- -------------- ------------

Earnings liquidation        $495,480    $614,383       $826,291     $259,991
Capital liquidation*        $132,619    $257,344       $592,357     $194,001
                           ----------- ----------- -------------- ------------

Total                       $628,099    $871,727     $1,418,648     $453,992
                           =========== =========== ============== ============

* These amounts represent gross of early withdrawal penalties.

         Additionally, limited partners may liquidate their investment over a one year period subject to certain limitations and penalties. During the past three years, and three months through March 31, 2000, capital liquidated subject to the 10% penalty for early withdrawal was:

                                                               Three months
                                                               through March
            1997               1998               1999            31, 2000
      ------------------ ------------------ ----------------- ------------------
          $132,619           $244,213           $411,838          $104,361

         This represents 0.63%, 0.90%, 1.11% and 0.23% (.92% annualized), of the limited partners' ending capital for the years ended December 31, 1997, 1998, 1999 and three months ending March 31, 2000 respectively. These withdrawals are within the normally anticipated range and represent a small percentage of limited partner capital.

Current Economic Conditions. The February 18, 2000 issue of the "Alert" publication, published by the California Chamber of Commerce, said the following about California's thriving economy:

"Job gains grew in the fourth quarter of 1999, as the California economy accelerated. For the year as a whole, employment grew by 2.9 percent, considerably stronger than in the nation. This gain likely will be revised upward to 3.3 percent, or so, in the benchmark revisions to be released in late February.

State unemployment, at 4.9 percent in the last four months, is lower than in more than 30 years. Tax revenues are flooding into Sacramento, in part because of the strong economy, but also because of exercised stock options, strong bonuses and huge realized stock market gains.

The state economy's strength has been widespread across major industries, but concern about residential real estate is growing.

Housing permits were issued at an annual rate of 139,000 units through November 1999, well below almost everyone's expectations and the 220,000 units averaged annually in the 1980s. Clearly, not enough housing is being built in the state.

High land prices, restrictive local land use policies, the re-emergence of the slow growth/no growth movement, and federal environmental regulations are constraining home building. As a result, affordability is declining at an alarming rate.

The affordability of existing homes is low in San Diego and Orange counties and extremely low almost everywhere in the San Francisco Bay Area. In what seems like a paradox, an oversupply of expensive new homes is developing. This also happened under similar circumstances in the late 1980s.

In areas of particularly high land prices and long permitting and other building delays, building entry and mid-level housing becomes more difficult to "pencil out". As developers turn increasingly to expensive housing, the supply of expensive housing can quickly outstrip demand. Also, the affordability of new homes can dip considerably below that of existing homes.

In Orange County, for example, a relatively low 32 percent of households could afford to buy the median-priced existing home sold in November; only 19 percent could afford to buy the median-priced new home."

To the Partnership, the above evaluation of the California economy means an increase in property values, job growth, personal income growth, etc., which all translates into more loan activity, which of course, is healthy for the Partnership's lending activity.

         The Year 2000 was considered by most to be a challenge for the entire world with respect to the conversion of existing computerized operations. The partnership relies on Redwood Mortgage Corp., third parties and various software vendors for its hardware and software needs. Since year 2000 has come, we have not experienced any computer hardware breakdowns. We assume that our testing and upgrading of computer hardware prior to year 2000 identified all hardware areas of concern. Computer software programs are all operational with only minor problems being experienced with some programs. These problems are being addressed by the appropriate software vendors or software programmers. All annual computerized functions have not yet been run, however testing of the operations has taken place. We do not expect any significant problems.

         The costs of updating our computer systems were substantially borne by the non affiliated software vendors and the in house system conversion costs to the partnership were marginal.

         Year 2000 issues do not appear to have affected, in any significant manner, any industries or businesses in the marketplace in which the partnership places its loans. We believe that year 2000 issues are a non-event and will have little if any future effect on the partnership, its affiliates or the people and businesses with which it associates.

         The foregoing analysis of year 2000 issues includes forward-looking statements and predictions about possible or future events, results of operations, and financial condition. As such, this analysis may prove to be inaccurate because of assumptions made by the general partners or the actual development of future events. No assurance can be given that any of these statements or predictions will ultimately prove to be correct or substantially correct.

PORTFOLIO REVIEW - For the years ended December 31, 1997, 1998, 1999 and the three months ended March 31, 2000.

Loan Portfolio

         The partnership's loan portfolio consists primarily of short-term (one to five years), fixed rate loans secured by real estate. As of December 31, 1997, 1998, 1999 and March 31, 2000, the partnership's loans secured by real property collateral in the six San Francisco Bay Area counties (San Francisco, San Mateo, Santa Clara, Alameda, Contra Costa, and Marin) represented 84.4% ($21,357,375), 74.7% ($23,839,166), 77.43% ($27,638,456) and 78.99%
($35,746,812) of the outstanding loan portfolio. The remainder of the portfolio represented loans primarily in Northern California.

         As of December 31, 1997, approximately, 30.7% ($7,764,145), of the loan portfolio was invested in single family homes (1-4 units) approximately 23.6% ($5,982,649), of the loan portfolio was invested in multifamily dwellings, (apartments over 4 units), and approximately 45.7% ($11,558,195), of the loan portfolio was invested in commercial properties. As of December 31, 1998, approximately 47.8% ($15,239,644) of the loan portfolio was invested in single family homes (1-4 units), approximately 10.2% ($3,256,602) of the loan portfolio was invested in multifamily dwellings (apartments over 4 units), and approximately 42.0% ($13,409,712) of the loan portfolio was invested in commercial properties. As of December 31, 1999, approximately, 51.25% ($18,293,897), was invested in single family homes (1-4 units), approximately 0.85% ($302,797) was invested in multifamily dwellings (apartments over 4 units), approximately, 33.63% ($12,004,502) was invested in commercial properties, and approximately 14.27% ($5,091,951) was invested in unimproved land. As of March 31, 2000, approximately 45.27% ($20,483,857), was invested in single family homes (1-4 units), approximately 0.59% ($266,002), was invested in multifamily dwellings (apartments over 4 units), approximately 41.91% ($18,966,450), was invested in commercial properties, and approximately 12.23% ($5,535,854) was invested in unimproved land.

         As of March 31, 2000, the partnership held 57 loans secured by deeds of trust. The following table sets forth the priorities, asset concentrations and maturities of the loans held by the partnership as of March 31, 2000.

            PRIORITIES, ASSET CONCENTRATIONS AND MATURITIES OF LOANS

                             (As of March 31, 2000)

                              Number of Loans             Amount         Percent

================================================================================

1st Mortgages                       28                 $25,450,046           56%
2nd Mortgages                       28                  19,611,873           43%
3rd Mortgages                        1                     190,244            1%
                              --------------------------------------------------
  Total                             57                  45,252,163        100.0%

Maturing prior to 12/31/00          22                  15,496,465        34.24%
Maturing prior to 12/31/01          19                  17,962,408        36.69%
Maturing prior to 12/31/02           7                   7,936,020        17.54%
Maturing after 12/31/02              9                   3,857,270         8.53%
                              --------------------------------------------------
Total                               57                  45,252,163        100.0%

Average Loan                                               793,898         1.75%
Largest Loan                                             2,900,000         6.41%
Smallest Loan                                               18,000         0.04%
Average Loan-to-Value                                                     61.08%

ASSET QUALITY

         A consequence of lending activities is that losses will be experienced and that the amount of such losses will vary from time to time, depending upon the risk characteristics of the loan portfolio as affected by economic conditions and the financial experiences of borrowers. Many of these factors are beyond the control of the general partners. There is no precise method of predicting specific losses or amounts that ultimately may be charged off on particular segments of the loan portfolio, especially in light of the current economic environment.

         The conclusion that a loan may become uncollectible, in whole or in part, is a matter of judgment. Although institutional lenders are subject to requirements and regulations that, among other things, require them to perform ongoing analyses of their portfolios, loan-to-value ratios, reserves, etc., and to obtain and maintain current information regarding their borrowers and the securing properties, the partnership is not subject to these regulations and has not adopted these practices. Rather, the general partners, in connection with the periodic closing of the accounting records of the partnership and the preparation of the financial statements, determine whether the allowance for loan losses is adequate to cover potential loan losses of the partnership. As of March 31, 2000, the general partners have determined that the allowance for loan losses of $836,206 is adequate in amount. Because of the number of variables involved, the magnitude of the swings possible and the general partners' inability to control many of these factors, actual results may and do sometimes differ significantly from estimates made by the general partners. As of March 31, 2000, seven loans were delinquent over 90 days amounting to $ 6,722,232.

LIQUIDITY AND CAPITAL RESOURCES

         The partnership relies upon purchases of units, loan payoffs, borrowers' mortgage payments, and, to a lesser degree, its line of credit for the source of funds for loans. Recently, mortgage interest rates have increased somewhat from those available at the inception of the partnership. If interest rates were to increase substantially, the yield of the partnership's loans may provide lower yields than other comparable debt-related investments. As such, additional limited partner unit purchases could decline, which would reduce the overall liquidity of the partnership. Additionally, since the partnership has made loans in primarily fixed rate loans, if interest rates were to rise, the likely result would be a slower prepayment rate for the partnership. This could cause a lower degree of liquidity as well as a slowdown in the ability of the partnership to invest in loans at the then current rate. Conversely, in the event interest rates were to decline, the partnership could see both or either of a surge of unit purchases by prospective limited partners, and significant borrower prepayments, which, if the partnership can only obtain the then existing lower rates of interest may cause a dilution of the partnership's yield on loans, thereby lowering the partnership's overall yield to the limited partners. The partnership to a lesser degree relies upon its line of credit to fund loans. Generally, the partnership's loans are fixed rate, whereas the credit line is a variable rate loan. In the event of a significant increase in overall interest rates, the credit line rate of interest could increase to a rate above the average portfolio rate of interest. Should such an event occur, the general partners would desire to pay off the line of credit. Retirement of the line of credit would reduce the overall liquidity of the partnership.

                                    BUSINESS

         We are engaged in business as a mortgage lender for the primary purpose of making loans secured primarily by first and second deeds of trust on California real estate. Ninety nine percent (99%) of the partnership's loans are secured by first and second deeds of trust. We commenced operations in April, 1993. We are located at 650 El Camino Real, Suite G, Redwood City, California 94063 and our telephone number is (650) 365-5341.

         Loans are arranged and serviced by Redwood Mortgage Corp., a general partner of the partnership. As of March 31, 2000, approximately 56% of the partnership's loans are secured by first deeds of trust and 43% are secured by second deeds of trust and 1% by third deeds of trust. The aggregate principal balance of these loans total $45,252,163.

         The following table shows the growth in total partnership capital, loans and net income as of March 31, 2000, and for the years ended December 31, 1999, 1998, 1997:

                          Capital                  Loans             Net Income
                       --------------       ----------------      --------------
2000 (as of March 31)    $41,698,441          $45,252,163               $929,713
1999                      37,061,967           35,693,148              2,942,280
1998                      27,047,654           31,905,958              2,274,128
1997                      20,931,153           25,304,989              1,798,958

         As of March 31, 2000, the partnership had made one hundred seventy five
(175) loans, including eighty nine (89) first deeds of trust, seventy nine (79) second deeds of trust and seven (7) third deeds of trust. The following table sets forth the types and maturities of these loans. Many of these loans have been repaid in full by the borrowers.


              TYPES AND MATURITIES OF LOANS (As of March 31, 2000)

                                                   Number of Mortgage

                                                      Investments                               Amount                  Percent
                                                 -----------------------     --------------------------     --------------------

First Mortgage                                             89                              $58,321,025                   57.23%
Second Mortgage                                            79                              $41,490,081                   40.71%
Third Mortgage                                             7                                $2,102,461                    2.06%
                                                 -----------------------     --------------------------     --------------------
                                                          175                             $101,913,567                   100.0%
                                                 =======================     ==========================     ====================

Maturing before 1/1/98                                     44                              $11,327,426                   11.11%
Maturing after 1/1/98 and before 1/1/2000                  46                              $25,329,899                   24.86%
Maturing after 1/1/2000 and before 1/1/2002                51                              $42,652,751                   41.85%
Maturing after 1/1/2002                                    34                              $22,603,491                   22.18%
                                                 -----------------------     --------------------------     --------------------
                                                          175                             $101,913,567                   100.0%
                                                 =======================     ==========================     ====================

Single Family Residences                                   83                              $39,626,655                   38.88%
Commercial Residences                                      60                              $39,774,374                   39.03%
Multi-Unit Property                                        18                              $12,654,977                   12.42%
Unimproved Land                                            14                               $9,857,561                    9.67%
                                                 -----------------------     --------------------------     --------------------
                                                          175                             $101,913,567                   100.0%
                                                 =======================     ==========================     ====================

DELINQUENCIES

         As of March 31, 2000, we had 7 loans ($6,722,232) which were delinquent over 90 days. This represents 14.86% of our outstanding portfolio. Only one of these loans was in foreclosure.

ALLOWANCE FOR LOSSES

         Loans and the related accrued interest, fees and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the loan system. A provision is made for doubtful accounts to adjust the allowance for doubtful accounts to an amount considered by management to be adequate to provide for unrecoverable accounts receivable. At March 31, 2000, $836,206 was provided as an allowance for possible losses.

     1. Table of open loans for the partnership as of March 31, 2000. As of March 31, 2000, the partnership had fifty seven (57) open loans with a principal outstanding balance totaling $45,252,163. Open loans are those loans in which the principal amount of the loan is outstanding. That is, the loan has not been paid back to the partnership.

         The following table sets forth with respect to each open loan, the following information:

     o the date the loan was funded;

     o the amount of the existing first or second mortgage on the property, if any;

     o the amount of the loan, the term of the loan;

     o the appraised value of the property at the time the loan was made;

     o the loan to value ratio at the time the loan was made; and

     o the current status of the loan

Please be aware that the key to the footnotes indicated in the following table appear at the bottom of the page.


            a. Loans Secured By Single Family Residences (1-4 Units)

                                                                                                                         S

                                       Existing      Existing                                                %           t
                                         1st           2nd        Amount of      Loan      Appraised      Loan to        a
                                       Mortgage      Mortgage    Partnership     Term       Value of       Value         t
                            Date          at            at         Loans at       in      Property at     Ratio at       u
           County          Funded      Funding       Funding       Funding      Months      Funding       Funding        s
     ------------------- ----------- ------------- ------------- ------------- ---------- ------------- ------------- --------
     ----------------------------------------------------------- ------------- ---------- ------------- ------------- --------
     Single Family Residences (county)

     San Mateo 1          03/29/96        $     0        $    0     $ 105,000        120     $ 140,000         75.00     A
     Alameda 2            05/07/97        262,342             0        50,000         24       405,000         77.12     A
     San Francisco 1      06/24/97              0             0       579,300         36       800,000         72.41     A
     San Francisco 2      09/16/97        579,300             0     1,320,000         18     2,450,000         77.52     B
     San Mateo, 1         10/07/97              0             0       250,000        360       435,000         57.47     A
     San Francisco 1      10/23/97              0             0     2,400,000         18     3,403,034         70.53     A
     Marin 2              03/25/98      1,300,000             0       894,000         24     1,097,000         81.49     B
     San Francisco 2      08/07/98      1,702,800             0       950,700         18     4,205,000         63.10     A
     San Francisco 1      11/03/98              0             0       910,000         18     1,300,000         70.00     A
     San Francisco 2      11/13/98      1,320,000             0     1,155,000         18     3,300,000         75.00     A
     San Francisco 2      11/03/98        910,000             0       953,000         18     2,800,000         66.54     A
     San Mateo 1          11/25/98              0             0     2,600,000         12     3,946,429         65.88     C
     Marin 1              03/04/99              0             0     1,210,000         24     1,860,000         65.05     B
     San Francisco 2      04/27/99      2,400,000             0       430,345         12     4,435,862         63.81     A
     San Mateo 2          07/30/99        264,025             0       950,000         18     1,550,000         78.32     A
     Santa Clara 1        07/20/99              0             0       950,000         60     1,440,000         65.97     A
     Lake 2               08/06/99        454,885             0       737,500         24     1,775,000         67.18     A
     Santa Clara 2        08/17/99        668,433             0       850,000        120     2,800,000         54.23     A
     Placer 1             10/28/99              0             0     3,297,500         18     5,194,572         63.48     A
     San Francisco 2      01/25/00        492,978             0       399,767         60     1,430,000         62.45     A
     Santa Clara 2        02/03/00        539,843             0     1,292,800         18     3,060,000         59.89     A
     Contra Costa 2       02/28/00      1,935,712             0       650,000         36     4,476,200         57.77     A
     Placer 2             03/30/00      3,297,500             0       409,950         13     5,194,572         71.37     A

                           b.       Loans Secured By Multifamily Residences (5+ Units)

                                                                                                                        S

                                       Existing      Existing                                                %          t
                                          1st           2nd       Amount of      Loan       Appraised     Loan to       a
                                       Mortgage      Mortgage    Partnership     Term       Value of       Value        t
                            Date          at            at         Loans at       in       Property at    Ratio at      u
           County          Funded       Funding       Funding      Funding      Months       Funding      Funding       s
     ------------------- ----------- -------------- ------------ ------------- ---------- -------------- ----------- --------
     ---------------------------------------------- ------------ ------------- ---------- -------------- ----------- --------
     Multiple Units (county)

     San Joaquin 2         10/05/94       $713,917       $    0     $ 200,000         60    $ 1,270,000       71.96     A
     San Francisco 1       03/21/95              0            0       400,000        120        583,333       68.57     A
     Contra Costa 2        03/31/99          5,733            0        38,727         60         58,042       76.60     A

1        Indicates a first deed of trust on property
2        Indicates a second deed of trust on property
3        Indicates a third deed of trust on the property
4 The term loan to value ratio means the total amount of debt secured by the property expressed as a percentage of the total value of the property. Generally, the loan to value ratio will not exceed 80% of the appraised value for residential properties, 70% of the appraised value for commercial properties and 50% of appraised value for unimproved land.

A.       Loan current or less than 90 days delinquent
B.       Loan 90 days or more delinquent
C.       Loan in foreclosure
D.       Loan in bankruptcy


                     c. Loans Secured By Commercial Property

                                                                                                                        S

                                       Existing      Existing                                                %          t
                                          1st           2nd       Amount of      Loan       Appraised     Loan to       a
                                       Mortgage      Mortgage    Partnership     Term       Value of       Value        t
                            Date          at            at         Loans at       in       Property at    Ratio at      u
           County          Funded       Funding       Funding      Funding      Months       Funding      Funding       s
     ------------------- ----------- -------------- ------------ ------------- ---------- -------------- ----------- --------
     ----------------------------------------------------------- ------------- ---------- -------------- ----------- --------
     Commercial Properties (county)

     Sacramento 2         08/27/93       $ 846,019       $    0      $ 67,500        120    $ 1,343,500       68.00     A
     Alameda 1            11/16/93               0            0       192,500         60        256,667       75.00     B
     Santa Clara 1        01/20/94               0            0       390,000         60        585,000       66.67     B
     Fresno 1             06/15/95               0            0       130,000         60        225,000       57.78     A
     San Mateo 1          02/16/96               0            0        75,000         60        265,000       28.30     A
     San Mateo 2          08/20/96          74,754            0        65,000         54        265,000       52.74     A
     Santa Clara 2        11/15/96         468,000            0        18,000         15        585,000       83.08     B
     San Francisco 1      03/28/97               0            0       700,000        108       2,100,00       33.33     A
     San Mateo 1          04/23/97               0            0       370,000         60        495,000       74.75     A
     San Francisco 1      09/12/97               0            0       150,000         60      1,440,000       10.42     A
     San Francisco 1      09/19/97               0            0       325,000        120        595,000       54.62     A
     Alameda 2            09/30/97         156,750            0       169,555        120        568,125       57.43     A
     Stanislaus 1         07/24/98               0            0     1,072,000         18      1,949,344       54.99     A
     Santa Clara 1        11/04/98               0            0     1,800,000         24      2,610,000       68.97     A
     Riverside 2          03/05/97         121,264            0        50,000         36        300,000       57.09     A
     San Mateo 2          03/05/99       3,753,523            0     2,050,000         24     10,652,313       54.48     A
     San Francisco 1      05/27/99               0            0       850,000         24      1,335,714       63.64     A
     San Francisco 2      08/11/99         850,000            0     1,028,095         21      2,703,809       69.46     A
     Contra Costa 1       11/16/99               0            0     1,185,000         24      1,580,000       75.00     A
     Santa Clara 2        11/03/99       4,467,314            0     1,074,000         24      7,400,000       74.88     A
     San Francisco 2      12/09/99         495,031            0       550,000         24      1,430,000       69.67     A
     San Francisco 1      02/22/00               0            0     1,303,977         24      1,738,636       75.00     A
     San Francisco 2      02/22/00       1,303,977            0     1,696,023         24      3,739,773       80.22     A
     San Mateo 1          03/17/00               0            0     2,900,000         24      5,350,000       54.21     A
     San Francisco 1      03/30/00               0            0     2,200,000         24      2,750,000       80.00     A

              1.  Indicates a first deed of trust on property
              2.  Indicates a second deed of trust on property
              3.  Indicates a third deed of trust on the property
              4. The term loan to value ratio means the total amount of debt secured by the property expressed as a percentage of the total value of the property. Generally, the loan to value ratio will not exceed 80% of the appraised value for residential properties, 70% of the appraised value for commercial properties and 50% of appraised value for unimproved land.

              A.  Loan current or less than 90 days delinquent
              B.  Loan 90 days or more delinquent
              C.  Loan in foreclosure
              D.  Loan in bankruptcy


                                            d.       Loans Secured By Land

                                                                                                                        S

                                       Existing      Existing                                                %          t
                                          1st           2nd       Amount of      Loan       Appraised     Loan to       a
                                       Mortgage      Mortgage    Partnership     Term       Value of       Value        t
                            Date          at            at         Loans at       in       Property at    Ratio at      u
           County          Funded       Funding       Funding      Funding      Months       Funding      Funding       s
     ------------------- ----------- -------------- ------------ ------------- ---------- -------------- ----------- --------
     ----------------------------------------------------------- ------------- ---------- -------------- ----------- --------
     Land (county)

     Stanislaus 1         02/06/98         $     0       $    0     $ 350,000         18      $ 700,000       50.00     A
     Santa Clara 1        06/16/99               0            0       120,000         24        240,000       50.00     A
     Stanislaus 2         06/23/99         363,035            0     1,800,000         24      3,008,571       71.90     A
     Stanislaus 2         06/23/99       2,133,726            0     2,600,000         24      9,004,878       52.57     A
     Stanislaus 3         10/14/99         169,015    1,194,805       221,951         24      3,582,927       44.25     A
     Stanislaus 3         02/15/00       2,600,000      221,951       475,610         24      6,037,073       54.21     A

              1   Indicates a first deed of trust on property
              2   Indicates a second deed of trust on property
              3   Indicates a third deed of trust on the property
              4   The term loan to value  ratio  means the total  amount of debt secured by the property expressed as a percentage of the total value of the property. Generally, the loan to value ratio will
                  not  exceed  80%  of  the  appraised   value  for  residential
                  properties,   70%  of  the  appraised   value  for  commercial
                  properties and 50% of appraised value for unimproved land.

              A.  Loan current or less than 90 days delinquent
              B.  Loan 90 days or more delinquent
              C.  Loan in foreclosure
              D.  Loan in bankruptcy

                         FEDERAL INCOME TAX CONSEQUENCES

CAUTION: WE DO NOT INTEND TO PROVIDE TAX BENEFITS OF THE TYPE COMMONLY ASSOCIATED WITH LIMITED PARTNERSHIP TAX SHELTERS. NONETHELESS, THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP ARE COMPLEX. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD NOT CONSIDER THIS DISCUSSION AS A SUBSTITUTE FOR CAREFUL INDIVIDUAL TAX PLANNING. YOU SHOULD CONSULT WITH YOUR TAX ADVISORS, ATTORNEYS OR ACCOUNTANTS ON MATTERS RELATING TO AN INVESTMENT IN THE PARTNERSHIP WITH SPECIAL REFERENCE TO YOUR OWN SITUATION.

         The following is a summary of federal income tax considerations material to your investment in the partnership. This summary is based upon the Code, effective and proposed administrative regulations (the "Regulations"), judicial decisions, published and private rulings and procedural announcements issued by the Treasury Department as in effect as of the date of this prospectus, any of which may be subject to change, possibly with adverse retroactive effect. Many provisions of the Code that significantly affect the tax consequences of investments in real estate limited partnerships have not yet been the subject of court decisions or authoritative interpretation by the IRS. It is impossible to predict what tax legislation, if any, will be enacted, and there can be no assurance that proposals that would adversely affect an investment in the units will not be enacted into law.

         In considering the tax aspects of the offering, you should note that the partnership is not intended to be a so-called "tax shelter" and that, accordingly, many of the tax aspects commonly associated with a "tax shelter" are inapplicable to the partnership or are of minor importance. The partnership does not expect to generate tax losses that can be used to offset your income from sources other than the partnership and, if the partnership's investment objectives are met, we will generate taxable income, as opposed to taxable loss, for investors.

         The availability and amount of tax benefits that will be claimed by the partnership will depend not only upon the general legal principles described below, but also upon certain decisions and factual determinations which will be made in the future by the general partners as to which no legal opinion is expressed and which are subject to potential controversy on factual or other grounds. Such determinations include the proper characterization and purpose of various fees, commissions and other expenses of the partnership, the reasonableness and timing of fees, the dates on which the partnership commences business, whether loans made by the partnership are for investment purposes, the terms of the loans, whether the loans will have equity participation or original issue discount features, whether the partnership is engaged in a trade or business and other matters of a factual nature which will only be determined based upon the future operations of the partnership.

         No rulings have been or will be requested from the IRS concerning any of the tax matters described herein. Accordingly, there can be no assurance that the IRS or a court will not disagree with the following discussion or with any of the positions taken by the partnership for federal income tax purposes.

         This summary provides a discussion of tax consequences deemed material by counsel but is not a complete or exhaustive analysis of all possible applicable provisions of the Code, the regulations, and judicial and administrative interpretations thereof. The income tax considerations discussed below are necessarily general and will vary with the individual circumstances. In particular, this summary assumes that the limited partners will be U.S. taxpayers who are individuals or tax-exempt pension or profit-sharing trusts or IRAs. It does not generally discuss the federal income tax consequences of an investment in the partnership peculiar to corporate taxpayers, foreign taxpayers, estates, taxable trusts, or to a transferee of limited partners. If you are such a prospective investor, you should carefully consult your own advisors on this issue. Other tax issues of relevance to other taxpayers should be reviewed carefully by such investors to determine special tax consequence of an investment prior to their subscription.

FOR THE FOREGOING REASONS, EACH PROSPECTIVE LIMITED PARTNER IS URGED TO CONSULT HIS OWN TAX ADVISER WITH RESPECT TO THE FEDERAL AND STATE CONSEQUENCES TO SUCH LIMITED PARTNER RESULTING FROM THE PURCHASE OF UNITS AND FROM FUTURE CHANGES IN TAX LAWS AND REGULATIONS.

         Summary of Material Tax Aspects. The following summarizes the primary material tax aspects for an investment in the partnership. The very nature of an investment in the partnership involves complex issues of taxation, and accordingly, investors are urged to review the entire discussion of tax matters in "FEDERAL INCOME TAX CONSEQUENCES" at page 50 and "TAX RISKS" at page 13 in the prospectus. With respect to these issues, the partnership has received an opinion of counsel as to the material tax aspects ("FEDERAL INCOME TAX CONSEQUENCES - Opinion of Counsel") at page 51.

         The principal tax aspect likely to be material to an investor is the "flow through" of net income and net loss for tax purposes to limited partners. Unlike a corporation, the partnership will not be liable for income taxes on net income generated by the partnership. Rather, such income and loss will be allocated among the limited partners and reported individually by the limited partners on their income tax returns. If for any reason the partnership was not treated as a partnership for tax purposes, it could result in the partnership being taxed on its net income as well as limited partners being taxed for any distributions to them.

         The manner in which net income and net loss are allocated to the partners will also likely be a material consideration. In general, the general partners are allocated 1% of the net income and net loss and the limited partners are allocated 99% of such items. Among the limited partners such items are allocated according to their capital accounts. While counsel is opining that such allocations will be respected, in the event such allocations were recharacterized for tax purposes it could involve a shift in income or loss from the limited partners to the general partners.

         The character of the partnership's income may also be material to investors. The partnership's income will generally be characterized as passive income or portfolio income for tax purposes. Counsel is opining that the bulk of the partnership's income should be treated as a portfolio income for tax purposes and not as unrelated business taxable income. Portfolio income is generally income from interest, dividends, royalties or certain rentals. Such income generally cannot be offset by passive losses generated from other passive investments. The partnership does not expect to generate taxable losses or passive losses.

         Other aspects of an investment in the partnership may be considered material to limited partners based upon unique circumstances applicable to individual partners. Accordingly, investors are urged to review the balance of the discussion of tax consequences in this section.

         Opinion of Counsel. The partnership has obtained an opinion from the McCutchen, Doyle, Brown & Enersen, LLP ("Counsel") which states that the sections of the prospectus which discuss the material tax risks and the section of the prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" at page 50 accurately described each of the material tax issues and reflect counsel's opinion regarding such matters referred to therein. Counsel has also opined that in the aggregate, the significant tax benefits anticipated to result from an investment in the partnership are more likely than not to be realized by an investor. However, the significant tax benefits should not be considered a primary investment feature of the partnership. The partnership is intended to serve as an investment vehicle for investors seeking current income, and possibly, appreciation through earnings compounding. Counsel has opined herein that, subject to certain conditions and based upon certain representations, that:

         1. Partnership Tax Status. It is more likely than not that the partnership will be treated as a partnership as defined in Sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation, and that the limited partners will be subject to tax as partners pursuant to Sections 701-706 of the Code.

     2. Publicly Traded Partnerships. It is more likely than not that the partnership will not constitute a publicly traded partnership for purposes of Sections 7704, 469(k) and 512(c) of the Code.

     3. Portfolio Income and Unrelated Business Taxable Income. It is more likely than not that the income of the partnership will be treated as portfolio income and not constitute unrelated business taxable income.

     4. Basis. It is more likely than not a limited partner's basis for his or her units will equal the purchase price of the units.

         5. Allocations to the Limited Partners. It is more likely than not that all material allocations to the limited partners of income, gain, loss and deductions, as provided for in the partnership agreement and as discussed in the prospectus, will be respected under Section 704(b) of the Code, or in the alternative, will be deemed to be in accordance with the partners' interests in the partnership.

         Counsel's opinion is based upon the facts described in this prospectus and upon facts and assumptions as they have been represented by the general partners to counsel or determined by them as of the date of the opinion. Counsel has not independently audited or verified the facts represented to it by the general partners. The material assumptions and representations are summarized below:

o The partnership will be organized and operated in accordance with the California Revised Limited Partnership Act.

o The partnership will be operated in accordance with the partnership agreement, and the partnership will have the characteristics described in the prospectus and will be operated as described in the prospectus.

o The partnership will not participate in any loan on terms other than those described in "INVESTMENT OBJECTIVES AND CRITERIA" at page 35 without first receiving certain advice of counsel.

o                 The  loans  will be made by on  substantially  the  terms  and
                  conditions   described  in  the   prospectus  in   "INVESTMENT
                  OBJECTIVES AND CRITERIA" at page 35.

o The general partners will take certain steps in connection with the transfer of units to decrease the likelihood that the partnership will be treated as a publicly traded partnership for purposes of Sections 7704, 469(k), and 512(c) of the Code.

         Any alteration of the facts may adversely affect the opinion rendered. Furthermore, the opinion of counsel is based upon existing law and applicable regulations and proposed regulations, current published administrative positions of the Service contained in revenue rulings and revenue procedures, and judicial decisions, which are subject to change either prospectively or retroactively.

         Counsel does not prepare or review the partnership's income tax information return, which is prepared by the general partners and independent accountants for the partnership. The partnership will make a number of decisions on tax matters in preparing its partnership tax return and such matters and such partnership tax return will be handled by the partnership, often with the advice of independent accountants retained by the partnership, and usually is not reviewed with counsel.

         You should note that the opinion described herein represents only counsel's best legal judgment and has no binding effect or official status of any kind. You should note that any statement that a tax position "more likely than not" will be sustained only means that in counsel's judgement, at least a 51% chance of prevailing exists if the IRS will challenge the tax position. Thus, in the absence of a ruling from the Service, there can be no assurance that the Service will not challenge the conclusion or propriety of any of counsel's opinions and that such challenge would not be upheld by the courts.

         Partnership Status. The partnership has not requested and does not intend to request a ruling from the Service that the partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation. It is more likely than not, in counsel's opinion, that the partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation.

         The ability to obtain income tax attributes anticipated from an investment in units depends upon the classification of the partnership as a partnership for federal income tax purposes and not as an association taxable as a corporation. Regulations regarding entity classification have been issued under Section 7701 of the Internal Revenue Code which, in effect, operate to allow a business entity that is not otherwise required to be classified as a corporation, i.e., and "eligible entity," to elect its classification for federal income tax purposes. Under Section 301.7701-3(b) of the regulation, an "eligible entity" that has at least two members will be treated as a partnership in the absence of an election. Accordingly, while we do not intend to request a ruling from the IRS as to the classification of the partnership for income tax purposes, unless the partnership is deemed to be taxable as a corporation pursuant to the application of the publicly traded partnership rules discussed below, the partnership will qualify as a "eligible entity" and need not make an election to be treated as a partnership for income tax purposes.

         In the event that the partnership, for any reason, were to be treated for federal income tax purposes as an association taxable as a corporation, the partners of the partnership would be treated as stockholders with the following results, among others: (1) the partnership would become a taxable entity subject to the federal income tax imposed on corporations; (2) items of income, gain, loss, deduction and credit would be accounted for by the partnership on its federal income tax return and would not flow through to the partners; and (3) distributions of cash would generally be treated as dividends taxable to the partners at ordinary income rates, to the extent of current or accumulated earnings and profits, and would not be deductible by the partnership in computing it income tax.

         Based on the entity classification regulations, and IRS rulings and judicial decisions under Section 7701(a) of the Internal Revenue Code, all of which are subject to change, and based upon certain representations of the general partners and other assumptions, counsel has concluded that the partnership will more likely than not be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. In rendering such opinion, counsel has also relied upon the fact that the partnership is duly organized as a limited partnership under the laws of the State of California and upon representation by the general partners that the partnership will be organized and operated strictly in accordance with the provisions of the partnership agreement. The remaining summary of the federal tax consequences in the section assumes that the partnership will be classified as a partnership for federal income tax purposes.

         Publicly Traded Partnerships. Classification of the partnership as a "publicly traded partnership" could result in (1) the partnership being taxable as a corporation (See "Partnership Status" above), and (2) the treatment of net income of the partnership as portfolio income rather than passive income (See "Passive Loss Limitations" below). A publicly traded partnership is generally defined under Section 7704 of the Internal Revenue Code as any partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. In addition, regulations have been issued (the Section 7704 regulations) which provide guidance with respect to such classification standards, including certain safe harbor standards which, if satisfied, preclude classification as a publicly traded partnership.

         The Section 7704 regulations contain definitions of what constitutes an established securites market and a secondary market or the substantial equivalent thereof. They also set forth what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. The general partners do not believe that units in the partnership are traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in Section 7704 regulations. The general partners have also represented that they do not intend to cause the units to be traded on an established securities market or a secondary market in the future.

         As noted above, the Section 7704 regulations provide certain safe harbors, the "secondary market safe harbors" which, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradeable on a secondary market or the substantial equivalent thereof if the sum off the partnership interests transferred during any taxable year, other than certain disregarded transfers, does not exceed 2% of the total interest in the partnership's capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period units representing more than 2% of the total interest in a partnership's capital or profits.

         A second safe harbor from classification as a publicly traded partnership, dealing with redemption and repurchase agreements, is also provided in the Section 7704 regulations. The Section 7704 regulations also make it clear that the failure to satisfy a safe harbor provision under the regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

         The general partners have represented that the partnership will be operated strictly in accordance with the partnership agreement, and they have also represented that they will void any transfers or assignments of units if they believe that such transfers or assignments will cause the partnership to be treated as a publicly traded partnership under the Section 7704 regulations or any other guidelines adopted by the IRS in the future. Based upon the representations of the general partners, and assuming the partnership will be operated strictly in accordance with the terms of the partnership agreement, counsel has concluded that it is more likely than not the partnership will not be classified as a publicly traded partnership under Section 7704 of the Internal Revenue Code. Due to the complex nature of the safe harbor provisions contained in Section 7704 regulations, and because any determination in this regard will necessarily be based upon future facts not yet in existence, no assurance can be given that the IRS will not challenge this conclusion or that the partnership will not, at some time in the future, be deemed a publicly traded partnership.

         Even if the  partnership  were  deemed a publicly  traded  partnership,
Section 7704(c) of the Internal Revenue Code provides an exception to taxation of such an entity as a corporation if 90% or more of the gross income of such an entity for each taxable year consists of "qualifying income." Qualifying income includes interest, real property rents and gain from the sale of other disposition of real property, but qualifying income does not include real property rents which are contingent on the profits of the lessees or income from the rental or lease of personal property. The general partners intend to operate the partnership in such a manner as to qualify for the 90% qualifying income exception. (see "INVESTMENT OBJECTIVES AND CRITERIA" at page 36). Investors should note, however, that even if the partnership satisfies the qualifying income exception, being deemed to be a publicly traded partnership would result in certain other material adverse tax consequences to limited partners, including the treatment of net income of the partnership as portfolio income rather than passive income.

         The general partners have represented that they will use their best efforts to assure that the partnership is not treated as a "publicly traded partnership." The general partners have also represented that they will not take any affirmative action on behalf of the partnership to intentionally establish a market for the partnership interests. Counsel is of the opinion that the partnership, more likely than not, will not be treated as a "publicly traded partnership" as defined above. Although the general partners will use their best efforts to make sure that a secondary market or substantial equivalent thereof does not develop for interests in the partnership, there can be no assurance that a secondary market for the units will not develop, or that the IRS may take the position that the partnership should be classified as a "publicly traded partnership" for this purpose. In addition, regulations may be adopted that would cause the partnership to be treated as a publicly traded partnership.

         Results if Partnership is Taxable as an Association. If the partnership were classified as an association taxable as a corporation, the partnership itself would be subject to a federal income tax on any taxable income at regular corporate tax rates. The limited partners would not be entitled to take into account their distributive share of the partnership's deductions or credits, and would not be subject to tax on their distributive share of the partnership's income. Distributions to the partners would be treated as dividends to the extent of accumulated and current earnings and profits; as a return of capital to the extent of basis; and thereafter, as taxable income, perhaps as ordinary income, to the extent distributions were in excess of the tax basis. In addition, if the loss of partnership status occurred at a time when the partnership's indebtedness exceeded the tax basis of its assets and such corporate status was prospective only, it could be argued that a constructive incorporation occurred, and that the limited partners realized gain under
Section 357(c) of the Code, measured by the difference between such indebtedness and the partnership's tax basis of its assets. If for any reason the partnership becomes taxable as a corporation prospectively, a constructive incorporation may be deemed to have occurred and partners may be required to recognize income as described in this section.

         Anti-Abuse Rules. The regulations set forth broad "anti-abuse" rules applicable to partnerships, which rules authorize the IRS to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Internal Revenue Code. The general partners are not aware of any fact or circumstance which could cause these rules to be applied to the partnership; however, if any of the transactions entered into by the partnership were to be recharacterized under these rules, or the partnership itself were to be recast as a taxable entity under these rules, material adverse tax consequences to all of the partners might occur.

         Taxation of Partners - General. If the partnership is treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, it will file an annual informational income tax return, but will not be subject as an entity to the payments of federal income tax. On his personal income tax return, each limited partner will be required to report his share of partnership income or loss without regard to the amount, if any, of cash or other distributions made to him. Thus, each limited partner will be taxed on his share of income even though the amount of cash distributed to him may be more or less than the resulting tax liability.

         Subject to various limitations referred to herein, each limited partner may deduct his share of the partnership losses if any, to the extent of his tax basis in his partnership interest. Any losses in excess of basis may be carried forward indefinitely to offset future taxable income of the partnership. In computing income or losses, the partnership will include appropriate deductions for non-capital costs and the depreciation portion of capital costs. If cash distributions in any one year exceed the partnership's taxable income (whether in liquidation or otherwise), the amount of such excess will be treated as a return of capital reducing the tax basis of the limited partner in his interest. Any cash distributions in excess of the recipient's basis are treated as a sale or exchange of the limited partnership interest resulting in taxable income to the recipient.

         A limited partner's basis will be decreased (but not below zero) by actual distributions to him from the partnership, by his distributive share of partnership losses, by an actual or deemed decrease in his share of partnership nonrecourse borrowings, and by his share of nondeductible expenses of the partnership which are not properly chargeable to his capital account. In the event that cash distributions to a limited partner exceed the adjusted basis of his units, a limited partner must recognize gain equal to such excess.

         Allocation of Profits and Losses. The net profits and net losses of the partnership will be allocated as specified in Article V of the limited partnership agreement (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT" at page 66).

         For federal income tax purposes, each partner's distributive share of specific items of income, gain, loss, deduction and credit is determined by reference to the general ratio for sharing profits and losses as provided in the partnership agreement. In general, the allocation provided in a partnership agreement will control unless such allocation does not have "substantial economic effect." If an allocation provision of a partnership agreement is found to lack "substantial economic effect" partnership items will be allocated in accordance with a partner's interest in the partnership based on all the facts and circumstances.

         Under the regulations, one of three alternative tests must be met in order for an allocation to be valid under Section 704(b). Allocations are valid if: (i) the allocation has substantial economic effect; or (ii) the partners can show that, taking into account all facts and circumstances, the allocation is in accordance with the partner's interests in the partnership; or (iii) the allocation can be deemed to be in accordance with the partner's interests in the partnership in accordance with special rules set forth in the regulations.

         Counsel  believes  that the  allocations  of the income and loss of the partnership has "substantial economic effect" based upon the fact that the allocations affect the dollar amount of each partner's share of total partnership income or loss independent of tax consequences; the capital accounts of the partners will reflect the allocation; and the economic risk of loss will be borne by the limited partners, or that in the alternative, the allocations, if held to lack substantial economic effect, would nonetheless be deemed to be in accordance with the partner's interests in the partnership. This would result in the same treatment as if the allocations were held to have substantial economic effect.

         Sale of Partnership Units. You may be unable to sell your units as there may be no public market for them. In the event that units are sold, however, the selling party will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and the investor's adjusted tax basis in his units. Assuming the investor is not a "dealer" with respect to such units and has held the units for more than 12 months, his gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such investor's share of the partnership's "unrealized receivables" and "inventory items" as defined in Section 751 of the Internal Revenue Code, which portion would be taxable as ordinary income.

         Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 39.6%. Capital gains, however, are taxed at a maximum marginal rate of 20% i.e., for gains realized with respect to capital assets held for more than 12 months. The Internal Revenue Code also provides, however, that the portion of long-term capital gain arising from the sale or exchange of depreciable real property which constitutes depreciation recapture will be taxed at a maximum marginal rate of 25% rather than 20%. Capital losses may generally be used to offset capital gains or may, in the absence of capital gains, be deductible against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return.)

         Any recapture cost recovery allowances taken previously by the partnership with respect to personal property associated with partnership real properties will be treated as "unrealized receivables" for this purpose. Investors should note that in this regard that Section 6050K of the Internal Revenue Code requires the partnership to report any sale of units to the IRS if any portion of the gain realized upon such sale is attributable to the transferor's share of the partnership's "Section 751 property."

         The partnership's taxable year will close on the date of sale with respect to a limited partner (but not the remaining partners) who sells his entire interest in the partnership. In such a case the partnership items would be prorated pursuant to Section 706. In the event of a sale of less than the entire interest of a limited partner, the partnership year will not terminate with respect to the selling partner, but his proportionate share of items of income, gain, loss, deduction and credit will also be determined pursuant to
Section 706.

         In the case of either the sale of the properties or a sale of a partner's interest in the partnership, a limited partner may realize taxable income substantially in excess of the cash, if any, he receives as a result of such sale. Further, a partner who sells an interest in the partnership may be required to report a share of partnership income for the year of such sale even though he received no cash distribution during the year or the amount of cash distribution was less than his share of income required to be reported.

         Character of Income or Loss. The 1986 Act distinguishes between income from a "passive" activity and portfolio income. A passive activity includes (1) trade or business activities in which the taxpayer does not materially participate, and (2) rental activities where payments are primarily for the use of tangible property. In general, losses generated by a passive activity will only be allowed to offset income from a passive activity.

         Portfolio income generally includes interest, dividends, royalty or annuity income and gain from sales of portfolio assets, for example, property held for investment. Portfolio income is not treated as passive income and must be accounted for separately. Portfolio income is reduced by deductible expenses (other than interest) that are clearly and directly allocable to such income. Properly allocable interest expenses also reduce portfolio income. With regard to interest, the Treasury has issued regulations which adopt a tracing rule. Interest attributable to indebtedness which is used to purchase an interest in a passive activity will be regarded as passive and subject to the passive loss rules. Thus, if a limited partner borrowed all or a portion of the funds used to purchase his unit(s), interest paid on such borrowing could be used to offset income attributable to a passive activity.

         The distinction between passive income and portfolio income thus has a material effect on the partnership and the limited partners. If the partnership is engaged in a passive activity, any income from the partnership is deemed "passive income" which is available to be offset by any other passive losses which the limited partner has from other sources. Portfolio income cannot be offset by such passive losses. Specifically, passive losses from the partnership, net of taxable income from the partnership, may be used to offset passive income from other sources with any unused losses carried over into the next tax year where they are available to offset passive income from the partnership and other sources. In the year that the unit is disposed of, or the partnership is dissolved, any unused passive loss is available to offset any gain upon the disposition or dissolution, as the case may be, then to offset any passive income from other sources and, finally, to offset ordinary income.

         The regulations provide that the lesser of the partnership's net passive income or the partnership's equity financed interest income shall be treated as not from a passive activity. Such income is in turn treated as interest income, or in other words, portfolio income.

         The partnership's equity financed interest income is that portion of its net interest income derived by excluding interest income allocable to liabilities incurred in the activity. It is determined by multiplying net interest income by a fraction whose numerator is the excess of the average outstanding balance for the year of interest bearing assets, less the average outstanding balance for the year of the liabilities incurred in the activity and whose denominator is the average outstanding balance for the year of the interest bearing assets held in the activity. Net interest income is the gross interest income less expenses from the activity reasonably allocable to the gross interest income.

         The partnership does not currently anticipate that it will have significant liabilities incurred in connection with its lending activities. Accordingly, its equity financed interest income should equal its net passive income and such amount should be treated as portfolio income. To the extent that the partnership does incur liabilities, it would require a portion of income between passive and portfolio income.

         The treatment of the partnership's equity financed interest income as portfolio income is premised upon the partnership being engaged in a trade or business.

         Whether the partnership is engaged in the trade or business of lending money will depend on the facts and circumstances. Such facts and circumstances include the manner in which the partnership conducts its affairs and the nature of its dealings with borrowers and other third parties and the number of loans made by the partnership in any one year. For example, the courts have held that a person who makes one or two loans in a year is not engaged in a trade or business even though that person made many loans in preceding years. Similarly, making up to five loans did not constitute a trade or business. On the other hand, the making of twenty loans was deemed to be a trade or business. It is not possible under the circumstances to determine whether the partnership will be deemed to be engaged in a trade or business.

         The partnership may also make payments to limited partners under its Guaranteed Payment for Offering Period. The Guaranteed Payment for Offering Period is likely to constitute a guaranteed payment as provided under Section 707(c). As such, these payments should be considered interest payments and be treated as portfolio income.

         Treatment of Loans Containing Participation Features. The partnership may extend loans with an equity interest in the property securing the loans (See "INVESTMENT OBJECTIVES AND CRITERIA- Equity Interests in Real Property" at page
38). With respect to loans containing participation features, an issue may arise as to whether the relationship between the partnership and the mortgagor is that of debtor and creditor or whether the partnership is engaged in a partnership or joint venture with the mortgagor. If the partnership is a creditor of the mortgagor, a limited partner's distributive share of income derived from the mortgagor will be treated in full as interest income. If the partnership is a partner or a joint venture with the mortgagor, the income from the participation feature of the loans and/or the stated interest may be treated as a distribution of profits of the partnership or joint venture. This would result in the receipt of unrelated business taxable income for certain tax-exempt investors investing in the partnership and would have material adverse effects for certain trusts.

         In analyzing whether a partner's unsecured loan to a partnership should be treated as a loan or a capital contribution (See Joseph Hambuechen, 43 T.C. 90 (1964)) and whether an unsecured loan constitutes a joint venture (See Hyman Podell, 55 T.C. 429 (1970)), courts have considered all the facts and circumstances surrounding the transactions and at times both lines of authority consider the same factors. Counsel believes that in determining whether the relationship between the partnership and a mortgagor is that of a debtor paying interest or a joint venture distributing net profits, a court would consider the following factors: (1) the names given to the certificates evidencing the indebtedness; (2) the presence or absence of a maturity date; (3) the source of the payments; (4) the right to enforce the payment of principal and interest;
(5) participation in management; (6) a status equal to or inferior to that of regular creditors; (7) the intent of the parties; (8) "thin" or adequate capitalization; (9) identity of or interest between creditor and borrower; (10) payment of interest only out of net proceeds; and (11) the ability of the entity to obtain loans from outside lending institutions.

     Under relevant case law, whether a partnership or joint venture exists for federal income tax purposes, turns on the intent of the parties, as evidenced by their conduct, relevant agreements, and their respective abilities and capital contributions. (See Commissioner v. Culbertson, 337 U.S. 733 (1949) Podell, supra; Utility Trailer Mfg. Co. v. U.S., 212 F.Supp. 733 (D. Cal. 1963)).

         Repayment or Sale of Loans. No gain or loss will be recognized by the partnership upon the full repayment of principal of a loan. Any gain recognized by the partnership on the sale or exchange of a loan will be treated as a capital gain unless the partnership is deemed to be a "dealer" in loans for federal income tax purposes (See "Property Held Primarily for Sale; Potential Dealer Status" below). In such case, the entire gain, if any, would constitute ordinary income.

         Property Held Primarily for Sale; Potential Dealer Status. The partnership has been organized to invest in loans. However, if the partnership were at any time deemed for tax purposes to be holding one or more loans primarily for sale to customers in the ordinary course of business, any gain or loss realized upon the disposition of those loans would be taxable as ordinary gain or loss rather than as capital gain or loss. Furthermore, such income would also constitute unrelated business taxable income to any investors which are tax-exempt entities (See "Investment by Tax-Exempt Investors" at page 61). Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. The partnership intends to hold the loans for investment purposes and to make such occasional dispositions thereof as in the opinion of the general partners are consistent with the partnership's investment objectives. Accordingly, the partnership does not anticipate that it will be treated as a "dealer" with respect to any of its properties. However, there is no assurance that the Service will not take the contrary position.

         Tax Consequences of Reinvestment in Loans. Limited partners may avail themselves of a plan pursuant to which limited partners may forego current distributions of cash available for distribution and have said amounts credited to their capital accounts and used by the partnership in conducting partnership activities. Limited partners who avail themselves of such an option may incur a tax liability on their pro rata share of partnership income with no corresponding cash with which to pay such tax liability. However, unit holders which are tax-exempt investors should not incur any such tax liability, to the extent said income is interest income and not UBTI (See "Property Held Primarily for Sale; Potential Dealer Status" at page 58 and "Investment by Tax-Exempt Investors" at page 61).

         Partnership Organization,  Syndication Fees and Acquisition Fees. Under
Section 709 of the Code, all organization, syndication fees and acquisition fees must be capitalized. Organization fees and expenses paid or incurred after December 31, 1976, may be amortized over a five year period. Amortization is not allowed with respect to syndication expenses paid by a partnership. The Regulations under Section 709 state that syndication costs include commissions, professional fees and printing costs in marketing sales of partnership interests, brokerage fees and legal and accounting fees regarding disclosure matters. A portion of the fees incurred will be allocated to organizational costs. The partnership intends to amortize all organization expenses ratably over a five year period. The Service may challenge the deductibility of these organization fees on the basis that these are fees paid in connection with the syndication of the limited partners interests rather than organization fees. If the Service were successful in taking these or other positions on such fees, the partnership's and therefore the limited partners' deductions during the offering period or for a five year term thereafter might be less than projected although not significantly so.

         Original Issue Discount. The partnership may be subject to the original issue discount rules with respect to interest to be received with respect to loans. Original issue discount may arise with respect to loans if (a) the interest rate varies according to fixed terms; (b) the borrower is permitted to defer interest payments to years after such interest accrues; and (c) the amount of the partnership's share of interest income with respect to additional interest or deferred interest related to the income appreciation from the mortgage property under a right of participation is determined in a year prior to the year in which payment of such amount is due. The partnership anticipates extending mortgage loans under some or all of the proceeding terms, and to the extent it does, the original discount rules may be applicable. Counsel cannot opine as to the applicability of these rules prospectively since the partnership has not identified such loans as of the date of this prospectus.

         The amount of original issue discount under a mortgage loan containing any of the foregoing terms is to be computed based upon the compound interest method of calculation, resulting in the reporting of interest income in increasing amounts each taxable year. Recognition by the partnership of original issue discount with respect to a loan will increase the partnership's basis in that loan, thereby reducing in like amount the income the partnership must recognize in the year payment of the amount giving rise to the original issue discount is actually received or upon disposition of the loan. The reporting of the recognition by the partnership of original issue discount as income in any particular tax year will have the effect of increasing the amount of income which the limited partners must report from the partnership, without the concurrent receipt of the cash distribution with which to pay tax, if any, resulting from the reporting of such income. However, to the extent such original issue discount constitutes "interest", tax exempt investors may exclude such original issue discount in computing their unrelated business taxable income liability.

         Deduction of Investment Interest. The Code imposes substantial limitations upon the deductibility of interest on funds borrowed by an investor to purchase or to carry investment assets. Code Section 163(d) provides that a deduction for "investment interest" may be taken by an individual only to the extent of such individual's net investment income for the taxable year. Investment interest generally is any interest that is paid or accrued on indebtedness incurred or continued to purchase or carry investment property. Investment interest includes interest expenses allocable to portfolio income and investment and interest expenses allocable to an activity in which the taxpayer does not materially participate, if such activity is not treated as a passive activity under the passive loss rules. Investment interest does not include any interest that is taken into account in determining a taxpayer's income or loss from a passive activity or a rental activity in which a taxpayer actively participates. Therefore, an investment expense attributable to an investment as a limited partner in the partnership will be subject to the investment interest limitations. This exclusion will not apply for interest expenses, if any, allocable to portfolio income.

         Net investment income consists of the excess of investment income over investment expenses. Investment income generally includes gross income from property held for investment, gain attributable to property held for investment and amounts treated as portfolio income under the passive loss rules. Investment income does not include income taken into account in computing gain or loss from a passive activity. Passive losses allowable solely as a result of the passive activity loss phase-in rules may, however, reduce investment income. Investment expenses are deductible expenses (other than interest) directly connected with the production of investment income. Generally, in calculating investment expenses, however, only those expenses in excess of two percent (2%) of adjusted gross income are included.

         It is not anticipated the partnership will incur any material amount of "investment interest" that will be significantly limited by these rules. However, investment interest that cannot be deducted for any year because of these limitations may be carried over and deducted in succeeding taxable years, subject to certain limitations.

         Section 754 Election. Because of the complexities of the tax accounting required, the partnership does not presently intend to file under Section 754 of the Code an election to adjust the basis of the properties in the case of a transfer of a limited partnership interest, although the general partners have the authority to make such an election. The effect of such an election would be that, with respect to the transferee limited partner only, the basis of the partnership's properties would either be increased or decreased by the difference between the transferee's basis for his limited partnership interest and his proportionate share of the partnership's adjusted basis for all properties. A substitute limited partner would have to account separately in his personal income tax return for the special basis (and the deductions in connection therewith) in his partnership interest attributable to the election made pursuant to Section 754. Any increase or decrease resulting from such an adjustment would be allowable among the partnership's assets in accordance with rules established under the Code. After such adjustment has been made, the transferee limited partner's share of the adjusted basis of the partnership's properties would equal the adjusted basis of his limited partnership interest. If (as presently anticipated) the partnership does not make such an election, upon a sale of the properties subsequent to a transfer of a limited partnership interest, taxable gain or loss to the transferee will be measured by the difference between his share of the gross proceeds of such sale and his share of the partnership's tax basis in the properties (which, in the absence of a Section 754 election, will be unchanged by the transfer of the limited partnership interest to him), rather than by the difference between his share of such proceeds and the portion of the purchase price for his interest that was allocable to the properties. As a consequence, such transferee will be subject to a tax upon a portion of the proceeds which represents as to him a return of capital, if the purchase price for his interest exceeds his share of the adjusted basis for all properties. However, in the event of a taxable sale or other disposition of his limited partnership interest, the purchase price paid by the transferee is important since, notwithstanding the partnership's failure to make a Section 754 election, such purchase price will be taken into account in determining such transferee's basis for such interest. The absence of a right to have such election made by the partnership may inhibit transferability of a limited partnership interest since a potential transferee may consider this factor as reducing the value of the interest.

         Termination of the Partnership. A partnership is terminated for tax purposes only (i) if no part of the partnership business, financial operation or venture continues to be carried on by any of its partners, or (ii) if, within any 12-month period, there is a sale or exchange of fifty percent (50%) or more of the total interest in partnership capital and profits. If, upon such termination, the partnership business is continued by the partners, they are deemed to have received a distribution in liquidation of the partnership and to have recontributed the distributed property to a successor entity. The original partnership's taxable year closes with respect to all partners as the result of such a "constructive" liquidating distribution and recontribution.

         Upon termination of a partnership for federal income tax purposes, a partner generally will recognize a capital gain to the extent cash distributed, and the reduction, if any, in his pro rata share of partnership debt exceeds his adjusted tax basis for his units immediately before the distribution, and will recognize capital loss to the extent his adjusted tax basis of unrealized receivables and substantially appreciated inventory distributed to him (if no other property is distributed). However, if substantially appreciated inventory or unrealized receivables are distributed non-pro rata in liquidation, such distribution would be treated as a sale or exchange, with the result that the distributee partners could be required to recognize both ordinary income and capital gain on the distribution. Furthermore, depending upon the partnership election, there may be a recapture of any investment tax credit taken.

         Tax Returns. The partnership will furnish annually to you (but not to assignees of limited partners unless they become substituted limited partners) sufficient information from the partnership's tax return for you to prepare your own federal, state and local tax returns. The partnership's tax returns will be prepared by accountants to be selected by the general partners. There are substantial additional penalties for failure to timely file the federal information tax return of the partnership and/or filing of such a return that fails to show the information required under Section 6031 of the Code.

         Audit of Tax Returns. The general partners understand that the Service is paying increased attention to the proper application of the tax laws to partnerships. While the partnership is not being formed so as to allow investors to avail themselves of losses or deductions generated by the partnership, the Service still may choose to audit the partnership's information returns. An audit of the partnership's information returns may precipitate an audit of the income tax returns of limited partners. Any expense involved in an audit of a limited partner's returns must be borne by such limited partner. Prospective investors should also be aware that if the Service successfully asserts a position to adjust any item of income, gain, deduction or loss reported on a partnership information return, corresponding adjustments would be made to the income tax returns of limited partners. Further, any such audit might result in Service adjustments to items of non-partnership income or loss.

         If a tax deficiency is determined, the taxpayer is liable for interest on such deficiency from the due date of the return. Interest on underpayment is payable at the federal short-term rate plus three percentage points, rounded to the nearest full percent (rounding up in the case of a multiple of one-half of one percent). The federal short-term rate is determined for the first month of each quarter, and the rate so determined governs the calculation of the rate of interest on underpayment for calendar quarter after the quarter during the first month of which the rate is so determined. The "federal short-term rate" for a month is determined by the Service based on the average market yield on outstanding marketable obligations of the United States with remaining periods to maturity of three years or less. In the case of any "substantial underpayment" attributable to a "tax motivated transaction," the interest rate on underpayment is one hundred twenty percent (120%) of the interest rate that otherwise apply. A "substantial underpayment" is any underpayment of tax in excess of $1,000 attributable to one or more "tax motivated transaction," which is defined to include (among other things) certain valuation overstatements, any use which may result in a substantial distortion of income for any period, and any sham or fraudulent transaction.

         The tax treatment of items of partnership income, gain, loss, deductions or credit is to be determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with the partners. However, any partner has the right to participate in any administrative proceeding at the partnership level. Generally, the "tax matters partner," Michael R. Burwell, would represent the partnership before the Service and may enter into a settlement with the Service as to partnership tax issues which generally will be binding on all of the partners, unless a partner timely files a statement with the Service providing that tax matters partner shall not have the authority to enter into a settlement agreement on his behalf. Similarly, only one judicial proceeding contesting a Service determination may be filed on behalf of a partnership and all partners. However, if the tax matters partner fails to file such an action, then any partner, unless such partner owns less than one percent (1%) interest in a partnership having more than 100 partners) or a group of partners owning five percent (5%) or more of the profits interest in the partnership may file such an action. The "tax matters partner" may consent to an extension of the statute of limitation period for all partners with respect to partnership items.

         Investment by Tax-Exempt Investors. Tax-exempt investors, including employee trusts and Individual Retirement Accounts ("IRAs"), are generally exempt from federal income taxation. However, such organizations are subject to taxation on their "unrelated business taxable income," as defined in Section 512 of the Code. Unrelated business taxable income does not, in general, include interest, dividends, rents from real property, gain from the sale of property other than inventory or property held primarily for sale to customers in the ordinary course of business, and certain other types of passive investment income, unless such income is derived from "debt-financed property" as defined in Section 514 of the Code.

         In addition to receiving interest income (which will comprise substantially all of its income), the partnership may also receive payments in the nature of points or loan servicing or origination fee at the time funds are advanced under a loan. The fees paid for services rendered in connection with the making or securing of loans, as opposed to fees paid merely for the use of money, will not be treated as interest income and will most likely constitute unrelated business taxable income.

         Any partnership borrowing for the purpose of making additional loans may result in "debt financed property" and, therefore, unrelated business taxable income to tax-exempt limited partners to the extent that the Service concludes that such borrowings are allocable to the limited partners for this purpose (see Rev. Rule 76-354, 1976-2 C.B. 179). Furthermore, any borrowings by a limited partner for the purpose of financing his investment in the partnership can result in "debt-financed property" and, therefore, unrelated business taxable income.

         As a consequence of the exercise of a default remedy under a partnership, the partnership may be forced to foreclose and hold real or other property (which secures the loan) for a short period of time. The partnership is permitted to borrow funds to assist in the operation of any property on the security of which it has previously made a loan and the operations of which it has subsequently taken over as a result of a default. Furthermore, the foreclosed properties may be subject to other existing mortgages. Consequently, any such acquired property may be deemed to be "debt-financed property." In such event, net income and gain from any such property may constitute unrelated business taxable income, although employee trusts (but not most other tax-exempt organizations, including IRAs) may nevertheless qualify for an exception, found in Code Section 514(c)(9), which would exempt them from taxation on such net income in the case of the real property.

         The  partnership   intends  to  hold  its  loans  for  investment  and,
therefore,   no  unrelated  business  taxable  income  should  result  from  the disposition of these assets. Such may not be the case, however, if the partnership does not act in accordance with this intention and it is determined that the partnership is a dealer in the business of buying and selling loans. The general partners have represented that they intend to conduct the activities of the partnership in a manner so as to minimize or eliminate the risk of having the partnership classified as a "dealer" for federal income tax purposes (See "Property Held Primarily For Sale; Potential Dealer Status" at page 58.)

         In computing unrelated business taxable income, a tax-exempt investor, including an employee trust or IRA, may deduct a proportionate share of all expenses which are directly connected with the activities generating such income or with the "debt-financed property," as the case may be, and is also entitled to an annual exclusion of $1,000 with respect to unrelated business taxable income. Even though a portion of the income of a tax-exempt investor is unrelated business taxable income, income from other sources which is not unrelated business taxable income will not be subject to federal income taxation. In addition, the receipt of unrelated business taxable income by a tax-exempt investor generally will not affect its tax-exempt status if the investment is not otherwise inconsistent with the nature of its tax exemption.

         In addition to the general tax treatment of unrelated business taxable income received by tax-exempt investors, special rules apply to charitable remainder trusts. In general, a charitable remainder trust is a trust in which a portion of an asset will be transferred to a charitable organization through the use of a trust and the trust itself will not be subject to taxation on its income. If a charitable remainder trust (which includes charitable remainder annuity trusts, charitable remainder unitrusts and charitable remainder net income trusts) receives any unrelated business taxable income for any taxable year, the trust is taxable on all of its income as a complex trust. The remainder trust is taxable on its accumulated income to the extent the income is not distributed to beneficiaries and to the extent the income exceeds the amount deductible under Section 661(a). The partnership does not anticipate that it will generate any significant unrelated business taxable income. However, prospective investors which are charitable remainder trusts should review their individual tax situation with their tax advisors to determine the effect of the receipt of unrelated business taxable income to the trust.

         If you are a tax-exempt investor, you are strongly urged to consult your own tax adviser with regard to the foregoing unrelated business taxable income aspects of an investment in the partnership. Furthermore, with regard to certain non-tax aspects of an investment in the partnership you should consider "TAX RISKS - Investments by Tax-Exempt Investors" at page 15 and "ERISA CONSIDERATIONS" at page 61.

         Investment By Charitable Remainder Trusts. A charitable remainder trust
(CRT) is a trust created to provide income for the benefit of at least one non-charitable beneficiary for life or a term of up to 20 years, with the property comprising the trust corpus then transferred to a charitable beneficiary upon the expiration of the trust. Upon the creation of a CRT, the grantor would normally be entitled to a charitable income tax deduction equal to the current fair market value of the remainder interest which will ultimately pass to charity. A CRT is also exempt from federal income taxation if the trust is established and maintained in compliance with highly complex rules contained in the Internal Revenue Code and underlying regulations. Among these rules is a provision that if any portion of the income recognized by a CRT is deemed to be UBTI, all of the CRT's income for the taxable year in which UBTI is incurred, from whatever sources derived, will be subject to income taxation at the trust level. As set forth above in "Investment by Tax-Exempt Investors," the general partners have used their best efforts to structure the partnership's activities to avoid any of the partnership's income characterized as UBTI. Accordingly, unless the partnership incurs indebtedness for the purpose of acquiring or improving real properties, and hence is deemed to be holding property subject to "acquisition indebtedness," or is deemed to hold its properties primarily for sale to customers in the ordinary course of business, under current law, the partnership's income should not be deemed to constitute UBTI to tax-exempt investors.

         Foreign Investors As Limited Partners. Foreign investors may purchase units in the partnership. A foreign investor who purchases units and becomes a limited partner in the partnership will generally be required to file a United States tax return on which he must report his distributive share of the partnership's items of income, gain, loss, deduction and credit. A foreign investor must pay United States federal income tax at regular United States tax rates on his share of any net income, whether ordinary or capital gains. A foreign investor may also be subject to tax on his distributive share of the partnership's income and gain in his country of nationality or residence or elsewhere. In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor from the partnership or amounts payable upon the sale of a foreign investor's units may be reduced by United States tax withholdings made pursuant to applicable provisions of the Internal Revenue Code. Foreign investors should consult their own tax advisors with regard to the effect of both the United States tax laws and foreign laws on an investment in the partnership and the potential that the partnership will be required to withhold federal income taxes from amount otherwise payable to foreign investors.

         State and Local Taxes. In addition to the federal income tax consequences described above, prospective investors may be subject to state and local tax consequences by reason of investment in the partnership. Your distributive share of the taxable income or loss of the partnership generally will be required to be included in determining your reportable income for state or local income tax purposes in the jurisdiction in which you are a resident. Further, upon your death, estate or inheritance taxes might be payable in such jurisdictions based upon your interest in the partnership. In addition, you might be subjected to income tax, estate or inheritance tax, or both. Depending upon the applicable state and local laws, tax benefits which are available to you for federal income tax purposes may not be available to you for state or local income tax purposes.

         Many states have implemented or are in the process of implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states. For example California has required certain public real estate programs to withhold and pay state taxes relating to income-producing properties located in the state. In the event that the partnership is required to withhold state taxes from cash distributions otherwise payable to limited partners, the amount of the net cash from operations otherwise payable to such limited partners would likely be reduced. In addition, such collection and filing requirements at the state level may result in increases in the partnership's administrative expenses which would likely have the effect of reducing returns to the limited partners.

         You are urged to consult your personal tax advisor regarding the impact of state and local taxes upon an investment in the partnership. A discussion of state and local tax law is beyond the scope of this prospectus.

                              ERISA CONSIDERATIONS

         General. The law governing retirement plan investment in the partnership is the Employee Retirement Income Security Act of 1974 ("ERISA") and the Code. Persons or organizations that exercise discretion or control over plan assets are deemed to be fiduciaries under ERISA. Section 404 of ERISA provides that a fiduciary is subject to a series of specific responsibilities and prohibitions and is required to manage plan assets "solely in the interest of plan participants." Section 404 of ERISA requires that plan fiduciaries discharge their duty with care, skill, prudence and diligence (the so called "prudent man rule") and that the fiduciary diversify the investments of the plan unless under the circumstances it is clearly not prudent to do so. Regulations issued by the Department of Labor ("DOL") under these statutory provisions require that in making investments, the fiduciary consider numerous factors, current return of the portfolio relative to the anticipated cash flow requirements of the plan, and the projected return of the portfolio relative to the funding objectives of the plan. In addition, before the enactment of ERISA, the Internal Revenue Service, proceeding under a statutory mandate that all qualified plans be for the exclusive benefit of participants and beneficiaries, issued a similar set of investment considerations for plan fiduciaries. That Internal Revenue Service position has not been modified since ERISA. Consequently, a "Tax-Exempt Investor", which is defined as a qualified profit-sharing, pension or retirement trust, an HR-10 (Keogh) Plan, or an Individual Retirement Account (IRA), should, in general, purchase units of limited partnership interest only when, considering all assets held by such plans, those prudence, liquidity and diversification requirements are satisfied.

         Fiduciaries Under ERISA. A fiduciary of a qualified plan is subject to certain requirements under ERISA, including the duty to discharge of responsibilities solely in the interest of, and for the benefit of the qualified plan's participants and beneficiaries. A fiduciary is required to (a) perform its duties with the skill, prudence and diligence of a prudent man acting in like capacity, (b) diversify investments so as to minimize the risk of large losses and (c) act in accordance with the qualified plan's governing documents.

         Fiduciaries with respect to a qualified plan include any persons who exercise or possess any discretionary power of control, management or disposition over the funds or other property of the qualified plan. For example, any person who is responsible for choosing a qualified plan's investments, or who is a member of a committee that is responsible for choosing a qualified plan's investments, is a fiduciary of the qualified plan. Also, an investment professional whose advice will serve as one of the primary basis for a qualified plan's investment decisions may be a fiduciary of the qualified plan, as may any other person with special knowledge or influence with respect to a qualified plan's investment or administrative activities.

         While the beneficiary "owner" or "account holder" of an IRA is generally treated as a fiduciary of the IRA under the Code, IRAs generally are not subject to ERISA's fiduciary duty rules. Where a participant in a qualified plan exercises control over such participant's individual account in the qualified plan in a "self-directed investment" arrangement that meets the requirements of Section 404(c) of ERISA, such participant (rather than the person who would otherwise be a fiduciary of such qualified plan) will generally be held responsible for the consequences of his investment decisions under interpretations of applicable regulations of the Department of Labor. Certain qualified plans of sole proprietorships, partnerships and closely-held corporations of which the owners of one hundred percent (100%) of the equity of such business and their respective spouses are the sole participants in such plans at all times generally not subject to ERISA's fiduciary duty rules, although they are subject to the Code's prohibited transaction rules, explained below.

         A person subject to ERISA's fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing an investment of a portion of the qualified plan's assets in units.

         Prohibited Transactions Under ERISA and the Code. Section 4975 of the Code (which applies to all qualified plans and IRAs) and Section 406 of ERISA (which does not apply to IRAs or to certain qualified plans that, under the rules summarized above, are not subject to ERISA's fiduciary rules) prohibit qualified plans and IRAs from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" under the Code or "parties in interest" under ERISA ("disqualified persons" and "parties in interest" are hereafter referred to as "disqualified persons"). Disqualified persons include fiduciaries of the qualified plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the qualified plan and natural persons and legal entities sharing certain family or ownership relationships with other disqualified persons.

         "Prohibited transactions" include any direct or indirect transfer or use of a qualified plan's or IRA's assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a qualified plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a qualified plan or IRA in connection with a transaction involving the assets of the qualified plan or the IRA. Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and for any losses sustained by the qualified plan. In addition, ERISA authorizes additional penalties and further relief from such transaction.
Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA.

         In order to avoid the  occurrence  of a  prohibited  transaction  under
Section 4975 of the Code and/or Section 406 of ERISA, units may not be purchased by a qualified plan or IRA from assets as to which the general partners or any of their affiliates are fiduciaries. Additionally, fiduciaries of, and other disqualified persons with respect to, qualified plans and IRAs should be alert to the potential for prohibited transactions that may occur in the context of a particular qualified plan's or IRA's decision to purchase units.

         Plan Assets. If the partnership's assets were determined under ERISA or the Code to be "plan assets" of qualified plans and/or IRAs holding units, fiduciaries of such qualified plans and IRAs might under certain circumstances be subject to liability for actions taken by the general partners or their affiliates. In addition, certain of the transactions described in the prospectus in which the partnership might engage, including certain transactions with affiliates, might constitute prohibited transactions under the Code and ERISA with respect to such qualified plans and IRAs, even if their acquisition of units did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to qualified plans (other than IRAs) might be deemed to have improperly delegated their fiduciary responsibilities to the general partner in violation of ERISA.

         Although under certain circumstances ERISA and the Code, as interpreted by the Department of Labor in currently effective regulations, apply a "look-through" rule under which the assets of an entity in which a qualified plan or IRA has made an equity investment may generally constitute "plan assets," the applicable regulations except investments in certain publicly registered securities from the application of the "look-through" principle.

         In order to qualify for the exception described above, the securities in question must be "publicly-offered securities." Publicly-offered securities are defined as freely transferable, owned by at least 100 investors independent of the issuer and of one another, and registered either (a) under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the issuer's fiscal year during which the offering occurred.

         The partnership's units should constitute "publicly-offered securities" because (a) the general partners have represented that it is highly likely that substantially more than 100 independent investors will purchase and hold units in the partnership, and the Regulation states that, when 100 or more investors independent of the issuer and of one another purchase a class of securities, the class will be deemed to be widely held; (b) the general partners have represented that the partnership's offering the units is registered under the Securities Act of 1933 and that the general partners intend to register the units in the partnership under the Securities Exchange Act of 1934; and (c) although whether a security is freely transferable is a factual determination, the limitations on the assignment of units and substitution of limited partners contained in the partnership agreement, with the possible exception for publicly-traded partnership discussed below, fall within the scope of certain restrictions enumerated in the regulation that ordinarily will not affect a determination that securities are freely transferable when the minimum investment is $10,000 or less. The partnership agreement prohibits the assignment or other transfer of units without the general partners' written consent if the general partners determine in good faith that such transfer might result in a change in the status of the partnership to a publicly-traded partnership within the meaning of Section 7704 of the Code, as currently or hereafter interpreted by the Service in rulings, regulations or other publications, or by the courts, and such status would have a material adverse impact on the limited partners or their assignees. In order to prevent the partnership from being classified as a publicly-traded partnership, the general partners have represented that it intends to prohibit transfers of units only to the extent necessary to comply with the publicly traded partnership safe harbors (See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded partnerships" at page
54). The regulation permits restrictions that prohibit any transfer or assignment that would result in a reclassification of the entity for federal income tax purposes. In Advisory Opinion 89-14A, dated August 2, 1989, the Department of Labor expressed its opinion that a restriction against transfer of partnership interests that is drafted to avoid reclassification of a partnership as a publicly-traded partnership would qualify as the type of restriction contemplated by the regulation. Therefore, the restriction in the partnership agreement should not, absent unusual circumstances, affect the free transferability of the units within the meaning of the regulation.

         Annual Valuation. Fiduciaries of retirement plans are required to determine annually the fair market value of the assets of such retirement plans, typically, as of the close of a plan's fiscal year. To enable the fiduciaries of retirement plans subject to the annual reporting requirements of ERISA to prepare reports relating to an investment in the partnership, the general partners are required to furnish an annual statement of estimated unit value to the investors. For the first three full fiscal years following the termination of the offering, the value of a unit will be deemed $1.00, and no valuations will be performed. Thereafter, the annual statement will report the estimated value of each unit based on the estimated amount a unit holder would receive if all partnership assets were sold as of the close of the partnership's fiscal year for their estimated values and if such proceeds, without reduction for selling expenses, together with the other funds of the partnership, were distributed in liquidation of the partnership.

         Such estimated values will be based upon annual valuations of partnership properties performed by the general partners, but no independent appraisals will be obtained. While the general partners are required under the partnership agreement to obtain the opinion of an independent third party stating that their estimates of value are reasonable, such general partner valuations may not satisfy the requirements imposed upon fiduciaries under ERISA for all retirement plans. The estimated value per unit will be reported to limited partners in the partnership's next annual or quarterly report form 10-K or 10-Q sent to the limited partners for the period immediately following completion of the valuation process. There can be no assurance that the estimated value per unit will actually be realized by the partnership or by the limited partners upon liquidation in part because estimates do not necessarily indicate the price at which properties could be sold. Limited partners may not be able to realize estimated net asset value if they were to attempt to sell their units, because no public market for units exists or is likely to develop.

         Potential Consequences of Treatment as Plan Assets. In the event that the units do not constitute "publicly-offered securities," the underlying assets of the partnership are treated as plan assets under the regulations. If the partnership's underlying assets are deemed to be plan assets, the partnership may be required to take steps which could affect partners who are subject to income tax, as well as qualified plans which may invest in the partnership. In such event, the fiduciary duties, including compliance with the exclusive benefit rule and the diversification and prudence requirements, must be considered with respect to the investment in the partnership. Each partner of the partnership who has authority or control with respect to the management or disposition of the assets of the partnership, or who renders investment advice for a fee or other compensation, direct or indirect, with respect to the assets of the partnership would be treated as a fiduciary and therefore would be personally liable for any losses to a qualified plan which invests in the partnership resulting from a breach of fiduciary duty.

         The prohibited transaction restrictions would apply to any transactions in which the partnership engages involving the assets of the partnership and a party-in-interest. Such restrictions could, for example, require that the partnership and the general partners avoid transactions with entities that are affiliated with the partnership or the general partners or that qualified plan investors be given the opportunity to withdraw from the partnership. Also, the general partners who participate in a prohibited transaction may be subject to an excise tax. Finally, entering into a prohibited transaction may result in loss of the qualified plan's tax-exempt status.

                              DESCRIPTION OF UNITS

         The units will represent a limited partnership interest in the partnership. Each unit is $1.

         The limited partners representing a majority of the outstanding limited partnership interests may, without the concurrence of the general partners, vote to take the following actions:

     o terminate the partnership;

     o amend the limited partnership agreement, subject to certain limitations described in Section 12.4 of the limited partnership agreement;

     o approve or disapprove the sale of all or substantially all of the assets of the partnership; or

     o remove or replace one or all of the general partners. In addition, limited partners representing ten percent (10%) of the limited partner interests may call a meeting of the partnership. (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT" at page 66).

         If you assign your units to another person, that person will not become a substituted limited partner in your place unless the written consent of the general partners to such substitution has been obtained. Such consent shall not be unreasonably withheld. A person who does not become a substituted limited partner shall be entitled to receive allocations and distributions attributable to the unit properly transferred to him, but shall not have any of the other rights of a limited partner, including the right to vote as a limited partner and the right to inspect and copy the partnership's books.

         There is not a public trading market for the units and none is likely to exist. The transferability of the units will be subject to a number of restrictions. Accordingly, the liquidity of the units will be limited and you may not be able to liquidate your investment in the event of an emergency, except as permitted in the withdrawal provisions described below. Any transferee must be a person that would have been qualified to purchase units in this offering and no transferee may acquire less than 2000 units. No unit may be transferred if, in the judgment of the general partners, a transfer would jeopardize the status of the partnership or cause a termination of the partnership for federal income tax purposes. Transfers of the units will generally require the consent of the California Commissioner of Corporations, except as permitted in the Commissioner's Rules. Additional restrictions on transfers of units may be imposed under the securities laws of other states upon transfers occurring in or involving the residents of such states. In addition, you will not be permitted to make any transfer or assignment of your interests if the general partners determine such transfer or assignment would result in the partnership being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code or any rules, regulations or safe-harbor guidelines promulgated thereunder.

         We will not repurchase any units from you. However, you may withdraw from the partnership after one year from the date of purchase in four quarterly installments subject to a ten percent (10%) early withdrawal penalty being deducted from your capital account. You may also withdraw after five years on an installment basis, generally a five year period in twenty installments or longer, without the imposition of any penalty (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Withdrawal from Partnership" at page 69).

                  SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT

         The following is a summary of the limited partnership agreement for the partnership, and is qualified in its entirety by the terms of the agreement itself. You are urged to read the entire agreement, which is set forth as Exhibit A to this prospectus.

         Rights and Liabilities of Limited Partners. The rights, duties and powers of limited partners are governed by the limited partnership agreement and Sections 15611, et seq. of the California Corporations Code (the California Revised Limited Partnership Act (the "partnership act")) and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to such agreement and partnership act.

         You as a limited partnership will not be responsible for the obligations of the partnership. However, you will be liable to the extent of any deficit in your capital accounts upon dissolution, and may also be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to you may constitute, wholly or in part, return of capital.

         As a limited partner you will have no control over the management of the partnership, except that limited partners representing a majority of the outstanding limited partnership interests may, without the concurrence of the general partners, take the following actions:

o terminate the partnership (including merger or reorganization with one or more other partnerships); o amend the limited partnership agreement; o approve or disapprove the sale of all or substantially all of the assets of the partnership; or o remove and replace one or all of the general partners.

The approval of all limited partners is required to elect a new general partner to continue the business of the partnership where there is no remaining general partner after a general partner ceases to be a general partner other than by removal. The general partners shall have the right to increase the size of this offering or conduct an additional offering of securities without obtaining the consent of the limited partners. Limited partners representing ten percent (10%) of the limited partnership interests may call a meeting of the partnership.

         Capital Contributions. Interests in the partnership will be sold in units of $1, and no person may acquire less than 2000 units ($2,000). The general partners have the discretion to accept subscriptions for fractional units in excess of the minimum subscription. The general partners, collectively, will contribute the sum of l/10th of 1% of the gross proceeds to the capital of the partnership.

         Rights, Powers and Duties of General Partners. Subject to the right of the limited partners to vote on specified matters, the general partners will have complete charge of the business of the partnership. The general partners are not required to devote full time to partnership affairs but only such time as is required for the conduct of partnership business. Any one of the general partners acting alone has the power and authority to act for and bind the partnership. The general partners are granted the special power of attorney of each limited partner for the purpose of executing any document which the limited partners have agreed to execute and deliver.

         Profits and Losses. Profits and losses of the partnership will be allocated among the limited partners according to their respective outstanding capital accounts on a daily basis. Upon transfer of units (if permitted under the limited partnership agreement and applicable law), profit and loss will be allocated to the transferee beginning with the next succeeding calendar month. One percent (1%) of all partnership profit and loss will be allocated to the general partners.

         Cash Distributions. Upon your subscription for units, you will be required to elect either (i) to receive monthly, quarterly or annual distributions ("periodic distributions"); or (ii) to retain your earnings in your capital account with us. The election to receive periodic cash distributions is irrevocable although you may change whether such distributions are received on a monthly, quarterly or annual basis. If you initially elected to retain your earnings, you may, after three (3) years, change your election and receive periodic cash distributions. The general partners will also receive cash distributions equal to one percent (1%) of total partnership income. In order to provide you greater flexibility, if you initially elect to receive cash distributions and subsequently change your mind, we are going to register with the SEC, a dividend reinvestment plan. We anticipate that the dividend reinvestment plan will be filed in the first half of 2000 and take effect immediately. Until that time, you will still have the election to receive cash distributions or to retain your earnings in your capital account with us.

         As a result, the relative percentage of partnership interests of non-electing partners (including voting rights and shares of future income) will gradually increase due to the compounding effect of crediting income to their capital accounts, while the percentage interests of partners who receive cash distributions will decrease during the term of the partnership.

         Meeting. A general partner, or limited partners representing ten percent (10%) of the limited partnership interests, may call a meeting of the partnership on at least 30 days written notice. Unless the notice otherwise specifies, all meetings will be held at 2:00 P.M. at our offices. As a limited partner, you may vote in person or by proxy at the partnership meeting. A majority of the outstanding limited partnership interests will constitute a quorum at partnership meetings. There are no regularly scheduled meetings of the limited partners.

         Accounting and Reports. The general partners will cause to be prepared and furnished to you, an annual report of the partnership's operation which will be audited by an independent accounting firm. Within 120 days after the close of the year covered by the report, a copy or condensed version will be furnished to you. You shall also be furnished such detailed information as is reasonably necessary to enable you to complete your own tax returns within 90 days after the end of the year.

         The general partners presently maintain the partnership's books and records on the accrual basis for bookkeeping and accounting purposes, and also intend to use the accrual basis method of reporting income and losses for federal income tax purposes. The general partners reserve the right to change such methods of accounting, upon written notice to limited partners. You may inspect the books and records of the partnership at all reasonable times.

         Restrictions on Transfer. The limited partnership agreement places substantial limitations upon your ability to transfer units. Any transferee must be a person that would have been qualified to purchase units in this offering and no transferee may acquire or hold less than 2,000 units. No unit may be transferred if, in the judgment of the general partners, and/or their counsel a transfer would jeopardize our status as a partnership or cause a termination of the partnership for federal income tax purposes. The written consent of the California Commissioner of Corporations is also required prior to any sale or transfer of units except as permitted. In addition, you will not be permitted to make any transfer or assignment of your units if the general partners and/or their counsel determine such transfer or assignment would result in the partnership being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code or any rules, regulations or safe-harbor guidelines promulgated thereunder.

         General Partners' Interest. Any general partner, or all of them, may retire from the partnership at any time upon six months written notice to all limited partners, in which event a retiring general partner would not be entitled to any termination or severance payment from the partnership, except for the return of his capital account balance. A general partner may also sell and transfer his general partner interest in the partnership (including all powers and authorities associated therewith) for such price as he shall determine in his sole discretion, and neither the partnership nor the limited partners will have any interest in the proceeds of such sale. However, the successor general partner must be approved by limited partners holding a majority of the outstanding limited partnership interests.

         Term of Partnership. The term of the partnership commenced on the day the limited partnership agreement was executed, and will continue until December 31, 2032. The partnership will dissolve and terminate if any one of the following occurs:

     o upon the removal, death, retirement, insanity, dissolution or bankruptcy of a general partner, unless the business of the partnership is continued by a remaining general partner, if any, or if there is no remaining general partner, by a new general partner elected to continue the business of the partnership by all the limited partners (or by a majority-in-interest of the limited partners, in the case of removal);

     o upon the affirmative vote of a majority-in interest of the limited partners;

     o upon the sale of all or substantially all (i.e., at least seventy percent (70%)) of the partnership's assets; or

     o otherwise by operation of law.

         Winding Up. The partnership will not terminate immediately upon the occurrence of an event of dissolution, but will continue until its affairs have been wound up. Upon dissolution of the partnership, the general partners will wind up the partnership's affairs by liquidating the partnership's assets as promptly as is consistent with obtaining the fair current value thereof, either by sale to third parties or by collecting loan payments under the terms of the loan. All funds received by us shall be applied to satisfy or provide for partnership debts and the balance shall be distributed to partners in accordance with the terms of the limited partnership agreement.

         Dissenting Limited Partners' Rights. If we participate in any acquisition of the partnership by another entity, any combination of the partnership with another entity through a merger or consolidation, or any conversion of the partnership into another form of business entity (such as a corporation) that requires the approval of the outstanding limited partnership interests, the result of which would cause the other entity to issue securities to the limited partners, then each limited partner who does not approve such reorganization (the "Dissenting Limited Partner") may require the partnership to purchase for cash, at its fair market value, his or her interest in accordance with Section 15679.2 of the California Corporations Code. The partnership, however, may itself convert to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the limited partners,
(ii) the termination date of the partnership (currently, December 31, 2032, unless terminated earlier in accordance with the partnership agreement), (iii) the compensation payable to the general partners or their affiliates, or (iv) the partnership's investment objectives.

         The general partners will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the partnership; the tax consequences (from the standpoint of the limited partners) of the conversion of the partnership to another form of business entity and of an investment in a limited partnership as compared to an investment in the type of business entity into which the partnership would be converted; the historic and projected operating results of the partnership's loans, and the then-current value and marketability of the partnership's loans. In general, the general partners would consider any material limitation on the voting rights of the limited partners or any substantial increase in the compensation payable to the general partners or their affiliates to be a significant adverse change in the listed provisions.

         It is anticipated that, under the provisions of the partnership agreement, the consummation of any such conversion of the partnership into another form of business entity (whether or not approved by the general partners) would require the approval of limited partners holding a majority of the units.

                                TRANSFER OF UNITS

         Restrictions on the Transfer of Units. There is no public or secondary market for the units and none is expected to develop. Moreover, units may only be transferred if certain requirements are satisfied, and transferees may become limited partners only with the consent of the general partners. Under Article 7 of the partnership agreement, the assignment or other transfer of units will be subject to compliance with the minimum investment and suitability standards imposed by the partnership. (See "INVESTOR SUITABILITY STANDARDS" at page 16). Under presently applicable state securities law guidelines, except in the case of a transfer by gift or inheritance or upon family dissolution or an intra-family transfer, each transferee of units of the partnership must generally satisfy minimum investment and investor suitability standards similar to those which were applicable to the original offering of units. Additionally, following a transfer of less than all of your units, you must generally retain a sufficient number of units to satisfy the minimum investment standards applicable to your initial purchase of units. In the case of a transfer in which a member firm of the National Association of Securities Dealers, Inc., is involved, that firm must be satisfied that a proposed transferee of units satisfies the suitability requirements as to financial position and net worth specified in Section 3(b) of Appendix F to the NASD's Conduct Rules. The member firm must inform the proposed transferee of all pertinent facts relating to the liquidity and marketability of the units during the term of the investment.

         Unless the general partners shall give their express written approval, no units may be assigned or otherwise transferred to:

     o a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person);

     o any person not permitted to be a transferee under applicable law, including, in particular but without limitation, applicable federal and state securities laws;

     o any person if, in the opinion of tax counsel, such assignment would result in the termination under the Code of the partnership's taxable year of its status as a partnership for federal income tax purposes;

     o any person if such assignment would affect the partnership's existence or qualification as a limited partnership under the California Act or the applicable laws of any other jurisdiction in which the partnership is then conducting business.

         Any such attempted assignment without the express written approval of the general partners shall be void and ineffectual and shall not bind the partnership. In the case of a proposed assignment, which is prohibited for adverse tax consequences, however, the partnership shall be obligated to permit such assignment to become effective if and when, in the opinion of counsel, such assignment would no longer have either of the adverse consequences under the Code which are specified in that clause.

         No Assignment Permitted on Secondary Market. Section 7.03 of the partnership agreement provides that so long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the general partners shall not permit any interest in a unit to be assigned on a secondary public market (or a substantial equivalent thereof) as defined under the Code and any regulations promulgated thereunder. If the general partners determine in their sole discretion, that a proposed assignment was affected on a secondary market, the partnership and the general partners have the right to refuse to recognize any such proposed assignment and to take any action deemed necessary or appropriate in the general partners' reasonable discretion so that such assignment is not in fact recognized. For the purposes of Section 7.3 of the partnership agreement, any assignment which results in a failure to meet the "safe harbor" provisions of Notice 88-75 (July 5, 1988) issued by the Service or any substitute safe-harbor provisions subsequently established by Treasury Regulations shall be treated as causing the units to be publicly traded. The limited partners agree to provide all information respecting assignments which the general partners deem necessary in order to determine whether a proposed transfer occurred on a secondary market. The general partners shall incur no liability to any investor or prospective investor for any action or inaction by them in connection with the foregoing, provided it acted in good faith.

         Consequently, you may not be able to liquidate your investment in the event of emergencies or for any other reasons. In addition, units may not be readily accepted as collateral for loans.

         Withdrawal from Partnership. You have no right to withdraw from the partnership or to obtain the return of all or any portion of sums paid for the purchase of units (or reinvested earnings with respect thereto) for one (1) year after the date such units are purchased. In order to provide a certain degree of liquidity, after the one year period, you may withdraw all or part of your capital accounts from the partnership in four equal quarterly installments beginning the calendar quarter following the quarter in which the notice of withdrawal is given. Such notice must be given thirty (30) days prior to the end of the preceding quarter subject to a ten percent (10%) early withdrawal penalty. The ten percent (10%) penalty is applicable to the amount withdrawn as stated in the notice of withdrawal. The ten percent (10%) penalty will be deducted, pro rata, from the four quarterly installments paid to the limited partner. Withdrawal after the one year holding period and before the five year holding period will be permitted only upon the terms set forth above.

         You will also have the right after five years from the date of purchase of the units to withdraw from the partnership. This will be done on an installment basis, generally, over a five-year period (in 20 equal quarterly installments), or over such longer period of time as the limited partner may desire or as may be required in light of partnership cash flow. During this five-year (or longer) period, we will pay any distributions with respect to units being liquidated directly to the withdrawing limited partner. No penalty will be imposed on withdrawals made in twenty quarterly installments or longer.

         The ten percent (10%) early withdrawal penalty will be received by the partnership, and a portion of the sums collected as such penalty will be applied toward the next installment(s) of principal, under the formation loan owed to the partnership by Redwood Mortgage Corp., thereby reducing the amount owed to the partnership from Redwood Mortgage Corp. Such portion shall be determined by the ratio between the initial amount of the formation loan and the total amount of organization and syndication costs incurred by the partnership in this offering. After the formation loan has been paid, any withdrawal penalties will be retained by the partnership for its own account. (See "PLAN OF DISTRIBUTION" at page 71).

         In the event of your death during your investment with us, your heirs will be provided with the option to liquidate all or a portion of your investment. Such liquidations will not be subject to any early withdrawal penalties but will be limited in amount to $50,000 per year paid in equal quarterly installments until the account is fully liquidated. Your heirs will be required to notify us of their intent to liquidate your investment within 6 months from the date of death or the investment will become subject to our regular liquidation provisions. Due to the complex nature of administering a decedent's estate, the general partners reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries or any other matters they may deem relevant.

         You may commence withdrawal (or partial withdrawal) from the partnership as of the end of any calendar quarter. The amount that a withdrawing limited partner will receive from the partnership is based on the withdrawing limited partner's capital account. A capital account is a sum calculated for tax and accounting purposes, and may be greater than or less than the fair market value of such investor's limited partnership interest in the partnership. The fair market value of a your interest in the partnership will generally be irrelevant in determining amounts to be paid upon withdrawal, except to the extent that the current fair market value of the partnership's loan portfolio is realized by sales of existing loans (which sales are not required to be made).

         We will not establish a reserve from which to fund withdrawals. Our capacity to return your capital account upon withdrawal is restricted to the availability of partnership cash flow. For this purpose, cash flow is considered to be available only after all current partnership expenses have been paid (including compensation to the general partners and affiliates) and adequate provision has been made for the payment of all periodic cash distributions on a pro rata basis which must be paid to limited partners who elected to receive such distributions upon subscription for units. No more than twenty percent
(20%) of the total limited partners' capital accounts outstanding for the beginning of any calendar year shall be liquidated during any calendar year. Notwithstanding this twenty percent (20%) limitation, the general partners shall have the discretion to further limit the percentage of the total limited partners' capital accounts that may be withdrawn in order to comply with any regulation to be enacted by the IRS pursuant to Section 7704 of the Code and the safe harbor provisions set forth in Notice 88-75 to avoid the partnership being taxed as a corporation. If notices of withdrawal in excess of these limitations are received by the general partners, the priority of distributions among limited partners shall be determined as follows: first to those limited partners withdrawing capital accounts according to the 20 quarter or longer installment liquidation period, then ERISA plan limited partners withdrawing capital accounts after five (5) years, over four (4) quarterly installments (which need such sums to pay retirement benefits), then to limited partners withdrawing capital accounts after five years over four quarterly installments, then to administrators withdrawing capital accounts upon the death of a limited partner and finally to all other limited partners withdrawing capital accounts. Except as provided above, withdrawal requests will be considered by the general partners in the order received.

         Upon dissolution and termination of the partnership, a five-year winding-up period is provided for liquidating the partnership's loan portfolio and distributing cash to limited partners. Due to high prevailing interest rates or other factors, the partnership could suffer reduced earnings (or losses) if a substantial portion of its loan portfolio remains and must be liquidated quickly at the end of such winding-up period. Limited partners who complete a withdrawal from the partnership prior to any such liquidation will not be exposed to this risk. Conversely, if prevailing interest rates have declined at a time when the loan portfolio must be liquidated, unanticipated profits could be realized by those limited partners who remained in the partnership until its termination.

                              DISTRIBUTION POLICIES

         Distributions to the Limited Partners. The partnership will make monthly, quarterly or annual distributions of all earnings to those limited partners affirmatively electing to receive cash distributions upon subscription. All other limited partners will not receive current distributions of earnings, rather their earnings will be credited to their capital accounts on a monthly basis and will increase their capital accounts, in lieu of receiving periodic cash distributions. Earnings retained in your capital account will be used by us for making further loans and for other proper partnership purposes. However, there is no assurance as to the timing or amount of any distribution to the holders of the units. To provide an added degree of flexibility, we are planning to register a dividend reinvestment program during the year 2000 and anticipate that it would be effective shortly thereafter. Until such time, the distribution policy described above will still be in effect.

         Cash available for distribution will be allocated to you and your assignees in the ratio which the capital accounts owned by you bears to the capital accounts then outstanding, subject to adjustment with respect to units issued by the partnership during the quarter. For such purposes, a transferee will be deemed to be the owner thereof as of the first day following the day the transfer is completed and will therefore not participate in distributions for the period prior to which the transfer occurs.

         Earnings means cash funds available from operations from interest payments, early withdrawal penalties not applied to the formation loan, late and prepayment charges, interest on short-term investments and working capital reserve, after deducting funds used to pay or provide for the payment of partnership expenses and appropriate reserves.

         Subject to the right of the general partners to terminate your right to credit your capital account in lieu of receipt of periodic cash distributions, such option to credit your capital account in lieu of receiving periodic cash distributions will continue unless prohibited by applicable federal or state law.

         Cash Distributions. Cash available for distribution will be determined by computing the net income during the calendar month on an accrual basis and in accordance with generally accepted accounting principles. The term "Cash Available for Distribution" means an amount of cash equal to the excess of accrued income from operations and investment of, or the sale or refinancing or other disposition of, partnership assets during any calendar month over the accrued operating expenses of the partnership during such month, including any adjustments for bad debt reserves or deductions as the general partners may deem appropriate, all determined in accordance with generally accepted accounting principles; provided, that such operating expenses shall not include any general overhead expenses of the general partners not specifically related to, billed to or reimbursable by the partnership as specified in Sections 10.15 through 10.17 of the limited partnership agreement. All cash available for distribution will be allocated one percent (1%) to the general partners and ninety-nine percent (99%) to the limited partners.

         Allocation of Net Income and Net Losses. Net income and net loss for accounting purposes for each fiscal quarter and all items of net profits or net losses and credits for tax purposes for each quarter shall be allocated to the partners as set forth in Article V of the limited partnership agreement. Net income and net loss will be allocated one percent (1%) to the general partners and ninety-nine percent (99%) to the limited partners.

                           REPORTS TO LIMITED PARTNERS

         Within 90 days after the end of each fiscal year of the partnership, the general partners will deliver to you such information as is necessary for the preparation of your federal income tax return, and state income or other tax returns. Within 120 days after the end of each partnership fiscal year, the general partners will deliver to you, an annual report which includes audited financial statements of the partnership prepared in accordance with generally accepted accounting principles, and which contains a reconciliation of amounts shown therein with amounts shown on the method of accounting used for tax reporting purposes. Such financial statements include a profit and loss statement, a balance sheet of the partnership, a cash flow statement and a statement of changes in financial position. The annual report for each year reports on the partnership's activities for that year, identifies the source of partnership distributions, sets forth the compensation paid to the general partners and their affiliates and a statement of the services performed in consideration therefor and contains such other information as is deemed reasonably necessary by the general partners to advise you of the affairs of the partnership.

         For as long as the partnership is required to file quarterly reports on Form 10-Q and annual reports on Form 10-K with the Securities and Exchange Commission, the information contained in each such report for a quarter shall be sent within 60 days after the end of such quarter. If and when such reports are not required to be filed, you will be furnished, within 60 days after the end of each of the first three quarters of each partnership fiscal year, an unaudited financial report for that period including a profit and loss statement, a balance sheet and a cash flow statement. The foregoing reports for any period in which fees are paid to the general partners or their affiliates for services shall set forth the fees paid and the services rendered.

                              PLAN OF DISTRIBUTION

         Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the partnership agreement, the partnership offers through qualified broker dealers on a best efforts basis, a maximum of 30,000,000 units ($30,000,000) of limited partnership interest at $1 per unit. The minimum subscription is 2,000 units ($2,000).

         Sales Commissions. Participating broker dealers will receive sales commissions of 5% of gross proceeds for subscriptions where investors elect to receive cash distributions and sales commissions of 9% of gross proceeds will be paid for subscriptions where investors elect to reinvest their earnings and acquire additional units in the partnership. Additionally, participating broker dealers may be entitled to receive up to .5% of the gross proceeds for bona fide due diligence expenses, and certain other expense reimbursements and sales seminar expenses payable by the partnership. Although total sales commissions payable could equal 9%, the partnership anticipates, based on historical experience, that the total sales commissions payable will not exceed 7.6%. This number is based upon the general partners' assumption, based on historical experience, that 65% of investors will elect to compound earnings and receive additional units and 35% of investors will elect to receive distribution.

         Sales by Registered Investment Advisors. In addition to purchasing units though participating broker dealers, we may accept unsolicited orders for units directly from you if you utilize the services of a registered investment advisor. A registered investment advisor is an investment professional retained by you to advise you regarding your investment strategy regarding all of your assets, not just your investment with us. Registered investment advisors are paid by you based upon the total amount of your assets being managed by the registered investment advisor.

         If you utilize the services of a registered investment advisor in acquiring units, Redwood Mortgage Corp. will pay to the partnership, an amount equal to the sales commissions otherwise attributable to a sale of units through a participating broker dealer. The partnership will in turn credit such amounts received by Redwood Mortgage Corp. to the account of the investor who placed the unsolicited order.

     o Election of Investors to Pay Client Fees. If you acquire units directly from the partnership through the services of a registered investment advisor, you will have the election to authorize us to pay your registered investment advisor an estimated quarterly amount of no more than 2% annually of your capital account that would otherwise be paid to you as periodic cash distributions or compounded as earnings. For ease of reference, we have referred to these fees as "client fees." If you elect to compound earnings, then the amount of the earnings reinvested by you will be reduced by an amount equal to the amount of the client fees paid. Thus, the amount of the periodic cash distributions paid or the amount of earnings compounded will be less if you elect to pay client fees through us. The authorization to pay client fees is solely at your election and is not a requirement of investment with us.

     o Client Fees are not Sales Commissions. All client fees paid will be paid from those amounts that would otherwise be paid to you or compounded in your capital account. The payment of all client fees is noncumulative and subject to the availability of sufficient earnings in your capital account. In no event will any such client fees be paid by us as sales commissions or other compensation. We are merely agreeing to pay to the registered investment advisor, as an administrative convenience to you, a portion of those amounts that would otherwise be paid to you. In no event will the total of all compensation including sales commissions, expense reimbursements, sales seminar and/or due diligence expenses exceed 10% of the program proceeds received plus an additional .5% for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules.

     o Representations and Warranties of Registered Investment Advisors. All registered investment advisors will represent and warrant to the partnership that, among other things, the investment in the units is suitable for you, that he has informed you of all pertinent facts relating to the liquidity and marketability of units, and that if he is affiliated with an NASD registered broker or dealer, that all client fees received by him in connection with this transaction will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules.

         Payment of Sales Commissions. As of the date hereof, total commissions have averaged 7.76% of limited partner units sold. In no event will the total of all compensation payable to participating broker dealers, including sales commissions, expense reimbursements, sales seminars and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules. Further, in no event shall any individual participating broker dealer receive total compensation including sales commissions, expense reimbursements, sales seminar or expense reimbursement exceed (10%) of the gross proceeds of their sales plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules (the "Compensation Limitation"). Units may also be offered or sold directly by the general partners for which they will receive no sales commissions. No commissions will be paid on any units acquired by partners in lieu of periodic cash distributions.

         Payment of Other Fees to Participating Broker Dealers. The partnership will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the units. Participating broker dealers are not obligated to obtain any subscriptions, and there is no assurance that any units will be sold.

         The participating broker dealers shall not directly or indirectly finance or arrange for the financing of, purchase of any units, nor shall the proceeds of this offering be used either directly or indirectly to finance the purchase of any units.

         The selling agreement provides that with respect to any liabilities arising out of the Securities Act of 1933, as amended, the general partners shall indemnify the participating broker dealer. To the extent that indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, such indemnification, in the opinion of the Securities and Exchange Commission is contrary to public policy and therefore unenforceable.

         Suitability Requirements. You will be required to comply with (i) the minimum purchase requirement and investor suitability standard of your state of residence or (ii) the investor suitability standard imposed by the partnership in the event that your state of residence does not impose such a standard (See "INVESTOR SUITABILITY STANDARDS" at page 16).

         In order to purchase any units, the you must complete and execute the signature page for the subscription agreement. Any subscription for units must be accompanied by tender of the sum of $1 per unit. The signature page is set forth at the end of this prospectus at Exhibit B-l. By executing the signature page for the subscription agreement, you agree to all of the terms of the partnership agreement including the grant of a power of attorney under certain circumstances. Units will be evidenced by a written partnership agreement.

         Your subscription agreement will be accepted or rejected by the general partners within thirty (30) days after its receipt. Subscriptions will be effective only on acceptance by the general partners and the right is reserved to reject any subscription "in whole or in part" for any reason.

         The general partners and their affiliates may, in their discretion, purchase units for their own. The maximum number of units that may be purchased by the general partners or their affiliates is $50,000 (50,000 units). Purchases of such units by the general partners or their affiliates will be made for investment purposes only on the same terms, conditions and prices as to unaffiliated parties. It is not anticipated that the general partners or their affiliates will purchase units for their own accounts and no purchases have been made to date.

         Formation Loan. All selling commissions incurred in connection with the offer and sale of units and all amounts paid in connection with unsolicited orders will be paid by Redwood Mortgage Corp. The partnership lends to Redwood Mortgage Corp., funds from the offering proceeds equal to the amount of sales commission owed to the participating broker dealers. For example, if an investor elects to invest over $10,000 and elects to reinvest his earnings, the partnership will pay a 9% or $900 sales commission to the participating broker dealer. Instead of paying $900 to the participating broker dealer, the partnership will lend $900 to Redwood Mortgage Corp. in the form of a formation loan. Redwood Mortgage Corp. pays the participating broker dealer its sales commission and then repays the partnership the amount of the loan, in the case of our example, $900. That loan, called a formation loan, is non-interest bearing, unsecured, and is paid back to the partnership by Redwood Mortgage Corp. over time.

         Initially, upon the formation of the partnership, approximately eighty four percent (84%) of each dollar invested will be available for loans assuming that all units offered are purchased and no leveraged funds are utilized. However, as Redwood Mortgage Corp. repays the formation loan, and if working capital reserves are applied to loans as has occurred in prior programs, approximately ninety-six percent (96%), will be available for investment in loans.

         Although it is possible that the amount of the formation loan could be nine percent (9%) of the gross proceeds, it is anticipated that the formation loan will average approximately (7.6%). Thus it is anticipated that the formation loan will not exceed (7.6%) of the total gross proceeds of this offering for the maximum offering amount assuming, based upon the general partners' historical experience and knowledge of professionals in the industry, that sixty-five percent (65%) of the investors elect to compound their earnings and acquire additional units and thirty-five percent (35%) elect to receive distributions or the actual amount of selling commissions incurred by Redwood Mortgage Corp., whichever is less. As of the date hereof, the formation loan represents 7.6% of capital raised. The formation loan will be unsecured, will not bear interest and will be repaid in annual installments. Upon commencement of this offering, Redwood Mortgage Corp. shall make annual installments of one-tenth of the principal balance of the formation loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year.

         With respect to the prior formation loans, no sales commissions for the second offering were paid in 1996, therefore, no payment was made in 1997. The first payment of $43,223 was made December 31, 1998. That amount equaled 1/10th of the amount loaned to Redwood Mortgage Corp. from the partnership to pay sales commissions in 1997. Upon completion of the offering, the balance of the current formation loan will be repaid in 10 equal annual installments of principal, without interest, commencing on December 31 of the year following the year the offering terminates. Thus, Redwood Mortgage Corp. will begin making annual installment payments on December 31, 2001. As of March 31, 2000, the partnership, in connection with the second formation loan, had loaned $1,908,840 to Redwood Mortgage Corp. from the offering proceeds to pay sales commissions to participating broker dealers and $159,994 had been repaid.

         The initial formation loan made in connection with the initial offering of $15,000,000, is to be repaid over 10 years. Installments of principal, without interest, are paid once a year. These installments commenced on December 31 of the year the offering terminated. The initial offering terminated in September 1996, so repayments of the formation loan began in December 1996. The total amount of the first formation loan was $1,074,840. As of March 31, 2000, $372,647 had been repaid to the partnership.

         Redwood Mortgage Corp., at its option, may prepay all or any part of the formation loan. Redwood Mortgage Corp. intends to repay the formation loan principally from loan brokerage commissions earned on loans, and the receipt of a portion of the early withdrawal penalties and other fees paid by the partnership. Since Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on loans to repay the formation loan, if all or any one of the initial general partners is removed as a general partner by the vote of a majority of limited partners and a successor or additional general partner(s) is thereafter designated, and if such successor or additional general partner(s) begins using any other loan brokerage firm for the placement of loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the formation loan (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the days elapsed). In addition, if all of the general partners are removed, no successor general partners are elected, the partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, the debt on the formation loan shall be forgiven and Redwood Mortgage Corp. will be immediately released from any further obligation under the formation loan.

         Because the formation loan does not bear interest, it will have the effect of slightly diluting the rate of return to limited partners, but to a much lesser extent than if the partnership were required to bear all of its own syndication expenses as is the case with certain other publicly offered mortgage pools.

         Escrow Arrangements. Funds received by the participating broker dealers from subscriptions for units will be immediately available to us for investment. As this is not our first offering, no escrow will be established. Subscription proceeds will be released to the partnership and deposited into the our operating account.

         Termination Date of Offering. The offering will terminate one (1) year from the effective date of the prospectus unless terminated earlier by the general partners, or unless extended by the general partners for additional one year periods.

         Subscription Account. Your subscription will be deposited into a subscription account at a federally insured commercial bank or depository and invested in short-term certificates of deposit, a money market or other liquid asset account. Once your subscription has been accepted, you will be admitted into the partnership only when your subscription funds are required by the partnership to fund a mortgage loan, for the formation loan, to create appropriate reserves, or to pay organizational expenses or other proper partnership activities (See "ESTIMATED USE OF PROCEEDS" at page 2). During the period prior to your admittance of as a limited partner, proceeds from the sale of units will be held by the general partners for your account in the subscription account. Investors' funds will be transferred from the subscription account into the partnership on a first-in, first-out basis. Upon your admission to the partnership, your subscription funds will be released to the partnership and units will be issued at the rate of $1 per unit or fraction thereon. Interest earned on subscription funds while in the subscription account will be returned to you, or if you elect to compound earnings (see below), the amount equal to such interest will be added to your investment in the partnership, and the number of units actually issued shall be increased accordingly.

         The general partners anticipate that the delay between delivery of a subscription agreement and admission to the partnership will be approximately 90 days, during which time you will earn interest at pass book savings account rates. Subscription agreements are non-cancelable and subscription funds are non-refundable for any reason. After having subscribed for at least 2,000 units ($2,000), you may at any time, and from time to time subscribe to purchase additional units in the partnership as long as the offering is open. You are liable for the payment of the full purchase price of all units for which you have subscribed.

                           SUPPLEMENTAL SALES MATERIAL

         Sales material in addition to this prospectus which may be used in connection with this offering include a sales brochure which will highlight and simplify certain information contained herein. If additional sales material is prepared for use in connection with the offering, use of such material will be conditioned on filing with and, if required, clearance by appropriate regulatory authorities.

         As of the date of this prospectus, it is anticipated that the following sales material will be authorized for use by us in connection with this offering

     o a brochure entitled Redwood Mortgage Investors VIII;

     o a brochure describing Redwood Mortgage Corp. and its affiliated entities;

     o a cover letter transmitting the prospectus;

     o a summary description of the offering;

     o a slide presentation;

     o broker updates;

     o an audio cassette presentation;

     o certain third-party articles.

         Only the brochure entitled Redwood Mortgage Investors VIII will be delivered to you. All of the other materials will be for broker-dealer use only.

         The general partners and their affiliates may also respond to specific questions from participating broker dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to participating broker dealers for customer use, and other information relating to the offering may be made available to participating broker dealers for their internal use. However, the offering is made only by means of this prospectus. Except as described herein or in supplements hereto. We have not authorized the use of other sales materials in connection with the offering. Although the information contained in such material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference or as forming the basis of the offering of the units described herein.

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this or in supplements hereto or in supplemental sales literature issued by the partnership and referred to in this prospectus or in supplements thereto. If you receive such information or representations, such information or representations must not be relied upon. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the units to which it relates or any of such units to any person in any jurisdiction in which such offeror solicitation is unlawful. The delivery of this prospectus at any time does not imply that the information contained herein is correct at any time subsequent to its date.

                                LEGAL PROCEEDINGS

         In the normal course of business we may become involved in various types of legal proceedings such as assignments of rents, bankruptcy proceedings, appointments of receivers, unlawful detainers, judicial foreclosures, etc, to enforce the provisions of the deeds of trust, collect the debt owed under the promissory notes or to protect/recoup its investment from the real property secured by the deeds. None of these actions would typically be of any material importance. As of the date hereof, we are not involved in any legal proceedings other than those that would be considered part of the normal course of business.

                                  LEGAL OPINION

         Legal matters in connection with the units offered hereby will be passed upon for the partnership McCutchen, Doyle, Brown & Enersen LLP, 350 The Embarcadero, San Francisco, California 94105, counsel for the partnership and the general partners. Such counsel has not represented the limited partners in connection with the units offered hereby.

                                     EXPERTS

         The balance sheet of the partnership at December 31, 1998 and 1999, the balance sheet at December 31, 1998, and 1999, of Gymno Corporation, a general partner, and the balance sheet at September 30, 1998 and 1999 of Redwood Mortgage Corp, a general partner, all included in this prospectus have been examined by independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and have been included herein in reliance on such reports and the authority of such firm as experts in accounting and auditing. The statements under the caption "FEDERAL INCOME TAX CONSEQUENCES" at page 50 and "ERISA CONSIDERATIONS" at page 61 as they relate to the matters referenced therein have been reviewed by the McCutchen, Doyle, Brown & Enersen, LLP, and are included herein in reliance upon the authority of that firm as experts thereon.

                             ADDITIONAL INFORMATION

         The partnership has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement under the Securities Act of 1933, as amended, with respect to the units offered pursuant to this prospectus. For further information, reference is made to the registration statement and to the exhibits thereto which are available for inspection at no fee in the Office of the Commission in Washington, D.C., 450 Fifth Street, N.W., Washington, D.C. 20549. Photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations at the Washington office only. Additionally, the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants, such as the partnership, that file electronically. The address of the Commission's website is http://www.sec.gov.

                  TABULAR INFORMATION CONCERNING PRIOR PROGRAMS

         Appendix I contains prior performance and investment information for the general partners' previous programs. Tables I through III of Appendix I contain unaudited information relating to the prior programs and their experience in raising and investing funds, compensation of the general partners and their affiliates and operating results of prior programs. Table V of Appendix I contains unaudited information relating to the prior programs' payment of mortgage loans. Table IV is not included because none of the partnerships has completed its operations or disposed of all of its loans.

         Purchasers of the units offered by this prospectus will not acquire any ownership in interest in any prior program and should not assume that the results of the prior programs will be indicative of the future results of this partnership. Moreover, the operating results for the prior programs should not be considered indicative of future results of the prior programs or whether the prior programs will achieve their investment objectives which will in large part depend on facts which cannot now be determined.

                                    GLOSSARY

         The following are definitions of certain terms used in the prospectus and not otherwise defined herein:

     Assignee. The term "Assignee" shall mean a person who has acquired a beneficial interest in one or more units but who is neither a limited partner nor an assignee of record.

         Capital Account. The term "Capital Account", means, with respect to any partner, the capital account maintained for such partner in accordance with the following provisions:

         (a) To each partner's capital account there shall be credited, such partner's capital contribution, such partner's distributive share of profits, and any items in the nature of income and gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a partner and the amount of any partnership liabilities that are assumed by such partner or that are secured by any partnership property distributed to such partner.

         (b) To each partner's capital account there shall be debited the amount of cash and the gross asset value of any partnership property distributed to such partner pursuant to any provision of this agreement, such partner's distributive share of losses, and any items in the nature of expenses and losses that specially allocated to a partner and the amount of any liabilities of such partner that are assumed by the partnership or that are secured by any property contributed by such partner to the partnership.

         Distributions. The term "Distributions" means any cash or other property distributed to holders and the general partners arising from their interests in the partnership, but shall not include any payments to the general partners under the provisions of Article 10 of the partnership agreement.

     Earnings. The term "Earnings" means all revenues earned by the partnership less all expenses incurred by the partnership.

     Holders. The term "Holders" means the owners of units who are either partners or assignees of record, and reference to a "Holder" shall be to any one of them.

         Limited Partnership Interest. The term "Limited Partnership Interest" means a limited partnership interest in Redwood Mortgage Investors VIII, acquired pursuant to the purchase of units and thereafter means the percentage ownership interest of any limited partner in the partnership determined at any time by dividing a limited partner's current capital account by the total outstanding capital accounts of all limited partners.

         Net Income or Net Loss. The term "Net Income or Net Loss" means for each fiscal year or any other period, an amount equal to the partnership's taxable income or loss for such fiscal year or other given period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

         (a) Any income of the partnership that is exempt from federal income tax and not otherwise taken into account in computing profits or losses shall be added to such taxable income or loss;

         (b) Any expenditures of the partnership described in Section 105(a)(2)(B) of the Code or treated as Section 105(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.7041(b)(2)(iv)(i), and not otherwise taken into account in computing profits or losses pursuant to Section 10.16 of the partnership agreement, shall be subtracted from such taxable income or loss;

         (c) Gain or loss resulting from any disposition of partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the gross asset value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its gross asset value;

         (d) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deductions for such fiscal year or other period, computed such that if the gross asset value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of a fiscal year or other period, depreciation, amortization or other cost recovery deductions shall be an amount which bears the same ratio to such beginning gross asset value as the federal income tax depreciation, amortization or other cost recovery deductions for such fiscal year or other period bears to such beginning adjusted tax basis; and

         (e) Notwithstanding any other provision of Section 10.16 of the partnership agreement, any items in the nature of income or gain or expenses or losses, which are specially allocated, shall not be taken into account in computing profits or losses.

         Special-Use Properties. The term "Special-Use Properties" shall mean bowling alleys, churches and gas stations.

         Subscription Agreement. The term "Subscription Agreement" means the agreement, attached to this prospectus as Exhibit B, in which a prospective investor agrees to purchase units in Redwood Mortgage Investors VIII.

         Tax-Exempt Investors. The term "Tax-Exempt Investor(s)" means qualified pension, profit sharing and other private retirement trusts, bank funds for such trusts, government pension and retirement trusts, HR-10 (Keogh) plans and individual retirement accounts (IRAs).

         Working Capital Reserve. The term "Working Capital Reserve" shall mean a portion of the invested capital which the general partners, in their discretion, determine is prudent to be maintained by the partnership to pay for operating, and other costs and expenses the partnership may incur with respect to its activities.

                        INDEX TO THE FINANCIAL STATEMENTS

                                                                            Page
Redwood Mortgage Investors VIII

Interim Financial Statements, as of March 31, 2000
  (unaudited).................................................................79
Financial Statements, December 31, 1999 and 1998, with Auditor's
  Report Thereon..............................................................95
Independent Auditor's Report..................................................96
GYMNO Corporation

Interim Financial Statements, as of March 31, 2000 (unaudited)...............113
Independent Auditor's
Report.......................................................................116
Financial Statements, December 31, 1999 and 1998, with Auditor's
Report Thereon...............................................................117

Redwood Mortgage Corp.
Interim Financial Statements, as of March 31, 2000 (unaudited)...............121
Independent Auditor's
Report.......................................................................125
Financial Statements, September 30, 1999 and 1998, with Auditor's
Report Thereon...............................................................126

                         REDWOOD MORTGAGE INVESTORS VIII

                          INTERIM FINANCIAL STATEMENTS

In the opinion of the management of Redwood Mortgage Investors VIII, a California limited partnership, all adjustments necessary for a fair statement of financial position for the interim period presented herein have been made. All such adjustments are of a normal, recurring nature. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, management of Redwood Mortgage Investors VIII believes that the disclosures contained herein are adequate to make the information presented not misleading. It is suggested that these unaudited financial statements be read in conjunction with the corresponding audited financial statements and the notes thereto included elsewhere in this prospectus.

                         REDWOOD MORTGAGE INVESTORS VIII

                       (A California Limited Partnership)

                                 BALANCE SHEETS

                           MARCH 31, 2000 (unaudited))

                                     ASSETS

                                                                   March 31,
                                                                      2000
                                                                 (unaudited)
                                                              ----------------
                                                              ----------------

Cash                                                                $646,503
                                                              ----------------

Accounts receivable:
  Mortgage Investments, secured by deeds of trust                 45,252,163
  Accrued Interest on Mortgage Investments                         1,018,334
  Advances on Mortgage Investments                                    36,104
  Accounts receivables, unsecured                                     51,598
                                                              ----------------
                                                                  46,358,199

  Less allowance for doubtful accounts                               836,206
                                                              ----------------
                                                                  45,521,993

                                                              ----------------

Investment in limited liability corporation, at cost
 which approximates market                                                 0
Prepaid expense-deferred loan fee                                      3,937
                                                              ----------------

                                                                 $46,172,433

                                                              ================



See accompanying notes to financial statements

                         REDWOOD MORTGAGE INVESTORS VIII

                       (A California Limited Partnership)

                                 BALANCE SHEETS

                           MARCH 31, 2000 (unaudited)

                        LIABILITIES AND PARTNERS' CAPITAL

                                                                    March 31,
                                                                       2000
                                                                   (unaudited)
                                                                 --------------
                                                                 --------------
 Liabilities:
 Accounts payable and accrued expenses                                $29,463
  Note payable - bank line of credit                                4,200,000
  Deferred interest income                                            213,529
  Investors in applicant status                                        31,000
                                                                 --------------
                                                                 --------------
                                                                    4,473,992

                                                                 --------------
                                                                 --------------


Partners' Capital:
     Limited partners' capital, subject to redemption (note 4E):
          Net of unallocated syndication costs of $311,128 and
          $342,334 for 2000 and 1999, respectively:
          and formation loan receivable of $2,451,039 and
          $2,158,674for 2000 and 1999, respectively                41,666,176

     General Partners' Capital, net of unallocated syndication
          costs of $3,143 and $3,458 for 2000 and 1999,
          respectively                                                 32,265
                                                                 --------------

                   Total Partners' Capital                         41,698,441
                                                                 --------------

                   Total Liabilities and Partners' Capital        $46,172,433
                                                                 ==============


See accompanying notes to financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII

                       (A California Limited Partnership)

                              STATEMENTS OF INCOME

                FOR THREE MONTHS ENDED MARCH 31, 2000 (unaudited)

                                                                Three Months
                                                               Ended March 31,
                                                                   2000

                                                            --------------------
Revenues:
  Interest on Mortgage Investments                                   $1,082,236
  Interest on bank deposits                                               7,318
  Late charges                                                            3,642
  Miscellaneous                                                             550
                                                            --------------------
                                                                      1,093,746
                                                            --------------------
Expenses:
  Mortgage servicing fees                                                71,294
  Interest on note payable - bank                                        13,530
  Amortization of loan origination fees                                   2,396
  Provision for doubtful accounts and losses on real estate
    acquired through foreclosure                                          1,847
  Asset management fee - General Partner                                 12,930
  Clerical costs through Redwood Mortgage Corp.                          25,827
  Professional services                                                  21,788
  Printing, supplies and postage                                          2,683
  Other                                                                   7,278
                                                            --------------------
                                                                        159,573

                                                            --------------------

Income before interest credited to partners in applicant status         934,173

Interest credited to partners in applicant status                         4,460
                                                            --------------------

Net Income                                                             $929,713
                                                            ====================

Net income:  To General Partners(1%)                                     $9,297
                     To Limited Partners (99%)                          920,416
                                                            --------------------
Total - net income                                                     $929,713
                                                            ====================

Net income per $1,000 invested by Limited Partners for entire period:

-where income is reinvested and compounded                               $20.61
                                                            ====================

-where partner receives income in monthly distributions                  $20.47
                                                            ====================


See accompanying notes to financial statements.


                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                  THREE MONTHS ENDED MARCH 31, 2000 (unaudited)

                                                                          PARTNERS' CAPITAL
                                          ----------------------------------------------------------------------------------
                                                             LIMITED PARTNERS' CAPITAL
                                          -----------------------------------------------------------------

                                     Capital

                                         Partners In          Account         Unallocated         Formation
                                          Applicant           Limited         Syndication           Loan
                                           Status            Partners            Costs           Receivable            Total
                                        --------------     --------------    ---------------    --------------     --------------
                                        --------------     --------------    ---------------    -------------- --- --------------

Balances at December 31, 1999                $330,000        $39,531,025         $(342,334)      $(2,158,674)        $37,030,017

Contributions on Application                4,199,536                  0                  0                 0                  0
Formation Loan increases                            0                  0                  0         (360,965)          (360,965)
Formation Loan payments                             0                  0                  0            62,306             62,306
Interest   credited   to  partners  in
applicant status                                4,460                  0                  0                 0                  0

Upon admission to Partnership:
    Interest withdrawn                          (662)                  0                  0                 0                  0
    Transfers to Partners' capital        (4,502,334)          4,502,334                  0                 0          4,502,334

Net Income                                          0            920,416                  0                 0            920,416
Syndication costs incurred                          0                  0           (43,538)                 0           (43,538)
Allocation of syndication costs                     0           (71,440)             71,440                 0                  0
Partners' withdrawals                               0          (444,361)                  0                 0          (444,361)
Early withdrawal penalties                          0            (9,631)              3,304             6,294               (33)
                                        --------------     --------------    ---------------    --------------     --------------
                                        --------------     --------------    ---------------    --------------     --------------

Balances at March 31, 2000                    $31,000        $44,428,343         $(311,128)      $(2,451,039)        $41,666,176
                                        ==============     ==============    ===============    ==============     ==============
                                        ==============     ==============    ===============    ==============     ==============


                                                                              PARTNERS' CAPITAL
                                              -----------------------------------------------------------------------------------
                            GENERAL PARTNERS' CAPITAL

                                              -------------------------------------------------

                                               Capital Account

                                              General Partners         Unallocated            Total           Total Partners'
                                                                       Syndication           General              Capital
                                                                          Costs             Partners

                                              ------------------     ----------------    ----------------    ------------------

Balances at December 31, 1999                           $35,408             $(3,458)             $31,950           $37,061,967

Contributions on Application                                  0                    0                   0                     0
Formation Loan increases                                      0                    0                   0             (360,965)
Formation Loan payments                                       0                    0                   0                62,306
Interest  credited to partners in  applicant
status                                                        0                    0                   0                     0

Upon admission to partnership:
    Interest withdrawn                                        0                    0                   0                     0
    Transfers to Partners' capital                            0                    0                   0             4,502,334

Net Income                                                9,297                    0               9,297               929,713
Syndication costs incurred                                    0                (440)               (440)              (43,978)
Allocation of syndication costs                           (722)                  722                   0                     0
Partners' withdrawals                                   (8,575)                    0             (8,575)             (452,936)
Early withdrawal penalties                                    0                   33                  33                     0
                                              ------------------     ----------------    ----------------    ------------------
                                              ------------------     ----------------    ----------------    ------------------

Balances at March 31, 2000                              $35,408             $(3,143)             $32,265           $41,698,441
                                              ==================     ================    ================    ==================
                                              ==================     ================    ================    ==================

See accompanying notes to financial statements


                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                            STATEMENTS OF CASH FLOWS
              FOR THE THREE MONTHS ENDED MARCH 31, 2000 (unaudited)

                                                                   March 31,
                                                                      2000
                                                                  (unaudited)
                                                                 ---------------
                                                                 ---------------

Cash flows from operating activities:

  Net income                                                           $929,713
  Adjustments to reconcile net income to net cash provided by operating activities:
    Provision for doubtful accounts.                                      1,847
    Provision for losses (gains) on real estate held for sale                 0
    Increase (decrease) in accounts payable                                  50
    (Increase) in accrued interest & advances                         (309,666)
    (Increase) decrease in amount due from related companies                  0
    (Increase) decrease in deferred loan fee                              2,395
    Increase (decrease ) in deferred interest income                          0
                                                                 ---------------

      Net cash provided by operating activities                         624,339
                                                                 ---------------

Cash flows from investing activities:

    Principal collected on Mortgage Investments 1,522,077 Mortgage Investments made (11,081,092) Additions to real estate held for sale 0 Disposition of Limited Liability Corporation 373,358 Accounts receivables, unsecured - (disbursements) receipts (2,508)

                                                                 ---------------

      Net cash used in investing activities                         (9,188,165)
                                                                 ---------------

Cash flows from financing activities

   Increase (decrease) in note payable-bank                           4,200,000
   Contributions by partner applicants                                4,199,536
   Interest credited to partners in applicant status                      4,460
   Interest withdrawn by partners in applicant status                     (662)
   Partners withdrawals                                               (452,936)
   Syndication costs incurred                                          (43,978)
   Formation Loan increases                                           (360,965)
   Formation Loan collections                                            62,306
                                                                 ---------------

      Net cash provided by financing activities                       7,607,761
                                                                 ---------------

Net increase (decrease) in cash and cash equivalents                  (956,065)

Cash - beginning of period                                            1,602,568
                                                                 ---------------

Cash - end of period                                                   $646,503
                                                                 ===============
                                                                 ===============


See accompanying notes to financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000

NOTE 1 - ORGANIZATION AND GENERAL

Redwood Mortgage Investors VIII, (the "Partnership") is a California Limited Partnership, of which the General Partners are D. Russell Burwell, Michael R. Burwell, Gymno Corporation, a California corporation owned and operated by the individual General Partners, and Redwood Mortgage Corp., a California corporation. The Partnership was organized to engage in business as a mortgage lender for the primary purpose of making Mortgage Investments secured by Deeds of Trust on California real estate. Mortgage Investments are being arranged and serviced by Redwood Mortgage Corp. At March 31, 2000, the Partnership was in the offering stage, wherein contributed capital totalled $39,310,477 in limited partner contributions of an approved aggregate offering of $45,000,000, in units of $1 each (39,310,477). As of March 31, 2000, $31,000 remained in applicant status.

A minimum  of  250,000  units  ($250,000)  and a  maximum  of  15,000,000  units
($15,000,000) were initially offered through qualified broker-dealers. This initial offering was closed in October, 1996. In December 1996, the Partnership commenced a second offering of an additional 30,000,000 Units ($30,000,000). As Mortgage Investments are identified, partners are transferred from applicant status to admitted partners participating in Mortgage Investment operations. Each month's income is distributed to partners based upon their proportionate share of partners' capital. Some partners have elected to withdraw income on a monthly, quarterly or annual basis.

A. Sales Commissions - Formation Loan

Sales commissions are not paid directly by the Partnership out of the offering proceeds. Instead, the Partnership loans to Redwood Mortgage Corp., a General Partner, amounts to pay all sales commissions and amounts payable in connection with unsolicited orders. This loan is referred to as the "Formation Loan". It is unsecured and non-interest bearing.

The Formation Loan relating to the initial $15,000,000 offering totalled $1,074,840, which was 7.2% of limited partners contributions of $14,932,017 (under the limit of 9.1% relative to the initial offering). It is to be repaid, without interest, in ten annual installments of principal, which commenced on January 1, 1997, following the year the initial offering closed, which was in 1996.

The  Formation  Loan  relating  to the second  offering  ($30,000,000)  totalled
$1,908,840 at March 31, 2000, which was 7.83% of the limited partners contributions of $24,378,460. Sales commissions range from 0% (units sold by General Partners) to 9% of gross proceeds. The Partnership anticipates that the sales commissions will approximate 7.6% based on the assumption that 65% of investors will elect to reinvest earnings, thus generating 9% commissions. The principal balance of the Formation Loan will increase as additional sales of units are made each year. The amount of the annual installment payment to be made by Redwood Mortgage Corp., during the offering stage, will be determined at annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year with the first such payment beginning December 31, 1997. Upon completion of the offering, the balance will be repaid in ten equal annual installments.


                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000

The following summarizes Formation Loan transactions to March 31, 2000:

                                                 Initial             Subsequent
                                               Offering of          Offering of
                                               $15,000,000          $30,000,000              Total

                                              --------------       ---------------      ----------------

Limited Partner contributions                   $14,932,017           $24,378,460           $39,310,477
                                              ==============       ===============      ================

Formation Loan made                              $1,074,840             1,908,840             2,983,680
Payments to date                                  (308,582)             (159,994)             (468,576)
Early withdrawal penalties applied                 (64,065)                     0              (64,065)
                                              --------------       ---------------      ----------------
                                              --------------       ---------------      ----------------

Balance March 31, 2000                             $702,193            $1,748,846            $2,451,039
                                              ==============       ===============      ================

Percent loaned of Partners' contributions              7.2%                  7.8%                  7.6%
                                              ==============       ===============      ================

     The Formation Loan, which is receivable from Redwood Mortgage Corp., a General Partner, has been deducted from Limited Partners' Capital in the balance sheet. As amounts are collected from Redwood Mortgage Corp., the deduction from capital will be reduced.

B. Other Organizational and Offering Expenses

Organizational and offering expenses, other than sales commissions, (including printing costs, attorney and accountant fees, registration and filing fees and other costs), will be paid by the Partnership.

Through March 31, 2000, organization costs of $12,500 and syndication costs of $1,211,627 had been incurred by the Partnership with the following distribution:

                                      Syndication     Organization
                                        Costs            Costs          Total
                                     -------------  --------------  ------------
Costs incurred                         $1,211,627       $12,500     $1,224,127
Early withdrawal penalties applied       (34,892)             0       (34,892)
Allocated and amortized to date         (862,464)      (12,500)      (874,964)
                                     -------------  --------------  ------------

March 31, 2000 balance                  $314,271              0       $314,271
                                     =============  ==============  ============

Organization and syndication costs attributable to the initial offering ($15,000,000) were limited to the lesser of 10% of the gross proceeds or $600,000 with any excess being paid by the General Partners. Applicable gross proceeds were $14,932,017. Related expenditures totalled $582,365 ($569,865 syndication costs plus $12,500 organization expense) or 3.90%.

As of March 31, 2000 syndication costs attributable to the subsequent offering ($30,000,000) totalled $641,762, (3.0% of contributions), with the costs of the offering being greater at the initial stages due to professional and filing fees related to formulating the offering documents. The syndication costs payable by the Partnership are estimated to be $1,200,000 if the maximum is sold (4% of $30,000,000). The General Partners will pay any syndication expenses (excluding selling commissions) in excess of ten percent of the gross proceeds or $1,200,000.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.  Accrual Basis

Revenues and expenses are accounted for on the accrual basis of accounting wherein income is recognized as earned and expenses are recognized as incurred. Once a Mortgage Investment is categorized as impaired, interest is no longer accrued thereon.

B.  Management Estimates

In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the related periods. Such estimates relate principally to the determination of the allowance for doubtful accounts, including the valuation of impaired Mortgage Investments, and the valuation of real estate acquired through foreclosure. Actual results could differ significantly from these estimates.

C.  Mortgage Investments, Secured by Deeds of Trust

The Partnership has both the intent and ability to hold the Mortgage Investments to maturity, i.e., held for long-term investment. Therefore they are valued at cost for financial statement purposes with interest thereon being accrued by the simple interest method.

Financial Accounting Standards Board Statements (SFAS) 114 and 118 (effective January 1, 1995) provide that if the probable ultimate recovery of the carrying amount of a Mortgage Investment, with due consideration for the fair value of collateral, is less than the recorded investment and related amounts due and the impairment is considered to be other than temporary, the carrying amount of the investment (cost) shall be reduced to the present value of future cash flows. The adoption of these statements did not have a material effect on the financial statements of the Partnership because that was the valuation method previously used on impaired loans.

At March 31, 2000 and at December 31, 1999, and 1998, there were no Mortgage Investments categorized as impaired by the Partnership. Had there been a computed amount for the reduction in carrying values of impaired loans, the reduction would have been included in the allowance for doubtful accounts.

As  presented  in Note 10 to the  financial  statements,  the  average  Mortgage
Investment to appraised value of security at the time the losses were consummated was 61.08%. When a loan is valued for impairment purposes, an updating is made in the valuation of collateral security. However, such a low loan to value ratio has the tendency to minimize reductions for impairment.

D.  Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents include interest bearing and non-interest bearing bank deposits.

E.  Real Estate Owned, Held for Sale

Real Estate owned, held for sale, includes real estate acquired through foreclosure and is stated at the lower of the recorded investment in the property, net of any senior indebtedness, or at the property's estimated fair value, less estimated costs to sell. At March 31, 2000, there were no properties acquired by the Partnership as real estate owned (REO).

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000

Effective January 1, 1996, the Partnership adopted the provisions of Statement No 121 (SFAS 121) of the Financial Accounting Standards Board, "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be disposed of". The adoption of SFAS 121 did not have a material impact on the Partnership's financial position because the methods indicated were essentially those previously used by the Partnership.

F.  Investment in Limited Liability Corporation (see Note 7)

The Partnership carries its investment in a Limited Liability Corporation as investment in real estate, which is at the lower of costs or fair value, less estimated costs to sell. In February, 2000, the Corporation sold it's real estate and returned all advances made by the Partnership.

G.  Income Taxes

No provision for Federal and State income taxes is made in the financial statements since income taxes are the obligation of the partners if and when income taxes apply.

H.  Organization and Syndication Costs

The Partnership bears its own organization and syndication costs (other than certain sales commissions and fees described above) including legal and accounting expenses, printing costs, selling expenses, and filing fees. Organizational costs have been capitalized and were amortized over a five year period. Syndication costs are charged against partners' capital and are being allocated to individual partners consistent with the partnership agreement.

I.  Allowance for Doubtful Accounts

Mortgage Investments and the related accrued interest, fees, and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the Mortgage Investment system. A provision is made for doubtful accounts to adjust the allowance for doubtful accounts to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable accounts receivable, including impaired Mortgage Investments, other Mortgage Investments, accrued interest and advances on Mortgage Investments, and other accounts receivable (unsecured). The composition of the allowance for doubtful accounts as of March 31, 2000 and December 31, 1999, was as follows:

                                       March 31,                  December 31,
                                         2000                         1999
                                    ---------------            ----------------

Impaired mortgage investments                $0                           $0
Unspecified mortgage investments        797,115                      795,268
Amounts receivable, unsecured            39,091                       39,091
                                    ---------------            ----------------
                                       $836,206                     $834,359
                                    ===============            ================

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000

J.  Net Income Per $1,000 Invested

Amounts reflected in the statements of income as net income per $1,000 invested by Limited Partners for the entire period are actual amounts allocated to Limited Partners who have their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive monthly distributions of their net income. Individual income is allocated each month based on the Limited Partners' pro rata share of Partners' Capital. Because the net income percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or select other options. However, the net income per $1,000 average invested has approximated those reflected for those whose investments and options have remained constant.

NOTE 3 - GENERAL PARTNERS AND RELATED PARTIES

The following are commissions and/or fees which are paid to the General Partners and/or related parties.

A.  Mortgage Brokerage Commissions

For fees in connection with the review, selection, evaluation, negotiation and extension of Partnership Mortgage Investments in an amount up to 12% of the Mortgage Investments until 6 months after the termination date of the offering. Thereafter, mortgage brokerage commissions will be limited to an amount not to exceed 4% of the total Partnership assets per year. The mortgage brokerage commissions are paid by the borrowers, and thus, are not an expense of the Partnership. For three months through March 31, 2000 and for the year ended December 31, 1999, mortgage broker commissions paid by the borrowers were $367,205 and $682,118, respectively.

B.  Mortgage Servicing Fees

Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal, is paid to Redwood Mortgage Corp., or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located. Mortgage servicing fees of $71,294, $359,464 and $295,052, were incurred for three months through March 31, 2000 and for years 1999 and 1998, respectively.

C.  Asset Management Fee

The General Partners receive monthly fees for managing the Partnership's Mortgage Investment portfolio and operations up to 1/32 of 1% of the "net asset value" (3/8 of 1% annual). Management fees of $12,930, $42,215 and $31,651 were incurred for the three months through March 31, 2000 and for years 1999 and 1998, respectively.

D.  Other Fees

The Partnership Agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to parties related to the General Partners.

E.  Income and Losses

All income will be credited or charged to partners in relation to their respective partnership interests. The partnership interest of the General Partners (combined) shall be a total of 1%.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000

F.  Operating Expenses

The General Partners are reimbursed by the Partnership for all operating expenses actually incurred by them on behalf of the Partnership, including without limitation, out-of-pocket general and administration expenses of the Partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to Limited Partners. Such reimbursements are reflected as expenses in the Statement of Income.

The General Partners collectively or severally were to contribute 1/10 of 1% in cash contributions as proceeds from the offering are admitted to Limited Partner capital. As of December 31, 1999 a General Partner, GYMNO Corporation, had contributed $35,100, as capital in accordance with Section 4.02(a) of the Partnership Agreement.

NOTE 4 - OTHER PARTNERSHIP PROVISIONS

A . Applicant Status

Subscription funds received from purchasers of units are not admitted to the Partnership until appropriate lending opportunities are available. During the period prior to the time of admission, which is anticipated to be between 1-120 days in most cases, purchasers' subscriptions will remain irrevocable and will earn interest at money market rates, which are lower than the anticipated return on the Partnership's Mortgage Investment portfolio.

During the periods ending March 31, 2000, December 31, 1999 and 1998, interest totaling $4,460, $1,914 and $4,454, respectively, was credited to partners in applicant status. As Mortgage Investments were made and partners were transferred to regular status to begin sharing in income from Mortgage Investments secured by deeds of trust, the interest credited was either paid to the investors or transferred to partners' capital along with the original investment.

B.  Term of the Partnership

The term of the Partnership is approximately 40 years, unless sooner terminated as provided. The provisions provide for no capital withdrawal for the first five years, subject to the penalty provision set forth in (E) below. Thereafter, investors have the right to withdraw over a five-year period, or longer.

C.  Election to Receive Monthly, Quarterly or Annual Distributions

At subscription, investors elect either to receive monthly, quarterly or annual distributions of earnings allocations, or to allow earnings to compound. Subject to certain limitations, a compounding investor may subsequently change his election, but an investor's election to have cash distributions is irrevocable.

D.  Profits and Losses

Profits and losses are allocated among the Limited Partners according to their respective capital accounts after 1% is allocated to the General Partners.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000

E.  Liquidity, Capital Withdrawals and Early Withdrawals

There are substantial restrictions on transferability of Units and accordingly an investment in the Partnership is non-liquid. Limited Partners have no right to withdraw from the Partnership or to obtain the return of their capital account for at least one year from the date of purchase of Units. In order to provide a certain degree of liquidity to the Limited Partners after the one-year period, Limited Partners may withdraw all or part of their Capital Accounts from the Partnership in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty. The 10% penalty is applicable to the amount withdrawn as stated in the Notice of Withdrawal and will be deducted from the Capital Account.

After five years from the date of purchase of the Units, Limited Partners have the right to withdraw from the Partnership on an installment basis. Generally this is done over a five year period in twenty (20) quarterly installments. Once a Limited Partner has been in the Partnership for the minimum five year period, no penalty will be imposed if withdrawal is made in twenty (20) quarterly installments or longer. Notwithstanding the five-year (or longer) withdrawal period, the General Partners may liquidate all or part of a Limited Partner's capital account in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given. This withdrawal is subject to a 10% early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn without penalty.

The Partnership will not establish a reserve from which to fund withdrawals and, accordingly, the Partnership's capacity to return a Limited Partner's capital is restricted to the availability of Partnership cash flow.

F.  Guaranteed Interest Rate For Offering Period

During the period commencing with the day a Limited Partner is admitted to the Partnership and ending 3 months after the offering termination date, the General Partners shall guarantee an earnings rate equal to the greater of actual earnings from mortgage operations or 2% above The Weighted Average Cost of Funds Index for the Eleventh District Savings Institutions (Savings & Loan & Thrift Institutions) as computed by the Federal Home Loan Bank of San Francisco on a monthly basis, up to a maximum interest rate of 12%. To date, actual realization exceeded the guaranteed amount for each month.

NOTE 5- LEGAL PROCEEDINGS

The Partnership is not a defendant in any legal actions.

NOTE 6 - NOTE PAYABLE - BANK LINE OF CREDIT

The Partnership has a bank line of credit expiring September 30, 2000, of up to $9,000,000 at .25% over prime secured by its Mortgage Investment portfolio. The note payable balances were $4,200,000 and $0 at March 31, 2000 and December 31, 1999, respectively. The interest rate was 9.00% at March 31, 2000, (8.75% prime plus .25%).

NOTE 7 - INVESTMENT IN LIMITED LIABILITY CORPORATION

As a result of acquiring real property through foreclosure, the Partnership contributed its interest (principally land) to a Limited Liability Corporation, which is owned 100% by the Partnership, and which has completed the construction and sold the property.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000

NOTE 8 - INCOME TAXES

The following reflects a reconciliation from net assets (Partners' Capital) reflected in the financial statements to the tax basis of those net assets:

                                                March 31,          December 31,
                                                  2000                 1999
                                            ----------------    ----------------

Net Assets - Partners' Capital per
financial statements                          $41,698,441           $37,061,967
Non-amortized syndication costs                   314,271               345,792
Allowance for doubtful accounts                   836,206               834,359
Formation loans receivable                      2,451,039             2,158,674
                                           -----------------    ----------------
Net assets tax basis                          $45,299,957           $40,400,792
                                           -----------------    ----------------

In 1999 and 1998, approximately 58% and 61% of taxable income was allocated to tax exempt organizations, i.e., retirement plans, respectively. Such plans do not have to file income tax returns unless their "unrelated business income" exceeds $1,000. Applicable amounts become taxable when distribution is made to participants.

NOTE 9 - FAIR VALUE OF FINANCIAL INVESTMENTS

The following methods and assumptions were used to estimate the fair value of financial instruments:

     (a) Cash and Cash Equivalents. The carrying amount equals fair value. All amounts, including interest bearing, are subject to immediate withdrawal.

(b) The Carrying Value of Mortgage Investments (see note 2(c)) is $45,252,163. The fair value of these investments of $43,963,217 is estimated based upon projected cash flows discounted at the estimated current interest rates at which similar Mortgage Investments would be made. The applicable amount of the allowance for doubtful accounts along with accrued interest and advances related thereto should also be considered in evaluating the fair value versus the carrying value.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000

NOTE 10- ASSET CONCENTRATIONS AND CHARACTERISTICS

The Mortgage Investments are secured by recorded deeds of trust. At March 31, 2000, there were 57 Mortgage Investments outstanding with the following characteristics:

Number of Mortgage Investments outstanding                                    57
Total Mortgage Investments outstanding                               $45,252,163

Average Mortgage Investment outstanding                                 $793,898
Average Mortgage Investment as percent of total                            1.75%
Average Mortgage Investment as percent of Partners' Capital                1.90%

Largest Mortgage Investment outstanding                                2,900,000
Largest Mortgage Investment as percent of total                            6.41%
Largest Mortgage Investment as percent of Partners' Capital                6.95%

Number of counties where security is located (all California)                 13
Largest percentage of Mortgage Investments in one county                  37.47%
Average Mortgage Investment to appraised value of security at time
 loan was consummated                                                     61.08%

Number of Mortgage Investments in foreclosure status                           1
Amount of Mortgage Investments in foreclosure                         $2,600,000

The following categories of Mortgage Investments are pertinent at March 31, 2000 and December 31, 1999:

                                              March 31,             December 31,
                                                2000                    1999
                                      ------------------      ------------------

First Trust Deeds                           $25,450,046             $19,388,394
Second Trust Deeds                           19,611,873              16,082,803
Third Trust Deeds                               190,244                 221,951
                                      ------------------      ------------------
  Total Mortgage Investments                 45,252,163              35,693,148
Prior liens due other lenders                32,828,947              23,719,420
                                      ------------------      ------------------
  Total debt                                $78,081,110             $59,412,568
                                      ==================      ==================

Appraised property value at time of loan   $127,842,437             $97,556,330
                                      ==================      ==================

Total investments as a percent of appraisals     61.08%                  60.90%
                                      ==================      ==================

Investments by Type of Property

Owner occupied homes                         $7,118,852              $7,336,276
Non-Owner occupied homes                     12,965,237              10,957,622
Apartments                                      266,003                 302,797
Commercial                                   24,902,071              17,096,453
                                      ------------------      ------------------
                                            $45,252,163             $35,693,148
                                      ==================      ==================

The interest rates on the Mortgage Investments range from 8.00% to 14.50% at March 31, 2000.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2000

Scheduled maturity dates of mortgage investments as of March 31, 2000 are as follows:

                         Year Ending
                         December 31,

                      -------------------

                             2000                               $15,496,465
                             2001                                17,962,408
                             2002                                 7,936,020
                             2003                                         0
                             2004                                   950,000
                          Thereafter                              2,907,270
                                                              ----------------
                                                                $45,252,163

                                                              ================


The scheduled maturities for 2000 include approximately $4,762,888 in Mortgage Investments which are past maturity at March 31, 2000. Interest payment on only four of these loans was delinquent.

The cash balance at March 31, 2000 of $646,503 was in one bank with interest bearing balances totalling $125,865. The balances exceeded FDIC insurance limits (up to $100,000 per bank) by $546,503. This bank is the same financial institution that has provided the Partnership with the $9,000,000 limit line of credit. At March 31, 2000, draw down against this facility was $4,200,000. As and when deposits in the Partnership's bank accounts increase significantly beyond the insured limit, the funds are either placed on new Mortgage Investments or used to pay-down on the line of credit balance.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 and 1998
                         (With Auditor's Report Thereon)

                        Caporicci, Cropper & Larson, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                            1575 Treat Blvd. Ste. 208
                             Walnut Creek, CA 94598
                                 (925) 932-3860

                          INDEPENDENT AUDITOR'S REPORT

THE PARTNERS
REDWOOD MORTGAGE INVESTORS VIII

We have audited the financial statements and related schedules of REDWOOD MORTGAGE INVESTORS VIII (A California Limited Partnership) listed in Item 8 on form 10-K including balance sheets as of December 31, 1999 and 1998 and the statements of income, changes in partners' capital and cash flows for the three years ended December 31, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REDWOOD MORTGAGE INVESTORS VIII as of December 31, 1999 and 1998, and the results of its operations and cash flows for the three years ended December 31, 1999, in conformity with generally accepted accounting principles. Further, it is our opinion that the schedules referred to above present fairly the information set forth therein in compliance with the applicable accounting regulations of the Securities and Exchange Commission.

/s/ A. Bruce Cropper
Caporicci, Cropper & Larson, LLP

Walnut Creek, California
March 15, 2000

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                                     ASSETS

                                                       1999               1998
                                                   ------------     ------------

Cash                                                $1,602,568          $528,688
                                                   ------------     ------------

Accounts receivable:
  Mortgage Investments, secured by deeds of trust   35,693,148        31,905,958
  Accrued Interest on Mortgage Investments             711,521           459,418
  Advances on Mortgage Investments                      33,251           211,145
  Accounts receivables, unsecured                       49,090            48,849
                                                   ------------     ------------
                                                    36,487,010        32,625,370

  Less allowance for doubtful accounts                 834,359           414,073
                                                   ------------     ------------
                                                    35,652,651        32,211,297
                                                   ------------     ------------

Real Estate owned, acquired through foreclosure,
 held for sale                                               0            66,000
Investment in limited liability corporation, at
  cost which approximates market                       373,358           304,139
Prepaid expense-deferred loan fee                        6,332            11,835
                                                   ------------     ------------

                                                   $37,634,909       $33,121,959
                                                   ============     ============



See accompanying notes to financial statements

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                        LIABILITIES AND PARTNERS' CAPITAL

                                                         1999              1998
                                                   -------------  --------------
Liabilities:
  Accounts payable and accrued expenses                $29,413            $2,500
  Note payable - bank line of credit                         0         5,947,000
  Deferred interest income                             213,529           124,805
  Investors in applicant status                        330,000                 0
                                                   -------------   -------------
                                                   -------------   -------------

                                                       572,942         6,074,305
                                                   -------------   -------------
                                                   -------------   -------------


Partners' Capital:
  Limited partners' capital, subject to redemption (note 4E):
     Net of unallocated syndication costs of $342,334 and
     $353,875 for 1999 and 1998, respectively:
     and formation loan receivable of $2,158,674
     and $1,640,904 for 1999 and 1998, respectively  37,030,017       27,025,331

  General Partners' Capital, net of unallocated
     syndication costs of $3,458 and $3,574 for
     1999 and 1998, respectively                         31,950           22,323
                                                    ------------   -------------

             Total Partners' Capital                 37,061,967      27,047,654
                                                    ------------   -------------

             Total Liabilities and Partners'
               Capital                              $37,634,909      $33,121,959
                                                    ============   =============


See accompanying notes to financial statements.


                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                              STATEMENTS OF INCOME
                   FOR THE THREE YEARS ENDED DECEMBER 31, 1999

                                                                              YEARS ENDED DECEMBER 31,

                                                                 ----------------------------------------------------

                                                                     1999              1998              1997
                                                                 --------------    -------------    ---------------
Revenues:
  Interest on Mortgage Investments                                  $4,337,427       $3,376,293         $2,613,008
  Interest on bank deposits                                              8,197            8,946              9,487
  Late charges                                                          27,859           19,384              6,432
  Miscellaneous                                                         52,762            1,398                530
                                                                 --------------
                                                                                   -------------    ---------------
                                                                     4,426,245        3,406,021          2,629,457
                                                                 --------------    -------------    ---------------

Expenses:
  Mortgage servicing fees                                              359,464          295,052            189,692
  Interest on note payable - bank                                      526,697          513,566            340,633
  Amortization of loan origination fees                                 10,503           11,415             16,819
  Provision for doubtful accounts and losses on real estate
    acquired through foreclosure                                       408,890          162,969            139,804
  Asset management fee - General Partner                                42,215           31,651             24,966
  Amortization of organization costs                                         0            1,875              2,500
  Clerical costs through Redwood Mortgage Corp.                         85,171           67,453             54,549
  Professional services                                                 31,814           27,462             36,717
  Printing, supplies and postage                                         7,102            7,089              9,584
  Other                                                                 10,195            8,907              5,673
                                                                                   -------------    ---------------
                                                                 --------------
                                                                     1,482,051        1,127,439            820,937
                                                                 --------------    -------------    ---------------

Income before interest credited to partners in applicant status      2,944,194        2,278,582          1,808,520

Interest credited to partners in applicant status                        1,914            4,454              9,562
                                                                 --------------    -------------    ---------------

Net Income                                                          $2,942,280       $2,274,128         $1,798,958
                                                                 ==============    =============    ===============

Net income:  To General Partners(1%)                                   $29,423          $22,741            $17,990
                     To Limited Partners (99%)                       2,912,857        2,251,387          1,780,968
                                                                 --------------
                                                                                   -------------    ---------------
Total - net income                                                  $2,942,280       $2,274,128         $1,798,958
                                                                 ==============    =============    ===============

Net income per $1,000 invested by Limited Partners for entire period:

-where income is reinvested and compounded                                 $84              $84                $84
                                                                 ==============    =============    ===============

-where partner receives income in monthly distributions                    $81              $81                $81
                                                                 ==============    =============    ===============


See accompanying notes to financial statements.



                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                   FOR THE THREE YEARS ENDED DECEMBER 31, 1999

                                                                                   PARTNERS' CAPITAL
                                                             ---------------------------------------------------------------
                                                                               LIMITED PARTNERS' CAPITAL
                                                             --------------------------------------------------------------

                                                                Capital
                                           Partners In          Account          Unallocated        Formation
                                            Applicant           Limited          Syndication           Loan
                                              Status           Partners             Costs           Receivable           Total
                                          ---------------    --------------     --------------    ---------------    --------------
Balances at December 31, 1996                   $310,937       $16,181,189        $ (414,190)       $(1,073,706)       $14,693,293

Contributions on Application                   5,251,969                 0                  0                  0                 0
Formation Loan increases                               0                 0                  0          (420,510)         (420,510)
Formation Loan payments                                0                 0                  0             98,999            98,999
Interest   credited   to   partners   in
applicant status                                   9,562                 0                  0                  0                 0

Upon admission to Partnership:
    Interest withdrawn                           (1,849)                 0                  0                  0                 0
    Transfers to Partners' capital           (5,570,619)         5,565,372                  0                  0         5,565,372

Net Income                                             0         1,780,968                  0                  0         1,780,968
Syndication costs incurred                             0                 0          (188,517)                  0         (188,517)
Allocation of syndication costs                        0         (166,023)            166,023                  0                 0
Partners' withdrawals                                  0         (614,837)                  0                  0         (614,837)
Early withdrawal penalties                             0          (13,261)              4,690              8,524              (47)
                                          ---------------    --------------     --------------    ---------------    --------------
Balances at December 31, 1997                         $0       $22,733,408         $(431,994)       $(1,386,693)       $20,914,721

Contributions on Application                   5,105,559                 0                  0                  0                 0
Formation Loan increases                               0                 0                  0          (403,518)         (403,518)
Formation Loan payments                                0                 0                  0            133,580           133,580
Interest   credited   to   partners   in
applicant status                                   4,454                 0                  0                  0                 0

Upon admission to Partnership:
    Interest withdrawn                           (1,553)                 0                  0                  0                 0
    Transfers to Partners' capital           (5,108,460)         5,103,359                  0                  0         5,103,359

Net Income                                             0         2,251,387                  0                  0         2,251,387
Syndication costs incurred                             0                 0          (126,453)                  0         (126,453)
Allocation of syndication costs                        0         (196,317)            196,317                  0                 0
Partners' withdrawals                                  0         (847,661)                  0                  0         (847,661)
Early withdrawal penalties                             0          (24,066)              8,255             15,727              (84)
                                          ---------------    --------------     --------------    ---------------    --------------
Balances at December 31, 1998                         $0       $29,020,110         $(353,875)       $(1,640,904)       $27,025,331

Contributions on Application                   9,530,318                 0                  0                  0                 0
Formation Loan increases                               0                 0                  0          (708,461)         (708,461)
Formation Loan payments                                0                 0                  0            164,731           164,731
Interest   credited   to   partners   in           1,914                 0                  0                  0                 0
applicant status

Upon admission to Partnership:
    Interest withdrawn                           (1,002)                 0                  0                  0                 0
    Transfers to Partners' capital           (9,201,230)         9,191,719                  0                  0         9,191,719

Net Income                                             0         2,912,857                  0                  0         2,912,857
Syndication costs incurred                             0                 0          (177,099)                  0         (177,099)
Allocation of syndication costs                        0         (175,012)            175,012                  0                 0
Partners' withdrawals                                  0       (1,378,924)                  0                  0       (1,378,924)
Early withdrawal penalties                             0          (39,725)             13,628             25,960             (137)
                                          ---------------    --------------     --------------    ---------------    --------------
Balances at December 31, 1999                   $330,000       $39,531,025         $(342,334)       $(2,158,674)       $37,030,017
                                          ===============    ==============     ==============    ===============    ==============

See accompanying notes to financial statements




                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                   FOR THE THREE YEARS ENDED DECEMBER 31, 1999

                                                                                                            PARTNERS'

                                             CAPITAL

                                             -------------------------------------------------------------------------------
                                                                                     GENERAL PARTNERS' CAPITAL
                                             ----------------------------------------------------------------------
                                                 Capital
                                                 Account           Unallocated                                   Total
                                                 General           Syndication                                 Partners'
                                                Partners              Costs                 Total               Capital
                                             ----------------    -----------------    ------------------    ----------------
Balances at December 31, 1996                        $15,549            $ (4,184)               $11,365         $14,704,658

Contributions on Application                               0                    0                     0                   0
Formation Loan increases                                   0                    0                     0           (420,510)
Formation Loan payments                                    0                    0                     0              98,999
Interest   credited   to   partners   in
applicant status                                           0                    0                     0                   0

Upon admission to partnership:
    Interest withdrawn                                     0                    0                     0                   0
    Transfers to Partners' capital                     5,247                    0                 5,247           5,570,619

Net Income                                            17,990                    0                17,990           1,798,958
Syndication costs incurred                                 0              (1,904)               (1,904)           (190,421)
Allocation of syndication costs                      (1,677)                1,677                     0                   0
Partners' withdrawals                               (16,313)                    0              (16,313)           (631,150)
Early withdrawal penalties                                 0                   47                    47                   0
                                             ----------------    -----------------    ------------------    ----------------
Balances at December 31, 1997                        $20,796             $(4,364)               $16,432         $20,931,153

Contributions on Application                               0                    0                     0                   0
Formation Loan increases                                   0                    0                     0           (403,518)
Formation Loan payments                                    0                    0                     0             133,580
Interest   credited   to   partners   in
applicant status                                           0                    0                     0                   0

Upon admission to partnership:
    Interest withdrawn                                     0                    0                     0                   0
    Transfers to Partners' capital                     5,101                    0                 5,101           5,108,460

Net Income                                            22,741                    0                22,741           2,274,128
Syndication costs incurred                                 0              (1,277)               (1,277)           (127,730)
Allocation of syndication costs                      (1,983)                1,983                     0                   0
Partners' withdrawals                               (20,758)                    0              (20,758)           (868,419)
Early withdrawal penalties                                 0                   84                    84                   0
                                             ----------------    -----------------    ------------------    ----------------
Balances at December 31, 1998                        $25,897             $(3,574)               $22,323         $27,047,654

Contributions on Application                               0                    0                     0                   0
Formation Loan increases                                   0                    0                     0           (708,461)
Formation Loan payments                                    0                    0                     0             164,731
Interest   credited   to   partners   in
applicant status                                           0                    0                     0                   0

Upon admission to partnership:
    Interest withdrawn                                     0                    0                     0                   0
    Transfers to Partners' capital                     9,511                    0                 9,511           9,201,230

Net Income                                            29,423                    0                29,423           2,942,280
Syndication costs incurred                                 0              (1,789)               (1,789)           (178,888)
Allocation of syndication costs                      (1,768)                1,768                     0                   0
Partners' withdrawals                               (27,655)                    0              (27,655)         (1,406,579)
Early withdrawal penalties                                 0                  137                   137                   0
                                             ----------------    -----------------    ------------------    ----------------
Balances at December 31, 1999                        $35,408             $(3,458)               $31,950         $37,061,967
                                             ================    =================    ==================    ================

See accompanying notes to financial statements



                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                            STATEMENTS OF CASH FLOWS
                   FOR THE THREE YEARS ENDED DECEMBER 31, 1999

                                                                        1999                1998              1997
                                                                   ---------------     ---------------    --------------
Cash flows from operating activities:

  Net income                                                           $2,942,280          $2,274,128        $1,798,958
  Adjustments to reconcile net income to net cash provided by operating activities:
    Amortization of organization costs                                          0               1,875             2,500
    Provision for doubtful accounts.                                      420,286             156,573           139,804
    Provision for losses (gains) on real estate held for sale            (11,396)               6,396                 0
    Increase (decrease) in accounts payable                                26,913               (855)          (17,270)
    (Increase) in accrued interest & advances                            (74,209)           (122,783)         (342,571)
    (Increase) decrease in amount due from related companies                (241)               2,999           (2,688)
    (Increase) decrease in deferred loan fee                                5,503             (1,684)            10,569
    Increase (decrease ) in deferred interest income                       88,724              41,739         (134,414)
                                                                   ---------------     ---------------    --------------

      Net cash provided by operating activities                         3,397,860           2,358,388         1,454,888
                                                                   ---------------     ---------------    --------------

Cash flows from investing activities:

    Principal collected on Mortgage Investments                        20,243,729          14,262,838        10,279,337
    Mortgage Investments made                                        (24,030,919)        (20,863,807)      (19,941,336)
    Disposition of real estate held for sale                               79,282                   0                 0
    Additions to real estate held for sale                                (1,886)             (2,258)           (3,254)
    Additions to Limited Liability Corporation                           (69,219)            (53,000)          (60,000)
    Accounts receivables, unsecured - (disbursements) receipts                  0              13,995            12,490
                                                                   ---------------     ---------------    --------------

      Net cash used in investing activities                           (3,779,013)         (6,642,232)       (9,712,763)
                                                                   ---------------     ---------------    --------------

Cash flows from financing activities

   Increase (decrease) in note payable-bank                           (5,947,000)             307,000         4,140,000
   Contributions by partner applicants                                  9,530,318           5,105,559         5,251,969
   Interest credited to partners in applicant status                        1,914               4,454             9,562
   Interest withdrawn by partners in applicant status                     (1,002)             (1,553)           (1,849)
   Partners withdrawals                                               (1,406,579)           (868,419)         (631,150)
   Syndication costs incurred                                           (178,888)           (127,730)         (190,421)
   Formation Loan increases                                             (708,461)           (403,518)         (420,510)
   Formation Loan collections                                             164,731             133,580            98,999
                                                                   ---------------     ---------------
                                                                                                          --------------

      Net cash provided by financing activities                         1,455,033           4,149,373         8,256,600
                                                                   ---------------     ---------------    --------------

Net increase (decrease) in cash and cash equivalents                    1,073,880           (134,471)           (1,275)

Cash - beginning of period                                                528,688             663,159           664,434
                                                                   ---------------     ---------------    --------------

Cash - end of period                                                   $1,602,568            $528,688          $663,159
                                                                   ===============     ===============    ==============


See accompanying notes to financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 - ORGANIZATION AND GENERAL

Redwood Mortgage Investors VIII, (the "Partnership") is a California Limited Partnership, of which the General Partners are D. Russell Burwell, Michael R. Burwell and Gymno Corporation, a California corporation owned and operated by the individual General Partners. The Partnership was organized to engage in business as a mortgage lender for the primary purpose of making Mortgage
Investments secured by Deeds of Trust on California real estate. Mortgage Investments are being arranged and serviced by Redwood Mortgage Corp., an affiliate of the General Partners. At December 31, 1999, the Partnership was in the offering stage, wherein contributed capital totalled $35,110,941 in limited partner contributions of an approved aggregate offering of $45,000,000, in units of $100 each (351,109.41). As of December 31, 1999, $330,000 remained in applicant status.

A minimum of 2,500 units ($250,000) and a maximum of 150,000 units ($15,000,000)
were initially offered through qualified broker-dealers. This initial offering was closed in October, 1996. In December 1996, the Partnership commenced a second offering of an additional 300,000 Units ($30,000,000) As Mortgage Investments are identified, partners are transferred from applicant status to admitted partners participating in Mortgage Investment operations. Each month's income is distributed to partners based upon their proportionate share of partners capital. Some partners have elected to withdraw income on a monthly, quarterly or annual basis.

A. Sales Commissions - Formation Loan

Sales commissions are not paid directly by the Partnership out of the offering proceeds. Instead, the Partnership loans to Redwood Mortgage Corp., an affiliate of the General Partners, amounts to pay all sales commissions and amounts payable in connection with unsolicited orders. This loan is referred to as the "Formation Loan". It is unsecured and non-interest bearing.

The Formation Loan relating to the initial $15,000,000 offering totalled $1,074,840, which was 7.2% of limited partners contributions of $14,932,017 (under the limit of 9.1% relative to the initial offering). It is to be repaid, without interest, in ten annual installments of principal, which commenced on January 1, 1997, following the year the initial offering closed, which was in 1996.

The  Formation  Loan  relating  to the second  offering  ($30,000,000)  totalled
$1,547,875 at December 31, 1999, which was 7.7% of the limited partners contributions of $20,178,924. Sales commissions range from 0% (units sold by General Partners) to 9% of gross proceeds. The Partnership anticipates that the sales commissions will approximate 7.6% based on the assumption that 65% of investors will elect to reinvest earnings, thus generating 9% commissions. The principal balance of the Formation Loan will increase as additional sales of units are made each year. The amount of the annual installment payment to be made by Redwood Mortgage Corp., during the offering stage, will be determined at annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year with the first such payment beginning December 31, 1997. Upon completion of the offering, the balance will be repaid in ten equal annual installments.



                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

The following summarizes Formation Loan transactions to December 31, 1999:

                                                 Initial             Subsequent
                                               Offering of          Offering of
                                               $15,000,000          $30,000,000              Total

                                              --------------       ---------------      ----------------

Limited Partner contributions                   $14,932,017           $20,178,924           $35,110,941
                                              ==============       ===============      ================

Formation Loan made                              $1,074,840             1,547,875             2,622,715
Payments to date                                  (281,701)             (124,569)             (406,270)
Early withdrawal penalties applied                 (57,771)                     0              (57,771)
                                              --------------       ---------------      ----------------
                                              --------------       ---------------      ----------------

Balance December 31, 1999                          $735,368            $1,423,306            $2,158,674
                                              ==============       ===============      ================

Percent loaned of Partners' contributions              7.2%                  7.7%                  7.5%
                                              ==============       ===============      ================

     The Formation Loan, which is receivable from Redwood Mortgage Corp., an affiliate of the General Partners, has been deducted from Limited Partners' Capital in the balance sheet. As amounts are collected from Redwood Mortgage Corp., the deduction from capital will be reduced.

B. Other Organizational and Offering Expenses

Organizational and offering expenses, other than sales commissions, (including printing costs, attorney and accountant fees, registration and filing fees and other costs), will be paid by the Partnership.

Through December 31, 1999,  organization  costs of $12,500 and syndication costs
of  $1,167,649  had  been  incurred  by  the  Partnership   with  the  following
distribution:


                                     Syndication      Organization
                                        Costs            Costs           Total
                                   --------------    -------------  ------------
Costs incurred                        $1,167,649          $12,500     $1,180,149
Early withdrawal penalties applied      (31,555)                0       (31,555)
Allocated and amortized to date        (790,302)         (12,500)      (802,802)
                                   --------------    -------------  ------------

December 31, 1999 balance              $345,792                 0       $345,792
                                   ==============    =============  ============

Organization and syndication costs attributable to the initial offering ($15,000,000) were limited to the lesser of 10% of the gross proceeds or $600,000 with any excess being paid by the General Partners. Applicable gross proceeds were $14,932,017. Related expenditures totalled $582,365 ($569,865 syndication costs plus $12,500 organization expense) or 3.90%.

As of December 31, 1999 syndication costs attributable to the subsequent offering ($30,000,000) totalled $597,784, (3.0% of contributions), with the costs of the offering being greater at the initial stages due to professional and filing fees related to formulating the offering documents. The syndication costs payable by the Partnership are estimated to be $1,200,000 if the maximum is sold (4% of $30,000,000). The General Partners will pay any syndication expenses (excluding selling commissions) in excess of ten percent of the gross proceeds or $1,200,000.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Accrual Basis

Revenues and expenses are accounted for on the accrual basis of accounting wherein income is recognized as earned and expenses are recognized as incurred. Once a Mortgage Investment is categorized as impaired, interest is no longer accrued thereon.

B. Management Estimates

In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the related periods. Such estimates relate principally to the determination of the allowance for doubtful accounts, including the valuation of impaired mortgage investments, and the valuation of real estate acquired through foreclosure. Actual results could differ significantly from these estimates.

C. Mortgage Investments, Secured by Deeds of Trust

The Partnership has both the intent and ability to hold the Mortgage Investments to maturity, i.e., held for long-term investment. Therefore they are valued at cost for financial statement purposes with interest thereon being accrued by the simple interest method.

Financial Accounting Standards Board Statements (SFAS) 114 and 118 (effective January 1, 1995) provide that if the probable ultimate recovery of the carrying amount of a Mortgage Investment, with due consideration for the fair value of collateral, is less than the recorded investment and related amounts due and the impairment is considered to be other than temporary, the carrying amount of the investment (cost) shall be reduced to the present value of future cash flows. The adoption of these statements did not have a material effect on the financial statements of the Partnership because that was the valuation method previously used on impaired loans.

At December 31, 1999, 1998, and 1997, there were no Mortgage Investments categorized as impaired by the Partnership. Had there been a computed amount for the reduction in carrying values of impaired loans, the reduction would have been included in the allowance for doubtful accounts.

As  presented  in Note 10 to the  financial  statements,  the  average  Mortgage
Investment to appraised value of security at the time the losses were consummated was 60.90%. When a loan is valued for impairment purposes, an updating is made in the valuation of collateral security. However, such a low loan to value ratio has the tendency to minimize reductions for impairment.

D. Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents include interest bearing and non-interest bearing bank deposits.

E. Real Estate Owned, Held for Sale

Real Estate owned, held for sale, includes real estate acquired through foreclosure and is stated at the lower of the recorded investment in the property, net of any senior indebtedness, or at the property's estimated fair value, less estimated costs to sell. At December 31, 1999, there were no properties acquired by the Partnership as real estate owned (REO).

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

Effective January 1, 1996, the Partnership adopted the provisions of Statement No 121 (SFAS 121) of the Financial Accounting Standards Board, "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be disposed of". The adoption of SFAS 121 did not have a material impact on the Partnership's financial position because the methods indicated were essentially those previously used by the Partnership.

F. Investment in Limited Liability Corporation (see Note 7)

The Partnership carries its investment in a Limited Liability Corporation as investment in real estate, which is at the lower of costs or fair value, less estimated costs to sell.

G. Income Taxes

No provision for Federal and State income taxes is made in the financial statements since income taxes are the obligation of the partners if and when income taxes apply.

H. Organization and Syndication Costs

The Partnership bears its own organization and syndication costs (other than certain sales commissions and fees described above) including legal and accounting expenses, printing costs, selling expenses, and filing fees. Organizational costs have been capitalized and were amortized over a five year period. Syndication costs are charged against partners' capital and are being allocated to individual partners consistent with the partnership agreement.

I. Allowance for Doubtful Accounts

Mortgage Investments and the related accrued interest, fees, and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the Mortgage Investment system. A provision is made for doubtful accounts to adjust the allowance for doubtful accounts to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable accounts receivable, including impaired Mortgage Investments, other Mortgage Investments, accrued interest and advances on Mortgage Investments, and other accounts receivable (unsecured). The composition of the allowance for doubtful accounts as of December 31, 1999, and 1998 was as follows:

                                                        December 31,
                                 -----------------------------------------------
                                      1999                            1998
                                ---------------                 ----------------

Impaired mortgage investments             $0                               $0
Unspecified mortgage investments     795,268                          370,073
Amounts receivable, unsecured         39,091                           44,000
                                ---------------                 ----------------
                                    $834,359                         $414,073
                                ===============                 ================

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

J. Net Income Per $1,000 Invested

Amounts reflected in the statements of income as net income per $1,000 invested by Limited Partners for the entire period are actual amounts allocated to Limited Partners who have their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive monthly distributions of their net income. Individual income is allocated each month based on the Limited Partners' pro rata share of Partners' Capital. Because the net income percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or select other options. However, the net income per $1,000 average invested has approximated those reflected for those whose investments and options have remained constant.

NOTE 3 - GENERAL PARTNERS AND RELATED PARTIES

The following are commissions and/or fees which are paid to the General Partners and/or related parties.

A. Mortgage Brokerage Commissions

For fees in connection with the review, selection, evaluation, negotiation and extension of Partnership Mortgage Investments in an amount up to 12% of the Mortgage Investments until 6 months after the termination date of the offering. Thereafter, Mortgage Investment brokerage commissions will be limited to an amount not to exceed 4% of the total Partnership assets per year. The Mortgage Investment brokerage commissions are paid by the borrowers, and thus, are not an expense of the Partnership. In 1999 and 1998, Mortgage Investment brokerage commissions paid by the borrowers were $682,118 and $604,836, respectively.

B. Mortgage Servicing Fees

Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal, is paid to Redwood Mortgage Corp., or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located. Mortgage servicing fees of $359,464, $295,052 and $189,692 were incurred for years 1999, 1998 and 1997, respectively.

C. Asset Management Fee

The General Partners receive monthly fees for managing the Partnership's Mortgage Investment portfolio and operations up to 1/32 of 1% of the "net asset value" (3/8 of 1% annual). Management fees of $42,215, $31,651 and $24,966 were incurred for years 1999, 1998 and 1997, respectively.

D. Other Fees

The Partnership Agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to parties related to the General Partners.

E. Income and Losses

All income will be credited or charged to partners in relation to their respective partnership interests. The partnership interest of the General Partners (combined) shall be a total of 1%.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

F. Operating Expenses

The General Partners or their affiliate (Redwood Mortgage Corp.) are reimbursed by the Partnership for all operating expenses actually incurred by them on behalf of the Partnership, including without limitation, out-of-pocket general and administration expenses of the Partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to Limited Partners. Such reimbursements are reflected as expenses in the Statement of Income.

The General Partners collectively or severally were to contribute 1/10 of 1% in cash contributions as proceeds from the offering are admitted to Limited Partner capital. As of December 31, 1999 a General Partner, GYMNO Corporation, had contributed $35,100, as capital in accordance with Section 4.02(a) of the Partnership Agreement.

NOTE 4 - OTHER PARTNERSHIP PROVISIONS

A. Applicant Status

Subscription funds received from purchasers of units are not admitted to the Partnership until appropriate lending opportunities are available. During the period prior to the time of admission, which is anticipated to be between 1-120 days in most cases, purchasers' subscriptions will remain irrevocable and will earn interest at money market rates, which are lower than the anticipated return on the Partnership's Mortgage Investment portfolio.

During the periods ending December 31, 1999, 1998 and 1997, interest totaling $1,914, $4,454 and $9,562, respectively, was credited to partners in applicant status. As Mortgage Investments were made and partners were transferred to regular status to begin sharing in income from Mortgage Investments secured by deeds of trust, the interest credited was either paid to the investors or transferred to partners' capital along with the original investment.

B. Term of the Partnership

The term of the Partnership is approximately 40 years, unless sooner terminated as provided. The provisions provide for no capital withdrawal for the first five years, subject to the penalty provision set forth in (E) below. Thereafter, investors have the right to withdraw over a five-year period, or longer.

C. Election to Receive Monthly, Quarterly or Annual Distributions

At subscription, investors elect either to receive monthly, quarterly or annual distributions of earnings allocations, or to allow earnings to compound. Subject to certain limitations, a compounding investor may subsequently change his election, but an investor's election to have cash distributions is irrevocable.

D. Profits and Losses

Profits and losses are allocated among the Limited Partners according to their respective capital accounts after 1% is allocated to the General Partners.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

E.  Liquidity, Capital Withdrawals and Early Withdrawals

There are substantial restrictions on transferability of Units and accordingly an investment in the Partnership is non-liquid. Limited Partners have no right to withdraw from the Partnership or to obtain the return of their capital account for at least one year from the date of purchase of Units. In order to provide a certain degree of liquidity to the Limited Partners after the one-year period, Limited Partners may withdraw all or part of their Capital Accounts from the Partnership in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty. The 10% penalty is applicable to the amount withdrawn as stated in the Notice of Withdrawal and will be deducted from the Capital Account.

After five years from the date of purchase of the Units, Limited Partners have the right to withdraw from the Partnership on an installment basis. Generally this is done over a five year period in twenty (20) quarterly installments. Once a Limited Partner has been in the Partnership for the minimum five year period, no penalty will be imposed if withdrawal is made in twenty (20) quarterly installments or longer. Notwithstanding the five-year (or longer) withdrawal period, the General Partners may liquidate all or part of a Limited Partner's capital account in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given. This withdrawal is subject to a 10% early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn without penalty.

The Partnership will not establish a reserve from which to fund withdrawals and, accordingly, the Partnership's capacity to return a Limited Partner's capital is restricted to the availability of Partnership cash flow.

F. Guaranteed Interest Rate For Offering Period

During the period commencing with the day a Limited Partner is admitted to the Partnership and ending 3 months after the offering termination date, the General Partners shall guarantee an earnings rate equal to the greater of actual earnings from mortgage operations or 2% above The Weighted Average cost of Funds Index for the Eleventh District Savings Institutions (Savings & Loan & Thrift Institutions) as computed by the Federal Home Loan Bank of San Francisco on a monthly basis, up to a maximum interest rate of 12%. To date, actual realization exceeded the guaranteed amount for each month.

NOTE 5- LEGAL PROCEEDINGS

The Partnership is not a defendant in any legal actions.

NOTE 6 - NOTE PAYABLE - BANK LINE OF CREDIT

The Partnership has a bank line of credit expiring September 30, 2000, of up to $9,000,000 at .25% over prime secured by its Mortgage Investment portfolio. The note payable balances were $0 and $5,947,000 at December 31, 1999, and 1998, respectively, and the interest rate was 8.75% at December 31, 1999, (8.50% prime plus .25%).

NOTE 7 - INVESTMENT IN LIMITED LIABILITY CORPORATION

         As a result of acquiring real property through foreclosure, the Partnership has contributed its interest (principally land) to a Limited Liability Corporation, which is owned 100% by the Partnership, and which will complete the construction and sell the property. The Partnership expects to realize a profit from the venture.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 8 - INCOME TAXES

The following reflects a reconciliation from net assets (Partners' Capital) reflected in the financial statements to the tax basis of those net assets:

                                                      December 31,
                                     -------------------------------------------
                                             1999                      1998
                                     ------------------         ----------------

Net Assets - Partners' Capital per
  financial statements                      $37,061,967              $27,047,654
Non-amortized syndication costs                 345,792                  357,449
Allowance for doubtful accounts                 834,359                  414,073
Formation loans receivable                    2,158,674                1,640,904
                                     ------------------         ----------------

Net assets tax basis                        $40,400,792              $29,460,080
                                     ==================         ================

In 1999 and 1998, approximately 58% and 61% of taxable income was allocated to tax exempt organizations, i.e., retirement plans, respectively. Such plans do not have to file income tax returns unless their "unrelated business income" exceeds $1,000. Applicable amounts become taxable when distribution is made to participants.

NOTE 9 - FAIR VALUE OF FINANCIAL INVESTMENTS

The following methods and assumptions were used to estimate the fair value of financial instruments:

     (a) Cash and Cash Equivalents. The carrying amount equals fair value. All amounts, including interest bearing, are subject to immediate withdrawal.

(b) The Carrying Value of Mortgage Investments (see note 2(c)) is $35,693,148. The fair value of these investments of $35,825,175 is estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The applicable amount of the allowance for doubtful accounts along with accrued interest and advances related thereto should also be considered in evaluating the fair value versus the carrying value.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 10- ASSET CONCENTRATIONS AND CHARACTERISTICS

The Mortgage Investments are secured by recorded deeds of trust. At December 31, 1999, there were 53 Mortgage Investments outstanding with the following characteristics:

Number of Mortgage Investments outstanding                                    53
Total Mortgage Investments outstanding                               $35,693,148

Average Mortgage Investment outstanding                                 $673,456
Average Mortgage Investment as percent of total                            1.89%
Average Mortgage Investment as percent of Partners' Capital                1.82%

Largest Mortgage Investment outstanding                                2,600,000
Largest Mortgage Investment as percent of total                            7.28%
Largest Mortgage Investment as percent of Partners' Capital                7.02%

Number of counties where security is located (all California)                 13
Largest percentage of Mortgage Investments in one county                  33.40%
Average Mortgage Investment to appraised value of security at time
 loan was consummated                                                     60.90%

Number of Mortgage Investments in foreclosure status                           1
Amount of Mortgage Investments in foreclosure                         $2,600,000


The following categories of mortgage investments are pertinent at December 31, 1999 and 1998:

                                                     December 31,
                                      ------------------------------------------
                                               1999                    1998
                                      ------------------      ------------------

First Trust Deeds                            $19,388,394             $22,349,185
Second Trust Deeds                            16,082,803               8,469,460
Third Trust Deeds                                221,951               1,087,313
                                      ------------------      ------------------
  Total mortgage investments                  35,693,148              31,905,958
Prior liens due other lenders                 23,719,420              26,411,096
                                      ------------------      ------------------
  Total debt                                 $59,412,568             $58,317,054
                                      ==================      ==================

Appraised property value at time of loan     $97,556,330             $98,011,150
                                      ==================      ==================

Total investments as a percent of appraisals      60.90%                  59.50%
                                      ==================      ==================

Investments by Type of Property

Owner occupied homes                          $7,336,276              $6,450,199
Non-Owner occupied homes                      10,957,622               8,789,445
Apartments                                       302,797               3,256,602
Commercial                                    17,096,453              13,409,712
                                      ------------------      ------------------
                                             $35,693,148             $31,905,958
                                      ==================      ==================

The interest rates on the mortgage investments range from 8.00% to 14.00% at December 31, 1999.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

Scheduled maturity dates of mortgage investments as of December 31, 1999 are as follows:

                         Year Ending
                         December 31,

                      -------------------

                             2000                                    $16,579,436
                             2001                                     14,365,526
                             2002                                        962,638
                             2003                                        308,957
                             2004                                        950,000
                          Thereafter                                   2,526,591
                                                                ----------------
                                                                     $35,693,148
                                                                ================


The scheduled maturities for 2000 include approximately $4,984,651 in Mortgage Investments which are past maturity at December 31, 1999. Interest payment on only four of these loans was delinquent.

The cash  balance  at  December  31,  1999 of  $1,602,568  was in one bank  with interest bearing balances totalling $1,481,699. The balances exceeded FDIC insurance limits (up to $100,000 per bank) by $1,502,568. This bank is the same financial institution that has provided the Partnership with the $9,000,000 limit line of credit. At December 31, 1999, draw down against this facility was $0. As and when deposits in the Partnership's bank accounts increase significantly beyond the insured limit, the funds are either placed on new Mortgage Investments or used to pay-down on the line of credit balance.

                                GYMNO CORPORATION

                          INTERIM FINANCIAL STATEMENTS

         In the opinion of the management of Gymno Corporation, a California corporation (Gymno), all adjustments necessary for a fair statement of financial position for the interim period presented herein have been made. All such adjustments are of a normal, recurring nature. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, management of Gymno believes that the disclosures contained herein are adequate to make the information presented not misleading. It is suggested that this unaudited balance sheet be read in conjunction with the corresponding audited balance sheet and the notes thereto included elsewhere in this prospectus.

                                GYMNO CORPORATION
                                  BALANCE SHEET
                              AS OF March 31, 2000
                                   (Unaudited)

                                     ASSETS

                                                                March 31, 2000
                                                              -----------------
Cash and equivalents                                                    $5,280
Deferred income tax benefits                                               120
                                                              -----------------
          Total current assets                                           5,400
                                                              -----------------
Investment in partnerships, at net equity:
     Redwood Mortgage Investors IV                                       7,500
     Redwood Mortgage Investors V                                        5,000
     Redwood Mortgage Investors VI                                       9,773
     Redwood Mortgage Investors VII                                     11,998
     Redwood Mortgage Investors VIII                                    35,100
                                                              -----------------
                                                                        69,371
                                                              -----------------
                                                                       $74,771
                                                              =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Accounts payable - stockholders                                    $971
     Accrued income taxes                                              1,236
     Loan from Redwood Mortgage at 8% interest                        11,150
                                                              ---------------
          Total current liabilities                                   13,357
                                                              ---------------

Stockholders' equity:
     Common stock at stated value:
       Authorized 1,000,000 shares of no par value
         issued and outstanding 500 shares                             5,000
     Paid-in surplus                                                   7,500
     Retained earnings                                                48,914
                                                              ---------------
         Total stockholders' equity                                   61,414
                                                              ---------------
                                                                     $74,771
                                                              ===============


See accompanying notes to balance sheets.

                                GYMNO CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2000
                                   (unaudited)

NOTE 1 - ORGANIZATION

GYMNO Corporation (the Company) was formed in July, 1986 by D. Russell Burwell and Michael R. Burwell, each owning 250 shares, for the purpose of serving as corporate general partners of California limited partnerships, (presently Redwood Mortgage Investors I, II, III, IV, V, VI, VII and VIII) which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

As corporate general partner, the company receives management fees and/or a small percentage of income for its services which are performed by the stockholders. In addition, the company receives reconveyance fees.

The company has also acquired limited partnership interests in Redwood Mortgage Investors VII. The company receives investment income from such limited partnership interests.

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

The accompanying financial statements were prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred.

Earnings per share, included in the statements of income, were calculated by dividing net income by the weighted average of common stock shares outstanding during the period. There is only one class of shares (common stock) and there are no provisions or agreements which could dilute earnings per share.

                                GYMNO CORPORATION
                           (A California Corporation)
                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998
                         (With Auditor's Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

BOARD OF DIRECTORS
GYMNO CORPORATION

We have audited the accompanying balance sheets of GYMNO Corporation as of December 31, 1999 and 1998 and the related statements of income, stockholders' equity and cash flows for the two years ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GYMNO Corporation as of December 31, 1999 and 1998, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

                        CAPORICCI, CROPPER & LARSON, LLP

Walnut Creek, CA
March 7, 2000

                                GYMNO CORPORATION
                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                                     ASSETS

                                                  1999                  1998
                                          ------------------ -------------------
Cash and equivalents                        $      2,508            $      427

Deferred income tax benefits                         174                   143
                                          ------------------ -------------------


       Total current assets                        2,682                   570
                                          ------------------ -------------------

Investment in partnerships, at net equity:

     Redwood Mortgage Investors IV                 7,500                 7,500

     Redwood Mortgage Investors V                  5,000                 5,000

     Redwood Mortgage Investors VI                 9,773                 9,773

     Redwood Mortgage Investors VII               12,048                12,248

     Redwood Mortgage Investors VIII              35,099                25,589
                                           ------------------ ------------------

                                                  69,420                60,110
                                           ------------------ ------------------

                                            $     72,102           $    60,680
                                           ================== ==================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Accounts payable - Stockholders         $       436           $       436

     Accrued income taxes                            535                   232

     Loan from Redwood Mortgage, at 8% interest   11,985                 8,598
                                           ------------------ ------------------
          Total current liabilities

                                                  12,956                 9,266
                                           ------------------ ------------------
Stockholders' Equity:
     Common stock at stated value:
        Authorized 1,000,000 shares of no par value;

          issued and outstanding 500 shares        5,000                 5,000

     Paid-in surplus                               7,500                 7,500

     Retained earnings                            46,646                38,914
                                           ------------------- -----------------

          Total stockholders' equity              59,146                51,414
                                           ------------------- -----------------
                                            $     72,102          $     60,680
                                           =================== =================

See accompanying notes to financial statements

                                GYMNO CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE 1 - ORGANIZATION

GYMNO Corporation (the Company) was formed in July, 1986 by D. Russell Burwell and Michael R. Burwell, each owning 250 shares, for the purpose of serving as corporate General Partner of California limited partnerships, (presently Redwood Mortgage Investors I, II, III, IV, V, VI, VII and VIII) which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

As corporate General Partner, the Company receives management fees and/or a small percentage of income for its services, which are performed by the stockholders. In addition, the Company receives reconveyance fees.

The Company has also acquired a limited partnership interest in Redwood Mortgage Investors VII. The Company receives investment income from such limited partnership interests.

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

The accompanying financial statements were prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred.

Earnings per share, included in the statements of income, were calculated by dividing net income by the weighted average of common stock shares outstanding during the period. There is only one class of shares (common stock) and there are no provisions or agreements which could dilute earnings per share.

NOTE 3 - RELATED PARTY FINANCING

     Redwood Mortgage Corp., a related party, receives fees from the various limited partnerships for managing the portfolios and servicing the loans. Gymno Corporation had a loan balance from Redwood Mortgage Corp. of $11,985 at December 31, 1999 with interest thereon calculated at 8%.

                                GYMNO CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE 4 - INCOME TAXES

The following reflects the income taxes for the periods ending December 31, 1999 and 1998:

                                             YEAR ENDED               YEAR ENDED
                                         DECEMBER 31, 1999     DECEMBER 31, 1998

                                     -------------------------------------------
                                    CALIFORNIA   FEDERAL    CALIFORNIA   FEDERAL

                                     -------------------------------------------

  Income before provision for
                 income taxes        $ 10,680   $ 10,680    $   7,120   $  7,120

       Nondeductible expenses               -          -            -          -
         State Tax deduction:

        Prior fiscal year tax               -       (953)           -      (863)

 Taxable income differential-
                 partnerships           2,415      2,415        3,655      3,655
                                    --------------------------------------------


               Taxable income          13,095     12,142       10,775      9,912
                                    --------------------------------------------


                     Tax rate
    (California $800 minimum)           8.84%     15.00%        8.84%     15.00%
                                    --------------------------------------------



          Income tax thereon            1,158       1,821         953      1,487


   Change in deferred income
                 tax benefit                -        (31)           -        (7)
                                    --------------------------------------------

          Income tax expense         $  1,158     $ 1,790      $  953    $ 1,480
                                    ============================================


California income taxes were determined at the greatest of 8.84% of taxable income or the minimum tax ($800) and Federal income taxes were determined at the applicable Federal rate (15%).

Deferred income taxes are based on timing differences in deductions for California income taxes which are deductible in the year after they apply (i.e.
- fiscal year 1999 taxes are deductible in 2000). At December 31, 1999, there was a deferred income tax benefit of $174 relating to the $1,158 California Franchise Tax deductible in the following year.

                             REDWOOD MORTGAGE CORP.
                          INTERIM FINANCIAL STATEMENTS

In the opinion of the management of Redwood Mortgage Corp., a California corporation, all adjustments necessary for a fair statement of financial position for the interim period presented herein have been made. All such adjustments are of a normal, recurring nature. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, management of Redwood Mortgage Corp. believes that the disclosures contained herein are adequate to make the information presented not misleading. It is suggested that this unaudited balance sheet be read in conjunction with the corresponding audited balance sheet and the notes thereto included elsewhere in this prospectus.

                             REDWOOD MORTGAGE CORP.
                                 BALANCE SHEETS
                            MAY 31, 2000 (unaudited)

                                     ASSETS

                                                                May 31, 2000
                                                              ---------------
Cash and equivalents                                              $1,908,925

Accounts receivable:
     Due from affiliate                                               84,454
     Advances and deposits                                            16,814


Furniture, equipment and leasehold improvements,
     net of accumulated depreciation and amortization
     of $212,983                                                      66,876

Deferred costs of mortgage related rights                          2,337,185

          Total assets                                            $4,410,254
                                                              ===============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities                              $5,895
Promissory notes payable                                             375,000
Advances from partnerships                                         2,639,889
Deferred income taxex                                                577,044
                                                              ---------------

          Total liabilities                                        3,597,828
                                                              ---------------

Stockholder's equity:
     Common stock, wholly owned by Redwood Group,
          Ltd, at stated value (1,000 shares outstanding)              4,000
     Retained earnings                                               808,426
                                                              ---------------


          Total stockholder's equity                                 812,426
                                                              ---------------

          Total liabilities and stockholder's equity              $4,410,254
                                                              ===============


See accompanying notes to financial statements.

                             REDWOOD MORTGAGE CORP.
                             NOTES TO BALANCE SHEETS
                                  MAY 31, 2000

NOTE 1 - ORGANIZATION

     Redwood Mortgage Corp., formerly Redwood Home Loan Co. (the Company), is a General Partner and a wholly-owned subsidiary of Redwood Group, Ltd., which is owned by D. Russell Burwell, and related parties. D. Russell Burwell, Michael R. Burwell, and Gymno Corporation (owned by the Burwells) are General Partners in eight limited partnerships which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate. In addition, another related Company is General Partner in a ninth limited partnership.

The Company maintains "trust accounts" to service mortgage investments made principally by the aforementioned nine limited partnerships. As a real estate broker licensed with the State of California, the Company arranges loans with various maturities, all of which are secured by trust deeds.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

o        Accrual Basis

     The accompanying financial statements were prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred. The company files its income tax returns on the cash basis of accounting. A provision for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for accrual cash basis. The principal difference is the tax on deferred costs of mortgage related rights.

o        Use of Estimates

     In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet date and revenue and expenses for the related periods. Such estimates relate principally to lives assigned to furniture and equipment and to the period of recoverability of deferred costs of mortgage related rights. Actual results could differ from these estimates.

o        Mortgage Servicing Rights

     Consistent  with statement of Financial  Accounting  Standards No 122 (FASB
     122), the company has recognized as an asset rights to service loans of the limited partnerships mentioned above. Such rights result in significant revenue including mortgage servicing fees and loan commissions (See note
     3). The costs of these rights include fees paid to broker-dealers to raise capital for the partnerships. Such costs are being allocated over ten years on a straight line basis.

o        Cash and Cash Equivalents

     Cash and cash equivalents represent cash and short term, highly liquid investments with original maturities of three months or less. The company had only "cash" accounts at September 30, 1999 and 1998.

o        Furniture, Equipment and Leasehold Improvements, Net

     Furniture, equipment and leasehold improvements are stated at cost less depreciation and amortization computed primarily on a straight line basis over estimated useful lines of 5 to 7 years.

o        Income Taxes

     Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred taxes for expected future tax consequences of differences in timing of stating expenses and/or revenues. Expected future events are considered other than changes in the tax law or rates.

o        Investments in Partnerships

     Investments in partnership are accounted for using the equity method. Accordingly, the investment is carried at cost, adjusted for the company's share of the partnerships' income or losses.

     NOTE 3 - INCOME FROM MORTGAGE RIGHTS OF LIMITED PARTNERSHIPS

     The following are commissions and/or fees derived by the company from related mortgage services.

                             REDWOOD MORTGAGE CORP.
                             NOTES TO BALANCE SHEETS
                                  MAY 31, 2000

     A.  Mortgage Brokerage Commissions

     For fees in connection with the review, selection, evaluation, negotiation and extension of partnership mortgage investments in an amount up to 12% of the mortgage investments until 6 months after the termination date of an offering. Only 1 of the 9 limited partnerships is in the offering stage. Thereafter, mortgage investments brokerage commissions are limited to an amount not to exceed 4% of the total partnership assets per year. The mortgage investment brokerage commissions are paid by the borrowers, and thus, not an expense of the partnerships.

B.        Mortgage Service Fees

     Monthly mortgage service fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal, are paid to Redwood Mortgage Corp., or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.

C.       Other Fees

     The Partnership Agreements provide for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to Redwood Mortgage Corp.

D.       Clerical Fees

     The Company is reimbursed for expenses and clerical costs  associated  with
     accounting  and  related  services   incurred  on  behalf  of  the  limited
     partnerships.

     NOTE 4 - ADVANCES FROM PARTNERSHIPS

     The Company has financed the payment of costs of mortgage related rights, which were paid primarily to broker-dealers to raise investment capital for the limited partnerships, which invest in mortgages secured by deeds of trust. The advances are from the limited partnerships and are non-interest bearing and are being paid over a number of years from revenue generated from the partnerships.

                             REDWOOD MORTGAGE CORP.
                           (A California Corporation)
                                 BALANCE SHEETS
                           SEPTEMBER 30, 1999 AND 1998
                         (with auditor's report thereon)

                        CAPORICCI, CROPPER & LARSON, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                         1575 TREAT BOULEVARD, SUITE 208
                         WALNUT CREEK, CALIFORNIA 94598
                                 (925) 932-3860
                               FAX (925) 932-3862

                          INDEPENDENT AUDITORS' REPORT

BOARD OF DIRECTORS
REDWOOD MORTGAGE CORP.

We have audited the accompanying balance sheets of Redwood Mortgage Corp. as of September 30, 1999 and 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Redwood Mortgage Corp. as of September 30, 1999 and 1998, in conformity with generally accepted accounting principles.

                                            /s/ Caporicci, Cropper & Larson, LLP

                                            CAPORICCI, CROPPER & LARSON, LLP

Walnut Creek, California
December 2, 1999

                             REDWOOD MORTGAGE CORP.
                                 BALANCE SHEETS
                           SEPTEMBER 30, 1999 AND 1998

                                     ASSETS

                                                        1999              1998
                                               ---------------     -------------
Cash and equivalents                                  $444,980          $249,559

Accounts receivable:
     Due from affiliate                                 83,354            95,354
     Advances and deposits                              16,845            16,133
     Income taxes refundable                            32,905                 0

Prepaid Expenses                                         8,901            13,351

Furniture, equipment and leasehold improvements,
     net of accumulated depreciation and
     amortization of $209,270 and $189,108
     respectively                                       54,457            46,432

Investment in partnerships                           1,034,841           749,234
Deferred costs of mortgage related rights            1,853,025         1,566,574

          Total assets                              $3,529,308        $2,736,637
                                                ==============     =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities                $8,885           $28,666
Due to parent company, Redwood Group, Ltd.              28,039            28,039
Pension/profit sharing liability                        36,608            33,893
Advance from partnerships                            2,166,328         1,845,891
Deferred income taxex                                  542,445           347,601
                                               ---------------     -------------

          Total liabilities                          2,782,305         2,284,090
                                               ---------------     -------------

Stockholder's equity:
     Common stock, wholly owned by Redwood Group,
          Ltd, at stated value (1,000 shares
          outstanding)                                   4,000             4,000
     Retained earnings                                 743,003           448,547
                                               ---------------     -------------

          Total stockholder's equity                   747,003           452,547
                                               ---------------     -------------

          Total liabilities and stockholder's
             equity                                 $3,529,308        $2,736,637
                                               ===============     =============


See accompanying notes to financial statements.

                             REDWOOD MORTGAGE CORP.
                             NOTES TO BALANCE SHEETS
                           SEPTEMBER 30, 1999 AND 1998

NOTE 1 - ORGANIZATION

     Redwood Mortgage Corp., formerly Redwood Home Loan Co. (the Company), is a wholly-owned subsidiary of Redwood Group, Ltd., which is owned by D. Russell Burwell, and related parties. D. Russell Burwell, Michael R. Burwell, and Gymno Corporation (owned by the Burwells) are General Partners in eight limited partnerships which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate. In addition, another related Company is General Partner in a ninth limited partnership.

The Company maintains "trust accounts" to service mortgage investments made principally by the aforementioned nine limited partnerships. As a real estate broker licensed with the State of California, the Company arranges loans with various maturities, all of which are secured by trust deeds. At September 30, 1999, the Company was servicing a portfolio totaling $71,073,468.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

o        Accrual Basis

     The accompanying financial statements were prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred. The company files its income tax returns on the cash basis of accounting. A provision for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for accrual cash basis. The principal difference is the tax on deferred costs of mortgage related rights.

o        Use of Estimates

     In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet date and revenue and expenses for the related periods. Such estimates relate principally to lives assigned to furniture and equipment and to the period of recoverability of deferred costs of mortgage related rights. Actual results could differ from these estimates.

o        Mortgage Servicing Rights

     Consistent  with statement of Financial  Accounting  Standards No 122 (FASB
     122), the company has recognized as an asset rights to service loans of the limited partnerships mentioned above. Such rights result in significant revenue including mortgage servicing fees and loan commissions (See note
     3). The costs of these rights include fees paid to broker-dealers to raise capital for the partnerships. Such costs are being allocated over ten years on a straight line basis.

o        Cash and Cash Equivalents

     Cash and cash equivalents represent cash and short term, highly liquid investments with original maturities of three months or less. The company had only "cash" accounts at September 30, 1999 and 1998.

o        Furniture, Equipment and Leasehold Improvements, Net

     Furniture, equipment and leasehold improvements are stated at cost less depreciation and amortization computed primarily on a straight line basis over estimated useful lines of 5 to 7 years.

o        Income Taxes

     Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred taxes for expected future tax consequences of differences in timing of stating expenses and/or revenues. Expected future events are considered other than changes in the tax law or rates.

o        Investments in Partnerships

     Investments in partnership are accounted for using the equity method. Accordingly, the investment is carried at cost, adjusted for the company's share of the partnerships' income or losses.

     NOTE 3 - INCOME FROM MORTGAGE RIGHTS OF LIMITED PARTNERSHIPS

     The following are commissions and/or fees derived by the company from related mortgage services.

                             REDWOOD MORTGAGE CORP.
                             NOTES TO BALANCE SHEETS
                           SEPTEMBER 30, 1999 AND 1998

     A.  Mortgage Brokerage Commissions

     For fees in connection with the review, selection, evaluation, negotiation and extension of partnership mortgage investments in an amount up to 12% of the mortgage investments until 6 months after the termination date of an offering. Only 1 of the 9 limited partnerships is in the offering stage. Thereafter, mortgage investments brokerage commissions are limited to an amount not to exceed 4% of the total partnership assets per year. The mortgage investment brokerage commissions are paid by the borrowers, and thus, not an expense of the partnerships.

E.        Mortgage Service Fees

     Monthly mortgage service fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal, are paid to Redwood Mortgage Corp., or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.

F.       Other Fees

     The Partnership Agreements provide for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to Redwood Mortgage Corp.

G.       Clerical Fees

     The Company is reimbursed for expenses and clerical costs  associated  with
     accounting  and  related  services   incurred  on  behalf  of  the  limited
     partnerships.

     NOTE 4 - ADVANCES FROM PARTNERSHIPS

     The Company has financed the payment of costs of mortgage related rights, which were paid primarily to broker-dealers to raise investment capital for the limited partnerships, which invest in mortgages secured by deeds of trust. The advances are from the limited partnerships and are non-interest bearing and are being paid over a number of years from revenue generated from the partnerships.

     NOTE 5 - INCOME TAXES

     Significant components of the provision for income taxes are as follows:

                                                  Fiscal year ended September 30
                                                     1999                  1998
                                           ---------------      ----------------

        Current:
            Federal                                    $ -               $ 1,150
            State (minimum $800)                       800                38,765
                                           ---------------      ----------------
                                                       800                39,915
                                           ---------------      ----------------

        Deferred:
            Federal                                 55,605                46,721
            State                                  139,239              (26,200)
                                           ---------------      ----------------

                                                   194,844                20,521
                                           ---------------      ----------------
       Total                                      $195,644               $60,436
                                           ===============      ================


       Income before tax provision                $490,100              $137,987
                                           ---------------      ----------------

                             REDWOOD MORTGAGE CORP.
                             NOTES TO BALANCE SHEETS
                           SEPTEMBER 30, 1999 AND 1998

     Deferred income taxes are provided at 8.84% for California, and 34% for Federal purposes. There are net operating loss carryforwards to fiscal year September 30, 2000 of $708,408 Federal and $122,192 California. The timing in utilization if the California net operating loss affects the effective rates since only 50% of the loss is carried forward for five years rather than the 100% and fifteen years allowed for Federal purposes.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

     Significant components of the company's deferred tax liabilities are as follows:

                                                           As of September 30,
                                                        1999             1998
                                                  -------------     ------------

            Timing Differences
------------------------------------------------
Deferred costs of mortgage related rights              $1,853,025     $1,566,574
Income (loss) on investments in partnerships               97,403      (371,021)
Other assets and liabilities, net                           6,569         10,238
                                                    -------------   ------------
          Subtotal:                                     1,956,997      1,205,791
Less California net operating loss carryforward         (122,192)              -
                                                    -------------   ------------
     Base for California deferred tax                  $1,834,805     $1,205,791
                                                    =============   ============

California deferred tax @8.84%                           $162,197       $106,592
                                                    =============   ============

Above timing differences                               $1,956,997     $1,205,791
Less California deferred taxes                          (162,197)      (106,592)
Plus - California tax timing differences                   31,984              -
Less Federal net operating loss carryforward            (708,408)      (390,348)
                                                    -------------   ------------
     Base for Federal deferred tax                     $1,118,376       $708,851
                                                    =============   ============

Federal deferred tax @34%                                $380,218       $241,009
California deferred tax (above)                           162,197        106,592
                                                    -------------   ------------
     Deferred tax liability                              $542,445       $347,601
                                                    =============   ============
     Increase for the year                               $194,844        $20,521
                                                    =============   ============


NOTE 6 - INVESTMENT IN PARTNERSHIPS

The company had investments in partnerships carried at equity in net assets as follows:
                                               As of September 30,
                                     -------------------------------------------

Partnerships (all December 31, year ends)         1999         1998         1997
----------------------------------------    ------------------------------------

Redwood Mortgage Investors IV                     $414        1,243        2,071
Norfolk Associates                           1,034,427      747,991      220,870
Lockbrae Road Apartments                             -            -      225,600
                                            ------------------------------------

                                            $1,034,841     $749,234     $478,541
                                           =====================================


A loss of $371,021 was realized in 1998 on the disposition of the investment in Lockbrae Road Apartments, and a gain was realized in 1999 of $97,403 on Norfolk Associates, which sold the property in fiscal year 1999. The investment in Norfolk Associates will be converted to cash equivalents in late 1999 upon dissolution of the partnership.

Redwood  Mortgage  Investors  IV  is  one  of  the  limited   partnerships  with
investments in mortgages. The company is liquidating its position therein.

                            PRIOR PERFORMANCE TABLES

         The prior performance tables as referenced in the prior performance summary of the prospectus present information on programs previously sponsored by the general partners.

         The purpose of the tables is to provide information on the performance of these partnerships to assist prospective investors in evaluating the experience of the general partners as sponsors of such partnerships. While none of the information represents activities of an entity whose investment objectives and criteria are identical to the partnership, in the opinion of the general partners, all of the partnerships included in the tables had investment objectives which were similar to those of the partnership. Factors considered in making such determination included the type of investments, expected benefits from investment and structure of the programs. Each of such prior programs had the following objectives: (i) annual distributions of cash or credits to a partner's capital account for additional loans; and (ii) preservation of the partnership's capital. Redwood Mortgage Investors VI, Redwood Mortgage Investors VII and the partnership differ from the prior programs in that they will amortize organizational costs over a five (5) year period instead of a ten (10) year period and will invest in a greater percentage of first deeds of trust. In addition, the partnership's loan servicing fees may be slightly higher and interest earned on the loans made by the partnership will differ due to economic considerations and other factors at the present time. Accordingly, such prior programs differed in certain respects from the partnership, and inclusion of these tables does not imply that investors of the partnership will experience results comparable to those experienced in the partnerships referred to in the tables.

The tables consist of:

Table I                         Experience in Raising and Investing Funds.

Table II                        Compensation to General Partners and Affiliates.

Table III                       Operating Results of Prior Limited Partnerships.

Table V                         Payment of Mortgage Investments.

         Persons who purchase interests in the partnership will not thereby acquire any ownership interest in any of the partnerships to which these tables relate. The inclusion of the following tables in the prospectus does not imply that the partnership will make investments comparable to those reflected in the tables with respect to cash flow, income tax consequences available to investors, or other factors, nor does it imply that they will experience returns, if any, comparable to those experienced by investors in the partnerships referred to below.

         The general partners have sponsored only two (2) other public programs registered with the Securities and Exchange Commission. Therefore, the following tables include information about prior non-public programs whose investment objectives are similar to those of the partnership. These partnerships were offered without registration under the Securities Act of 1933 in reliance upon the intrastate offering exemption from the registration requirements thereunder and/or the exemption for transactions not involving a public offering.

         Additional information regarding the description of open mortgage investments of prior limited partnerships is provided in Table VI in Part II of this registration statement. The partnership will furnish without charge to each person to whom this prospectus is delivered, upon request, a copy of Table VI.

                        DEFINITIONS AND GLOSSARY OF TERMS

         The following terms used in the tables have the following meanings:

         "Cash Generated From Operations" shall mean excess or deficiency of operating cash receipts over operating cash expenditures.

         "GAAP" shall mean generally accepted accounting principles.

         "Months To Invest 90% Of Amount Available For Investment" shall mean the time period from commencement of the offering to date of close of escrow of initial loans.

         The following is a brief description of the tables:

         TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

         Table I summarizes, as a percentage basis, all funds through December 31, 1999, for partnerships which completed funding after January 1, 1989.

         TABLE II - COMPENSATION TO GENERAL PARTNERS AND AFFILIATES

         Table II summarizes the compensation paid the general partners and affiliates by those partnerships which completed funding after January 1, 1989.

         TABLE III - OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

         Table III summarizes the annual operating results from January 1, 1997, through December 31, 1999 for prior limited partnerships that the general partners have organized.

         TABLE V -         PAYMENT OF MORTGAGE INVESTMENTS

     Table V presents information on the payment of the partnerships' mortgages within the three (3) years ending December 31, 1999.

         About one-third of the loans held by the partnerships are fractionalized loans and held as undivided interests with other partnerships and third parties. The information presented in Table V as to fractionalized loans represents only that partnership's interest in a certain loan.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (AS OF DECEMBER 31, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                     RMI VII
                                                               --------------
Dollar Amount Offered                                            $12,000,000
Dollar Amount Raised                                             $11,998,359
Percentage of Amount Raised                                          100.00%
Less Offering Expenses:
     Organization Expense                                              3.55%
Percentage Available for Investment
       Net of Offering Expenses                                       96.45%
     Mortgage Investments Funded from Offering Proceeds
       Secured by Deeds of Trust                                      86.85%
     Formation Loan                                                    7.62%
     Selling Commissions Paid to Non-Affiliates                        1.00%
     Selling Commissions Paid to Affiliates                                0
     Mortgage Investments Commitments                                      0
     Mortgage Investment Application or Mortgage
         Investment Processing Fees                                        0
     Funds Available for Future Commitments                                0
     Reserve                                                           0.98%
                                                               --------------
Total                                                                 96.45%
                                                               ==============




Date Offering Commenced                                             10/20/89
Length of Offering                                                 36 months
     Months to Commit 90% of Amount
     Available for Investment
     (Measured from Beginning of.
     Offering)                                                     38 months

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (AS OF DECEMBER 31, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)~

                                                                          RMI VI
                                                                 ---------------
Dollar Amount Offered                                                $12,000,000
Dollar Amount Raised                                                  $9,772,594
Percentage of Amount Raised                                              100.00%
Less Offering Expenses:
     Organization Expense                                                  2.63%
     Selling Commissions Paid to Non-Affiliates                            1.00%
     Selling Commissions Paid to Affiliates                                    0
Percentage Available for Investment

       Net of Offering Expenses                                           96.37%
     Mortgage Investments Funded from Offering
       Proceeds Secured by Deeds of Trust                                 86.04%
     Formation Loan                                                        6.27%
     Mortgage Investment Commitments                                           0
     Mortgage Investment Application or Mortgage Investment
       Processing Fees                                                         0
     Funds Available for Future
       Commitments                                                         1.06%
     Reserve                                                               3.00%
                                                                 ---------------
Total                                                                     96.37%
                                                                 ===============





Date Offering Commenced                                            09/03/87
Length of Offering                                                24 months
Months to Commit 90% of Amount Available for
     Investment(Measured from Beginning of Offering)              25 months

                                    TABLE II
                 COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                            (AS OF DECEMBER 31, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                  RMI VIII
                                                           ---------------------
Date Offering Commenced Dollar Amount Raised

Amount Paid to General Partners and Affiliates from:
       Offering Proceeds
       Selling Commissions
       Loan Application or Loan Processing Fees
       Reimbursement of Expenses, at Cost
       Acquisition Fees
       Advisory Fees
       Other
Loan Points, Processing and Other Fees Paid by the Borrowers to
Affiliates:
     Points (1)
     Processing Fees (1)
     Other (1)
Dollar Amount of Cash Generated from  Operations
   Before Deducting Payments to General Partners and Affiliates:

Amount Paid to General Partners and Affiliates from Operations:
     Partnership Management Fees
     Earnings Fee
     Mortgage Servicing Fee
     Reimbursement of Expenses, at Cost

(1) These sums were paid by borrowers of partnership funds, and were not expenses of the partnerships.

                                    TABLE II
                 COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                            (AS OF DECEMBER 31, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS)

                                                                     RMI VII
                                                             -------------------
Date Offering Commenced                                                 10/20/89
Dollar Amount Raised                                                 $11,998,359
Amount Paid to General Partners and Affiliates from:
       Offering Proceeds                                                       0
       Selling Commissions                                                     0
       Loan Application or Loan
       Processing Fees                                                         0
       Reimbursement of Expenses, at Cost                                 86,082
       Acquisition Fees                                                        0
       Advisory Fees                                                           0
       Other                                                                   0
Loan Points, Processing and Other Fees Paid by the
  Borrowers to Affiliates:
          Points (1)                                                  $2,044,771
          Processing Fees (1)                                             56,738
          Other (1)                                                        8,223
Dollar Amount of Cash Generated from Operations Before
       Deducting from Payments to General Partners and Affiliates: $13,679,244 Amount Paid to General Partners and Affiliates from Operations:
       Partnership Management Fees                                      $113,911
       Earnings Distribution                                              79,391
       Mortgage Servicing Fee                                            638,933
     Late Charges                                                              0
       Reimbursement of Expenses, at Cost                                249,970
     Prepayment Fee                                                            0



 (1) These sums were paid by borrowers of partnership funds, and were not expenses of the partnership.

                                    TABLE II
                 COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                            (AS OF DECEMBER 31, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                      RMI VI
                                                               -----------------
Date Offering Commenced                                                  9/03/87
Dollar Amount Raised                                                 $ 9,772,594
Amount Paid to General Partners and Affiliates from:
       Offering Proceeds                                                       0
       Selling Commissions                                                     0
       Loan Application or Loan Processing Fees                                0
       Reimbursement of Expenses, at Cost                                103,708
       Acquisition Fees                                                        0
       Advisory Fees                                                           0
       Other                                                                   0
Loan Points, Processing and Other Fees Paid by the Borrowers to
Affiliates:
     Points (1)                                                       $1,553,306
     Processing Fees (1)                                                  62,155
     Other (1)                                                             8,429
Dollar Amount of Cash Generated from Operations Before Deducting

  Payments to General Partners and Affiliates:                       $15,241,570
Amount Paid to General Partners and Affiliates from Operations:
     Partnership Management Fees                                         $91,562
     Earnings Fee                                                         88,583
     Mortgage Servicing Fee                                              720,232
     Reimbursement of Expenses, at Cost                                  291,754



(1) These sums were paid by borrowers of partnership funds, and were not expenses of the partnerships.



                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI VII
                            (AS OF DECEMBER 31, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                   1997                   1998              1999
                                                              ---------------    --------------     -------------

Gross Revenues                                                    $1,623,863        $1,657,728        $1,663,245
Less: General Partners' Mgmt Fee                                           0            16,141            44,524
  Mortgage Servicing Fee                                              83,559           128,493           127,440
  Administrative Expenses                                             80,614            72,602            70,293
  Provision for Uncollected Accts                                    434,495           423,054           329,057
  Amortization of Organization and Syndication Costs                       0                 0                 0
  Offering Period Interest Expense to Limited Partners                     0                 0                 0
  Interest Expense                                                   198,316           170,867           182,350
                                                              ---------------    --------------     -------------
Net Income (GAAP Basis) dist. to Limited Partners                   $826,879          $846,571          $909,581
                                                              ---------------    --------------     -------------
Sources of Funds - Net Income                                        826,879          $846,571          $909,581
Reduction in Assets                                                        0         1,227,571         1,975,646
Increase in Liabilities                                            1,081,907                 0                 0
Early Withdrawal Penalties Applied to Synd. Costs                          0                 0                 0
Increase in Applicant's Deposit                                            0                 0                 0
Increase in Partners' Capital -collection on Formation
  Loan                                                                87,888            87,888            87,888
                                                              ---------------    --------------     -------------
Cash generated from Operations                                    $1,996,674        $2,162,030        $2,973,115
Use of Funds-Increase in Assets                                      610,362                 0                 0
Reduction in Liabilities                                                   0           356,024         1,109,010
Decrease in Applicant's Deposit                                            0                 0                 0
Offering Period Interest Expense to Limited Partners                       0                 0                 0
  Investment Income Pd to LP's                                       407,648           464,824           499,937
  Return of Capital to LP's                                        1,212,916         1,400,475         1,436,942
                                                              ---------------    --------------     -------------
    Increase (Decrease) in Cash                                   $(234,252)         $(59,293)         $(72,774)
Cash at the beginning of the year                                    755,089           520,837           461,544
Cash at the end of the year                                          520,837           461,544           388,770
Income & Distribution Data for $1,000 Invested for

  a Compounding Limited Partner  (GAAP Basis)                         $61.02            $66.95            $78.61
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving

  Monthly Earning Distribution (GAAP Basis)                           $59.38            $64.98            $75.91
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $30.01            $36.09            $41.84
  Capital (1)                                                         $89.28           $108.74           $120.26
Federal Income Tax Results for $1,000 Invested

  Capital for a Compounding Ltd. Partner                              $75.49            $95.60            $82.19
Federal Income Tax Results for $1,000 Invested for a
Limited Partner Receiving Monthly Earnings
  Distributions                                                       $73.81            $93.29            $79.37


NOTES:

(1)  Based upon year's initial capital balances



                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI VI
                            (AS OF DECEMBER 31, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                      1997              1998              1999
                                                              -------------     -------------    --------------

Gross Revenues                                                  $1,036,596          $871,861        $1,086,317
Less: General Partners' Mgmt Fee                                         0             6,640            10,626
  Mortgage Servicing Fee                                            39,918            70,630            50,150
  Administrative Expenses                                           65,813            58,862            52,361
  Provision for Uncollected Accts                                  268,101           180,054           437,558
  Amortization of Organization and Syndication Costs                     0                 0                 0
  Offering Period Interest Expense to Limited Partners                   0                 0                 0
  Interest Expense                                                 133,577            43,170            14,713
                                                              -------------     -------------    --------------
Net Income (GAAP Basis) dist. to Limited Partners                 $529,187          $512,505          $520,909
                                                              -------------     -------------    --------------
Sources of Funds - Net Income                                     $529,187          $512,505          $520,909
Reduction in Assets                                              1,763,235         1,159,329         1,915,163
Increase in Liabilities                                                  0                 0                 0
Early Withdrawal Penalties Applied to Synd. Costs                        0                 0                 0
Increase in Applicant's Deposit                                          0                 0                 0
Increase in Partners' Capital - Collection of Formation
                                                              -------------     -------------    --------------
Loan                                                                62,328            59,521                 0
                                                              -------------     -------------    --------------
Cash generated from Operations                                  $2,354,750        $1,731,355        $2,436,072
Use of Funds-Increase in Assets                                          0                 0                 0
Reduction in Liabilities                                           649,124           466,778           417,455
Decrease in Applicant's Deposit                                          0                 0                 0
Offering Period Interest Expense to Limited Partners                     0                 0                 0
  Investment Income Pd to LP's                                     257,670           235,837           222,735
  Return of Capital to LP's                                      1,297,410         1,060,108           975,362
                                                              -------------     -------------    --------------
Net Increase (Decrease) in Cash                                   $150,546         $(31,368)          $820,520
Cash at the beginning of the year                                  180,597           331,143           299,775
Cash at the end of the year                                        331,143           299,775         1,120,295
Income & Distribution Data for $1,000 Invested for

  a Compounding Limited Partner  (GAAP Basis)                       $52.88            $56.32            $62.40
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving

  Monthly Earning Distribution (GAAP Basis)                         $51.64            $54.91            $60.68
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                        $24.79            $25.01            $27.74
  Capital (1)                                                      $124.81           $112.40           $121.46
Federal Income Tax Results for $1,000 Invested

  Capital for a Compounding Ltd. Partner                            $30.48            $75.41            $74.48
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings

  Distributions                                                     $29.89            $73.53            $72.81

NOTES:

(1) Based upon year's initial capital balances (2) The offering terminated in September, 1989.




                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                      RMI V
                            (AS OF DECEMBER 31, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                      1997              1998                1999
                                                              -------------     -------------    ----------------

Gross Revenues                                                    $320,600          $494,109            $388,020
Less: General Partners' Mgmt Fee                                         0                 0                   0
  Mortgage Servicing Fee                                                 0                 0                   0
  Administrative Expenses                                           30,085            25,844              23,476
  Provision for Uncollected Accts                                   56,504           303,397             196,256
  Amortization of Organization and Syndication Costs                     0                 0                   0
  Offering Period Interest Expense to Limited Partners                   0                 0                   0
  Interest Expense                                                  53,466             7,454              15,258
                                                              -------------     -------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                 $180,545          $157,414            $153,030
                                                              -------------     -------------    ----------------
Sources of Funds - Net Income                                     $180,545          $157,414            $153,030
Reduction in Assets                                              1,278,194           337,030             552,540
Increase in Liabilities                                                  0                 0                   0
Early Withdrawal Penalties Applied to Synd. Costs                        0                 0                   0
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                       27,954                 0                   0
                                                              -------------     -------------    ----------------
Cash generated from Operations                                  $1,486,693          $494,444            $705,570
Use of Funds-Increase in Assets                                          0                 0                   0
Reduction in Liabilities                                           627,326            11,807              52,954
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                      82,504            77,341              73,059
  Return of Capital to LP's                                        792,784           376,931             338,585
                                                              -------------     -------------    ----------------
Net Increase (Decrease) in Cash                                  $(15,921)           $28,365            $240,972
Cash at the beginning of the year                                  124,015           108,094             136,459
Cash at the end of the year                                        108,094           136,459             377,431
Income & Distribution Data for $1,000 Invested for

  a Compounding Limited Partner  (GAAP Basis)                          $46               $47                 $50
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving

  Monthly Earning Distribution (GAAP Basis)                            $45               $46                 $49
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $20               $22                 $23
  Capital (1)                                                         $191              $108                $106
Federal Income Tax Results for $1,000 Invested

  Capital for a Compounding Ltd. Partner                               $58               $92                 $59
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings

  Distributions                                                        $57               $90                 $58


NOTES:

(1)  Based upon year's initial capital balances




                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI IV
                            (AS OF DECEMBER 31, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                      1997              1998                1999
                                                           ----------------    --------------    ----------------
Gross Revenues                                                    $947,233          $913,462            $850,835
Less: General Partners' Mgmt Fee                                     9,803             9,303               8,846
  Mortgage Servicing Fee                                            53,475            69,550              63,727
  Administrative Expenses                                           47,083            42,769              39,839
  Provision for Uncollected Accts                                  237,122           200,712             133,085
  Amortization of Organization and Syndication Costs                     0                 0                   0
  Offering Period Interest Expense to Limited Partners                   0                 0                   0
  Interest Expense                                                 127,795           114,274             105,358
                                                           ----------------    --------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                 $471,955          $476,854            $499,980
                                                           ----------------    --------------    ----------------
Sources of Funds - Net Income                                     $471,955          $476,854            $499,980
Reduction in Assets                                                      0           378,202           1,577,489
Increase in Liabilities                                            297,222            15,717                   0
Early Withdrawal Penalties Applied to Synd. Costs                        0                 0                   0
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                            0                 0                   0
                                                           ----------------    --------------    ----------------
Cash generated from Operations                                    $769,177          $870,773          $2,077,469
Use of Funds-Increase in Assets                                     48,154                 0                   0
Reduction in Liabilities                                                 0                 0           1,478,458
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                     208,313           221,641             237,637
  Return of Capital to LP's                                        647,257           667,647             575,517
                                                           ----------------    --------------    ----------------
Net Increase (Decrease) in Cash                                 $(134,547)         $(18,515)          $(214,143)
Cash at the beginning of the year                                  389,726           255,179             236,664
Cash at the end of the year                                        255,179           236,664              22,521
Income & Distribution Data for $1,000 Invested for

  a Compounding Limited Partner  (GAAP Basis)                          $61               $65                 $72
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving

  Monthly Earning Distribution (GAAP Basis)                            $60               $63                 $70
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $26               $29                 $33
  Capital (1)                                                          $81               $88                 $80
Federal Income Tax Results for $1,000 Invested

  Capital for a Compounding Ltd. Partner                               $85               $79                 $58
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings

Distributions                                                          $83               $76                 $56


NOTES:

(1)  Based upon year's initial capital balances



                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI III
                            (AS OF DECEMBER 31, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                     1997               1998              1999
                                                              ------------    ---------------    -------------- --

Gross Revenues                                                   $168,046           $183,854          $187,656
Less: General Partners' Mgmt Fee                                    2,229              2,222             2,206
  Mortgage Servicing Fee                                            7,791             13,433            13,450
  Administrative Expenses                                          13,950             14,983            14,302
  Provision for Uncollected Accts                                  20,790             29,519            31,355
  Amortization of Organization and Syndication Costs                    0                  0                 0
  Offering Period Interest Expense to Limited Partners                  0                  0                 0
Net Income (GAAP Basis) dist. to Limited Partners                $123,286           $123,697          $126,343
                                                              ------------    ---------------    --------------
Sources of Funds - Net Income                                    $123,286           $123,697          $126,343
Decrease in Assets                                                 56,244                  0           112,638
Increase in Liabilities                                                 0              5,310                 0
Increase in Applicant's Deposit                                         0                  0                 0
Increase in Partners' Capital -collection on Formation
Loan                                                                4,812              4,812             4,812
                                                              ------------    ---------------    -------------- --
Cash generated from Operations                                   $184,342           $133,819          $243,793
Use of Funds-Increase in Assets                                         0            165,523                 0
Decrease in Liabilities                                             6,724                  0             5,310
Decrease in Applicant's Deposit                                         0                  0                 0
Offering Period Interest Expense to Limited Partners                    0                  0                 0
  Investment Income Pd to LP's                                     79,219             78,559            82,717
  Return of Capital to LP's                                        46,854             48,389            93,146
                                                              ------------    ---------------    -------------- --
Net Increase (Decrease) in Cash                                   $51,545         $(158,652)           $62,620
Cash at the beginning of the year                                 234,083            285,628           126,976
Cash at the end of the year                                       285,628            126,976           189,596
Income & Distribution Data for $1,000 Invested for

  a Compounding Limited Partner  (GAAP Basis)                         $70                $71               $73
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving

  Monthly Earning Distribution (GAAP Basis)                           $68                $69               $71
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                          $45                $45               $47
  Capital (1)                                                         $27                $28               $53
Federal Income Tax Results for $1,000 Invested

  Capital for a Compounding Ltd. Partner                              $80                $65               $91
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings

  Distributions                                                       $78                $65               $88


NOTES:

(1)  Based upon year's initial capital balances




                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                     RMI II
                            (AS OF DECEMBER 31, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                      1997              1998               1999
                                                           ----------------     -------------    ---------------

Gross Revenues                                                     $88,149           $76,313            $66,886
Less: General Partners' Mgmt Fee                                     2,841             2,606              2,277
  Mortgage Servicing Fee                                             4,577             4,441              3,897
  Administrative Expenses                                            9,811             9,401              9,487
  Provision for Uncollected Accts                                   17,950             6,171              4,078
  Amortization of Organization and Syndication Costs                     0                 0                  0
  Offering Period Interest Expense to Limited Partners                   0                 0                  0
                                                           ----------------     -------------    ---------------
Net Income (GAAP Basis) dist. to Limited Partners                  $52,970           $53,694            $47,147
                                                                                -------------    ---------------
                                                           ----------------
Sources of Funds - Net Income                                      $52,970           $53,694            $47,147
Decrease in Assets                                                       0            58,220            229,205
Increase in Liabilities                                                  0                 0                  0
Increase in Applicant's Deposit                                          0                 0                  0
Increase in Partners' Capital                                            0                 0                  0
                                                           ----------------     -------------    ---------------
Cash generated from Operations                                     $52,970          $111,914           $276,352
Use of Funds-Increase in Assets                                     15,540                 0                  0
Decrease in Liabilities                                             14,830             2,958                  0
Decrease in Applicant's Deposit                                          0                 0                  0
Offering Period Interest Expense to Limited Partners                     0                 0                  0
  Investment Income Pd to LP's                                      23,690            32,004             44,590
  Return of Capital to LP's                                         97,517           107,897             95,694
                                                           ----------------     -------------    ---------------
Net Increase (Decrease) in Cash                                  $(98,607)         $(30,945)           $136,068
Cash at the beginning of the year                                  156,830            58,223             27,278
Cash at the end of the year                                         58,223            27,278            163,346
Income & Distribution Data for $1,000 Invested for

  a Compounding Limited Partner  (GAAP Basis)                          $63               $70                $71
Income & Distribution Data for
  $1,000 Invested for a Limited Partner Receiving

  Monthly Earning Distribution (GAAP Basis)                            $62               $68                $68
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $27               $40                $62
  Capital (1)                                                         $111              $134               $133
Federal Income Tax Results for $1,000 Invested

  Capital for a Compounding Ltd. Partner                               $75               $31                $68
Federal Income Tax Results for $1,000 Invested for a
  Limited Partner Receiving Monthly Earnings

  Distributions                                                        $73               $30                $66


NOTES:

(1)  Based upon year's initial capital balances




                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                                       RMI
                            (AS OF DECEMBER 31, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                      1997              1998                1999
                                                              -------------     -------------    ----------------
Gross Revenues                                                    $130,974          $120,561            $143,560
Less: General Partners' Mgmt Fee                                     3,431             3,266               3,123
  Mortgage Servicing Fee                                             7,499             7,744               8,057
  Administrative Expenses                                           12,038            11,378              11,379
  Provision for Uncollected Accts                                   20,435             7,456              34,289
  Amortization of Organization and Syndication Costs                     0                 0                   0
  Offering Period Interest Expense to Limited Partners                   0                 0                   0
                                                              -------------     -------------    ----------------
Net Income (GAAP Basis) dist. to Limited Partners                  $87,571           $90,717             $86,712
                                                              -------------     -------------    ----------------
Sources of Funds - Net Income                                      $87,571           $90,717             $86,712
Decrease in Assets                                                       0            35,187             332,433
Increase in Liabilities                                                  0                 0                   0
Increase in Applicant's Deposit                                          0                 0                   0
Increase in Partners' Capital                                            0                 0                   0
                                                              -------------     -------------    ----------------
Cash generated from Operations                                     $87,571          $125,904            $419,145
Use of Funds-Increase in Assets                                    140,251                 0                   0
Decrease in Liabilities                                             24,992                 0                   0
Decrease in Applicant's Deposit                                          0                 0                   0
Offering Period Interest Expense to Limited Partners                     0                 0                   0
  Investment Income Pd to LP's                                      29,816            25,859              42,113
  Return of Capital to LP's                                        130,035           101,698             152,140
                                                              -------------     -------------    ----------------
Net Increase (Decrease) in Cash                                 $(237,523)          $(1,653)            $224,892
Cash at the beginning of the year                                  253,941            16,418              14,765
Cash at the end of the year                                         16,418            14,765             239,657
Income & Distribution Data for $1,000 Invested for

  a Compounding Limited Partner  (GAAP Basis)                          $65               $71                 $71
Cash Distribution to Investors for $1,000 Invested
  Income (1)                                                           $21               $20                 $33
  Capital (1)                                                          $93               $77                $118
Federal Income Tax Results for $1,000 Invested

  Capital for a Compounding Ltd. Partner                               $68               $67                 $93



NOTES:

(1)  Based upon year's initial capital balances



                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                               CMI (CONSOLIDATED)
                            (AS OF DECEMBER 31, 1999)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                                             1997             1998              1999
                                                                   ---------------    -------------     -------------

Gross Revenues                                                           $180,117         $171,863          $180,636
Less: General Partners' Mgmt Fee                                           12,229           11,244            10,668
  Mortgage Servicing Fee                                                   14,935           15,048            15,717
  Administrative Expenses                                                  14,182           13,269            12,606
  Provision for Uncollected Accts                                          32,877           20,736          (65,748)
  Amortization of Organization and Syndication Costs                            0                0                 0
  Offering Period Interest Expense to Limited Partners                          0                0                 0
                                                                   ---------------    -------------     -------------
Net Income (GAAP Basis) dist. to Limited Partners                        $105,894         $111,566          $207,393
                                                                   ---------------    -------------     -------------
Sources of Funds - Net Income                                            $105,894         $111,566          $207,393
Decrease in Assets                                                        204,288           15,743            49,805
Increase in Liabilities                                                         0           11,503                 0
Increase in Applicant's Deposit                                                 0                0                 0
Increase in Partners' Capital                                                   0                0                 0
                                                                   ---------------    -------------     -------------
Cash generated from Operations                                           $310,182         $138,812          $257,198
Use of Funds-Increase in Assets                                                 0                0                 0
Decrease in Liabilities                                                     3,738                0            $4,752
Decrease in Applicant's Deposit                                                 0                0                 0
Offering Period Interest Expense to Limited Partners                            0                0                 0
  Investment Income Pd to LP's                                             33,904           31,596            23,695
  Return of Capital to LP's                                               206,685          176,327           126,710
                                                                   ---------------    -------------     -------------
Net Increase (Decrease) in Cash                                           $65,855        $(69,111)          $102,041
Cash at the beginning of the year                                          84,926          150,781            81,670
Cash at the end of the year                                               150,781           81,670           183,711
Income & Distribution Data for $1,000 Invested Net Income

  CMI (Original Portfolio)  (GAAP Basis)                                      $66              $76              $149
Net Income CMI II (New Portfolio of CMI)  (GAAP Basis)                        $66              $76              $149
Cash Distribution to Investors for $1,000 Invested:  CMI
  (Original Portfolio)
    Income (1)                                                                $20              $19               $16
    Capital (1)                                                              $169             $120               $75
  CMI  II (New Portfolio of CMI)
    Income (1)                                                                $21              $21               $15
    Capital (1)                                                               $93             $111               $95
Federal Income Tax Results for $1,000 Invested Capital

  Ordinary Income from Operations CMI (Original Portfolio)                    $76              $93              $102
  Ordinary Income from Operations CMI II (New Portfolio of
    CMI)                                                                      $76              $93              $102

NOTES:

(1)  Based upon year's initial capital balances
(2)  CMI II (New Portfolio of CMI I) commenced operation on January 1, 1984



                                     TABLE V
                         PAYMENT OF MORTGAGE INVESTMENTS
                       CORPORATE MORTGAGE INVESTORS I & II
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 1999

SINGLE FAMILY 1-4 UNITS (county)

--------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Alameda                   11/29/94        03/13/97          60,000.00           13,896.74           73,896.74
Amador                    02/23/96        06/03/97          45,000.00            5,047.64           50,047.64
Santa Clara               04/26/94        11/05/97          87,500.00           31,938.26          119,438.26
San Mateo                 02/28/97        12/29/97          35,000.00            3,097.18           38,097.18
San Francisco             07/28/95        05/31/98         145,000.00           24,789.91          169,789.91
Ventura                   12/05/96        06/25/98          65,000.00           43,030.90          108,030.90
Alameda                   09/29/88        10/26/98          74,600.00           64,089.87          138,689.87
Ventura                   12/05/96        05/17/99          52,000.00           15,030.78           67,030.78
Ventura                   12/05/96        07/19/99          65,000.00           22,157.23           87,157.23
San Mateo                 06/27/95        11/29/99          85,000.00           46,719.21          131,719.21
San Mateo                 03/12/99        12/01/99          75,000.00            9,101.99           84,101.99

--------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)

--------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

COMMERCIAL (county)

--------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Contra Costa              06/21/88        04/07/97          54,600.00           28,890.31           83,490.31
San Francisco             08/24/94        06/30/97          87,500.00           27,241.68          114,741.68
Santa Barbara             05/10/94        10/31/97         100,000.00           39,560.36          139,560.36
San Mateo                 12/02/97        08/19/98         150,000.00            9,358.83          159,358.83
San Mateo                 02/02/96        10/02/98         175,000.00           51,682.83          226,682.83

--------------------------------------------------------------------------------------------------------------





                                     TABLE V
                         PAYMENT OF MORTGAGE INVESTMENTS
                          REDWOOD MORTGAGE INVESTORS I
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 1999

SINGLE FAMILY 1-4 UNITS (county)

--------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Sacramento                03/13/92        10/31/97          13,812.08          -11,914.86            1,897.22
Ventura                   12/05/96        02/13/98          65,000.00            1,913.40           66,913.40
Ventura                   12/05/96        02/13/98          65,000.00           13,110.67           78,110.67
Ventura                   12/05/96        02/13/98          65,000.00            4,922.69           69,922.69
San Mateo                 02/16/94        02/25/98          75,000.00           31,129.95          106,129.95
Contra Costa              08/30/93        03/02/99          29,502.78           23,776.64           53,279.42
Santa Clara               12/31/91        02/18/99          54,000.00          -30,585.00           23,415.00
Stanislaus                12/31/96        06/23/99         100,000.00           30,493.33          130,493.33
Contra Costa              10/23/85        07/19/99           5,958.05           23,479.72           29,437.77
San Mateo                 09/28/99        11/18/99         100,000.00            1,414.81          101,414.81
Ventura                   12/05/96        12/13/97          52,000.00           18,665.00           70,665.00
Sacramento                03/13/92        12/31/99           3,500.00              609.25           -3,200.11
Sacramento                03/13/92        12/31/99           2,000.00              362.55           -1,836.20
--------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)

--------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------

COMMERCIAL (county)

--------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
San Mateo                 03/31/96        10/02/98          15,000.00            6,118.14           21,118.14
San Mateo                 05/30/97        10/15/98         100,000.00           14,693.80          114,693.80
Santa Clara               12/31/92        06/01/99          54,500.00            47002.52          101,502.52

--------------------------------------------------------------------------------------------------------------




                                     TABLE V
                         PAYMENT OF MORTGAGE INVESTMENTS
                          REDWOOD MORTGAGE INVESTORS II
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 1999

SINGLE FAMILY 1-4 UNITS (county)

--------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Santa Clara               02/11/94        06/06/97          88,000.00           19,621.27          107,621.27
Sacramento                03/12/97        10/31/97          13,760.71          -12,627.29            1,133.42
Ventura                   12/05/96        02/13/98          65,000.00           12,082.39           77,082.39
Ventura                   12/05/96        02/13/98          65,000.00           13,599.29           78,599.29
San Mateo                 02/16/94        02/25/98          50,000.00           10,376.65           60,376.65
Sacramento                03/13/92        12/31/99           3,500.00              609.25           -3,200.11
Sacramento                03/13/92        12/31/99           2,000.00              362.55           -1,836.20

--------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)

--------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Alameda                   06/01/92        05/13/98         100,000.00           87,651.58          187,651.58


--------------------------------------------------------------------------------------------------------------

COMMERCIAL (county)

--------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
RHL350             Santa Barbara          05/10/94           10/31/97           50,000.00           19,780.28
RHL509             Stanislaus             12/31/96           06/23/99          100,000.00           30,493.33


--------------------------------------------------------------------------------------------------------------




                                     TABLE V
                         PAYMENT OF MORTGAGE INVESTMENTS
                         REDWOOD MORTGAGE INVESTORS III
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 1999

SINGLE FAMILY 1-4 UNITS (county)

 ------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT          INTEREST/            PROCEEDS
 PROPERTY                   FUNDED              ON             AMOUNT          LATE/MISC             TO DATE
 ------------------------------------------------------------------------------------------------------------
 ------------------------------------------------------------------------------------------------------------
 Alameda                  11/29/94        05/19/97          60,000.00          15,662.20           75,662.20
 Alameda                  11/03/94        07/10/97          73,000.00          19,586.80           92,586.80
 Alameda                  09/02/92        07/15/97         100,000.00          57,227.60          157,227.60
 San Mateo                08/16/94        11/14/97          75,000.00          28,380.54          103,380.54
 Ventura                  12/05/96        03/03/98          65,000.00          10,539.20           75,539.20
 San Mateo                02/01/98        12/31/98          30,000.00           3,111.01           33,111.01
 Santa Clara              12/31/91        02/18/99          83,619.72         -47,253.20           36,366.52
 Ventura                  12/05/96        07/26/99          65,000.00          22,471.54           87,471.54
 San Mateo                09/28/99        11/18/99         100,000.00           1,414.81          101,414.81
 San Mateo                03/12/99        12/01/99          50,000.00           6,068.26           56,068.26

 ------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)

 ------------------------------------------------------------------------------------------------------------
                                                            MORTGAGE
                                            CLOSED        INVESTMENT           INTEREST/            PROCEEDS
 PROPERTY                  FUNDED               ON            AMOUNT           LATE/MISC             TO DATE
 ------------------------------------------------------------------------------------------------------------
 ------------------------------------------------------------------------------------------------------------
 Alameda                 06/01/92         05/13/98         60,000.00           52,592.89          112,592.89
 Alameda                 11/09/83         09/03/99         17,524.36           28,623.51           46,147.87

 ------------------------------------------------------------------------------------------------------------

COMMERCIAL (county)

 ------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE
                                            CLOSED         INVESTMENT          INTEREST/            PROCEEDS
 PROPERTY                   FUNDED              ON             AMOUNT          LATE/MISC             TO DATE
 ------------------------------------------------------------------------------------------------------------
 ------------------------------------------------------------------------------------------------------------
 San Francisco            08/24/94        06/30/97          87,500.00          27,241.69          114,741.69
 San Mateo                03/31/98        08/19/98          60,000.00           3,289.28           63,289.28
 San Mateo                10/18/96        11/18/98         100,000.00          25,160.00          125,160.00
 Stanislaus               12/20/94        06/23/99         141,964.18         155,813.06          297,777.24

 ------------------------------------------------------------------------------------------------------------



                                     TABLE V
                         PAYMENT OF MORTGAGE INVESTMENTS
                          REDWOOD MORTGAGE INVESTORS IV
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 1999

SINGLE FAMILY 1-4 UNITS (county)

-------------------------------------------------------------------------------------------------------------
                                                            MORTGAGE
                                            CLOSED        INVESTMENT           INTEREST/            PROCEEDS
PROPERTY                   FUNDED               ON            AMOUNT           LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
Alameda                  09/02/92         07/15/97         78,750.00           45,066.81          123,816.81
San Mateo                03/20/90         08/29/97         80,000.00           77,498.01          157,498.01
San Francisco            11/06/92         11/04/97         12,266.67            5,240.50           17,507.17
Santa Clara              04/26/94         11/05/97         87,500.00           31,938.26          119,438.26
Alameda                  12/24/91         12/31/97         67,257.75           30,392.45           97,650.20
San Mateo                11/16/87         01/19/98         40,000.00           54,832.78           94,832.78
San Mateo                10/16/92         04/01/98         76,760.00           70,117.71          146,877.71
Alameda                  07/07/86         05/19/98         27,850.00           46,154.10           74,004.10
San Mateo                05/21/91         07/02/98        120,000.00          123,436.63          243,436.63
Contra Costa             04/10/97         02/04/99         12,500.00            2,616.39           15,116.39
San Mateo                08/29/97         05/26/99         15,282.02            2,264.56           17,546.58
Contra Costa             10/23/85         07/19/99         34,041.95           64,122.55           98,164.50
Ventura                  12/05/96         09/03/99         65,000.00           23,677.32           88,677.32


-------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)

--------------------------------------------------------------------------------------------------------------
                                                              MORTGAGE
                                             CLOSED         INVESTMENT           INTEREST/           PROCEEDS
PROPERTY                    FUNDED               ON             AMOUNT           LATE/MISC            TO DATE
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Alameda                   03/13/97         05/01/98         500,000.00           61,215.28         561,215.28
Alameda                   06/01/92         05/13/98         275,000.00          373,615.12         648,615.12
Sacramento                06/29/90         07/17/98         187,778.06          136,018.43         323,796.49
Sacramento                07/03/95         12/24/98         200,000.00           29,398.68         229,398.68
Contra Costa              12/31/94         02/04/99         175,000.00          105,355.18         280,355.18
Alameda                   12/24/97         06/28/99         690,000.00           98,272.41         788,272.41
Alameda                   04/27/89         06/10/99          65,000.00           78,181.27         143,181.27


--------------------------------------------------------------------------------------------------------------



                                     TABLE V
                         PAYMENT OF MORTGAGE INVESTMENTS
                          REDWOOD MORTGAGE INVESTORS IV
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 1999

COMMERCIAL (county)

---------------------------------------------------------------------------------------------------------------
                                                               MORTGAGE
                                             CLOSED          INVESTMENT           INTEREST/           PROCEEDS
PROPERTY                    FUNDED               ON              AMOUNT           LATE/MISC            TO DATE
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Alameda                   12/12/90         03/24/97          201,671.45          271,459.89         473,131.34
San Luis Obispo           03/14/96         05/23/97          200,000.00           30,005.13         230,005.13
Contra Costa              04/26/91         06/23/97          114,952.65          154,302.43         269,255.08
San Mateo                 12/31/90         12/05/97          260,000.00          205,321.34         465,321.34
Santa Clara               09/29/95         12/18/97          300,000.00           79,483.33         379,483.33
Contra Costa              09/29/92         05/04/98          100,000.00           65,297.83         165,297.83
Sonoma                    05/26/93         07/09/98          292,500.00          361,093.01         653,593.01
San Mateo                 12/02/97         08/19/98           90,000.00            7,588.88          97,588.88
San Mateo                 02/02/96         10/02/98          275,000.00           69,864.78         344,864.78
San Mateo                 05/30/97         10/15/98          250,000.00           36,734.50         286,734.50
San Mateo                 08/26/93         03/12/99          133,000.00           52,840.61         185,840.61
Santa Clara               12/31/92         06/01/99           54,500.00           47,002.52         101,502.52
Stanislaus                12/20/94         06/23/99          946,427.86        1,076,196.15       2,022,624.01
Alameda                   12/19/97         09/24/99          387,358.50          189,515.89         576,874.39
El Dorado                 05/05/89         12/31/99          200,000.00          228,027.44         428,027.44
Stanislaus                12/03/98         01/29/99          600,000.00           63,683.85         663,683.85
---------------------------------------------------------------------------------------------------------------



                                     TABLE V
                         PAYMENT OF MORTGAGE INVESTMENTS
                          REDWOOD MORTGAGE INVESTORS V
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 1999

SINGLE FAMILY 1-4 UNITS (county)

------------------------------------------------------------------------------------------------------------
                                                                MORTGAGE
                                               CLOSED         INVESTMENT            INTEREST/      PROCEEDS
PROPERTY                     FUNDED                ON             AMOUNT            LATE/MISC       TO DATE
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
San Francisco              04/15/93          03/19/97          93,500.00            23,305.54    116,805.54
San Francisco              12/09/94          06/10/97          14,000.00             3,110.57     17,110.57
San Francisco              04/16/91          10/23/97         342,442.77            91,841.37    434,284.14
Sacramento                 03/12/92          10/31/97          27,664.73           -23,852.44      3,812.29
San Mateo                  11/18/92          12/10/97          25,000.00            15,165.60     40,165.60
Alameda                    01/24/92          12/19/97          87,300.00            33,156.31    120,456.31
Santa Clara                12/31/91          02/18/99         228,620.18          -127,741.15    100,879.03
San Francisco              06/26/97          10/22/99         195,000.00            35,196.61    230,196.61
San Mateo                  03/12/99          12/01/99         205,000.00            24,878.99    229,878.99
Sacramento                 03/13/92          12/31/99           7,000.00               818.52     -6,788.84
Sacramento                 03/13/92          12/31/99           4,000.00               725.12     -3,682.97


------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)

------------------------------------------------------------------------------------------------------------
                                                              MORTGAGE
                                             CLOSED         INVESTMENT            INTEREST/        PROCEEDS
PROPERTY                    FUNDED               ON             AMOUNT            LATE/MISC         TO DATE
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
Sacramento                06/29/90         07/17/98         126,555.01            65,224.49      191,779.50

------------------------------------------------------------------------------------------------------------

COMMERCIAL (county)

------------------------------------------------------------------------------------------------------------
                                                                MORTGAGE
                                               CLOSED         INVESTMENT           INTEREST/       PROCEEDS
PROPERTY                      FUNDED               ON             AMOUNT           LATE/MISC        TO DATE
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
San Mateo                   08/01/90         01/24/97          50,000.00           42,804.93      92,804.93
Contra Costa                04/26/91         06/23/97         115,032.96          154,302.43     269,335.39
Contra Costa                11/16/93         07/03/97         235,000.00           56,654.84     291,651.84
Sonoma                      07/06/89         08/01/97         100,000.00           91,651.43     191,651.43
Santa Clara                 09/29/95         12/18/97         100,000.00           26,660.60     126,666.60
Contra Costa                09/29/92         05/04/98         100,000.00          128,786.98     228,786.98
San Mateo                   07/15/92         12/08/98         112,500.00           96,554.54     209,054.54
San Francisco               06/17/98         01/08/99         400,000.00           23,314.28     423,314.28
Sonoma                      11/07/94         05/14/99          66,190.41           25,660.80      91,851.21
Stanislaus                  12/20/94         06/23/99         236,606.97          261,799.03     498,406.00

------------------------------------------------------------------------------------------------------------



                                     TABLE V
                         PAYMENT OF MORTGAGE INVESTMENTS
                          REDWOOD MORTGAGE INVESTORS VI
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 1999

SINGLE FAMILY 1-4 UNITS (county)

---------------------------------------------------------------------------------------------------------------
                                                                 MORTGAGE
                                                CLOSED         INVESTMENT            INTEREST/        PROCEEDS
PROPERTY                       FUNDED               ON             AMOUNT            LATE/MISC         TO DATE
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
San Mateo                    10/10/96         04/14/97          37,055.61             1,527.25       38,582.86
Alameda                      07/01/90         07/02/97         233,367.46          -127,393.18      105,974.28
Sacramento                   03/13/92         10/31/97          55,307.12           -47,694.39        7,612.73
Alameda                      01/24/92         12/19/97          87,300.00            32,875.31      120,175.31
Alameda                      12/24/91         12/31/97          67,257.75            30,820.92       98,078.67
San Mateo                    10/16/92         04/01/98         115,140.00            50,554.99      165,694.99
El Dorado                    06/24/93         06/19/98         235,000.00           154,808.06      389,808.06
Alameda                      02/23/95         06/23/98         153,320.99            52,892.71      211,213.70
San Mateo                    07/25/88         02/17/99          49,000.00            66,190.49      115,190.49
Contra Costa                 08/30/93         03/02/99          21,635.32            17,572.19       39,207.51
Ventura                      12/05/96         05/17/99          13,000.00             6,491.67       19,491.67
San Mateo                    05/15/96         05/28/99         145,000.00            31,017.05      176,017.05
Ventura                      12/05/96         07/02/99          65,000.00            15,006.13       80,006.13
Solano                       02/11/88         06/14/99          36,000.00            67,213.77      103,213.77
Santa Clara                  12/31/91         02/18/99         285,793.30          -141,804.88      143,988.42
San Francisco                06/29/90         07/21/99         200,000.00           241,041.21      441,041.21
Contra Costa                 02/10/99         09/14/99         335,000.00            20,891.09      355,891.09
Monterey                     09/27/95         10/18/99          72,380.95            19,700.87       92,081.82
San Mateo                    06/10/99         12/01/99          48,000.00             2,328.01       50,328.01
Stanislaus                   09/15/98         12/10/99         500,000.00            68,137.84      568,137.84
Ventura                      12/05/96         12/13/97          13,000.00             7,403.83       20,403.83
Sacramento                   03/13/92         12/31/99          14,000.00             2,437.03      -12,604.74
Sacramento                   03/13/92         12/31/99           8,000.00             1,450.21       -7,283.65

---------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)

-------------------------------------------------------------------------------------------------------------
                                                                MORTGAGE
                                               CLOSED         INVESTMENT            INTEREST/       PROCEEDS
PROPERTY                      FUNDED               ON             AMOUNT            LATE/MISC        TO DATE
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
Sacramento                  08/19/88         07/28/97         509,985.54          -214,554.68     295,430.86
Sacramento                  07/24/97         02/02/98          10,000.00               368.58      10,368.58
Alameda                     03/13/98         05/01/98         350,000.00            15,781.59     365,781.59
Alameda                     06/01/92         05/13/98         275,000.00           241,049.46     516,049.46
Sacramento                  06/29/90         07/17/98          96,559.83            97,106.39     193,666.22
-------------------------------------------------------------------------------------------------------------




                                     TABLE V
                         PAYMENT OF MORTGAGE INVESTMENTS
                          REDWOOD MORTGAGE INVESTORS VI
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 1999

COMMERCIAL (county)

-------------------------------------------------------------------------------------------------------------
                                                                MORTGAGE
                                                CLOSED        INVESTMENT            INTEREST/       PROCEEDS
PROPERTY                      FUNDED                ON            AMOUNT            LATE/MISC        TO DATE
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
San Mateo                   08/01/90          01/24/97         50,000.00            42,561.13      92,561.13
Alameda                     12/12/90          03/24/97        210,034.69           283,065.26     493,099.95
Alameda                     11/05/90          03/31/97         78,740.20           105,095.44     183,835.64
Sonoma                      07/06/89          08/01/97        100,000.00            91,374.72     191,374.72
Contra Costa                03/19/91          09/30/97        227,755.59          -186,413.27      41,342.32
Santa Barbara               05/10/94          10/31/97        100,000.00            40,222.70     140,222.70
Santa Clara                 09/29/95          12/18/97        550,000.00            83,866.67     633,866.67
Sonoma                      05/26/93          07/09/98        292,500.00           624,396.12     916,896.12
Alameda                     08/11/88          08/03/98         73,000.00            93,566.06     166,566.06
San Mateo                   02/02/96          10/02/98        150,000.00            31,079.87     181,079.87
San Francisco               06/17/98          01/08/99        700,000.00            40,799.99     740,799.99
Solano                      11/07/94          05/14/99         72,809.59            27,404.49     100,214.08
Santa Clara                 12/31/92          06/01/99        109,000.00            89,992.26     198,992.26
Stanislaus                  12/20/94          06/23/99        567,856.74           625,917.71   1,193,774.45
Santa Clara                 03/22/96          11/02/99        340,000.00           164,090.24     504,090.24
San Francisco               10/14/93          12/29/99        200,000.00           216,120.59     416,120.59
El Dorado                   05/05/89          12/31/99        200,000.00           248,374.04     448,374.04


-------------------------------------------------------------------------------------------------------------



                                     TABLE V
                         PAYMENT OF MORTGAGE INVESTMENTS
                         REDWOOD MORTGAGE INVESTORS VII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 1999

SINGLE FAMILY 1-4 UNITS (county)

--------------------------------------------------------------------------------------------------------------
                                                                MORTGAGE
                                           CLOSED             INVESTMENT         INTEREST/           PROCEEDS
PROPERTY                     FUNDED            ON                 AMOUNT         LATE/MISC            TO DATE
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
San Mateo                  06/24/92      03/13/97              81,000.00         45,775.04         126,775.04
San Francisco              04/15/93      03/19/97              50,000.00         17,967.50          67,967.50
Alameda                    08/16/91      04/11/97              66,000.00         41,506.43         107,506.43
San Mateo                  10/10/96      04/14/97              29,944.39          1,234.15          31,178.54
San Francisco              07/15/96      05/09/97             320,000.00         20,144.66         340,144.66
Tuolomne                   03/26/93      05/14/97             175,000.00         36,244.52         211,244.52
San Mateo                  08/12/91      05/31/97             108,270.70         71,684.54         179,955.24
San Mateo                  06/19/92      06/18/97              42,500.00         25,030.01          67,030.01
San Mateo                  12/30/90      06/19/97              15,000.00         14,166.94          29,166.94
San Francisco              07/16/91      08/22/97             108,000.00         89,977.37         197,977.37
San Mateo                  03/29/90      08/29/97              63,960.00         61,632.29         125,592.29
San Mateo                  06/10/92      09/05/97             145,000.00         95,692.30         240,692.30
San Francisco              10/09/96      09/12/97             238,000.00         12,930.41         250,730.41
Marin                      05/20/91      09/30/97              63,922.80        100,305.42         164,228.22
San Francisco              04/16/91      10/23/97             343,719.78         90,066.64         433,786.42
San Francisco              11/06/92      11/04/97               6,133.33          1,932.57           8,065.90
Alameda                    12/24/91      12/31/97              37,984.50         17,405.28          55,389.78
San Mateo                  11/19/90      06/16/98              91,000.00         94,499.63         185,499.63
El Dorado                  06/24/93      06/19/98             300,000.00        197,627.33         497,627.33
Alameda                    02/23/95      06/23/98             153,320.99         57,892.71         211,213.70
San Mateo                  12/29/87      07/31/98              79,000.00         85,460.44         164,460.44
San Mateo                  09/04/94      08/14/98              60,000.00         26,344.06          86,344.06
Santa Cruz                 09/15/97      10/02/98             107,263.44         11,293.28         118,556.72
San Francisco              09/22/97      11/02/98             210,000.00         37,426.99         247,426.99
San Francisco              09/26/97      11/06/98             323,003.04         32,691.04         355,694.08
San Mateo                  07/07/98      11/25/98             200,000.00          8,900.70         208,900.70
Santa Clara                12/31/91      02/18/99             152,400.85        -76,931.92          75,468.93
Contra Costa               08/30/93      03/02/99             126,861.90        103,048.66         229,910.56
Sonoma                     04/17/92      03/31/99              15,850.00         11,109.80          26,959.80
San Mateo                  08/29/97      05/26/99              12,217.98          2,050.36          14,268.34
Monterey                   02/18/99      06/18/99              75,000.00          2,900.00          77,900.00
Monterey                   06/18/97      06/18/99             687,500.00        125,402.84         812,902.84
Monterey                   09/27/95      10/18/99              79,619.05         38,283.28         117,902.33
Ventura                    12/05/96      10/22/99              65,000.00         22,919.09          87,919.09
Monterey                   09/27/95      10/18/99              79,619.05         26,669.41         106,288.46
Ventura                    12/05/96      10/22/99              65,000.00         24,809.71          89,809.71
San Mateo                  09/28/99      11/18/99             100,000.00          2,831.63         102,831.63
Stanislaus                 09/15/98      12/10/99             284,000.00         38,702.92         322,702.92
Solano                     03/30/90      12/28/99              45,800.00         64,934.28         110,734.28

--------------------------------------------------------------------------------------------------------------



                                     TABLE V
                         PAYMENT OF MORTGAGE INVESTMENTS
                         REDWOOD MORTGAGE INVESTORS VII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 1999

MULTIPLE 5+ UNITS (county)

--------------------------------------------------------------------------------------------------------------
                                                                MORTGAGE
                                           CLOSED             INVESTMENT          INTEREST/          PROCEEDS
PROPERTY                     FUNDED            ON                 AMOUNT          LATE/MISC           TO DATE
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
San Francisco              07/17/96      02/26/98              84,241.05         147,731.84        231,972.89
Alameda                    03/13/97      05/01/98           1,400,000.00         263,875.12      1,663,875.12
San Mateo                  07/25/89      02/17/99              45,000.00          46,422.67         91,422.67

--------------------------------------------------------------------------------------------------------------

COMMERCIAL (county)

--------------------------------------------------------------------------------------------------------------
                                                                MORTGAGE
                                           CLOSED             INVESTMENT          INTEREST/          PROCEEDS
PROPERTY                     FUNDED            ON                 AMOUNT          LATE/MISC           TO DATE
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Alameda                    12/13/91      01/31/97              52,760.73          67,026.76        119,787.49
Alameda                    12/12/90      03/24/97              50,461.02          68,068.88        118,529.90
Santa Cruz                 09/23/94      03/28/97             100,000.00          17,765.69        117,765.69
Alameda                    11/05/90      03/31/97             236,177.62         106,668.62        342,846.24
San Francisco              01/15/97      04/01/97             442,500.00           4,022.19        446,522.19
Contra Costa               04/26/91      06/23/97             182,475.81         246,883.76        429,359.57
San Francisco              04/20/95      09/18/97             200,000.00          56,821.69        256,821.69
Contra Costa               03/19/91      09/30/97             227,957.56        -186,615.23         41,342.33
Santa Clara                03/27/96      10/24/97             400,000.00          54,360.37        454,360.37
Santa Barbara              05/10/94      10/31/97             125,000.00          50,276.97        175,276.97
Santa Clara                09/29/95      12/18/97             700,000.00         169,533.33        869,533.33
San Mateo                  12/02/92      12/31/97              55,000.00          33,308.16         88,308.16
Solano                     11/30/95      01/30/98              60,000.00          10,638.75         70,638.75
Contra Costa               09/29/92      05/04/98             350,000.00         258,375.49        608,375.49
Solano                     09/30/97      06/05/98             480,000.00          42,640.01        522,640.01
Alameda                    04/25/97      07/24/98             560,000.00          81,144.01        641,144.01
San Mateo                  02/02/96      10/02/98             700,000.00         136,866.58        836,866.58
San Mateo                  07/15/92      12/08/98             112,500.00          96,240.02        208,740.02
San Francisco              06/17/98      01/08/99           1,000,000.00          48,102.51      1,048,102.51
Stanislaus                 12/03/98      01/29/99             600,000.00          10,868.92        610,868.92
San Mateo                  08/26/93      03/12/99             133,000.00          53,554.50        186,554.50
Alameda                    08/18/93      06/09/99              82,500.00          57,105.93        139,605.93
Stanislaus                 12/31/96      06/23/99             950,000.00         289,866.67      1,239,866.67
Stanislaus                 12/20/94      06/23/99             757,144.25         834,559.07      1,591,703.32
San Francisco              01/05/99      08/25/99           1,350,000.00         119,945.50      1,469,945.50
Alameda                    12/19/97      09/24/99             832,820.75         407,458.11      1,240,278.86
Solano                     09/24/98      09/30/99             950,000.00         106,896.15      1,056,896.15
Santa Clara                03/22/96      11/02/99             955,000.00         460,901.73      1,415,901.73
San Francisco              10/14/93      12/29/99             200,000.00         216,120.39        416,120.39

--------------------------------------------------------------------------------------------------------------



                                     TABLE V
                         PAYMENT OF MORTGAGE INVESTMENTS
                         REDWOOD MORTGAGE INVESTORS VIII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 1999

SINGLE FAMILY 1-4 UNITS (county)

--------------------------------------------------------------------------------------------------------------
                                                                MORTGAGE
                                           CLOSED             INVESTMENT          INTEREST/          PROCEEDS
PROPERTY                     FUNDED            ON                 AMOUNT          LATE/MISC           TO DATE
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
San Francisco              03/27/96      03/18/97             125,000.00          14,059.97        139,059.97
San Francisco              04/15/93      03/19/97              70,125.00          22,935.84         93,060.84
San Mateo                  03/09/95      03/27/97              80,000.00          18,925.90         98,952.90
San Mateo                  04/11/96      04/21/97             325,000.00          32,826.90        357,826.90
Sonoma                     03/04/94      04/25/97              93,400.00          27,746.86        121,146.86
Tuolomne                   03/26/93      05/14/97             100,000.00          43,838.58        143,838.58
Santa Clara                06/30/95      06/06/97              44,000.00           9,251.29         53,251.29
Marin                      10/17/95      06/09/97             770,000.00         105,256.69        875,256.69
San Mateo                  08/09/96      06/24/97              65,000.00           6,511.02         71,511.02
Stanislaus                 08/04/95      09/08/97              50,000.00          10,746.68         60,746.68
San Francisco              09/12/95      10/01/97             250,000.00          57,678.67        307,678.67
San Mateo                  08/30/96      10/06/97             445,000.00          44,544.27        489,544.27
San Mateo                  12/29/95      04/23/98             225,000.00          63,849.70        288,849.70
Marin                      05/09/97      05/20/98             120,000.00          13,410.94        133,410.94
Marin                      05/31/96      05/20/98             906,413.85         153,528.25      1,059,941.10
El Dorado                  06/24/93      06/19/98             130,000.00          84,489.35        214,489.35
San Francisco              04/15/97      11/02/98             420,000.00          37,426.99        457,426.99
Marin                      10/31/97      11/03/98           1,274,321.61         136,974.54      1,411,296.15
San Francisco              09/26/97      11/06/98             232,003.04          32,691.04        264,694.08
Mendocino                  06/25/96      11/30/98             125,000.00          36,479.46        161,479.46
Alameda                    06/20/95      02/05/99              66,000.00          30,505.41         96,505.41
Contra Costa               04/10/97      02/04/99              37,500.00           7,849.20         45,349.20
San Francisco              04/28/98      03/24/99             352,000.00          35,465.82        387,465.82
San Francisco              12/15/94      04/22/99             275,000.00          -1,767.18        273,232.82
Monterey                   02/18/99      06/18/99              75,000.00           2,900.00         77,900.00
Monterey                   06/18/97      06/18/99             687,500.00         125,402.84        812,902.84
San Mateo                  10/16/98      09/24/99             201,573.15          12,715.93        214,289.08
San Francisco              06/26/97      10/22/99             195,000.00          35,196.61        230,196.61
Stanislaus                 09/15/98      12/10/99           2,500,000.00         340,695.43      2,840,695.43
San Mateo                  01/26/99      11/18/99             110,000.00          10,813.67        120,813.67

--------------------------------------------------------------------------------------------------------------




                                     TABLE V
                         PAYMENT OF MORTGAGE INVESTMENTS
                         REDWOOD MORTGAGE INVESTORS VIII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 1999

MULTIPLE 5+ UNITS (county)

---------------------------------------------------------------------------------------------------------
                                                          MORTGAGE
                                          CLOSED        INVESTMENT          INTEREST/           PROCEEDS
PROPERTY                  FUNDED              ON            AMOUNT          LATE/MISC            TO DATE
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
San Francisco           07/17/96        02/26/98      1,014,320.42         147,731.84       1,162,052.26
San Mateo               12/29/95        03/12/98        425,000.00         114,078.49         539,078.49
Alameda                 03/13/97        05/01/98      1,800,000.00         220,374.98       2,020,374.98
San Mateo               09/10/97        08/21/98        945,000.00         103,241.26       1,048,241.26
Contra Costa            12/30/94        02/04/99        525,000.00         209,970.62         734,970.62
San Francisco           08/11/98        06/18/99      1,362,500.00         130,636.73       1,493,136.73
Alameda                 12/04/97        06/28/99        690,000.00         125,676.80         815,676.80
Alameda                 02/04/99        09/23/99        606,598.37          25,526.45         632,124.82
Alameda                 02/04/99        09/23/99        727,500.00          52,753.89         780,253.89
San Joaquin             07/11/95        09/23/99        660,000.00         326,215.96         986,215.96

---------------------------------------------------------------------------------------------------------

COMMERCIAL (county)

---------------------------------------------------------------------------------------------------------
                                                          MORTGAGE
                                           CLOSED       INVESTMENT           INTEREST/          PROCEEDS
PROPERTY                   FUNDED              ON           AMOUNT           LATE/MISC           TO DATE
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
San Luis Obispo          03/14/96        05/23/97       300,000.00           45,007.71        345,007.71
San Mateo                05/26/94        05/30/97       280,000.00           86,457.95        366,457.95
San Francisco            10/28/96        07/17/97       975,000.00           82,881.25      1,057,881.25
San Francisco            01/15/97        07/17/97       745,474.49           32,064.27        777,538.76
San Francisco            04/30/97        07/17/97        50,000.00            1,300.00         51,300.00
San Francisco            04/20/95        09/18/97       400,000.00           55,785.90        455,785.90
San Mateo                08/28/95        10/14/97       750,000.00          210,514.55        960,514.55
Santa Clara              03/27/96        10/24/97       800,000.00          151,285.28        951,285.28
Santa Barbara            05/10/94        10/31/97       425,000.00          167,181.54        592,181.54
San Mateo                06/30/95        12/05/97       130,000.00           45,729.11        175,729.11
Santa Clara              09/29/95        12/18/97     1,050,000.00          278,130.56      1,328,130.56
Alameda                  09/13/95        01/23/98        60,000.00           18,775.03         78,775.03
Solano                   09/30/97        06/05/98       480,000.00           42,640.01        522,640.01
Alameda                  04/25/97        07/24/98     2,100,000.00          304,290.03      2,404,290.03
San Mateo                02/02/96        10/02/98       700,000.00          139,460.58        839,460.58
San Mateo                05/30/97        10/15/98       650,000.00           95,509.70        745,509.70
Santa Cruz               03/31/98        12/21/98       684,000.00           54,758.00        738,758.00
Santa Clara              06/11/98        12/28/98     2,000,000.00          132,000.00      2,132,000.00
San Francisco            06/17/98        01/08/99     1,515,000.00           64,792.61      1,579,792.61
Alameda                  08/18/93        06/09/99        82,500.00           56,379.69        138,879.69
Stanislaus               12/31/96        06/23/99     1,450,000.00          442,153.34      1,892,153.34
---------------------------------------------------------------------------------------------------------




                                     TABLE V
                         PAYMENT OF MORTGAGE INVESTMENTS
                         REDWOOD MORTGAGE INVESTORS VIII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 1999

COMMERCIAL (county)(continued)

--------------------------------------------------------------------------------------------------------
                                                         MORTGAGE
                                          CLOSED       INVESTMENT           INTEREST/          PROCEEDS
PROPERTY                  FUNDED              ON           AMOUNT           LATE/MISC           TO DATE
--------------------------------------------------------------------------------------------------------
San Joaquin             01/01/96        08/06/99       320,000.00           69,177.57        389,177.57
San Francisco           01/05/99        08/25/99     1,350,000.00          119,945.50      1,469,945.50
Alameda                 12/19/97        09/24/99       832,820.75          407,458.11      1,240,278.86
Solano                  09/24/98        09/30/99        95,000.00            5,626.11        100,626.11
Stanislaus              12/03/98        01/29/99       600,000.00          111,190.26        711,190.26
Contra Costa            05/13/98        11/22/99       300,000.00           55,180.00        355,180.00
San Francisco           10/14/93        12/29/99       200,000.00          215,111.05        415,111.05
Santa Clara             03/22/96        11/02/99       955,000.00          460,901.73      1,415,901.73
San Luis Obispo         03/14/96        05/23/97       300,000.00           45,007.71        345,007.71
San Mateo               05/26/94        05/30/97       280,000.00           86,457.95        366,457.95

--------------------------------------------------------------------------------------------------------




                           THIRD AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                         REDWOOD MORTGAGE INVESTORS VIII
                        A California Limited Partnership

         THIS THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT was made and entered into as of the 13 day of July, 2000, by and among D. RUSSELL BURWELL, an individual, MICHAEL R. BURWELL, an individual, GYMNO CORPORATION, a California corporation and REDWOOD MORTGAGE CORP., a California corporation (collectively, the "General Partners"), and such other persons who have become Limited Partners ("Existing Limited Partners") and as may be added pursuant to the terms hereof (the "New Limited Partners") (collectively the "Limited Partners").

                                    RECITALS

         A. On or about October 1993, the General Partners and the Limited Partners entered into an agreement of limited partnership for the Partnership. The Partnership offered $15,000,000 in Units and $14,932,017 were acquired by investors. The Offering closed on October 31, 1996.

         B. In order to increase the Partnership's capital base and permit the Partnership to further diversify its portfolio, in September, 1996, the General Partners elected to offer an additional 30,000,000 Units of which $24,378,460 had been acquired by Investors as of March 31,. 2000. The second offering will close upon the effective date of the prospectus dated July 13, 2000.

     C. Additionally, in January 2000, the General Partners elected to revise their prospectus in order to meet the "Plain English" rules promulgated by the Securities and Exchange Commission ("SEC").

D. In order to again increase the Partnership's capital base and permit the Partnership to further diversify its portfolio, in July 13, 2000, the General Partners elected to offer an additional $30,000.000.

E. In connection with the additional offering of Units and in order to correct some ambiguities and update certain provisions of the Partnership Agreement, the General Partners have elected to amend and restate the agreement of limited partnerships (the "Partnership Agreement.)

                                    ARTICLE 1

                                   DEFINITIONS

         Unless stated otherwise, the terms set forth in this Article I shall, for all purposes of this Agreement, have the meanings as defined herein:

         1.1 "Affiliate" means (a) any person directly or indirectly controlling, controlled by or under common control with another person, (b) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person, (c) any officer, director or partner of such person, or (d) if such other person is an officer, director or partner, any company for which such person acts in any such capacity.

     1.2 "Agreement" means this Limited Partnership Agreement, as amended from time to time.

         1.3 "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

                  (a) To each Partner's Capital Account there shall be credited, in the event such Partner utilized the services of a Participating Broker Dealer, such Partner's Capital Contribution, or if such Partner acquired his Units through an unsolicited sale, such Partner's Capital Contribution plus the amount of the sales commissions otherwise payable is paid, such Partner's distributive share of Profits and any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Partner and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership property distributed to such Partner.

                   (b) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Partner and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

         In the event any interest in the Partnership is transferred in accordance with Section 7.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         In the event the Gross Asset Values of the Partnership assets are adjusted pursuant to Section 1.9, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation. In the event the General Partners shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the General Partners may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article IX hereof upon the dissolution of the Partnership. The General Partners shall adjust the amounts debited or credited to Capital Accounts with respect to (a) any property contributed to the Partnership or distributed to the General Partners, and (b) any liabilities that are secured by such contributed or distributed property or that are assumed by the Partnership or the General Partners, in the event the General Partners shall determine such adjustments are necessary or appropriate pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv) as provided for in
Section 5.4. The General Partners shall make any appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-l(b) as provided for in Sections 5.6 and 12.4(k).

         1.4 "Cash Available for Distribution" means an amount of cash equal to the excess of accrued income from operations and investment of, or the sale or refinancing or other disposition of, Partnership assets during any calendar month over the accrued operating expenses of the Partnership during such month, including any adjustments for bad debt reserves or deductions as the General Partners may deem appropriate, all determined in accordance with generally accepted accounting principles; provided, that such operating expenses shall not include any general overhead expenses of the General Partners not specifically related to, billed to or reimbursable by the Partnership as specified in Sections 10.13 through 10.15.

     1.5 "Code" means the Internal Revenue Code of 1986 and corresponding provisions of subsequent revenue laws.

         1.6 "Continuing Servicing Fee" means an amount equal to approximately (0.25%) of the Limited Partnership's capital account which amount shall be paid to certain participating Broker Dealers payable only in connection with the initial offering of 150,000 Units pursuant to the Prospectus dated May 19, 1993.

         1.7 "Deed of Trust" means the lien or liens created on the real property or properties of the borrower securing the borrower's obligation to the Partnership to repay the Mortgage Investment.

         1.8 "Earnings" means all revenues earned by the Partnership less all expenses incurred by the Partnership.

         1.9      "Fiscal Year" means a year ending December 31st.

         1.10 "First Formation Loan" means a loan to Redwood Mortgage Corp., an affiliate of the General Partners, in connection with the initial offering of 150,000 Units pursuant to the Prospectus dated May 19, 1993, equal to the amount of the sales commissions (excluding any Continuing Servicing Fees) and all amounts payable in connection with any unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions (excluding any Continuing Servicing Fees) and all amounts payable in connection with any unsolicited sales from the First Formation Loan. The First Formation Loan will be unsecured, and will be repaid in ten (10) equal annual installments of principal, without interest commencing on December 31 of the year in which the initial offering terminates.

     1.11 "Formation Loans" means collectively the First, Second and Third Formation Loan.

     1.12 "General Partners" means D. Russell Burwell, Michael R. Burwell, Gymno Corporation, a California corporation, and Redwood Mortgage Corp., a California corporation or any Person substituted in place thereof pursuant to this Agreement. "General Partner" means any one of the General Partners.

         1.13 "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributed Partner and the Partnership;

                  (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partners, as of the following times: (a) the acquisition of an additional interest in the Partnership (other than pursuant to Section 4.2) by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property other than money, unless all Partners receive simultaneous distributions of undivided interests in the distributed property in proportion to their Interests in the Partnership; and
(c) the termination of the Partnership for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and

                  (c) If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a) or (b) above, such Gross Asset Value shall thereafter be adjusted by the depreciation, amortization or other cost recovery deduction allowable which is taken into account with respect to such asset for purposes of computing Profits and Losses.

         1.14 "Guaranteed Payment for Offering Period" means the payment guaranteed to Limited Partners by the General Partners during the Guaranteed Payment Period. The Guaranteed Payment for Offering Period calculated on a monthly basis, shall be equal to the greater of (i) the Partnership's Earnings or (ii) the interest rate established by the Monthly Weighted Average Cost of Funds for the 11th District Savings Institutions, as announced by the Federal Home Loan Bank of San Francisco during the last week of the preceding month, plus two points, up to a maximum interest rate of 12%. The Weighted Average Cost of Funds is derived from interest paid on savings accounts, Federal Home Loan Bank advances, and other borrowed money adjusted from valuation in the number of days in each month. The adjustment factors are 1.086 for February, 1.024 for 30 day months and 0.981 for 31 day months. As of the date of the Prospectus, the Monthly Weighted Average Funds for the 11th District as announced April 30, 2000, for the period ended March 31, 2000, and in effect until May 31, 2000, is 5.0%. The Guaranteed Payment Period is the period commencing on the day a Limited Partner is admitted to the Partnership and ending three months after the Offering Termination Date. To the extent the return to be paid is in excess of the Partnership's Earnings, the Guaranteed Payment for Offering Period shall be payable by the General Partners out of a Capital Contribution to the Partnership and/or fees payable to the General Partners or Redwood Mortgage Corp. which are lowered or waived.

         1.15 "Limited Partners" means the Initial Limited Partner until it shall withdraw as such, and the purchasers of Units in Redwood Mortgage Investors VIII, who are admitted thereto and whose names are included on the Certificate and Agreement of Limited Partnership of Redwood Mortgage Investors
VIII. Reference to a "Limited Partner" shall be to any one of them.

         1.16 "Limited Partnership Interest" means the percentage ownership interest of any Limited Partner in the Partnership determined at any time by dividing a Limited Partner's current Capital Account by the total outstanding Capital Accounts of all Limited Partners.

         1.17 "Majority of the Limited Partners" means Limited Partners holding a majority of the total outstanding Limited Partnership Interests as of the first day of the current calendar month.

         1.18 "Mortgage Investment(s)" or "Loans" means the loan(s) and/or an undivided interest in the loans the Partnership intends to extend to the general public secured by real property deeds of trust.

     1.19 "Net Asset Value" means the Partnership's total assets less its total liabilities.

     1.20 "Partners" means the General Partners and the Limited Partners, collectively. "Partner" means any one of the Partners.

         1.21 "Partnership" means Redwood Mortgage Investors VIII, a California limited partnership, the limited partnership created pursuant to this Agreement.

         1.22 "Partnership Interest" means the percentage ownership interest of each Partner in the partnership as defined in Section 5.1.

     1.23  "Person"  means  any  natural   person,   partnership,   corporation,
unincorporated association or other legal entity.

         1.24 "Profits" and "Losses" mean, for each Fiscal Year or any other period, an amount equal to the Partnership's taxable income or loss for such Fiscal Year or other given period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.21 shall be added to such taxable income or loss;

                  (b) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this
Section 1.21, shall be subtracted from such taxable income or loss.

                  (c) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (d) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period, computed such that if the Gross of an Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of a Fiscal Year or other period, depreciation, amortization or other cost recovery deductions shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period bears to such beginning adjusted tax basis; and

                  (e) Notwithstanding any other provision of this Section 1.21, any items in the nature of income; or gain or expenses or losses, which are specially allocated, shall not be taken into account in computing Profits or Losses.

         1.25 "Sales Commissions" means the amount of compensation, which may be paid under one of two options, to be paid to Participating Broker Dealers in connection with the sale of Units.

         1.26 "Second Formation Loan" means the loan to Redwood Mortgage Corp., a General Partner, in connection with the second offering of 300,000 Units pursuant to the Prospectuses dated December 4, 1996 and February 28, 2000 equal to the amount of the sales commissions and the amounts payable in connection with unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with unsolicited sales from the Second Formation Loan. The Second Formation Loan will be unsecured, will not bear interest and will be repaid in annual installments.

         1.27 "Third Formation Loan" means the loan to Redwood Mortgage Corp., a General Partner, in connection with the offering of 30,000,000 Units pursuant to the Prospectus dated July XX, 2000 equal to the amount of the sales commissions and the amounts payable with the unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions and amounts due in connenction with the unsolicited sales from the Third Formation Loan. The Third Formation Loan will be unsecured, will not bear interest, and will be repaid in annual installments.

         1.28 "Units" mean the shares of ownership of the Partnership issued to Limited Partners upon their admission to the Partnership, pursuant to the Partnership's Prospectuses dated February 2, 1993, December 4, 1996 and February 28, 2000, July XX, 2000 and any supplements or amendments thereto (the "Prospectus").

                                    ARTICLE 2

                     ORGANIZATION OF THE LIMITED PARTNERSHIP

         2.1 Formation. The parties hereto hereby agree to form a limited partnership, pursuant to the provision of Chapter 3, Title 2, of the California Corporations Code, as in effect on the date hereof, commonly known as the California Revised Limited Partnership Act (the "California Act").

     2.2 Name. The name of the Partnership is REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership.

         2.3 Place of Business. The principal place of business of the Partnership shall be located at 650 El Camino Real, Suite G, Redwood City, California 94063, until changed by designation of the General Partners, with notice to all Limited Partners.

         2.4 Purpose. The primary purpose of this Partnership is to engage in business as a mortgage lender for the primary purpose of making Loans secured by deeds of trust (the "Loans") on California real estate.

         2.5 Substitution of Limited Partner. A Limited Partner may assign all or a portion of his Partnership Interest and substitute another person in his place as a Limited Partner only in compliance with the terms and conditions of
Section 7.2.

         2.6 Certificate of Limited Partnership. The General Partners shall duly execute and file with the Office of the Secretary of State of the State of California, a Certificate of Limited Partnership pursuant to the provisions of
Section 15621 of the California Corporations Code. Thereafter, the General Partners shall execute and cause to be filed Certificates of Amendment of the Certificate of Limited Partnership whenever required by the California Act or this Agreement. At the discretion of the General Partners, a certified copy of the Certificate of Limited Partnership may also be filed in the Office of the Recorder of any county in which the Partnership shall have a place of business or in which real property to which it holds title shall be situated.

         2.7 Term. The Partnership shall be formed and its term shall commence as of the date on which this Limited Partnership Agreement is executed and the Certificate of Limited Partnership referred to in Section 2.6 is filed with the Office of the Secretary of State, and shall continue until December 31, 2032, unless earlier terminated pursuant to the provisions of this Agreement or by operation of law.

         2.8 Power of Attorney. Each of the Limited Partners irrevocably constitutes and appoints the General Partners, and each of them, any one of them acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

     (a) This Agreement, the Certificate of Limited Partnership and any amendments or conciliation thereof required under the laws of the State of California;

     (b) Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business; and

     (c) Any documents which may be required to effect the continuation of the Partnership, the admission of an additional or substituted Partner, or the dissolution and termination of the Partnership.

         Each Limited Partner hereby agrees to execute and deliver to the General Partners within five (5) days after receipt of the General Partners' written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the General Partners deem necessary to comply with any laws, rules or regulations relating to the Partnership's activities.

         2.9 Nature of Power of Attorney. The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and survives the death of the undersigned or the delivery of an assignment by the undersigned of a Limited Partnership Interest; provided, that where the assignee thereof has been approved by the General Partners for admission to the Partnership as a substituted Limited Partner, the Power of Attorney survives the delivery of such assignment for the sole purpose of enabling the General Partners to execute, acknowledge and file any instrument necessary to effect such substitution.

                                    ARTICLE 3

                              THE GENERAL PARTNERS

         3.1 Authority of the General Partners. The General Partners shall have all of the rights and powers of a partner in a general partnership, except as otherwise provided herein.

         3.2 General Management Authority of the General Partners. Except as expressly provided herein, the General Partners shall have sole and complete charge of the affairs of the Partnership and shall operate its business for the benefit of all Partners. Each of the General Partners, acting alone or together, shall have the authority to act on behalf of the Partnership as to any matter for which the action or consent of the General Partners is required or permitted. Without limitation upon the generality of the foregoing, the General Partners shall have the specific authority:

     (a) To expend Partnership funds in furtherance of the business of the Partnership and to acquire and deal with assets upon such terms as they deem advisable, from affiliates and other persons;

     (b) To determine the terms of the offering of Units, including the right to increase the size of the offering or offer additional securities, the amount for discounts allowable or commissions to be paid and the manner of complying with applicable law;

     (c) To employ, at the expense of the Partnership, such agents, employees, independent contractors, attorneys and accountants as they deem reasonable and necessary;

     (d) To effect necessary insurance for the proper protection of the Partnership, the General Partners or Limited Partners;

     (e) To pay, collect, compromise, arbitrate, or otherwise adjust any and all claims or demands against the Partnership;

     (f) To bind the Partnership in all transactions involving the Partnership's property or business affairs, including the execution of all loan documents and the sale of notes and to change the Partnership's investment objectives, notwithstanding any other provision of this Agreement; provided, however, the General Partners may not, without the consent of a Majority of the Limited Partners, sell or exchange all or substantially all of the Partnership's assets, as those terms are defined in Section 9.1;

     (g) To amend this Agreement with respect to the matters described in Subsections 12.4(a) through (k) below;

     (h) To determine the accounting method or methods to be used by the Partnership, which methods may be changed at any time by written notice to all Limited Partners;

     (i) To open accounts in the name of the Partnership in one or more banks, savings and loan associations or other financial institutions, and to deposit Partnership funds therein, subject to withdrawal upon the signature of the General Partners or any person authorized by them;

     (j) To borrow funds for the purpose of making Loans, provided that the amount of borrowed funds does not exceed fifty percent (50%) of the Partnership's Loan portfolio and in connection with such borrowings, to pledge or hypothecate all or a portion of the assets of the Partnership as security for such loans; and

     (k) To invest the reserve funds of the Partnership in cash, bank accounts, certificates of deposits, money market accounts, short-term bankers acceptances, publicly traded bond funds or any other liquid assets.

         3.3 Limitations. Without a written consent of or ratification by all Limited Partners, the General Partners shall have no authority to do any act prohibited by law; or to admit a person as a Limited Partner other than in accordance with the terms of this Agreement.

         3.4 No Personal Liability. The General Partners shall have no personal liability for the original invested capital or any Limited Partner or to repay the Partnership any portion or all of any negative balance in their capital accounts, except as otherwise provided in Article 4.

         3.5 Compensation to General Partners. The General Partners shall be entitled to be compensated and reimbursed for expenses incurred in performing its management functions in accordance with the provisions of Article 10 thereof, and may receive compensation from parties other than the Partnership.

         3.6 Fiduciary Duty. The General Partners shall have the fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, and they shall not employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

         3.7 Allocation of Time to Partnership Business. The General Partners shall not be required to devote full time to the affairs of the Partnership, but shall devote whatever time, effort and skill they deem to be reasonably necessary for the conduct of the Partnership's business. The General Partners may engage in any other businesses or activities, including businesses related to or competitive with the Partnership.

         3.8 Assignment by a General Partner. A General Partner's interest in income, losses and distributions of the Partnership shall be assignable at the discretion of a General Partner, which, if made, may be converted, at a General Partner's option, into a limited partnership interest to the extent of the assignment.

         3.9 Partnership Interest of General Partners. The General Partners shall be allocated a total of one percent (1%) of all items of Partnership income, gains, losses, deductions and credits as described in Section 5.1, which shall be shared equally among them.

     3.10 Removal of General Partners. A General Partner may be removed upon the following conditions:

                  (a) By written consent of a majority of the Limited Partners. Limited Partners may exercise such right by presenting to the General Partner a notice, with their acknowledged signatures thereon, to the effect that the General Partner is removed; the notice shall set forth the grounds for removal and the date on which removal is become effective;

                  (b) Concurrently with such notice or within thirty (30) days thereafter by notice similarly given, a majority of the Limited Partners may also designate a successor as General Partner;

                  (c) Substitution of a new General Partner, if any, shall be effective upon written acceptance of the duties and responsibilities of a General Partner by the new General Partner. Upon effective substitution of a new General Partner, this Agreement shall remain in full force and effect, except for the change in the General Partner, and business of the Partnership shall be continued by the new General Partner. The new General Partner shall thereupon execute, file and record an amendment to the Certificate of Limited Partnership in the manner required by law.

                  (d) Failure of the Limited Partners giving notice of removal to designate a new General Partner within the time specified herein or failure of the new General Partner so designated to execute written acceptance of the duties and responsibilities of a General Partner hereunder within ten (10) days after such designation shall dissolve and terminate the Partnership, unless the business of the Partnership is continued by the remaining General Partners, if any.

         In the event that all of the General Partners are removed, no other General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the Formation Loan shall be forgiven by the Partnership and Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loan.

     3.11 Commingling of Funds. The funds of the Partnership shall not be commingled with funds of any other person or entity.

     3.12 Right to Rely on General Partners. Any person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by the General Partners as to:

     (a) The identity of any General Partner or Limited Partner;

     (b) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a General Partner or which are in any further manner germane to the affairs of the Partnership;

     (c) The persons who are authorized to execute and deliver any instrument or document of the Partnership; or

     (d) Any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

         3.13 Sole and Absolute Discretion. Except as otherwise provided in this Agreement, all actions which any General Partner may take and all determinations which any General Partner may take and all determinations which any General Partners may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such General Partner.

         3.14 Merger or Reorganization of the General Partners. The following is not prohibited and will not cause a dissolution of the Partnership: (a) a merger or reorganization of the General Partners or the transfer of the ownership interest of the General Partners; and (b) the assumption of the rights and duties of the General Partners by the transferee of the rights and duties of the General Partners by the transferee entity so long as such transferee is an affiliate under the control of the General Partners.

         3.15 Dissenting Limited Partners' Rights. If the Partnership participates in any acquisition of the Partnership by another entity, any combination of the Partnership with another entity through a merger or consolidation, or any conversion of the Partnership into another form of business entity (such as a corporation) that requires the approval of the outstanding limited partnership interest, the result of which would cause the other entity to issue securities to the Limited Partners, then each Limited Partner who does not approve of such reorganization (the "Dissenting Limited Partner") may require the Partnership to purchase for cash, at its fair market value, the interest of the Dissenting Limited Partner in the Partnership in accordance with Section 15679.2 of the California Corporations Code. The
Partnership, however, may itself convert to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the Limited Partners, (ii) the termination date of the Partnership (currently, December 31, 2032, unless terminated earlier in accordance with the Partnership Agreement),
(iii) the compensation  payable to the General Partners or their Affiliates,  or
(iv) the Partnership's investment objectives.

         The General Partners will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Partnership; the tax consequences (from the standpoint of the Limited Partners) of the conversion of the Partnership to another form of business entity and of an investment in a limited partnership as compared to an investment in the type of business entity into which the Partnership would be converted; the historic and projected operating results of the Partnership's Loans, and the then-current value and marketability of the Partnership's Loans. In general, the General Partners would consider any material limitation on the voting rights of the Limited Partners or any substantial increase in the compensation payable to the General Partners or their Affiliates to be a significant adverse change in the listed provisions.

         3.16 Exculpation and Indemnification. The General Partners shall have no liability whatsoever to the Partnership or to any Limited Partner, so long as a General Partner determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, and such loss or liability did not result from the gross negligence or gross misconduct of the General Partner being held harmless. The General Partners or any Partnership employee or agent shall be entitled to be indemnified by the Partnership, at the expense of the Partnership, against any loss or liability (including attorneys' fees, which shall be paid as incurred) resulting from assertion of any claim or legal proceeding relating to the activities of the Partnership, including claims, or legal proceedings brought by a third party or by Limited Partners, on their own behalf or as a Partnership derivative suit, so long as the party to be indemnified determined in good faith that the course of conduct which gave rise to such claim or proceeding was in the best interests of the Partnership and such course of conduct did not constitute gross negligence or gross misconduct; provided, however, any such indemnification shall only be recoverable out of the assets of the Partnership and not from Limited Partners. Nothing herein shall prohibit the Partnership from paying in whole or in part the premiums or other charge for any type of indemnity insurance by which the General Partners or other agents or employees of the Partnership are indemnified or insured against liability or loss arising out of their actual or asserted misfeasance or nonfeasance in the performance of their duties or out of any actual or asserted wrongful act against the Partnership including, but not limited to judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom. Notwithstanding the foregoing, neither the General Partners nor their affiliates shall be indemnified for any liability imposed by judgment (including costs and attorneys' fees) arising from or out of a violation of state or federal securities laws associated with the offer and sale of Units offered hereby. However, indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending such lawsuits provided that (a) a court either approves indemnification of litigation costs if the General Partners are successful in defending the action; or (b) the settlement and indemnification is specifically approved by the court of law which shall have been advised as to the current position of the Securities and Exchange Commission (as to any claim involving allegations that the Securities Act of 1933 was violated) and California Commissioner of Corporations or the applicable state authority (as to any claim involving allegations that the applicable state's securities laws were violated).

                                    ARTICLE 4

                   CAPITAL CONTRIBUTIONS; THE LIMITED PARTNERS

     4.1 Capital Contribution by General Partners. The General Partners, collectively, shall contribute to the Partnership an amount in cash equal to 1/10 of 1% of the aggregate capital contributions of the Limited Partners.

         4.2      Other Contributions.

     (a) Capital Contribution by Initial Limited Partner. The Initial Limited Partner made a cash capital contribution to the Partnership of $1,000. Upon the admission of additional Limited Partners to the Partnership pursuant to Section 4.2(b) of this Agreement, the Partnership promptly refunded to the Initial Limited Partner its $1,000 capital contribution and upon receipt of such sum the Initial Limited Partner was withdrawn from the Partnership as its Initial Limited Partner.

     (b) Capital Contributions of Existing Limited Partners. The Existing Limited Partners have contributed in the aggregate to the capital of the Partnership an amount equal to $39,310,477 of March 31, 2000.

     (c) Capital Contributions of New Limited Partners. The New Limited Partners shall contribute to the capital of the Partnership an amount equal to one dollar ($1) for each Unit subscribed for by each such New Limited Partners, with a minimum subscription of two thousand (2000) Units per Limited Partner (including subscriptions from entities of which such limited partner is the sole beneficial owner). The total additional capital contributions of the New Limited Partners will not exceed $30,000,000.

     (d) Escrow Account. No escrow account will be established and all proceeds from the sale of Units will be remitted directly to the Partnership.

         Subscription Agreements shall be accepted or rejected within 30 days of their receipt. All subscription monies deposited by persons whose subscriptions are rejected shall be returned to such subscribers forthwith after such rejection without interest. The public offering of Units shall terminate one year from the effective date of the Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the General Partners, or unless extended by the General Partners for additional one year periods.

                  (e) Subscription Account. Subscriptions received after the activation of the Partnership will be deposited into a subscription account at a federally insured commercial bank or other depository and invested in short-term certificates of deposit, a money market or other liquid asset account. Prospective investors whose subscriptions are accepted will be admitted into the Partnership only when their subscription funds are required by the Partnership to fund a Loan, or the Formation Loan, to create appropriate reserves or to pay organizational expenses or other proper Partnership purposes. During the period prior to admittance of investors as Limited Partners, proceeds from the sale of Units are irrevocable, and will be held by the General Partners for the account of Limited Partners in the subscription account. Investors' funds will be transferred from the subscription account into the Partnership on a first-in, first-out basis. Upon admission to the Partnership, subscription funds will be released to the Partnership and Units will be issued at the rate of $1 per unit or fraction thereof. Interest earned on subscription funds while in the subscription account will be returned to the subscriber, or if the subscriber elects to compound earnings, the amount equal to such interest will be added to his investment in the Partnership, and the number of Units actually issued shall be increased accordingly. In the event only a portion of a subscribing Limited Partner's funds are required, then all funds invested by such subscribing Limited Partners at the same time shall be transferred. Any subscription funds remaining in the subscription account after the expiration of one (1) year from the date any such subscription funds were first received by the General Partners shall be returned to the subscriber.

                  (f) Admission of Limited Partners. Subscribers shall be admitted as Limited Partners when their subscription funds are required by the Partnership to fund a Loan, or the Formation Loan, to create appropriate reserves or to pay organizational expenses, as described in the Prospectus. Subscriptions shall be accepted or rejected by the General Partners on behalf of the Partnership within 30 days of their receipt. Rejected subscriptions and monies shall be returned to subscribers forthwith.

         The Partnership shall amend Schedule A to the Limited Partnership Agreement from time to time to effect the substitution of substituted Limited Partners in the case of assignments, where the assignee does not become a substituted Limited Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following acceptance of the assignment by the General Partners.

         No person shall be admitted as a Limited Partner who has not executed and filed with the Partnership the subscription form specified in the Prospectus used in connection with the public offering, together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the execution, acknowledgment and delivery to the General Partners of a power of attorney in form and substance as described in Section 2.8 hereof.

                  (g) Names, Addresses, Date of Admissions, and Contributions of Limited Partners. The names, addresses, date of admissions and Capital Contributions of the Limited Partners shall be set forth in Schedule A attached hereto, as amended from time to time, and incorporated herein by reference.

         4.3 Election to Receive Monthly, Quarterly or Annual Cash Distributions. Upon subscription for Units, a subscribing Limited Partner must elect whether to receive monthly, quarterly or annual cash distributions from the Partnership or to have earnings retained in his capital account that will increase it in lieu of receiving periodic cash distributions. If the Limited Partner initially elects to receive monthly, quarterly or annual distributions, such election, once made, is irrevocable. However, a Limited Partner may change his election regarding whether he wants to receive such distributions on a monthly, quarterly or annual basis. If the Limited Partner initially elects to have earnings retained in his capital account in lieu of cash distributions, he may after three (3) years, change his election and receive monthly, quarterly or annual cash distributions. Earnings allocable to Limited Partners who elect to have earnings retained in their capital account will have earnings retained by the Partnership to be used for making further Loans or for other proper Partnership purposes. The Earnings from such further Loans will be allocated among all Partners; however, Limited Partners who elect to have earnings retained in their capital account will be credited with an increasingly larger proportionate share of such Earnings than Limited Partners who receive monthly, quarterly or annual distributions since Limited Partners' Capital Accounts who elect to have earnings retained in their capital accounts will increase over time. Annual distributions will be made after the calendar year. In order to provide greater flexibility to investors, the Partnership is going to register with the Securities and Exchange Commission a dividend reinvestment plan. The dividend reinvestment plan will be on substantially the same terms as described herein with respect to the ability to receive monthly, quarterly or annual distributions or to reinvest earnings. However, it will give Investors a greater degree of flexibility of moving from one option to another throughout the term of their investment in the Partnership. It is anticipated that the dividend reinvestment plan will be filed during 2000 and take effect immediately. Until the effectiveness of the dividend reinvestment plan is final, the foregoing elect to receive cash distributions or reinvested earnings will remain in place.

         4.4 Interest. No interest shall be paid on, or in respect of, any contribution to Partnership Capital by any Partner, nor shall any Partner have the right to demand or receive cash or other property in return for the Partner's Capital Contribution.

         4.5 Loans. Any Partner or Affiliate of a Partner may, with the written consent of the General Partners, lend or advance money to the Partnership. If the General Partners or, with the written consent of the General Partners, any Limited Partner shall make any loans to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Partnership, but shall be a debt due from the Partnership. The amount of any such loan or advance by a lending Partner or an Affiliate of a Partner shall be repayable out of the Partnership's cash and shall bear interest at a rate of not in excess of the greater of (i) the prime rate established, from time to time, by any major bank selected by the General Partners for loans to the bank's most creditworthy commercial borrowers, plus 5% per annum, or (ii) the maximum rate permitted by law. None of the Partners or their Affiliates shall be obligated to make any loan or advance to the Partnership.

         4.6 No Participation in Management. Except as expressly provided herein, the Limited Partners shall take no part in the conduct or control of the Partnership business and shall have no right or authority to act for or bind the Partnership.

         4.7 Rights and Powers of Limited Partners. In addition to the matters described in Section 3.10 above, the Limited Partners shall have the right to vote upon and take any of the following actions upon the approval of a Majority of the Limited Partners, without the concurrence of the General Partners.

     (a) Dissolution and termination of the Partnership prior to the expiration of the term of the Partnership as stated in Section 2.7 above

     (b) Amendment of this  Agreement,  subject to the  limitations set forth in
Section 12.4;

     (c) Disapproval of the sale of all or substantially all the assets of the Partnership (as defined in Subsection 9.1(c) below); or

     (d) Removal of the General Partners and election of a successor, in the manner and subject to the conditions described in Section 3.10 above.

         Except as expressly set forth above or otherwise provided for in this Agreement, the Limited Partners shall have no other rights as set forth in the California Act.

         4.8 Meetings. The General Partners, or Limited Partners representing ten percent (10%) of the outstanding Limited Partnership Interests, may call a meeting of the Partnership and, if desired, propose an amendment to this Agreement to be considered at such meeting. If Limited Partners representing the requisite Limited Partnership Interests present to the General Partners a statement requesting a Partnership meeting, the General Partners shall fix a date for such meeting and shall, within twenty (20) days after receipt of such statement, notify all of the Limited Partners of the date of such meeting and the purpose for which it has been called. Unless otherwise specified, all meetings of the Partnership shall be held at 2:00 P.M. at the office of the Partnership, upon not less than ten (10) and not more than sixty (60) days written notice. At any meeting of the Partnership, Limited Partners may vote in person or by proxy. A majority of the Limited Partners, present in person or by proxy, shall constitute a quorum at any Partnership meeting. Any question relating to the Partnership which may be considered and acted upon by the Limited Partners hereunder may be considered and acted upon by vote at a Partnership meeting, and any consent required to be in writing shall be deemed given by a vote by written ballot. Except as expressly provided above, additional meeting and voting procedures shall be in conformity with Section 15637 of the California Corporations Code, as amended.

         4.9 Limited Liability of Limited Partners. Units are non-assessable, and no Limited Partner shall be personally liable for any of the expenses, liabilities, or obligations of the Partnership or for any of the losses thereof beyond the amount of such Limited Partners' capital contribution to the Partnership and such Limited Partners' share of any undistributed net income and gains of the Partnership, provided, that any return of capital to Limited Partners (plus interest at the legal rate on any such amount from the date of its return) will remain liable for the payment of Partnership debts existing on the date of such return of capital; and, provided further, that such Limited Partner shall be obligated upon demand by the General Partners to pay the Partnership cash equal to the amount of any deficit remaining in his Capital Account upon winding up and termination of the Partnership.

         4.10 Representation of Partnership. Each of the Limited Partners hereby acknowledges and agrees that the attorneys representing the Partnership and the General Partners and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Limited Partners in any respect at any time. Each of the Limited Partners further acknowledges and agrees that such attorneys shall have no obligation to furnish the Limited Partners with any information or documents obtained, received or created in connection with the representation of the Partnership, the General Partners and/or their Affiliates.

                                    ARTICLE 5

                     PROFITS AND LOSSES; CASH DISTRIBUTIONS

         5.1 Income and Losses. All Income and Losses of the Partnership shall be credited to and charged against the Partners in proportion to their respective "Partnership Interests", as hereafter defined. The Partnership Interest of the General Partners shall at all times be a total of one percent (1%), to be shared equally among them and the Partnership Interest of the Limited Partners collectively shall be ninety-nine percent (99%), which shall be allocated among them according to their respective Limited Partnership Interests.

Income and Losses realized by the Partnership during any month shall be allocated to the Partners as of the close of business on the last day of each calendar month, in accordance with their respective Limited Partnership Interests and in proportion to the number of days during such month that they owned such Limited Partnership Interests, without regard to Income and Losses realized with respect to time periods within such month.

         5.2 Cash Earnings. Earnings as of the close of business on the last day of each calendar month shall be allocated among the Partners in the same proportion as Income and Losses as described in Section 5.1 above. Earnings allocable to those Limited Partners who elect to receive cash distributions as described below shall be distributed to them in cash as soon as practicable after the end of each calendar month. The General Partners' allocable share of Earnings shall also be distributed concurrently with cash distributions to Limited Partners. Earnings allocable to those Limited Partners who elected to receive additional Units shall be retained by the Partnership and credited to their respective Capital Accounts as of the first day of the succeeding calendar month. Earnings to Limited Partners shall be distributed only to those Limited Partners who elect in writing, upon their initial subscription for the purchase of Units or after three (3) years to receive such distributions during the term of the Partnership. Each Limited Partner's decision whether to receive such distributions shall be irrevocable, except as set forth in paragraph 4.3 above.

     5.3 Cash Distributions Upon Termination. Upon dissolution and termination of the Partnership, Cash Available for Distribution shall thereafter be distributed to Partners in accordance with the provisions of Section 9.3 below.

         5.4      Special Allocation Rules.

                  (a) For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to non-recourse debt which is secured by Partnership property to the extent of the excess of the outstanding principal balance of such debt (excluding any portion of such principal balance which would not be treated as an amount realized under Internal Revenue Code Section 1001 and Paragraph (a) of Section 1.1001-2 if such debt were foreclosed upon over the adjusted basis of such property. This excess is herein defined as "Minimum Gain (whether taxable as capital gain or as ordinary income) as more explicitly set forth in Treasury Regulation T.704 l(b)(4)(iv)(c). Notwithstanding any other provision of Article V, the allocation of loss or deduction (or item thereof, attributable to non-recourse debt which is secured by Partnership property will be allowed only to the extent that such allocation does not cause the sum of the deficit capital account balances of the Limited Partners receiving such allocations to exceed the minimum gain determined at the end of the Partnership able year to which the allocations relate. The balance of such losses shall be allocated to the General Partners. Any Limited Partner with a deficit capital account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Partnership property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the minimum gain at a time no later than the time at which the minimum gain is reduced below the sum if such deficit capital account balances. This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation Section 1.704-l(b)(4)(iv)(e).

                  (b) In the event any Limited Partner receives any adjustments, allocations or distributions, not covered by Section 75.4(a), so as to result in a deficit capital account, items of Partnership income and gain shall be specially allocated to such Limited Partners in an amount and manner sufficient to eliminate the deficit balances in their Capital Accounts created by such adjustments, allocations or distributions as quickly as possible. This Section shall operate a qualified income offset as utilized in Treasury Regulation
Section 1.704-1(b)(23)(ii)(d).

                  (c) Syndication expenses for any fiscal year or other period shall be specially allocated to the Limited Partners in proportion to their Units, provided that if additional Limited Partners are admitted to the Partnership on different dates, all Syndication Expenses shall be divided among the Persons who own Units from time to time so that, to the extent possible, the cumulative Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event the General Partners shall determine that such result is not likely to be achieved through future allocations of Syndication Expenses, the General Partners may allocate a portion of Net Income or Losses so as to achieve the same effect on the Capital Accounts of the Unit Holders, notwithstanding any other provision of this Agreement.

                  (d) For purposes of determining the Net Income, Net Losses, or any other items allocable to any period, Net Income, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partners using any permissible method under Code
Section 706 and the Treasury Regulations thereunder.

                  (e) Notwithstanding Section 5.1 and 5.2 hereof, (i) Net Losses allocable to the period prior to the admission of any additional Limited Partners pursuant to Section 4.2(b) and (e) hereof shall be allocated 99% to the General Partners and 1% to the Initial Limited Partner and Net Income during that same period, if any, shall be allocated to the General Partners, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional such Limited Partners and all subsequent periods shall be allocated pursuant to Section 5.1.

                  (f) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Income or Net Losses, as the case may be, for the year.

                  (g) The General Partners may adopt any procedure or convention they deem reasonable to account for unsolicited investments made by Limited Partners and the payment of a portion of the Formation Loan to such Partners' Capital Account.

         5.5 704(c) Allocations. In accordance with Code 704(c) and the Treasury Regulations thereunder income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial fair market value.

         Any elections or other decisions relating to such allocations shall be made by the General Partners in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

         5.6 Intent of Allocations. It is the intent of the Partnership that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b)(2)(ii)(D) and 1.704-l(b)(4)(iv)(D) and the requirements of those Sections, including the qualified income offset and minimum gain chargeback, which are hereby incorporated by reference. If, for whatever reasons, the Partnership is advised by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the General Partners are granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of Allocations and Distributions provided in this Agreement. The General Partners shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate with respect to the admission of Limited Partners to reflect Partners' interests in the Partnership at the close of the years.

         5.7 Guaranteed Payment for Offering Period. The Limited Partners shall receive a guaranteed payment from the Earnings of the Partnership during the Guaranteed Payment Period. The Guaranteed Payment for Offering Period, calculated on a monthly basis, shall be equal to the greater of (i) the Partnership's Earnings or (ii) the interest rate established by the Monthly Weighted Average Cost of Funds for the 11th District Savings Institutions, as announced by the Federal Home Loan Bank of San Francisco during the last week of the preceding month, plus two points, up to a maximum interest rate of 12%. The Weighted Average Cost of Funds is derived from the interest paid on savings accounts, Federal Home Loan Bank advances, and other borrowed money adjusted for valuation in the number of days in each month. The adjustment factors are 1.086 for February, 1.024 for 30 day months and 0.981 for 31 day months. As of the date of the Prospectus the Monthly Weighted Average Cost of Funds for the 11th District as announced August 30, 1999, for the period ended May 30, 1999, and in effect until September 30, 1999, is 4.50%. The Guaranteed Payment Period is the period commencing on the day a Limited Partner is admitted to the Partnership and ending three months after the Offering Termination Date. To the extent the interest rate to be paid is in excess of the Partnership's Earnings, the Guaranteed Payment for Offering Period shall be payable by the General Partners out of a Capital Contribution, to the Partnership and/or fees payable to the General Partners or Redwood Mortgage Corp. which are lowered or waived.

         Amounts paid pursuant to this Section 5.7 are intended to constitute guaranteed payments within the meaning of I.R.C. Code Section 707(c) and shall not be treated as distributions for purposes of computing the recipient's Capital Accounts. In the event the Partnership is unable to make any payments required to be made pursuant to this Section 5.7, the General Partners shall promptly make additional Capital Contributions sufficient to enable the Partnership to make such payments on a timely basis; provided however, that the General Partners shall not be obligated to make such Capital Contribution if such amounts would be subject to claims of creditors such that the guaranteed payments would not be available to be made to the Limited Partners. In such event, the General Partners shall pay the interest out of its fees as set forth above.

                                    ARTICLE 6

                     BOOKS AND RECORDS, REPORTS AND RETURNS

     6.1 Books and Records. The General Partners shall cause the Partnership to keep the following:

     (a) Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Partnership.

     (b) A current list setting forth the full name and last known business or residence address of each Partner which shall be listed in alphabetical order and stating his respective Capital Contribution to the Partnership and share in Profits and Losses.

     (c) A copy of the Certificate of Limited Partnership and all amendments thereto.

     (d) Copies of the Partnership's federal, state and local income tax returns and reports, if any, for the six (6) most recent years.

     (e) Copies of this Agreement, including all amendments thereto, and the financial statements of the Partnership for the three (3) most recent years.

         All such books and records shall be maintained at the Partnership's principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Partner, or any Partner's duly authorized representatives, during reasonable business hours.

         6.2 Annual Statements. The General Partners shall cause to be prepared at least annually, at Partnership expense, financial statements prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. The financial statements will include a balance sheet, statements of income or loss, partners' equity, and changes in financial position. The General Partners shall have prepared at least annually, at Partnership expense: (i) a statement of Cash Flow; (ii) Partnership information necessary in the preparation of the Limited Partners' federal and state income tax returns; (iii) a report of the business of the Partnership; (iv) a statement as to the compensation received by the General Partners and their Affiliates, during the year from the Partnership which shall set forth the services rendered or to be rendered by the General Partners and their Affiliates and the amount of fees received; and (v) a report identifying distributions from (a) Earnings of that year, (b) Earnings of prior years, (c) Working Capital Reserves and other sources, and (d) a report on the costs reimbursed to the General Partners, which allocation shall be verified by independent public accountants in accordance with generally accepted auditing standards. Copies of the financial statements and reports shall be distributed to each Limited Partner within 120 days after the close of each taxable year of the Partnership; provided, however, all Partnership information necessary in the preparation of the Limited Partners' federal income tax returns shall be distributed to each Limited Partner not later than 90 days after the close of each fiscal year of the Partnership.

         6.3  Semi-Annual  Report.  Until the  Partnership  is registered  under
Section 12(g) of the Securities Exchange Act of 1934, the General Partners shall have prepared, at Partnership expense, a semi-annual report covering the first six months of each fiscal year, commencing with the six-month period ending after the Initial Closing Date, and containing unaudited financial statements (balance sheet, statement of income or loss and statement of Cash Flow) and a statement of other pertinent information regarding the Partnership and its activities during the six-month period. Copies of this report shall be distributed to each Limited Partner within 60 days after the close of the six-month period.

         6.4 Quarterly Reports. The General Partners shall cause to be prepared quarterly, at Partnership Expense: (i) a statement of the compensation received by the General Partners and Affiliates during the quarter from the Partnership, which statement shall set forth the services rendered by the General Partners and Affiliates and the amount of fees received, and (ii) other relevant information. Copies of the statements shall be distributed to each Limited Partner within 60 days after the end of each quarterly period. The information required by Form 10-Q (if required to be filed with the Securities and Exchange Commission) will be supplied to each Limited Partner within 60 days of each quarterly period. If the Partnership is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the General Partners shall cause to be prepared, at Partnership expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of Cash Flow) and a statement of other pertinent information regarding the Partnership and its activities during the period covered by the report. Copies of the statements and other pertinent information shall be distributed to each Limited Partner within 60 days after the close of the quarter covered by the report of the Partnership. The quarterly financial statements shall be accompanied by the report thereon, if any, of the independent accountants engaged by the Partnership or, if there is no such report, the certificate of the General Partners that the financial statements were prepared without audit from the books and records of the Partnership. Copies of the financial statements, if any, filed with the Securities and Exchange Commission shall be distributed to each Limited Partner within 60 days after the close of the quarterly period covered by the report of the Partnership.

         6.5 Filings. The General Partners, at Partnership expense, shall cause the income tax returns for the Partnership to be prepared and timely filed with the appropriate authorities. The General Partners, at Partnership expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies. Any Limited Partner shall be provided with a copy of any of the reports upon request without expense to him. The General Partners, at Partnership expense, shall file, with the securities administrators for the various states in which this Partnership is registered, as required by such states, a copy of each report referred to this Article VI.

         6.6 Suitability Requirements. The General Partners, at Partnership expense, shall maintain for a period of at least four years a record of the information obtained to indicate that a Limited Partner complies with the suitability standards set forth in the Prospectus.

         6.7      Fiscal Matters.

     (a) Fiscal Year. The Partnership shall adopt a fiscal year beginning on the first day of January of each year and ending on the last day of December; provided, however, that the General Partners in their sole discretion may, subject to approval by the Internal Revenue Service and the applicable state taxing authorities at any time without the approval of the Limited Partners change the Partnership's fiscal year to a period to be determined by the General Partners.

     (b) Method of Accounting. The accrual method of accounting shall be used for both income tax purposes and financial reporting purposes.

     (c) Adjustment of Tax Basis. Upon the transfer of an interest in the Partnership, the Partnership may, at the sole discretion of the General Partners, elect pursuant to Section 754 of the Internal Revenue Code of 1986, as amended, to adjust the basis of the Partnership property as allowed by Sections 734(b) and 743(b) thereof.

         6.8 Tax Matters Partner. In the event the Partnership is subject to administrative or judicial proceedings for the assessment or collection of deficiencies for federal taxes for the refund of overpayments of federal taxes arising out of a Partner's distributive share of profits, Michael R. Burwell, for so long as he is a General Partner, shall act as the Tax-Matters Partner ("TMP") and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6232 of the Code and the Treasury Regulations thereunder. The Partners agree to perform all acts necessary under Section 6231 of the Code and Treasury Regulations thereunder to designate Michael R. Burwell as the TMP.

                                    ARTICLE 7

                        TRANSFER OF PARTNERSHIP INTERESTS

     7.1 Interest of General Partners. A successor or additional General Partner may be admitted to the Partnership as follows:

                  (a) With the consent of all General Partners and a Majority of the Limited Partners, any General Partner may at any time designate one or more Persons to be successors to such General Partner or to be additional General Partners, in each case with such participation in such General Partner's
Partnership  Interest  as  they  may  agree  upon,  provided  that  the  Limited
Partnership Interests shall not affected thereby; provided, however, that the foregoing shall be subject to the provisions of Section 9.1(d) below, which shall be controlling in any situation to which such provisions are applicable.

                  (b) Upon any sale or transfer of a General Partner's Partnership Interest, the successor General Partner shall succeed to all the powers, rights, duties and obligations of the assigning General Partner hereunder, and the assigning General Partner shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Partnership or the Limited Partners accruing after the date of such transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of a corporate General Partner, or of any interest therein, or an assignment of a General Partner's Partnership Interest for security purposes only, shall not be deemed to be a sale or transfer of such General Partner's Partnership interest subject to the provisions of this Section 7.1.

                  (c) In the event that all or any one of the initial General Partners are removed by the vote of a majority of Limited Partners and a successor or additional General Partner(s) is designated pursuant to Section 3.10, prior to a Person's admission as a successor or additional General Partner pursuant to this Section 7.1, such Person shall execute in writing (i) acknowledging that Redwood Mortgage Corp., a General Partner, has been repaying the Formation Loans, which are discussed in Section 10.9, with the proceeds it receives from loan brokerage commissions on Loans, fees received from the early withdrawal penalties and fees for other services paid by the Partnership, and
(ii) agreeing that if such successor or additional General Partner(s) begins using the services of another mortgage loan broker or loan servicing agent, then Redwood Mortgage Corp. shall immediately be released from all further obligations under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed).

         7.2 Transfer of Limited Partnership Interest. No assignee of the whole or any portion of a Limited Partnership Interest in the Partnership shall have the right to become a substituted Limited Partner in place of his assignor, unless the following conditions are first met.

     (a) The assignor shall designate such intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the General Partners;

     (b) The written consent of the General Partners to such substitution shall be obtained, which consent shall not be unreasonably withheld, but which, in any event, shall not be given if the General Partners determine that such sale or transfer may jeopardize the continued ability of the Partnership to qualify as a "partnership" for federal income tax purposes or that such sale or transfer may violate any applicable securities laws (including any investment suitability standards);

     (c) The assignor and assignee named therein shall execute and acknowledge such other instruments as the General Partners may deem necessary to effectuate such substitution, including, but not limited to, a power of attorney with provisions more fully described in Sections 2.8 and 2.9 above;

     (d) The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

     (e) Such assignee shall pay or, at the election of the General Partners, obligate himself to pay all reasonable expenses connected with such substitution, including but not limited to reasonable attorneys' fees associated therewith; and

         The Partnership has received, if required by the General Partners, a legal opinion satisfactory to the General Partners that such transfer will not violate the registration provisions of the Securities Act of 1933, as amended, which opinion shall be furnished at the Limited Partner's expense.

         7.3 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Limited Partnership Interests, and any proposed sale, assignment or transfer in violation of same to void ab initio.

                  (a) No Limited Partner shall make any transfer or assignment of all or any part of his Limited Partnership Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Partnership for federal or California state income tax purposes.

                  (b) Instruments evidencing a Limited Partnership Interest shall bear and be subject to legend conditions in substantially the following forms:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OR CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                  (c) No Limited Partner shall make any transfer or assignment of all or any of his Limited Partnership Interest if the General Partners determine such transfer or assignment would result in the Partnership being classified as a "publicly traded partnership" with the meaning of Section 7704(b) of the Code or any regulations or rules promulgated thereunder.

                                    ARTICLE 8

                           WITHDRAWAL FROM PARTNERSHIP

         8.1 Withdrawal by Limited Partners. No Limited Partner shall have the right to withdraw from the Partnership, receive cash distributions or otherwise obtain the return of all or any portion of his Capital Account balance for a period of one year after such Limited Partner's initial purchase of Units, except for monthly, quarterly or annual distributions of Cash Available for Distribution, if any, to which such Limited Partner may be entitled pursuant to
Section 5.2 above. Withdrawal after a minimum one year holding period and before the five year holding period as set forth below shall be permitted in accordance with subsection (a) below. Additionally, as set forth below in subsection (g) there shall be a limited right of withdrawal upon the death of a Limited Partner. If a Limited Partner elects to withdraw either after the one (1) year holding period or the five (5) year withholding period or his heirs elect to withdraw after his death, he will continue to receive distributions or have those Earnings compounded depending upon his initial election, based upon the balance of his capital account during the withdrawal period. Limited Partners may also withdraw after a five year holding period in accordance with subsection b(i) and (ii). A Limited Partner may withdraw or partially withdraw from the Partnership upon the following terms:

                  (a) A Limited Partner who desires to withdraw from the Partnership after the expiration of the above referenced one year period shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners, which Notice of Withdrawal shall state the sum or percentage interests to be withdrawn. Subject to the provisions of subsections (e) and (f) below, such Limited Partner may liquidate part or all of his entire Capital Account in four equal quarterly installments beginning the quarter following the quarter in which the Notice of Withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the quarter. An early withdrawal under this subsection (a) shall be subject to a 10% early withdrawal penalty applicable to the sum withdrawn as stated in the Notice of Withdrawal. The 10% penalty shall be subject to and payable upon the terms set forth in subsection (c) below.

                  (b) A Limited Partner who desires to withdraw from the Partnership after the expiration of the above referenced five year period shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners, and subject to the provisions of subsections (e) and (f) below such Limited Partner's Capital Account shall be liquidated as follows:

     (i) Except as provided in subsection (b) ( ii) below, the Limited Partner's Capital Account shall be liquidated in twenty (20) equal quarterly installments each equal to 5% of the total Capital Account beginning the calendar quarter following the quarter in which the Notice of Withdrawal is given, provided that such notice is received thirty (30) days prior to the end of the preceding quarter. Upon approval by the General Partners, the Limited Partner's Capital Account may be liquidated upon similar terms over a period longer than twenty
(20) equal quarterly installments.

     (ii) Notwithstanding subsection (b)(i) above, any Limited Partner may liquidate part or all of his entire outstanding Capital Account in four equal quarterly installments beginning of the calendar quarter following the preceding quarter in which Notice of Withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the preceding quarter. An early withdrawal under this subsection 8.1(b)(ii) shall be subject to a 10% early withdrawal penalty applicable to any sums prior to the time when such sums could have been withdrawn pursuant to the withdrawal provisions set forth in subsection (a)(i) above.

                  (c) The 10% early withdrawal penalty will be deducted pro rata from the Limited Partner's Capital Account. The 10% early withdrawal penalty will be received by the Partnership, and a portion of the sums collected as such early withdrawal penalty shall be applied by the Partnership toward the next installment(s) of principal under the Formation Loan owed to the Partnership by Redwood Mortgage Corp., a General Partner and any successor firm, as described in Section 10.9 below. This portion shall be determined by the ratio between the initial amount of the Formation Loan and the total amount of the organizational and syndication costs incurred by the Partnership in this offering of Units. The balance of such early withdrawal penalties shall be retained by the Partnership for its own account. After the Formation Loan has been paid, the 10% early withdrawal penalty will be used to pay the Continuing Servicing Fee, as set forth in Section 10.13 below. The balance of such early withdrawal penalties shall be retained by the Partnership for its own account.

                  (d) Commencing with the end of the calendar month in which such Notice of Withdrawal is given, and continuing on or before the twentieth day after the end of each month thereafter, any Cash Available for Distribution allocable to the Capital Account (or portion thereof) with respect to which Notice of Withdrawal has been given shall also be distributed in cash to the withdrawing Limited Partner in the manner provided in Section 5.2 above.

                  (e) During the liquidation period described in subsections 8.1(a) and (b), the Capital Account of a withdrawing Limited Partner shall remain subject to adjustment as described in Section 1.3 above. Any reduction in said Capital Account by reason of an allocation of Losses, if any, shall reduce all subsequent liquidation payments proportionately. In no event shall any Limited Partner receive cash distributions upon withdrawal from the Partnership if the effect of such distribution would be to create a deficit in such Limited Partner's Capital Account.

(f) Payments to withdrawing Limited Partners shall at all times be subject to the availability of sufficient cash flow generated in the ordinary course of the Partnership's business, and the Partnership shall not be required to liquidate outstanding Loans prior to their maturity dates for the purposes of meeting the withdrawal requests of Limited Partners. For this purpose, cash flow is considered to be available only after all current Partnership expenses have been paid (including compensation to the General Partners and Affiliates) and adequate provision has been made for the payment of all monthly or annual cash distributions on a pro rata basis which must be paid to Limited Partners who elected to receive such distributions upon subscription for Units pursuant to
Section 4.3 or who changed their initial election to compound Earnings as set forth in Section 4.3. Furthermore, no more than 20% of the total Limited
Partners' Capital Accounts outstanding for the beginning of any calendar year shall be liquidated during any calendar year. If Notices of Withdrawal in excess of these limitations are received by the General Partners, the priority of distributions among Limited Partners shall be determined as follows: first, to those Limited Partners withdrawing Capital Accounts according to the 20 quarter or longer installment liquidation period described under subsection (b)(i) above, then to ERISA plan Limited Partners withdrawing Capital Accounts under subsection (b)(ii) above, then to all other Limited Partners withdrawing Capital Accounts under subsection (b)(ii) above, then to Administrators withdrawing Capital Accounts under subsection (g) below, and finally to all other Limited Partners withdrawing Capital Accounts under subsection (a) above.

(g) Upon the death of a Limited Partner, a Limited Partner's heirs or executors may, subject to certain conditions as set forth herein, liquidate all or a part of the deceased Limited Partner's investment without penalty. An executor, heir or other administrator of the Limited Partner's estate (for ease of reference the "Administrator") shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners within 6 months of the Limited Partner's date of death. The total amount available to be liquidated in any one year shall be limited to $50,000. The liquidation of the Limited Partner's capital account in any one year shall be made in four equal quarterly installments beginning the calendar quarter following the quarter in which time the Notice of Withdrawal is received. Due to the complex nature of administering a decedent's estate, the General Partners reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries and/or any other matters they deem relevant. The General Partners retain the discretion to refuse or to delay the liquidation of a deceased Limited Partner's investment unless or until the General Partners have received all such information they deem relevant. The liquidation of a Limited Partner's capital account pursuant to this subsection is subject to the provisions of subsections 8.1(d), (e) and (f) above.

         8.2 Retirement by General Partners. Any one or all of the General Partners may withdraw ("retire") from the Partnership upon not less than six (6) months written notice of the same to all Limited Partners. Any retiring General Partner shall not be liable for any debts, obligations or other responsibilities of the Partnership or this Agreement arising after the effective date of such retirement.

         8.3 Payment to Terminated General Partner. If the business of the Partnership is continued as provided in Section 9.1(d) or 9.1(e) below upon the removal, retirement, death, insanity, dissolution, or bankruptcy of a General Partner, then the Partnership shall pay to such General Partner, or his/its estate, a sum equal to such General Partner's outstanding Capital Account as of the date of such removal, retirement, death, insanity, dissolution or bankruptcy, payable in cash within thirty (30) days after such date. If the business of the Partnership is not so continued, then such General Partner shall receive from the Partnership such sums as he may be entitled to receive in the course of terminating the Partnership and winding up its affairs, as provided in
Section 9.3 below.

                                    ARTICLE 9

           DISSOLUTION OF THIS PARTNERSHIP; MERGER OF THE PARTNERSHIP

     9.1 Events Causing Dissolution. The Partnership shall dissolve upon occurrence of the earlier of the following events:

     (a)  Expiration  of the term of the  Partnership  as stated in Section  2.7 above.

     (b) The affirmative vote of a majority of the Limited Partners.

     (c) The sale of all or substantially all of the Partnership's assets; provided, for purposes of this Agreement the term "substantially all of the Partnership's assets" shall mean assets comprising not less than seventy percent (70%) of the aggregate fair market value of the Partnership's total assets as of the time of sale.

     (d) The retirement, death, insanity, dissolution or bankruptcy of a General Partner unless, within ninety (90) days after any such event (i) the remaining General Partners, if any, elect to continue the business of the Partnership, or
(ii) if there are no remaining General Partners, all of the Limited Partners agree to continue the business of the Partnership and to the appointment of a successor General Partner who executes a written acceptance of the duties and responsibilities of a General Partner hereunder.

     (e) The removal of a General Partner, unless within ninety (90) days after the effective date of such removal (i) the remaining General Partners, if any, elect to continue the business of the Partnership, or (ii) if there are no remaining General Partners, a successor General Partner is approved by a majority of the Limited Partners as provided in Section 3.7 above, which successor executes a written acceptance as provided therein and elects to continue the business of the Partnership.

     (f) Any other event causing the dissolution of the Partnership under the laws of the State of California.

         9.2 Winding Up and Termination. Upon the occurrence of an event of dissolution, the Partnership shall immediately be terminated, but shall continue until its affairs have been wound up. Upon dissolution of the Partnership, unless the business of the Partnership is continued as provided above, the General Partners will wind up the Partnership's affairs as follows:

                  (a)      No new Loans shall be made or purchased;

                  (b) Except as may be agreed upon by a majority of the Limited Partners in connection with a merger or consolidation described in Sections 9.5,
9.6 or 9.7, the General Partners shall liquidate the assets of the Partnership as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Partnership's outstanding Loans in accordance with their terms; provided, however, the General Partners shall liquidate all Partnership assets for the best price reasonably obtainable in order to completely wind up the Partnership's affairs within five (5) years after the date of dissolution;

                  (c) Except as may be agreed upon by a majority of the Limited Partners in connection with a merger or consolidation described in Sections 9.5,
9.6 or 9.7, all sums of cash held by the Partnership as of the date of dissolution, together with all sums of cash received by the Partnership during the winding up process from any source whatsoever, shall be distributed in accordance with Section 9.3 below.

     9.3 Order of Distribution of Assets. In the event of dissolution as provided in Section 9.1 above, the cash of the Partnership shall be distributed as follows:

     (a) All of the Partnership's debts and liabilities to persons other than Partners shall be paid and discharged;

     (b) All of the Partnership's debts and liabilities to Partners shall be paid and discharged;

     (c) The balance of the cash of the Partnership shall be distributed to the Partners in proportion to their respective outstanding Capital Accounts.

         Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution, and if the Partnership assets remaining after the payment or discharge of the debts and liabilities of the Partnership is insufficient to return the Capital
Contribution of each Limited Partner, such Limited Partner shall have no recourse against the General Partners or any other Limited Partner. The winding-up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the General Partners. It is hereby authorized to do any and all acts and things authorized by law for these purposes. In the event of insolvency, dissolution, bankruptcy or resignation of all of the General Partners or removal of the General Partners by the Limited Partners, the winding up of the affairs of the Partnership and the distribution of its assets shall be conducted by such person or entity as may be selected by a vote of a majority of the outstanding Units, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

         9.4 Compliance With Timing Requirements of Regulations. In the event the Partnership is "liquidated" within the meaning of Treasury Regulation
Section  1.704-1(b)(2)(ii)(g),  (a) distributions shall be made pursuant to this
Article 9 (if such liquidation  constitutes a dissolution of the Partnership) or
Article 5 hereof (if it does not) to the General Partners and Limited Partners who have positive Capital Accounts in compliance with Treasury Regulation
Section 1.704-1(b)(2)(ii)(b)(2) and (b) if the General Partners' Capital Accounts have a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such General Partners shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3);

         9.5 Merger or Consolidation of the Partnership. The Partnership's business may be merged or consolidated with one or more limited partnerships that are Affiliates of the Partnership, provided the approval of the required percentage in interest of Partners is obtained pursuant to Section 9.6. Any such merger or consolidation may be effected by way of a sale of the assets of, or units in, the Partnership or purchase of the assets of, or units in, another limited partnership(s), or by any other method approved pursuant to Section 9.6. In any such merger or consolidation, the Partnership may be either a disappearing or surviving entity.

     9.6 Vote Required. The principal terms of any merger or consolidation described in Section 9.5 must be approved by the General Partners and by the affirmative vote of a Majority of the Limited Partners.

         9.7 Sections Not Exclusive. Sections 9.5 and 9.6 shall not be interpreted as setting forth the exclusive means of merging or consolidating the Partnership in the event that the California Revised Limited Partnership Act, or any successor statute, is amended to provide a statutory method by which the Partnership may be merged or consolidated.

                                   ARTICLE 10

                      TRANSACTIONS BETWEEN THE PARTNERSHIP,
                       THE GENERAL PARTNERS AND AFFILIATES

         10.1 Loan Brokerage Commissions. The Partnership will enter into Loan transactions where the borrower has employed and agreed to compensate the General Partners or an Affiliate of the General Partners to act as a broker in arranging the loan. The exact amount of the Loan Brokerage Commissions are negotiated with prospective borrowers on a case by case basis. It is estimated that such commissions will be approximately three percent (3%) to six percent (6%) of the principal amount of each Loan made during that year. The Loan Brokerage Commissions shall be capped at 4% of the Partnership's total assets per year.

         10.2 Loan Servicing Fees. A General Partner or an Affiliate of a General Partner may act as servicing agent with respect to all Loans, and in consideration for such collection efforts he/it shall be entitled to receive a monthly servicing fee up to one-eighth of one percent (.125%) of the total unpaid principal balance of each Loan serviced, or such higher amount as shall be customary and reasonable between unrelated Persons in the geographical area where the property securing the Loan is located. The General Partners or an Affiliate may lower such fee for any period of time and thereafter raise it up to the limit set forth above.

         10.3 Escrow and Other Loan Processing Fees. The General Partners or an Affiliate of a General Partner may act as escrow agent for Loans made by the Partnership, and may also provide certain document preparation, notarial and credit investigation services, for which services the General Partners shall be entitled to receive such fees as are permitted by law and as are generally prevailing in the geographical area where the property securing the Loan is located.

         10.4 Asset Management Fee. The General Partners shall receive a monthly fee for managing the Partnership's Loan portfolio and general business operations in an amount up to 1/32 of one percent (.03125%) of the total "net asset value" of all Partnership assets (as hereafter defined), payable on the first day of each calendar month until the Partnership is finally wound up and terminated. "Net asset value" shall mean total Partner's capital, determined in accordance with generally accepted accounting principles as of the last day of the preceding calendar month. The General Partners, in their discretion, may lower such fee for any period of time and thereafter raise it up to the limit set forth above.

     10.5 Reconveyance Fees. The General Partners may receive a fee from a borrower for reconveyance of a property upon full payment of a loan in an amount as is generally prevailing in the geographical area where the property is located.

     10.6 Assumption Fees. A General Partner or an Affiliate of the General Partners may receive a fee payable by a borrower for assuming a Loan in an amount equal to a percentage of the Loan or a set fee.

     10.7  Extension  Fee. A General  Partner  or an  Affiliate  of the  General
Partners may receive a fee payable by a borrower for extending the Loan period in an amount equal to a percentage of the loan.

     10.8 Prepayment and Late Fees. Any prepayment and late fees collected by a General Partner or an Affiliate of the General Partners in connection with Loans shall be paid to the Partnership.

         10.9 Formation Loans to Redwood Mortgage Corp. The Partnership may lend to Redwood Mortgage Corp., a sum not to exceed 10% of the total amount of Capital Contributions to the Partnership by the Limited Partners, the proceeds of which shall be used solely for the purpose of paying selling commissions and all amounts payable in connection with unsolicited orders received by the General Partners. The Formation Loans shall be unsecured and shall be evidenced by a non-interest bearing promissory note executed by Redwood Mortgage Corp. in favor of the Partnership. The First Formation Loan is being repaid in ten (10) equal annual installments of principal without interest, commencing on December 31, 1996. As of March 31, 2000, the total aggregate amount of the First Formation Loan equaled $1,074,840 of which $372,647 had been repaid by Redwood Mortgage Corp. The Second Formation Loan will be repaid as follows: Upon the commencement of the offering in December, 1996, Redwood Mortgage Corp. has made annual installments of one-tenth of the principal balance of the Formation loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year. As of March 31, 2000, the Partnership had loaned $1,908,840 to Redwood Mortgage Corp. of which $159,994 had been repaid. The principal balance of the Second Formation Loan will increase as additional sales of Units are made each year. The amount of the annual installment payment to be made by Redwood Mortgage Corp. during the offering stage, will be determined by the principal balance of the Second Formation Loan on December 31 of each year. Upon the completion of the offering, the balance of the Second Formation Loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year this offering terminates. As the second offering will terminate when the third offering is approved, equal annual installments shall commence on December 31, 2001. The Third Formation Loan will be repaid under the same terms and conditions as the Second Formation Loan. Redwood Mortgage Corp. at its option may prepay all or any part of the Formation Loans. Redwood Mortgage Corp. will repay the Formation Loans principally from loan brokerage commissions earned on Loans, early withdrawal penalties and other fees paid by the Partnership. Since Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on Loans to repay the Formation Loans and, with respect to the initial offering of 150,000 Units, for the continued payment of the Continuing Servicing Fees, if all or any one of the initial General Partners is removed as a General Partner by the vote thereafter designated, and if such successor or additional General Partner(s) begins using any other loan brokerage firm for the placement of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the days elapsed and for the continued payment of the Continuing Servicing Fees with respect to the initial offering of 150,000 Units.) In addition, if all of the General Partners are removed, no successor General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, the debt on the Formation Loans shall be forgiven and Redwood Mortgage Corp. will be immediately released from any further obligations under the Formation Loans or Continuing Servicing Fees with respect to the initial offering of 150,000 Units.

         10.10 Sale of Loans and Loans Made to General Partners or Affiliates. The Partnership may sell existing Loans to the General Partners or their Affiliates, but only so long as the Partnership receives net sales proceeds from such sales in an amount equal to the total unpaid balance of principal, accrued interest and other charges owing under such Loan, or the fair market value of such Loan, whichever is greater. Notwithstanding the foregoing, the General Partners shall be under no obligation to purchase any Loan from the Partnership or to guarantee any payments under any Loan. Generally, Loans will not be made to the General Partners or their Affiliates. However, the Partnership may make the Formation Loans to Redwood Mortgage Corp. and may in certain limited circumstances, loan funds to Affiliates to purchase real estate owned by the Partnership as a result of foreclosure.

         10.11 Purchase of Loans from General Partners or Affiliates. The Partnership may purchase existing Loans from the General Partners or Affiliates, provided that the following conditions are met:

     (a) At the time of purchase the borrower shall not be in default under the Loan;

     (b) No brokerage commissions or other compensation by way of premiums or discounts shall be paid to the General Partners or their Affiliates by reason of such purchase; and

     (c) If such Loan was held by the seller for more than 180 days, the seller shall retain a ten percent (10%) interest in such Loan.

     10.12 Interest. Redwood Mortgage Corp. shall be entitled to keep interest if any, earned on the Loans between the date of deposit of borrower's funds into Redwood Mortgage Corp.'s trust account and date of payment of such funds by Redwood Mortgage Corp.

10.13    Sales Commissions.

                  (a) The Units are being offered to the public on a best efforts basis through the Participating Broker-Dealers. The Participating Broker-Dealers may receive commissions as follows: at the rate of either (5%) or (9%) (depending upon the investor's election to receive cash distributions or to compound earnings and acquire additional Units in the Partnership) of the Gross Proceeds on all of their sales. In no event will the total of all compensation payable to Participating Broker Dealers, including sales commissions, expense reimbursements, sales seminars and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules. Further, in no event shall any individual Participating Broker Dealer receive total compensation including sales commissions, expense reimbursements, sales seminar or expense reimbursement exceed (10%) of the gross proceeds of their sales plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules (the "Compensation Limitation").In the event the Partnership receives any unsolicited orders directly from an investor who did not utilize the services of a Participating Broker Dealer, Redwood Mortgage Corp. through the Formation Loans will pay to the Partnership an amount equal to the amount of the sales commissions otherwise attributable to a sale of a Unit through a Participating Broker Dealer. The Partnership will in turn credit such amounts received from Redwood Mortgage Corp. to the account of the Investor who placed the unsolicited order. All unsolicited orders will be handled only by the General Partners.

     Sales commissions will not be paid by the Partnership out of the offering proceeds. All sales commissions will be paid by Redwood Mortgage Corp., which will also act as the mortgage loan broker for all Loans as set forth in Section
10.7 above. With respect to the initial offering of 150,000 Units, the Continuing Servicing Fee will be paid by Redwood Mortgage Corp., but will not be included in the first Formation Loan. The Partnership will loan to Redwood Mortgage Corp. funds in an amount equal to the sales commissions and all amounts payable in connection with unsolicited sales by the General Partners, as a Formation Loan. With respect to the initial offering of 150,000 Units, Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on Loans to pay the Continuing Servicing Fees, and if all or any one of the initial General Partners is removed as a General Partner by the vote thereafter designated, if such successor or additional General Partner(s) use any other loan brokerage firm for the placement of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation to continue to pay any Continuing Servicing Fees. In addition, if all of the General Partners are removed, no successor General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, Redwood Mortgage Corp. will be immediately released from any further obligation to continue to pay any Continuing Servicing Fee in connection with the initial offering of 150,000 Units. Units may also be offered or sold directly by the General Partners for which they will receive no sales commissions. The Partnership shall reimburse Participating Broker-Dealers for bona fide due diligence expenses in an amount up to (.5%) of the Gross Proceeds.

(b)

                  Sales by Registered Investment Advisors. The General Partners may accept unsolicited orders received directly from Investors if an Investor utilizes the services of a registered investment advisor. A registered investment advisor is an investment professional retained by a Limited Partner to advise him regarding all of his assets, not just an investment in the Partnership. Registered investment advisors are paid by the Investor based upon the total amount of the Investor's assets being managed by the registered investment advisor.

     If an investor utilizes the services of a registered investment advisor, Redwood Mortgage Corp. will pay to the Partnership an amount equal to the sales commission otherwise attributable to a sale of Units through a participating broker dealer. The Partnership will in turn credit such amounts received by Redwood Mortgage Corp. to the account of the Investor who placed the unsolicited order.

     If an Investor acquires units directly through the services of a registered investment advisor, the Investor will have the election to authorize the Partnership to pay the registered investment advisor an estimated quarterly amount of no more than 2% annually of his capital account that would otherwise be paid as periodic cash distributors or compounded as earnings. For ease of reference, we refer to these as "Client Fees." The payment of Client Fees will be paid from those amounts that would otherwise be distributable to you or compounded in your capital account. The payment of Client Fees is noncumulative and subject to the availability of sufficient earnings in your capital account. In no event will any such Client Fees be paid to us as sales commissions or other compensation. The Partnership is merely agreeing as an administrative convenience to pay the registered investment advisor a portion of those amounts that would be paid to you.

     All registered investment advisors will be required to represent and warrant to the Partnership, that among other things, the investment in the units is suitable for the Investor, that he has informed the Investor of all pertinent facts relating to the liquidating and marketability of the units, and that if he is affiliated with a NASD registered broker or dealer, that all Client Fees received by him in connection with any transactions with the Partnership will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules.

         10.14 Reimbursement of Organizational Expenses. The General Partners may be reimbursed for, or the Partnership may pay directly, all expenses in connection with the organization or offering of the Units including, without limitation, attorneys' fees, accounting fees, printing costs and other selling expenses (other than underwriting commissions) in an amount equal to the lesser of ten percent (10%) of the gross proceeds of the Offering or $1,200,000. The General Partners may, at their election, any offering and organization expenses in excess of this amount.

         10.15 Reimbursement. The Partnership shall reimburse the General Partners or their Affiliates for the actual cost to the General Partners or their Affiliates (or pay directly), the cost of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partners or their Affiliates. The Partnership shall also pay or reimburse the General Partners or their Affiliates for the cost of administrative services necessary to the prudent operation of the Partnership, provided that such reimbursement will be at the lower of (A) the actual cost to the General
Partners or their Affiliates of providing such services, or (B) 90% of the amount the Partnership would be required to pay to non affiliated persons rendering similar services in the same or comparable geographical location. The cost of administrative services as used in this subsection shall mean the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the program's independent certified public accountant.

         10.16 Non-reimbursable Expenses. The General Partners will pay and will not be reimbursed by the Partnership for any general or administrative overhead incurred by the General Partners in connection with the administration of the Partnership which is not directly attributable to services authorized by Sections 10.15 or 10.17.

         10.17 Operating Expenses. Subject to Sections 10.14 and 10.15 and 10.16 all expenses of the Partnership shall be billed directly to and paid by the Partnership which may include, but are not limited to: (i) all salaries, compensation, travel expenses and fringe benefits of personnel employed by the Partnership and involved in the business of the Partnership. including persons who may also be employees of the General Partners or Affiliates of the General Partners, but excluding control persons of either the General Partners or Affiliates of the General Partners, (ii) all costs of borrowed money, taxes and assessments on Partnership properties foreclosed upon and other taxes applicable to the Partnership, (iii) legal, audit, accounting, and brokerage fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership, (v) fees and expenses paid to leasing agents, consultants, real estate brokers, insurance brokers, and other agents, (vi) costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such property, (vii) the cost of insurance as required in connection with the business of the Partnership, (viii) expenses of organizing, revising, amending, modifying or terminating the Partnership, (ix) expenses in connection with Distributions made by the Partnership, and communications, bookkeeping and clerical work necessary in maintaining relations with the Limited Partners and outside parties, including the cost of printing and mailing to such persons certificates for Units and reports of meetings of the Partnership, and of preparation of proxy statements and solicitations of proxies in connection therewith, (x) expenses in connection with preparing and mailing reports required to be furnished to the Limited Partners for investor, tax reporting or other purposes, or other reports to the Limited Partners which the General Partners deem to be in the best interests of the Partnership, (xi) costs of any accounting, statistical or bookkeeping equipment and services necessary for the maintenance of the books and records of the Partnership including, but not limited to, computer services and time, (xii) the cost of preparation and dissemination of the information relating to potential sale, refinancing or other disposition of Partnership property, (xiii) costs incurred in connection with any litigation in which the Partnership is involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency with jurisdiction over the Partnership including legal and accounting fees incurred in connection therewith. (xiv) costs of any computer services used for or by the Partnership, (xv) expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers. For the purposes of Sections 10.17(i), a control person is someone holding a 5% or greater equity interest in the General Partners or affiliate or a person having the power to direct or cause the direction of the General Partners or Affiliate, whether through the ownership of voting securities, by contract or otherwise.

         10.18 Deferral of Fees and Expense Reimbursement. The General Partners may defer payment of any fee or expense reimbursement provided for herein. The amount so deferred shall be treated as a non-interest bearing debt of the Partnership and shall be paid from any source of funds available to the Partnership, including cash available for Distribution prior to the distributions to Limited Partners provided for in Article 5.

         10.19 Payment upon Termination. Upon the occurrence of a terminating event specified in Article 9 of the termination of an affiliate's agreement, any portion of any reimbursement or interest in the Partnership payable according to the provisions of this Agreement if accrued, but not yet paid, shall be paid by the Partnership to the General Partners or Affiliates in cash, within thirty
(30) days of the terminating event or termination date set forth in the written notice of termination.

                                   ARTICLE 11

                                   ARBITRATION

         11.1 Arbitration. As between the parties hereto, all questions as to rights and obligations arising under the terms of this Agreement are subject to arbitration, including any question concerning any right or duty under the Securities Act of 1933, the Securities Exchange Act of 1934 and the securities laws of any state in which Units are offered, and such arbitration shall be governed by the rules of the American Arbitration Association.

         11.2 Demand for Arbitration. If a dispute should arise under this Agreement, any Partner may within 60 days make a demand for arbitration by filing a demand in writing for the other.

         11.3 Appointment of Arbitrators. The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within five (5) days after demand for arbitration is given and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered by both parties to proceed ex parte.

         11.4 Hearing. Arbitration shall take place in San Mateo, California, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s). The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty
(60) days prior to the date so fixed. At the hearing any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

         11.5 Arbitration Award. If there is only one arbitrator, his decision shall be binding and conclusive on the parties, and if there are three arbitrators the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) and the rendering of his (or their) decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrator(s) may be rendered by any Court having Jurisdiction; or such Court may vacate, modify, or correct the award in accordance with the prevailing sections of California State Law.

         11.6 New Arbitrators. If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an Agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

     11.7 Costs of Arbitration. The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrators shall determine.

                                   ARTICLE 12

                                  MISCELLANEOUS

         12.1 Covenant to Sign Documents. Without limiting the power granted by Sections 2.8 and 2.9, each Partner covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Partnership and to achieve its purposes, including, without limitation, the Certificate of Limited Partnership and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Partnership shall conduct its business.

         12.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Partner may desire or may be required to give any other Partners shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Limited Partners shall be addressed to the Limited Partners at the last address shown on the Partnership records. Notices to the General Partners or to the Partnership shall be delivered to the Partnership's principal place of business, as set forth in Section 2.3 above or as hereafter charged as provided herein. Notice to any General Partner shall constitute notice to all General Partners.

         12.3 Right to Engage in Competing Business. Nothing contained herein shall preclude any Partner from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Partners, without participation by the other Partners, and without liability to them or any of them. Each Limited Partner waives any right he may have against the General Partners for capitalizing on information received as a consequence of the General Partners management of the affairs of this Partnership.

         12.4 Amendment. This Agreement is subject to amendment by the affirmative vote of a Majority of the Limited Partners in accordance with
Section 4.5; provided, however, that no such amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Partner or materially change any Partner's interest in Profits, Losses, Partnership assets, distributions, management rights or voting rights, except as agreed by that Partner. In addition, and notwithstanding anything to the contrary contained in this Agreement the General Partners shall have the right to amend this Agreement, without the vote or consent of any of the Limited Partnership, when:

     (a) There is a change in the name of the Partnership or the amount of the contribution of any Limited Partner;

     (b) A Person is substituted as a Limited Partner;

     (c) An Additional Limited Partner is admitted;

     (d) A Person is admitted as a successor or additional General Partner in accordance with the terms of this Agreement;

     (e) A General Partner retires, dies, files a petition in bankruptcy, becomes insane or is removed, and the Partnership business is continued by a remaining or replacement General Partner;

     (f) There is a change in the character of the business of the Partnership;

     (g) There is a change in the time as stated in the Agreement for the dissolution of the Partnership, or the return of a Partnership contribution;

     (h) To cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

     (i) To delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or by a State "Blue Sky" Administrator or similar official, which addition or deletion is deemed by the Administrator or official to be for the benefit or protection of the Limited Partners;

     (j) To elect for the Partnership to be governed by any successor California statute governing limited partnerships; and

     (k) To modify provisions of this Agreement as noted in Sections 1.3 and 5.6 to cause this Agreement to comply with Treasury Regulation Section 1.704-1(b).

         The General Partners shall notify the Limited Partners within a reasonable time of the adoption of any such amendment.

         12.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

         12.6 Waiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

         12.7 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         12.8 Application of California law; Venue. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of California and the appropriate Courts in the County of San Mateo, State of California shall be the appropriate forum for any litigation arising hereunder.

         12.9 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

         12.10 Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

         12.11 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by a General Partner on behalf of the Limited Partners as their attorney-in-fact.

         12.13 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any property of the Partnership.

         12.14 Defined Terms. All terms used in this Agreement which are defined in the Prospectus of Redwood Mortgage Investors VIII, dated February 28, 2000 shall have the meanings assigned to them in said Prospectus, unless this Agreement shall provide for a specific definition in Article 2.

         12.15 Assignability. Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article 7.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hand the day and year first above written.

GENERAL PARTNERS:
                               -------------------------------------------------
                               D. Russell Burwell

                               -------------------------------------------------
                               Michael R. Burwell

                               GYMNO CORPORATION

                               A California Corporation

                               By:
                               -------------------------------------------------
                               D. Russell Burwell, President

                               REDWOOD MORTGAGE CORP.
                               A California Corporation

                               By:
                               -------------------------------------------------
                               D. Russell Burwell, President

LIMITED PARTNERS:
                               GYMNO CORPORATION
                               (General Partner and Attorney-in-Fact)
                               By:
                               -------------------------------------------------
                               D. Russell Burwell, President

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
                         REDWOOD MORTGAGE INVESTORS VIII
                        A California Limited Partnership

         The undersigned hereby applies to become a limited partner in REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership (the "partnership"), and subscribes to purchase the number of units specified herein in accordance with the terms and conditions of the limited partnership agreement attached as Exhibit A to the prospectus dated July 13, 2000.

     1. Representations and Warranties. The undersigned represents and warrants to the partnership and its general partners as follows:

                  (a) I have received, read and understand the prospectus dated July 13, 2000, and in making this investment I am relying only on the information provided therein. I have not relied on any statements or representations inconsistent with those contained in the prospectus.

                  (b) I, or the fiduciary account for which I am purchasing, meet the applicable suitability standards and financial requirements set forth in the prospectus under "INVESTOR SUITABILITY STANDARDS" as they pertain to the state of my primary residence and domicile.

                  (c) I am aware that this subscription may be rejected in whole or in part by the general partners in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in "RISKS AND OTHER FACTORS" set forth in the prospectus; and that there will be no public market for units, and accordingly, it may not be possible for me to readily liquidate my investment in the partnership.

                  (d) I have been informed by the participating broker-dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment. I understand that units may not be sold or otherwise disposed of without the prior written consent of the general partners, which consent may be granted or withheld in their sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the limited partnership agreement, and that if I am a resident of California or if the transfer occurs in California, any such transfer is also subject to the prior written consent of the California Commissioner of Corporations. I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the units will not cause difficulty in meeting the trust's obligations to make distributions to plan participants in a timely manner.

                  (e) I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the partnership. If acting in a representative or fiduciary capacity for a corporation, partnership or trust, or as a custodian or agent for any person or entity, I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity.

                  (f) By virtue of my own investment acumen and experience or financial advice from my independent advisors (other than a person receiving commissions by reason of my purchase of units), I am capable of evaluating the risks and merits of an investment in the partnership.

                  (g) I am buying the units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

                  (h) I acknowledge and agree that counsel representing the partnership, the general partners and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the limited partners in any respect.

                  (i) If I am buying the units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the unit(s), and such person or entity is aware of my purchase of units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the partnership.

         By making these representations, the subscriber has not waived any right of action available under applicable federal or state securities laws.

         2. Power of Attorney. The undersigned hereby irrevocably constitutes and appoints the general partners, and each of them, either one acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

     (a) The limited partnership agreement and any amendments thereto or cancellations thereof required under the laws of the State of California;

     (b) Any other instruments, and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the partnership is doing or intends to do business; and

                  (c) Any documents which may be required to effect the continuation of the partnership, the admission of an additional or substituted limited partner, or the dissolution and termination of the partnership.

         The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation, partnership, trust or association, the dissolution or termination thereof. The power of attorney shall also survive the delivery of an assignment of units by a limited partner; provided, that where the assignee thereof has been approved by the general partners for admission to the partnership as a substituted limited partner, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the general partners to execute, acknowledge, file and record any instrument necessary to effect such substitution.

         3. Acceptance. This subscription agreement will be accepted or rejected by a general partner within thirty (30) days of its receipt by the partnership. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of units specified herein, for the purchase price of $1 per unit. The general partners will return a countersigned copy of this subscription agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of units.

         4. Payment of Subscription Price. The full purchase price for units is $1 per unit, payable in cash concurrently with delivery of this subscription agreement. I understand that my subscription funds will be held by the general partners, until my funds are needed by the partnership to fund a mortgage investment or for other proper partnership purposes, and only then will I actually be admitted to the partnership. In the interim, my subscription funds will earn interest at passbook savings accounts rates. If I elect to receive monthly, quarterly or annual cash distributions, then such interest will be returned to me after I am admitted to the partnership. If I elect to allow my share of partnership income to be paid in the form of additional units that will be reinvested by the partnership, then such interest will be invested in the partnership in which case I understand that the number of units I initially subscribed for will be increased accordingly. If I initially elect to receive additional units and reinvest my share of partnership income, I may after three
(3) years change my election and receive monthly, quarterly or annual cash distributions. I understand that if I initially elect to receive monthly, quarterly or annual cash distributions, my election to receive cash distributions is irrevocable. However, I understand that I may change whether I receive such distributions on a monthly, quarterly or annual basis.

         5. THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP, AND ITS GENERAL PARTNERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

     6. Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the general partners immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.

                         REDWOOD MORTGAGE INVESTORS VIII
                             SUBSCRIPTION AGREEMENT
                    PLEASE READ THIS AGREEMENT BEFORE SIGNING

--------------------------------------------------------------------------------

Type Of Ownership: (check one)

 1.[  ] SINGLE PERSON (I)           *12.[  ] INDIVIDUAL RETIREMENT ACCOUNT (IRA)
                                        (Investor and Trust Custodian must sign)

 2.[  ]  MARRIED PERSON-SEPARATE PROPERTY (I-2)

                                    *13.[  ] IRA/SEP (SEP)
*3.[  ] COMMUNITY PROPERTY (COM)        (Investor and Trust Custodian must sign)


*4.[  ] TENANTS IN COMMON (T)       *14.[  ] ROLLOVER IRA (ROI)
   (All parties must sign)              (Investor and Trust Custodian must sign)


*5.[  ] JOINT TENANTS WITH RIGHTS    15.[  ] KEOGH (H.R.10) (K)
        OF SURVIVORSHIP (J)             (Custodian signature required)
   (All parties must sign)
 6.[  ] CORPORATION (C):             16.[  ] PARTNERSHIP (P)
   (Authorized party must sign)         (Authorized Party must sign)

 7.[  ]  TRUST (TR)                  17.[  ] NON-PROFIT ORGANIZATION (NP)
   (Trustee signature required)         (Authorized Party must sign)
      [  ] Taxable
      [  ]  Tax Exempt
                                     18.[  ] CUSTODIAN (CU)
 8.[  ] PENSION PLAN (PP)               (Custodian signature required)
   (Trustee signature required)

                                     19.[  ] CUSTODIAN/UGMA (UGM)
                                        (Custodian signature required)
 9.[  ] PROFIT SHARING PLAN (PSP)
   (Trustee signature required)

                                     20.[  ] OTHER (Explain)

*10.[  ] ROTH IRA (RRA)
    (Investor and Trust Custodian       ----------------------------------------
     must sign)
                                        ----------------------------------------
*11.[  ] Rollover ROTH IRA (RRI)
    (Investor and Trust Custodian       ----------------------------------------
     must sign)


* Two or more signatures required. Complete Sections 1 through 6 where applicable.

--------------------------------------------------------------------------------

    1. INVESTOR NAME AND ADDRESS Type or print your name(s) exactly as it should appear in the account records of the partnership. Complete this section for all trusts other than IRA/Keogh or other qualified plans. If IRA/Keogh or qualified plan, Section 2 must also be completed. All checks and correspondence will go to this address unless another address is listed in Sections 2 or 5 below.

                                         ---------------------------------------
                                         Individual Name

                                         ---------------------------------------
                                         (Additional Name(s) if held in joint
                                         tenancy, community property, tenants-
                                         in-common)



                                         ---------------------------------------
                                         Street Address

                                         ---------------------------------------
                                         City                    State  Zip Code


                                         ---------------------------------------
                                         Daytime                 Home
                                         Phone Number            Phone Number
                                         ---------------------------------------
                                         Taxpayer ID#          Social Security #

                                         A social  security  number or  taxpayer
                                         identification  number is required  for
                                         each  individual  investor.  (For IRAs,
                                         Keoghs (HR10) and qualified  plans, the
                                         taxpayer  identification number is your
                                         plan  or   account   tax  or   employer
                                         identification    number.    For   most
                                         individual taxpayers, it is your social
                                         security number. NOTE: If the units are
                                         to be held in more than one name,  only
                                         one  number  will be used  and  will be
                                         that of the first person listed).

    2.  TRUST COMPANY                    Name of Trust Company,
        REGISTRATION                     Custodian or Administrator:

                                         ---------------------------------------
                                         Please print here the exact name of
                                         Trust Company, Custodian or
                                         Administrator


                                         ---------------------------------------
                                         Address

                                         ---------------------------------------
                                         City                 State     Zip Code


                                         ---------------------------------------
                                         Taxpayer ID#               Tax Year End

                                         ---------------------------------------


                                         SIGNATURE:

                                         (X)------------------------------------
                                         (Trust Company, Custodian or
                                          Administrator)

    3.  INVESTMENT                       Number of units to be purchased--------
        Minimum subscription is
        2,000 units at $1 per unit       Amount of payment enclosed-------------
        ($2,000), with additional
        investments of any amount.

             Make check payable to "Redwood Mortgage Investors VIII"

                                         If the investor has elected to compound
                                         his  share  of  monthly,  quarterly  or
                                         annual  income (see 4 below),  then the
                                         interest earned on  subscription  funds
                                         until admission to the partnership will
                                         be  invested  in  additional  units  on
                                         behalf of the investor;  therefore, the
                                         actual  number of units to be issued to
                                         the  investor  upon  admission  to  the
                                         partnership will be increased.

                                         Check one:[  ] Initial  [  ] Additional
                                                        Investment    Investment
    4.  DISTRIBUTIONS                    Does the investor wish to have his
                                         income compounded and reinvested?

                                         [  ] YES                       [  ] NO

                                         If "NO", income shall be distributed:

                                         [ ] Monthly [ ] Quarterly  [ ] Annually

                                         The  election  to  compound  income may
                                         only be changed after three (3) years.

    5.  SPECIAL ADDRESS FOR              ---------------------------------------
        CASH DISTRIBUTIONS               Name
        (If the same as in 2,            ---------------------------------------
        please disregard)                Address
                                         ---------------------------------------
                                         City                  State    Zip Code

                                         ---------------------------------------
                                         Account Number

                                         If cash distributions are to be sent to
                                         a money  market or other  account at an
                                         address other than that listed,  please
                                         enter that  account  number and address
                                         here. All other  communications will be
                                         mailed  to  the  investor's  registered
                                         address of record  under  Sections 1 or
                                         2, or to the alternate  address  listed
                                         in  Section 5 above.  In no event  will
                                         the  partnership  or its  affiliates be
                                         responsible     for     any     adverse
                                         consequences of direct deposits.

    6.  SIGNATURES                       IN WITNESS WHEREOF, the undersigned has
                                          executed below this

                                         day of       20      , at
                                               -------  -----     --------------

                                         Investor's primary
                                         residence is in
                                                         -----------------------

                                    (X)

                                         ---------------------------------------
                                         (Investor Signature and Title)

                                    (X)

                                         ---------------------------------------
                                         (Investor Signature and Title)

                                    (X)

                                         ---------------------------------------
                                         (Investor Signature and Title)

    7.  BROKER-DEALER DATA               The undersigned  broker-dealer  hereby
       (To be completed by selling       certifies that (i) a copy of the
        broker-dealer)                   prospectus, as amended and/or
                                         supplemented  to date, has been
                                         delivered to the above  investor;  and
                                         (ii) that the appropriate suitability
                                         determination as set forth in the
                                         prospectus has been made and that the
                                         appropriate records are being
                                         maintained.

                                    (X)

                                         ---------------------------------------
                                         Broker-Dealer Authorized Signature
                                         (Required on all orders)

                                         Broker-Dealer Name:
                                                            --------------------
                                         Street Address:
                                                        ------------------------
                                         City, State, Zip Code:
                                                               -----------------

                                         Registered Representative
                                         Name (Last, First):

                                                           ---------------------
                                         Street Address:
                                                        ------------------------
                                         City, State, Zip Code
                                                              ------------------
                                         Phone No.:
                                                   -----------------------------

                                         The   registered   representative,   by
                                         signing  below,  certifies  that he has
                                         reasonable  grounds to believe,  on the
                                         basis of information  obtained from the
                                         investor   concerning   his  investment
                                         objectives,      other     investments,
                                         financial  situation  and needs and any
                                         other  information known by the selling
                                         broker-dealer,  that  investment in the
                                         units is suitable  for the investor and
                                         that  suitability   records  are  being
                                         maintained;  and  that he has  informed
                                         the  investor  of all  pertinent  facts
                                         relating   to   the    liquidity    and
                                         marketability of the units.

                                         Registered Representative's Signature:

                                    (X)

                                         ---------------------------------------

    8.  ACCEPTANCE                       This subscription accepted
        This subscription will not be    REDWOOD MORTGAGE INVESTORS VIII,
        an effective agreement until     A California Limited Partnership
        it or a facsimile is signed by   P.O. Box 5096
        a general partner of Redwood     Redwood City, California  94063
        Mortgage Investors VIII, a       (650) 365-5341
        California limited partnership

                                         By:
                                            ------------------------------------

                                         (Office Use Only)

                                         Account #:
                                                   -----------------------------
                                         Investor Check Date:
                                                             -------------------
                                         Check Amount:
                                                     ---------------------------
                                         Check #:
                                                 -------------------------------
                                         Entered By:         Checked By:
                                                    ----------         ---------
                                         Date Entered:
                                                     ---------------------------

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
                        REDWOOD MORTGAGE INVESTORS VIII,
                        A California Limited Partnership
                                UNSOLICITED SALES

         The undersigned hereby applies to become a limited partner in REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership (the "partnership"), and subscribes to purchase the number of units specified herein in accordance with the terms and conditions of the limited partnership agreement attached as Exhibit A to the prospectus dated July 13, 2000.

     1. Representations and Warranties. The undersigned represents and warrants to the partnership and its general partners as follows:

                  (a) I have received, read and understand the prospectus dated July 13, 2000, and in making this investment I am relying only on the information provided therein. I have not relied on any statements or representations inconsistent with those contained in the prospectus.

                  (b) I, or the fiduciary account for which I am purchasing, meet the applicable suitability standards and financial requirements set forth in the prospectus under "INVESTOR SUITABILITY STANDARDS" as they pertain to the state of my primary residence and domicile.

                  (c) I am aware that this subscription may be rejected in whole or in part by the general partners in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in "RISKS AND OTHER FACTORS" set forth in the prospectus; and that there will be no public market for units, and accordingly, it may not be possible for me to readily liquidate my investment in the partnership.

                  (d) I have been informed by the registered investment advisor ("advisor") or participating broker-dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment. I understand that units may not be sold or otherwise disposed of without the prior written consent of the general partners, which consent may be granted or withheld in their sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the limited partnership agreement, and that if I am a resident of California or if the transfer occurs in California, any such transfer is also subject to the prior written consent of the California Commissioner of Corporations. I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the units will not cause difficulty in meeting the trust's obligations to make distributions to plan participants in a timely manner.

                  (e) I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the partnership. If acting in a representative or fiduciary capacity for a corporation, partnership or trust, or as a custodian, or agent for any person or entity. I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity;

                  (f) By virtue of my own investment acumen and experience or financial advice from my independent advisors (other than a person receiving commissions by reason of my purchase of units), I am capable of evaluating the risks and merits of an investment in the partnership.

                  (g) I am buying the units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

                  (h) I acknowledge and agree that counsel representing the partnership, the general partners and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the limited partners in any respect.

                  (i) If I am buying the units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the unit(s), and such person or entity is aware of my purchase of units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the partnership.

                  (j) If I have used the services of an advisor in connection with my acquisition of units, I understand that I may, but am not obligated to, authorize the partnership to pay any client fees owing to my advisor based upon the outstanding balance in my capital account and payable from cash distributions payable to me either in the form of cash or units. I further understand and acknowledge that if I elect to have such client fees paid through the partnership I will receive less cash or units, as applicable, from distributions than an investor who does not pay such client fees or does not pay such client fees through the partnership. Further, I understand and acknowledge, that the partnership and the general partners are merely, as an administrative convenience, making such payments of client fees to the advisor, and shall have no liability as a result thereof.

                  (k) If I authorize the partnership to pay any client fees pursuant to the terms of the authorization to make payments of client fees (the "authorization") I understand and acknowledge that neither the partnership nor the general partners shall have any liability for disbursement. The undersigned further acknowledges that all cash distributions by the partnership are noncumulative and thus the obligation to pay client fees pursuant to the terms of the authorization is noncumulative. Further, the undersigned understands that the general partners are in no way guaranteeing that there will be sufficient cash flow for cash distributions or that such distribution will be sufficient to make the payments authorized by the authorization. In the event of insufficient cash distributions, the general partners and the partnership shall have no liability to the undersigned or their registered investment advisor.

         By making these representations, the subscriber has not waived any right of action available under applicable federal or state securities laws.

         2. Power of Attorney. The undersigned hereby irrevocably constitutes and appoints the general partners, and each of them, either one acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

     (a) The limited partnership agreement and any amendments thereto or cancellations thereof required under the laws of the State of California;

     (b) Any other instruments, and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the partnership is doing or intends to do business; and

                  (c) Any documents which may be required to effect the continuation of the partnership, the admission of an additional or substituted limited partner, or the dissolution and termination of the partnership.

         The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation, partnership, trust or association, the dissolution or termination thereof. The power of attorney shall also survive the delivery of an assignment of units by a limited partner; provided, that where the assignee thereof has been approved by the general partners for admission to the partnership as a substituted limited partner, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the general partners to execute, acknowledge, file and record any instrument necessary to effect such substitution.

         3. Acceptance. This subscription agreement will be accepted or rejected by a general partner within thirty (30) days of its receipt by the partnership. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of units specified herein, for the purchase price of $1 per unit. The general partners will return a countersigned copy of this subscription agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of units.

         4. Payment of Subscription Price. The full purchase price for units is $1 per unit, payable in cash concurrently with delivery of this subscription agreement. I understand that my subscription funds will be held by the general partners until my funds are needed by the partnership to fund a mortgage investment or for other proper partnership purposes, and only then will I actually be admitted to the partnership. In the interim, my subscription funds will earn interest at passbook savings accounts rates. If I elect to receive monthly, quarterly or annual cash distributions, then such interest will be returned to me after I am admitted to the partnership. If I elect to allow my share of partnership income to be paid in the form of additional units that will be reinvested by the partnership, then such interest will be invested in the partnership in which case I understand that the number of units I initially subscribed for will be increased accordingly. If I initially elect to receive additional units and reinvest my share of partnership income, I may after three
(3) years change my election and receive monthly, quarterly or annual cash distributions. I understand that if I initially elect to receive monthly, quarterly or annual cash distributions, my election to receive cash distributions is irrevocable. However, I understand that I may change whether I receive such distributions on a monthly, quarterly or annual basis.

         5. THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP, AND ITS GENERAL PARTNERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES WHICH SHALL BE PAID AS INCURRED WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

     6. Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the general partners immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.

                         REDWOOD MORTGAGE INVESTORS VIII
                             SUBSCRIPTION AGREEMENT
                    PLEASE READ THIS AGREEMENT BEFORE SIGNING

--------------------------------------------------------------------------------

Type Of Ownership: (check one)

 1.[  ] SINGLE PERSON (I)           *12.[  ] INDIVIDUAL RETIREMENT ACCOUNT (IRA)
                                        (Investor and Trust Custodian must sign)

 2.[  ]  MARRIED PERSON-SEPARATE PROPERTY (I-2)

                                    *13.[  ] IRA/SEP (SEP)
*3.[  ] COMMUNITY PROPERTY (COM)        (Investor and Trust Custodian must sign)


*4.[  ] TENANTS IN COMMON (T)       *14.[  ] ROLLOVER IRA (ROI)
   (All parties must sign)              (Investor and Trust Custodian must sign)


*5.[  ] JOINT TENANTS WITH RIGHTS    15.[  ] KEOGH (H.R.10) (K)
        OF SURVIVORSHIP (J)             (Custodian signature required)
   (All parties must sign)
 6.[  ] CORPORATION (C):             16.[  ] PARTNERSHIP (P)
   (Authorized party must sign)         (Authorized Party must sign)

 7.[  ]  TRUST (TR)                  17.[  ] NON-PROFIT ORGANIZATION (NP)
   (Trustee signature required)         (Authorized Party must sign)
      [  ] Taxable
      [  ]  Tax Exempt
                                     18.[  ] CUSTODIAN (CU)
 8.[  ] PENSION PLAN (PP)               (Custodian signature required)
   (Trustee signature required)

                                     19.[  ] CUSTODIAN/UGMA (UGM)
                                        (Custodian signature required)
 9.[  ] PROFIT SHARING PLAN (PSP)
   (Trustee signature required)

                                     20.[  ] OTHER (Explain)

*10.[  ] ROTH IRA (RRA)
    (Investor and Trust Custodian       ----------------------------------------
     must sign)
                                        ----------------------------------------
*11.[  ] Rollover ROTH IRA (RRI)
    (Investor and Trust Custodian       ----------------------------------------
     must sign)


* Two or more signatures required. Complete Sections 1 through 6 where applicable.

--------------------------------------------------------------------------------

    1. INVESTOR NAME AND ADDRESS Type or print your name(s) exactly as it should appear in the account records of the partnership. Complete this section for all trusts other than IRA/Keogh or other qualified plans. If IRA/Keogh or qualified plan, Section 2 must also be completed. All checks and correspondence will go to this address unless another address is listed in Sections 2 or 5 below.

                                         ---------------------------------------
                                         Individual Name

                                         ---------------------------------------
                                         (Additional Name(s) if held in joint
                                         tenancy, community property, tenants-
                                         in-common)



                                         ---------------------------------------
                                         Street Address

                                         ---------------------------------------
                                         City                    State  Zip Code


                                         ---------------------------------------
                                         Daytime                 Home
                                         Phone Number            Phone Number
                                         ---------------------------------------
                                         Taxpayer ID#          Social Security #

                                         A social  security  number or  taxpayer
                                         identification  number is required  for
                                         each  individual  investor.  (For IRAs,
                                         Keoghs (HR10) and qualified  plans, the
                                         taxpayer  identification number is your
                                         plan  or   account   tax  or   employer
                                         identification    number.    For   most
                                         individual taxpayers, it is your social
                                         security number. NOTE: If the units are
                                         to be held in more than one name,  only
                                         one  number  will be used  and  will be
                                         that of the first person listed).

    2.  TRUST COMPANY                    Name of Trust Company,
        REGISTRATION                     Custodian or Administrator:

                                         ---------------------------------------
                                         Please print here the exact name of
                                         Trust Company, Custodian or
                                         Administrator


                                         ---------------------------------------
                                         Address

                                         ---------------------------------------
                                         City                 State     Zip Code


                                         ---------------------------------------
                                         Taxpayer ID#               Tax Year End

                                         ---------------------------------------


                                         SIGNATURE:

                                         (X)------------------------------------
                                         (Trust Company, Custodian or
                                          Administrator)

    3.  INVESTMENT                       Number of units to be purchased--------
        Minimum subscription is
        2,000 units at $1 per unit       Amount of payment enclosed-------------
        ($2,000), with additional
        investments of any amount.

             Make check payable to "Redwood Mortgage Investors VIII"

                                         If the investor has elected to compound
                                         his  share  of  monthly,  quarterly  or
                                         annual  income (see 4 below),  then the
                                         interest earned on  subscription  funds
                                         until admission to the partnership will
                                         be  invested  in  additional  units  on
                                         behalf of the investor;  therefore, the
                                         actual  number of units to be issued to
                                         the  investor  upon  admission  to  the
                                         partnership will be increased.

                                         Check one:[  ] Initial  [  ] Additional
                                                        Investment    Investment
    4.  DISTRIBUTIONS                    Does the investor wish to have his
                                         income compounded and reinvested?

                                         [  ] YES                       [  ] NO

                                         If "NO", income shall be distributed:

                                         [ ] Monthly [ ] Quarterly  [ ] Annually

                                         The  election  to  compound  income may
                                         only be changed after three (3) years.

    5.  SPECIAL ADDRESS FOR              ---------------------------------------
        CASH DISTRIBUTIONS               Name
        (If the same as in 2,            ---------------------------------------
        please disregard)                Address
                                         ---------------------------------------
                                         City                  State    Zip Code

                                         ---------------------------------------
                                         Account Number

                                         If cash distributions are to be sent to
                                         a money  market or other  account at an
                                         address other than that listed,  please
                                         enter that  account  number and address
                                         here. All other  communications will be
                                         mailed  to  the  investor's  registered
                                         address of record  under  Sections 1 or
                                         2, or to the alternate  address  listed
                                         in  Section 5 above.  In no event  will
                                         the  partnership  or its  affiliates be
                                         responsible     for     any     adverse
                                         consequences of direct deposits.

    6.  SIGNATURES                       IN WITNESS WHEREOF, the undersigned has
                                          executed below this

                                         day of       20      , at
                                               -------  -----     --------------

                                         Investor's primary
                                         residence is in
                                                         -----------------------

                                    (X)

                                         ---------------------------------------
                                         (Investor Signature and Title)

                                    (X)

                                         ---------------------------------------
                                         (Investor Signature and Title)

                                    (X)

                                         ---------------------------------------
                                         (Investor Signature and Title)

7.   ADVISOR DATA (To be completed by recommending advisor)

The undersigned advisor hereby certifies that (i) a copy of the prospectus, as amended and/or supplemented to date, has been delivered to the above investor; and (ii) that the appropriate suitability determination as set forth in the prospectus has been made and that the appropriate records are being maintained.

Advisor:
Last Name First:
                ----------------------------------------------------------------

Street Address:
               -----------------------------------------------------------------

City, State, Zip Code:
                      ----------------------------------------------------------

Broker-Dealer Affiliated? [ ]YES   [ ]NO   Broker-Dealer Name___________________

     Are you a registered investment advisor ("RIA") under applicable state or federal law? [ ]YES [ ]NO

The advisor, by signing below, (1) certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs and any other information known by the advisor, that investment in the units is suitable for the investor and that suitability records are being maintained; (2) certifies that if the advisor is affiliated with an NASD firm, that all fees received by him in connection with this transaction will be run through the books and records of the NASD member firm in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules; (3) that he has informed the investor of all pertinent facts relating to the liquidity and marketability of the units; (4) the undersigned agrees and acknowledges that the general partners are relying upon the certification of the undersigned herein with respect to the suitability of the client to purchase limited partnership units in the partnership; (5) that if the undersigned's client has elected to pay client fees from earnings, the undersigned hereby represents and warrants that he is a registered investment advisor under applicable federal and/or state securities laws; (6) that, if applicable, he understands and acknowledges that neither the partnership or the general partners shall have any liability to him with respect to any client fees paid from investors' earnings under the authorization agreement and that the general partners and the partnership in no way guarantee that there will be sufficient cash for distribution to investors and, thus in the case of a signed authorization agreement, sufficient cash for the investor to pay his client fees from earnings; and (7) that, in any dispute between the undersigned and the investor regarding payment of client fees, the partnership and the general partners will respect the wishes of the investor and that the general partners and the partnership will have no liability to the undersigned as a result thereof.

Advisor's Signature

                               -------------------------------------------------

Print or Type Name:
                               -------------------------------------------------

Please check applicable box. (Only clients of RIAs may elect to have client fees paid, provided such client fees are no more than 2% annually of the RMI VIII assets under management which, for purposes of this subscription agreement is the investor's capital account.):

[ ] Yes, client fees paid. If client fees are to be paid, a completed authorization to make payments of client fees ("authorization") attached hereto must be completed, signed and returned to the general partners along with this subscription agreement.

If the investor has elected to receive cash distributions, client fees will be calculated on a monthly basis, based upon the capital account balance of the investor at the end of the month. Such client fees will be paid to the advisor at the same time the investor receives their distributions (either on a monthly, quarterly or annual basis), as set forth in Item 4 above.

If the Investor has elected to reinvest their earnings in lieu of receiving periodic cash distributions, client fees will be calculated on a monthly basis, based upon the capital account balance of the investor at the end of the month. Such client fees shall be paid to the advisor (please check one):

[  ] Monthly                [  ] Quarterly            [  ] Annually

[  ]  No client fees paid from earnings or distributions

     8. ACCEPTANCE This subscription will not be an effective agreement until it is signed by a general partner of Redwood Mortgage Investors VIII, a California limited partnership

                                    This subscription accepted

                                    REDWOOD MORTGAGE INVESTORS VIII,
                                    A California Limited Partnership
                                    P.O. Box 5096
                                    Redwood City, California  94063
                                    (650) 365-5341

                                    By:
                                           -------------------------------------

                                    (Office Use Only)
                                    Account #:
                                                            --------------------
                                    Investor Check Date:
                                                            --------------------
                                    Check Amount:
                                                            --------------------
                                    Check #:
                                                            --------------------

                                    Entered By:        Checked By:
                                               --------          ---------------

                                    Date Entered:
                                                --------------------------------

--------------------------------------------------------------------------------
                         REDWOOD MORTGAGE INVESTORS VIII
                  AUTHORIZATION TO MAKE PAYMENTS OF CLIENT FEES
    FOR INVESTORS WHO UTILIZE THE SERVICES OF REGISTERED INVESTMENT ADVISORS
--------------------------------------------------------------------------------

                  The undersigned limited partner hereby certifies that the undersigned is a limited partner owning units in Redwood Mortgage Investors VIII (the "partnership" or "RMI VIII"). By signing and delivering this authorization to the partnership and the general partners, the undersigned hereby authorizes and directs the partnership to pay to the person or entity set forth below as the payee an estimated annual amount equal to _____% (not more than 2% annually) of the undersigned's capital account ("client fees"). All client fees payable will be calculated on a monthly basis based upon the capital account balance of the investor at the end of the month. If the investor elected to receive periodic cash distributions, such client fees will be paid at the same time the investor receives distributions, either monthly, quarterly or annually. If the investor has elected to reinvest earnings in lieu of receiving periodic cash distributions, such client fees shall be paid to the advisor on either a monthly, quarterly or annual basis as determined by the investor in the completed subscription agreement. The capital accounts of the limited partners who elect to pay client fees through the partnership will be less than the capital accounts of limited partners who do not pay client fees or who do pay client fees through the partnership.

                  The undersigned acknowledges and agrees that neither the partnership nor the general partners shall have any liability for disbursements made pursuant to this authorization. The undersigned acknowledges that all periodic cash distributions by the partnership are non-cumulative. Further, the undersigned acknowledges that the general partners are in no way guaranteeing that there will be sufficient cash flow for periodic cash distributions or that such distributions will be sufficient to make the payments authorized by this agreement. In the event of insufficient earnings, the partnership and the general partners shall have no liability to the undersigned or the payee. The undersigned further acknowledges and agrees that the partnership is authorized to comply with this request unless and until this authorization is expressly revoked in writing and terminated by the undersigned limited partner. Any revocation of this authorization shall be effective the quarter after the quarter in which it is received by the partnership.

PAYEE 1                                 LIMITED PARTNER

Please designate whether Advisor
or Broker/Dealer Firm

--------------------------------       -----------------------------------------
Name of Payee - Please Print           Name of Limited Partner - Please Print

--------------------------------       -----------------------------------------
Authorized Signature of Payee          Signature of Limited Partner (or Trustee)

--------------------------------       -----------------------------------------
Firm Name                              Signature of Joint Owner (if applicable)

--------------------------------       -----------------------------------------
Street Address                         Date of Admission

------------------------------------------------------------
City,                      State,           Zip Code

         Limited partners in RMI VIII (the "partnership") who utilized the services of an advisor may authorize the direct payment by the partnership of a portion of the earnings otherwise distributable to them or otherwise used to acquire additional units by executing this authorization and delivering it to the partnership. Execution of the authorization is at the option of the limited partner and is not required in connection with an investment in the partnership. This authorization is not intended to describe an investment in the partnership or to be used as sales material or in any other manner in connection with the offer or sale of units in the partnership. An offer to sell units of the partnership may only be made by the prospectus. This document is not authorized to be used in any way in connection with the offer or sale of units in the partnership, and unauthorized use of this document is strictly prohibited and may constitute a violation of federal and state securities laws.

        PLEASE INCLUDE DOCUMENT WITH THE COMPLETED SUBSCRIPTION AGREEMENT

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. Other Expenses of Issuance and Distribution.
         -------------------------------------------

                  The expenses payable in connection with the issuance and distribution of the securities being registered are estimated on the maximum offering amount of $30,000,000 to be as follows:

                                                                  Maximum of
                                                                 $ 30,000,000
                                                           ---------------------

SEC Registration Fee                                                $7,920.00
NASD Registration Fee                                                3,500.00
California Registration Fee                                          2,500.00
Printing and Engraving Expenses                                    110,000.00
Accounting Fees and Expenses                                        50,000.00
Legal Fees and Expenses                                            200,000.00
Other Blue Sky Filing Fees and Expenses                             35,000.00
Postage                                                             70,000.00
Advertising and Sales                                              100,000.00
Sales Literature                                                   120,000.00
Due Diligence                                                      150,000.00
Sales Seminars                                                     275,000.00
Miscellaneous                                                       75,000.00
                                                           ---------------------

   Total                                                        $1,198,920.00
                                                           =====================

ITEM 31              Sales to Special Parties.
                     ------------------------
                     Inapplicable

ITEM 32.             Recent Sales of Unregistered Securities.
                     ---------------------------------------
                     None

ITEM 33              Indemnification of Directors and Officers
                     -----------------------------------------

                  Section 3.16 of the Limited Partnership Agreement provides that the General Partners and their Affiliates shall be indemnified by the Partnership for liability and related expenses (including attorneys fees) incurred in dealing with third parties, excluding matters arising under the Securities Act of 1933, as amended, provided the General Partners or their Affiliates acted in good faith, and provided that the conduct did not constitute gross negligence or gross misconduct.

ITEM 34.             Treatment of Proceeds from Stock Being Registered

                     Inapplicable.

ITEM 35.             Financial Statements and Exhibits.
                     ---------------------------------

 (a)         Financial Statements Included in the Prospectus:

1.           Redwood Mortgage Investors VIII:
                     Report of Independent Public Accountant
                     Financial Statements as of December 31, 1999 and 1998 (audited) Interim Financial Statements as of March 31, 2000 (unaudited)

2.           Gymno Corporation:
                     Report of Independent Public Accountant

                     Financial Statements as of December 31, 1999 and 1998 (audited) Balance Sheet at March 31, 2000 (unaudited)

3.           Redwood Mortgage Corp.:
                     Report of Independent Public Accountant Balance Sheets at September 30, 1999 and 1998 (audited) Balance Sheet at March 31, 2000 (unaudited)

 (b)         Exhibits:

Exhibit Number

      1.1     Form of Participating Dealer Agreement
      1.2     Form of Advisory Agreement

      3.1     Third Amended and Restated Limited Partnership Agreement
      3.2     Special Notice for California Residents

*     3.3     Certificate of Limited Partnership

      5.1     Opinion of Counsel as to the Legality of the Securities Being
              Registered
      5.2     Opinion of Counsel as to ERISA Matters

      8.1     Opinion of Counsel on Certain Tax Matters

      10.2    Loan Servicing Agreement

      10.3    (a)  Form of Note secured by Deed of Trust for Construction Loans which provides for interest only payments

              (b) Form of Note secured by Deed of Trust for Commercial Loans which provides for interest only payments

              (c) Form of Note secured by Deed of Trust for Commercial Loans which provides for principal and interest payments

              (d) Form of Note secured by Deed of Trust for Residential Loans which provides for interest only payments

              (e) Form of Note secured by Deed of Trust for Residential Loans which provides for interest and principal prepayments
                   .
      10.4    (a)  Construction  Deed of Trust,  Assignment of Leases and Rents,
                   Security Agreement and Fixture Filing to accompany Exhibit 10.3(a)

              (b) Deed of Trust, Assignment of Leases and Rents, and Security Agreement and Fixture Filing to accompany Exhibits 10.3(b) and 10.3(c)

              (c) Deed of Trust, Assignment of Leases and Rents, and Security Agreement and Fixture Filing to accompany Exhibit 10.3(d)

      10.6         Agreement to Seek a Lender

      24.2         Consent of the Law Offices McCutchen, Doyle, Brown and
                   Enersen, LLP

      24.3         Consent of Caporicci, Cropper & Larson, LLP

      24.4         Consent of Armanino McKenna, LLP

*  Filed under Form SE

ITEM 36.             Undertaking.
                     -----------

     THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

     1. To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. That each such post-effective amendment will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendment is filed.

     4. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the terminating of the offering.

                  5. To provide the Underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                  6. To send to each limited partner at least on an annual basis a detailed statement of any transactions with the general partners or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the general partners or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     7. To provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

                  8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication for such issue.

                  The General Partners also undertake to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent (10%) or more (cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in Redwood City, State of California, on April 30, 2001.

                            REDWOOD MORTGAGE INVESTORS VIII
                            A California Limited Partnership

                            By:/s/D. Russell Burwell
                            -----------------------------------
                            D. Russell Burwell, General Partner



                            By:/s/Michael R. Burwell
                            ----------------------------------
                            Michael R. Burwell, General Partner



                            GYMNO CORPORATION
                            General Partner

                            By:/s/D. Russell Burwell
                            ----------------------------------
                            D. Russell Burwell, President

                            REDWOOD MORTGAGE CORP.
                            General Partner

                            By:/s/D. Russell Burwell
                            ----------------------------------
                            D. Russell Burwell, President

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                                        Date

                           President of Gymno Corporation         April 30, 2001
/s/ D. Russell Burwell     (Principal Executive Officer);
----------------------     Director of Gymno Corporation;
D. Russell Burwell         President of Redwood Mortgage Corp.



                           Secretary/Treasurer of Gymno           April 30, 2001
                           Corporation (Principal Financial
                           and Accounting Officer); Director
/s/ Michael R. Burwell     of Gymno Corporation;
----------------------     Secretary/Treasurer of Redwood
Michael R. Burwell         Mortgage Corp.




/s/ D. Russell Burwell     General Partner                        April 30, 2001
----------------------
D. Russell Burwell


/s/ Michael R. Burwell    General Partner                         April 30, 2001
----------------------
Michael R. Burwell

                                   Exhibit 1-1
                      30,000,000 Limited Partnership Units
                                  ($1 per Unit)
                         REDWOOD MORTGAGE INVESTORS VIII
                      PARTICIPATING BROKER DEALER AGREEMENT

----------------------------
----------------------------
----------------------------
----------------------------


Gentlemen:

              D. Russell Burwell, Michael R. Burwell, Gymno Corporation, a California corporation and Redwood Mortgage Corp., a California corporation are the General Partners of Redwood Mortgage Investors VIII, a California Limited partnership (the "Partnership") engaged in business as a mortgage lender. The Partnership will loan Redwood Mortgage Corp., a California corporation, funds (the "Formation Loan") out of which Redwood Mortgage Corp. will pay sales commissions under this Agreement. The General Partners, on behalf of the Partnership, propose to offer and sell to qualified investors, upon the terms and subject to the conditions set forth in the Prospectus dated July 13, 2000 (the "Prospectus"), limited partnership interests ("Units") of the Partnership at an offering price of $1 per Unit, with a minimum investment of two (2) thousand (2,000) Units per purchaser. The offering is for a maximum of 30,000,000 Units ($30,000,000).

1. Sale of Units. The General Partners hereby appoint you to effect sales of Units, on a best efforts basis, for the account of the Partnership. This appointment shall commence on the date hereof. Subject to the terms and conditions of this Agreement and upon the basis of the representations and warranties herein set forth, you accept such appointment and agree to use your best efforts to find purchasers of Units. Offers and sales of Units may only be made in accordance with the terms of the offering thereof as set forth in the Prospectus.

2. Eligible Purchasers of Units. You agree not to offer or sell Units to any person who does not meet the suitability standards set forth in the Prospectus. Each prospective purchaser must complete and execute a Subscription Agreement, and return it to the undersigned together with such other documents, instruments or information as the General Partners may request together with a check in the full amount of the purchase price for the number of Units subscribed for. As this is not the first offering of Units in the Partnership, no escrow will be established and all funds shall be immediately available to the Partnership. A purchaser's check shall be made payable to "Redwood Mortgage Investors VIII" and remitted directly to Redwood Mortgage Investors VIII, 650 El Camino Real, Suite G, Redwood City, California 94063, Attention: D. Russell Burwell, together with the above referenced documents by noon of the next business day after your receipt. You shall ascertain that each Subscription Agreement sent in by a prospective purchaser of Units has been fully completed and properly executed by such prospective purchaser.

     The General Partners, no later than thirty (30) days after such receipt of such Subscription Agreement, shall determine whether they wish to accept the proposed purchaser as a limited partner in the Partnership. It is understood that the General Partners reserve the right to reject the tender of any Subscription Agreement or any reason whatsoever. Should the General Partners determine to accept the tender of a Subscription Agreement the General Partners will promptly advise you of such action. Should the General Partners determine to reject such tender, they will notify you of such determination within this thirty (30) day period and will return to you the tendered Subscription Agreement. If the funds are being held by the Partnership, the General Partners will return to you a check made payable to the proposed purchaser in the same amount as the proposed purchaser's initial check. You agree to return this Subscription Agreement and check to the prospective purchaser by noon of the next business day. You shall not be entitled to any commissions with respect to subscription offers which are rejected.

     3. Compensation. In consideration of your services in soliciting and obtaining purchasers of Units, Redwood Mortgage Corp. agrees to pay out of the Formation Loan to you, a sales commission in accordance with the following number of Units sold:

              (a) You shall be paid a sales commission of either (i) five percent (5%) of the gross proceeds from the sale of Units, if the investor elects to receive monthly, quarterly or annual cash distributions of his allocable share of Partnership income or (ii) nine percent (9%) of the gross proceeds from the sale of such Units, if the investor elects to allow his allocable share of cash distributions to be received in the form of additional Units. Except as otherwise set forth in this Agreement or any supplements thereto, in no event shall you be entitled to receive any commission with respect an investor's election to receive additional Units in lieu of Periodic Cash Distributions.

     Furthermore, you may, at our discretion, and provided that you meet certain selling requirements receive additional sales commissions as set forth in the Supplemental Participating Broker Dealer Agreement.

     In addition, you may be paid, in the discretion of the General Partners, up to one-half of one percent (.5%) of the gross proceeds of the Offering for bona fide accountable expenses as set forth in NASD Notice to Members 82-51 incurred by you, in connection with the performance of your due diligence services under this Agreement, including by way of illustration (i) the cost of independent auditors, accountants and legal counsel; and (ii) the costs to supervise, review and exercise due diligence activities with respect to the Partnership, including, without limitation, telephone calls and travel.

     An investor's written election to receive monthly, quarterly or annual cash distributions as indicated on his Subscription Agreement shall be final and binding on all parties. However, such investor may change his initial decision regarding whether he wants the cash distributions paid to him on a monthly, quarterly or annual basis. After three (3) years an investor who initially elected to receive additional Units in lieu of Periodic Cash Distributions may elect to receive monthly, quarterly or annual cash distributions. The decision of an investor to receive cash distributions after three (3) years will not effect the payment of sales commissions.

     You may also be paid, in the discretion of the General Partners, for certain expense reimbursements and sales seminar expenses.

     Commissions, expense reimbursements and sales seminar expenses (and due diligence expenses if specified above) shall be paid within 30 days after the Partnership's acceptance of a prospective investor's proper tender of a completed Subscription Agreement.

     Total compensation, including commissions, expense reimbursements and sales seminars expenses, to be paid by Redwood Mortgage Corp. and the Partnership for the sale of Units shall not exceed a maximum of ten percent (10%) of the gross proceeds of the offering received plus a maximum of one-half of one percent (.5%) of gross proceeds of the offering received for bona fide due diligence expense reimbursements on an accountable basis as set forth in NASD Notice to Members 82-51 or that amount allowable under NASD Notice to Members 89-16.

     4.  Further Agreements of Broker-Dealer.

(a) You represent that you are a corporation duly organized, validly existing and in good standing under the laws of the Jurisdiction in which you are incorporated, with all requisite power and authority to enter into this Agreement and to carry out your obligations hereunder.

     (b) You represent that you are a member in good standing of the National Association of Securities Dealers, Inc., and shall maintain such registration and qualification throughout the term of this Agreement.

                  (c) You covenant and agree to comply with any applicable requirements of the Securities Exchange Act of 1934, the Securities Act of 1933, the California Corporations Code, the laws of the state in which you are registered and sell Units, the published rules and regulations of the Securities and Exchange Commission, the By-Laws and the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"). Furthermore, you specifically covenant and agree not to deliver the Partnership's sales literature, if any, to any person unless such sales literature is accompanied or preceded by a copy of the Prospectus.

                  (d) You will not give any information or make any representations or warranties in connection with the offering of Units other than, or inconsistent with, those contained in the Prospectus and any sales material approved in writing by the General Partners of the Partnership. You will deliver a copy of the Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of any offer to sell the Units to an investor. You agree to deliver or send any supplements and any amended Prospectus to any investor you have previously sent to or given a Prospectus prior to or simultaneously with the first solicitation of an offer to sell the Units to an investor. You will not deliver the approved sales material to any person unless such sales material is accompanied or preceded by the Prospectus. You expressly agree not to prepare or use any sales literature, advertisements or other materials in connection with the offering or sale of the Units without our prior written consent. You agree that to the extent information is provided to you marked "For Broker-Dealer Use Only", you will not provide such information to prospective investors.

                  (e) You will solicit only eligible purchasers of Units as described in the Prospectus under "INVESTOR SUITABILITY STANDARDS - Minimum Unit Purchase."

                  (f) You agree to make diligent inquiries and maintain a record thereof for a period of at least six years of all prospective purchasers of the Units, in order to ascertain whether the purchase of Units represents a suitable investment for such purchaser, and whether the purchaser is otherwise eligible to purchase Units in accordance with the terms of the offering. Such inquiry shall also be made with respect to any resales or transfers of Units. Accordingly, you shall satisfy the following requirements:

     (i) In recommending to a prospective investor the purchase of Units, you shall have reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by you or your representatives, that the investor (or, if the investor is acting as trustee or custodian of a trust or other entity, that such other trust or entity) is or will be in a financial position to realize to a significant extent the benefits described in the Prospectus, that such investor has a fair market net worth sufficient to sustain the risks inherent in the purchase of Units, including loss of investment and lack of liquidity, and that Units are otherwise suitable as an investment.

     (ii) You shall also maintain in your files documents disclosing the basis upon which your determination of suitability was reached as to each investor.

     (iii) Notwithstanding the foregoing, you shall not execute any transaction for the purchase or sale of Units in a discretionary account, without prior written approval of the transaction by your customer.

     (iv) Prior to executing any transaction for the purchase or sale of Units, and any resale or transfer of Units as permitted, you (or one of your associated persons) shall fully inform the prospective investor of all pertinent facts relating to the liquidity and marketability of Units during the term of the Partnership.

     (g) In connection with offering and selling Units, you agree to comply with all of the applicable requirements under the Securities Act of 1933, as amended (hereinafter referred to as the "Act"), the Securities Exchange Act of 1934, as amended, the "Securities Exchange Act"), including without limitation, the provisions of Rule 10b-6, Rule 10b-9, Rule 15c2-4 and Rule l5c2-8 under the Securities Exchange Act, the Conduct Rules of the NASD, and state blue sky or securities laws. You agree that you will not rely exclusively on us to satisfy your duty of due diligence and, in particular, you agree to obtain from us and from other sources such information as you deem necessary to comply with Rule 2810 of NASD Conduct Rules. You further agree to supply the Partnership with such written reports of your activities relating to the offer and sale of Units as the Partnership may request from time to time.

     (h) You agree to diligently make inquiries as required by law of all prospective purchasers of Units in order to ascertain whether a purchase of Units is suitable for each such purchaser, and not rely solely on information supplied by each purchaser. You also agree to promptly transmit to the Partnership all fully completed and duly executed Subscription Agreements. You shall retain all records relating to investor suitability as to each purchaser for a period of six years from the date of sale of the Units to each purchaser. Upon reasonable notice to you, the General Partners, or their designated agents, shall have the right to inspect such records.

     (i) By executing this Agreement, you represent and warrant that you have reasonable grounds to believe (based on information made available to you by the General Partners of the Partnership through the Prospectus and other materials, or otherwise obtained as a result of inquiries conducted by you or other NASD member firms) that all material facts concerning the Partnership are adequately and accurately disclosed and provide a basis for evaluating the Partnership, including facts relating to items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals or other reports.

     (j) For purposes of 4(i) above, you may rely upon the results of an inquiry conducted by another member broker dealer, provided that:

     (i) You have reasonable grounds to believe that such inquiry was conducted with due care;

     (ii) The results of the inquiry were provided to you with the consent of the member broker dealer conducting or directing the inquiry;

     (iii) No broker dealer that participated in the inquiry is the Sponsor or affiliate of the Sponsor.

     5. Termination. Either party may terminate this Agreement at any time, effective immediately, by giving written notice to other party. In the event of termination, you shall not be entitled to any commissions or any restitution for the value of your services rendered prior to or subsequent to the effective date of such termination, excepting only such commissions as may have been earned with respect to Units already sold by you and accepted by the Partnership prior to the termination date.

     6. Expenses. You shall bear all your own expenses incurred in connection with the offer and sale of Units, and you shall not be entitled to any reimbursement for such expenses by the Partnership except to the extent that any due diligence expenses are specified in Section 3 of this Agreement.

     7.  Indemnification.

         (a) The Partnership and the General Partners agree to indemnify you and your officers, directors, representatives and controlling persons against losses, claims, damages or liabilities (including reasonable attorneys' fees) to which you or such other persons may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Prospectus or the omission to state therein, material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred.

         (b) You agree to indemnify and hold harmless the Partnership, its General Partners and all other dealers participating in the offering of Units, and each officer, director and controlling person of such persons, against any losses, claims, damages or liabilities (including reasonable attorneys' fees) to which any of such persons may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any statements, actions or omissions by you or any person controlled by you or acting on your behalf, which statement, action or omission is untrue or is inconsistent with or in violation of any provision of federal or state securities laws, the rules and regulations of the Securities and Exchange Commission, or the NASD Conduct Rules. The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred.

         (c) In order to provide for just and equitable contribution in any case in which (i) a claim is made for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that express provisions of this
Section 7 provide for indemnification in such case or (ii) contribution may be required on the part of a party thereto, then the General Partners, the Partnership, and Participating Dealers shall contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (which shall, for all purposes of this Agreement include, without limitation, all costs of defense and investigation and ail attorneys fees) in either such case (after contribution from others) in such proportions that the Participating Dealers are responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the aggregate amounts received by the Participating Dealers pursuant to Section 3 of this agreement bear to the aggregate of the offering price of the Units, and the General Partners and the Partnership shall be responsible for the balance; provided, however, that the contribution of each such Participating Dealer shall not be in excess of their proportionate share (based upon the ratio of the aggregate purchase price of the Units sold by such Participating Dealer to the aggregate purchase price of the Units sold) of the portion of such losses, claims, damages or liabilities for which the Participating Dealer is responsible. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. If the full amount of the contribution specified in this subsection (c) of Section 7 is not permitted by law, then each Participating Dealer and each person who controls each Participating Dealer shall be entitled to contribution from the General Partners and the Partnership and controlling persons to the full extent permitted by law.

     8.  Arbitration.

         (a) As between  the  parties  hereto,  all  questions  as to rights and
obligations   arising  under  the  terms  of  this   Agreement  are  subject  to
arbitration, including any question concerning any right or duty under the Securities Act of 1933, the Securities Exchange Act of 1934, and the securities laws of any state in which Units are offered, and the Conduct Rules of the NASD and such arbitration shall be governed by the rules of the American Arbitration Association.

         (b) If a dispute should arise under this Agreement, any Party may within 60 days make a demand for arbitration by filing a demand in writing for the other.

         (c) The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within five (5) days after demand for arbitration is given and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered by both parties to proceed ex parte.

         (d) Arbitration shall take place in San Mateo, California, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s). The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty
(60) days prior to the date so fixed. At the hearing any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

         (e) If there is only one arbitrator, his decision shall be binding and conclusive on the parties, and if there are three arbitrators the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) and the rendering of his (or their) decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrator(s) may be rendered by any Court having jurisdiction; or such Court may vacate, modify, or correct the award in accordance with the prevailing sections of California State Law.

         (f) If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an Agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

         (g) The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrator(s) shall determine.

     9. Authority. It is understood that your relationship with the Partnership is as an independent contractor and that nothing herein shall be construed and creating a relationship of partnership, joint venturers, employer and employee or any other agency relationship between you and the Partnership.

     10. Survival of Indemnities, Warranties and Representations. The indemnity agreements and the representations and warranties of the parties as set forth herein shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement, and shall survive the delivery of any payment for Units.

     11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telegraphed, all charges prepaid, to the respective parties at the addresses set forth herein. The address of the Partnership and its General Partners is 650 El Camino Real, Suite G, Redwood City, California 94063 (telephone: (415) 365-5341), until changed by written notice.

     12. Successors and Assigns. This Agreement and the terms and provisions hereof shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto; provided, however, that in no in event shall the term "successors and assigns" as used herein include any purchaser, as such, of any Units. In addition, and without limiting the generality of the foregoing, the indemnity agreements contained herein shall inure to the benefit of the successors and assigns of the parties hereto, and shall be valid irrespective of any investigation made or not made by or on behalf of any party hereto.

     13. Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of California and the appropriate courts in the County of San Mateo, California should be the forum for any litigation arising hereunder. Please confirm your Agreement with the General Partners and Redwood Mortgage Corp. to the terms contained herein and your acceptance of this appointment by dating and signing below and return a fully executed copy of this Participating Dealer Agreement to us.

--------------------------------------
D. Russell Burwell, President REDWOOD MORTGAGE CORP.

By:___________________________________
Its:___________________________________

BROKER-DEALER ACCEPTANCE
ACCEPTED this __ day of
__________, 2000

By: ______________________________
         (Print Name)

----------------------------------
(Signature)

----------------------------------
Title

----------------------------------
Taxpayer 1. D. No.

----------------------------------
(Telephone Number)

----------------------------------
Type of Entity:
(corporation, partnership or proprietorship)

                                   Exhibit 1.2
                      30,000,000 Limited Partnership Units
                                  ($1 per Unit)
                         REDWOOD MORTGAGE INVESTORS VIII
                               ADVISORY AGREEMENT

-------------------------------
-------------------------------
-------------------------------
-------------------------------


Gentlemen:

         D. Russell Burwell, Michael R. Burwell, Gymno Corporation, a California corporation, and Redwood Mortgage Corp. , a California corporation, are the General Partners of Redwood Mortgage Investor VIII, a California Limited partnership (the "Partnership") engaged in business as a mortgage lender. The General Partners, on behalf of the Partnership, propose to offer and sell to qualified investors, upon the terms and subject to the conditions set forth in the Prospectus dated July 13, 2000 (the "Prospectus"), limited partnership interests ("Units") of the Partnership at an offering price of $1 per Unit, with a minimum investment of two (2) thousand (2,000) Units per purchaser. The offering is for a maximum of 30,000,000 Units ($30,000,000).

         1. Advisory Relationship. You are in the business of advising clients with respect to certain investments including investments in the Partnership (the "Advisor"). As an Advisor you do not receive any sales commissions or other compensation from the Partnership, but instead receive your fees directly from your client. You do not act as a broker dealer and investments in the Partnership are made directly by the Investor.

         2. Eligible Purchasers of Units. You agree not to advise to any client to invest in Units who does not meet the suitability standards set forth in the Prospectus. You agree that you will deliver and cause each prospective purchaser to complete and execute a Subscription Agreement, and return it to the undersigned together with such other documents, instruments or information as the General Partners may request together with a check in the full amount of the purchase price for the number of Units subscribed for. You agree to inform purchasers that a purchaser's check shall be made payable to "Redwood Mortgage Investors VIII" and remitted directly to Redwood Mortgage Investors VIII, 650 El Camino Real, Suite G, Redwood City, California 94063, Attention: D. Russell Burwell. You shall ascertain that each Subscription Agreement sent in by a prospective purchaser of Units has been fully completed and properly executed by such prospective purchaser.

     3. No Compensation. As an Advisor to the Investor you will receive no compensation from the Partnership in connection with any Units purchased by a client who you have advised to invest in the Partnership.

         4.       Further Agreements of Advisor.

                  (a) You covenant and agree to comply with any applicable requirements of the Securities Exchange Act of 1934, the Securities Act of 1933, the California Corporations Code, the laws of the state in which you are advising clients, the published rules and regulations of the Securities and Exchange Commission, and any other applicable agency. Furthermore, you specifically covenant and agree not to deliver the Partnership's sales literature, if any, to any person unless such sales literature is accompanied or preceded by a copy of the Prospectus.

         5.       Further Agreements of Advisor.

                  (a) You covenant and agree to comply with any applicable requirements of the Securities Exchange Act of 1934, the Securities Act of 1933, the California Corporations Code, the laws of the state in which you are advising clients, the published rules and regulations of the Securities and Exchange Commission, and any other applicable agency. Furthermore, you specifically covenant and agree not to deliver the Partnership's sales literature, if any, to any person unless such sales literature is accompanied or preceded by a copy of the Prospectus.

                  (b) You will not give any information or make any representations or warranties in connection with the offering of Units other than, or inconsistent with, those contained in the Prospectus and any sales material approved in writing by the General Partners of the Partnership. You will deliver a copy of the Prospectus to each investor to whom you are advising. You will not deliver the approved sales material to any person unless such sales material is accompanied or preceded by the Prospectus. You expressly agree not to prepare or use any sales literature, advertisements or other materials in connection with your advisory services. You agree that to the extent information is provided to you marked "For Broker-Dealer and/or Advisor Use Only", you will not provide such information to prospective investors.

                  (c) You will only advise eligible purchasers of Units to invest in the Partnership as described in the Prospectus under "INVESTOR SUITABILITY STANDARDS - Minimum Unit Purchase."

                  (d) You agree to make diligent inquiries and maintain a record thereof for a period of at least six years of all clients who you advise to purchase Units in, in order to ascertain whether the purchase of Units represents a suitable investment for such purchaser, and whether the purchaser is otherwise eligible to purchase Units in accordance with the terms of the offering. Accordingly, you shall satisfy the following requirements:

     (i) In recommending to a prospective investor the purchase of Units, you shall have reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by you or your representatives, that the investor (or, if the investor is acting as trustee or custodian of a trust or other entity, that such other trust or entity) is or will be in a financial position to realize to a significant extent the benefits described in the Prospectus, that such investor has a fair market net worth sufficient to sustain the risks inherent in the purchase of Units, including loss of investment and lack of liquidity, and that Units are otherwise suitable as an investment.

     (ii) You shall also maintain in your files documents disclosing the basis upon which your determination of suitability was reached as to each investor.

                  (e) In connection with your advisory activity, you agree to comply with all of the applicable requirements under the Securities Act of 1933, as amended (hereinafter referred to as the "Act"), the Securities Exchange Act of 1934, as amended, the "Securities Exchange Act"). We have no due diligence obligation to you.

                  (f) You agree to diligently make inquiries as required by law of all clients who you recommend to purchase Units in order to ascertain whether an investment in Units is suitable for each such purchaser, and not rely solely on information supplied by each purchaser. You shall retain all records relating to investor suitability as to each purchaser for a period of six years. Upon reasonable notice to you, the General Partners, or their designated agents, shall have the right to inspect such records.

                  (g) By executing this Agreement, you represent and warrant that you have reasonable grounds to believe (based on information made available to you by the General Partners of the Partnership through the Prospectus and other materials, or otherwise obtained as a result of inquiries conducted by you) that all material facts concerning the Partnership are adequately and accurately disclosed and provide a basis for evaluating the Partnership, including facts relating to items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals or other reports.

     5. Termination. Either party may terminate this Agreement at any time, effective immediately, by giving written notice to other party.

     6. Expenses. You shall bear all your own expenses incurred in connection with your advisory activities and shall not be entitled to any reimbursement.

         7.       Indemnification.

                  (a) The Partnership and the General Partners agree to indemnify against losses, claims, damages or liabilities (including reasonable attorneys' fees) to which you or such other persons may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Prospectus or the omission to state therein, material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred.

                  (b) You agree to indemnify and hold harmless the Partnership, its General Partners, their affiliated mortgage company (Redwood Mortgage), against any losses, claims, damages or liabilities (including reasonable attorneys' fees) to which any of such persons may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any statements, actions or omissions by you or any person controlled by you or acting on your behalf, which statement, action or omission is untrue or is inconsistent with or in violation of any provision of federal or state securities laws, the rules and regulations of the Securities and Exchange Commission, or other applicable agency. The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred.

         8.       Arbitration.

                  (a) As between the parties hereto, all questions as to rights and obligations arising under the terms of this Agreement are subject to arbitration, including any question concerning any right or duty under the Securities Act of 1933, the Securities Exchange Act of 1934, and the securities laws of any state in which Units are offered, and such arbitration shall be governed by the rules of the American Arbitration Association.

                  (b) If a dispute should arise under this Agreement, any Party may within 60 days make a demand for arbitration by filing a demand in writing for the other.

                  (c) The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within five (5) days after demand for arbitration is given and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered by both parties to proceed ex parte.

                  (d) Arbitration shall take place in San Mateo, California, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s). The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty
(60) days prior to the date so fixed. At the hearing any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

                  (e) If there is only one arbitrator, his decision shall be binding and conclusive on the parties, and if there are three arbitrators the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) and the rendering of his (or their) decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrator(s) may be rendered by any Court having jurisdiction; or such Court may vacate, modify, or correct the award in accordance with the prevailing sections of California State Law.

                  (f) If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an Agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

                  (g) The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrator(s) shall determine.

     9. Authority. It is understood that your relationship with the Partnership is as an independent contractor and that nothing herein shall be construed and creating a relationship of partnership, joint ventures, employer and employee or any other agency relationship between you and the Partnership.

         10. Survival of Indemnities, Warranties and Representations. The indemnity agreements and the representations and warranties of the parties as set forth herein shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement, and shall survive the delivery of any payment for Units.

     11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telegraphed, all charges prepaid, to the respective parties at the addresses set forth herein. The address of the Partnership and its General Partners is 650 El Camino Real, Suite G, Redwood City, California 94063 (telephone: (650) 365-5341), until changed by written notice.

         12. Successors and Assigns. This Agreement and the terms and provisions hereof shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto; provided, however, that in no in event shall the term "successors and assigns" as used herein include any purchaser, as such, of any Units. In addition, and without limiting the generality of the foregoing, the indemnity agreements contained herein shall inure to the benefit of the successors and assigns of the parties hereto, and shall be valid irrespective of any investigation made or not made by or on behalf of any party hereto.

     13. Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of California and the appropriate courts in the County of San Mateo, California should be the forum for any litigation arising hereunder.

         Please confirm your Agreement with the General Partners to the terms contained herein and return a fully executed copy of this Advisory Agreement to us.

                                          --------------------------------------
                                          D. Russell Burwell, General Partner

BROKER-DEALER ACCEPTANCE
ACCEPTED this __ day of

__________, 2000

By: ______________________________
         (Print Name)

----------------------------------
(Signature)

----------------------------------
Title

----------------------------------
Taxpayer 1. D. No.

----------------------------------
(Telephone Number)

----------------------------------
Type of Entity:
(corporation, partnership or proprietorship)

                                   EXHIBIT 3.1
                           THIRD AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                         REDWOOD MORTGAGE INVESTORS VIII
                        A California Limited Partnership

         THIS THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT was made and entered into as of the 13 day of July, 2000, by and among D. RUSSELL BURWELL, an individual, MICHAEL R. BURWELL, an individual, GYMNO CORPORATION, a California corporation and REDWOOD MORTGAGE CORP., a California corporation (collectively, the "General Partners"), and such other persons who have become Limited Partners ("Existing Limited Partners") and as may be added pursuant to the terms hereof (the "New Limited Partners") (collectively the "Limited Partners").

                                    RECITALS

         A. On or about October 1993, the General Partners and the Limited Partners entered into an agreement of limited partnership for the Partnership. The Partnership offered $15,000,000 in Units and $14,932,017 were acquired by investors. The Offering closed on October 31, 1996.

         B. In order to increase the Partnership's capital base and permit the Partnership to further diversify its portfolio, in September, 1996, the General Partners elected to offer an additional 30,000,000 Units of which $24,378,460 had been acquired by Investors as of March 31,. 2000. The second offering will close upon the effective date of the prospectus dated July 13, 2000.

     F. Additionally, in January 2000, the General Partners elected to revise their prospectus in order to meet the "Plain English" rules promulgated by the Securities and Exchange Commission ("SEC").

G. In order to again increase the Partnership's capital base and permit the Partnership to further diversify its portfolio, in July 13, 2000, the General Partners elected to offer an additional $30,000.000.

H. In connection with the additional offering of Units and in order to correct some ambiguities and update certain provisions of the Partnership Agreement, the General Partners have elected to amend and restate the agreement of limited partnerships (the "Partnership Agreement.)

                                    ARTICLE 1
                                   DEFINITIONS

         Unless stated otherwise, the terms set forth in this Article I shall, for all purposes of this Agreement, have the meanings as defined herein:

         1.1 "Affiliate" means (a) any person directly or indirectly controlling, controlled by or under common control with another person, (b) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person, (c) any officer, director or partner of such person, or (d) if such other person is an officer, director or partner, any company for which such person acts in any such capacity.

     1.2 "Agreement" means this Limited Partnership Agreement, as amended from time to time.

         1.3 "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

                  (a) To each Partner's Capital Account there shall be credited, in the event such Partner utilized the services of a Participating Broker Dealer, such Partner's Capital Contribution, or if such Partner acquired his Units through an unsolicited sale, such Partner's Capital Contribution plus the amount of the sales commissions otherwise payable is paid, such Partner's distributive share of Profits and any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Partner and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership property distributed to such Partner.

                   (b) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Partner and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

         In the event any interest in the Partnership is transferred in accordance with Section 7.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         In the event the Gross Asset Values of the Partnership assets are adjusted pursuant to Section 1.9, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation. In the event the General Partners shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the General Partners may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article IX hereof upon the dissolution of the Partnership. The General Partners shall adjust the amounts debited or credited to Capital Accounts with respect to (a) any property contributed to the Partnership or distributed to the General Partners, and (b) any liabilities that are secured by such contributed or distributed property or that are assumed by the Partnership or the General Partners, in the event the General Partners shall determine such adjustments are necessary or appropriate pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv) as provided for in
Section 5.4. The General Partners shall make any appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-l(b) as provided for in Sections 5.6 and 12.4(k).

         1.4 "Cash Available for Distribution" means an amount of cash equal to the excess of accrued income from operations and investment of, or the sale or refinancing or other disposition of, Partnership assets during any calendar month over the accrued operating expenses of the Partnership during such month, including any adjustments for bad debt reserves or deductions as the General Partners may deem appropriate, all determined in accordance with generally accepted accounting principles; provided, that such operating expenses shall not include any general overhead expenses of the General Partners not specifically related to, billed to or reimbursable by the Partnership as specified in Sections 10.13 through 10.15.

     1.5 "Code" means the Internal Revenue Code of 1986 and corresponding provisions of subsequent revenue laws.

         1.6 "Continuing Servicing Fee" means an amount equal to approximately (0.25%) of the Limited Partnership's capital account which amount shall be paid to certain participating Broker Dealers payable only in connection with the initial offering of 150,000 Units pursuant to the Prospectus dated May 19, 1993.

         1.7 "Deed of Trust" means the lien or liens created on the real property or properties of the borrower securing the borrower's obligation to the Partnership to repay the Mortgage Investment.

     1.8 "Earnings" means all revenues earned by the Partnership less all expenses incurred by the Partnership.

     1.9 "Fiscal Year" means a year ending December 31st.

         1.10 "First Formation Loan" means a loan to Redwood Mortgage Corp., an affiliate of the General Partners, in connection with the initial offering of 150,000 Units pursuant to the Prospectus dated May 19, 1993, equal to the amount of the sales commissions (excluding any Continuing Servicing Fees) and all amounts payable in connection with any unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions (excluding any Continuing Servicing Fees) and all amounts payable in connection with any unsolicited sales from the First Formation Loan. The First Formation Loan will be unsecured, and will be repaid in ten (10) equal annual installments of principal, without interest commencing on December 31 of the year in which the initial offering terminates.

     1.11 "Formation Loans" means collectively the First, Second and Third Formation Loan.

     1.12 "General Partners" means D. Russell Burwell, Michael R. Burwell, Gymno Corporation, a California corporation, and Redwood Mortgage Corp., a California corporation or any Person substituted in place thereof pursuant to this Agreement. "General Partner" means any one of the General Partners.

         1.13 "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributed Partner and the Partnership;

                  (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partners, as of the following times: (a) the acquisition of an additional interest in the Partnership (other than pursuant to Section 4.2) by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property other than money, unless all Partners receive simultaneous distributions of undivided interests in the distributed property in proportion to their Interests in the Partnership; and
(c) the termination of the Partnership for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and

                  (c) If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a) or (b) above, such Gross Asset Value shall thereafter be adjusted by the depreciation, amortization or other cost recovery deduction allowable which is taken into account with respect to such asset for purposes of computing Profits and Losses.

         1.14 "Guaranteed Payment for Offering Period" means the payment guaranteed to Limited Partners by the General Partners during the Guaranteed Payment Period. The Guaranteed Payment for Offering Period calculated on a monthly basis, shall be equal to the greater of (i) the Partnership's Earnings or (ii) the interest rate established by the Monthly Weighted Average Cost of Funds for the 11th District Savings Institutions, as announced by the Federal Home Loan Bank of San Francisco during the last week of the preceding month, plus two points, up to a maximum interest rate of 12%. The Weighted Average Cost of Funds is derived from interest paid on savings accounts, Federal Home Loan Bank advances, and other borrowed money adjusted from valuation in the number of days in each month. The adjustment factors are 1.086 for February, 1.024 for 30 day months and 0.981 for 31 day months. As of the date of the Prospectus, the Monthly Weighted Average Funds for the 11th District as announced April 30, 2000, for the period ended March 31, 2000, and in effect until May 31, 2000, is 5.0%. The Guaranteed Payment Period is the period commencing on the day a Limited Partner is admitted to the Partnership and ending three months after the Offering Termination Date. To the extent the return to be paid is in excess of the Partnership's Earnings, the Guaranteed Payment for Offering Period shall be payable by the General Partners out of a Capital Contribution to the Partnership and/or fees payable to the General Partners or Redwood Mortgage Corp. which are lowered or waived.

         1.15 "Limited Partners" means the Initial Limited Partner until it shall withdraw as such, and the purchasers of Units in Redwood Mortgage Investors VIII, who are admitted thereto and whose names are included on the Certificate and Agreement of Limited Partnership of Redwood Mortgage Investors
VIII. Reference to a "Limited Partner" shall be to any one of them.

         1.16 "Limited Partnership Interest" means the percentage ownership interest of any Limited Partner in the Partnership determined at any time by dividing a Limited Partner's current Capital Account by the total outstanding Capital Accounts of all Limited Partners.

         1.17 "Majority of the Limited Partners" means Limited Partners holding a majority of the total outstanding Limited Partnership Interests as of the first day of the current calendar month.

         1.18 "Mortgage Investment(s)" or "Loans" means the loan(s) and/or an undivided interest in the loans the Partnership intends to extend to the general public secured by real property deeds of trust.

     1.19 "Net Asset Value" means the Partnership's total assets less its total liabilities.

     1.20 "Partners" means the General Partners and the Limited Partners, collectively. "Partner" means any one of the Partners.

         1.21 "Partnership" means Redwood Mortgage Investors VIII, a California limited partnership, the limited partnership created pursuant to this Agreement.

         1.22 "Partnership Interest" means the percentage ownership interest of each Partner in the partnership as defined in Section 5.1.

     1.23  "Person"  means  any  natural   person,   partnership,   corporation,
unincorporated association or other legal entity.

         1.24 "Profits" and "Losses" mean, for each Fiscal Year or any other period, an amount equal to the Partnership's taxable income or loss for such Fiscal Year or other given period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.21 shall be added to such taxable income or loss;

                  (b) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this
Section 1.21, shall be subtracted from such taxable income or loss.

                  (c) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (d) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period, computed such that if the Gross of an Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of a Fiscal Year or other period, depreciation, amortization or other cost recovery deductions shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period bears to such beginning adjusted tax basis; and

                  (e) Notwithstanding any other provision of this Section 1.21, any items in the nature of income; or gain or expenses or losses, which are specially allocated, shall not be taken into account in computing Profits or Losses.

         1.25 "Sales Commissions" means the amount of compensation, which may be paid under one of two options, to be paid to Participating Broker Dealers in connection with the sale of Units.

         1.26 "Second Formation Loan" means the loan to Redwood Mortgage Corp., a General Partner, in connection with the second offering of 300,000 Units pursuant to the Prospectuses dated December 4, 1996 and February 28, 2000 equal to the amount of the sales commissions and the amounts payable in connection with unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with unsolicited sales from the Second Formation Loan. The Second Formation Loan will be unsecured, will not bear interest and will be repaid in annual installments.

         1.27 "Third Formation Loan" means the loan to Redwood Mortgage Corp., a General Partner, in connection with the offering of 30,000,000 Units pursuant to the Prospectus dated July XX, 2000 equal to the amount of the sales commissions and the amounts payable with the unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions and amounts due in connenction with the unsolicited sales from the Third Formation Loan. The Third Formation Loan will be unsecured, will not bear interest, and will be repaid in annual installments.

         1.28 "Units" mean the shares of ownership of the Partnership issued to Limited Partners upon their admission to the Partnership, pursuant to the Partnership's Prospectuses dated February 2, 1993, December 4, 1996 and February 28, 2000, July XX, 2000 and any supplements or amendments thereto (the "Prospectus").

                                    ARTICLE 2
                     ORGANIZATION OF THE LIMITED PARTNERSHIP

         2.1 Formation. The parties hereto hereby agree to form a limited partnership, pursuant to the provision of Chapter 3, Title 2, of the California Corporations Code, as in effect on the date hereof, commonly known as the California Revised Limited Partnership Act (the "California Act").

     2.2 Name. The name of the Partnership is REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership.

         2.3 Place of Business. The principal place of business of the Partnership shall be located at 650 El Camino Real, Suite G, Redwood City, California 94063, until changed by designation of the General Partners, with notice to all Limited Partners.

         2.4 Purpose. The primary purpose of this Partnership is to engage in business as a mortgage lender for the primary purpose of making Loans secured by deeds of trust (the "Loans") on California real estate.

         2.5 Substitution of Limited Partner. A Limited Partner may assign all or a portion of his Partnership Interest and substitute another person in his place as a Limited Partner only in compliance with the terms and conditions of
Section 7.2.

         2.6 Certificate of Limited Partnership. The General Partners shall duly execute and file with the Office of the Secretary of State of the State of California, a Certificate of Limited Partnership pursuant to the provisions of
Section 15621 of the California Corporations Code. Thereafter, the General Partners shall execute and cause to be filed Certificates of Amendment of the Certificate of Limited Partnership whenever required by the California Act or this Agreement. At the discretion of the General Partners, a certified copy of the Certificate of Limited Partnership may also be filed in the Office of the Recorder of any county in which the Partnership shall have a place of business or in which real property to which it holds title shall be situated.

         2.7 Term. The Partnership shall be formed and its term shall commence as of the date on which this Limited Partnership Agreement is executed and the Certificate of Limited Partnership referred to in Section 2.6 is filed with the Office of the Secretary of State, and shall continue until December 31, 2032, unless earlier terminated pursuant to the provisions of this Agreement or by operation of law.

         2.8 Power of Attorney. Each of the Limited Partners irrevocably constitutes and appoints the General Partners, and each of them, any one of them acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

     (a) This Agreement, the Certificate of Limited Partnership and any amendments or conciliation thereof required under the laws of the State of California;

                  (b) Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business; and

                  (c) Any documents which may be required to effect the continuation of the Partnership, the admission of an additional or substituted Partner, or the dissolution and termination of the Partnership.

         Each Limited Partner hereby agrees to execute and deliver to the General Partners within five (5) days after receipt of the General Partners' written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the General Partners deem necessary to comply with any laws, rules or regulations relating to the Partnership's activities.

         2.9 Nature of Power of Attorney. The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and survives the death of the undersigned or the delivery of an assignment by the undersigned of a Limited Partnership Interest; provided, that where the assignee thereof has been approved by the General Partners for admission to the Partnership as a substituted Limited Partner, the Power of Attorney survives the delivery of such assignment for the sole purpose of enabling the General Partners to execute, acknowledge and file any instrument necessary to effect such substitution.

                                    ARTICLE 3
                              THE GENERAL PARTNERS

         3.1 Authority of the General Partners. The General Partners shall have all of the rights and powers of a partner in a general partnership, except as otherwise provided herein.

         3.2 General Management Authority of the General Partners. Except as expressly provided herein, the General Partners shall have sole and complete charge of the affairs of the Partnership and shall operate its business for the benefit of all Partners. Each of the General Partners, acting alone or together, shall have the authority to act on behalf of the Partnership as to any matter for which the action or consent of the General Partners is required or permitted. Without limitation upon the generality of the foregoing, the General Partners shall have the specific authority:

                  (a) To expend Partnership funds in furtherance of the business of the Partnership and to acquire and deal with assets upon such terms as they deem advisable, from affiliates and other persons;

                  (b) To determine the terms of the offering of Units, including the right to increase the size of the offering or offer additional securities, the amount for discounts allowable or commissions to be paid and the manner of complying with applicable law;

     (c) To employ, at the expense of the Partnership, such agents, employees, independent contractors, attorneys and accountants as they deem reasonable and necessary;

     (d) To effect necessary insurance for the proper protection of the Partnership, the General Partners or Limited
Partners;

     (e) To pay, collect, compromise, arbitrate, or otherwise adjust any and all claims or demands against the Partnership;

                  (f) To bind the Partnership in all transactions involving the Partnership's property or business affairs, including the execution of all loan documents and the sale of notes and to change the Partnership's investment objectives, notwithstanding any other provision of this Agreement; provided, however, the General Partners may not, without the consent of a Majority of the Limited Partners, sell or exchange all or substantially all of the Partnership's assets, as those terms are defined in Section 9.1;

     (g) To amend this Agreement with respect to the matters described in Subsections 12.4(a) through (k) below;

     (h) To determine the accounting method or methods to be used by the Partnership, which methods may be changed at any time by written notice to all Limited Partners;

                  (i) To open accounts in the name of the Partnership in one or more banks, savings and loan associations or other financial institutions, and to deposit Partnership funds therein, subject to withdrawal upon the signature of the General Partners or any person authorized by them;

                  (j) To borrow funds for the purpose of making Loans, provided that the amount of borrowed funds does not exceed fifty percent (50%) of the Partnership's Loan portfolio and in connection with such borrowings, to pledge or hypothecate all or a portion of the assets of the Partnership as security for such loans; and

                  (k) To invest the reserve funds of the Partnership in cash, bank accounts, certificates of deposits, money market accounts, short-term bankers acceptances, publicly traded bond funds or any other liquid assets.

         3.3 Limitations. Without a written consent of or ratification by all Limited Partners, the General Partners shall have no authority to do any act prohibited by law; or to admit a person as a Limited Partner other than in accordance with the terms of this Agreement.

         3.4 No Personal Liability. The General Partners shall have no personal liability for the original invested capital or any Limited Partner or to repay the Partnership any portion or all of any negative balance in their capital accounts, except as otherwise provided in Article 4.

         3.5 Compensation to General Partners. The General Partners shall be entitled to be compensated and reimbursed for expenses incurred in performing its management functions in accordance with the provisions of Article 10 thereof, and may receive compensation from parties other than the Partnership.

         3.6 Fiduciary Duty. The General Partners shall have the fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, and they shall not employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

         3.7 Allocation of Time to Partnership Business. The General Partners shall not be required to devote full time to the affairs of the Partnership, but shall devote whatever time, effort and skill they deem to be reasonably necessary for the conduct of the Partnership's business. The General Partners may engage in any other businesses or activities, including businesses related to or competitive with the Partnership.

         3.8 Assignment by a General Partner. A General Partner's interest in income, losses and distributions of the Partnership shall be assignable at the discretion of a General Partner, which, if made, may be converted, at a General Partner's option, into a limited partnership interest to the extent of the assignment.

         3.9 Partnership Interest of General Partners. The General Partners shall be allocated a total of one percent (1%) of all items of Partnership income, gains, losses, deductions and credits as described in Section 5.1, which shall be shared equally among them.

     3.10 Removal of General Partners. A General Partner may be removed upon the following conditions:

                  (a) By written consent of a majority of the Limited Partners. Limited Partners may exercise such right by presenting to the General Partner a notice, with their acknowledged signatures thereon, to the effect that the General Partner is removed; the notice shall set forth the grounds for removal and the date on which removal is become effective;

                  (b) Concurrently with such notice or within thirty (30) days thereafter by notice similarly given, a majority of the Limited Partners may also designate a successor as General Partner;

                  (c) Substitution of a new General Partner, if any, shall be effective upon written acceptance of the duties and responsibilities of a General Partner by the new General Partner. Upon effective substitution of a new General Partner, this Agreement shall remain in full force and effect, except for the change in the General Partner, and business of the Partnership shall be continued by the new General Partner. The new General Partner shall thereupon execute, file and record an amendment to the Certificate of Limited Partnership in the manner required by law.

                  (d) Failure of the Limited Partners giving notice of removal to designate a new General Partner within the time specified herein or failure of the new General Partner so designated to execute written acceptance of the duties and responsibilities of a General Partner hereunder within ten (10) days after such designation shall dissolve and terminate the Partnership, unless the business of the Partnership is continued by the remaining General Partners, if any.

         In the event that all of the General Partners are removed, no other General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the Formation Loan shall be forgiven by the Partnership and Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loan.

     3.11 Commingling of Funds. The funds of the Partnership shall not be commingled with funds of any other person or entity.

     3.12 Right to Rely on General Partners. Any person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by the General Partners as to:

     (a) The identity of any General Partner or Limited Partner;

     (b) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a General Partner or which are in any further manner germane to the affairs of the Partnership;

     (c) The persons who are authorized to execute and deliver any instrument or document of the Partnership; or

     (d) Any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

         3.13 Sole and Absolute Discretion. Except as otherwise provided in this Agreement, all actions which any General Partner may take and all determinations which any General Partner may take and all determinations which any General Partners may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such General Partner.

         3.14 Merger or Reorganization of the General Partners. The following is not prohibited and will not cause a dissolution of the Partnership: (a) a merger or reorganization of the General Partners or the transfer of the ownership interest of the General Partners; and (b) the assumption of the rights and duties of the General Partners by the transferee of the rights and duties of the General Partners by the transferee entity so long as such transferee is an affiliate under the control of the General Partners.

         3.15 Dissenting Limited Partners' Rights. If the Partnership participates in any acquisition of the Partnership by another entity, any combination of the Partnership with another entity through a merger or consolidation, or any conversion of the Partnership into another form of business entity (such as a corporation) that requires the approval of the outstanding limited partnership interest, the result of which would cause the other entity to issue securities to the Limited Partners, then each Limited Partner who does not approve of such reorganization (the "Dissenting Limited Partner") may require the Partnership to purchase for cash, at its fair market value, the interest of the Dissenting Limited Partner in the Partnership in accordance with Section 15679.2 of the California Corporations Code. The
Partnership, however, may itself convert to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the Limited Partners, (ii) the termination date of the Partnership (currently, December 31, 2032, unless terminated earlier in accordance with the Partnership Agreement),
(iii) the compensation  payable to the General Partners or their Affiliates,  or
(iv) the Partnership's investment objectives.

         The General Partners will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Partnership; the tax consequences (from the standpoint of the Limited Partners) of the conversion of the Partnership to another form of business entity and of an investment in a limited partnership as compared to an investment in the type of business entity into which the Partnership would be converted; the historic and projected operating results of the Partnership's Loans, and the then-current value and marketability of the Partnership's Loans. In general, the General Partners would consider any material limitation on the voting rights of the Limited Partners or any substantial increase in the compensation payable to the General Partners or their Affiliates to be a significant adverse change in the listed provisions.

         3.16 Exculpation and Indemnification. The General Partners shall have no liability whatsoever to the Partnership or to any Limited Partner, so long as a General Partner determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, and such loss or liability did not result from the gross negligence or gross misconduct of the General Partner being held harmless. The General Partners or any Partnership employee or agent shall be entitled to be indemnified by the Partnership, at the expense of the Partnership, against any loss or liability (including attorneys' fees, which shall be paid as incurred) resulting from assertion of any claim or legal proceeding relating to the activities of the Partnership, including claims, or legal proceedings brought by a third party or by Limited Partners, on their own behalf or as a Partnership derivative suit, so long as the party to be indemnified determined in good faith that the course of conduct which gave rise to such claim or proceeding was in the best interests of the Partnership and such course of conduct did not constitute gross negligence or gross misconduct; provided, however, any such indemnification shall only be recoverable out of the assets of the Partnership and not from Limited Partners. Nothing herein shall prohibit the Partnership from paying in whole or in part the premiums or other charge for any type of indemnity insurance by which the General Partners or other agents or employees of the Partnership are indemnified or insured against liability or loss arising out of their actual or asserted misfeasance or nonfeasance in the performance of their duties or out of any actual or asserted wrongful act against the Partnership including, but not limited to judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom. Notwithstanding the foregoing, neither the General Partners nor their affiliates shall be indemnified for any liability imposed by judgment (including costs and attorneys' fees) arising from or out of a violation of state or federal securities laws associated with the offer and sale of Units offered hereby. However, indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending such lawsuits provided that (a) a court either approves indemnification of litigation costs if the General Partners are successful in defending the action; or (b) the settlement and indemnification is specifically approved by the court of law which shall have been advised as to the current position of the Securities and Exchange Commission (as to any claim involving allegations that the Securities Act of 1933 was violated) and California Commissioner of Corporations or the applicable state authority (as to any claim involving allegations that the applicable state's securities laws were violated).

                                    ARTICLE 4
                   CAPITAL CONTRIBUTIONS; THE LIMITED PARTNERS

     4.1 Capital Contribution by General Partners. The General Partners, collectively, shall contribute to the Partnership an amount in cash equal to 1/10 of 1% of the aggregate capital contributions of the Limited Partners.

         4.2      Other Contributions.

                  (a) Capital Contribution by Initial Limited Partner. The Initial Limited Partner made a cash capital contribution to the Partnership of $1,000. Upon the admission of additional Limited Partners to the Partnership pursuant to Section 4.2(b) of this Agreement, the Partnership promptly refunded to the Initial Limited Partner its $1,000 capital contribution and upon receipt of such sum the Initial Limited Partner was withdrawn from the Partnership as its Initial Limited Partner.

     (b) Capital Contributions of Existing Limited Partners. The Existing Limited Partners have contributed in the aggregate to the capital of the Partnership an amount equal to $39,310,477 of March 31, 2000.

     (c) Capital Contributions of New Limited Partners. The New Limited Partners shall contribute to the capital of the Partnership an amount equal to one dollar ($1) for each Unit subscribed for by each such New Limited Partners, with a minimum subscription of two thousand (2000) Units per Limited Partner (including subscriptions from entities of which such limited partner is the sole beneficial owner). The total additional capital contributions of the New Limited Partners will not exceed $30,000,000.

     (d) Escrow Account. No escrow account will be established and all proceeds from the sale of Units will be remitted directly to the Partnership.

         Subscription Agreements shall be accepted or rejected within 30 days of their receipt. All subscription monies deposited by persons whose subscriptions are rejected shall be returned to such subscribers forthwith after such rejection without interest. The public offering of Units shall terminate one year from the effective date of the Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the General Partners, or unless extended by the General Partners for additional one year periods.

                  (e) Subscription Account. Subscriptions received after the activation of the Partnership will be deposited into a subscription account at a federally insured commercial bank or other depository and invested in short-term certificates of deposit, a money market or other liquid asset account. Prospective investors whose subscriptions are accepted will be admitted into the Partnership only when their subscription funds are required by the Partnership to fund a Loan, or the Formation Loan, to create appropriate reserves or to pay organizational expenses or other proper Partnership purposes. During the period prior to admittance of investors as Limited Partners, proceeds from the sale of Units are irrevocable, and will be held by the General Partners for the account of Limited Partners in the subscription account. Investors' funds will be transferred from the subscription account into the Partnership on a first-in, first-out basis. Upon admission to the Partnership, subscription funds will be released to the Partnership and Units will be issued at the rate of $1 per unit or fraction thereof. Interest earned on subscription funds while in the subscription account will be returned to the subscriber, or if the subscriber elects to compound earnings, the amount equal to such interest will be added to his investment in the Partnership, and the number of Units actually issued shall be increased accordingly. In the event only a portion of a subscribing Limited Partner's funds are required, then all funds invested by such subscribing Limited Partners at the same time shall be transferred. Any subscription funds remaining in the subscription account after the expiration of one (1) year from the date any such subscription funds were first received by the General Partners shall be returned to the subscriber.

                  (f) Admission of Limited Partners. Subscribers shall be admitted as Limited Partners when their subscription funds are required by the Partnership to fund a Loan, or the Formation Loan, to create appropriate reserves or to pay organizational expenses, as described in the Prospectus. Subscriptions shall be accepted or rejected by the General Partners on behalf of the Partnership within 30 days of their receipt. Rejected subscriptions and monies shall be returned to subscribers forthwith.

         The Partnership shall amend Schedule A to the Limited Partnership Agreement from time to time to effect the substitution of substituted Limited Partners in the case of assignments, where the assignee does not become a substituted Limited Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following acceptance of the assignment by the General Partners.

         No person shall be admitted as a Limited Partner who has not executed and filed with the Partnership the subscription form specified in the Prospectus used in connection with the public offering, together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the execution, acknowledgment and delivery to the General Partners of a power of attorney in form and substance as described in Section 2.8 hereof.

                  (g) Names, Addresses, Date of Admissions, and Contributions of Limited Partners. The names, addresses, date of admissions and Capital Contributions of the Limited Partners shall be set forth in Schedule A attached hereto, as amended from time to time, and incorporated herein by reference.

         4.3 Election to Receive Monthly, Quarterly or Annual Cash Distributions. Upon subscription for Units, a subscribing Limited Partner must elect whether to receive monthly, quarterly or annual cash distributions from the Partnership or to have earnings retained in his capital account that will increase it in lieu of receiving periodic cash distributions. If the Limited Partner initially elects to receive monthly, quarterly or annual distributions, such election, once made, is irrevocable. However, a Limited Partner may change his election regarding whether he wants to receive such distributions on a monthly, quarterly or annual basis. If the Limited Partner initially elects to have earnings retained in his capital account in lieu of cash distributions, he may after three (3) years, change his election and receive monthly, quarterly or annual cash distributions. Earnings allocable to Limited Partners who elect to have earnings retained in their capital account will have earnings retained by the Partnership to be used for making further Loans or for other proper Partnership purposes. The Earnings from such further Loans will be allocated among all Partners; however, Limited Partners who elect to have earnings retained in their capital account will be credited with an increasingly larger proportionate share of such Earnings than Limited Partners who receive monthly, quarterly or annual distributions since Limited Partners' Capital Accounts who elect to have earnings retained in their capital accounts will increase over time. Annual distributions will be made after the calendar year. In order to provide greater flexibility to investors, the Partnership is going to register with the Securities and Exchange Commission a dividend reinvestment plan. The dividend reinvestment plan will be on substantially the same terms as described herein with respect to the ability to receive monthly, quarterly or annual distributions or to reinvest earnings. However, it will give Investors a greater degree of flexibility of moving from one option to another throughout the term of their investment in the Partnership. It is anticipated that the dividend reinvestment plan will be filed during 2000 and take effect immediately. Until the effectiveness of the dividend reinvestment plan is final, the foregoing elect to receive cash distributions or reinvested earnings will remain in place.

         4.4 Interest. No interest shall be paid on, or in respect of, any contribution to Partnership Capital by any Partner, nor shall any Partner have the right to demand or receive cash or other property in return for the Partner's Capital Contribution.

         4.5 Loans. Any Partner or Affiliate of a Partner may, with the written consent of the General Partners, lend or advance money to the Partnership. If the General Partners or, with the written consent of the General Partners, any Limited Partner shall make any loans to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Partnership, but shall be a debt due from the Partnership. The amount of any such loan or advance by a lending Partner or an Affiliate of a Partner shall be repayable out of the Partnership's cash and shall bear interest at a rate of not in excess of the greater of (i) the prime rate established, from time to time, by any major bank selected by the General Partners for loans to the bank's most creditworthy commercial borrowers, plus 5% per annum, or (ii) the maximum rate permitted by law. None of the Partners or their Affiliates shall be obligated to make any loan or advance to the Partnership.

         4.6 No Participation in Management. Except as expressly provided herein, the Limited Partners shall take no part in the conduct or control of the Partnership business and shall have no right or authority to act for or bind the Partnership.

         4.7 Rights and Powers of Limited Partners. In addition to the matters described in Section 3.10 above, the Limited Partners shall have the right to vote upon and take any of the following actions upon the approval of a Majority of the Limited Partners, without the concurrence of the General Partners.

     (a) Dissolution and termination of the Partnership prior to the expiration of the term of the Partnership as stated in Section 2.7 above

     (b) Amendment of this  Agreement,  subject to the  limitations set forth in
Section 12.4;

     (c) Disapproval of the sale of all or substantially all the assets of the Partnership (as defined in Subsection 9.1(c) below); or

     (d) Removal of the General Partners and election of a successor, in the manner and subject to the conditions described in Section 3.10 above.

         Except as expressly set forth above or otherwise provided for in this Agreement, the Limited Partners shall have no other rights as set forth in the California Act.

         4.8 Meetings. The General Partners, or Limited Partners representing ten percent (10%) of the outstanding Limited Partnership Interests, may call a meeting of the Partnership and, if desired, propose an amendment to this Agreement to be considered at such meeting. If Limited Partners representing the requisite Limited Partnership Interests present to the General Partners a statement requesting a Partnership meeting, the General Partners shall fix a date for such meeting and shall, within twenty (20) days after receipt of such statement, notify all of the Limited Partners of the date of such meeting and the purpose for which it has been called. Unless otherwise specified, all meetings of the Partnership shall be held at 2:00 P.M. at the office of the Partnership, upon not less than ten (10) and not more than sixty (60) days written notice. At any meeting of the Partnership, Limited Partners may vote in person or by proxy. A majority of the Limited Partners, present in person or by proxy, shall constitute a quorum at any Partnership meeting. Any question relating to the Partnership which may be considered and acted upon by the Limited Partners hereunder may be considered and acted upon by vote at a Partnership meeting, and any consent required to be in writing shall be deemed given by a vote by written ballot. Except as expressly provided above, additional meeting and voting procedures shall be in conformity with Section 15637 of the California Corporations Code, as amended.

         4.9 Limited Liability of Limited Partners. Units are non-assessable, and no Limited Partner shall be personally liable for any of the expenses, liabilities, or obligations of the Partnership or for any of the losses thereof beyond the amount of such Limited Partners' capital contribution to the Partnership and such Limited Partners' share of any undistributed net income and gains of the Partnership, provided, that any return of capital to Limited Partners (plus interest at the legal rate on any such amount from the date of its return) will remain liable for the payment of Partnership debts existing on the date of such return of capital; and, provided further, that such Limited Partner shall be obligated upon demand by the General Partners to pay the Partnership cash equal to the amount of any deficit remaining in his Capital Account upon winding up and termination of the Partnership.

         4.10 Representation of Partnership. Each of the Limited Partners hereby acknowledges and agrees that the attorneys representing the Partnership and the General Partners and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Limited Partners in any respect at any time. Each of the Limited Partners further acknowledges and agrees that such attorneys shall have no obligation to furnish the Limited Partners with any information or documents obtained, received or created in connection with the representation of the Partnership, the General Partners and/or their Affiliates.

                                    ARTICLE 5
                     PROFITS AND LOSSES; CASH DISTRIBUTIONS

         5.1 Income and Losses. All Income and Losses of the Partnership shall be credited to and charged against the Partners in proportion to their respective "Partnership Interests", as hereafter defined. The Partnership Interest of the General Partners shall at all times be a total of one percent (1%), to be shared equally among them and the Partnership Interest of the Limited Partners collectively shall be ninety-nine percent (99%), which shall be allocated among them according to their respective Limited Partnership Interests.

Income and Losses realized by the Partnership during any month shall be allocated to the Partners as of the close of business on the last day of each calendar month, in accordance with their respective Limited Partnership Interests and in proportion to the number of days during such month that they owned such Limited Partnership Interests, without regard to Income and Losses realized with respect to time periods within such month.

         5.2 Cash Earnings. Earnings as of the close of business on the last day of each calendar month shall be allocated among the Partners in the same proportion as Income and Losses as described in Section 5.1 above. Earnings allocable to those Limited Partners who elect to receive cash distributions as described below shall be distributed to them in cash as soon as practicable after the end of each calendar month. The General Partners' allocable share of Earnings shall also be distributed concurrently with cash distributions to Limited Partners. Earnings allocable to those Limited Partners who elected to receive additional Units shall be retained by the Partnership and credited to their respective Capital Accounts as of the first day of the succeeding calendar month. Earnings to Limited Partners shall be distributed only to those Limited Partners who elect in writing, upon their initial subscription for the purchase of Units or after three (3) years to receive such distributions during the term of the Partnership. Each Limited Partner's decision whether to receive such distributions shall be irrevocable, except as set forth in paragraph 4.3 above.

     5.3 Cash Distributions Upon Termination. Upon dissolution and termination of the Partnership, Cash Available for Distribution shall thereafter be distributed to Partners in accordance with the provisions of Section 9.3 below.

         5.4      Special Allocation Rules.

                  (a) For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to non-recourse debt which is secured by Partnership property to the extent of the excess of the outstanding principal balance of such debt (excluding any portion of such principal balance which would not be treated as an amount realized under Internal Revenue Code Section 1001 and Paragraph (a) of Section 1.1001-2 if such debt were foreclosed upon over the adjusted basis of such property. This excess is herein defined as "Minimum Gain (whether taxable as capital gain or as ordinary income) as more explicitly set forth in Treasury Regulation T.704 l(b)(4)(iv)(c). Notwithstanding any other provision of Article V, the allocation of loss or deduction (or item thereof, attributable to non-recourse debt which is secured by Partnership property will be allowed only to the extent that such allocation does not cause the sum of the deficit capital account balances of the Limited Partners receiving such allocations to exceed the minimum gain determined at the end of the Partnership able year to which the allocations relate. The balance of such losses shall be allocated to the General Partners. Any Limited Partner with a deficit capital account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Partnership property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the minimum gain at a time no later than the time at which the minimum gain is reduced below the sum if such deficit capital account balances. This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation Section 1.704-l(b)(4)(iv)(e).

                  (b) In the event any Limited Partner receives any adjustments, allocations or distributions, not covered by Section 75.4(a), so as to result in a deficit capital account, items of Partnership income and gain shall be specially allocated to such Limited Partners in an amount and manner sufficient to eliminate the deficit balances in their Capital Accounts created by such adjustments, allocations or distributions as quickly as possible. This Section shall operate a qualified income offset as utilized in Treasury Regulation
Section 1.704-1(b)(23)(ii)(d).

                  (c) Syndication expenses for any fiscal year or other period shall be specially allocated to the Limited Partners in proportion to their Units, provided that if additional Limited Partners are admitted to the Partnership on different dates, all Syndication Expenses shall be divided among the Persons who own Units from time to time so that, to the extent possible, the cumulative Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event the General Partners shall determine that such result is not likely to be achieved through future allocations of Syndication Expenses, the General Partners may allocate a portion of Net Income or Losses so as to achieve the same effect on the Capital Accounts of the Unit Holders, notwithstanding any other provision of this Agreement.

                  (d) For purposes of determining the Net Income, Net Losses, or any other items allocable to any period, Net Income, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partners using any permissible method under Code
Section 706 and the Treasury Regulations thereunder.

                  (e) Notwithstanding Section 5.1 and 5.2 hereof, (i) Net Losses allocable to the period prior to the admission of any additional Limited Partners pursuant to Section 4.2(b) and (e) hereof shall be allocated 99% to the General Partners and 1% to the Initial Limited Partner and Net Income during that same period, if any, shall be allocated to the General Partners, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional such Limited Partners and all subsequent periods shall be allocated pursuant to Section 5.1.

                  (f) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Income or Net Losses, as the case may be, for the year.

     (g) The General Partners may adopt any procedure or convention they deem reasonable to account for unsolicited investments made by Limited Partners and the payment of a portion of the Formation Loan to such Partners' Capital Account.

         5.5 704(c) Allocations. In accordance with Code 704(c) and the Treasury Regulations thereunder income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial fair market value.

         Any elections or other decisions relating to such allocations shall be made by the General Partners in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

         5.6 Intent of Allocations. It is the intent of the Partnership that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b)(2)(ii)(D) and 1.704-l(b)(4)(iv)(D) and the requirements of those Sections, including the qualified income offset and minimum gain chargeback, which are hereby incorporated by reference. If, for whatever reasons, the Partnership is advised by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the General Partners are granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of Allocations and Distributions provided in this Agreement. The General Partners shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate with respect to the admission of Limited Partners to reflect Partners' interests in the Partnership at the close of the years.

         5.7 Guaranteed Payment for Offering Period. The Limited Partners shall receive a guaranteed payment from the Earnings of the Partnership during the Guaranteed Payment Period. The Guaranteed Payment for Offering Period, calculated on a monthly basis, shall be equal to the greater of (i) the Partnership's Earnings or (ii) the interest rate established by the Monthly Weighted Average Cost of Funds for the 11th District Savings Institutions, as announced by the Federal Home Loan Bank of San Francisco during the last week of the preceding month, plus two points, up to a maximum interest rate of 12%. The Weighted Average Cost of Funds is derived from the interest paid on savings accounts, Federal Home Loan Bank advances, and other borrowed money adjusted for valuation in the number of days in each month. The adjustment factors are 1.086 for February, 1.024 for 30 day months and 0.981 for 31 day months. As of the date of the Prospectus the Monthly Weighted Average Cost of Funds for the 11th District as announced August 30, 1999, for the period ended May 30, 1999, and in effect until September 30, 1999, is 4.50%. The Guaranteed Payment Period is the period commencing on the day a Limited Partner is admitted to the Partnership and ending three months after the Offering Termination Date. To the extent the interest rate to be paid is in excess of the Partnership's Earnings, the Guaranteed Payment for Offering Period shall be payable by the General Partners out of a Capital Contribution, to the Partnership and/or fees payable to the General Partners or Redwood Mortgage Corp. which are lowered or waived.

         Amounts paid pursuant to this Section 5.7 are intended to constitute guaranteed payments within the meaning of I.R.C. Code Section 707(c) and shall not be treated as distributions for purposes of computing the recipient's Capital Accounts. In the event the Partnership is unable to make any payments required to be made pursuant to this Section 5.7, the General Partners shall promptly make additional Capital Contributions sufficient to enable the Partnership to make such payments on a timely basis; provided however, that the General Partners shall not be obligated to make such Capital Contribution if such amounts would be subject to claims of creditors such that the guaranteed payments would not be available to be made to the Limited Partners. In such event, the General Partners shall pay the interest out of its fees as set forth above.

                                    ARTICLE 6
                     BOOKS AND RECORDS, REPORTS AND RETURNS

     6.1 Books and Records. The General Partners shall cause the Partnership to keep the following:

     (a) Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Partnership.

     (b) A current list setting forth the full name and last known business or residence address of each Partner which shall be listed in alphabetical order and stating his respective Capital Contribution to the Partnership and share in Profits and Losses.

     (c) A copy of the Certificate of Limited Partnership and all amendments thereto.

     (d) Copies of the Partnership's federal, state and local income tax returns and reports, if any, for the six (6) most recent years.

     (e) Copies of this Agreement, including all amendments thereto, and the financial statements of the Partnership for the three (3) most recent years.

         All such books and records shall be maintained at the Partnership's principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Partner, or any Partner's duly authorized representatives, during reasonable business hours.

         6.2 Annual Statements. The General Partners shall cause to be prepared at least annually, at Partnership expense, financial statements prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. The financial statements will include a balance sheet, statements of income or loss, partners' equity, and changes in financial position. The General Partners shall have prepared at least annually, at Partnership expense: (i) a statement of Cash Flow; (ii) Partnership information necessary in the preparation of the Limited Partners' federal and state income tax returns; (iii) a report of the business of the Partnership; (iv) a statement as to the compensation received by the General Partners and their Affiliates, during the year from the Partnership which shall set forth the services rendered or to be rendered by the General Partners and their Affiliates and the amount of fees received; and (v) a report identifying distributions from (a) Earnings of that year, (b) Earnings of prior years, (c) Working Capital Reserves and other sources, and (d) a report on the costs reimbursed to the General Partners, which allocation shall be verified by independent public accountants in accordance with generally accepted auditing standards. Copies of the financial statements and reports shall be distributed to each Limited Partner within 120 days after the close of each taxable year of the Partnership; provided, however, all Partnership information necessary in the preparation of the Limited Partners' federal income tax returns shall be distributed to each Limited Partner not later than 90 days after the close of each fiscal year of the Partnership.

         6.3  Semi-Annual  Report.  Until the  Partnership  is registered  under
Section 12(g) of the Securities Exchange Act of 1934, the General Partners shall have prepared, at Partnership expense, a semi-annual report covering the first six months of each fiscal year, commencing with the six-month period ending after the Initial Closing Date, and containing unaudited financial statements (balance sheet, statement of income or loss and statement of Cash Flow) and a statement of other pertinent information regarding the Partnership and its activities during the six-month period. Copies of this report shall be distributed to each Limited Partner within 60 days after the close of the six-month period.

         6.4 Quarterly Reports. The General Partners shall cause to be prepared quarterly, at Partnership Expense: (i) a statement of the compensation received by the General Partners and Affiliates during the quarter from the Partnership, which statement shall set forth the services rendered by the General Partners and Affiliates and the amount of fees received, and (ii) other relevant information. Copies of the statements shall be distributed to each Limited Partner within 60 days after the end of each quarterly period. The information required by Form 10-Q (if required to be filed with the Securities and Exchange Commission) will be supplied to each Limited Partner within 60 days of each quarterly period. If the Partnership is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the General Partners shall cause to be prepared, at Partnership expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of Cash Flow) and a statement of other pertinent information regarding the Partnership and its activities during the period covered by the report. Copies of the statements and other pertinent information shall be distributed to each Limited Partner within 60 days after the close of the quarter covered by the report of the Partnership. The quarterly financial statements shall be accompanied by the report thereon, if any, of the independent accountants engaged by the Partnership or, if there is no such report, the certificate of the General Partners that the financial statements were prepared without audit from the books and records of the Partnership. Copies of the financial statements, if any, filed with the Securities and Exchange Commission shall be distributed to each Limited Partner within 60 days after the close of the quarterly period covered by the report of the Partnership.

         6.5 Filings. The General Partners, at Partnership expense, shall cause the income tax returns for the Partnership to be prepared and timely filed with the appropriate authorities. The General Partners, at Partnership expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies. Any Limited Partner shall be provided with a copy of any of the reports upon request without expense to him. The General Partners, at Partnership expense, shall file, with the securities administrators for the various states in which this Partnership is registered, as required by such states, a copy of each report referred to this Article VI.

         6.6 Suitability Requirements. The General Partners, at Partnership expense, shall maintain for a period of at least four years a record of the information obtained to indicate that a Limited Partner complies with the suitability standards set forth in the Prospectus.

         6.7      Fiscal Matters.

     (a) Fiscal Year. The Partnership shall adopt a fiscal year beginning on the first day of January of each year and ending on the last day of December; provided, however, that the General Partners in their sole discretion may, subject to approval by the Internal Revenue Service and the applicable state taxing authorities at any time without the approval of the Limited Partners change the Partnership's fiscal year to a period to be determined by the General Partners.

     (b) Method of Accounting. The accrual method of accounting shall be used for both income tax purposes and financial reporting purposes.

     (c) Adjustment of Tax Basis. Upon the transfer of an interest in the Partnership, the Partnership may, at the sole discretion of the General Partners, elect pursuant to Section 754 of the Internal Revenue Code of 1986, as amended, to adjust the basis of the Partnership property as allowed by Sections 734(b) and 743(b) thereof.

         6.8 Tax Matters Partner. In the event the Partnership is subject to administrative or judicial proceedings for the assessment or collection of deficiencies for federal taxes for the refund of overpayments of federal taxes arising out of a Partner's distributive share of profits, Michael R. Burwell, for so long as he is a General Partner, shall act as the Tax-Matters Partner ("TMP") and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6232 of the Code and the Treasury Regulations thereunder. The Partners agree to perform all acts necessary under Section 6231 of the Code and Treasury Regulations thereunder to designate Michael R. Burwell as the TMP.

                                    ARTICLE 7
                        TRANSFER OF PARTNERSHIP INTERESTS

     7.1 Interest of General Partners. A successor or additional General Partner may be admitted to the Partnership as follows:

                  (a) With the consent of all General Partners and a Majority of the Limited Partners, any General Partner may at any time designate one or more Persons to be successors to such General Partner or to be additional General Partners, in each case with such participation in such General Partner's
Partnership  Interest  as  they  may  agree  upon,  provided  that  the  Limited
Partnership Interests shall not affected thereby; provided, however, that the foregoing shall be subject to the provisions of Section 9.1(d) below, which shall be controlling in any situation to which such provisions are applicable.

                  (b) Upon any sale or transfer of a General Partner's Partnership Interest, the successor General Partner shall succeed to all the powers, rights, duties and obligations of the assigning General Partner hereunder, and the assigning General Partner shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Partnership or the Limited Partners accruing after the date of such transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of a corporate General Partner, or of any interest therein, or an assignment of a General Partner's Partnership Interest for security purposes only, shall not be deemed to be a sale or transfer of such General Partner's Partnership interest subject to the provisions of this Section 7.1.

                  (c) In the event that all or any one of the initial General Partners are removed by the vote of a majority of Limited Partners and a successor or additional General Partner(s) is designated pursuant to Section 3.10, prior to a Person's admission as a successor or additional General Partner pursuant to this Section 7.1, such Person shall execute in writing (i) acknowledging that Redwood Mortgage Corp., a General Partner, has been repaying the Formation Loans, which are discussed in Section 10.9, with the proceeds it receives from loan brokerage commissions on Loans, fees received from the early withdrawal penalties and fees for other services paid by the Partnership, and
(ii) agreeing that if such successor or additional General Partner(s) begins using the services of another mortgage loan broker or loan servicing agent, then Redwood Mortgage Corp. shall immediately be released from all further obligations under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed).

         7.2 Transfer of Limited Partnership Interest. No assignee of the whole or any portion of a Limited Partnership Interest in the Partnership shall have the right to become a substituted Limited Partner in place of his assignor, unless the following conditions are first met.

     (a) The assignor shall designate such intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the General Partners;

     (b) The written consent of the General Partners to such substitution shall be obtained, which consent shall not be unreasonably withheld, but which, in any event, shall not be given if the General Partners determine that such sale or transfer may jeopardize the continued ability of the Partnership to qualify as a "partnership" for federal income tax purposes or that such sale or transfer may violate any applicable securities laws (including any investment suitability standards);

     (c) The assignor and assignee named therein shall execute and acknowledge such other instruments as the General Partners may deem necessary to effectuate such substitution, including, but not limited to, a power of attorney with provisions more fully described in Sections 2.8 and 2.9 above;

     (d) The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

     (e) Such assignee shall pay or, at the election of the General Partners, obligate himself to pay all reasonable expenses connected with such substitution, including but not limited to reasonable attorneys' fees associated therewith; and

         The Partnership has received, if required by the General Partners, a legal opinion satisfactory to the General Partners that such transfer will not violate the registration provisions of the Securities Act of 1933, as amended, which opinion shall be furnished at the Limited Partner's expense.

         7.3 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Limited Partnership Interests, and any proposed sale, assignment or transfer in violation of same to void ab initio.

                  (a) No Limited Partner shall make any transfer or assignment of all or any part of his Limited Partnership Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Partnership for federal or California state income tax purposes.

                  (b) Instruments evidencing a Limited Partnership Interest shall bear and be subject to legend conditions in substantially the following forms:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OR CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                  (c) No Limited Partner shall make any transfer or assignment of all or any of his Limited Partnership Interest if the General Partners determine such transfer or assignment would result in the Partnership being classified as a "publicly traded partnership" with the meaning of Section 7704(b) of the Code or any regulations or rules promulgated thereunder.

                                    ARTICLE 8
                           WITHDRAWAL FROM PARTNERSHIP

         8.1 Withdrawal by Limited Partners. No Limited Partner shall have the right to withdraw from the Partnership, receive cash distributions or otherwise obtain the return of all or any portion of his Capital Account balance for a period of one year after such Limited Partner's initial purchase of Units, except for monthly, quarterly or annual distributions of Cash Available for Distribution, if any, to which such Limited Partner may be entitled pursuant to
Section 5.2 above. Withdrawal after a minimum one year holding period and before the five year holding period as set forth below shall be permitted in accordance with subsection (a) below. Additionally, as set forth below in subsection (g) there shall be a limited right of withdrawal upon the death of a Limited Partner. If a Limited Partner elects to withdraw either after the one (1) year holding period or the five (5) year withholding period or his heirs elect to withdraw after his death, he will continue to receive distributions or have those Earnings compounded depending upon his initial election, based upon the balance of his capital account during the withdrawal period. Limited Partners may also withdraw after a five year holding period in accordance with subsection b(i) and (ii). A Limited Partner may withdraw or partially withdraw from the Partnership upon the following terms:

                  (a) A Limited Partner who desires to withdraw from the Partnership after the expiration of the above referenced one year period shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners, which Notice of Withdrawal shall state the sum or percentage interests to be withdrawn. Subject to the provisions of subsections (e) and (f) below, such Limited Partner may liquidate part or all of his entire Capital Account in four equal quarterly installments beginning the quarter following the quarter in which the Notice of Withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the quarter. An early withdrawal under this subsection (a) shall be subject to a 10% early withdrawal penalty applicable to the sum withdrawn as stated in the Notice of Withdrawal. The 10% penalty shall be subject to and payable upon the terms set forth in subsection (c) below.

                  (b) A Limited Partner who desires to withdraw from the Partnership after the expiration of the above referenced five year period shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners, and subject to the provisions of subsections (e) and (f) below such Limited Partner's Capital Account shall be liquidated as follows:

     (i) Except as provided in subsection (b)(ii) below, the Limited Partner's Capital Account shall be liquidated in twenty (20) equal quarterly installments each equal to 5% of the total Capital Account beginning the calendar quarter following the quarter in which the Notice of Withdrawal is given, provided that such notice is received thirty (30) days prior to the end of the preceding quarter. Upon approval by the General Partners, the Limited Partner's Capital Account may be liquidated upon similar terms over a period longer than twenty
(20) equal quarterly installments.

     (ii) Notwithstanding subsection (b)(i) above, any Limited Partner may liquidate part or all of his entire outstanding Capital Account in four equal quarterly installments beginning of the calendar quarter following the preceding quarter in which Notice of Withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the preceding quarter. An early withdrawal under this subsection 8.1(b)(ii) shall be subject to a 10% early withdrawal penalty applicable to any sums prior to the time when such sums could have been withdrawn pursuant to the withdrawal provisions set forth in subsection (a)(i) above.

                  (c) The 10% early withdrawal penalty will be deducted pro rata from the Limited Partner's Capital Account. The 10% early withdrawal penalty will be received by the Partnership, and a portion of the sums collected as such early withdrawal penalty shall be applied by the Partnership toward the next installment(s) of principal under the Formation Loan owed to the Partnership by Redwood Mortgage Corp., a General Partner and any successor firm, as described in Section 10.9 below. This portion shall be determined by the ratio between the initial amount of the Formation Loan and the total amount of the organizational and syndication costs incurred by the Partnership in this offering of Units. The balance of such early withdrawal penalties shall be retained by the Partnership for its own account. After the Formation Loan has been paid, the 10% early withdrawal penalty will be used to pay the Continuing Servicing Fee, as set forth in Section 10.13 below. The balance of such early withdrawal penalties shall be retained by the Partnership for its own account.

                  (d) Commencing with the end of the calendar month in which such Notice of Withdrawal is given, and continuing on or before the twentieth day after the end of each month thereafter, any Cash Available for Distribution allocable to the Capital Account (or portion thereof) with respect to which Notice of Withdrawal has been given shall also be distributed in cash to the withdrawing Limited Partner in the manner provided in Section 5.2 above.

                  (e) During the liquidation period described in subsections 8.1(a) and (b), the Capital Account of a withdrawing Limited Partner shall remain subject to adjustment as described in Section 1.3 above. Any reduction in said Capital Account by reason of an allocation of Losses, if any, shall reduce all subsequent liquidation payments proportionately. In no event shall any Limited Partner receive cash distributions upon withdrawal from the Partnership if the effect of such distribution would be to create a deficit in such Limited Partner's Capital Account.

(h) Payments to withdrawing Limited Partners shall at all times be subject to the availability of sufficient cash flow generated in the ordinary course of the Partnership's business, and the Partnership shall not be required to liquidate outstanding Loans prior to their maturity dates for the purposes of meeting the withdrawal requests of Limited Partners. For this purpose, cash flow is considered to be available only after all current Partnership expenses have been paid (including compensation to the General Partners and Affiliates) and adequate provision has been made for the payment of all monthly or annual cash distributions on a pro rata basis which must be paid to Limited Partners who elected to receive such distributions upon subscription for Units pursuant to
Section 4.3 or who changed their initial election to compound Earnings as set forth in Section 4.3. Furthermore, no more than 20% of the total Limited
Partners' Capital Accounts outstanding for the beginning of any calendar year shall be liquidated during any calendar year. If Notices of Withdrawal in excess of these limitations are received by the General Partners, the priority of distributions among Limited Partners shall be determined as follows: first, to those Limited Partners withdrawing Capital Accounts according to the 20 quarter or longer installment liquidation period described under subsection (b)(i) above, then to ERISA plan Limited Partners withdrawing Capital Accounts under subsection (b)(ii) above, then to all other Limited Partners withdrawing Capital Accounts under subsection (b)(ii) above, then to Administrators withdrawing Capital Accounts under subsection (g) below, and finally to all other Limited Partners withdrawing Capital Accounts under subsection (a) above.

(i) Upon the death of a Limited Partner, a Limited Partner's heirs or executors may, subject to certain conditions as set forth herein, liquidate all or a part of the deceased Limited Partner's investment without penalty. An executor, heir or other administrator of the Limited Partner's estate (for ease of reference the "Administrator") shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners within 6 months of the Limited Partner's date of death. The total amount available to be liquidated in any one year shall be limited to $50,000. The liquidation of the Limited Partner's capital account in any one year shall be made in four equal quarterly installments beginning the calendar quarter following the quarter in which time the Notice of Withdrawal is received. Due to the complex nature of administering a decedent's estate, the General Partners reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries and/or any other matters they deem relevant. The General Partners retain the discretion to refuse or to delay the liquidation of a deceased Limited Partner's investment unless or until the General Partners have received all such information they deem relevant. The liquidation of a Limited Partner's capital account pursuant to this subsection is subject to the provisions of subsections 8.1(d), (e) and (f) above.

         8.2 Retirement by General Partners. Any one or all of the General Partners may withdraw ("retire") from the Partnership upon not less than six (6) months written notice of the same to all Limited Partners. Any retiring General Partner shall not be liable for any debts, obligations or other responsibilities of the Partnership or this Agreement arising after the effective date of such retirement.

         8.3 Payment to Terminated General Partner. If the business of the Partnership is continued as provided in Section 9.1(d) or 9.1(e) below upon the removal, retirement, death, insanity, dissolution, or bankruptcy of a General Partner, then the Partnership shall pay to such General Partner, or his/its estate, a sum equal to such General Partner's outstanding Capital Account as of the date of such removal, retirement, death, insanity, dissolution or bankruptcy, payable in cash within thirty (30) days after such date. If the business of the Partnership is not so continued, then such General Partner shall receive from the Partnership such sums as he may be entitled to receive in the course of terminating the Partnership and winding up its affairs, as provided in
Section 9.3 below.

                                    ARTICLE 9
           DISSOLUTION OF THIS PARTNERSHIP; MERGER OF THE PARTNERSHIP

     9.1 Events Causing Dissolution. The Partnership shall dissolve upon occurrence of the earlier of the following events:

     (a)  Expiration  of the term of the  Partnership  as stated in Section  2.7 above.

     (b) The affirmative vote of a majority of the Limited Partners.

     (c) The sale of all or substantially all of the Partnership's assets; provided, for purposes of this Agreement the term "substantially all of the Partnership's assets" shall mean assets comprising not less than seventy percent (70%) of the aggregate fair market value of the Partnership's total assets as of the time of sale.

     (d) The retirement, death, insanity, dissolution or bankruptcy of a General Partner unless, within ninety (90) days after any such event (i) the remaining General Partners, if any, elect to continue the business of the Partnership, or
(ii) if there are no remaining General Partners, all of the Limited Partners agree to continue the business of the Partnership and to the appointment of a successor General Partner who executes a written acceptance of the duties and responsibilities of a General Partner hereunder.

     (e) The removal of a General Partner, unless within ninety (90) days after the effective date of such removal (i) the remaining General Partners, if any, elect to continue the business of the Partnership, or (ii) if there are no remaining General Partners, a successor General Partner is approved by a majority of the Limited Partners as provided in Section 3.7 above, which successor executes a written acceptance as provided therein and elects to continue the business of the Partnership.

     (f) Any other event causing the dissolution of the Partnership under the laws of the State of California.

         9.2 Winding Up and Termination. Upon the occurrence of an event of dissolution, the Partnership shall immediately be terminated, but shall continue until its affairs have been wound up. Upon dissolution of the Partnership, unless the business of the Partnership is continued as provided above, the General Partners will wind up the Partnership's affairs as follows:

     (a) No new Loans shall be made or purchased;

     (b) Except as may be agreed upon by a majority of the Limited Partners in connection with a merger or consolidation described in Sections 9.5, 9.6 or 9.7, the General Partners shall liquidate the assets of the Partnership as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Partnership's outstanding Loans in accordance with their terms; provided, however, the General Partners shall liquidate all Partnership assets for the best price reasonably obtainable in order to completely wind up the Partnership's affairs within five (5) years after the date of dissolution;

     (c) Except as may be agreed upon by a majority of the Limited Partners in connection with a merger or consolidation described in Sections 9.5, 9.6 or 9.7, all sums of cash held by the Partnership as of the date of dissolution, together with all sums of cash received by the Partnership during the winding up process from any source whatsoever, shall be distributed in accordance with Section 9.3 below.

     9.3 Order of Distribution of Assets. In the event of dissolution as provided in Section 9.1 above, the cash of the Partnership shall be distributed as follows:

     (a) All of the Partnership's debts and liabilities to persons other than Partners shall be paid and discharged;

     (b) All of the Partnership's debts and liabilities to Partners shall be paid and discharged;

     (c) The balance of the cash of the Partnership shall be distributed to the Partners in proportion to their respective outstanding Capital Accounts.

         Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution, and if the Partnership assets remaining after the payment or discharge of the debts and liabilities of the Partnership is insufficient to return the Capital
Contribution of each Limited Partner, such Limited Partner shall have no recourse against the General Partners or any other Limited Partner. The winding-up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the General Partners. It is hereby authorized to do any and all acts and things authorized by law for these purposes. In the event of insolvency, dissolution, bankruptcy or resignation of all of the General Partners or removal of the General Partners by the Limited Partners, the winding up of the affairs of the Partnership and the distribution of its assets shall be conducted by such person or entity as may be selected by a vote of a majority of the outstanding Units, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

         9.4 Compliance With Timing Requirements of Regulations. In the event the Partnership is "liquidated" within the meaning of Treasury Regulation
Section  1.704-1(b)(2)(ii)(g),  (a) distributions shall be made pursuant to this
Article 9 (if such liquidation  constitutes a dissolution of the Partnership) or
Article 5 hereof (if it does not) to the General Partners and Limited Partners who have positive Capital Accounts in compliance with Treasury Regulation
Section 1.704-1(b)(2)(ii)(b)(2) and (b) if the General Partners' Capital Accounts have a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such General Partners shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3);

         9.5 Merger or Consolidation of the Partnership. The Partnership's business may be merged or consolidated with one or more limited partnerships that are Affiliates of the Partnership, provided the approval of the required percentage in interest of Partners is obtained pursuant to Section 9.6. Any such merger or consolidation may be effected by way of a sale of the assets of, or units in, the Partnership or purchase of the assets of, or units in, another limited partnership(s), or by any other method approved pursuant to Section 9.6. In any such merger or consolidation, the Partnership may be either a disappearing or surviving entity.

     9.6 Vote Required. The principal terms of any merger or consolidation described in Section 9.5 must be approved by the General Partners and by the affirmative vote of a Majority of the Limited Partners.

         9.7 Sections Not Exclusive. Sections 9.5 and 9.6 shall not be interpreted as setting forth the exclusive means of merging or consolidating the Partnership in the event that the California Revised Limited Partnership Act, or any successor statute, is amended to provide a statutory method by which the Partnership may be merged or consolidated.

                                   ARTICLE 10
                      TRANSACTIONS BETWEEN THE PARTNERSHIP,
                       THE GENERAL PARTNERS AND AFFILIATES

         10.1 Loan Brokerage Commissions. The Partnership will enter into Loan transactions where the borrower has employed and agreed to compensate the General Partners or an Affiliate of the General Partners to act as a broker in arranging the loan. The exact amount of the Loan Brokerage Commissions are negotiated with prospective borrowers on a case by case basis. It is estimated that such commissions will be approximately three percent (3%) to six percent (6%) of the principal amount of each Loan made during that year. The Loan Brokerage Commissions shall be capped at 4% of the Partnership's total assets per year.

         10.2 Loan Servicing Fees. A General Partner or an Affiliate of a General Partner may act as servicing agent with respect to all Loans, and in consideration for such collection efforts he/it shall be entitled to receive a monthly servicing fee up to one-eighth of one percent (.125%) of the total unpaid principal balance of each Loan serviced, or such higher amount as shall be customary and reasonable between unrelated Persons in the geographical area where the property securing the Loan is located. The General Partners or an Affiliate may lower such fee for any period of time and thereafter raise it up to the limit set forth above.

         10.3 Escrow and Other Loan Processing Fees. The General Partners or an Affiliate of a General Partner may act as escrow agent for Loans made by the Partnership, and may also provide certain document preparation, notarial and credit investigation services, for which services the General Partners shall be entitled to receive such fees as are permitted by law and as are generally prevailing in the geographical area where the property securing the Loan is located.

         10.4 Asset Management Fee. The General Partners shall receive a monthly fee for managing the Partnership's Loan portfolio and general business operations in an amount up to 1/32 of one percent (.03125%) of the total "net asset value" of all Partnership assets (as hereafter defined), payable on the first day of each calendar month until the Partnership is finally wound up and terminated. "Net asset value" shall mean total Partner's capital, determined in accordance with generally accepted accounting principles as of the last day of the preceding calendar month. The General Partners, in their discretion, may lower such fee for any period of time and thereafter raise it up to the limit set forth above.

     10.5 Reconveyance Fees. The General Partners may receive a fee from a borrower for reconveyance of a property upon full payment of a loan in an amount as is generally prevailing in the geographical area where the property is located.

     10.6 Assumption Fees. A General Partner or an Affiliate of the General Partners may receive a fee payable by a borrower for assuming a Loan in an amount equal to a percentage of the Loan or a set fee.

     10.7  Extension  Fee. A General  Partner  or an  Affiliate  of the  General
Partners may receive a fee payable by a borrower for extending the Loan period in an amount equal to a percentage of the loan.

     10.8 Prepayment and Late Fees. Any prepayment and late fees collected by a General Partner or an Affiliate of the General Partners in connection with Loans shall be paid to the Partnership.

         10.9 Formation Loans to Redwood Mortgage Corp. The Partnership may lend to Redwood Mortgage Corp., a sum not to exceed 10% of the total amount of Capital Contributions to the Partnership by the Limited Partners, the proceeds of which shall be used solely for the purpose of paying selling commissions and all amounts payable in connection with unsolicited orders received by the General Partners. The Formation Loans shall be unsecured and shall be evidenced by a non-interest bearing promissory note executed by Redwood Mortgage Corp. in favor of the Partnership. The First Formation Loan is being repaid in ten (10) equal annual installments of principal without interest, commencing on December 31, 1996. As of March 31, 2000, the total aggregate amount of the First Formation Loan equaled $1,074,840 of which $372,647 had been repaid by Redwood Mortgage Corp. The Second Formation Loan will be repaid as follows: Upon the commencement of the offering in December, 1996, Redwood Mortgage Corp. has made annual installments of one-tenth of the principal balance of the Formation loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year. As of March 31, 2000, the Partnership had loaned $1,908,840 to Redwood Mortgage Corp. of which $159,994 had been repaid. The principal balance of the Second Formation Loan will increase as additional sales of Units are made each year. The amount of the annual installment payment to be made by Redwood Mortgage Corp. during the offering stage, will be determined by the principal balance of the Second Formation Loan on December 31 of each year. Upon the completion of the offering, the balance of the Second Formation Loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year this offering terminates. As the second offering will terminate when the third offering is approved, equal annual installments shall commence on December 31, 2001. The Third Formation Loan will be repaid under the same terms and conditions as the Second Formation Loan. Redwood Mortgage Corp. at its option may prepay all or any part of the Formation Loans. Redwood Mortgage Corp. will repay the Formation Loans principally from loan brokerage commissions earned on Loans, early withdrawal penalties and other fees paid by the Partnership. Since Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on Loans to repay the Formation Loans and, with respect to the initial offering of 150,000 Units, for the continued payment of the Continuing Servicing Fees, if all or any one of the initial General Partners is removed as a General Partner by the vote thereafter designated, and if such successor or additional General Partner(s) begins using any other loan brokerage firm for the placement of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the days elapsed and for the continued payment of the Continuing Servicing Fees with respect to the initial offering of 150,000 Units.) In addition, if all of the General Partners are removed, no successor General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, the debt on the Formation Loans shall be forgiven and Redwood Mortgage Corp. will be immediately released from any further obligations under the Formation Loans or Continuing Servicing Fees with respect to the initial offering of 150,000 Units.

         10.10 Sale of Loans and Loans Made to General Partners or Affiliates. The Partnership may sell existing Loans to the General Partners or their Affiliates, but only so long as the Partnership receives net sales proceeds from such sales in an amount equal to the total unpaid balance of principal, accrued interest and other charges owing under such Loan, or the fair market value of such Loan, whichever is greater. Notwithstanding the foregoing, the General Partners shall be under no obligation to purchase any Loan from the Partnership or to guarantee any payments under any Loan. Generally, Loans will not be made to the General Partners or their Affiliates. However, the Partnership may make the Formation Loans to Redwood Mortgage Corp. and may in certain limited circumstances, loan funds to Affiliates to purchase real estate owned by the Partnership as a result of foreclosure.

         10.11 Purchase of Loans from General Partners or Affiliates. The Partnership may purchase existing Loans from the General Partners or Affiliates, provided that the following conditions are met:

     (a) At the time of purchase the borrower shall not be in default under the Loan;

     (b) No brokerage commissions or other compensation by way of premiums or discounts shall be paid to the General Partners or their Affiliates by reason of such purchase; and

     (c) If such Loan was held by the seller for more than 180 days, the seller shall retain a ten percent (10%) interest in such Loan.

     10.12 Interest. Redwood Mortgage Corp. shall be entitled to keep interest if any, earned on the Loans between the date of deposit of borrower's funds into Redwood Mortgage Corp.'s trust account and date of payment of such funds by Redwood Mortgage Corp.

10.14    Sales Commissions.

                  (a) The Units are being offered to the public on a best efforts basis through the Participating Broker-Dealers. The Participating Broker-Dealers may receive commissions as follows: at the rate of either (5%) or (9%) (depending upon the investor's election to receive cash distributions or to compound earnings and acquire additional Units in the Partnership) of the Gross Proceeds on all of their sales. In no event will the total of all compensation payable to Participating Broker Dealers, including sales commissions, expense reimbursements, sales seminars and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules. Further, in no event shall any individual Participating Broker Dealer receive total compensation including sales commissions, expense reimbursements, sales seminar or expense reimbursement exceed (10%) of the gross proceeds of their sales plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules (the "Compensation Limitation").In the event the Partnership receives any unsolicited orders directly from an investor who did not utilize the services of a Participating Broker Dealer, Redwood Mortgage Corp. through the Formation Loans will pay to the Partnership an amount equal to the amount of the sales commissions otherwise attributable to a sale of a Unit through a Participating Broker Dealer. The Partnership will in turn credit such amounts received from Redwood Mortgage Corp. to the account of the Investor who placed the unsolicited order. All unsolicited orders will be handled only by the General Partners.

     Sales commissions will not be paid by the Partnership out of the offering proceeds. All sales commissions will be paid by Redwood Mortgage Corp., which will also act as the mortgage loan broker for all Loans as set forth in Section
10.7 above. With respect to the initial offering of 150,000 Units, the Continuing Servicing Fee will be paid by Redwood Mortgage Corp., but will not be included in the first Formation Loan. The Partnership will loan to Redwood Mortgage Corp. funds in an amount equal to the sales commissions and all amounts payable in connection with unsolicited sales by the General Partners, as a Formation Loan. With respect to the initial offering of 150,000 Units, Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on Loans to pay the Continuing Servicing Fees, and if all or any one of the initial General Partners is removed as a General Partner by the vote thereafter designated, if such successor or additional General Partner(s) use any other loan brokerage firm for the placement of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation to continue to pay any Continuing Servicing Fees. In addition, if all of the General Partners are removed, no successor General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, Redwood Mortgage Corp. will be immediately released from any further obligation to continue to pay any Continuing Servicing Fee in connection with the initial offering of 150,000 Units. Units may also be offered or sold directly by the General Partners for which they will receive no sales commissions. The Partnership shall reimburse Participating Broker-Dealers for bona fide due diligence expenses in an amount up to (.5%) of the Gross Proceeds.

     (c) Sales by Registered Investment Advisors. The General Partners may accept unsolicited orders received directly from Investors if an Investor utilizes the services of a registered investment advisor. A registered investment advisor is an investment professional retained by a Limited Partner to advise him regarding all of his assets, not just an investment in the Partnership. Registered investment advisors are paid by the Investor based upon the total amount of the Investor's assets being managed by the registered investment advisor.

     If an investor utilizes the services of a registered investment advisor, Redwood Mortgage Corp. will pay to the Partnership an amount equal to the sales commission otherwise attributable to a sale of Units through a participating broker dealer. The Partnership will in turn credit such amounts received by Redwood Mortgage Corp. to the account of the Investor who placed the unsolicited order.

     If an Investor acquires units directly through the services of a registered investment advisor, the Investor will have the election to authorize the Partnership to pay the registered investment advisor an estimated quarterly amount of no more than 2% annually of his capital account that would otherwise be paid as periodic cash distributors or compounded as earnings. For ease of reference, we refer to these as "Client Fees." The payment of Client Fees will be paid from those amounts that would otherwise be distributable to you or compounded in your capital account. The payment of Client Fees is noncumulative and subject to the availability of sufficient earnings in your capital account. In no event will any such Client Fees be paid to us as sales commissions or other compensation. The Partnership is merely agreeing as an administrative convenience to pay the registered investment advisor a portion of those amounts that would be paid to you.

     All registered investment advisors will be required to represent and warrant to the Partnership, that among other things, the investment in the units is suitable for the Investor, that he has informed the Investor of all pertinent facts relating to the liquidating and marketability of the units, and that if he is affiliated with a NASD registered broker or dealer, that all Client Fees received by him in connection with any transactions with the Partnership will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules.

         10.14 Reimbursement of Organizational Expenses. The General Partners may be reimbursed for, or the Partnership may pay directly, all expenses in connection with the organization or offering of the Units including, without limitation, attorneys' fees, accounting fees, printing costs and other selling expenses (other than underwriting commissions) in an amount equal to the lesser of ten percent (10%) of the gross proceeds of the Offering or $1,200,000. The General Partners may, at their election, any offering and organization expenses in excess of this amount.

         10.15 Reimbursement. The Partnership shall reimburse the General Partners or their Affiliates for the actual cost to the General Partners or their Affiliates (or pay directly), the cost of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partners or their Affiliates. The Partnership shall also pay or reimburse the General Partners or their Affiliates for the cost of administrative services necessary to the prudent operation of the Partnership, provided that such reimbursement will be at the lower of (A) the actual cost to the General
Partners or their Affiliates of providing such services, or (B) 90% of the amount the Partnership would be required to pay to non affiliated persons rendering similar services in the same or comparable geographical location. The cost of administrative services as used in this subsection shall mean the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the program's independent certified public accountant.

         10.16 Non-reimbursable Expenses. The General Partners will pay and will not be reimbursed by the Partnership for any general or administrative overhead incurred by the General Partners in connection with the administration of the Partnership which is not directly attributable to services authorized by Sections 10.15 or 10.17.

         10.17 Operating Expenses. Subject to Sections 10.14 and 10.15 and 10.16 all expenses of the Partnership shall be billed directly to and paid by the Partnership which may include, but are not limited to: (i) all salaries, compensation, travel expenses and fringe benefits of personnel employed by the Partnership and involved in the business of the Partnership. including persons who may also be employees of the General Partners or Affiliates of the General Partners, but excluding control persons of either the General Partners or Affiliates of the General Partners, (ii) all costs of borrowed money, taxes and assessments on Partnership properties foreclosed upon and other taxes applicable to the Partnership, (iii) legal, audit, accounting, and brokerage fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership, (v) fees and expenses paid to leasing agents, consultants, real estate brokers, insurance brokers, and other agents, (vi) costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such property, (vii) the cost of insurance as required in connection with the business of the Partnership, (viii) expenses of organizing, revising, amending, modifying or terminating the Partnership, (ix) expenses in connection with Distributions made by the Partnership, and communications, bookkeeping and clerical work necessary in maintaining relations with the Limited Partners and outside parties, including the cost of printing and mailing to such persons certificates for Units and reports of meetings of the Partnership, and of preparation of proxy statements and solicitations of proxies in connection therewith, (x) expenses in connection with preparing and mailing reports required to be furnished to the Limited Partners for investor, tax reporting or other purposes, or other reports to the Limited Partners which the General Partners deem to be in the best interests of the Partnership, (xi) costs of any accounting, statistical or bookkeeping equipment and services necessary for the maintenance of the books and records of the Partnership including, but not limited to, computer services and time, (xii) the cost of preparation and dissemination of the information relating to potential sale, refinancing or other disposition of Partnership property, (xiii) costs incurred in connection with any litigation in which the Partnership is involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency with jurisdiction over the Partnership including legal and accounting fees incurred in connection therewith. (xiv) costs of any computer services used for or by the Partnership, (xv) expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers. For the purposes of Sections 10.17(i), a control person is someone holding a 5% or greater equity interest in the General Partners or affiliate or a person having the power to direct or cause the direction of the General Partners or Affiliate, whether through the ownership of voting securities, by contract or otherwise.

         10.18 Deferral of Fees and Expense Reimbursement. The General Partners may defer payment of any fee or expense reimbursement provided for herein. The amount so deferred shall be treated as a non-interest bearing debt of the Partnership and shall be paid from any source of funds available to the Partnership, including cash available for Distribution prior to the distributions to Limited Partners provided for in Article 5.

         10.19 Payment upon Termination. Upon the occurrence of a terminating event specified in Article 9 of the termination of an affiliate's agreement, any portion of any reimbursement or interest in the Partnership payable according to the provisions of this Agreement if accrued, but not yet paid, shall be paid by the Partnership to the General Partners or Affiliates in cash, within thirty
(30) days of the terminating event or termination date set forth in the written notice of termination.

                                   ARTICLE 11
                                   ARBITRATION

         11.1 Arbitration. As between the parties hereto, all questions as to rights and obligations arising under the terms of this Agreement are subject to arbitration, including any question concerning any right or duty under the Securities Act of 1933, the Securities Exchange Act of 1934 and the securities laws of any state in which Units are offered, and such arbitration shall be governed by the rules of the American Arbitration Association.

         11.2 Demand for Arbitration. If a dispute should arise under this Agreement, any Partner may within 60 days make a demand for arbitration by filing a demand in writing for the other.

         11.3 Appointment of Arbitrators. The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within five (5) days after demand for arbitration is given and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered by both parties to proceed ex parte.

         11.4 Hearing. Arbitration shall take place in San Mateo, California, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s). The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty
(60) days prior to the date so fixed. At the hearing any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

         11.5 Arbitration Award. If there is only one arbitrator, his decision shall be binding and conclusive on the parties, and if there are three arbitrators the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) and the rendering of his (or their) decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrator(s) may be rendered by any Court having Jurisdiction; or such Court may vacate, modify, or correct the award in accordance with the prevailing sections of California State Law.

         11.6 New Arbitrators. If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an Agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

     11.7 Costs of Arbitration. The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrators shall determine.

                                   ARTICLE 12
                                  MISCELLANEOUS

         12.1 Covenant to Sign Documents. Without limiting the power granted by Sections 2.8 and 2.9, each Partner covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Partnership and to achieve its purposes, including, without limitation, the Certificate of Limited Partnership and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Partnership shall conduct its business.

         12.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Partner may desire or may be required to give any other Partners shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Limited Partners shall be addressed to the Limited Partners at the last address shown on the Partnership records. Notices to the General Partners or to the Partnership shall be delivered to the Partnership's principal place of business, as set forth in Section 2.3 above or as hereafter charged as provided herein. Notice to any General Partner shall constitute notice to all General Partners.

         12.3 Right to Engage in Competing Business. Nothing contained herein shall preclude any Partner from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Partners, without participation by the other Partners, and without liability to them or any of them. Each Limited Partner waives any right he may have against the General Partners for capitalizing on information received as a consequence of the General Partners management of the affairs of this Partnership.

         12.4 Amendment. This Agreement is subject to amendment by the affirmative vote of a Majority of the Limited Partners in accordance with
Section 4.5; provided, however, that no such amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Partner or materially change any Partner's interest in Profits, Losses, Partnership assets, distributions, management rights or voting rights, except as agreed by that Partner. In addition, and notwithstanding anything to the contrary contained in this Agreement the General Partners shall have the right to amend this Agreement, without the vote or consent of any of the Limited Partnership, when:

     (a) There is a change in the name of the Partnership or the amount of the contribution of any Limited Partner;

     (b) A Person is substituted as a Limited Partner;

     (c) An Additional Limited Partner is admitted;

     (d) A Person is admitted as a successor or additional General Partner in accordance with the terms of this Agreement;

     (e) A General Partner retires, dies, files a petition in bankruptcy, becomes insane or is removed, and the Partnership business is continued by a remaining or replacement General Partner;

     (f) There is a change in the character of the business of the Partnership;

     (g) There is a change in the time as stated in the Agreement for the dissolution of the Partnership, or the return of a Partnership contribution;

                  (h) To cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

     (i) To delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or by a State "Blue Sky" Administrator or similar official, which addition or deletion is deemed by the Administrator or official to be for the benefit or protection of the Limited Partners;

     (j) To elect for the Partnership to be governed by any successor California statute governing limited partnerships; and

     (k) To modify provisions of this Agreement as noted in Sections 1.3 and 5.6 to cause this Agreement to comply with Treasury Regulation Section 1.704-1(b).

         The General Partners shall notify the Limited Partners within a reasonable time of the adoption of any such amendment.

         12.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

         12.6 Waiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

         12.7 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         12.8 Application of California law; Venue. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of California and the appropriate Courts in the County of San Mateo, State of California shall be the appropriate forum for any litigation arising hereunder.

         12.9 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

         12.10 Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

         12.11 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by a General Partner on behalf of the Limited Partners as their attorney-in-fact.

         12.13 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any property of the Partnership.

         12.14 Defined Terms. All terms used in this Agreement which are defined in the Prospectus of Redwood Mortgage Investors VIII, dated February 28, 2000 shall have the meanings assigned to them in said Prospectus, unless this Agreement shall provide for a specific definition in Article 2.

         12.15 Assignability. Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article 7.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hand the day and year first above written.

GENERAL PARTNERS:

                                    /s/ D. Russell Burwell
                                    --------------------------------------------
                                    D. Russell Burwell

                                    /s/ Michael R. Burwell
                                    --------------------------------------------
                                    Michael R. Burwell

                                    GYMNO CORPORATION
                                    A California Corporation

                                    By:/s/ D. Russell Burwell
                                    --------------------------------------------
                                    D. Russell Burwell, President

                                    REDWOOD MORTGAGE CORP.
                                    A California Corporation

                                    By:/s/ D. Russell Burwell
                                    --------------------------------------------
                                    D. Russell Burwell, President

LIMITED PARTNERS:
                                    GYMNO CORPORATION
                                    (General Partner and Attorney-in-Fact)

                                    By:/s/ D. Russell Burwell
                                    --------------------------------------------
                                    D. Russell Burwell, President

                                   Exhibit 3.2
                  SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                         COMMISSIONER'S RULE 260.141.11
                       260.141.11 Restriction on Transfer

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

         (1)      to the issuer;

         (2)      pursuant to the order or process of any court;

         (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

         (4) to the transferor's ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

         (5) to the holders of securities of the same class of the same issuer;

         (6)      by way of gift or donation inter vivos or on death;

         (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

         (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

         (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

         (10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

         (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

         (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

         (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

         (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

         (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

         (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

                  "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                                   Exhibit 5.2

July 7, 2000

D. Russell Burwell
Michael R. Burwell
Gymno Corporation
Redwood Mortgage Corp.

Redwood Mortgage Investors VIII
650 El Camino Real, Suite G
Redwood City, CA  94063

                      Re: Redwood Mortgage Investors VIII;

                                 ERISA Opinion;

                          Our File No.: _______________

Gentlemen:

         We are acting as counsel for Redwood Mortgage Investors VIII, a limited partnership formed under the California Revised Limited Partnership Act, with respect to its Registration Statement on Form S-11, Registration No. __________, as may be amended (the "Registration Statement") and the Preliminary Prospectus (the "Prospectus") included therein, filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to 30,000,000 Units of Limited Partnership Interests (the "Units"). Unless otherwise stated herein, capitalized terms not otherwise defined shall have the meanings ascribed to them in the Prospectus.

         You have requested our opinion as to certain questions arising under the Employee Retirement Income Security Act of 1974 involved in the operation of the referenced Partnership. This opinion is based upon the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), the applicable Department of Labor Regulations ("DOL Regulations"), proposed DOL Regulations, the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder (the "Regulations"), and proposed Treasury Regulations (the "Proposed Treasury Regulations"), current administrative rulings and judicial interpretations of the foregoing, all existing as of the date of this letter. It must be emphasized, however, that all such authority is subject to modification at any time by legislative, judicial and/or administrative action and that any such modification could be applied on a retroactive basis.

         The Partnership will not request (and would not likely obtain) a ruling from the Department of Labor as to any matters related to ERISA and the herein described transactions. While the Partnership will receive this opinion, it is not binding upon the Department of Labor. Thus, there can be no assurance that the Department of Labor will not contest one or more of the conclusions reached herein, or one or more matters as to which no opinion is expressed herein, nor can there be any assurance that the Department of Labor will not prevail in any such contest. Further, even if the Department of Labor were not successful in any such contest, the Partnership, or the Limited Partners in opposing the Department of Labor's position, could incur substantial legal, accounting and other expenses.

OPINION

         Our opinion is limited to a consideration of the following matters:

     (1) Whether the underlying  assets of the Partnership will, under ERISA, be
considered  "plan  assets"  of  a  Tax-Exempt   Investor  that  invests  in  the
Partnership, and

     (2) Whether various proposed transactions involving the Partnership, the General Partners, their Affiliates and the Tax-Exempt Investors will violate either (1) the prohibitions against fiduciary self-dealing in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code, or (2) the prohibitions against transactions with parties in interest in Section 406(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code.

         Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code prohibit a fiduciary of a Tax-Exempt Investor from engaging with the Tax-Exempt Investor in various acts of self-dealing. If the General Partners or their Affiliates are fiduciaries with respect to Tax-Exempt Investors, investment by those plans in the Partnership could constitute a violation of Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code. Therefore, the critical issue is to what extent, if any, the General Partners or their Affiliates meet the definition of "fiduciary" under ERISA. Under Section 3 (2 1)(A) of ERISA,

                  . . . a person is a fiduciary with respect to a plan to the extent (i) he exercises any discretionary authority or discretionary control respecting management of such plan or exercises any authority or control respecting management or disposition of its assets, (ii) he renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of such plan, or has any authority or responsibility to do so, or (iii) he has any discretionary authority or discretionary responsibility in the administration of such plan.

Section 4975(e)(3) of the Code contains a substantially similar definition.

         Based on the facts presented in the Prospectus, we are of the opinion that the General Partners and their Affiliates are not fiduciaries with respect to Tax-Exempt Investors for the reasons discussed below. First, the General Partners and their Affiliates will not permit Tax-Exempt Investors to purchase Units with assets of any plans (i) if the General Partners and their Affiliates have investment discretion with respect to such assets or (ii) if they regularly give individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets. In rendering this opinion, we assume that no transaction will be entered into in violation of these restrictions. Second, the activities of the General Partners and their Affiliates with respect to the Partnership will not make the General Partners and their Affiliates fiduciaries with respect to any Tax-Exempt Investors. None of their activities with respect to the Partnership, as described in the Prospectus, involve management or administration of a plan or rendering investment advice to a plan. Therefore, the General Partners and their Affiliates would be fiduciaries only if they were involved in "management or disposition" of "plan assets."

         The term "plan assets" is not defined by statue; however, in 1975, the Department of Labor2 issued Interpretive Bulletin 75-2 ("1.13 75-2") on the question of whether a transaction between a "party in interest"3 to a plan and a corporation or partnership in which the plan has invested would constitute a prohibited transaction. The Department of Labor stated, in part, that:

                  Generally, investment by a plan in securities . . . of a corporation or partnership will not, solely by reason of such investment, be considered to be an investment in the underlying assets of such corporation or partnership so as to make the assets "plan assets" and thereby make a subsequent transaction between the party-in-interest and a corporation or partnership a prohibited transaction under Section 40-6 of [ERISA].

     It is our opinion that the underlying assets of the Partnership will not be considered assets of Tax-Exempt Investors under the law currently in effect. On January 8, 1985, the Department of Labor issued proposed regulations concerning the definition of what constitutes the assets of a plan. "Proposed Regulations Relating to the Definition of Plan Assets", 50 Fed. Reg. 961 (Jan. 8, 1985). An amendment to such proposed regulations was issued by the Department of Labor on February 15, 1985 (50 Fed. Reg. 6361) (such proposed regulations, as so amended, are referred to herein as the "Proposed DOL Regulations").

         The Proposed DOL Regulations were published in final form on November 13, 1986 (51 Fed. Reg. 41262, (November 13, 1986)) and are generally effective on or after March 13, 1987 (the "Final DOL Regulations"). Under the Final DOL Regulations, when a Tax-Exempt Investor acquires an equity interest in another entity, the plan's assets include its investment but do not, solely by reason of such investment, include any of the underlying assets of the entity where the equity interest is of an entity that is a "publicly offered security." 29 CFR 2510.3-101(a)(2).

         An "equity interest" means any interest in an equity other than an instrument that is treated as indebtedness under applicable local law. A profits interest in a partnership is considered an equity interest. 29 CFR 2510.3-101(b)(1). Accordingly, based upon counsel's opinion attached as Exhibit
5.1 to the Registration Statement, we are of the opinion that the Units in the Partnership will be "equity interests."

     1 If the advisor is affiliated with an NASD broker-dealer firm, all fees received by him in connection with this transaction will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules

     2 The Department of Labor has authority to interpret Section 406 of ERISA and Section 4975(c)(1) of the Code. Section 102(a) Reorganization Plan No. 1978.

     3 As used herein, the phrase "party in interest" refers to both a party in interest under Section 3(14) of ERISA and a disqualified person under Section 4975(e) (2) of the Code.

         The Units will be considered a "publicly offered security" only if they are: (i) "freely transferable," (ii) part of a class of securities that is "widely held," and (iii) sold pursuant to an effective registration statement under the Securities Act of 1933 and is later registered under the Securities Exchange Act of 1934. 29 CFR 2510.3 - 10 1 (b)(2).

     The determination of whether the Partnership Units are "freely transferable" is a factual one. Nevertheless, where the minimum required investment is $10,000 or less, the securities are likely to be considered freely transferable. 29 CFR 2510.3-101(b)(4) and 51 Fed. Reg. 41268. The presence of any of the following restrictions governing the transferability of Units will not affect this finding:

     (1) Any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

     (2) Any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor;

     (3) Any restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes or which would violate any state or federal statute, regulation, court order, Judicial decree, or rule of law;

     (4) Any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment;

     (5) Any requirement that advance notice of a transfer or assignment be given to the entity and any requirement regarding execution of documentation evidencing such transfer or assignment (including documentation setting forth representations from either or both of the transferor or transferee as to compliance with any restriction or requirement described in this paragraph of this section or requiring compliance with the entity's governing instruments);

     (6) Any restriction on substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent (other than compliance with any other restriction described in this paragraph of this section;

     (7) Any administrative procedure which establishes an effective date, or an event, such as completion of the offering, prior to which a transfer or assignment will not be effective; and

     (8) Any limitation or restriction on transfer or assignment which is not s created or imposed by the issuer or any person acting for or on behalf of such issuer.

     Accordingly, while a factual matter, we are of the opinion that the Units will be considered freely transferable within the meaning of the Final DOL Regulations.

     Whether the Units are considered "widely held" is determined by a bright-line test that the Units be held by 100 or more investors, independent from each other and management. 29 CFR 2510.3-101(b)(3). Based upon the representations of the General Partners, it is our opinion that the Partnership will meet this test.

     Finally, pursuant to the registration of the Units with the Securities and Exchange Commission and the undertakings required therewith, we are of the opinion that the Partnership will meet the "registration" requirements of 29 CFR 2510 3-101(b)(2).

     Therefore, we are of the opinion that only the Units of the Partnership, rather than the underlying investments of the Partnership, will be considered the plan assets by the Tax-Exempt Investors subscribing for Units in the Partnership.

     If, on the other hand, the underlying assets of the Partnership were deemed to be "plan assets" under ERISA (i) the prudence standards and other provisions of Part 4 of Title I of ERISA applicable to investments by employee benefit plans and their fiduciaries would extend (as to all plan fiduciaries) to investments made by the Partnership and (ii) certain transactions that the Partnership might seek to enter into might constitute "prohibited transactions" under ERISA.

     Based on and subject to the foregoing opinion regarding the status of the Partnership's underlying assets as other than plan assets, the activities of the General Partners and their Affiliates with respect to management and disposition of those assets do not make the General Partners and their Affiliates fiduciaries with respect to any Tax-Exempt Investors. Therefore, we are of the opinion that the prohibitions against fiduciary self-dealing contained in
Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code would not be violated by the dealings of the General Partners and their Affiliates with the Partnership or the Tax-Exempt Investor's investment in the Partnership.

     Under Section 406(a)(1) of ERISA, a fiduciary of a plan may not cause the plan to enter into a transaction with a party in interest to the plan if that transaction constitutes a direct or indirect --

     (1) sale or exchange, or leasing, of any property between the plan and a party in interest;

     (2) lending of money or other extension of credit between the plan and a party in interest;

     (3) furnishing of goods, services, or facilities between the plan and a party in interest;

     (4) transfer to, or use by or for the benefit of, a party in interest, of any assets of the plan; or

     (5) acquisition, on behalf of the plan, of any employer security or employer real property in violation of Section 407(a).

         Sections 4975(c)(1)(A) through (D) of the Code describe prohibited transactions that are identical to those described in Sections 406(a)(1)(A) through (D)) of ERISA (substituting the term "disqualified person" for "party in interest"). There is no indication that the General Partners or their Affiliates will be parties in interest or disqualified persons with respect to any Tax-Exempt Investors as those terms are defined in Section 3(14) of ERISA and
Section 4975(e)(2) of the Code.

SCOPE OF OPINION

         The current state of the law with respect to many issues which might be raised in connection with the activities described herein is unsettled. Several of the relevant statutory provisions discussed above have been enacted only recently; few or no judicial interpretation of these provisions. Therefore, the consequences to the Partnership cannot be predicted with a high degree of assurance.

         There is no assurance that the Department of Labor will not raise issues that have not been discussed herein. The Department of Labor may disagree with our conclusions and may be upheld by a court. The Department of Labor has indicated that it will closely scrutinize activities such as those in which the Partnership will be engaged, and there is a very substantial possibility that the Department of Labor will examine the Partnership's activities and take position adverse to the Partnership.

         No opinion is expressed with respect to Federal or state securities laws, state and local taxes, and Federal or State income tax issues or any other Federal or state laws not explicitly referred to or discussed herein. Further, we have assumed no obligation to revise or supplement this Opinion letter should applicable law be changed by legislative, judicial or administrative law or otherwise.

         Except as set forth herein, we have made no independent attempt to verify the facts or representations or assumption made herein except to the extent we deem reasonable under ABA Formal Opinion 335 and in connection with our position as counsel to the Partnership. Where we render an opinion "to the best of our knowledge" or concerning an item that "has come to our attention" or our opinion otherwise refers to knowledge it means a conscious awareness of facts or other information based upon: (i) an inquiry of attorneys within this firm, (ii) receipt of a certificate executed by the General Partners covering such matters; (iii) such other actual investigation, if any, that we specifically set forth herein. `Reference to "us" or "our" is limited to a reference to the lawyer who signs this Opinion Letter or any lawyer of this firm who has been actively involved in preparing the relevant documents.

         The opinions expressed in this letter are based solely upon the information and representations set forth above and we have not attempted, nor deemed it necessary, to verify independently the relevant or pertinent facts or representations. If there have been any misstatements of facts or omissions of any material facts, or any amendment or change in any document referred to herein, please notify us, since any misstatement, omission or change may effect all or part of this opinion.

         This opinion is furnished solely to advise the Partnership, the Limited Partners, and you concerning the certain issues arising under ERISA involved in the operation of the Partnership. We have not represented the Limited Partners in connection with the preparation of the Registration Statement. Limited Partners should consult their own advisors and counsel with respect to the matters discussed herein. Except as expressly set forth below, this opinion may not be filed with or furnished to any other person, or any governmental agency, except for registered broker dealers who have executed selling agreements, and may not be quoted in whole or in part or otherwise referred to in any context, without, in each instance, out prior written consent, and without, in each instance, the exercise of due diligence on your part to verify that there are no material errors or omissions of fact and no changes in the facts or in the text of the documents you have provided us.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to this firm contained therein concerning this opinion and under the headings "ERISA CONSIDERATIONS" and "EXPERTS" in the Prospectus.

                        Sincerely yours,
                        McCUTCHEN, DOYLE, BROWN & ENERSEN, LLP



                       By:_______________________________
                          A Member of the Firm

                                   Exhibit 8.1

July 7, 2000

D. Russell Burwell
Michael R. Burwell
Gymno Corporation
Redwood Mortgage Corp.

Redwood Mortgage Investors VIII
650 El Camino Real, Suite G
Redwood City, CA  94063

                      Re: Redwood Mortgage Investors VIII;

                                 ERISA Opinion;

                          Our File No.: _______________

Gentlemen:

         This is an opinion which you have requested as to the summary of federal income tax consequences set forth in the section entitled "RISKS FACTORS," under the subheading "Tax Risks" and in the section entitled "FEDERAL INCOME TAX CONSEQUENCES" of the prospectus ("Prospectus") contained in the Form S-11 Registration Statement for Redwood Mortgage Investors VIII (the "Partnership") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to 30,000,000 Units of Limited Partnership Interests (the "Units" or "Securities").

         We have been retained to represent the General Partners and the Partnership in connection with the offering of the Units. We have not represented the Limited Partners, or any other party in connection with the preparation of this opinion or the offering of Securities by the Partnership. In rendering this opinion, we have examined the following:

     1. The Third Amended and Restated Limited Partnership Agreement of the Partnership, dated July 13, 2000, as amended (the "Partnership Agreement").

     2. The Certificate of Limited Partnership of the Partnership filed with the Limited Partnership Division of the California Secretary of State's Office (the "Certificate").

     3. The Prospectus.

     4. Such other documents and instruments we have considered necessary for rendering the opinions hereinafter set forth.

         In our examination of the forgoing, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have relied upon the representations and statements of the General Partners, that they currently have and intend to maintain substantial assets, other than their interest in the Partnership, that could be reached by a creditor of the Partnership within the meaning of Income Tax Regulation Section 301.7701-2(d).

         We have also conducted various meetings, discussions and conversations with the General Partners regarding the offer and sale of the Securities. Nothing has come to our attention in our representation of the Partnership that would make it unreasonable to assume that the above documents will be utilized in the manner intended as set forth those documents. However, we have not independently verified any of the facts or representations contained in such documents.

         As to matters of fact, we have relied upon certificates of the General Partners, public officials or other persons and other documents and have assumed the genuineness of all signatures, the authenticity of all documents purporting to be originals, and the conformity to the originals of all documents purporting to be copies thereof.

         In rendering this Opinion, we have assumed that: (1) each other party that has executed or will execute a document, instrument or agreement to which the Partnership is a party duly and validly executed and delivered each document, instrument or agreement to which such party is a signatory and that such party's obligations set forth therein are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (2) each person executing any document, instrument or agreement on behalf of any such party is duly authorized to do so; and (3) each natural person executing any instrument, document or agreement referred to herein is legally competent to do so.

         We are lawyers admitted to practice in California and have reviewed such laws of the United States and California as we have deemed necessary for the purpose of providing the opinions set forth herein. We have not reviewed the laws of any jurisdiction other than the United States and California, and accordingly, we express no opinion herein as to the laws of any other state or jurisdiction.

         Capitalized terms used herein and not otherwise defined in this opinion shall have the same meaning as they have in the Partnership Agreement, as the context requires.

         We have made the following observations and assumptions for purposes of our opinion:

         1. We assume for purposes of this opinion generally that (i) the Partnership has an objective to carry on business for profit and derive the gains therefrom; (ii) the Partnership has taken, and will in the future continue to take all action necessary under the laws of California and any other applicable jurisdiction to permit it to conduct business in those states as contemplated by the Partnership Agreement; and (iii) the offer and sale of the units have been made in strict compliance with the terms of the Prospectus;

         2. We note that the Partnership will keep its books on an accrual basis and we assume that (i) income and losses of the Partnership each year will be computed in accordance with the applicable provisions of the Code and the regulations promulgated thereunder, and (ii) no actions will be taken by the Partnership or by any of the Partners after the date of this opinion which would have the effect of changing the tax results set forth below.

         3. We have assumed that the Partnership Agreement has been duly executed and the Certificate of Limited Partnership and all amendments thereto have been duly executed and filed.

         4. The Partnership will be organized and operated in accordance with the Revised Uniform Limited Partnership Act, as adopted by, and in effect in, the State of California.

         5. The Partnership will be operated in accordance with the Partnership Agreement, and the Partnership will have the characteristics described in the Prospectus and will be operated as described in the Prospectus.

         6. The Partnership will not participate in any Loan on terms other than those described in "INVESTMENT OBJECTIVES AND CRITERIA" without first receiving certain advice of Counsel.

     7. The Loans will be made by on substantially the terms and conditions described in the Prospectus in "INVESTMENT OBJECTIVES AND CRITERIA."

         8. The net worth of the individual General Partners will continue to exceed an amount intended to assure that the Partnership may qualify as a partnership for federal income tax purposes.

         9. The General Partners will take certain steps in connection with the transfer of Units to decrease the likelihood that the Partnership will be treated as a publicly traded partnership for purposes of Sections 7704, 469(k), and 512(c) of the Code.

         This opinion is based upon the provisions of the Internal Revenue Code of 1986 (the "Code"), as amended the applicable Treasury Regulations promulgated thereunder (the "Regulations') and proposed Treasury Regulations (the "Proposed Treasury Regulations"), current administrative rulings and judicial opinions of the foregoing, all existing as of the date of this letter. It must be emphasized, however, that all such authority is subject to modification at any time by legislative, judicial and/or administrative action and that any such modification could be applied on a retroactive basis. Future tax reform proposals may have a material adverse effect on the potential tax benefits that may be expected to be realized from an investment in the Partnership. Even under current law, the existence and amount of deductions expected to be claimed by the Partnership involve complex legal and factual issues and will depend on certain factual determinations, characterizations, expenditures and other matters, all or any of which may be subject to challenge and passable disallowance by the Internal Revenue Service (the "Service") upon an audit of the personal tax return of a Partner.

         Although it is our opinion that the Partnership will not be considered a "tax shelter" in rendering this opinion, we have considered the relevant professional standards, including the requirements of Revised Formal Opinion 346 issued on January 29, 1982 by the American Bar Association's Standing Committee on Ethics and Professional Responsibility and Treasury Department Circular 230, as modified by 31 C.F.R. Part 10, ss. 10.7 (February 14, 1984). Generally speaking, under Opinion 346 and Circular 230, counsel must consider all material tax issues in light of the facts and must fully and fairly address all such issues. Further, where possible, an opinion should be formulated as to the likely outcome on the merits of all material tax issues. In addition, an overall evaluation should be made of the extent to which tax benefits of the proposed investment in the aggregate are likely to be realized.

         The Partnership will not request (and would not likely obtain) a ruling from the Service as to any tax matters related to the herein described transactions. While the Partnership will receive this opinion as to certain tax matters, it is not binding upon the Service. Thus, there can be no assurance that the Service will not contest one or more of the conclusions reached herein, or one or more tax matters as to which no opinion is expressed herein, nor can there be any assurance that the Service will not prevail in any such contest. Further, even if the Service was not successful in any such contest, the Partnership, in opposing the Service's position, could incur substantial legal, accounting and other expenses.

OPINION

         As more fully described in the section of the Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" and specifically subject to the qualifications set forth therein, it is our opinion that:

         1. The summary of the income tax consequences set forth in the section of the Prospectus entitled "RISKS FACTORS" under the subheading "Tax Risks" and in the sections entitled FEDERAL INCOME TAX CONSEQUENCES" and "ERISA CONSIDERATIONS" is an accurate statement of the matters discussed therein and, to the extent such summary involves matters of law, is correct under the Code, the Regulations, and existing interpretations thereof;

         2. It is more likely than not that the Partnership will be treated as a partnership as defined in Sections 7701(a)(2) and 761 (a) of the Code and not as an association taxable as a corporation, and that the Limited Partners will be subject to tax as partners pursuant to Sections 701-706 of the Code.

         3. Based upon Notice 88-75, the representations of the General Partners, and the provisions of the Partnership Agreement, it is more likely than not that the Partnership will not constitute a publicly traded partnership for purposes of Sections 7704, 469(k) and 512(c) of the Code.

         4. Assuming that the Partnership makes the Loans on substantially the terms and conditions described in "INVESTMENT OBJECTIVES AND CRITERIA" it is more likely than not that the income of the Partnership will be treated as portfolio income and not constitute unrelated business taxable income.

         5. It is more likely than not a Limited Partner's basis for his or her Units will equal, in the case of those who utilize the services of a Participating Broker Dealer, the purchase price of the Units and, in case of those who acquired Units through unsolicited sales, the purchase price of the Units plus an amount equal to the amount of the sales commissions otherwise due assuming no Continuing Servicing Fee is paid had the Limited Partnership utilized the services of a Participating Broker Dealer.

         6. It is more likely than not that all material allocations to the Limited Partners of income, gain, loss and deductions, as provided for in the Partnership Agreement and as discussed in the Prospectus, will be respected under Section 704(b) of the Code, or in the alternative, will be deemed to be in accordance with the Partners' interests in the Partnership.

         7. Based solely upon the manner in which the Partnership has in the past extended Mortgage Investments, we have concluded that the sale or disposition of all or a portion of the Partnership's Mortgage Investment portfolio would be treated as a disposition of a capital asset.

         This letter contains only our opinion as to federal income tax issues which are expected to be of relevance to U.S. taxpayers who are individuals. Thus, no opinion is expressed as to the federal income tax consequences to other taxpayers, including, but not limited to, non-U.S. citizens, foreign corporations, foreign partnerships, foreign trusts or foreign estates.

         Based upon and subject to the foregoing we wish to advise you that the section of the Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" accurately reflects our opinion as to those matters therein as set forth as to which an opinion is specifically attributed to us.

SCOPE OF OPINION

         In the preparation of the Prospectus and in rendition of this Opinion, we have sought to adhere to certain relevant professional standards embodied in federal regulations and in American Bar Association Formal Opinion 346 regarding the rendition of tax opinions. These standards direct a lawyer issuing certain tax opinions to consider all material tax issues and to address fully and fairly in the offering materials all the material tax issues which involve the reasonable possibility of a challenge by the Internal Revenue Service. The foregoing addresses, in our opinion, all material tax issues which involve a reasonable possibility of challenge by the IRS. We believe that this opinion, together with the section in the Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES," addresses fully and fairly all such issues. It is not feasible to present in this opinion (and in the section of the Prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES") a detailed explanation of the effect of the tax treatment of partnerships originating, investing in, holding, selling and disposing of loans, or the tax treatment of investments in such partnerships. The current state of the law with respect to many issues which might be raised in connection with the activities described herein is unsettled. Several of the relevant statutory provisions discussed above have been enacted only recently; few Regulations have been proposed or promulgated under these provisions, and there is little or no judicial interpretation of these provisions. Therefore, the tax consequences to the Partnership cannot be predicted with a high degree of assurance. Further, although the transactions contemplated by the Prospectus are prospective in nature, we are not assuming an obligation to revise or supplement this Opinion Letter should applicable law be changed by legislative, judicial or administrative action or otherwise.

         There is no assurance that the Service will not raise issues that have not been discussed herein. The Service may disagree with our conclusions and may be upheld by a court. The Service has indicated that it will closely scrutinize activities such as those in which the Partnership will be engaged, and there is a very substantial possibility that the Service will examine the Partnership's activities and take positions adverse to the Partnership.

         No opinion is expressed with respect to Federal or state securities laws, state and local taxes, and Federal income tax issues other than those discussed herein, or any other Federal or state laws not explicitly referred to or discussed herein.

         Except as set forth herein, we have made no independent attempts to verify the facts or representations or assumptions made herein except to the extent we deem reasonable under ABA Formal Opinion 346 and 335 and in connection with our position as counsel to the Partnership. Where we render an opinion "to the best of our knowledge" or concerning an item that "has come to our attention" or our opinion otherwise refers to knowledge it means a conscious awareness of facts or other information based upon: (1) any inquiry of attorneys within this firm; (2) receipt of a certificate executed by the General Partners covering such matters; (3) such other actual investigation, if any, that we specifically set forth herein, Reference to "us" or "our" is limited to a reference to the lawyer who signs this Opinion letter or any lawyer of this firm who has been actively involved in preparing the documents.

         The opinions expressed in this letter are based solely upon the information and representations set forth above and we have not attempted, nor deemed it necessary, to verify independently the relevant or pertinent facts or representations. If there have been any misstatements of a fact or omission of any material facts, or any amendment or change in any document referred to herein, please notify us, since any misstatement, omission or change, after the date of this Opinion may effect all or part of this letter.

         This opinion is furnished solely to advise the Partnership, the Limited Partners, and you concerning the federal income tax issues discussed herein. We have not represented the Limited Partners. The Limited Partners should consult their own tax advisors with respect to the tax consequences of the Partnership's activities described and discussed herein. Except as expressly set forth herein, this opinion may not be filed with or furnished to any other person, or any governmental agency, and may not be quoted in whole or in part or otherwise referred to in any context, without, in each instance, our prior written consent, and without, in each instance, the exercise of due diligence on your part to verify that there are no material errors or omissions of fact and no changes in the facts or in the text of the documents you have provided to us.

         We hereby consent to the inclusion of this opinion in the Registration Statement as an Exhibit thereto and to the references to our firm under the heading "FEDERAL INCOME TAX CONSEQUENCES" and "EXPERTS" in the Prospectus.

                                Sincerely yours,
                                McCUTCHEN, DOYLE, BROWN & ENERSEN, LLP



                                By:_______________________________
                                   A Member of the Firm

                                  Exhibit 10.2
                            LOAN SERVICING AGREEMENT
                          AND AUTHORIZATION TO COLLECT

         This Agreement is entered into as of the date set forth below by and between Redwood Mortgage Corp., a California corporation (BROKER) and BENEFICIARY for the purpose of establishing the terms, conditions and authority for the servicing of a loan evidenced by a promissory note (the Note) and deed of trust (the Deed of Trust), described as follows:

Borrower:  ____________________________________________________________________

Loan Amount:  $ __________ Term: ____________         Interest Rate: _________%

Late Charge:  $ ___________         Prepayment Bonus:  Yes _____       No _____

Deed of Trust Recorded:  Instrument No. __________   County _______________, CA

Beneficiary's Investment:  $ ________    Percentage of Ownership:  ___________%

         It is understood that the BENEFICIARY'S interest in said Note may be a partial ownership, and that other lenders (partial beneficiaries) also may own fractional undivided interests in said Note. BENEFICIARY and the other partial beneficiaries (collectively Beneficiaries) are not engaged in a partnership or joint venture, but their relationship is specifically agreed to be that of tenants in common. This Agreement shall be executed in counterpart by all Beneficiaries, each of which shall be deemed an original and all of which together shall constitute one agreement, and the terms hereof shall be uniformly binding upon and enforceable by BENEFICIARY and all other partial beneficiaries, against BROKER and as between themselves.

         BENEFICIARY hereby appoints BROKER to service the Note on his behalf from and after the close of escrow, to hold the original Note and the original Deed of Trust as BENEFICIARY'S agent, and to deliver copies of all other documents as provided in BENEFICIARY'S escrow instructions executed in connection with this loan transaction to BENEFICIARY at the address indicated below. Such servicing activities shall include all activities reasonably and customarily required to collect, disburse and account for payment of principal, interest, late charges and prepayment bonuses under the Note and to enforce all the terms and provisions of the Note and Deed of Trust. BROKER accepts such appointment and agrees to use diligence in the performance of its duties hereunder.

         BROKER further agrees as follows: (1) All loan payments received by BROKER hereunder shall be deposited immediately into BROKERS trust account, which trust account shall be maintained in accordance with the provisions of law and rule for trust accounts of licensed real estate brokers and in accordance with the provisions of Rule 260.105.30 of Title 10 of the California Administrative Code; (2) Such loan payments shall not be commingled with the other assets of BROKER or any affiliate, or used for any transaction other than the transaction for which such funds are received by BROKER; (3) All loan payments received on the Note (less service fees as described below and other costs, charges, and anticipated foreclosure expenses) shall be transmitted to BENEFICIARY and the other partial beneficiaries pro rata according to their respective percentage ownership interests in the Note within 25 days after receipt thereof by BROKER; (4) BROKER shall provide BENEFICIARY with a monthly and annual accounting of BENEFICIARY'S interest in the Note; (5) BROKER shall use diligence and care to assure that proper casualty insurance is maintained on the real property covered by the Deed of Trust or Deeds of Trust securing the Note; (6) BROKER shall issue demands for payment and otherwise enforce the terms of the note in accordance with its established policies; (7) BROKER shall request Notices of Default on prior encumbrances pursuant to California Civil Code Section 2924(b) and will promptly notify BENEFICIARY of any such defaults, and (8) To the extent required by 10 Cal.Adm.C. Rule 260.105.30(j)(3), BROKER will arrange for the inspection of BROKER'S trust account by an independent certified public accountant and forward the report of such accountant to the California Commissioner of Corporations in the manner required by law.

         In the event of any default by the obligor or obligors under the Note, Broker shall perform all acts and execute all documents necessary to exercise the power of sale contained in the Deed of Trust or Deeds of Trust securing same, including without limitation the following: Substitute trustees, select a foreclosure agent, give demands, accept reinstatements, commence litigation to enforce the collection of the note, obtain relief from any court-ordered stay of foreclosure proceedings, defend any litigation which may seek to restrain said foreclosure, receive a trustees deed for the benefit of BENEFICIARIES, as tenants-in-common, and otherwise to do all things reasonably necessary or appropriate to enforce BENEFICIARY'S rights under the Note and Deed of Trust or Deeds of Trust. BENEFICIARY hereby authorizes BROKER to initiate, maintain and/or defend any such legal actions or proceedings in the name of BENEFICIARY, and to employ attorneys therefor at BENEFICIARY'S expense.

         BENEFICIARY agrees that BROKER shall not be liable for any costs, expenses or damages that may arise from or in connection with any acts or omissions of BROKER or its agents or employees hereunder, so long as any such act or omission shall have been undertaken in good faith, notwithstanding any active or passive negligence (whether sole or contributory) of BROKER or its agents or employees, and BENEFICIARY shall hold BROKER harmless therefrom.

         In consideration for the services to be rendered hereunder, BROKER shall be entitled to receive an annual service fee equal to one and one half percent (1.5%), or such lesser amount as may be agreed to by BROKER and BENEFICIARY from time to time, of the outstanding principal balance of the Note, payable in equal monthly installments, or in other periodic payments if payments by obligor are made other than monthly. BROKER is hereby authorized to deduct and retain all such service fees from the collected monthly loan payments. In addition, BENEFICIARY hereby assigns to BROKER fifty percent (50%), or such lesser amount as may be agreed to by BROKER and BENEFICIARY from time to time, of all collected late charges that become due and owing under the Note, and, further, in the event BROKER has advanced its own sums to BENEFICIARY shall be deemed to have assigned to BROKER one hundred percent (100%) of all such late charges accruing and paid with respect to such payments. In addition, BENEFICIARY hereby assigns to BROKER twenty percent (20%), or such lesser amount as may be agreed to by BROKER and BENEFICIARY from time to time, of all collected prepayment penalties that become due and owing under the Note.

         In the event of default in payment of any sum due under the Note, BROKER shall be authorized to advance such payments to BENEFICIARY, but shall have no obligation whatsoever to do so. In the event the source for any payment to BENEFICIARY is not the obligor under the Note, then BROKER shall inform BENEFICIARY of the actual source of such payment. BROKER shall also be authorized to advance monthly payments or other sums to any senior lien holder, to pay insurance and taxes and to pay any other expenses reasonably incurred in connection with the enforcement of the Note and the protection of the security of the Deed of Trust securing same, but shall have no obligation whatsoever to do so.

         In the event of a default under the Note or Deed of Trust, or any foreclosure action, legal action, sale or any other event in which payments are advanced to BENEFICIARY or any other person or expenses are incurred to protect the rights of BENEFICIARY under the Note and Deed of Trust, then BENEFICIARY agrees to pay (or reimburse BROKER for) his pro rata share of such advances and expenses upon demand therefor by BROKER, according to his respective ownership interest in the Note. In the event BENEFICIARY fails to pay such sums upon demand, then the following provisions shall apply: (1) interest shall accrue on such sums at the same rate as is provided in the Note, and (2) BROKER and the other partial beneficiaries shall have the option, but not the obligation, to advance such sums for the benefit of BENEFICIARY, and in such event the defaulting BENEFICIARY shall and hereby agrees to forfeit, in favor of the other partial Beneficiaries who advance defaulting BENEFICIARY'S share of such sums, twenty-five percent (25%) of defaulting BENEFICIARY'S ownership interest in the Note and Deed of Trust. It is further agreed that said defaulting BENEFICIARY shall forfeit, in favor of the other partial Beneficiaries, all interest in any profits or excess funds that said defaulting BENEFICIARY may otherwise be entitled to. All sums thereafter collected by BROKER hereunder shall be applied in the following priority; (1) first, to the reinstatement of any senior liens or encumbrances; (2) Second, to reimburse BROKER for any advances made by BROKER hereunder; (3) Third, to reimburse all Beneficiaries for any advances made to enforce the Note or protect the security of the Deed of Trust or Deeds of Trust securing same, in the same order as such advances were make; (4) Fourth, to the payment of principal under the Note; (5) Fifth, to the payment of accrued but unpaid interest under the Note (such principal and interest to be allocated among all BENEFICIARIES after providing for any defaulting BENEFICIARY'S partial forfeiture as described above); and (6) Thereafter, any remaining sums shall be allocated only among those BENEFICIARIES who did not default in the advancement of sums upon demand therefor by BROKER.

         In the event BENEFICIARY assigns his interest in the Note to any person, such assignment shall be evidenced by execution and delivery to BROKER of an Assignment of Note and Deed of Trust in recordable form, and the assignee shall be required to execute a counterpart of this Agreement.

         BENEFICIARIES holding 50% or more of the unpaid dollar amount of the Note may determine and direct the actions by BROKER on behalf of all BENEFICIARIES in the event of default or with respect to other matters requiring the direction or approval of the BENEFICIARIES.

         Upon any default under the Note or Deed of Trust BENEFICIARY shall have the right to (1) direct the Trustee under the Deed of Trust to exercise the power of sale contained therein, or (2) to bring an action of judicial foreclosure, in which event all other partial BENEFICIARIES shall be joined therein. BENEFICIARY understands and acknowledges that, if the power of sale under the Deed of Trust securing the Note is exercised, all BENEFICIARIES may acquire fee title to the security property as tenants-in-common. In such event, reasonable cooperation between all BENEFICIARIES will be essential for the protection of this investment, and BENEFICIARY therefore agrees to execute in favor of BROKER a special power of attorney authorizing BROKER on behalf of BENEFICIARY to sell such property on such terms and conditions as BROKER may deem proper and reasonable.

         BENEFICIARY hereby authorizes BROKER, as BENEFICIARY'S agent, to receive and act upon any Notice of Rescission delivered by any borrower under the Truth in Lending Simplification and Reform Act (the Act) with respect to the Note or any refinancing thereof. In the event that BENEFICIARY is a creditor as defined in the Act, BENEFICIARY hereby agrees that BROKER shall comply with all requirements of the Act and regulations issued thereunder, and to give all written disclosures required thereby.

         In the event at the time of maturity of this Note, the borrower is in the process of refinancing the loan with the assistance of BROKER, the BENEFICIARY agrees to extend the term of this loan for an additional period not to exceed (90) days or such other period of time to which the BROKER AND BENEFICIARY agree. All other terms and conditions of the original Promissory Note shall continue in full force and effect during said extension period.

         This Agreement may be terminated by the parties as follows: (1) by BROKER, at any time, upon 30 days written notice to BENEFICIARY, (2) by BENEFICIARY and/or other partial BENEFICIARIES holding 50% of the outstanding ownership interests in the Note, upon 30 days written notice to BROKER. BENEFICIARY understands that this Agreement may not be terminated by BENEFICIARY alone without the written consent of such 50% interest of all owners of the Note, and further that other partial Beneficiaries have the right to terminate this Agreement as to all Beneficiaries including the undersigned BENEFICIARY, without BENEFICIARY'S consent, if such other partial BENEFICIARIES constitute such 50% interest of all owners of the Note. In such event, BENEFICIARY agrees to accept the substitution of any servicing agent chosen by such 50% interest so long as the compensation to be paid shall not exceed the amounts set forth herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set forth below.

         BROKER:   REDWOOD MORTGAGE CORP, a California corporation

                           By:____________________________________________
                           D. Russell Burwell, President

                           Date: __________________________________________


                           BENEFICIARY: _____________________________________


                           By:_____________________________________________
                           D. Russell Burwell, President

                                EXHIBIT 10.3 (a)
                                 PROMISSORY NOTE

Loan No.: ________________                                ________________, 2000
                                                        Redwood City, California


         FOR VALUABLE  CONSIDERATION,  ________________________________  (herein
"Maker"), hereby promises to pay to _________________________, or order (herein "Payee"), at the address set forth below, or at such other address as the holder hereof may, from time to time designate, the sum of ____________________ ($__________) with interest on the unpaid balance of the principal sum disbursed by Payee to or for the account of Maker at the interest rate specified below.

         1.       Interest and Payments.

                  (a) Fixed Rate Interest. Maker agrees that fixed interest earned by and payable to Payee hereunder ("Interest") shall be equal to ____________ percent (____%) per year of the outstanding principal amount disbursed beginning on the date of disbursement of funds by Payee. Interest shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest payments than if a 365-day were used.

                  (b) Payments. Interest only shall be payable by Maker from the date of disbursement of funds by Payee, with the Interest for the period through ________ due and payable upon execution and delivery of this Note. Beginning on
______________, and on the first day of each consecutive month thereafter until the Maturity Date (as defined below), Maker shall make monthly payments of Interest only. All payments received shall be credited first to costs, then to Interest, and last to principal due hereunder.

     2. Maturity Date. The outstanding principal balance of this Note and all accrued but unpaid Interest shall be due and ------------- payable in full on _________________ ("Maturity Date").

     3. Prepayment. The right is reserved by Maker to prepay the outstanding principal amount in whole or in part together ---------- with accrued Interest thereon. All prepayments shall be applied to the most remote principal installments then unpaid under this Note.

     4. Late Charge. If Payee fails to receive any payments of Interest or principal within ten (10) days after the date the same is due and payable, a late charge to compensate Payee for damages Payee will suffer as a result shall be immediately due and payable. Maker recognizes that a default by Maker in making the payments agreed to be paid when due will result in Payee's incurring additional expenses in servicing the loan, including, but not limited to, sending out notices of delinquency, computing interest and segregating the delinquent sums from not delinquent sums on all accounting, loan and data processing records, in loss to Payee of the use of the money due, and in frustration to Payee in meeting its other financial commitments. Maker agrees that, if for any reason Maker fails to pay any amounts due under this Note so that Payee fails to receive such payments within ten (10) days after the same are due and payable, Payee shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to $.06 for each $1.00 of each payment that becomes delinquent ten (10) days after its due date, is a reasonable estimate of the fair average compensation for the loss and damages Payee will suffer, that such amount shall be presumed to be the amount of damages sustained by Payee in such case, and that Maker agrees to pay Payee this sum on demand.

         5. Default. If there exists any Event of Default, as defined below, under the terms of this Note or under the terms of the Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Deed of Trust"), or any other document executed in connection with this Note (herein called "Loan Documents"), Payee or the holder hereof is expressly authorized without notice or demand of any kind to make all sums of Interest and principal and any other sums owing under this Note immediately due and payable and to apply all payments made on this Note or any of the Loan Documents to the payment of any such part of any Event of Default as it may elect.

                  An Event of Default shall be either (1) a default in the payment of the whole or in any part of the several installments of this Note when due, or (2) any of the Events of Default contained in any of the Loan Documents. At any time after an Event of Default the entire unpaid balance of principal, together with Interest accrued thereon, shall, at the option of the legal holder hereof and without notice (except as specified in any Loan Documents) and without demand or presentment, become due and payable at the place of payment. Anything contained herein or in any of the Loan Documents to the contrary notwithstanding, the principal balance together with accrued Interest thereon so accelerated and declared due as aforesaid shall continue to bear Interest and shall include compensation for late payments on any and all overdue installments as described above.

                  If an Event of Default has occurred, the failure of Payee or the holder hereof to promptly exercise its rights to declare the indebtedness remaining unpaid hereunder to be immediately due and payable shall not constitute a waiver of such rights while such Event of Default continues nor a waiver of such right in connection with any future Event of Default.

                  Maker hereby waives presentment for payment, protest and demand, and notice of protest, demand, dishonor, nonpayment and nonperformance including notice of dishonor with respect to any check or draft used in payment of any sum due hereunder.

         6. Legal Limits. All agreements between Maker and Payee are hereby expressly limited so that in no event whatsoever, whether by reason of deferment in accordance with this Note or under any agreement or by virtue of the advancement of the loan proceeds, acceleration or maturity of the loan, or otherwise, shall the amount paid or agreed to be paid to the Payee for the loan, use, forbearance or detention of the money to be loaned hereunder or to compensate Payee for damages to be suffered by reason of a late payment hereof, exceed the maximum permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, or of any provision in any of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, ipso facto the obligations to be fulfilled shall be reduced to the limit of such validity. This provision shall never be superseded or waived and shall control every other provision of all agreements between Maker and Payee.

         7. Attorneys' Fees. If an action is instituted on this Note, or if any other judicial or non-judicial action is instituted by the holder hereof or by any other person, and an attorney is employed by the holder hereof to appear in any such action or proceeding or to reclaim, sequester, protect, preserve or enforce the holder's interest in the real property security or any other security for this Note, including, but not limited to, proceedings to foreclose the loan evidenced hereby, proceedings under the United States Bankruptcy Code, or in eminent domain, or under the probate code, or in connection with any state or federal tax lien, or to enforce an assignment of rents, or for the appointment of a receiver, or disputes regarding the proper disbursement of construction loan funds, the Maker and every endorser and guarantor hereof and every person who assumes the obligations evidenced by this Note and the Loan Documents, jointly and severally promise to pay reasonable attorney's fees for services performed by the holder's attorneys, and all costs and expenses incurred incident to such employment. If Maker is the prevailing party in any action by Maker pursuant to this Note, Payee shall pay such attorneys fees as the court may direct.

         8. Interest After Expiration or Acceleration. If the entire balance of principal and accrued Interest is not paid in full on the Maturity Date, or upon acceleration of this Note as provided in paragraphs 5 above or 10 below, without waiving or modifying in any way any of the rights, remedies or recourse, Payee may have under this Note or under any of the Loan Documents by virtue of this default, the entire unpaid balance of principal and accrued interest shall bear interest from the Maturity Date or the date of acceleration until paid in full a the higher of: (a) eighteen percent (18%) per annum; or (b) a fluctuating rate per annum at all times equal to the Discount Rate established by the Federal Reserve Bank of San Francisco ("Discount Rate") plus ____________ percent (___%) ("Maturity Interest Rate"). If at any time the Discount Rate (or any previously substituted alternative index) is no longer available, is unverifiable, or is no longer calculated in substantially the same manner as before, then Payee may, in its sole and absolute discretion, select and substitute an alternative index over which Payee has no control. In addition, the holder hereof shall have any and all other rights and remedies available at law or in equity or under the Deed of Trust.

         9. Security. This Note is secured by and is entitled to the benefits of the Deed of Trust dated on or about the date of this Note executed by Maker to PLM LENDER SERVICES, INC., a California corporation, as Trustee, for the use and benefit of Payee covering and relating to the interest of Maker in the property particularly described in Exhibit A to the Deed of Trust ("Property"). The provisions of the Deed of Trust are incorporated herein by reference as if set forth in full, and this Note is subject to all of the covenants and conditions therein contained.

         10. Acceleration. Without limiting the obligations of Maker or the rights and remedies of Payee or the holder hereof under the terms and covenants of this Note and the Deed of Trust, Maker agrees that Payee shall have the right, at its sole option, to declare any indebtedness and obligations hereunder or under the Deed of Trust, irrespective of the Maturity Date specified herein, due and payable in full if: (1) Maker or any one or more of the tenants-in-common, joint tenants, or other persons comprising Maker sells, enters into a contract of sale, conveys, alienates or encumbers the Property or any portion thereof or any fractional undivided interest therein, or suffers Maker's title or any interest therein to be divested or encumbered, whether voluntarily or involuntarily, or leases with an option to sell, or changes or permits to be changed the character or use of the Property, or drills or extracts or enters into a lease for the drilling for or extracting of oil, gas or other hydrocarbon substances or any mineral of any kind or character on the Property; (2) The interest of any general partner of Maker (or the interest of any general partner in a partnership that is a partner) is assigned or transferred; (3) More than twenty-five percent (25%) of the corporate stock of Maker (or of any corporate partner or other corporation comprising Maker) is sold, transferred or assigned; (4) There is a change in beneficial ownership with respect to more than twenty-five percent (25%) of Maker (if Maker is a partnership, limited liability company, trust or other legal entity) or of any partner or tenant-in-common of Maker which is a partnership, limited liability company, trust or other legal entity; or (5) a default has occurred hereunder or under any Loan Document and is continuing. In such case, Payee or other holder of this Note may exercise any and all of the rights and remedies and recourses set forth in the Deed of Trust and as granted by law. Maker and any successor who acquires any record interest in the Property agrees to notify Payee promptly in writing of any transaction or event described in this section.

         11. Governing Law and Severability. This Note is made pursuant to, and shall be construed and governed by, the laws of the State of California. If any paragraph, clause or provision of this Note or any of the Loan Documents is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall affect only those paragraphs, clauses or provisions so construed or interpreted and shall not affect the remaining paragraphs, clauses and provisions of this Note or the other Loan Documents.

         12.      Time of Essence.  Time is of the essence of this Note.
                  ---------------

         13. Payment Without Offset. Principal and Interest shall be paid without deduction or offset in immediately available funds in lawful money of the United States of America. Payments shall be deemed received only upon actual receipt by Payee and upon Payee's application of such payments as provided herein.

     14. Notices. All notices under this Note shall be in writing and shall be served in person or by first class or
                  -------
certified mail addressed to the following respective parties as follows:

         MAKER:   ___________________________

                  ___________________________

                  Attn:______________________

         PAYEE:   ___________________________
                  650 El Camino Real, Suite G
                  Redwood City, California 94063-1394
                  Attn:  Michael Burwell

Any such notice or demand so served by first class or certified mail shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address above stated or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice. Service of any such notice or demand so made shall be deemed effective on the day of actual delivery or the expiration of three business days after the date of mailing, whichever is the earlier in time.

     15. Collection. Any remittances by check or draft may be handled for collection in accordance with the practices of the collecting party and any receipt issued therefor shall be void unless the amount due is actually received by Payee.

     16. Assignment. Payee or other holder of this Note may assign all of its rights, title and interest in this Note to any person, firm, corporation or other entity without the consent of Maker.

         17. Relationship. The relationship of the parties hereto is that of borrower and lender and it is expressly understood and agreed that nothing contained herein or in any of the Loan Documents shall be interpreted or construed to make the parties partners, joint venturers or participants in any other legal relationship except for borrower and lender.

         18. Remedies. No right, power or remedy given Payee by the terms of this Note, or in the Loan Documents is intended to be exclusive of any right, power or remedy, and each and every such right, power or remedy shall be cumulative and in addition to every other right, power or remedy given to Payee by the terms of any of the Loan Documents or by any statute against Maker or any other person. Every right, power and remedy of Payee shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing, executed by Payee.

     19. Headings. The subject headings of the paragraphs of this Note are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         20. Jury Trial Waiver.

         MAKER AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MAKER AND PAYEE AND MAKER ACKNOWLEDGES THAT NEITHER THE PAYEE NOR ANY PERSON ACTING ON BEHALF OF THE PAYEE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND PAYEE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND PAYEE HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND PAYEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

                  Maker: ______________              Payee: _____________


                  Maker:   _________________________________

                                EXHIBIT 10.3 (b)
                                 PROMISSORY NOTE

Loan No.: _______________________                   __________________, 20______
                                                  __________________, California


         FOR VALUABLE CONSIDERATION, __________________________________
(herein "Maker"), hereby promises to pay to _________________________________, or order (herein "Payee"), at the address set forth below, or at such other address as the holder hereof may from time to time designate, the sum of ___________________________ ($_______________) with interest on the unpaid balance of the principal sum disbursed by Payee to or for the account of Maker at the interest rate specified below.

         1.       Interest and Payments

                  (a) Fixed Rate Interest. Maker agrees that fixed interest earned by and payable to Payee hereunder ("Interest") shall be equal to ______________ percent (___%) per year of the principal sum disbursed by Payee. Interest shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest payments than if a 365-day were used.

                  (b) Payments. Interest only shall be payable by Maker from the date of disbursement of funds by Payee, with the Interest for the period through ________, 20___ due and payable upon execution and delivery of this Note. Beginning on _______, 20___, and on the first day of each consecutive month thereafter until the Maturity Date (as defined below), Maker shall make monthly payments of Interest only. All payments received shall be credited first to costs, then to Interest, and last to principal due hereunder.

     2. Maturity Date. The outstanding principal balance of this Note and all accrued but unpaid Interest shall be due and payable in full on ________, 20___ ("Maturity Date").

     3. Prepayment. The right is reserved by Maker to prepay the outstanding principal amount in whole or in part together with accrued Interest thereon. All prepayments shall be applied to the most remote principal installments then unpaid under this Note.

         4. Late Charge. If Payee fails to receive any payments of Interest or principal within ten (10) days after the date the same is due and payable, a late charge to compensate Payee for damages Payee will suffer as a result shall be immediately due and payable. Maker recognizes that a default by Maker in making the payments agreed to be paid when due will result in Payee's incurring additional expenses in servicing the loan, including, but not limited to, sending out notices of delinquency, computing interest, and segregating the delinquent sums from not delinquent sums on all accounting, loan and data processing records, in loss to Payee of the use of the money due, and in frustration to Payee in meeting its other financial commitments. Maker agrees that if for any reason Maker fails to pay any amounts due under this Note so that Payee fails to receive such payments within ten (10) days after the same are due and payable, Payee shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to $.06 for each $1.00 of each payment that becomes delinquent ten (10) days after its due date, is a reasonable estimate of the fair average compensation for the loss and damages Payee will suffer, that such amount shall be presumed to be the amount of damages sustained by Payee in such case, and that Maker agrees to pay Payee this sum on demand.

         5. Default. If there exists any Event of Default, as defined below, under the terms of this Note or under the terms of the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Deed of Trust") dated on or about the date of this Note executed by Maker to PLM Lender Services, Inc., a California corporation, as Trustee, for the use and benefit of Payee covering and relating to the interest of Maker in the property particularly described in Exhibit A to the Deed of Trust ("Property") or any other document executed in connection with this Note (herein called "Loan Documents"), Payee or the holder hereof is expressly authorized without notice or demand of any kind to make all sums of Interest and principal and any other sums owing under this Note immediately due and payable and to apply all payments made on this Note or any of the Loan Documents to the payment of any such part of any Event of Default as it may elect.

                  An Event of Default shall be either: (1) a default in the payment of the whole or in any part of the several installments of this Note when due, or (2) any of the Events of Default contained in any of the Loan Documents. At any time after an Event of Default the entire unpaid balance of principal, together with Interest accrued thereon, shall, at the option of the legal holder hereof and without notice (except as specified in any Loan Documents) and without demand or presentment, become due and payable at the place of payment. Anything contained herein or in any of the Loan Documents to the contrary notwithstanding, the principal balance together with accrued Interest thereon so accelerated and declared due as aforesaid shall continue to bear Interest and shall include compensation for late payments on any and all overdue installments as described above.

                  If an Event of Default has occurred, the failure of Payee or the holder hereof to promptly exercise its rights to declare the indebtedness remaining unpaid hereunder to be immediately due and payable shall not constitute a waiver of such rights while such Event of Default continues nor a waiver of such right in connection with any future Event of Default.

                  Maker hereby waives presentment for payment, protest and demand, and notice of protest, demand, dishonor, nonpayment and nonperformance including notice of dishonor with respect to any check or draft used in payment of any sum due hereunder.

         6. Legal Limits. All agreements between Maker and Payee are hereby expressly limited so that in no event whatsoever, whether by reason of deferment in accordance with this Note or under any agreement or by virtue of the advancement of the loan proceeds, acceleration or maturity of the loan, or otherwise, shall the amount paid or agreed to be paid to the Payee for the loan, use, forbearance or detention of the money to be loaned hereunder or to compensate Payee for damages to be suffered by reason of a late payment hereof, exceed the maximum permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, or of any provision in any of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, ipso facto the obligations to be fulfilled shall be reduced to the limit of such validity. This provision shall never be superseded or waived and shall control every other provision of all agreements between Maker and Payee.

         7. Attorneys' Fees. If an action is instituted on this Note, or if any other judicial or non-judicial action is instituted by the holder hereof or by any other person, and an attorney is employed by the holder hereof to appear in any such action or proceeding or to reclaim, sequester, protect, preserve or enforce the holder's interest in the real property security or any other security for this Note, including, but not limited to, proceedings to foreclose the loan evidenced hereby, proceedings under the United States Bankruptcy Code, or in eminent domain, or under the probate code, or in connection with any state or federal tax lien, or to enforce an assignment of rents, or for the appointment of a receiver, the Maker and every endorser and guarantor hereof and every person who assumes the obligations evidenced by this Note and the Loan Documents, jointly and severally promise to pay reasonable attorney's fees for services performed by the holder's attorneys, and all costs and expenses incurred incident to such employment. If Maker is the prevailing party in any action by Maker pursuant to this Note, Payee shall pay such attorneys fees as the court may direct.

         8. Interest After Expiration or Acceleration. If the entire balance of principal and accrued Interest is not paid in full on the Maturity Date or upon acceleration of this Note as provided in paragraphs 5 above or 10 below, without waiving or modifying in any way any of the rights, remedies or recourse Payee may have under this Note or under any of the Loan Documents by virtue of this default, the entire unpaid balance of principal and accrued Interest shall bear interest from the Maturity Date or the date of acceleration until paid in full at the higher of: (a) eighteen percent (18%) per annum; or (b) a fluctuating rate per annum at all times equal to the Discount Rate of the Federal Reserve Bank of San Francisco ("Discount Rate") plus ______________ percent (___%) ("Maturity Interest Rate"). If at any time the Discount Rate (or any previously substituted alternative index) is no longer available, is unverifiable, or is no longer calculated in substantially the same manner as before, then Payee may, in its sole and absolute discretion, select and substitute an alternative index over which Payee has no control. In addition, the holder hereof shall have any and all other rights and remedies available at law or in equity or under the Deed of Trust.

     9. Security. This Note is secured by and is entitled to the benefits of the Deed of Trust. The provisions of the Deed of Trust are incorporated herein by reference as if set forth in full, and this Note is subject to all of the covenants and conditions therein contained.

         10. Acceleration. Without limiting the obligations of Maker or the rights and remedies of Payee or the holder hereof under the terms and covenants of this Note and the Deed of Trust, Maker agrees that Payee shall have the right, at its sole option, to declare any indebtedness and obligations hereunder or under the Deed of Trust, irrespective of the Maturity Date specified herein, due and payable in full if: (1) Maker or any one or more of the tenants-in-common, joint tenants, or other persons comprising Maker sells, enters into a contract of sale, conveys, alienates or encumbers the Property or any portion thereof or any fractional undivided interest therein, or suffers Maker's title or any interest therein to be divested or encumbered, whether voluntarily or involuntarily, or leases with an option to sell, or changes or permits to be changed the character or use of the Property, or drills or extracts or enters into a lease for the drilling for or extracting of oil, gas or other hydrocarbon substances or any mineral of any kind or character on the Property; (2) The interest of any general partner of Maker (or the interest of any general partner in a partnership that is a partner) is assigned or transferred; (3) If Maker is a corporation or partnership, more than twenty-five percent (25%) of the corporate stock of Maker (or of any corporate partner or other corporation comprising Maker) is sold, transferred or assigned; (4) There is a change in beneficial ownership with respect to more than twenty-five percent (25%) of Maker (if Maker is a limited liability company, trust or other legal entity) or of any partner or tenant-in-common of Maker which is a limited liability company, trust or other legal entity; or (5) a default has occurred hereunder or under any Loan Document and is continuing. In such case, Payee or other holder of this Note may exercise any and all of the rights and remedies and recourses set forth in the Deed of Trust and as granted by law. Maker and any successor who acquires any record interest in the Property agrees to notify Payee promptly in writing of any transaction or event described in this section.

         11. Governing Law and Severability. This Note is made pursuant to, and shall be construed and governed by, the laws of the State of California. If any paragraph, clause or provision of this Note or any of the Loan Documents is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall affect only those paragraphs, clauses or provisions so construed or interpreted and shall not affect the remaining paragraphs, clauses and provisions of this Note or the other Loan Documents.

         12.      Time of Essence.  Time is of the essence of this Note.

         13. Payment Without Offset. Principal and Interest shall be paid without deduction or offset in immediately available funds in lawful money of the United States of America. Payments shall be deemed received only upon actual receipt by Payee and upon Payee's application of such payments as provided herein.

         14. Notices. All notices under this Note shall be in writing and shall be effective upon personal delivery to the authorized representatives of either party or upon being sent by certified or first class mail, postage prepaid, addressed to the following respective parties as follows:

                  MAKER:   ________________________________

                           ________________________________

                           Attn: __________________________

                 PAYEE:    ________________________________
                           650 El Camino Real, Suite G
                           Redwood City, California 94063-1394
                           Attn:  Michael Burwell

     15. Collection. Any remittances by check or draft may be handled for collection in accordance with the practices of the collecting party and any receipt issued therefor shall be void unless the amount due is actually received by Payee.

     16. Assignment. Payee or other holder of this Note may assign all of its rights, title and interest in this Note to any person, firm, corporation or other entity without the consent of Maker.

         17. Relationship. The relationship of the parties hereto is that of borrower and lender and it is expressly understood and agreed that nothing contained herein or in any of the Loan Documents shall be interpreted or construed to make the parties partners, joint venturers or participants in any other legal relationship except for borrower and lender.

         18. Remedies. No right, power or remedy given Payee by the terms of this Note, or in the Loan Documents is intended to be exclusive of any right, power or remedy, and each and every such right, power or remedy shall be cumulative and in addition to every other right, power or remedy given to Payee by the terms of any of the Loan Documents or by any statute against Maker or any other person. Every right, power and remedy of Payee shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing, executed by Payee.

     19. Joint and Several Liability. If Maker is composed of more than one person, then each person comprising Maker shall be jointly and severally liable for the obligations, covenants and agreements created by or arising out of this Note.

         20. Jury Trial Waiver. MAKER AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MAKER AND PAYEE AND MAKER ACKNOWLEDGES THAT NEITHER THE PAYEE NOR ANY PERSON ACTING ON BEHALF OF THE PAYEE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRAIL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND PAYEE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND PAYEE HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND PAYEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

Maker: _____                                Payee: _____

     21. Headings. The subject headings of the paragraphs of this Note are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.


         Maker:   _________________________________

                  _________________________________

                                EXHIBIT 10.3 (c)
                                 PROMISSORY NOTE

Loan No.:  _______________________                  __________________, 20______
                                                  __________________, California


         FOR VALUABLE CONSIDERATION, __________________________________
(herein "Maker"), hereby promises to pay to _________________________________, or order (herein "Payee"), at the address set forth below, or at such other address as the holder hereof may from time to time designate, the sum of ___________________________ ($_______________) with interest on the unpaid balance of the principal sum disbursed by Payee to or for the account of Maker at the interest rate specified below.

         1.       Interest and Payments

                  (a) Fixed Rate Interest. Maker agrees that fixed interest earned by and payable to Payee hereunder ("Interest") shall be equal to ______________ percent (___%) per year of the principal sum disbursed by Payee. Interest shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest payments than if a 365-day were used.

                  (b) Payments. Interest shall be payable by Maker from the date of disbursement of funds by Payee, with the Interest for the period through ________, 2000 due and payable upon execution and delivery of this Note.
Beginning on _______, 2000, and on the first day of each consecutive month thereafter until the Maturity Date (as defined below), Maker shall make monthly payments of $_________ consisting of principal and Interest. All payments received shall be credited first to costs, then to Interest, and last to principal due hereunder.

     2. Maturity Date. The outstanding principal balance of this Note and all accrued but unpaid Interest shall be due and payable in full on ________, 19___ ("Maturity Date").

     3. Prepayment. The right is reserved by Maker to prepay the outstanding principal amount in whole or in part together with accrued Interest thereon. All prepayments shall be applied to the most remote principal installments then unpaid under this Note.

         4. Late Charge. If Payee fails to receive any payments of Interest or principal within ten (10) days after the date the same is due and payable, a late charge to compensate Payee for damages Payee will suffer as a result shall be immediately due and payable. Maker recognizes that a default by Maker in making the payments agreed to be paid when due will result in Payee's incurring additional expenses in servicing the loan, including, but not limited to, sending out notices of delinquency, computing interest, and segregating the delinquent sums from not delinquent sums on all accounting, loan and data processing records, in loss to Payee of the use of the money due, and in frustration to Payee in meeting its other financial commitments. Maker agrees that if for any reason Maker fails to pay any amounts due under this Note so that Payee fails to receive such payments within ten (10) days after the same are due and payable, Payee shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to $.06 for each $1.00 of each payment that becomes delinquent ten (10) days after its due date, is a reasonable estimate of the fair average compensation for the loss and damages Payee will suffer, that such amount shall be presumed to be the amount of damages sustained by Payee in such case, and that Maker agrees to pay Payee this sum on demand.

         5. Default. If there exists any Event of Default, as defined below, under the terms of this Note or under the terms of the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Deed of Trust") dated on or about the date of this Note executed by Maker to PLM Lender Services, Inc., a California corporation, as Trustee, for the use and benefit of Payee covering and relating to the interest of Maker in the property particularly described in Exhibit A to the Deed of Trust ("Property") or any other document executed in connection with this Note (herein called "Loan Documents"), Payee or the holder hereof is expressly authorized without notice or demand of any kind to make all sums of Interest and principal and any other sums owing under this Note immediately due and payable and to apply all payments made on this Note or any of the Loan Documents to the payment of any such part of any Event of Default as it may elect.

                  An Event of Default shall be either: (1) a default in the payment of the whole or in any part of the several installments of this Note when due, or (2) any of the Events of Default contained in any of the Loan Documents. At any time after an Event of Default the entire unpaid balance of principal, together with Interest accrued thereon, shall, at the option of the legal holder hereof and without notice (except as specified in any Loan Documents) and without demand or presentment, become due and payable at the place of payment. Anything contained herein or in any of the Loan Documents to the contrary notwithstanding, the principal balance together with accrued Interest thereon so accelerated and declared due as aforesaid shall continue to bear Interest and shall include compensation for late payments on any and all overdue installments as described above.

                  If an Event of Default has occurred, the failure of Payee or the holder hereof to promptly exercise its rights to declare the indebtedness remaining unpaid hereunder to be immediately due and payable shall not constitute a waiver of such rights while such Event of Default continues nor a waiver of such right in connection with any future Event of Default.

                  Maker hereby waives presentment for payment, protest and demand, and notice of protest, demand, dishonor, nonpayment and nonperformance including notice of dishonor with respect to any check or draft used in payment of any sum due hereunder.

         6. Legal Limits. All agreements between Maker and Payee are hereby expressly limited so that in no event whatsoever, whether by reason of deferment in accordance with this Note or under any agreement or by virtue of the advancement of the loan proceeds, acceleration or maturity of the loan, or otherwise, shall the amount paid or agreed to be paid to the Payee for the loan, use, forbearance or detention of the money to be loaned hereunder or to compensate Payee for damages to be suffered by reason of a late payment hereof, exceed the maximum permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, or of any provision in any of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, ipso facto the obligations to be fulfilled shall be reduced to the limit of such validity. This provision shall never be superseded or waived and shall control every other provision of all agreements between Maker and Payee.

         7. Attorneys' Fees. If an action is instituted on this Note, or if any other judicial or non-judicial action is instituted by the holder hereof or by any other person, and an attorney is employed by the holder hereof to appear in any such action or proceeding or to reclaim, sequester, protect, preserve or enforce the holder's interest in the real property security or any other security for this Note, including, but not limited to, proceedings to foreclose the loan evidenced hereby, proceedings under the United States Bankruptcy Code, or in eminent domain, or under the probate code, or in connection with any state or federal tax lien, or to enforce an assignment of rents, or for the appointment of a receiver, the Maker and every endorser and guarantor hereof and every person who assumes the obligations evidenced by this Note and the Loan Documents, jointly and severally promise to pay reasonable attorney's fees for services performed by the holder's attorneys, and all costs and expenses incurred incident to such employment. If Maker is the prevailing party in any action by Maker pursuant to this Note, Payee shall pay such attorneys fees as the court may direct.

         8. Interest After Expiration or Acceleration. If the entire balance of principal and accrued Interest is not paid in full on the Maturity Date or upon acceleration of this Note as provided in paragraphs 5 above or 10 below, without waiving or modifying in any way any of the rights, remedies or recourse Payee may have under this Note or under any of the Loan Documents by virtue of this default, the entire unpaid balance of principal and accrued Interest shall bear interest from the Maturity Date or the date of acceleration until paid in full at the higher of: (a) eighteen percent (18%) per annum; or (b) a fluctuating rate per annum at all times equal to the Discount Rate of the Federal Reserve Bank of San Francisco ("Discount Rate") plus ______________ percent (___%) ("Maturity Interest Rate"). If at any time the Discount Rate (or any previously substituted alternative index) is no longer available, is unverifiable, or is no longer calculated in substantially the same manner as before, then Payee may, in its sole and absolute discretion, select and substitute an alternative index over which Payee has no control. In addition, the holder hereof shall have any and all other rights and remedies available at law or in equity or under the Deed of Trust.

     9. Security. This Note is secured by and is entitled to the benefits of the Deed of Trust. The provisions of the Deed of Trust are incorporated herein by reference as if set forth in full, and this Note is subject to all of the covenants and conditions therein contained.

         10. Acceleration. Without limiting the obligations of Maker or the rights and remedies of Payee or the holder hereof under the terms and covenants of this Note and the Deed of Trust, Maker agrees that Payee shall have the right, at its sole option, to declare any indebtedness and obligations hereunder or under the Deed of Trust, irrespective of the Maturity Date specified herein, due and payable in full if: (1) Maker or any one or more of the tenants-in-common, joint tenants, or other persons comprising Maker sells, enters into a contract of sale, conveys, alienates or encumbers the Property or any portion thereof or any fractional undivided interest therein, or suffers Maker's title or any interest therein to be divested or encumbered, whether voluntarily or involuntarily, or leases with an option to sell, or changes or permits to be changed the character or use of the Property, or drills or extracts or enters into a lease for the drilling for or extracting of oil, gas or other hydrocarbon substances or any mineral of any kind or character on the Property; (2) The interest of any general partner of Maker (or the interest of any general partner in a partnership that is a partner) is assigned or transferred; (3) If Maker is a corporation or partnership, more than twenty-five percent (25%) of the corporate stock of Maker (or of any corporate partner or other corporation comprising Maker) is sold, transferred or assigned; (4) There is a change in beneficial ownership with respect to more than twenty-five percent (25%) of Maker (if Maker is a limited liability company, trust or other legal entity) or of any partner or tenant-in-common of Maker which is a limited liability company, trust or other legal entity; or (5) a default has occurred hereunder or under any Loan Document and is continuing. In such case, Payee or other holder of this Note may exercise any and all of the rights and remedies and recourses set forth in the Deed of Trust and as granted by law. Maker and any successor who acquires any record interest in the Property agrees to notify Payee promptly in writing of any transaction or event described in this section.

         11. Governing Law and Severability. This Note is made pursuant to, and shall be construed and governed by, the laws of the State of California. If any paragraph, clause or provision of this Note or any of the Loan Documents is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall affect only those paragraphs, clauses or provisions so construed or interpreted and shall not affect the remaining paragraphs, clauses and provisions of this Note or the other Loan Documents.

         12.      Time of Essence.  Time is of the essence of this Note.

         13. Payment Without Offset. Principal and Interest shall be paid without deduction or offset in immediately available funds in lawful money of the United States of America. Payments shall be deemed received only upon actual receipt by Payee and upon Payee's application of such payments as provided herein.

         14. Notices. All notices under this Note shall be in writing and shall be effective upon personal delivery to the authorized representatives of either party or upon being sent by certified or first class mail, postage prepaid, addressed to the following respective parties as follows:

                  MAKER:   ________________________________

                           ________________________________

                           Attn: __________________________

                 PAYEE:    ________________________________
                           650 El Camino Real, Suite G
                           Redwood City, California 94063-1394
                           Attn:  Michael Burwell

     15. Collection. Any remittances by check or draft may be handled for collection in accordance with the practices of the collecting party and any receipt issued therefor shall be void unless the amount due is actually received by Payee.

     16. Assignment. Payee or other holder of this Note may assign all of its rights, title and interest in this Note to any person, firm, corporation or other entity without the consent of Maker.

         17. Relationship. The relationship of the parties hereto is that of borrower and lender and it is expressly understood and agreed that nothing contained herein or in any of the Loan Documents shall be interpreted or construed to make the parties partners, joint venturers or participants in any other legal relationship except for borrower and lender.

         18. Remedies. No right, power or remedy given Payee by the terms of this Note, or in the Loan Documents is intended to be exclusive of any right, power or remedy, and each and every such right, power or remedy shall be cumulative and in addition to every other right, power or remedy given to Payee by the terms of any of the Loan Documents or by any statute against Maker or any other person. Every right, power and remedy of Payee shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing, executed by Payee.

     19. Joint and Several Liability. If Maker is composed of more than one person, then each person comprising Maker shall be jointly and severally liable for the obligations, covenants and agreements created by or arising out of this Note.

         20. Jury Trial Waiver. MAKER AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MAKER AND PAYEE AND MAKER ACKNOWLEDGES THAT NEITHER THE PAYEE NOR ANY PERSON ACTING ON BEHALF OF THE PAYEE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRAIL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND PAYEE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND PAYEE HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND PAYEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

Maker: _____                        Payee: _____

     21. Headings. The subject headings of the paragraphs of this Note are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.


         Maker:   _________________________________


                  _________________________________

                                EXHIBIT 10.3 (d)
                          NOTE SECURED BY DEED OF TRUST

Loan No.:
                           2000                         Redwood City, California
--------------------------


                               (PROPERTY ADDRESS)

1.  BORROWER'S PROMISE TO PAY LOAN AND INTEREST

         In return for a loan I promise to pay $_________ (this amount will be called "Principal"), plus interest at a yearly rate of _________ percent (__%)
to                      the                       order                       of
___________________________________________________________________ (who will be called "Lender").

         I understand that the Lender may transfer this Note. The Lender or anyone who takes an interest in this Note by transfer and who is entitled to receive payments under this Note will be called the "Note Holder(s)".

         All payments received on this Note shall be applied pro rata in proportion to the interest held by each of the Note Holder(s).

         Interest will be charged on that part of Principal, which has not been paid. Interest will be charged beginning on ____________, 20__ and continuing until the full amount of Principal and interest has been paid. I also agree to pay interest at the above rate on the prepaid finance charges, which are a part of the Principal.

2.  PAYMENTS

         I will pay interest only by making payments each month of $_______. I will make my payments on the ___ day of each month beginning on _________, 20__. I will make these payments every month until _________, 20___ (the "Due Date"). On the Due Date I will still owe the Principal; on the Due Date I will pay all amounts I owe under this Note, in full, on that date.

         I will make my monthly payments at P.O. Box 5096, Redwood City, CA 94063-0096 or at a different place if I am notified by the Note Holder(s).

3.  BORROWER'S FAILURE TO PAY AS REQUIRED

         (A)  LATE CHARGE FOR OVERDUE PAYMENTS

         If the Note Holder(s) has not received the full amount of any of my monthly payments by the end of 10th calendar days after the date it is due, I will pay a late charge to the Note Holder(s). The amount of the charge will be 6% of the amount overdue or $5.00, whichever is more. I will pay this late charge only once on any late payment.

         (B)  NONPAYMENT - DEFAULT

         If I do not pay any payment of Principal or interest by the date stated in Section 2 above, I will be in default, and the Lender and the Note Holder may demand that I pay immediately all amounts that I owe under this Note.

         Even if, at a time which I am in default, the Note Holder does not demand that I pay immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time. If there is more than one Note Holder, any one Note Holder may exercise any right under this
Note in the event of a default. A default upon any interest of any Note Holder shall be a default upon all interests.

         (C)  ADVANCES

         All advances made pursuant to the terms of the Deed of Trust securing this Note shall bear interest from the date of advance at the rate of interest in this Note.

         (D)  PAYMENT OF NOTE HOLDER'S COSTS AND EXPENSES

         If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back for all of its costs and expenses to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorney's fees.

         (E)  INTEREST INCREASE IF NOTE NOT PAID ON DUE DATE

         If the Note Holder has not received all amounts owed under this Note on the Due Date, I will pay interest on the full amount of unpaid Principal at _______ percent (__%) per annum plus the loan or forbearance rate established by the Federal Reserve Bank of San Francisco on advances to member banks under
Section 13 and 13a of the Federal Reserve Act, on the Due Date, or the rate of interest called for in this Note, whichever is greater.

4.  THIS NOTE IS SECURED BY A DEED OF TRUST

         This Note is secured by a Deed of Trust upon real property in _______________________ County, California.

5.  BORROWER'S REQUIRED REPAYMENT IN FULL BEFORE THE SCHEDULED DATE

         In the event of any sale or conveyance of any part of the real property described in the Deed of Trust securing this Note, then the Note Holder(s) may demand payment in full of all amounts that I owe under this Note, as allowed by law.

6.  BORROWER'S PAYMENTS BEFORE THEY ARE DUE - PREPAYMENT PENALTY.

         I have the right to make payments of principal at any time before they are due. There shall be no prepayment penalty.

7.  INTENT TO COMPLY WITH LAW

         It is the intent of all of the parties to this Note to abide by all of the provisions of the California Business and Professions Code governing Real Property Loans and any terms of this Note inconsistent with that law are hereby waived by the Lender and Note Holder(s).

8.  Jury Trial Waiver.

         MAKER AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MAKER AND PAYEE AND MAKER ACKNOWLEDGES THAT NEITHER THE PAYEE NOR ANY PERSON ACTING ON BEHALF OF THE PAYEE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND PAYEE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND PAYEE HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND PAYEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

Maker: __________                   Payee: __________


----------------------------------                      ------------------------
(Borrower)                                                    (Date)


----------------------------------                      ------------------------
(Borrower)                                                    (Date)

                                EXHIBIT 10.3 (e)
                          NOTE SECURED BY DEED OF TRUST

Loan No.:

                           2000                         Redwood City, California
---------------------------


                               (PROPERTY ADDRESS)

1.  BORROWER'S PROMISE TO PAY LOAN AND INTEREST

         In return for a loan I promise to pay $________________ (this amount will be called "Principal"), plus interest at a yearly rate of __________
percent           (___%)           to           the           order           of
____________________________________________________________________  (who  will be called "Lender").

         I understand that the Lender may transfer this Note. The Lender or anyone who takes an interest in this Note by transfer and who is entitled to receive payments under this Note will be called the "Note Holder(s)".

         All payments received on this Note shall be applied pro rata in proportion to the interest held by each of the Note Holder(s).

         Interest will be charged on that part of Principal which has not been paid. Interest will be charged beginning on _____________, 20__ and continuing until the full amount of Principal and interest has been paid. I also agree to pay interest at the above rate on the prepaid finance charges, which are a part of the Principal.

2.  PAYMENTS

         I will pay Principal and interest by making payments of each month of $___________. I will make my payments on the ___ day of each month beginning on ________, 20 ____. I will make these payments every month until _________, 20___ (the "Due Date"). On the Due Date I will pay remaining Principal plus accrued interest that I owe under this Note, in full, on that date.

         I will make my monthly payments at P.O. Box 5096, Redwood City, CA 94063-0096 or at a different place if I am notified by the Note Holder(s).

3.  BORROWER'S FAILURE TO PAY AS REQUIRED

         (A)  LATE CHARGE FOR OVERDUE PAYMENTS

         If the Note Holder(s) has not received the full amount of any of my monthly payments by the end of 10th calendar days after the date it is due, I will pay a late charge to the Note Holder(s). The amount of the charge will be 6% of the amount overdue or $5.00, whichever is more. I will pay this late charge only once on any late payment.

         (B)  NONPAYMENT - DEFAULT

         If I do not pay any payment of Principal or interest by the date stated in Section 2 above, I will be in default, and the Lender and the Note Holder may demand that I pay immediately all amounts that I owe under this Note.

         Even if, at a time which I am in default, the Note Holder does not demand that I pay immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time. If there is more than one Note Holder, any one Note Holder may exercise any right under this
Note in the event of a default. A default upon any interest of any Note Holder shall be a default upon all interests.

         (C)  ADVANCES

         All advances made pursuant to the terms of the Deed of Trust securing this Note shall bear interest from the date of advance at the rate of interest in this Note.

         (D)  PAYMENT OF NOTE HOLDER'S COSTS AND EXPENSES

         If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back for all of its costs and expenses to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorney's fees.

         (E)  INTEREST INCREASE IF NOTE NOT PAID ON DUE DATE

         If the Note Holder has not received all amounts owed under this Note on the Due Date, I will pay interest on the full amount of unpaid Principal at ________ percent (__%) per annum plus the loan or forbearance rate established by the Federal Reserve Bank of San Francisco on advances to member banks under
Section 13 and 13a of the Federal Reserve Act, on the Due Date, or the rate of interest called for in this Note, whichever is greater.

4.  THIS NOTE IS SECURED BY A DEED OF TRUST

         This Note is secured by a Deed of Trust upon real property in _______________________ County, California.

5.  BORROWER'S REQUIRED REPAYMENT IN FULL BEFORE THE SCHEDULED DATE

         In the event of any sale or conveyance of any part of the real property described in the Deed of Trust securing this Note, then the Note Holder(s) may demand payment in full of all amounts that I owe under this Note, as allowed by law.

6.  BORROWER'S PAYMENTS BEFORE THEY ARE DUE - PREPAYMENT PENALTY.

         I have the right to make payments of principal at any time before they are due. There shall be no prepayment penalty.

7.  INTENT TO COMPLY WITH LAW

         It is the intent of all of the parties to this Note to abide by all of the provisions of the California Business and Professions Code governing Real Property Loans and any terms of this Note inconsistent with that law are hereby waived by the Lender and Note Holder(s).

8.  Jury Trial Waiver.

         MAKER AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MAKER AND PAYEE AND MAKER ACKNOWLEDGES THAT NEITHER THE PAYEE NOR ANY PERSON ACTING ON BEHALF OF THE PAYEE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND PAYEE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND PAYEE HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND PAYEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

Maker: _____                                Payee: _____


--------------------------------                        ------------------------
(Borrower)                                                        (Date)


--------------------------------                        ------------------------
(Borrower)                                                        (Date)

                                EXHIBIT 10.4 (a)
RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Redwood Mortgage Corp.
650 El Camino Real, Suite G
Redwood City, California 94063-1394
Attn:  Michael Burwell

------------------------------------------------------------------------------
LOAN NO.:

                     CONSTRUCTION DEED OF TRUST, ASSIGNMENT

                          OF LEASES AND RENTS, SECURITY

                          AGREEMENT AND FIXTURE FILING

         THIS CONSTRUCTION DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Deed of Trust") is made as of ______________, 20___, by ____________________________________________________,
whose address is  _____________________________________________________________,
(herein "Trustor"), to PLM LENDER SERVICES, INC., a California corporation, whose address is 577 Salmar Avenue, Suite #100, Campbell, California 95008, (herein "Trustee"), in favor of

--------------------------------------------------------------------,
whose address is 650 El Camino Real, Suite G, Redwood City, California 94063-1394 (herein "Beneficiary").

         Trustor, in consideration of the loan described below, irrevocably grants, conveys, transfers and assigns to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Trustor's estate, right, title and interest in and to that certain real property located in the City of ________________, County of _______________, State of California, more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the "Land"),

         TOGETHER WITH THE FOLLOWING:

     (a) Improvements. All buildings and other improvements now or hereafter located on the Land, including, but not limited to, the Fixtures (as defined below) (collectively, the "Improvements");

         (b) Fixtures. All fixtures (goods that are or become so related to the Land or Improvements that an interest in them arises under real estate law) now or hereafter located on, attached to, installed in or used in connection with the Land and Improvements;

         (c) Intellectual Property Rights, Other Personal Property. All intangible property and rights relating to the Land or the operation thereof, or used in connection therewith, including, without limitation, tradenames and trademarks; all machinery, equipment, building materials, appliances and goods of every nature whatsoever (herein collectively called "equipment" and other "personal property") now or hereafter located in, or on, attached or affixed to, or used or intended to be used in connection with, the Land, including, but without limitation, all heating, lighting, laundry, incinerating, gas, electric and power equipment, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus, air cooling and air conditioning apparatus, elevators and escalators and related machinery and equipment, pool and pool operation and maintenance equipment and apparatus, shades, awnings, blinds, curtains, drapes, attached floor coverings, including rugs and carpeting, television, radio and music cable antennae and systems, screens, storm doors and windows, stoves, refrigerators, dishwashers and other installed appliances, attached cabinets, partitions, ducts and compressors, furnishings and furniture, and trees, plants and other items of landscaping (except that the foregoing equipment and other personal property covered hereby shall not include machinery, apparatus, equipment, fittings and articles of personal property used in the business of Trustor (commonly referred to as "trade fixtures") whether the same are annexed to said real property or not, unless the same are also used in the operation of any building or other improvement located thereon or unless the same cannot be removed without materially damaging said real property or any such building or other improvement), all of which, including replacements and additions thereto, shall, to the fullest extent permitted by law and for the purposes of this Deed of Trust, be deemed to be part and parcel of, and appropriated to the use of, said real property and, whether affixed or annexed thereto or not, be deemed conclusively to be real property and conveyed by this Deed of Trust, and all proceeds and products of any and all thereof;

         (d) Contracts, Permits, Plans, Easements. All now or hereafter existing plans and specifications prepared for construction of Improvements on the Land and all studies, data and drawings related thereto, and also all contracts and agreements of Trustor relating to the plans and specifications or to the studies, data and drawings, or to the construction of Improvements on the Property (the "Plans and Specifications"); all contracts, permits, certificates, plans, studies, data, drawings, licenses, approvals, entitlements and authorizations, however, characterized, issued or in any way furnished for the acquisition, construction, operation and use of the Land and Improvements, including building permits, environmental certificates, licenses, certificates of operation, warranties and guaranties; all easements, rights and appurtenances thereto or used in connection with the above-described real property;

     (e) Interest in Leases. All existing and future Leases relating to the Land and Improvements or any interest in them;

         (f) Proceeds. All rents, royalties, issues, profits, revenues, income, remittances, payments and other benefits arising or derived from the use or enjoyment of all or any portion of the Land or Improvements, or derived from any Lease, sublease, license, or agreement relating to the use or enjoyment of the Land or Improvements (subject to the rights given below to Trustor to collect and apply such rents, royalties, issues, profits, revenues, income, remittances, payments and other benefits);

     (g) Funds. Any of Trustor's funds held by or on behalf of Beneficiary, including pursuant to the Holdback Agreement, as defined below;

         (h) Additional Proceeds. All Trustor's other existing or future estates, easements, licenses, interests, rights, titles, homestead or other claims or demands, both in law and in equity in the Mortgaged Property (as defined below) including, without limitation, (1) all damages or awards made to Trustor related to the Land or Improvements, including without limitation, for the partial or complete taking by eminent domain, or by an proceeding or purchase in lieu of eminent domain, of the Land and Improvements, and (2) all proceeds of any insurance covering the Land and Improvements. Trustor agrees to execute and deliver, from time to time, such further instruments and documents as may be required by Beneficiary to confirm the lien of this Deed of Trust on any of the foregoing.

All of the foregoing property referred to in this section, together with the Land, are herein referred to as the "Mortgaged Property".

         FOR THE PURPOSE OF SECURING, in such order of priority as Beneficiary may elect:

         (a) The repayment of the indebtedness evidenced by Trustor's promissory note of even date herewith payable to the order of Beneficiary in the original principal sum of ________________________________________________________
($_____________), with interest thereon, as provided therein, and all prepayment charges, late charges and loan fees required thereunder, and all extensions, renewals, modifications, amendments and replacements thereof (herein "Note");

         (b) The payment of all other sums which may be advanced by or otherwise be due to Trustee or Beneficiary under any provision of this Deed of Trust or under any other instrument or document referred to in subsection (c) below, with interest thereon at the rate provided herein or therein;

         (c) The performance of each and every of the covenants and agreements of Trustor contained (1) herein, in the Note, and in any note evidencing a Future Advance (as hereinafter defined), (2) in the Environmental Agreement and Indemnity executed by Trustor concurrently herewith, (3) in the Holdback Agreement by and between Beneficiary and Trustor executed contemporaneously herewith (the "Holdback"), and in any and all pledge agreements, supplemental agreements, assignments and all instruments of indebtedness or security now or hereafter executed by Trustor in connection with any indebtedness referred to in subsection (a) above or subsection (d) below or for the purpose of supplementing or amending this Deed of Trust or any instrument secured hereby (all of the foregoing in these Clauses (2) and (3), as the same may be amended, modified or supplemented from time to time, being referred to hereinafter as "Related Agreements"); and

         (d) The repayment of any other loans or advances, with interest thereon, hereafter made to Trustor (or any successor in interest to Trustor as the owner of the Mortgaged Property or any part thereof) by Beneficiary when the promissory note evidencing the loan or advance specifically states that said note is secured by this Deed of Trust, together with all extensions, renewals, modifications, amendments and replacements thereof (herein "Future Advance").

                                    ARTICLE I
                              COVENANTS OF TRUSTOR

         To protect the security of this Deed of Trust, Trustor covenants and agrees as follows:

1.01  Performance of Obligations Secured.

         Trustor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, the principal of and interest on any Future Advances, and any prepayment, late charges and loan fees provided for in the Note or in any note evidencing a Future Advance or provided for herein, and shall further perform fully and in a timely manner all other obligations of Trustor contained herein or in the Note or in any note evidencing a Future
Advance or in any of the Related Agreements. All sums payable by Trustor hereunder shall be paid without demand, counterclaim, offset, deduction or defense and Trustor waives all rights now or hereinafter conferred by statute or otherwise to any such demand, counterclaim, offset, deduction or defense.

1.02  Insurance.

         Trustor shall keep the Mortgaged Property insured with an all-risk policy insuring against loss or damage by fire and earthquake with extended coverage and against any other risks or hazards which, in the opinion of Beneficiary, should be insured against, in an amount not less than 100% of the full insurable value thereof on a replacement cost basis, with an inflation guard endorsement, with a company or companies and in such form and with such endorsements as may be approved or required by Beneficiary, including, if applicable, boiler explosion coverage and sprinkler leakage coverage. All losses under said insurance, and any other insurance obtained by Trustor with respect to the Mortgaged Property whether or not required by Beneficiary, shall be payable to Beneficiary and shall be applied in the manner provided in Section
1.03 hereof. Trustor shall also carry comprehensive general public liability insurance and twelve (12) months' rent loss insurance in such form and amounts and with such companies as are satisfactory to Beneficiary. Trustor shall also carry insurance against flood if required by the Federal Flood Disaster Protection Act of 1973 and regulations issued thereunder. All hazard, flood and rent loss insurance policies shall be endorsed with a standard noncontributory mortgagee clause in favor of and in form acceptable to Beneficiary, and may be canceled or modified only upon not less than thirty (30) days' prior written notice to Beneficiary. All of the above-mentioned insurance policies or certificates of such insurance satisfactory to Beneficiary, together with receipts for the payment of premiums thereon, shall be delivered to and held by Beneficiary, which delivery shall constitute assignment to Beneficiary of all return premiums to be held as additional security hereunder. All renewal and replacement policies shall be delivered to Beneficiary at least thirty (30) days before the expiration of the expiring policies. Beneficiary shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Trustor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

1.03  Condemnation and Insurance Proceeds.

         (a) The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of or damage or injury to the Mortgaged Property, or any part thereof, or for conveyance in lieu of condemnation, are hereby assigned to and shall be paid to Beneficiary. In addition, all causes of action, whether accrued before or after the date of this Deed of Trust, of all types for damages or injury to the Mortgaged Property or any part thereof, or in connection with any transaction financed by funds loaned to Trustor by Beneficiary and secured hereby, or in connection with or affecting the Mortgaged Property or any part thereof, including, without limitation, causes of action arising in tort or contract and causes of action for fraud or concealment of a material fact, are hereby assigned to Beneficiary as additional security, and the proceeds thereof shall be paid to Beneficiary. Beneficiary may at its option appear in and prosecute in its own name any action or proceeding to enforce any such cause of action and may make any compromise or settlement thereof. Trustor, immediately upon obtaining knowledge of any casualty damage to the Mortgaged Property or damage in any other manner in excess of $25,000.00 or knowledge of the institution of any proceedings relating to condemnation or other taking of or damage or injury to the Mortgaged Property or any portion thereof, will immediately notify Beneficiary in writing. Beneficiary, in its sole discretion, may participate in any such proceedings and may join Trustor in adjusting any loss covered by insurance.

         (b) All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments which Trustor may receive or to which Trustor may become entitled with respect to the Mortgaged Property in the event of any damage or injury to or a partial condemnation or other partial taking of the Mortgaged Property shall be paid over to Beneficiary and shall be applied first toward reimbursement of all costs and expenses of Beneficiary in connection with recovery of the same, and then shall be applied, as follows:

            (1) Beneficiary shall consent to the application of such payments to the restoration of the Mortgaged Property so damaged if and only if Trustor fulfills all of the following conditions (a breach of any one of which shall constitute an Event of Default under this Deed of Trust and shall entitle Beneficiary to exercise all rights and remedies Beneficiary may have in such event): (a) that no default or Event of Default is then outstanding under this Deed of Trust, the Note, or any Related Agreement; (b) that Trustor is not in default under any of the terms, covenants and conditions of any of the Leases (hereinafter defined); (c) that the Leases shall continue in full force and effect; (d) that Trustor has in force rental continuation and business interruption insurance covering the Mortgaged Property for the longer of twelve
(12) months or the time Beneficiary reasonably estimates will be necessary to complete such restoration and rebuilding; (e) Beneficiary is satisfied that during the period from the time of damage or taking until restoration and rebuilding of the Mortgaged Property is completed (the "Gap Period") Trustor's net income from (1) all leases, subleases, licenses and other occupancy agreements affecting the Mortgaged Property (the "Leases") which may continue without abatement of rent during such Gap Period, plus (2) all Leases in effect during the Gap Period without abatement of rent which Trustor may obtain in substitution for any of the same which did not continue during such Gap Period, plus (3) the proceeds of rental continuation and business interruption insurance, is sufficient to satisfy Trustor's obligations under this Deed of Trust as they come due; (f) Beneficiary is satisfied that the insurance or award proceeds shall be sufficient to fully restore and rebuild the Mortgaged Property free and clear of all liens except the lien of this Deed of Trust, or, in the event that such proceeds are in Beneficiary's sole judgment insufficient to restore and rebuild the Mortgaged Property, then Trustor shall deposit promptly with Beneficiary funds which, together with the insurance or award proceeds, shall be sufficient in Beneficiary's sole judgment to restore and rebuild the Mortgaged Property; (g) construction and completion of restoration and rebuilding of the Mortgaged Property shall be completed in accordance with plans and specifications and drawings submitted to and approved by Beneficiary, which plans, specifications and drawings shall not be substantially modified, changed or revised without the Beneficiary's prior written consent; (h) Beneficiary shall also have approved all prime and subcontractors, and the general contract or contracts the Trustor proposes to enter into with respect to the restoration and rebuilding; and (i) any and all monies which are made available for restoration and rebuilding hereunder shall be disbursed through Beneficiary, the Trustee or a title insurance and trust company satisfactory to Beneficiary, in accord with standard construction lending practice, including, if requested by Beneficiary, monthly lien waivers and title insurance datedowns, and the provision of payment and performance bonds by Trustor, or in any other manner approved by Beneficiary in Beneficiary's sole discretion; or

            (2) If less than all of conditions (a) through (i) in subsection (1) above are satisfied, then such payments shall be applied in the sole and absolute discretion of Beneficiary (a) to the payment or prepayment with any applicable prepayment premium of any indebtedness secured hereby in such order as Beneficiary may determine, or (b) to the reimbursement of Trustor's expenses incurred in the rebuilding and restoration of the Mortgaged Property. In the event Beneficiary elects under this subsection (2) to make any monies available to restore the Mortgaged Property, then all of conditions (a) through (i) in subsection (1) above shall apply, except such conditions which Beneficiary, in its sole discretion, may waive.

         (c) If any material part of the Mortgaged Property is damaged or destroyed and the loss is not adequately covered by insurance proceeds collected or in the process of collection, Trustor shall deposit, within ten (10) days of the Beneficiary's request therefor, the amount of the loss not so covered.

         (d) All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments which Trustor may receive or to which Trustor may become entitled with respect to the Mortgaged Property in the event of a total condemnation or other total taking of the Mortgaged Property shall be paid over to Beneficiary and shall be applied first toward reimbursement of all costs and expenses of Beneficiary in connection with recovery of the same, and then shall be applied to the payment or prepayment with any applicable prepayment premium of any indebtedness secured hereby in such order as Beneficiary may determine, until the indebtedness secured hereby has been paid and satisfied in full. Any surplus remaining after payment and satisfaction of the indebtedness secured hereby shall be paid to Trustor as its interest may then appear.

         (e) Any application of such amounts or any portion thereof to any indebtedness secured hereby shall not be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

         (f) If any part of any automobile parking areas included within the Mortgaged Property is taken by condemnation or before such areas are otherwise reduced, Trustor shall provide parking facilities in kind, size and location to comply with all Leases, and before making any contract for such substitute parking facilities, Trustor shall furnish to Beneficiary satisfactory assurance of completion thereof, free of liens and in conformity with all governmental zoning, land use and environmental regulations.

1.04  Taxes, Liens and Other Items.

         Trustor shall pay at least ten days before delinquency, all taxes, bonds, assessments, special assessments, common area charges, fees, liens, charges, fines, penalties, impositions and any and all other items which are attributable to or affect the Mortgaged Property and which may attain a priority over this Deed of Trust by making payment prior to delinquency directly to the payee thereof, unless Trustor shall be required to make payment to Beneficiary on account of such items pursuant to Section 1.05 hereof. Prior to the delinquency of any such taxes or other items, Trustor shall furnish Beneficiary with receipts indicating such taxes and other items have been paid. Trustor shall promptly discharge any lien which has attained or may attain priority over this Deed of Trust. In the event of the passage after the date of this Deed of Trust of any law deducting from the value of real property for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of deeds of trust or debts secured by deeds of trust for state, federal or any other purposes, or the manner of the collection of any such taxes, so as to affect this Deed of Trust, the Beneficiary and holder of the debt which it secures shall have the right to declare the principal sum and the interest due on a date to be specified by not less than thirty (30) days written notice to be given to Trustor by Beneficiary; provided, however, that such election shall be ineffective if Trustor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder and if, prior to such specified date, does pay such taxes and agrees to pay any such tax when hereafter levied or assessed against the Mortgaged Property, and such agreement shall constitute a modification of this Deed of Trust.

1.05  Funds for Taxes and Insurance.

         If an Event of Default has occurred under this Deed of Trust or under any of the Related Agreements, regardless of whether the same has been cured, then thereafter at any time Beneficiary may, at its option to be exercised upon thirty (30) days' written notice to Trustor, require the deposit with Beneficiary or its designee by Trustor, at the time of each payment of an installment of interest or principal under the Note, of an additional amount sufficient to discharge the obligations of Trustor under Sections 1.02 and 1.04 hereof as and when they become due. The determination of the amount payable and of the fractional part thereof to be deposited with Beneficiary shall be made by Beneficiary in its sole discretion. These amounts shall be held by Beneficiary or its designee not in trust and not as agent of Trustor and shall not bear interest, and shall be applied to the payment of the obligations in such order or priority as Beneficiary shall determine. If at any time within thirty (30) days prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, Trustor shall within ten (10) days after demand deposit the amount of the deficiency with Beneficiary. If the amounts deposited are in excess of the actual obligations for which they were deposited, Beneficiary may refund any such excess, or, at its option, may hold the same in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year. Nothing herein contained shall be deemed to affect any right or remedy of Beneficiary under any other provision of this Deed of Trust or under any statute or rule of law to pay any such amount and to add the amount so paid to the indebtedness hereby secured.

         All amounts so deposited shall be held by Beneficiary or its designee as additional security for the sums secured by this Deed of Trust and upon the occurrence of an Event of Default hereunder Beneficiary may, in its sole and absolute discretion and without regard to the adequacy of its security hereunder, apply such amounts or any portion thereof to any part of the indebtedness secured hereby. Any such application of said amounts or any portion thereof to any indebtedness secured hereby shall not be construed to cure or waive any default or notice of default hereunder.

         If Beneficiary requires deposits to be made pursuant to this Section 1.05, Trustor shall deliver to Beneficiary all tax bills, bond and assessment statements, statements of insurance premiums, and statements for any other obligations referred to above as soon as such documents are received by Trustor.

         If Beneficiary sells or assigns this Deed of Trust, Beneficiary shall have the right to transfer all amounts deposited under this Section 1.05 to the purchaser or assignee, and Beneficiary shall thereupon be released and have no further liability hereunder for the application of such deposits, and Trustor shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

1.06  Assignment of Rents and Profits.

         (a) All of Trustor's interest in any Leases or other occupancy agreements pertaining to the Mortgaged Property now existing or hereafter entered into, and all of the rents, royalties, issues, profits, revenue, income and other benefits of the Mortgaged Property arising from the use or enjoyment of all or any portion thereof or from any Lease or agreement pertaining to occupancy of any portion of the Mortgaged Property now existing or hereafter entered into whether now due, past due, or to become due, including all prepaid rents and security deposits, and including without limitation all present or future rights of Trustor in and to all operating revenues derived from the operation of the Mortgaged Property (the "Rents and Profits"), are hereby absolutely, presently and unconditionally assigned, transferred and conveyed to Beneficiary to be applied by Beneficiary in payment of the principal and interest and all other sums payable on the Note, and of all other sums payable under this Deed of Trust subject to the rights of residential tenants under California Civil Code Section 1950.5(d). Prior to the occurrence of any Event of Default (hereinafter defined), Trustor shall have a license to collect and receive all Rents and Profits, which license shall be terminable at the sole option of Beneficiary, without regard to the adequacy of its security hereunder and without notice to or demand upon Trustor, upon the occurrence of any Event of Default. It is understood and agreed that neither the foregoing assignment of Rents and Profits to Beneficiary nor the exercise by Beneficiary of any of its rights or remedies under Article IV hereof shall be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by agent, assumes actual possession thereof. Nor shall appointment of a receiver for the Mortgaged Property by any court at the request of Beneficiary or by agreement with Trustor, or the entering into possession of the Mortgaged Property or any part thereof by such receiver, be deemed to make Beneficiary a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof. Upon the occurrence of any Event of Default, this shall constitute a direction to and full authority to each lessee under any Lease and each guarantor of any Lease to pay all Rents and Profits to Beneficiary without proof of the default relied upon. Trustor hereby irrevocably authorizes each lessee and guarantor to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any Rents and Profits due or to become due.

         (b) Trustor shall apply the Rents and Profits to the payment of all necessary and reasonable operating costs and expenses of the Mortgaged Property, debt service on the indebtedness secured hereby, and a reasonable reserve for future expenses, repairs and replacements for the Mortgaged Property, before using the Rents and Profits for Trustor's personal use or any other purpose not for the direct benefit of the Mortgaged Property.

         (c) Trustor warrants as to each Lease now covering all or any part of the Mortgaged Property: (1) that each Lease is in full force and effect; (2) that no default exists on the part of the lessees or Trustor under Leases constituting more than 5%, in the aggregate, of all units in the Mortgaged Property; (3) that no rent has been collected more than one month in advance;
(4) that no Lease or any interest therein has been previously assigned or pledged; (5) that no lessee under any Lease has any defense, setoff or counterclaim against Trustor; (6) that all rent due to date under each Lease has been collected and no concession has been granted to any lessee in the form of a waiver, release, reduction, discount or other alteration of rent due or to become due; and (7) that the interest of the lessee under each Lease is as lessee only, with no options to purchase or rights of first refusal. All the foregoing warranties shall be deemed to be reaffirmed and to continue until performance in full of the obligations under this Deed of Trust.

         (d) Trustor shall at all times perform the obligations of lessor under all such Leases. Trustor shall not execute any further assignment of any of the Rents and Profits or any interest therein or suffer or permit any such assignment to occur by operation of law. Trustor shall at any time or from time to time, upon request of Beneficiary, transfer and assign to Beneficiary in such form as may be satisfactory to Beneficiary, Trustor's interest in any Lease, subject to and upon the condition, however, that prior to the occurrence of any Event of Default hereunder Trustor shall have a license to collect and receive all Rents and Profits under such Lease upon accrual, but not prior thereto, as set forth in subsection (a) above. Whenever requested by Beneficiary, Trustor shall furnish to Beneficiary a certificate of Trustor setting forth the names of all lessees under any Leases, the terms of their respective Leases, the space occupied, the rents payable thereunder, and the dates through which any and all rents have been paid.

         (e) Without the prior written consent of Beneficiary, Trustor shall not
(1) accept prepayments of rent exceeding one month under any Leases of any part of the Mortgaged Property; (2) take any action under or with respect to any such Leases which would decrease the monetary obligations of the lessee thereunder or otherwise materially decrease the obligations of the lessee or the rights or remedies of the lessor, including, without limitation, any reduction in rent or granting of an option to renew for a term greater than one year; (3) modify or amend any such Leases or, except where the lessee is in default, cancel or terminate the same or accept a surrender of the leased premises, provided, however, that Trustor may renew, modify or amend Leases in the ordinary course of business so long as such actions do not decrease the monetary obligations of the lessee thereunder, or otherwise decrease the obligations of the lessee or the rights and remedies of the lessor; (4) consent to the assignment or subletting of the whole or any portion of the lessee's interest under any Lease which has a term of more than five years; (5) create or permit any lien or encumbrance which, upon foreclosure, would be superior to any such Leases; or
(6) in any other manner impair Beneficiary's rights and interest with respect to the Rents and Profits.

         (f) Each Lease, or any part thereof, shall make provision for the attornment of the lessee thereunder to any person succeeding to the interest of Trustor as the result of any foreclosure or transfer in lieu of foreclosure hereunder, said provision to be in form and substance approved by Beneficiary. If any Lease provides for the abatement of rent during repair of the demised premises by reason of fire or other casualty, Trustor shall furnish rental insurance to Beneficiary, the policies to be in amount and form and written by such companies as shall be satisfactory to Beneficiary. Each Lease shall remain in full force and effect despite any merger of the interest of Trustor and any lessee thereunder.

         (g) Beneficiary shall be deemed to be the creditor of each lessee in respect of any assignments for the benefit of creditors and any bankruptcy, arrangement, reorganization, insolvency, dissolution, receivership or other debtor-relief proceedings affecting such lessee (without obligation on the part of Beneficiary, however, to file timely claims in such proceedings or otherwise pursue creditor's rights therein). Beneficiary shall have the right to assign Trustor's right, title and interest in any Leases to any subsequent holder of this Deed of Trust or any participating interest therein or to any person acquiring title to all or any part of the Mortgaged Property through foreclosure or otherwise. Any subsequent assignee shall have all the rights and powers herein provided to Beneficiary. Beneficiary shall have the authority, as Trustor's attorney-in-fact, such authority being coupled with an interest and irrevocable, to sign the name of Trustor and to bind Trustor on all papers and documents relating to the operation, leasing and maintenance of the Mortgaged Property.

1.07  Security Agreement.

         (a) This Deed of Trust is intended to be a security agreement pursuant to the California Uniform Commercial Code for (a) any and all items of personal property specified above as part of the Mortgaged Property which, under applicable law, may be subject to a security interest pursuant to the California Uniform Commercial Code and which are not herein effectively made part of the real property, (b) any and all items of property specified above as part of the Mortgaged Property which, under applicable law, constitute fixtures and may be subject to a security interest under Section 9-313 of the California Uniform Commercial Code; and (c) all rights of Trustor in and to that certain account in the name of Trustor and maintained with Builders Control at PO Box 856, Oakland, California 94604-0856, created pursuant to the Holdback Agreement, and all funds held by Beneficiary on behalf of Trustor in the "Loan in Process Account" created by the Holdback, together with all interest and proceeds thereof; and Trustor hereby grants Beneficiary a security interest in said property, all of which is referred to herein as "Personal Property," and in all additions thereto, substitutions therefor and proceeds thereof, for the purpose of securing all indebtedness and other obligations of Trustor now or hereafter secured by this Deed of Trust, which shall be a paramount and superior lien on all such Personal Property at all times. Trustor agrees to execute and deliver financing and continuation statements covering the Personal Property from time to time and in such form as Beneficiary may require to perfect and continue the perfection of Beneficiary's lien or security interest with respect to said property. Trustor shall pay all costs of filing such statements and renewals and releases thereof and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonably require. Upon the occurrence of any default of Trustor hereunder, Beneficiary shall have the rights and remedies of a secured party under California Uniform Commercial Code, including, Section 9501(4) thereof, as well as all other rights and remedies available at law or in equity, and, at Beneficiary's option, Beneficiary may also invoke the remedies provided in Article IV of this Deed of Trust as to such property.

1.08  Acceleration.

         (a) Trustor acknowledges that in making the loan evidenced by the Note and this Deed of Trust (the "Loan"), Beneficiary has relied upon: (1) Trustor's credit rating; (2) Trustor's financial stability; and (3) Trustor's experience in owning and operating real property comparable to the Mortgaged Property. Without limiting the obligations of Trustor or the rights and remedies of Beneficiary, Beneficiary shall have the right, at its option, to declare any indebtedness and obligations under the Note and this Deed of Trust, irrespective of the maturity date specified therein, due and payable in full if: (1) Trustor or any one or more of the tenants-in-common, joint tenants, or other persons comprising Trustor sells, enters into a contract of sale, conveys, alienates or encumbers the Mortgaged Property or any portion thereof or any fractional undivided interest therein, or suffers Trustor's title or any interest therein to be divested or encumbered, whether voluntarily or involuntarily, or leases with an option to sell, or changes or permits to be changed the character or use of the Mortgaged Property, or drills or extracts or enters into a lease for the drilling for or extracting of oil, gas or other hydrocarbon substances or any mineral of any kind or character on the Mortgaged Property; (2) The interest of any general partner of Trustor (or the interest of any general partner in a partnership that is a partner) is assigned or transferred; (3) More than twenty-five percent (25%) of the corporate stock of Trustor (or of any corporate partner or other corporation comprising Trustor) is sold, transferred or assigned; (4) There is a change in beneficial ownership with respect to more than twenty-five percent (25%) of Trustor (if Trustor is a partnership, limited liability company, trust or other legal entity) or of any partner or tenant-in-common of Trustor which is a partnership, limited liability company, trust or other legal entity; (5) a default has occurred hereunder or under the Note or any Related Agreements and is continuing. In such case, Beneficiary or other holder of the Note may exercise any and all of the rights and remedies and recourses set forth in Article IV herein, and as granted by law.

         (b) In order to allow Beneficiary to determine whether enforcement of the foregoing provisions is desirable, Trustor agrees to notify Beneficiary promptly in writing of any transaction or event described in Clauses 1.08(a) above. In addition to other damages and costs resulting from the breach by Trustor of its obligations under this subsection (b), Trustor acknowledges that failure to give such notice may damage Beneficiary in an amount equal to not less than the difference between the interest payable on the indebtedness specified herein, and the interest and loan fees which Beneficiary could obtain on said sum on the date that the event of acceleration occurred and was enforceable by Beneficiary under applicable law. Trustor shall pay to Beneficiary all damages Beneficiary sustains by reason of the breach of the covenant of notice set forth in this subsection (b) and the amount thereof shall be added to the principal of the Note and shall bear interest and shall be secured by this Deed of Trust.

         (c) Notwithstanding subsection 1.08(a) above, Trustor may from time to time replace items of personal property and fixtures constituting a part of the Mortgaged Property, provided that: (1) the replacements for such items of personal property or fixtures are of equivalent value and quality; and (2) Trustor has good and clear title to such replacement property free and clear of any and all liens, encumbrances, security interests, ownership interests, claims of title (contingent or otherwise), or charges of any kind, or the rights of any conditional sellers, vendors or any other third parties in or to such replacement property have been expressly subordinated at no cost to Beneficiary to the lien of this Deed of Trust in a manner satisfactory to Beneficiary; and
(3) at the option of Beneficiary, Trustor provides at no cost to Beneficiary a satisfactory opinion of counsel to the effect that this Deed of Trust constitutes a valid and subsisting second lien on and security interest in such replacement property and is not subject to being subordinated or the priority thereof affected under any applicable law, including, but not limited, to the provisions of Section 9-313 of the California Uniform Commercial Code.

1.09  Preservation and Maintenance of Mortgaged Property.

         Trustor shall keep the Mortgaged Property and every part thereof in good condition and repair, and shall not permit or commit any waste, impairment, or deterioration of the Mortgaged Property, or commit, suffer or permit any act upon or use of the Mortgaged Property in violation of law or applicable order of any governmental authority, whether now existing or hereafter enacted and whether foreseen or unforeseen, or in violation of any covenants, conditions or restrictions affecting the Mortgaged Property, or bring or keep any article upon any of the Mortgaged Property or cause or permit any condition to exist thereon which would be prohibited by or could invalidate any insurance coverage maintained, or required hereunder to be maintained, by Trustor on or with respect to any part of the Mortgaged Property, and Trustor further shall do all other acts which from the character or use of the Mortgaged Property may be reasonably necessary to protect the Mortgaged Property. Trustor shall underpin and support, when necessary, any building, structure or other improvement situated on the Mortgaged Property and shall not remove or demolish any building on the Mortgaged Property. Trustor shall complete or restore and repair promptly and in a good workmanlike manner any building, structure or improvement which may be constructed, damaged or destroyed thereon and pay when due all claims for labor performed and materials furnished therefor, whether or not insurance or other proceeds are available to cover in whole or in part the costs of any such completion, restoration or repair; provided, however, that Trustor shall not demolish, remove, expand or extend any building, structure or improvement on the Mortgaged Property, nor construct, restore, add to or alter any such building, structure or improvement, nor consent to or permit any of the foregoing to be done, without in each case obtaining the prior written consent of Beneficiary thereto.

         If this Deed of Trust is on a condominium or a cooperative apartment or planned development project, Trustor shall perform all of Trustor's obligations under any applicable declaration of condominium or master deed, or any declaration of covenants, conditions and restrictions pertaining to any such project, or any by-laws or regulations of the project or owners' association or constituent documents.

         Trustor shall not drill or extract or enter into any lease for the drilling for or extraction of oil, gas or other hydrocarbon substances or any mineral of any kind or character on or from the Mortgaged Property or any part thereof without first obtaining Beneficiary's written consent.

         Unless required by applicable law or unless Beneficiary has otherwise first agreed in writing, Trustor shall not make or allow to be made any changes in the nature of the occupancy or use of the Mortgaged Property or any part thereof for which the Mortgaged Property or such part was intended at the time this Deed of Trust was delivered.

1.10  Financial Statements; Offset Certificates.

         (a) Trustor, without expense to Beneficiary, shall, upon receipt of written request from Beneficiary, furnish to Beneficiary (1) an annual statement of the operation of the Mortgaged Property prepared and certified by Trustor, showing in reasonable detail satisfactory to Beneficiary total rents or other proceeds received and total expenses together with an annual balance sheet and profits and loss statement, within one hundred twenty (120) days after the close of each fiscal year of Trustor, beginning with the fiscal year first ending after the date of delivery of this Deed of Trust, (2) within 30 days after the end of each calendar quarter (March 31, June 30, September 30, December 31) interim statements of the operation of the Mortgaged Property showing in reasonable detail satisfactory to Beneficiary total rents and income received and total expenses, for the previous quarter, certified by Trustor, and (3) copies of Trustor's annual state and federal income tax filing within thirty
(30) days of filing. Trustor shall keep accurate books and records, and allow Beneficiary, its representatives and agents, upon demand, at any time during normal business hours, access to such books and records, including any supporting or related vouchers or papers, shall allow Beneficiary to make extracts or copies of any thereof, and shall furnish to Beneficiary and its agents convenient facilities for the audit of any such statements, books and records.

         (b) Trustor, within three (3) days upon request in person or within five (5) days upon request by mail, shall furnish a written statement duly acknowledged of all amounts due on any indebtedness secured hereby, whether for principal or interest on the Note or otherwise, and stating whether any offsets or defenses exist against the indebtedness secured by this Deed of Trust and covering such other matters with respect to any such indebtedness as Beneficiary may reasonably require.

1.11  Trustee's Costs and Expenses; Governmental Charges.

         Trustor shall pay all costs, fees and expenses of Trustee, its agents and counsel in connection with the performance of its duties under this Deed of Trust, including, without limitation, the cost of any trustee's sale guaranty or other title insurance coverage ordered in connection with any sale or foreclosure proceedings hereunder, and shall pay all taxes (except federal and state income taxes) or other governmental charges or impositions imposed by any governmental authority on Trustee or Beneficiary by reason of its interest in the Note, or any note evidencing a Future Advance, or this Deed of Trust.

1.12  Protection of Security; Costs and Expenses.

         Trustor agrees that, at any time and from time to time, it will execute and deliver all such further documents and do all such other acts and things as Beneficiary may reasonably request in writing in order to protect the security and priority of the lien created hereby. Trustor further agrees that it will execute such additional documents or amendments to this Deed of Trust, the Note or the Related Agreements as Beneficiary may reasonably request to insure that such documents reflect the party's agreement with regard to the business terms agreed upon by the parties hereto. Trustor shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Beneficiary or Trustee, and shall pay all costs and expenses, including, without limitation, cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed of Trust or to enforce or establish any other rights or remedies of Beneficiary hereunder. If Trustor fails to perform any of the covenants or agreements contained in this Deed of Trust, or if any action or proceeding is commenced which affects Beneficiary's interest in the Mortgaged Property or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then Beneficiary or Trustee may, but without obligation to do so and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereunder, make such appearances, commence, defend or appear in any such action or proceeding affecting the Mortgaged Property, pay, contest or compromise any encumbrance, charge or lien which affects the Mortgaged Property, disburse such sums and take such action as Beneficiary or Trustee deems necessary or appropriate to protect Beneficiary's interest, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Mortgaged Property to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of either Beneficiary or Trustee appears to be prior or superior hereto. Trustor further agrees to pay all reasonable expenses of Beneficiary (including fees and disbursements of counsel) incident to the protection of the rights of Beneficiary hereunder, or to enforcement or collection of payment of the Note or any Future Advances, whether by judicial or nonjudicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Trustor, or otherwise. Any amounts disbursed by Beneficiary or Trustee pursuant to this Section 1.12 shall be additional indebtedness of Trustor secured by this Deed of Trust and each of the Related Agreements as of the date of disbursement and shall bear interest at the rate set forth in the Note. All such amounts shall be payable by Trustor immediately without demand. Nothing contained in this Section 1.12 shall be construed to require Beneficiary or Trustee to incur any expense, make any appearance, or take any other action.

1.13  Fixture Filing.

         This Deed of Trust constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the county in which the Mortgaged Property is located with respect to any and all fixtures included within the term "Mortgaged Property" as used herein and with respect to any goods or other personal property that may now be or hereafter become such fixtures.

1.14  Notify Lender of Default.

         Trustor shall notify Beneficiary in writing within five (5) days of the occurrence of any Event of Default or other event which, upon the giving of notice or the passage of time or both, would constitute an Event of Default.

1.15  Management of Mortgaged Property.

         Trustor shall manage the Mortgaged Property through its own personnel or a third party manager approved by Beneficiary, and shall not hire, retain or contract with any other third party for property management services without the prior written approval by Beneficiary of such party and the terms of its contract for management services; provided, however, Beneficiary shall not withhold approval of a new manager if the new manager has a reputation and experience in managing properties similar to the Mortgaged Property which are greater than or equal to the present experience and reputation of the current manager.

1.16  Miscellaneous.

         Trustor shall: (a) make or permit no termination or material amendment of any agreement between Trustor and a third party relating to the Mortgaged Property or the loan secured hereby (including, without limitation, the Leases) (the "Third Party Agreements") without the prior written approval of Beneficiary, except amendments to Leases permitted by Section 1.06 hereof, (b) perform Trustor's obligations under each Third Party Agreement, and (c) comply promptly with all governmental requirements relating to Trustor, the loan secured hereby and the Mortgaged Property.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         To induce the Beneficiary to make the loan secured hereby, Trustor represents and warrants to Beneficiary, in addition to any representations and warranties in the Note or any Related Agreements, that as of the date hereof and throughout the term of the loan secured hereby until the Note is paid in full and all obligations under this Deed of Trust are performed:

2.01  Power and Authority.

         Trustor is duly organized and validly existing, qualified to do business and in good standing in the State of California and has full power and due authority to execute, deliver and perform this Deed of Trust, the Note, and any Related Agreements in accordance with their terms. Such execution, delivery and performance has been duly authorized by all necessary trust action and approved by each required governmental authority or other party.

2.02  No Default or Violations.

         No Event of Default (as defined hereafter) or event which, with notice or passage of time or both, would constitute an Event of Default ("Unmatured Event of Default") has occurred and is continuing under this Deed of Trust, the Note, or any of the Related Agreements. Trustor is not in violation of any governmental requirement (including, without limitation, any applicable securities law) or in default under any agreement to which it is bound, or which affects it or any of its property, and the execution, delivery and performance of this Deed of Trust, the Note, or any of the Related Agreements in accordance with their terms and the use and occupancy of the Mortgaged Property will not violate any governmental requirement (including, without limitation, any applicable usury law), or conflict with, be inconsistent with or result in any default under, any of the provisions of any deed of trust, easement, restriction of record, contract, document, agreement or instrument of any kind to which any of the foregoing is bound or which affects it or any of its property, except as identified in writing and approved by Beneficiary.

2.03  No Limitation or Governmental Controls.

         There are no proceedings of any kind pending, or, to the knowledge of Trustor, threatened against or affecting Trustor, the Mortgaged Property (including any attempt or threat by any governmental authority to condemn or rezone all or any portion of the Mortgaged Property), any party constituting Trustor or any general partner in any such party, or involving the validity, enforceability or priority of this Deed of Trust, the Note or any of the Related Agreements or enjoining or preventing or threatening to enjoin or prevent the use and occupancy of the Mortgaged Property or the performance by Beneficiary of its obligations hereunder, and there are no rent controls, governmental moratoria or environment controls presently in existence, or, to the knowledge of Trustor, threatened or affecting the Mortgaged Property, except as identified in writing to, and approved by, Beneficiary.

2.04  Liens.

         Title to the Mortgaged Property, or any part thereof, is not subject to any liens, encumbrances or defects of any nature whatsoever, whether or not of record, and whether or not customarily shown on title insurance policies, except as identified in writing and approved by Beneficiary.

2.05  Financial and Operating Statements.

         All financial and operating statements submitted to Beneficiary in connection with this loan secured hereby are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles (applied, in the case of any unaudited statement, on a basis consistent with that of the preceding fiscal year) and fairly present the respective financial conditions of the subjects thereof and the results of their operations as of the respective dates shown thereon. No materially adverse changes have occurred in the financial conditions and operations reflected therein since their respective dates, and no additional borrowings have been made since the date thereof other than the borrowing made under this Deed of Trust and any other borrowing approved in writing by Beneficiary.

2.06  Other Statements to Beneficiary.

         Neither this Deed of Trust, the Note, any Related Agreement, nor any document, agreement, report, schedule, notice or other writing furnished to the Beneficiary by or on behalf of any party constituting Trustor, or any general partner of any such party, contains any omission or misleading or untrue statement of any fact material to any of the foregoing.

2.07  Third Party Agreements.

         Each Third Party Agreement is unmodified and in full force and effect and free from default on the part of each party thereto, and all conditions required to be (or which by their nature can be) satisfied by any party to date have been satisfied. Trustor has not done or said or omitted to do or say anything which would give to any obligor on any Third Party Agreement any basis for any claims against Beneficiary or any counterclaim to any claim which might be made by Beneficiary against such obligor on the basis of any Third Party Agreement.

                                   ARTICLE III
                                EVENTS OF DEFAULT

         Each of the following shall constitute an event of default ("Event of Default") hereunder:

3.01 Failure to make any payment of principal or interest on the Note or any Future Advance, when and as the same shall become due and payable, whether at maturity or by acceleration or as part of any prepayment or otherwise, or default in the performance of any of the covenants or agreements of Trustor contained herein, or default in the performance of any of the covenants or agreements of Trustor contained in the Note, or in any note evidencing a Future Advance, or in any of the Related Agreements, after the expiration of the period of time, if any, permitted for cure of such default thereunder.

3.02 The appointment, pursuant to an order of a court of competent jurisdiction, of a trustee, receiver or liquidator of the Mortgaged Property or any part thereof, or of Trustor, or any termination or voluntary suspension of the transaction of business of Trustor, or any attachment, execution or other judicial seizure of all or any substantial portion of Trustor's assets which attachment, execution or seizure is not discharged within thirty (30) days.

3.03 Trustor, any trustee of Trustor, any general partner of Trustor, or any trustee of a general partner of Trustor (each of which shall constitute "Trustor" for purposes of this Section 3.03 and Sections 3.04 and 3.05 below) shall file a voluntary case under any applicable bankruptcy, insolvency, debtor relief, or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Trustor or for any part of the Mortgaged Property or any substantial part of Trustor's property, or shall make any general assignment for the benefit of Trustor's creditors, or shall fail generally to pay Trustor's debts as they become due or shall take any action in furtherance of any of the foregoing.

3.04 A court having jurisdiction shall enter a decree or order for relief in respect of the Trustor, in any involuntary case brought under any bankruptcy, insolvency, debtor relief, or similar law now or hereafter in effect, or Trustor shall consent to or shall fail to oppose any such proceeding, or any such court shall enter a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Trustor or for any part of the Mortgaged Property or any substantial part of the Trustor's property, or ordering the winding up or liquidation of the affairs of the Trustor, and such decree or order shall not be dismissed within sixty (60) days after the entry thereof.

3.05 Default under the terms of any agreement of guaranty relating to the indebtedness evidenced by the Note or relating to any Future Advance, or the occurrence of any of the events enumerated in Sections 3.02, 3.03 or 3.04 with regard to any guarantor of the Note or any Future Advance, or the revocation, limitation or termination of the obligations of any guarantor of the Note or any Future Advance, except in accordance with the express written terms of the instrument of guaranty.

3.06 The occurrence of any event or transaction described in subsection 1.08(a) above without the prior written consent of Beneficiary.

3.07 Without the prior written consent of Beneficiary in each case, (a) the dissolution or termination of existence of Trustor, voluntarily or involuntarily; (b) the amendment or modification in any respect of Trustor's partnership agreement or its partnership resolutions relating to this transaction; or (c) the distribution of any of the Trustor's capital, except for distribution of the proceeds of the loan secured hereby and cash from operations; as used herein, cash from operations shall mean any cash of the Trustor earned from operation of the Mortgaged Property, but not from a sale or refinancing of the Mortgaged Property or from borrowing, available after paying all ordinary and necessary current expenses of the Trustor, including expenses incurred in the maintenance of the Mortgaged Property, and after establishing reserves to meet current or reasonably expected obligations of the Trustor.

3.08 The imposition of a tax, other than a state or federal income tax, on or payable by Trustee or Beneficiary by reason of its ownership of the Note, or its ownership of any note evidencing a Future Advance, or this Deed of Trust, and Trustor not promptly paying said tax, or it being illegal for Trustor to pay said tax.

3.09 Any representation, warranty, or disclosure made to Beneficiary by Trustor or any guarantor of any indebtedness secured hereby in connection with or as an inducement to the making of the loan evidenced by the Note or in connection with or as an inducement to the making of any Future Advance, or this Deed of Trust (including, without limitation, the representations and warranties contained in Article II of this Deed of Trust), or any of the Related Agreements, proving to be false or misleading in any material respect as of the time the same was made, whether or not any such representation or disclosure appears as part of this Deed of Trust.

3.10 Any other event occurring which, under this Deed of Trust, or under the Note or any note evidencing a Future Advance, or under any of the Related Agreements constitutes a default by Trustor hereunder or thereunder or gives Beneficiary the right to accelerate the maturity of the indebtedness, or any part thereof, secured hereby.

                                   ARTICLE IV
                                    REMEDIES

         Upon the occurrence of any Event of Default, Trustee and Beneficiary shall have the following rights and remedies:

4.01  Acceleration.

         Beneficiary may declare the entire principal amount of the Note and/or any Future Advances then outstanding (if not then due and payable), and accrued and unpaid interest thereon, and all other sums or payments required thereunder, to be due and payable immediately, and notwithstanding the stated maturity in the Note, or any note evidencing any Future Advance, the principal amount of the Note and/or any Future Advance and the accrued and unpaid interest thereon and all other sums or payments required thereunder shall thereupon become and be immediately due and payable.

4.02  Entry.

         Irrespective  of whether  Beneficiary  exercises the option provided in
Section 4.01 above, Beneficiary in person or by agent or by court-appointed receiver may enter upon, take possession of, manage and operate the Mortgaged Property or any part thereof and do all things necessary or appropriate in Beneficiary's sole discretion in connection therewith, including, without limitation, making and enforcing, and if the same be subject to modification or cancellation, modifying or canceling Leases upon such terms or conditions as Beneficiary deems proper, obtaining and evicting tenants, and fixing or modifying rents, contracting for and making repairs and alterations, and doing any and all other acts which Beneficiary deems proper to protect the security hereof; and either with or without so taking possession, in its own name or in the name of Trustor, sue for or otherwise collect and receive the Rents and Profits, including those past due and unpaid, and apply the same less costs and expenses of operation and collection, including reasonable attorneys' fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. Upon request of Beneficiary, Trustor shall assemble and make available to Beneficiary at the site of the real property covered hereby any of the Mortgaged Property which has been removed therefrom. The entering upon and taking possession of the Mortgaged Property, or any part thereof, and the collection of any Rents and Profits and the application thereof as aforesaid shall not cure or waive any default theretofore or thereafter occurring or affect any notice or default hereunder or invalidate any act done pursuant to any such default or notice, and, notwithstanding continuance in possession of the Mortgaged Property or any part thereof by Beneficiary, Trustor or a receiver, and the collection, receipt and application of the Rents and Profits, Beneficiary shall be entitled to exercise every right provided for in this Deed of Trust or by law or in equity upon or after the occurrence of a default, including, without limitation, the right to exercise the power of sale. Any of the actions referred to in this
Section 4.02 may be taken by Beneficiary irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the indebtedness hereby secured.

4.03  Judicial Action.

         Beneficiary may bring an action in any court of competent jurisdiction to foreclose this instrument or to enforce any of the covenants and agreements hereof.

4.04  Power of Sale.

         Beneficiary may elect to cause the Mortgaged Property or any part thereof to be sold under the power of sale herein granted in any manner permitted by applicable law. In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property. Sales hereunder of any personal property only shall be conducted in any manner permitted by the California Uniform Commercial Code. Where the Mortgaged Property consists of real property and personal property located on or within the real property, Beneficiary may elect in its discretion to dispose of both the real and personal property together in one sale pursuant to real property law as permitted by Section 9-501(4) of the California Uniform Commercial Code. Should Beneficiary elect to sell the Mortgaged Property, or any part thereof, which is real property or which Beneficiary has elected to treat as real property as provided above, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Trustor, Trustee, at the time and place specified in the notice of sale, shall sell said real property or part thereof at public auction to the highest bidder for cash in lawful money of the United States. Trustee may, and upon request of Beneficiary shall, from time to time, postpone any sale hereunder by public announcement thereof at the time and place noticed therefor. If the Mortgaged Property consists of several lots, parcels or items of property, Beneficiary may: (a) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (b) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Beneficiary deems in its best interest. Any person, including Trustor, Trustee or Beneficiary, may purchase at any sale hereunder, and Beneficiary shall have the right to purchase at any sale hereunder by crediting upon the bid price the amount of all or any part of the indebtedness hereby secured. Should Beneficiary desire that more than one sale or other disposition of the Mortgaged Property be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Mortgaged Property not sold until all indebtedness secured hereby has been fully paid. In the event Beneficiary elects to dispose of the Mortgaged Property through more than one sale, Trustor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to pay all expenses, liabilities and advances made or incurred by Trustee in connection with such sale or sales, together with interest on all such advances made by Trustee at the lower of the rate set forth in the Note, or the maximum rate permitted by law to be charged by Trustee. Upon any sale hereunder, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession; and the recitals in any such deed or deeds of facts, such as default, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts and any such deed or deeds shall be conclusive against all persons as to such facts recited therein.

4.05  Environmental Default and Remedies.

         In the event that any portion of the Mortgaged Property is determined to be "environmentally impaired" (as "environmentally impaired" is defined in California Code of Civil Procedure Section 726.5(e)(3)) or to be an "affected parcel" (as "affected parcel" is defined in California Code of Civil Procedure
Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Beneficiary's or Trustee's rights and remedies under this Deed of Trust, Beneficiary may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (1) waive its lien on such environmentally impaired or affected portion of the Mortgaged Property and (2) exercise (i) the rights and remedies of an unsecured creditor, including reduction of its claim against Trustor to judgment, and (ii) any other rights and remedies permitted by law. For purposes of determining Beneficiary's right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), Trustor shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, occupant or user of any portion of the Mortgaged Property and Trustor knew or should have known of the activity by such lessee, occupant or user which caused or contributed to the release or threatened release. All costs and expenses, including, but not limited to, attorneys' fees, incurred by Beneficiary in connection with any action commenced under this Section 4.05, including any action required by California Code of Civil Procedure Section 726.5(b) to determine the degree to which the Mortgaged Property is environmentally impaired, plus interest thereon at the rate specified in the Note, shall be added to the indebtedness secured by this Deed of Trust and shall be due and payable to Beneficiary upon its demand made at any time following the conclusion of such action.

4.06  Proceeds of Sale.

         The proceeds of any sale made under or by virtue of this Article IV, together with all other sums which then may be held by Trustee or Beneficiary under this Deed of Trust, whether under the provisions of this Article IV or otherwise, shall be applied as follows:

         FIRST: To the payment of costs and expenses of sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to the payment of all expenses, liabilities and advances made or incurred by Trustee under this Deed of Trust, together with interest on all advances made by Trustee at the lower of the interest rate set forth in the Note or the maximum rate permitted by law to be charged by Trustee.

         SECOND: To the payment of any and all sums expended by Beneficiary under the terms of this Deed of Trust, not then repaid, with accrued interest at the rate set forth in the Note, and all other sums (except advances of principal and interest thereon) required to be paid by Trustor pursuant to any provisions of this Deed of Trust, or the Note, or any note evidencing any Future Advance, or any of the Related Agreements, including but not limited to all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or in connection with the enforcement thereof, together with interest thereon as herein provided except for any amounts incurred under or as a result of the Environmental Agreement.

         THIRD: To the payment of the entire amount then due, owing or unpaid for principal and interest upon the Note and any notes evidencing any Future Advances, with interest on the unpaid principal at the rate set forth therein from the date of advancement thereof until the same is paid in full.

         FOURTH: To the payment of any and all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or otherwise in connection with the Environmental Agreement or in connection with the enforcement thereof, together with interest thereon as herein provided.

         FIFTH: The remainder, if any, to the person or persons legally entitled thereto.

4.07  Waiver of Marshaling.

         Trustor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property and/or any other property now or hereafter constituting security for any of the indebtedness secured by this Deed of Trust marshaled upon any foreclosure of this Deed of Trust or of any other security for any of said indebtedness.

4.08  Remedies Cumulative.

         No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Trustee or Beneficiary to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein; and every power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised from time to time as often as may be deemed expedient by Trustee or Beneficiary. If there exists additional security for the performance of the obligations secured hereby, the holder of the Note, at its sole option, and without limiting or affecting any of its rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights and remedies it may have in connection with such other security or in such order as it may determine. Any application of any amounts or any portion thereof held by Beneficiary at any time as additional security hereunder, whether pursuant to Section 1.03 or Section 1.05 hereof or otherwise, to any indebtedness secured hereby shall not extend or postpone the due dates of any payments due from Trustor to Beneficiary hereunder or under the Note, any Future Advances or any of the Related Agreements, or change the amounts of any such payments or otherwise be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

                                    ARTICLE V
                                  MISCELLANEOUS

5.01  Severability.

         In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.02  Certain Charges.

         Trustor agrees to pay Beneficiary for each statement of Beneficiary as to the obligations secured hereby, furnished at Trustor's request, the maximum fee allowed by law, or if there be no maximum fee, then such reasonable fee as is charged by Beneficiary as of the time said statement is furnished. Trustor further agrees to pay the charges of Beneficiary for any other service rendered Trustor, or on its behalf, connected with this Deed of Trust or the indebtedness secured hereby, including, without limitation, the delivery to an escrow holder of a request for full or partial reconveyance of this Deed of Trust, transmitting to an escrow holder moneys secured hereby, changing its records pertaining to this Deed of Trust and indebtedness secured hereby to show a new owner of the Mortgaged Property, and replacing an existing policy of insurance held hereunder with another such policy.

5.03  Notices.

         All notices expressly provided hereunder to be given by Beneficiary to Trustor and all notices and demands of any kind or nature whatsoever which Trustor may be required or may desire to give to or serve on Beneficiary shall be in writing and shall be served in person or by first class or certified mail. Any such notice or demand so served by first class or certified mail shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address above stated or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice. Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three business days after the date of mailing, whichever is the earlier in time, except that service of any notice of default or notice of sale provided or required by law shall, if mailed, be deemed effective on the date of mailing.

5.04  Trustor Not Released.

         Extension of the time for payment or modification of the terms of payment of any sums secured by this Deed of Trust granted by Beneficiary to any successor in interest of Trustor shall not operate to release, in any manner, the liability of the original Trustor. Beneficiary shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify the terms of payment of the sums secured by this Deed of Trust by reason of any demand made by the original Trustor. Without affecting the liability of any person, including Trustor, for the payment of any indebtedness secured hereby, or the lien of this Deed of Trust on the remainder of the Mortgaged Property for the full amount of any such indebtedness and liability unpaid, Beneficiary and Trustee are respectively empowered as follows:
Beneficiary may from time to time and without notice (a) release any person liable for the payment of any of the indebtedness, (b) extend the time or otherwise alter the terms of payment of any of the indebtedness, (c) accept additional real or personal property of any kind as security therefor, whether evidenced by deeds of trust, mortgages, security agreement or any other instruments of security, or (d) alter, substitute or release any property securing the indebtedness; Trustee may, at any time, and from time to time, upon the written request of Beneficiary, which Beneficiary may withhold in its sole discretion (1) consent to the making of any map or plat of the Mortgaged Property or any part thereof, (2) join in granting any easement or creating any restriction thereon, (3) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge hereof, or (4) reconvey, without any warranty, all or part of the Mortgaged Property.

5.05  Inspection.

         Beneficiary may at any reasonable time or times make or cause to be made entry upon and inspection of the Mortgaged Property or any part thereof in person or by agent.

5.06  Reconveyance.

         Upon the payment in full of all sums secured by this Deed of Trust, Beneficiary shall request Trustee to reconvey the Mortgaged Property and shall surrender this Deed of Trust and all notes evidencing indebtedness secured by this Deed of Trust to Trustee. Upon payment of its fees and any other sums owing to it under this Deed of Trust, Trustee shall reconvey the Mortgaged Property without warranty to the person or persons legally entitled thereto. Trustor shall pay all costs of recordation, if any. The recitals in such conveyance of any matters of facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto." Five years after issuance of such full reconveyance, Trustee may destroy said notes and this Deed of Trust unless otherwise directed by Beneficiary.

5.07  Statute of Limitations.

         The pleading of any statute of limitations as a defense to any and all obligations secured by this Deed of Trust is hereby waived to the fullest extent permitted by law.

5.08  Interpretation.

         Wherever used in this Deed of Trust, unless the context otherwise indicates a contrary intent, or unless otherwise specifically provided herein, the word "Trustor" shall mean and include both Trustor and any subsequent owner or owners of the Mortgaged Property, and the word "Beneficiary" shall mean and include not only the original Beneficiary hereunder but also any future owner and holder, including pledgees, of the Note secured hereby. In this Deed of Trust whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the neuter includes the feminine and/or masculine, and the singular number includes the plural and conversely. In this Deed of Trust, the use of the word "including" shall not be deemed to limit the generality of the term or clause to which it has reference, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to include any word which could reasonably fall within the broadest possible scope of such general statement, term or matter. The captions and headings of the Articles and Sections of this Deed of Trust are for convenience only and are not to be used to interpret, define or limit the provisions of this Deed of Trust.

5.09  Consent; Delegation to Sub-Agents.

         The granting or withholding of consent by Beneficiary to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions. Wherever a power of attorney is conferred upon Beneficiary hereunder, it is understood and agreed that such power is conferred with full power of substitution, and Beneficiary may elect in its sole discretion to exercise such power itself or to delegate such power, or any part thereof, to one or more sub-agents.

5.10  Successors and Assigns.

         All of the grants, obligations, covenants, agreements, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the heirs, administrators, executors, legal representatives, and warranties contained herein as well as the obligations arising therefrom are and shall be joint and several as to each such party.

5.11  Governing Law.

         The loan secured by this Deed of Trust is made pursuant to, and shall be construed and governed by, the laws of the State of California and the rules and regulations promulgated thereunder.

5.12  Substitution of Trustee.

         Beneficiary may remove Trustee at any time or from time to time and appoint a successor trustee, and upon such appointment, all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall be appointed by written instrument duly recorded in the county or counties where the real property covered hereby is located, which appointment may be executed by any authorized agent of Beneficiary or in any other manner permitted by applicable law.

5.13  No Waiver.

         No failure or delay by Beneficiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver, consent or approval of any kind by Beneficiary shall be effective unless contained in writing signed and delivered by Beneficiary. No notice to or demand on Trustor in any case shall entitle Trustor to any other notice or demand in similar or other circumstances, nor shall such notice or demand constitute a waiver of the rights of Beneficiary to any other or further actions.

5.14  Beneficiary Not Partner of Trustor; Trustor to Indemnify Beneficiary.

         The exercise by Beneficiary of any of its rights, privileges or remedies conferred hereunder or under the Note or any other Related Agreements or under applicable law, shall not be deemed to render Beneficiary a partner or a co-venturer with the Trustor or with any other person. Any and all of such actions will be exercised by Beneficiary solely in furtherance of its role as a secured lender advancing funds for use by the Trustor as provided in this Deed of Trust. Trustor shall indemnify Beneficiary against any claim by any third party for any injury, damage or liability of any kind arising out of any failure of Trustor to perform its obligations in this transaction, shall notify Beneficiary of any lawsuit based on such claim, and at Beneficiary's election, shall defend Beneficiary therein at Trustor's own expense by counsel satisfactory to Beneficiary or shall pay the Beneficiary's cost and attorneys' fees if Beneficiary chooses to defend itself on any such claim.

5.15  Time of Essence.

         Time is declared to be of the essence in this Deed of Trust, the Note and any Related Agreements and of every part hereof and thereof.

5.16  Entire Agreement.

         Once the Note, this Deed of Trust, and all of the other Related Agreements, if any, have been executed, all of the foregoing constitutes the entire agreement between the parties hereto and none of the foregoing may be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto; provided, however, that all written and oral representations of Trustor, and of any partner, principal or agent of Trustor, previously made to Beneficiary shall be deemed to have been made to induce Beneficiary to make the loan secured hereby and to enter into the transaction evidenced hereby and by the Note and the Related Agreements, and shall survive the execution hereof and the closing pursuant hereto. This Deed of Trust cannot be changed or modified except by written agreement signed by both Trustor and Beneficiary.

5.17  No Third Party Benefits.

         This Deed of Trust, the Note and the other Related Agreements, if any, are made for the sole benefit of Trustor and Beneficiary and their successors and assigns, and convey no other legal interest to any party under or by reason of any of the foregoing. Whether or not Beneficiary elects to employ any or all of the rights, powers or remedies available to it under any of the foregoing, Beneficiary shall have no obligation or liability of any kind to any third party by reason of any of the foregoing or any of Beneficiary's actions or omissions pursuant thereto or otherwise in connection with this transaction.

5.18  Junior Deed of Trust.

         (a) Notwithstanding anything herein to the contrary, the parties acknowledge that this Deed of Trust is a second lien on the Mortgaged Property subject to the prior deed of trust in favor of _________________________________ dated ________________, 19___ and recorded on __________________, 19___ in the
Official Records of _______________________ County, California (the "Superior Deed of Trust"). It is a covenant hereof that Trustor shall faithfully and fully observe and perform each and every term, covenant and condition of any and all Superior Deed of Trust and of any and all loan agreements, notes, Superior Deed of Trust (the "Superior Financing Documents"), and shall not permit any of such Superior Financing Documents to go into default. Trustor shall immediately notify Beneficiary of any default or delinquency under any of the Superior Financing Documents, and shall provide Beneficiary with a copy of any notice of default or delinquency received by Trustor pursuant to any of the Superior Financing Documents. A default or delinquency under any one of the Superior Financing Documents shall automatically and immediately constitute an Event of Default under this Deed of Trust, and in consequence thereof, Beneficiary may avail itself of any remedies it may have for an Event of Default hereunder, including, without limitation, acceleration of the Note.

         (b) Beneficiary is hereby expressly authorized to advance at its option all sums necessary to keep any of the Superior Financing Documents in good standing, and all sums so advanced, together with interest thereon at the default rates (as defined in the Note), shall be repayable on demand to Beneficiary and shall be secured by the lien of this Deed of Trust, as in the case of other advances made by Beneficiary hereunder.

         (c) Trustor agrees that Trustor shall not make any agreement with the holder of any Superior Financing Documents which shall in any way modify, change, alter or extend any of the terms or conditions of any such Superior Financing Documents, nor shall Trustor request or accept any future advances under such Superior Financing Documents without the express written consent of Beneficiary.

                               REQUEST FOR NOTICES

         Trustor hereby requests that a copy of any Notice of Default and Notice of Sale as may be required by law be mailed to Trustor at its address above stated.

         IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year first hereinabove written.

         TRUSTOR: _________________________________

                                    EXHIBIT A
                           DESCRIPTION OF THE PROPERTY

STATE OF CALIFORNIA

COUNTY OF ______________________)

         On __________________, 20___ before me, ___________________________,  a
Notary Public in and for said State, personally appeared ______________________ ______________________________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

                            -----------------------------------
                           (Signature)

                           (SEAL)

STATE OF CALIFORNIA

COUNTY OF ___________________________)

         On __________________, 20___ before me, ___________________________,  a
Notary Public in and for said State, personally appeared ______________________ _______________________________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

                           -----------------------------------
                           (Signature)


                            (SEAL)~

     successors and assigns of Trustor and the successors in trust of Trustee and the endorsees, transferees, successors and assigns of Beneficiary. In the event Trustor is composed of more than one party, the obligations, covenants, agreements,

                                EXHIBIT 10.4 (b)

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Redwood Mortgage Corp.
650 El Camino Real, Suite G
Redwood City, California 94063-1394
Attn:  Michael Burwell

------------------------------------------------------------------------------
LOAN NO.:


                            DEED OF TRUST, ASSIGNMENT

                          OF LEASES AND RENTS, SECURITY

                          AGREEMENT AND FIXTURE FILING

         THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Deed of Trust") is made as of ______________, 19___, by ____________________________________________________, the owner(s) of the property described below, whose address is ____________________________________,
(herein "Trustor"), to PLM LENDER SERVICES, INC., a California corporation, whose address is 577 Salmar Avenue, Suite #100, Campbell, California 95008,
(herein             "Trustee"),              in             favor             of
____________________________________________________________________,      whose
address is 650 El Camino Real, Suite G, Redwood City, California 94063-1394 (herein "Beneficiary").

         Trustor, in consideration of the indebtedness described by this Deed of Trust, irrevocably grants, conveys, transfers and assigns to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Trustor's present and future estate, right, title and interest in and to the following (which shall hereafter be referred to as the "Mortgaged Property"):

         (a) Land. That certain real property located in the City of ________________, County of _______________, State of California, more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the "Land");

     (b) Improvements. All buildings and other improvements now or hereafter located on the Land, including, but not limited to, the Fixtures (as defined below) (collectively, the "Improvements");

         (c) Fixtures. All fixtures (goods that are or become so related to the Land or Improvements that an interest in them arises under real estate law) now or hereafter located on, attached to, installed in or used in connection with the Land and Improvements;

         (d) Intellectual Property Rights, Other Personal Property. All intangible property and rights relating to the Land or the operation thereof, or used in connection therewith, including, without limitation, tradenames and trademarks; all machinery, equipment, building materials, appliances and goods of every nature whatsoever (herein collectively called "equipment" and other "personal property") now or hereafter located in, or on, attached or affixed to, or used or intended to be used in connection with, the Land and the Improvements, including, but without limitation, all heating, lighting, laundry, incinerating, gas, electric and power equipment, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus, air cooling and air conditioning apparatus, elevators and escalators and related machinery and equipment, pool and pool operation and maintenance equipment and apparatus, shades, awnings, blinds, curtains, drapes, attached floor coverings, including rugs and carpeting, television, radio and music cable antennae and systems, screens, storm doors and windows, stoves, refrigerators, dishwashers and other installed appliances, attached cabinets, partitions, ducts and compressors, furnishings and furniture, and trees, plants and other items of landscaping (except that the foregoing equipment and other personal property covered hereby shall not include machinery, apparatus, equipment, fittings and articles of personal property used in the business of Trustor (commonly referred to as "trade fixtures") whether the same are annexed to said real property or not, unless the same are also used in the operation of any building or other improvement located thereon or unless the same cannot be removed without materially damaging said real property or any such building or other improvement), all of which, including replacements and additions thereto, shall, to the fullest extent permitted by law and for the purposes of this Deed of Trust, be deemed to be part and parcel of, and appropriated to the use of, said real property and, whether affixed or annexed thereto or not, be deemed conclusively to be real property and conveyed by this Deed of Trust, and all proceeds and products of any and all thereof;

         (e) Contracts, Permits, Plans, Easements. All now or hereafter existing plans and specifications prepared for construction of Improvements on the Land and all studies, data and drawings related thereto, and also all contracts and agreements of Trustor relating to the plans and specifications or to the studies, data and drawings, or to the construction of Improvements on the Land (the "Plans and Specifications"); all contracts, permits, certificates, plans, studies, data, drawings, licenses, approvals, entitlements and authorizations, however, characterized, issued or in any way furnished for the acquisition, construction, operation and use of the Land or the Improvements, including building permits, environmental certificates, licenses, certificates of operation, warranties and guaranties; all easements, rights and appurtenances thereto or used in connection with the above-described Land or Improvements;

     (f) Interest in Leases. All existing and future Leases (as defined in Section 1.03 (b) (1) below) relating to the Land and Improvements or any interest in them;

         (g) Proceeds. All rents, royalties, issues, profits, revenues, income, remittances, payments and other benefits arising or derived from the use or enjoyment of all or any portion of the Land or Improvements, or derived from any Lease, sublease, license, or agreement relating to the use or enjoyment of the Land or Improvements (subject to the rights given below to Trustor to collect and apply such rents, royalties, issues, profits, revenues, income, remittances, payments and other benefits);

         (h) Additional Proceeds. All Trustor's other existing or future estates, easements, licenses, interests, rights, titles, homestead or other claims or demands, both in law and in equity in the Mortgaged Property including, without limitation, (1) all damages or awards made to Trustor related to the Mortgaged Property, including without limitation, for the partial or complete taking by eminent domain, or by an proceeding or purchase in lieu of eminent domain, of the Mortgaged Property, and (2) all proceeds of any insurance covering the Mortgaged Property. Trustor agrees to execute and deliver, from time to time, such further instruments and documents as may be required by Beneficiary to confirm the lien of this Deed of Trust on any of the foregoing.

         FOR THE PURPOSE OF SECURING, in such order of priority as Beneficiary may elect:

         (a) The repayment of the indebtedness evidenced by Trustor's promissory note of even date herewith payable to the order of Beneficiary in the original principal sum of ________________________________________________________
($_____________), with interest thereon, as provided therein, and all prepayment charges, late charges and loan fees required thereunder, and all extensions, renewals, modifications, amendments and replacements thereof (herein "Note");

         (b) The payment of all other sums which may be advanced by or otherwise be due to Trustee or Beneficiary under any provision of this Deed of Trust or under any other instrument or document referred to in subsection (c) below, with interest thereon at the rate provided herein or therein;

         (c) The performance of each and every of the covenants and agreements of Trustor contained in (1) this Deed of Trust and the Note, and in any note evidencing a Future Advance (as hereinafter defined), (2) in the Environmental Agreement and Indemnity executed by Trustor concurrently herewith, and in any and all pledge agreements, supplemental agreements, assignments and all instruments of indebtedness or security now or hereafter executed by Trustor in connection with any indebtedness referred to in subsection (a) above or subsection (d) below or for the purpose of supplementing or amending this Deed of Trust or any instrument secured hereby (all of the foregoing in Clause (2), as the same may be amended, modified or supplemented from time to time, being referred to hereinafter as "Related Agreements"); and

         (d) The repayment of any other loans or advances, with interest thereon, hereafter made to Trustor (or any successor in interest to Trustor as the owner of the Mortgaged Property or any part thereof) by Beneficiary when the promissory note evidencing the loan or advance specifically states that said note is secured by this Deed of Trust, together with all extensions, renewals, modifications, amendments and replacements thereof (herein "Future Advance").

                                    ARTICLE I
                              COVENANTS OF TRUSTOR

         To protect the security of this Deed of Trust, Trustor covenants and agrees as follows:

1.01  Performance of Obligations Secured.

         Trustor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, the principal of and interest on any Future Advances, and any prepayment, late charges and loan fees provided for in the Note or in any note evidencing a Future Advance or provided for herein, and shall further perform fully and in a timely manner all other obligations of Trustor contained herein or in the Note or in any note evidencing a Future
Advance or in any of the Related Agreements. All sums payable by Trustor hereunder shall be paid without demand, counterclaim, offset, deduction or defense and Trustor waives all rights now or hereinafter conferred by statute or otherwise to any such demand, counterclaim, offset, deduction or defense.

1.02  Insurance.

         Trustor shall keep the Mortgaged Property insured with an all-risk policy insuring against loss or damage by fire and earthquake with extended coverage and against any other risks or hazards which, in the opinion of Beneficiary, should be insured against, in an amount not less than 100% of the full insurable value thereof on a replacement cost basis, with an inflation guard endorsement, with a company or companies and in such form and with such endorsements as may be approved or required by Beneficiary, including, if applicable, boiler explosion coverage and sprinkler leakage coverage. All losses under said insurance, and any other insurance obtained by Trustor with respect to the Mortgaged Property whether or not required by Beneficiary, shall be payable to Beneficiary and shall be applied in the manner provided in Section
1.03 hereof. Trustor shall also carry comprehensive general public liability insurance and twelve (12) months' rent loss insurance in such form and amounts and with such companies as are satisfactory to Beneficiary. Trustor shall also carry insurance against flood if required by the Federal Flood Disaster Protection Act of 1973 and regulations issued thereunder. All hazard, flood and rent loss insurance policies shall be endorsed with a standard noncontributory mortgagee clause in favor of and in form acceptable to Beneficiary, and may be canceled or modified only upon not less than thirty (30) days' prior written notice to Beneficiary. All of the above-mentioned insurance policies or certificates of such insurance satisfactory to Beneficiary, together with receipts for the payment of premiums thereon, shall be delivered to and held by Beneficiary, which delivery shall constitute assignment to Beneficiary of all return premiums to be held as additional security hereunder. All renewal and replacement policies shall be delivered to Beneficiary at least thirty (30) days before the expiration of the expiring policies. Beneficiary shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Trustor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

1.03  Condemnation and Insurance Proceeds.

         (a) The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of or damage or injury to the Mortgaged Property, or any part thereof, or for conveyance in lieu of condemnation, are hereby assigned to and shall be paid to Beneficiary. In addition, all causes of action, whether accrued before or after the date of this Deed of Trust, of all types for damages or injury to the Mortgaged Property or any part thereof, or in connection with any transaction financed by funds loaned to Trustor by Beneficiary and secured hereby, or in connection with or affecting the Mortgaged Property or any part thereof, including, without limitation, causes of action arising in tort or contract and causes of action for fraud or concealment of a material fact, are hereby assigned to Beneficiary as additional security, and the proceeds thereof shall be paid to Beneficiary. Beneficiary may at its option appear in and prosecute in its own name any action or proceeding to enforce any such cause of action and may make any compromise or settlement thereof. Trustor, immediately upon obtaining knowledge of any casualty damage to the Mortgaged Property or damage in any other manner in excess of $25,000.00 or knowledge of the institution of any proceedings relating to condemnation or other taking of or damage or injury to the Mortgaged Property or any portion thereof, will immediately notify Beneficiary in writing. Beneficiary, in its sole discretion, may participate in any such proceedings and may join Trustor in adjusting any loss covered by insurance.

         (b) All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments which Trustor may receive or to which Trustor may become entitled with respect to the Mortgaged Property in the event of any damage or injury to or a partial condemnation or other partial taking of the Mortgaged Property shall be paid over to Beneficiary and shall be applied first toward reimbursement of all costs and expenses of Beneficiary in connection with recovery of the same, and then shall be applied, as follows:

            (1) Beneficiary shall consent to the application of such payments to the restoration of the Mortgaged Property so damaged if and only if Trustor fulfills all of the following conditions (a breach of any one of which shall constitute an Event of Default under this Deed of Trust and shall entitle Beneficiary to exercise all rights and remedies Beneficiary may have in such event): (a) that no default or Event of Default is then outstanding under this Deed of Trust, the Note, or any Related Agreement; (b) that Trustor is not in default under any of the terms, covenants and conditions of any of the Leases (hereinafter defined); (c) that the Leases shall continue in full force and effect; (d) that Trustor has in force rental continuation and business interruption insurance covering the Mortgaged Property for the longer of twelve
(12) months or the time Beneficiary reasonably estimates will be necessary to complete such restoration and rebuilding; (e) Beneficiary is satisfied that during the period from the time of damage or taking until restoration and rebuilding of the Mortgaged Property is completed (the "Gap Period") Trustor's net income from (1) all leases, subleases, licenses and other occupancy agreements affecting the Mortgaged Property (the "Leases") which may continue without abatement of rent during such Gap Period, plus (2) all Leases in effect during the Gap Period without abatement of rent which Trustor may obtain in substitution for any of the same which did not continue during such Gap Period, plus (3) the proceeds of rental continuation and business interruption insurance, is sufficient to satisfy Trustor's obligations under this Deed of Trust as they come due; (f) Beneficiary is satisfied that the insurance or award proceeds shall be sufficient to fully restore and rebuild the Mortgaged Property free and clear of all liens except the lien of this Deed of Trust, or, in the event that such proceeds are in Beneficiary's sole judgment insufficient to restore and rebuild the Mortgaged Property, then Trustor shall deposit promptly with Beneficiary funds which, together with the insurance or award proceeds, shall be sufficient in Beneficiary's sole judgment to restore and rebuild the Mortgaged Property; (g) construction and completion of restoration and rebuilding of the Mortgaged Property shall be completed in accordance with plans and specifications and drawings submitted to and approved by Beneficiary, which plans, specifications and drawings shall not be substantially modified, changed or revised without the Beneficiary's prior written consent; (h) Beneficiary shall also have approved all prime and subcontractors, and the general contract or contracts the Trustor proposes to enter into with respect to the restoration and rebuilding; and (i) any and all monies which are made available for restoration and rebuilding hereunder shall be disbursed through Beneficiary, the Trustee or a title insurance and trust company satisfactory to Beneficiary, in accord with standard construction lending practice, including, if requested by Beneficiary, monthly lien waivers and title insurance datedowns, and the provision of payment and performance bonds by Trustor, or in any other manner approved by Beneficiary in Beneficiary's sole discretion; or

            (2) If less than all of conditions (a) through (i) in subsection (1) above are satisfied, then such payments shall be applied in the sole and absolute discretion of Beneficiary (a) to the payment or prepayment with any applicable prepayment premium of any indebtedness secured hereby in such order as Beneficiary may determine, or (b) to the reimbursement of Trustor's expenses incurred in the rebuilding and restoration of the Mortgaged Property. In the event Beneficiary elects under this subsection (2) to make any monies available to restore the Mortgaged Property, then all of conditions (a) through (i) in subsection (1) above shall apply, except such conditions which Beneficiary, in its sole discretion, may waive.

         (c) If any material part of the Mortgaged Property is damaged or destroyed and the loss is not adequately covered by insurance proceeds collected or in the process of collection, Trustor shall deposit, within ten (10) days of the Beneficiary's request therefor, the amount of the loss not so covered.

         (d) All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments which Trustor may receive or to which Trustor may become entitled with respect to the Mortgaged Property in the event of a total condemnation or other total taking of the Mortgaged Property shall be paid over to Beneficiary and shall be applied first toward reimbursement of all costs and expenses of Beneficiary in connection with recovery of the same, and then shall be applied to the payment or prepayment with any applicable prepayment premium of any indebtedness secured hereby in such order as Beneficiary may determine, until the indebtedness secured hereby has been paid and satisfied in full. Any surplus remaining after payment and satisfaction of the indebtedness secured hereby shall be paid to Trustor as its interest may then appear.

         (e) Any application of such amounts or any portion thereof to any indebtedness secured hereby shall not be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

         (f) If any part of any automobile parking areas included within the Mortgaged Property is taken by condemnation or before such areas are otherwise reduced, Trustor shall provide parking facilities in kind, size and location to comply with all Leases, and before making any contract for such substitute parking facilities, Trustor shall furnish to Beneficiary satisfactory assurance of completion thereof, free of liens and in conformity with all governmental zoning, land use and environmental regulations.

1.04  Taxes, Liens and Other Items.

         Trustor shall pay at least ten days before delinquency, all taxes, bonds, assessments, special assessments, common area charges, fees, liens, charges, fines, penalties, impositions and any and all other items which are attributable to or affect the Mortgaged Property and which may attain a priority over this Deed of Trust by making payment prior to delinquency directly to the payee thereof, unless Trustor shall be required to make payment to Beneficiary on account of such items pursuant to Section 1.05 hereof. Prior to the delinquency of any such taxes or other items, Trustor shall furnish Beneficiary with receipts indicating such taxes and other items have been paid. Trustor shall promptly discharge any lien which has attained or may attain priority over this Deed of Trust. In the event of the passage after the date of this Deed of Trust of any law deducting from the value of real property for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of deeds of trust or debts secured by deeds of trust for state, federal or any other purposes, or the manner of the collection of any such taxes, so as to affect this Deed of Trust, the Beneficiary and holder of the debt which it secures shall have the right to declare the principal sum and the interest due on a date to be specified by not less than thirty (30) days written notice to be given to Trustor by Beneficiary; provided, however, that such election shall be ineffective if Trustor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder and if, prior to such specified date, does pay such taxes and agrees to pay any such tax when hereafter levied or assessed against the Mortgaged Property, and such agreement shall constitute a modification of this Deed of Trust.

1.05  Funds for Taxes and Insurance.

         If an Event of Default has occurred under this Deed of Trust or under any of the Related Agreements, regardless of whether the same has been cured, then thereafter at any time Beneficiary may, at its option to be exercised upon thirty (30) days' written notice to Trustor, require the deposit with Beneficiary or its designee by Trustor, at the time of each payment of an installment of interest or principal under the Note, of an additional amount sufficient to discharge the obligations of Trustor under Sections 1.02 and 1.04 hereof as and when they become due. The determination of the amount payable and of the fractional part thereof to be deposited with Beneficiary shall be made by Beneficiary in its sole discretion. These amounts shall be held by Beneficiary or its designee not in trust and not as agent of Trustor and shall not bear interest, and shall be applied to the payment of the obligations in such order or priority as Beneficiary shall determine. If at any time within thirty (30) days prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, Trustor shall within ten (10) days after demand deposit the amount of the deficiency with Beneficiary. If the amounts deposited are in excess of the actual obligations for which they were deposited, Beneficiary may refund any such excess, or, at its option, may hold the same in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year. Nothing herein contained shall be deemed to affect any right or remedy of Beneficiary under any other provision of this Deed of Trust or under any statute or rule of law to pay any such amount and to add the amount so paid to the indebtedness hereby secured.

         All amounts so deposited shall be held by Beneficiary or its designee as additional security for the sums secured by this Deed of Trust and upon the occurrence of an Event of Default hereunder Beneficiary may, in its sole and absolute discretion and without regard to the adequacy of its security hereunder, apply such amounts or any portion thereof to any part of the indebtedness secured hereby. Any such application of said amounts or any portion thereof to any indebtedness secured hereby shall not be construed to cure or waive any default or notice of default hereunder.

         If Beneficiary requires deposits to be made pursuant to this Section 1.05, Trustor shall deliver to Beneficiary all tax bills, bond and assessment statements, statements of insurance premiums, and statements for any other obligations referred to above as soon as such documents are received by Trustor.

         If Beneficiary sells or assigns this Deed of Trust, Beneficiary shall have the right to transfer all amounts deposited under this Section 1.05 to the purchaser or assignee, and Beneficiary shall thereupon be released and have no further liability hereunder for the application of such deposits, and Trustor shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

1.06  Assignment of Rents and Profits.

         (a) All of Trustor's interest in any Leases or other occupancy agreements pertaining to the Mortgaged Property now existing or hereafter entered into, and all of the rents, royalties, issues, profits, revenue, income and other benefits of the Mortgaged Property arising from the use or enjoyment of all or any portion thereof or from any Lease or agreement pertaining to occupancy of any portion of the Mortgaged Property now existing or hereafter entered into whether now due, past due, or to become due, including all prepaid rents and security deposits, and including without limitation all present or future rights of Trustor in and to all operating revenues derived from the operation of the Mortgaged Property (the "Rents and Profits"), are hereby absolutely, presently and unconditionally assigned, transferred and conveyed to Beneficiary to be applied by Beneficiary in payment of the principal and interest and all other sums payable on the Note, and of all other sums payable under this Deed of Trust subject to the rights of residential tenants under California Civil Code Section 1950.5(d). Prior to the occurrence of any Event of Default (hereinafter defined), Trustor shall have a license to collect and receive all Rents and Profits, which license shall be terminable at the sole option of Beneficiary, without regard to the adequacy of its security hereunder and without notice to or demand upon Trustor, upon the occurrence of any Event of Default. It is understood and agreed that neither the foregoing assignment of Rents and Profits to Beneficiary nor the exercise by Beneficiary of any of its rights or remedies under Article IV hereof shall be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by agent, assumes actual possession thereof. Nor shall appointment of a receiver for the Mortgaged Property by any court at the request of Beneficiary or by agreement with Trustor, or the entering into possession of the Mortgaged Property or any part thereof by such receiver, be deemed to make Beneficiary a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof. Upon the occurrence of any Event of Default, this shall constitute a direction to and full authority to each lessee under any Lease and each guarantor of any Lease to pay all Rents and Profits to Beneficiary without proof of the default relied upon. Trustor hereby irrevocably authorizes each lessee and guarantor to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any Rents and Profits due or to become due.

         (b) Trustor shall apply the Rents and Profits to the payment of all necessary and reasonable operating costs and expenses of the Mortgaged Property, debt service on the indebtedness secured hereby, and a reasonable reserve for future expenses, repairs and replacements for the Mortgaged Property, before using the Rents and Profits for Trustor's personal use or any other purpose not for the direct benefit of the Mortgaged Property.

         (c) Trustor warrants as to each Lease now covering all or any part of the Mortgaged Property: (1) that each Lease is in full force and effect; (2) that no default exists on the part of the lessees or Trustor under Leases constituting more than 5%, in the aggregate, of all units in the Mortgaged Property; (3) that no rent has been collected more than one month in advance;
(4) that no Lease or any interest therein has been previously assigned or pledged; (5) that no lessee under any Lease has any defense, setoff or counterclaim against Trustor; (6) that all rent due to date under each Lease has been collected and no concession has been granted to any lessee in the form of a waiver, release, reduction, discount or other alteration of rent due or to become due; and (7) that the interest of the lessee under each Lease is as lessee only, with no options to purchase or rights of first refusal. All the foregoing warranties shall be deemed to be reaffirmed and to continue until performance in full of the obligations under this Deed of Trust.

         (d) Trustor shall at all times perform the obligations of lessor under all such Leases. Trustor shall not execute any further assignment of any of the Rents and Profits or any interest therein or suffer or permit any such assignment to occur by operation of law. Trustor shall at any time or from time to time, upon request of Beneficiary, transfer and assign to Beneficiary in such form as may be satisfactory to Beneficiary, Trustor's interest in any Lease, subject to and upon the condition, however, that prior to the occurrence of any Event of Default hereunder Trustor shall have a license to collect and receive all Rents and Profits under such Lease upon accrual, but not prior thereto, as set forth in subsection (a) above. Whenever requested by Beneficiary, Trustor shall furnish to Beneficiary a certificate of Trustor setting forth the names of all lessees under any Leases, the terms of their respective Leases, the space occupied, the rents payable thereunder, and the dates through which any and all rents have been paid.

         (e) Without the prior written consent of Beneficiary, Trustor shall not
(1) accept prepayments of rent exceeding one month under any Leases of any part of the Mortgaged Property; (2) take any action under or with respect to any such Leases which would decrease the monetary obligations of the lessee thereunder or otherwise materially decrease the obligations of the lessee or the rights or remedies of the lessor, including, without limitation, any reduction in rent or granting of an option to renew for a term greater than one year; (3) modify or amend any such Leases or, except where the lessee is in default, cancel or terminate the same or accept a surrender of the leased premises, provided, however, that Trustor may renew, modify or amend Leases in the ordinary course of business so long as such actions do not decrease the monetary obligations of the lessee thereunder, or otherwise decrease the obligations of the lessee or the rights and remedies of the lessor; (4) consent to the assignment or subletting of the whole or any portion of the lessee's interest under any Lease which has a term of more than five years; (5) create or permit any lien or encumbrance which, upon foreclosure, would be superior to any such Leases; or
(6) in any other manner impair Beneficiary's rights and interest with respect to the Rents and Profits.

         (f) Each Lease, or any part thereof, shall make provision for the attornment of the lessee thereunder to any person succeeding to the interest of Trustor as the result of any foreclosure or transfer in lieu of foreclosure hereunder, said provision to be in form and substance approved by Beneficiary. If any Lease provides for the abatement of rent during repair of the demised premises by reason of fire or other casualty, Trustor shall furnish rental insurance to Beneficiary, the policies to be in amount and form and written by such companies as shall be satisfactory to Beneficiary. Each Lease shall remain in full force and effect despite any merger of the interest of Trustor and any lessee thereunder.

         (g) Beneficiary shall be deemed to be the creditor of each lessee in respect of any assignments for the benefit of creditors and any bankruptcy, arrangement, reorganization, insolvency, dissolution, receivership or other debtor-relief proceedings affecting such lessee (without obligation on the part of Beneficiary, however, to file timely claims in such proceedings or otherwise pursue creditor's rights therein). Beneficiary shall have the right to assign Trustor's right, title and interest in any Leases to any subsequent holder of this Deed of Trust or any participating interest therein or to any person acquiring title to all or any part of the Mortgaged Property through foreclosure or otherwise. Any subsequent assignee shall have all the rights and powers herein provided to Beneficiary. Beneficiary shall have the authority, as Trustor's attorney-in-fact, such authority being coupled with an interest and irrevocable, to sign the name of Trustor and to bind Trustor on all papers and documents relating to the operation, leasing and maintenance of the Mortgaged Property.

1.07  Security Agreement.

         This Deed of Trust is intended to be a security agreement pursuant to the California Uniform Commercial Code for (a) any and all items of personal property specified above as part of the Mortgaged Property which, under applicable law, may be subject to a security interest pursuant to the California Uniform Commercial Code and which are not herein effectively made part of the real property, and (b) any and all items of property specified above as part of the Mortgaged Property which, under applicable law, constitute fixtures and may be subject to a security interest under Section 9-313 of the California Uniform Commercial Code; and Trustor hereby grants Beneficiary a security interest in said property, all of which is referred to herein as "Personal Property," and in all additions thereto, substitutions therefor and proceeds thereof, for the purpose of securing all indebtedness and other obligations of Trustor now or hereafter secured by this Deed of Trust, which shall be a paramount and superior lien on all such Personal Property at all times. Trustor agrees to execute and deliver financing and continuation statements covering the Personal Property from time to time and in such form as Beneficiary may require to perfect and continue the perfection of Beneficiary's lien or security interest with respect to said property. Trustor shall pay all costs of filing such statements and renewals and releases thereof and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonably require. Upon the occurrence of any default of Trustor hereunder, Beneficiary shall have the rights and remedies of a secured party under California Uniform Commercial Code, including, Section 9501(4) thereof, as well as all other rights and remedies available at law or in equity, and, at Beneficiary's option, Beneficiary may also invoke the remedies provided in Article IV of this Deed of Trust as to such property.

1.08  Acceleration.

         (a) Trustor acknowledges that in making the loan evidenced by the Note and this Deed of Trust (the "Loan"), Beneficiary has relied upon: (1) Trustor's credit rating; (2) Trustor's financial stability; and (3) Trustor's experience in owning and operating real property comparable to the Mortgaged Property. Without limiting the obligations of Trustor or the rights and remedies of Beneficiary, Beneficiary shall have the right, at its option, to declare any indebtedness and obligations under the Note and this Deed of Trust, irrespective of the maturity date specified therein, due and payable in full if: (1) Trustor or any one or more of the tenants-in-common, joint tenants, or other persons comprising Trustor sells, enters into a contract of sale, conveys, alienates or encumbers the Mortgaged Property or any portion thereof or any fractional undivided interest therein, or suffers Trustor's title or any interest therein to be divested or encumbered, whether voluntarily or involuntarily, or leases with an option to sell, or changes or permits to be changed the character or use of the Mortgaged Property, or drills or extracts or enters into a lease for the drilling for or extracting of oil, gas or other hydrocarbon substances or any mineral of any kind or character on the Mortgaged Property; (2) The interest of any general partner of Trustor (or the interest of any general partner in a partnership that is a partner) is assigned or transferred; (3) If Trustor is a corporation or a partnership, more than twenty-five percent (25%) of the corporate stock of Trustor (or of any corporate partner or other corporation comprising Trustor) is sold, transferred or assigned; (4) There is a change in beneficial ownership with respect to more than twenty-five percent (25%) of Trustor (if Trustor is a partnership, limited liability company, trust or other legal entity) or of any partner or tenant-in-common of Trustor which is a partnership, limited liability company, trust or other legal entity; (5) a default has occurred hereunder or under any document executed in connection with this Deed of Trust and is continuing. In such case, Beneficiary or other holder of the Note may exercise any and all of the rights and remedies and recourses set forth in Article IV herein, and as granted by law.

         (b) In order to allow Beneficiary to determine whether enforcement of the foregoing provisions is desirable, Trustor agrees to notify Beneficiary promptly in writing of any transaction or event described in Clauses 1.08(a) above. In addition to other damages and costs resulting from the breach by Trustor of its obligations under this subsection (b), Trustor acknowledges that failure to give such notice may damage Beneficiary in an amount equal to not less than the difference between the interest payable on the indebtedness specified herein, and the interest and loan fees which Beneficiary could obtain on said sum on the date that the event of acceleration occurred and was enforceable by Beneficiary under applicable law. Trustor shall pay to Beneficiary all damages Beneficiary sustains by reason of the breach of the covenant of notice set forth in this subsection (b) and the amount thereof shall be added to the principal of the Note and shall bear interest and shall be secured by this Deed of Trust.

         (c) Notwithstanding subsection 1.08(a) above, Trustor may from time to time replace items of personal property and fixtures constituting a part of the Mortgaged Property, provided that: (1) the replacements for such items of personal property or fixtures are of equivalent value and quality; and (2) Trustor has good and clear title to such replacement property free and clear of any and all liens, encumbrances, security interests, ownership interests, claims of title (contingent or otherwise), or charges of any kind, or the rights of any conditional sellers, vendors or any other third parties in or to such replacement property have been expressly subordinated at no cost to Beneficiary to the lien of this Deed of Trust in a manner satisfactory to Beneficiary; and
(3) at the option of Beneficiary, Trustor provides at no cost to Beneficiary a satisfactory opinion of counsel to the effect that this Deed of Trust constitutes a valid and subsisting second lien on and security interest in such replacement property and is not subject to being subordinated or the priority thereof affected under any applicable law, including, but not limited, to the provisions of Section 9-313 of the California Uniform Commercial Code.

1.09  Preservation and Maintenance of Mortgaged Property.

         Trustor shall keep the Mortgaged Property and every part thereof in good condition and repair, and shall not permit or commit any waste, impairment, or deterioration of the Mortgaged Property, or commit, suffer or permit any act upon or use of the Mortgaged Property in violation of law or applicable order of any governmental authority, whether now existing or hereafter enacted and whether foreseen or unforeseen, or in violation of any covenants, conditions or restrictions affecting the Mortgaged Property, or bring or keep any article upon any of the Mortgaged Property or cause or permit any condition to exist thereon which would be prohibited by or could invalidate any insurance coverage maintained, or required hereunder to be maintained, by Trustor on or with respect to any part of the Mortgaged Property, and Trustor further shall do all other acts which from the character or use of the Mortgaged Property may be reasonably necessary to protect the Mortgaged Property. Trustor shall underpin and support, when necessary, any building, structure or other improvement situated on the Mortgaged Property and shall not remove or demolish any building on the Mortgaged Property. Trustor shall complete or restore and repair promptly and in a good workmanlike manner any building, structure or improvement which may be constructed, damaged or destroyed thereon and pay when due all claims for labor performed and materials furnished therefor, whether or not insurance or other proceeds are available to cover in whole or in part the costs of any such completion, restoration or repair; provided, however, that Trustor shall not demolish, remove, expand or extend any building, structure or improvement on the Mortgaged Property, nor construct, restore, add to or alter any such building, structure or improvement, nor consent to or permit any of the foregoing to be done, without in each case obtaining the prior written consent of Beneficiary thereto.

         If this Deed of Trust is on a condominium or a cooperative apartment or planned development project, Trustor shall perform all of Trustor's obligations under any applicable declaration of condominium or master deed, or any declaration of covenants, conditions and restrictions pertaining to any such project, or any by-laws or regulations of the project or owners' association or constituent documents.

         Trustor shall not drill or extract or enter into any lease for the drilling for or extraction of oil, gas or other hydrocarbon substances or any mineral of any kind or character on or from the Mortgaged Property or any part thereof without first obtaining Beneficiary's written consent.

         Unless required by applicable law or unless Beneficiary has otherwise first agreed in writing, Trustor shall not make or allow to be made any changes in the nature of the occupancy or use of the Mortgaged Property or any part thereof for which the Mortgaged Property or such part was intended at the time this Deed of Trust was delivered.

1.10  Financial Statements; Offset Certificates.

         (a) Trustor, without expense to Beneficiary, shall, upon receipt of written request from Beneficiary, furnish to Beneficiary (1) an annual statement of the operation of the Mortgaged Property prepared and certified by Trustor, showing in reasonable detail satisfactory to Beneficiary total rents or other proceeds received and total expenses together with an annual balance sheet and profits and loss statement, within one hundred twenty (120) days after the close of each fiscal year of Trustor, beginning with the fiscal year first ending after the date of delivery of this Deed of Trust, (2) within 30 days after the end of each calendar quarter (March 31, June 30, September 30, December 31) interim statements of the operation of the Mortgaged Property showing in reasonable detail satisfactory to Beneficiary total rents and income received and total expenses, for the previous quarter, certified by Trustor, and (3) copies of Trustor's annual state and federal income tax filing within thirty
(30) days of filing. Trustor shall keep accurate books and records, and allow Beneficiary, its representatives and agents, upon demand, at any time during normal business hours, access to such books and records, including any supporting or related vouchers or papers, shall allow Beneficiary to make extracts or copies of any thereof, and shall furnish to Beneficiary and its agents convenient facilities for the audit of any such statements, books and records.

         (b) Trustor, within three (3) days upon request in person or within five (5) days upon request by mail, shall furnish a written statement duly acknowledged of all amounts due on any indebtedness secured hereby, whether for principal or interest on the Note or otherwise, and stating whether any offsets or defenses exist against the indebtedness secured by this Deed of Trust and covering such other matters with respect to any such indebtedness as Beneficiary may reasonably require.

1.11  Trustee's Costs and Expenses; Governmental Charges.

         Trustor shall pay all costs, fees and expenses of Trustee, its agents and counsel in connection with the performance of its duties under this Deed of Trust, including, without limitation, the cost of any trustee's sale guaranty or other title insurance coverage ordered in connection with any sale or foreclosure proceedings hereunder, and shall pay all taxes (except federal and state income taxes) or other governmental charges or impositions imposed by any governmental authority on Trustee or Beneficiary by reason of its interest in the Note, or any note evidencing a Future Advance, or this Deed of Trust.

1.12  Protection of Security; Costs and Expenses.

         Trustor agrees that, at any time and from time to time, it will execute and deliver all such further documents and do all such other acts and things as Beneficiary may reasonably request in writing in order to protect the security and priority of the lien created hereby. Trustor further agrees that it will execute such additional documents or amendments to this Deed of Trust, the Note or the Related Agreements as Beneficiary may reasonably request to insure that such documents reflect the party's agreement with regard to the business terms agreed upon by the parties hereto. Trustor shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Beneficiary or Trustee, and shall pay all costs and expenses, including, without limitation, cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed of Trust or to enforce or establish any other rights or remedies of Beneficiary hereunder. If Trustor fails to perform any of the covenants or agreements contained in this Deed of Trust, or if any action or proceeding is commenced which affects Beneficiary's interest in the Mortgaged Property or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then Beneficiary or Trustee may, but without obligation to do so and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereunder, make such appearances, commence, defend or appear in any such action or proceeding affecting the Mortgaged Property, pay, contest or compromise any encumbrance, charge or lien which affects the Mortgaged Property, disburse such sums and take such action as Beneficiary or Trustee deems necessary or appropriate to protect Beneficiary's interest, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Mortgaged Property to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of either Beneficiary or Trustee appears to be prior or superior hereto. Trustor further agrees to pay all reasonable expenses of Beneficiary (including fees and disbursements of counsel) incident to the protection of the rights of Beneficiary hereunder, or to enforcement or collection of payment of the Note or any Future Advances, whether by judicial or nonjudicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Trustor, or otherwise. Any amounts disbursed by Beneficiary or Trustee pursuant to this Section 1.12 shall be additional indebtedness of Trustor secured by this Deed of Trust and each of the Related Agreements as of the date of disbursement and shall bear interest at the rate set forth in the Note. All such amounts shall be payable by Trustor immediately without demand. Nothing contained in this Section 1.12 shall be construed to require Beneficiary or Trustee to incur any expense, make any appearance, or take any other action.

1.13  Fixture Filing.

         This Deed of Trust constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the county in which the Mortgaged Property is located with respect to any and all fixtures included within the term "Mortgaged Property" as used herein and with respect to any goods or other personal property that may now be or hereafter become such fixtures.

1.14  Notify Lender of Default.

         Trustor shall notify Beneficiary in writing within five (5) days of the occurrence of any Event of Default or other event which, upon the giving of notice or the passage of time or both, would constitute an Event of Default.

1.15  Management of Mortgaged Property.

         Trustor shall manage the Mortgaged Property through its own personnel or a third party manager approved by Beneficiary, and shall not hire, retain or contract with any other third party for property management services without the prior written approval by Beneficiary of such party and the terms of its contract for management services; provided, however, Beneficiary shall not withhold approval of a new manager if the new manager has a reputation and experience in managing properties similar to the Mortgaged Property which are greater than or equal to the present experience and reputation of the current manager.

1.16  Miscellaneous.

         Trustor shall: (a) make or permit no termination or material amendment of any agreement between Trustor and a third party relating to the Mortgaged Property or the loan secured hereby (including, without limitation, the Leases) (the "Third Party Agreements") without the prior written approval of Beneficiary, except amendments to Leases permitted by Section 1.06 hereof, (b) perform Trustor's obligations under each Third Party Agreement, and (c) comply promptly with all governmental requirements relating to Trustor, the loan secured hereby and the Mortgaged Property.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         To induce the Beneficiary to make the loan secured hereby, Trustor represents and warrants to Beneficiary, in addition to any representations and warranties in the Note or any Related Agreements, that as of the date hereof and throughout the term of the loan secured hereby until the Note is paid in full and all obligations under this Deed of Trust are performed:

2.01  Power and Authority.

         Trustor is duly organized and validly existing, qualified to do business and in good standing in the State of California and has full power and due authority to execute, deliver and perform this Deed of Trust, the Note, and any Related Agreements in accordance with their terms. Such execution, delivery and performance has been duly authorized by all necessary trust action and approved by each required governmental authority or other party.

2.02  No Default or Violations.

         No Event of Default (as defined hereafter) or event which, with notice or passage of time or both, would constitute an Event of Default ("Unmatured Event of Default") has occurred and is continuing under this Deed of Trust, the Note, or any of the Related Agreements. Trustor is not in violation of any governmental requirement (including, without limitation, any applicable securities law) or in default under any agreement to which it is bound, or which affects it or any of its property, and the execution, delivery and performance of this Deed of Trust, the Note, or any of the Related Agreements in accordance with their terms and the use and occupancy of the Mortgaged Property will not violate any governmental requirement (including, without limitation, any applicable usury law), or conflict with, be inconsistent with or result in any default under, any of the provisions of any deed of trust, easement, restriction of record, contract, document, agreement or instrument of any kind to which any of the foregoing is bound or which affects it or any of its property, except as identified in writing and approved by Beneficiary.

2.03  No Limitation or Governmental Controls.

         There are no proceedings of any kind pending, or, to the knowledge of Trustor, threatened against or affecting Trustor, the Mortgaged Property (including any attempt or threat by any governmental authority to condemn or rezone all or any portion of the Mortgaged Property), any party constituting Trustor or any general partner in any such party, or involving the validity, enforceability or priority of this Deed of Trust, the Note or any of the Related Agreements or enjoining or preventing or threatening to enjoin or prevent the use and occupancy of the Mortgaged Property or the performance by Beneficiary of its obligations hereunder, and there are no rent controls, governmental moratoria or environment controls presently in existence, or, to the knowledge of Trustor, threatened or affecting the Mortgaged Property, except as identified in writing to, and approved by, Beneficiary.

2.04  Liens.

         Title to the Mortgaged Property, or any part thereof, is not subject to any liens, encumbrances or defects of any nature whatsoever, whether or not of record, and whether or not customarily shown on title insurance policies, except as identified in writing and approved by Beneficiary.

2.05  Financial and Operating Statements.

         All financial and operating statements submitted to Beneficiary in connection with this loan secured by this Deed of Trust are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles (applied, in the case of any unaudited statement, on a basis consistent with that of the preceding fiscal year) and fairly present the respective financial conditions of the subjects thereof and the results of their operations as of the respective dates shown thereon. No materially adverse changes have occurred in the financial conditions and operations reflected therein since their respective dates, and no additional borrowings have been made since the date thereof other than the borrowing made under this Deed of Trust and any other borrowing approved in writing by Beneficiary.

2.06  Other Statements to Beneficiary.

         Neither this Deed of Trust, the Note, any Related Agreement, nor any document, agreement, report, schedule, notice or other writing furnished to the Beneficiary by or on behalf of any party constituting Trustor, or any general partner of any such party, contains any omission or misleading or untrue statement of any fact material to any of the foregoing.

2.07  Third Party Agreements.

         Each Third Party Agreement is unmodified and in full force and effect and free from default on the part of each party thereto, and all conditions required to be (or which by their nature can be) satisfied by any party to date have been satisfied. Trustor has not done or said or omitted to do or say anything which would give to any obligor on any Third Party Agreement any basis for any claims against Beneficiary or any counterclaim to any claim which might be made by Beneficiary against such obligor on the basis of any Third Party Agreement.

                                   ARTICLE III
                                EVENTS OF DEFAULT

         Each of the following shall constitute an event of default ("Event of Default") hereunder:

3.01 Failure to make any payment of principal or interest on the Note or any Future Advance, when and as the same shall become due and payable, whether at maturity or by acceleration or as part of any prepayment or otherwise, or default in the performance of any of the covenants or agreements of Trustor contained herein, or default in the performance of any of the covenants or agreements of Trustor contained in the Note, or in any note evidencing a Future Advance, or in any of the Related Agreements, after the expiration of the period of time, if any, permitted for cure of such default thereunder.

3.02 The appointment, pursuant to an order of a court of competent jurisdiction, of a trustee, receiver or liquidator of the Mortgaged Property or any part thereof, or of Trustor, or any termination or voluntary suspension of the transaction of business of Trustor, or any attachment, execution or other judicial seizure of all or any substantial portion of Trustor's assets which attachment, execution or seizure is not discharged within thirty (30) days.

3.03 Trustor, any trustee of Trustor, any general partner of Trustor, or any trustee of a general partner of Trustor (each of which shall constitute "Trustor" for purposes of this Section 3.03 and Sections 3.04 and 3.05 below) shall file a voluntary case under any applicable bankruptcy, insolvency, debtor relief, or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Trustor or for any part of the Mortgaged Property or any substantial part of Trustor's property, or shall make any general assignment for the benefit of Trustor's creditors, or shall fail generally to pay Trustor's debts as they become due or shall take any action in furtherance of any of the foregoing.

3.04 A court having jurisdiction shall enter a decree or order for relief in respect of the Trustor, in any involuntary case brought under any bankruptcy, insolvency, debtor relief, or similar law now or hereafter in effect, or Trustor shall consent to or shall fail to oppose any such proceeding, or any such court shall enter a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Trustor or for any part of the Mortgaged Property or any substantial part of the Trustor's property, or ordering the winding up or liquidation of the affairs of the Trustor, and such decree or order shall not be dismissed within sixty (60) days after the entry thereof.

3.05 Default under the terms of any agreement of guaranty relating to the indebtedness evidenced by the Note or relating to any Future Advance, or the occurrence of any of the events enumerated in Sections 3.02, 3.03 or 3.04 with regard to any guarantor of the Note or any Future Advance, or the revocation, limitation or termination of the obligations of any guarantor of the Note or any Future Advance, except in accordance with the express written terms of the instrument of guaranty.

3.06 The occurrence of any event or transaction described in subsection 1.08(a) above without the prior written consent of Beneficiary.

3.07 Without the prior written consent of Beneficiary in each case, (a) the dissolution or termination of existence of Trustor, or any party constituting Trustor, voluntarily or involuntarily; (b) the amendment or modification in any respect of Trustor's partnership agreement or its partnership resolutions relating to this transaction; or (c) the distribution of any of the Trustor's capital, or of any party constituting Trustor, except for distribution of the proceeds of the loan secured hereby and cash from operations; as used herein, cash from operations shall mean any cash of the Trustor earned from operation of the Mortgaged Property, but not from a sale or refinancing of the Mortgaged Property or from borrowing, available after paying all ordinary and necessary current expenses of the Trustor, including expenses incurred in the maintenance of the Mortgaged Property, and after establishing reserves to meet current or reasonably expected obligations of the Trustor.

3.08 The imposition of a tax, other than a state or federal income tax, on or payable by Trustee or Beneficiary by reason of its ownership of the Note, or its ownership of any note evidencing a Future Advance, or this Deed of Trust, and Trustor not promptly paying said tax, or it being illegal for Trustor to pay said tax.

3.09 Any representation, warranty, or disclosure made to Beneficiary by Trustor or any guarantor of any indebtedness secured hereby in connection with or as an inducement to the making of the loan evidenced by the Note or in connection with or as an inducement to the making of any Future Advance, or this Deed of Trust (including, without limitation, the representations and warranties contained in Article II of this Deed of Trust), or any of the Related Agreements, proving to be false or misleading in any material respect as of the time the same was made, whether or not any such representation or disclosure appears as part of this Deed of Trust.

3.10 Any other event occurring which, under this Deed of Trust, or under the Note or any note evidencing a Future Advance, or under any of the Related Agreements constitutes a default by Trustor hereunder or thereunder or gives Beneficiary the right to accelerate the maturity of the indebtedness, or any part thereof, secured hereby.

                                   ARTICLE IV
                                    REMEDIES

         Upon the occurrence of any Event of Default, Trustee and Beneficiary shall have the following rights and remedies:

4.01  Acceleration.

         Beneficiary may declare the entire principal amount of the Note and/or any Future Advances then outstanding (if not then due and payable), and accrued and unpaid interest thereon, and all other sums or payments required thereunder, to be due and payable immediately, and notwithstanding the stated maturity in the Note, or any note evidencing any Future Advance, the principal amount of the Note and/or any Future Advance and the accrued and unpaid interest thereon and all other sums or payments required thereunder shall thereupon become and be immediately due and payable.

4.02  Entry.

         Irrespective  of whether  Beneficiary  exercises the option provided in
Section 4.01 above, Beneficiary in person or by agent or by court-appointed receiver may enter upon, take possession of, manage and operate the Mortgaged Property or any part thereof and do all things necessary or appropriate in Beneficiary's sole discretion in connection therewith, including, without limitation, making and enforcing, and if the same be subject to modification or cancellation, modifying or canceling Leases upon such terms or conditions as Beneficiary deems proper, obtaining and evicting tenants, and fixing or modifying rents, contracting for and making repairs and alterations, and doing any and all other acts which Beneficiary deems proper to protect the security hereof; and either with or without so taking possession, in its own name or in the name of Trustor, sue for or otherwise collect and receive the Rents and Profits, including those past due and unpaid, and apply the same less costs and expenses of operation and collection, including reasonable attorneys' fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. Upon request of Beneficiary, Trustor shall assemble and make available to Beneficiary at the site of the real property covered hereby any of the Mortgaged Property which has been removed therefrom. The entering upon and taking possession of the Mortgaged Property, or any part thereof, and the collection of any Rents and Profits and the application thereof as aforesaid shall not cure or waive any default theretofore or thereafter occurring or affect any notice or default hereunder or invalidate any act done pursuant to any such default or notice, and, notwithstanding continuance in possession of the Mortgaged Property or any part thereof by Beneficiary, Trustor or a receiver, and the collection, receipt and application of the Rents and Profits, Beneficiary shall be entitled to exercise every right provided for in this Deed of Trust or by law or in equity upon or after the occurrence of a default, including, without limitation, the right to exercise the power of sale. Any of the actions referred to in this
Section 4.02 may be taken by Beneficiary irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the indebtedness hereby secured.

4.03  Judicial Action.

         Beneficiary may bring an action in any court of competent jurisdiction to foreclose this instrument or to enforce any of the covenants and agreements hereof.

4.04  Power of Sale.

         Beneficiary may elect to cause the Mortgaged Property or any part thereof to be sold under the power of sale herein granted in any manner permitted by applicable law. In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property. Sales hereunder of any personal property only shall be conducted in any manner permitted by the California Uniform Commercial Code. Where the Mortgaged Property consists of real property and personal property located on or within the real property, Beneficiary may elect in its discretion to dispose of both the real and personal property together in one sale pursuant to real property law as permitted by Section 9-501(4) of the California Uniform Commercial Code. Should Beneficiary elect to sell the Mortgaged Property, or any part thereof, which is real property or which Beneficiary has elected to treat as real property as provided above, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Trustor, Trustee, at the time and place specified in the notice of sale, shall sell said real property or part thereof at public auction to the highest bidder for cash in lawful money of the United States. Trustee may, and upon request of Beneficiary shall, from time to time, postpone any sale hereunder by public announcement thereof at the time and place noticed therefor. If the Mortgaged Property consists of several lots, parcels or items of property, Beneficiary may: (a) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (b) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Beneficiary deems in its best interest. Any person, including Trustor, Trustee or Beneficiary, may purchase at any sale hereunder, and Beneficiary shall have the right to purchase at any sale hereunder by crediting upon the bid price the amount of all or any part of the indebtedness hereby secured. Should Beneficiary desire that more than one sale or other disposition of the Mortgaged Property be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Mortgaged Property not sold until all indebtedness secured hereby has been fully paid. In the event Beneficiary elects to dispose of the Mortgaged Property through more than one sale, Trustor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to pay all expenses, liabilities and advances made or incurred by Trustee in connection with such sale or sales, together with interest on all such advances made by Trustee at the lower of the rate set forth in the Note, or the maximum rate permitted by law to be charged by Trustee. Upon any sale hereunder, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession; and the recitals in any such deed or deeds of facts, such as default, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts and any such deed or deeds shall be conclusive against all persons as to such facts recited therein.

4.05  Environmental Default and Remedies.

         In the event that any portion of the Mortgaged Property is determined to be "environmentally impaired" (as "environmentally impaired" is defined in California Code of Civil Procedure Section 726.5(e)(3)) or to be an "affected parcel" (as "affected parcel" is defined in California Code of Civil Procedure
Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Beneficiary's or Trustee's rights and remedies under this Deed of Trust, Beneficiary may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (1) waive its lien on such environmentally impaired or affected portion of the Mortgaged Property and (2) exercise (i) the rights and remedies of an unsecured creditor, including reduction of its claim against Trustor to judgment, and (ii) any other rights and remedies permitted by law. For purposes of determining Beneficiary's right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), Trustor shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, occupant or user of any portion of the Mortgaged Property and Trustor knew or should have known of the activity by such lessee, occupant or user which caused or contributed to the release or threatened release. All costs and expenses, including, but not limited to, attorneys' fees, incurred by Beneficiary in connection with any action commenced under this Section 4.05, including any action required by California Code of Civil Procedure Section 726.5(b) to determine the degree to which the Mortgaged Property is environmentally impaired, plus interest thereon at the rate specified in Paragraph 2(b) of the Note, shall be added to the indebtedness secured by this Deed of Trust and shall be due and payable to Beneficiary upon its demand made at any time following the conclusion of such action.

4.06  Proceeds of Sale.

         The proceeds of any sale made under or by virtue of this Article IV, together with all other sums which then may be held by Trustee or Beneficiary under this Deed of Trust, whether under the provisions of this Article IV or otherwise, shall be applied as follows:

         FIRST: To the payment of costs and expenses of sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to the payment of all expenses, liabilities and advances made or incurred by Trustee under this Deed of Trust, together with interest on all advances made by Trustee at the lower of the interest rate set forth in the Note or the maximum rate permitted by law to be charged by Trustee.

         SECOND: To the payment of any and all sums expended by Beneficiary under the terms of this Deed of Trust, not then repaid, with accrued interest at the rate set forth in the Note, and all other sums (except advances of principal and interest thereon) required to be paid by Trustor pursuant to any provisions of this Deed of Trust, or the Note, or any note evidencing any Future Advance, or any of the Related Agreements, including but not limited to all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or in connection with the enforcement thereof, together with interest thereon as herein provided except for any amounts incurred under or as a result of the Environmental Agreement.

         THIRD: To the payment of the entire amount then due, owing or unpaid for principal and interest upon the Note and any notes evidencing any Future Advances, with interest on the unpaid principal at the rate set forth therein from the date of advancement thereof until the same is paid in full.

         FOURTH: To the payment of any and all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or otherwise in connection with the Environmental Agreement or in connection with the enforcement thereof, together with interest thereon as herein provided.

     FIFTH: The remainder, if any, to the person or persons legally entitled thereto.

4.07  Waiver of Marshaling.

         Trustor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property and/or any other property now or hereafter constituting security for any of the indebtedness secured by this Deed of Trust marshaled upon any foreclosure of this Deed of Trust or of any other security for any of said indebtedness.

4.08  Remedies Cumulative.

         No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Trustee or Beneficiary to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein; and every power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised from time to time as often as may be deemed expedient by Trustee or Beneficiary. If there exists additional security for the performance of the obligations secured hereby, the holder of the Note, at its sole option, and without limiting or affecting any of its rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights and remedies it may have in connection with such other security or in such order as it may determine. Any application of any amounts or any portion thereof held by Beneficiary at any time as additional security hereunder, whether pursuant to Section 1.03 or Section 1.05 hereof or otherwise, to any indebtedness secured hereby shall not extend or postpone the due dates of any payments due from Trustor to Beneficiary hereunder or under the Note, any Future Advances or any of the Related Agreements, or change the amounts of any such payments or otherwise be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

                                    ARTICLE V

                                  MISCELLANEOUS

5.01  Severability.

         In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.02  Certain Charges.

         Trustor agrees to pay Beneficiary for each statement of Beneficiary as to the obligations secured hereby, furnished at Trustor's request, the maximum fee allowed by law, or if there be no maximum fee, then such reasonable fee as is charged by Beneficiary as of the time said statement is furnished. Trustor further agrees to pay the charges of Beneficiary for any other service rendered Trustor, or on its behalf, connected with this Deed of Trust or the indebtedness secured hereby, including, without limitation, the delivery to an escrow holder of a request for full or partial reconveyance of this Deed of Trust, transmitting to an escrow holder moneys secured hereby, changing its records pertaining to this Deed of Trust and indebtedness secured hereby to show a new owner of the Mortgaged Property, and replacing an existing policy of insurance held hereunder with another such policy.

5.03  Notices.

         All notices expressly provided hereunder to be given by Beneficiary to Trustor and all notices and demands of any kind or nature whatsoever which Trustor may be required or may desire to give to or serve on Beneficiary shall be in writing and shall be served in person or by first class or certified mail. Any such notice or demand so served by first class or certified mail shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address above stated or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice. Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three business days after the date of mailing, whichever is the earlier in time, except that service of any notice of default or notice of sale provided or required by law shall, if mailed, be deemed effective on the date of mailing.

5.04  Trustor Not Released.

         Extension of the time for payment or modification of the terms of payment of any sums secured by this Deed of Trust granted by Beneficiary to any successor in interest of Trustor shall not operate to release, in any manner, the liability of the original Trustor. Beneficiary shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify the terms of payment of the sums secured by this Deed of Trust by reason of any demand made by the original Trustor. Without affecting the liability of any person, including Trustor, for the payment of any indebtedness secured hereby, or the lien of this Deed of Trust on the remainder of the Mortgaged Property for the full amount of any such indebtedness and liability unpaid, Beneficiary and Trustee are respectively empowered as follows:
Beneficiary may from time to time and without notice (a) release any person liable for the payment of any of the indebtedness, (b) extend the time or otherwise alter the terms of payment of any of the indebtedness, (c) accept additional real or personal property of any kind as security therefor, whether evidenced by deeds of trust, mortgages, security agreement or any other instruments of security, or (d) alter, substitute or release any property securing the indebtedness; Trustee may, at any time, and from time to time, upon the written request of Beneficiary, which Beneficiary may withhold in its sole discretion (1) consent to the making of any map or plat of the Mortgaged Property or any part thereof, (2) join in granting any easement or creating any restriction thereon, (3) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge hereof, or (4) reconvey, without any warranty, all or part of the Mortgaged Property.

5.05  Inspection.

         Beneficiary may at any reasonable time or times make or cause to be made entry upon and inspection of the Mortgaged Property or any part thereof in person or by agent.

5.06  Reconveyance.

         Upon the payment in full of all sums secured by this Deed of Trust, Beneficiary shall request Trustee to reconvey the Mortgaged Property and shall surrender this Deed of Trust and all notes evidencing indebtedness secured by this Deed of Trust to Trustee. Upon payment of its fees and any other sums owing to it under this Deed of Trust, Trustee shall reconvey the Mortgaged Property without warranty to the person or persons legally entitled thereto. Trustor shall pay all costs of recordation, if any. The recitals in such conveyance of any matters of facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto." Five years after issuance of such full reconveyance, Trustee may destroy said notes and this Deed of Trust unless otherwise directed by Beneficiary.

5.07  Statute of Limitations.

         The pleading of any statute of limitations as a defense to any and all obligations secured by this Deed of Trust is hereby waived to the fullest extent permitted by law.

5.08  Interpretation.

         Wherever used in this Deed of Trust, unless the context otherwise indicates a contrary intent, or unless otherwise specifically provided herein, the word "Trustor" shall mean and include both Trustor and any subsequent owner or owners of the Mortgaged Property, and the word "Beneficiary" shall mean and include not only the original Beneficiary hereunder but also any future owner and holder, including pledgees, of the Note secured hereby. In this Deed of Trust whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the neuter includes the feminine and/or masculine, and the singular number includes the plural and conversely. In this Deed of Trust, the use of the word "including" shall not be deemed to limit the generality of the term or clause to which it has reference, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to include any word which could reasonably fall within the broadest possible scope of such general statement, term or matter. The captions and headings of the Articles and Sections of this Deed of Trust are for convenience only and are not to be used to interpret, define or limit the provisions of this Deed of Trust.

5.09  Consent; Delegation to Sub-Agents.

         The granting or withholding of consent by Beneficiary to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions. Wherever a power of attorney is conferred upon Beneficiary hereunder, it is understood and agreed that such power is conferred with full power of substitution, and Beneficiary may elect in its sole discretion to exercise such power itself or to delegate such power, or any part thereof, to one or more sub-agents.

5.10  Successors and Assigns.

         All of the grants, obligations, covenants, agreements, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the heirs, administrators, executors, legal representatives, successors and assigns of Trustor and the successors in trust of Trustee and the endorsees, transferees, successors and assigns of
Beneficiary. In the event Trustor is composed of more than one party, the obligations, covenants, agreements, and warranties contained herein as well as the obligations arising therefrom are and shall be joint and several as to each such party.

5.11  Governing Law.

         The loan secured by this Deed of Trust is made pursuant to, and shall be construed and governed by, the laws of the State of California and the rules and regulations promulgated thereunder.

5.12  Substitution of Trustee.

         Beneficiary may remove Trustee at any time or from time to time and appoint a successor trustee, and upon such appointment, all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall be appointed by written instrument duly recorded in the county or counties where the real property covered hereby is located, which appointment may be executed by any authorized agent of Beneficiary or in any other manner permitted by applicable law.

5.13  No Waiver.

         No failure or delay by Beneficiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver, consent or approval of any kind by Beneficiary shall be effective unless contained in writing signed and delivered by Beneficiary. No notice to or demand on Trustor in any case shall entitle Trustor to any other notice or demand in similar or other circumstances, nor shall such notice or demand constitute a waiver of the rights of Beneficiary to any other or further actions.

5.14  Beneficiary Not Partner of Trustor; Trustor to Indemnify Beneficiary.

         The exercise by Beneficiary of any of its rights, privileges or remedies conferred hereunder or under the Note or any other Related Agreements or under applicable law, shall not be deemed to render Beneficiary a partner or a co-venturer with the Trustor or with any other person. Any and all of such actions will be exercised by Beneficiary solely in furtherance of its role as a secured lender advancing funds for use by the Trustor as provided in this Deed of Trust. Trustor shall indemnify Beneficiary against any claim by any third party for any injury, damage or liability of any kind arising out of any failure of Trustor to perform its obligations in this transaction, shall notify Beneficiary of any lawsuit based on such claim, and at Beneficiary's election, shall defend Beneficiary therein at Trustor's own expense by counsel satisfactory to Beneficiary or shall pay the Beneficiary's cost and attorneys' fees if Beneficiary chooses to defend itself on any such claim.

5.15  Time of Essence.

         Time is declared to be of the essence in this Deed of Trust, the Note and any Related Agreements and of every part hereof and thereof.

5.16  Entire Agreement.

         Once the Note, this Deed of Trust, and all of the other Related Agreements, if any, have been executed, all of the foregoing constitutes the entire agreement between the parties hereto and none of the foregoing may be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto; provided, however, that all written and oral representations of Trustor, and of any partner, principal or agent of Trustor, previously made to Beneficiary shall be deemed to have been made to induce Beneficiary to make the loan secured hereby and to enter into the transaction evidenced hereby and by the Note and the Related Agreements, and shall survive the execution hereof and the closing pursuant hereto. This Deed of Trust cannot be changed or modified except by written agreement signed by both Trustor and Beneficiary.

5.17  No Third Party Benefits.

         This Deed of Trust, the Note and the other Related Agreements, if any, are made for the sole benefit of Trustor and Beneficiary and their successors and assigns, and convey no other legal interest to any party under or by reason of any of the foregoing. Whether or not Beneficiary elects to employ any or all of the rights, powers or remedies available to it under any of the foregoing, Beneficiary shall have no obligation or liability of any kind to any third party by reason of any of the foregoing or any of Beneficiary's actions or omissions pursuant thereto or otherwise in connection with this transaction.

5.18  Junior Deed of Trust.

         (a) Notwithstanding anything herein to the contrary, the parties acknowledge that this Deed of Trust is a second lien on the Mortgaged Property subject to the prior deed of trust in favor of
________________________________________________________________           dated
________________,  20___  and  recorded  on  __________________,  20___  in  the
Official Records of _______________________ County, California (the "Superior Deed of Trust"). It is a covenant hereof that Trustor shall faithfully and fully observe and perform each and every term, covenant and condition of any and all Superior Deed of Trust and of any and all loan agreements, notes, Superior Deed of Trust (the "Superior Financing Documents"), and shall not permit any of such Superior Financing Documents to go into default. Trustor shall immediately notify Beneficiary of any default or delinquency under any of the Superior Financing Documents, and shall provide Beneficiary with a copy of any notice of default or delinquency received by Trustor pursuant to any of the Superior Financing Documents. A default or delinquency under any one of the Superior Financing Documents shall automatically and immediately constitute an Event of Default under this Deed of Trust, and in consequence thereof, Beneficiary may avail itself of any remedies it may have for an Event of Default hereunder, including, without limitation, acceleration of the Note.

         (b) Beneficiary is hereby expressly authorized to advance at its option all sums necessary to keep any of the Superior Financing Documents in good standing, and all sums so advanced, together with interest thereon at the default rates (as defined in the Note), shall be repayable on demand to Beneficiary and shall be secured by the lien of this Deed of Trust, as in the case of other advances made by Beneficiary hereunder.

         (c) Trustor agrees that Trustor shall not make any agreement with the holder of any Superior Financing Documents which shall in any way modify, change, alter or extend any of the terms or conditions of any such Superior Financing Documents, nor shall Trustor request or accept any future advances under such Superior Financing Documents without the express written consent of Beneficiary.

                               REQUEST FOR NOTICES

         Trustor hereby requests that a copy of any Notice of Default and Notice of Sale as may be required by law be mailed to Trustor at its address above stated.

         IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year first hereinabove written.

         TRUSTOR: _________________________________

                                    EXHIBIT A
                           DESCRIPTION OF THE PROPERTY

STATE OF CALIFORNIA

COUNTY OF ______________________)

         On __________________, 20___ before me, ___________________________,  a
Notary Public in and for said State, personally appeared ______________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

                            -----------------------------------
                           (Signature)

                           (SEAL)

STATE OF CALIFORNIA

COUNTY OF ___________________________)

         On __________________, 20___ before me, ___________________________,  a
Notary Public in and for said State, personally appeared ______________________ _______________________________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

                           -----------------------------------
                           (Signature)


                            (SEAL)~

RECORDING REQUESTED BY

                  AND WHEN RECORDED, MAIL TO

              --                                      --


Name              REDWOOD MORTGAGE CORP.
                        P.O. BOX 5096

Address           REDWOOD CITY, CA 94063-0096


              --                                      --

Title Order No.                Escrow No.

                    ----------              -----------------

--------------------------------------------------------------------------------

SPACE ABOVE THIS LINE FOR RECORDER'S USE

Loan No.:

                      DEED OF TRUST AND ASSIGNMENT OF RENTS

BY THIS DEED OF TRUST, made this    day of                ,      2000,   between
this





                                      , herein called Trustor, whose address is,


and PLM LENDER SERVICES, INC., a California Corporation,

                                                     ,herein called Trustee, and


                                                     ,herein called Beneficiary,

Trustor grants, transfers, and assigns to Trustee, in trust, with power of sale, that property in City of County, California, described as:

Trustor also assigns to Beneficiary all rents, issues and profits of said realty reserving the right to collect and use the same except during continuance of default hereunder and during continuance of such default authorizing Beneficiary to collect and enforce the same by any lawful means in the name of any party hereto.

For the purpose of securing:

(1) Payment of the indebtedness by one promissory note in the principal sum of $ of even date herewith, payable to Beneficiary, and any extensions or renewals thereof;

(2) the payment of any money that may be advanced by the Beneficiary to Trustor, or his successors, with interest thereon, evidenced by additional notes (indicating they are so secured) or by endorsement on the original note, executed by Trustor or his successor; (3) performance of each agreement of Trustor incorporated by reference or contained herein.

On October 25, 1973, identical fictitious Deeds of Trust were recorded in the offices of the County Recorders of the Counties of the State of California, the first page thereof appearing in the book and at the page of the records of the respective County Recorder as follows:

COUNTY                 BOOK      PAGE  COUNTY                   BOOK       PAGE  COUNTY                     BOOK     PAGE

Alameda                3540        89  Marin                    2736        463  Santa Barbara              2486     1244
Alpine                   18       753  Mariposa                  143        717  Santa Clara                0623      713
Amador                  250       243  Mendocino                 942        242  Santa Cruz                 2358      744
Butte                  1870       678  Merced                   1940        361  Shasta                     1195      293
Calaveras               368        92  Modoc                     225        668  Sierra                       59      439
Colusa                  409       347  Mono                      160        215  Siskiyou                    697      407
Contra Costa           7077       178  Monterey                  877        243  Solano                     1860      581
Del Norte               174       526  Napa                      922         96  Sonoma                     2810      975
El Dorado              1229       594  Nevada                    665        303  Stanislaus                 2587      332
Fresno                 6227       411  Orange                  10961        398  Sutter                      817      182
Glenn                   565       290  Placer                   1528        440  Tehema                      630      522
Humboldt               1213        31  Plumas                    227        443  Trinity                     161      393
Imperial               1355       801  Riverside                1973     139405  Tulare                     3137      567
Inyo                    205       660  Sacramento             731025         59  Tuolumne                    396      309
Kern                   4809      2351  San Benito                386         94  Ventura                    4182      662
Kings                  1018       394  San Bernadino            8294        877  Yolo                       1081      335
Lake                    743       552  San Francisco            B820        585  Yuba                        564      163
Lassen                  271       367  San Joaquin              3813          6  San Diego              File No.
Los Angeles           T8512       751  San Luis Obispo          1750        491                              73-
Madera                 1176       234  San Mateo                6491        600                           299568


The provisions contained in Section A, including paragraphs 1 through 5, and the provisions contained in Section B, including paragraphs 1 through 9 of said fictitious Deeds of Trust are incorporated herein as fully as though set forth at length and in full herein, except certain amendments to the fictitious Deed of Trust are set forth on an amendment attached hereto and incorporated herein.

The undersigned Trustor requests that a copy of any notice of default and any notice of sale hereunder be mailed to Trustor at the address hereinabove set forth, being the address designed for the purpose of receiving such notice. The Note securing this Deed of Trust provides as follows:

Borrower's required repayment in full before scheduled date

A. In the event of any sale or conveyance of any part of the real property described in the Deed of Trust securing this Note, then the Note Holder may demand payment in full of all amounts that I owe under this Note, as allowed by law.

TRUSTOR:

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

AMENDMENT TO FICTITIOUS DEED OF TRUST RECORDED IN _________ COUNTY AT BOOK ____, PAGE ___, AND ADDENDUM TO THAT CERTAIN DEED OF TRUST DATED _______________ BETWEEN ________________________, TRUSTOR, PLM LENDER SERVICES, INC., A CALIFORNIA CORPORATION, TRUSTEE, AND _________________________________,
BENEFICIARY.

Paragraph 5, Section A, is deleted and instead the following applies:

         5) To pay immediately and without demand all sums so expended by Beneficiary or Trustee, with interest from date of expenditure at the rate provided for in the note securing the within Deed of Trust, and to pay for any statement provided for by law regarding the obligations secured hereby in the amount demanded by Beneficiary, not exceeding the maximum amount permitted by law at the time of the request therefore.

The third paragraph of Paragraph 5, Section B, is deleted and instead the following applies:

         After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of: all sums expended under the terms hereof, not then repaid, with accrued interest at the rate provided for in the note securing the within Deed of Trust; all other sums then secured hereby; and the reminder, if any, to the person legally entitled thereto.

The following is added as Paragraph 10, Section B:

         10) Nothing in this instrument shall be interpreted to confer rights or obligations which are prohibited by the California Business and Professions Code and Beneficiary and Trustee waives any right inconsistent herewith.

TRUSTOR:

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                                  EXHIBIT 10.6
                           AGREEMENT TO SEEK A LENDER
                               (Agency Agreement)

DATE:                                                    Loan No.:

I engage REDWOOD MORTGAGE CORP. (the Broker) to act as my exclusive agent to find a lender or lenders willing to loan money to me in the principal amount of $__________ bearing interest at ______ percent (__%) per annum according to the terms of the Mortgage Loan Disclosure Statement/Good Faith Estimate (the Disclosure Statement) I have executed with Broker, a copy of which is attached to this Agreement, or upon other terms and conditions as I approve. The loan is to be secured by a Deed of Trust on real property owned entirely or in part by me at ______________.

I agree to pay a brokerage commission, processing charges and fees for arranging the loan in accordance with the Disclosure Statement.

If my loan application is approved by Broker in its sole discretion, Broker shall use its best efforts to obtain a lender or lenders willing to loan the requested funds to me. The Broker shall have the exclusive right to act as my agent in this regard for a period of sixty (60) days from the date the loan application is approved, except that if this loan application is for a loan which is subject to California Business and Professions Code 10243, then the period of agency shall be forty five (45) days from the date the loan application is approved.

I recognize that in addition to acting as my agent, Broker may also be acting as agent for lenders seeking borrowers such as private parties, institutional lenders or government agencies, including the lender which ultimately lends me money. I agree that Broker may act as dual agent for me and for any lender to me. In addition, I recognize that Broker may, if it so chooses, lend me its own funds or funds which it controls.

Broker shall incur no liability to me if it is unable to obtain a lender interested in loaning money to me, and Broker has no obligation to loan me its own funds.

If loan funds are not disbursed because of any information I fail to disclose accurately, for instance the existence and terms of any lien affecting the property which will be security for this loan, or actual title to such property, I understand that Broker has performed its duties and may incur expenses and liabilities to other parties. Therefore, I agree to pay Broker the commission and all other expenses incurred in arranging the loan as listed in the Disclosure Statement as may be provided by law.

I hereby authorize Broker to deliver to a prospective lender credit information available to Broker, including reports received from Credit Reporting Agencies.

If applicable, Broker shall retain possession of original Note and original Deed of Trust, and forward them in accordance with the instructions of the lender.

I recognize and agree that this agreement may be terminated by Broker at any time before funding of the loan to me. I further recognize and agree that this agreement shall automatically terminate when the loan funds are disbursed to me and that Broker has no further obligations to me at that time and that Broker may continue to act as agent for lender during the time the loan to me is outstanding.

I agree that all claims or disputes between me and Broker arising out of or relating to the loan, including Broker's arranging of the loan and my disclosure of information to Broker shall be determined by binding arbitration in accordance with the rules of the American Arbitration Association and that the judgment of the arbitrators may be entered in a court of law. I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I AM GIVING UP THE RIGHT TO A JURY OR COURT TRIAL AND AGREEING TO HAVE DISPUTES DECIDED BY NEUTRAL ARBITRATORS.

I have read the above Agreement and I do agree.

--------------------------------------------         ---------------------------
Name                                                           (Date)
--------------------------------------------         ---------------------------
Name                                                                   (Date)

THE REAL PROPERTY WHICH WILL SECURE THE REQUESTED LOAN IS MY RESIDENCE

                              Yes ______ No _______

                          (BORROWER INITIAL YES OR NO)

                                  Exhibit 24.2

                               CONSENT OF COUNSEL

TO REDWOOD MORTGAGE INVESTORS VIII

     We hereby consent to the use in the Registration Statement on Form S-11, and any amendments or supplements of our form of opinions in respect to certain tax and ERISA matters and legality as to the issuance of securities, and to any reference to our firm included in or made part of the Registration Statement and this Post Effective Amendment. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder.




/s/ McCutchen, Doyle, Brown & Enersen, LLP

McCutchen, Doyle, Brown & Enersen, LLP
San Francisco, California
April 27, 2001

                                  Exhibit 24.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO REDWOOD MORTGAGE INVESTORS VIII

     We hereby consent to the use of our reports accompanying the balance sheets of the general partner, GYMNO Corporation, the general partner Redwood Mortgage Corp., and the financial statements of the partnership, Redwood Mortgage Investors VIII, in this prospectus, and any supplements thereto, and Registration Statement filed on Form S-11 and this Post Effective Amendment for Redwood Mortgage Investors VIII. We also consent to the reference to our firm under the reference "experts" in the prospectus and the amendment.




/s/ Caporicci, Cropper & Larson, LLP

--------------------------------
Caporicci, Cropper & Larson
(Predecessor firm of Armanino McKenna, LLP)
April 27, 2001

                                  Exhibit 24.4

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO REDWOOD MORTGAGE INVESTORS VIII

     We hereby consent to the use of our reports accompanying the balance sheets of the general partner, GYMNO Corporation and the financial statements of the partnership, Redwood Mortgage Investors VIII, in this prospectus, and any supplements thereto, and Registration Statement filed on Form S-11 and this Post Effective Amendment for Redwood Mortgage Investors VIII. We also consent to the reference to our firm under the reference "experts" in the prospectus and the amendment.




/s/Armanino McKenna, LLP

--------------------------------
Armanino McKenna, LLP
April 27, 2001